PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED APRIL 26, 2007)

$1,403,288,100 (APPROXIMATE)

J.P. MORGAN ALTERNATIVE LOAN TRUST 2007-A2
Issuing Entity

MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-A2

J.P. MORGAN MORTGAGE ACQUISITION CORP.
Sponsor and Seller

J.P. MORGAN ACCEPTANCE CORPORATION I
Depositor

__________________

J.P. Morgan Alternative Loan Trust 2007-A2 will issue:

Consider carefully the risk factors beginning on page S-18 in this prospectus supplement and on page
6 in the prospectus.

The certificates will represent interests in the J.P. Morgan Alternative Loan Trust 2007-A2 only and will not represent an interest in, or an obligation of, J.P.  Morgan Acceptance Corporation I, J.P. Morgan Mortgage Acquisition Corp., J.P. Morgan Securities Inc. or any other entity.

·

Forty-five classes of senior certificates;

·

Six classes of mezzanine certificates;

·

Five classes of subordinate certificates; and

·

Six additional classes of non-offered certificates.

The classes of certificates offered by this prospectus supplement and the initial class principal amounts thereof and interest rates thereon are listed in the table that begins on page S-1 of this prospectus supplement.  This prospectus supplement and the accompanying prospectus relate only to the offering of certificates listed in the table that begins on page S-1 under “Summary—Offered Certificates” and not to the other classes of certificates listed under “Summary—Non-Offered Certificates”.

The assets of the issuing entity will primarily consist of four pools of adjustable rate, fully amortizing and balloon, conventional mortgage loans secured by first liens on one- to four-family residential properties having the characteristics described in “Description of the Mortgage Pool” in this prospectus supplement.

Principal and interest on the certificates entitled to receive such amounts will be payable monthly, beginning on the distribution date in June 2007, as described in this prospectus supplement.  Credit enhancement for the offered certificates will consist of subordination and, only with respect to certain classes of offered certificates, limited cross-collateralization.  Additional credit enhancement for the pool 1 certificates will consist of an interest rate swap agreement and an interest rate cap agreement provided by JPMorgan Chase Bank, National Association, overcollateralization and excess interest.

The certificates offered by this prospectus supplement will be purchased by J.P. Morgan Securities Inc., as underwriter, from J.P. Morgan Acceptance Corporation I, as depositor, and are being offered by the underwriter from time to time for sale to the public in negotiated transactions or otherwise at varying prices to be determined at the time of sale.  The underwriter has the right to reject any order.  Proceeds to J.P. Morgan Acceptance Corporation I from the sale of these certificates will be approximately 99.97% of their initial principal balance, before deducting expenses estimated to be $1,905,000.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved the certificates or determined if this prospectus supplement or the accompanying prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

Delivery of the offered certificates will be made on or about May 31, 2007 in book-entry form, except the Class A-R Certificate, which will be delivered in fully registered form.

JPMorgan

May 31, 2007

IMPORTANT NOTICE ABOUT THE INFORMATION PRESENTED IN THIS
PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

We tell you about the certificates in two separate documents that progressively provide more detail: (1) the accompanying prospectus, which provides general information, some of which may not apply to your certificates, and (2) this prospectus supplement, which describes the specific terms of your certificates and may be different from the information in the prospectus.

You should be certain to review the information in this prospectus supplement for a description of the specific terms of your certificates and the prospectus for additional information concerning your certificates.

We include cross-references in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find further related discussions.  The table of contents for this prospectus supplement and the table of contents included in the accompanying prospectus provide the pages on which these captions are located.

Dealers will deliver a prospectus supplement and prospectus when acting as underwriters of the certificates and with respect to their unsold allotments and subscriptions.  In addition, all dealers selling the certificates will be required to deliver a prospectus supplement and prospectus for ninety days following the date of this prospectus supplement.

WHERE YOU CAN FIND MORE INFORMATION

Federal securities law requires the filing of certain information with the Securities and Exchange Commission, including annual, quarterly and special reports, proxy statements and other information.  You can read and copy these documents at the public reference facility maintained by the SEC at 100 F Street, N.E., Washington, DC 20548.  You can also copy and inspect such reports, proxy statements and other information at the following regional offices of the SEC:

Woolworth Building 233 Broadway New York, New York 10279	Chicago Regional Office Citicorp Center 500 West Madison Street, Suite 1400 Chicago, Illinois 60661

Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms.  SEC filings are also available to the public on the SEC’s web site at http://www.sec.gov.  The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents.  The information that we incorporate by reference is considered to be part of this prospectus supplement, and later information that we file with the SEC will automatically update and supersede this information.

This prospectus supplement and the accompanying prospectus are part of a registration statement filed by the depositor with the SEC.  You may request a free copy of any of the above filings by writing or calling:

J.P. MORGAN SECURITIES INC.
JPMSI OPERATIONS
10 SOUTH DEARBORN STREET
MAIL CODE IL1-0237
CHICAGO, ILLINOIS 60670
(312) 732-8505

You should rely only on the information provided in this prospectus supplement or the accompanying prospectus or incorporated by reference herein.  We have not authorized anyone else to provide you with different information.

PROSPECTUS SUPPLEMENT

SUMMARY

S-1

MORTGAGE INSURER

S-8

EXCHANGEABLE CERTIFICATES

S-9

LIMITED CROSS-COLLATERALIZATION  AMONG THE POOLS IN AGGREGATE POOL A

S-10

OPTIONAL CLEAN-UP CALL OF THE CERTIFICATES

S-10

CREDIT ENHANCEMENT-POOL 1

S-10

RISK FACTORS

S-18

Additional Risk is associated with the 1-1-A2, Class 1-2-A5, Class 2-A-2, Class 3-A-2 and Class 4-A-2 Certificates.

S-20

Limited Cross-Collateralization Among The Pools in Aggregate Pool A; Limited Recourse

S-21

The Interest Rate Swap Agreement and the Swap Provider

S-25

The Interest Rate Cap Agreement and the Cap Provider

S-26

Risks Related to Exchangeable Certificates

S-26

GLOSSARY OF DEFINED TERMS

S-28

DESCRIPTION OF THE MORTGAGE POOL

S-28

General

S-28

The Mortgage Loans

S-28

The Indices

S-36

Assignment of the Mortgage Loans

S-36

DELINQUENCY AND FORECLOSURE INFORMATION FOR THE MORTGAGE LOANS

S-37

STATIC POOL INFORMATION

S-38

THE ORIGINATORS

S-38

General

S-38

General Underwriting Guidelines

S-39

The Chase Originators

S-40

DESCRIPTION OF THE CERTIFICATES

S-45

General

S-45

Book-Entry Certificates

S-46

Exchangeable Certificates

S-47

Certificate Interest Rates

S-48

Determination of LIBOR

S-50

Calculation of the Federal Funds Rate

S-50

Distributions on the Pool 1 Certificates

S-51

The Interest Rate Swap Agreement, the Interest Rate Cap Agreement and the Supplemental Interest Trust Account

S-56

Distributions on the Aggregate Pool A Certificates

S-60

Distributions with Respect to Exchangeable Certificates

S-63

Limited Cross-Collateralization Among the Pools in Aggregate Pool A

S-63

Distributions to the Class A-R Certificates

S-64

Subordination of the Payment of the Mezzanine and Subordinate Certificates

S-64

Allocation of Losses

S-65

Reports to Certificateholders

S-67

Expected Final Distribution Date

S-67

Final Scheduled Distribution Date

S-67

Optional Clean-Up Call

S-67

Voting Rights

S-68

THE ISSUING ENTITY

S-68

THE TRUSTEE

S-69

THE MASTER SERVICER AND THE SECURITIES ADMINISTRATOR

S-70

THE SERVICERS

S-71

General

S-71

JPMorgan Chase Bank, N.A.

S-72

THE MORTGAGE INSURER

S-74

THE SWAP PROVIDER AND THE CAP PROVIDER

S-74

AFFILIATES AND RELATED TRANSACTIONS

S-74

SERVICING OF THE MORTGAGE LOANS

S-75

Servicing and Collection Procedures

S-75

Accounts

S-75

Flow of Funds

S-76

Compensating Interest to be Paid by the Servicers in Connection with Certain Prepaid Mortgage Loans

S-77

Advances

S-77

Compliance with Applicable Servicing Criteria and Servicer Attestation

S-77

Master Servicer Default; Servicer Default

S-78

Resignation of Servicers; Assignment and Merger

S-78

FEES AND EXPENSES OF THE ISSUING ENTITY

S-79

YIELD, PREPAYMENT AND WEIGHTED AVERAGE LIFE

S-80

Yield Considerations

S-80

Yield Sensitivity of the Pool 1 Mezzanine and Pool 1 Subordinate Certificates

S-83

Yield Sensitivity of Aggregate Pool A Subordinate Certificates

S-84

LIBOR Certificates and Class 1-2-A6 Certificates

S-84

Sensitivity of the Interest-Only Certificates

S-84

Weighted Average Life

S-85

USE OF PROCEEDS

S-86

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

S-86

General

S-86

Additional Considerations for the Pool 1 Certificates

S-87

Special Tax Treatment

S-89

The Residual Certificates

S-89

Additional Considerations for the Exchangeable Certificates

S-90

Reportable Transactions

S-92

Other Taxes

S-92

ERISA MATTERS

S-92

ERISA Considerations with respect to the Interest Rate Swap Agreement or Interest Rate Cap Agreement

S-94

METHOD OF DISTRIBUTION

S-95

LEGAL MATTERS

S-95

LEGAL PROCEEDINGS

S-95

RATINGS

S-95

LEGAL INVESTMENT

S-96

GLOSSARY OF DEFINED TERMS

S-97

Annex A - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

A-1

Annex B - PRINCIPAL AMOUNT DECREMENT TABLES

B-1

Annex C – INTEREST RATE SWAP AGREEMENT SCHEDULE

C-1

Annex D – INTEREST RATE CAP AGREEMENT SCHEDULE

D-1

Annex E:    Permitted Exchangeable Certificate Combinations

E-1

PROSPECTUS

RISK FACTORS

6

Yield is Sensitive to Rate of Principal Prepayment

6

Limited Resale Market for Securities Could Adversely Affect Your Ability to Liquidate Your

Investment

7

Protection Against Losses is Limited Since Securities Will Receive Payments Only From

Specified Sources

7

Nature of Mortgages Securing the Loans May Delay Receipt of, or Result in Shortfalls in

Proceeds Payable on a Loan

8

You Could Be Adversely Affected By Violations of Consumer Protection Laws

10

You Could Be Adversely Affected By Violations of Environmental Laws

10

Value of Trust Assets May Be Less Than Outstanding Principal Balance of the Related

Securities

11

Weighted Average Net Mortgage Rate on the Loans May Limit Interest Rate on the

Securities

11

Risks Related to Loans with Interest-only Payments

11

High Balance Loans Increase Risk of Default

12

Simultaneous Second Lien Risk

12

Geographic Concentration of Loans Could Adversely Affect Your Investment

12

Military Action and Terrorist Attacks May Impact the Return on Your Security

12

Book-Entry System for Certain Classes May Decrease Liquidity and Delay Payment

13

Bankruptcy and Insolvency Risks

13

Borrower May be Unable to Make Balloon Payment

13

High Loan-to-Value Ratios Increase Risk of Loss

14

Mortgage Loans Originated According to Non-Agency Underwriting Guidelines May Have

Higher Expected Delinquencies

14

A Transfer of Servicing May Result in Increased Losses and Delinquencies on the Loans

15

The Recording of the Mortgages in the Name of MERS May Affect the Yield on the

Securities

15

Risks Related to the Residual Interest Securities

15

THE TRUST FUND

16

General

16

The Loans

18

Underwriting Standards

22

Modification of Loans

23

Agency Securities

23

Private Mortgage-Backed Securities

28

Representations by Sellers or Originators; Repurchases

30

Substitution of Trust Fund Assets

32

USE OF PROCEEDS

32

THE DEPOSITOR

32

THE SPONSOR

33

General

33

Securitization Activities of the Sponsor

33

DESCRIPTION OF THE SECURITIES

34

General

34

Distributions on Securities

36

Advances

37

Reports to Securityholders

38

Categories of Classes of Securities

40

Indices Applicable to Floating Rate and Inverse Floating Rate Classes

42

Book-Entry Registration of Securities

48

Exchangeable Securities

50

Purchase Obligations

53

Mandatory Auctions

53

CREDIT ENHANCEMENT

53

General

53

Subordination

54

Letter of Credit

55

Insurance Policies, Surety Bonds and Guaranties

55

Over-Collateralization

55

Spread Account

56

Reserve Accounts

56

Pool Insurance Policies

57

Cross-Collateralization

59

Other Insurance, Surety Bonds, Guaranties, and Letters of Credit

59

Derivative Products

59

YIELD AND PREPAYMENT CONSIDERATIONS

59

THE AGREEMENTS

62

Servicing

62

Assignment of the Trust Fund Assets

62

No Recourse to Sellers, Originators, Depositor or Master Servicer

65

Payments on Loans; Deposits to Security Account

65

Pre-Funding Account

67

Hazard Insurance

68

Realization Upon Defaulted Loans

70

Servicing and Other Compensation and Payment of Expenses

71

Evidence as to Compliance

71

Matters Regarding the Master Servicer and the Depositor

72

Events of Default; Rights Upon Event of Default

72

Amendment

75

Termination; Optional Termination

76

The Trustee

76

The Securities Administrator

76

MATERIAL LEGAL ASPECTS OF THE LOANS

77

General

77

Foreclosure/Repossession

78

Environmental Risks

80

Rights of Redemption

81

Anti-deficiency Legislation and Other Limitations on Lenders

81

Due-on-Sale Clauses

82

Enforceability of Prepayment and Late Payment Fees

83

Applicability of Usury Laws

83

The Contracts

83

Installment Contracts

85

Servicemembers Civil Relief Act

86

Junior Mortgages; Rights of Senior Mortgagees

86

Commercial Loans

87

The Title I Program

88

Consumer Protection Laws

91

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

92

General

92

Taxation of Debt Securities

93

Taxation of the REMIC and Its Holders

98

REMIC Expenses; Single Class REMICS

98

Taxation of the REMIC

99

Taxation of Holders of Residual Interest Securities

100

Administrative Matters

104

Tax Status as a Grantor Trust

104

Sale or Exchange

106

Miscellaneous Tax Aspects

107

Tax Treatment of Foreign Investors

107

Tax Characterization of the Trust Fund as a Partnership

108

Tax Consequences to Holders of the Notes

108

Tax Consequences to Holders of the Certificates

110

STATE TAX CONSIDERATIONS

114

ERISA CONSIDERATIONS

114

General

114

Prohibited Transactions

115

Plan Asset Regulation

115

Prohibited Transaction Class Exemption 83-1

116

The Underwriter’s Exemption

117

Insurance Company Purchasers

119

Consultation with Counsel

119

LEGAL INVESTMENT

119

METHOD OF DISTRIBUTION

121

LEGAL MATTERS

122

FINANCIAL INFORMATION

122

RATING

122

WHERE YOU CAN FIND MORE INFORMATION

123

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

124

STATIC POOL INFORMATION

124

GLOSSARY

125

SUMMARY

This summary highlights selected information from this prospectus supplement and does not contain all the information that you need to consider in making your investment decision.  Please read this entire prospectus supplement and the accompanying prospectus carefully for additional information about the offered certificates.

SERIES 2007-A2 CERTIFICATES

The Mortgage Pass-Through Certificates, Series 2007-A2 consist of the classes of certificates listed in the table below.  Only the classes of certificates listed in the table below under “Offered Certificates” are being offered by this prospectus supplement:

CLASS	INITIAL CLASS PRINCIPAL AMOUNT OR CLASS NOTIONAL AMOUNT (1)	RELATED POOL	APPROXIMATE INITIAL INTEREST RATE	SUMMARY INTEREST RATE FORMULA	DESIGNATION	S&P RATING(19)	MOODY’S RATING (19)	FITCH RATING (19)
OFFERED CERTIFICATES
Pool 1 Offered Certificates
Class 1-1-A1	$369,061,000	1	5.500%	(2)	Super Senior	AAA	Aaa	AAA
Class 1-1-A2	$41,007,000	1	5.650%	(2)	Senior Support	AAA	Aaa	AAA
Class 1-2-A1	$325,000,000	1	5.520%	(2)	Super Senior	AAA	Aaa	AAA
Class 1-2-A2	$140,680,000	1	5.420%	(2)	Super Senior/Sequential	AAA	Aaa	AAA
Class 1-2-A3	$60,684,000	1	5.510%	(2)	Super Senior/Sequential	AAA	Aaa	AAA
Class 1-2-A4	$74,062,000	1	5.600%	(2)	Super Senior/Sequential	AAA	Aaa	AAA
Class 1-2-A5	$72,269,000	1	5.600%	(2)	Senior Support	AAA	Aaa	AAA
Class 1-2-A6	$50,000,000	1	5.420%	(3)	Super Senior/Sequential	AAA	Aaa	AAA
Class 1-M-1	$19,280,000	1	5.640%	(2)	Mezzanine	AA+	Aa1	AA+
Class 1-M-2	$10,244,000	1	5.670%	(2)	Mezzanine	AA	Aa2	AA
Class 1-M-3	$6,627,000	1	5.750%	(2)	Mezzanine	AA	Aa3	AA
Class 1-M-4	$4,218,000	1	5.920%	(2)	Mezzanine	AA-	A1	AA-
Class 1-M-5	$4,218,000	1	6.120%	(2)	Mezzanine	AA-	A2	A+
Class 1-M-6	$4,218,000	1	6.520%	(2)	Mezzanine	A+	A3	A
Class 1-B-1	$6,026,000	1	7.320%	(2)	Subordinate	A+	Baa1	A-
Class 1-B-2	$7,230,000	1	7.320%	(2)	Subordinate	A-	Baa3	BBB+
Aggregate Pool A Offered Certificates
Class 2-A-1 (21)	$66,699,000	2	5.974%	(4)	Super Senior	AAA	(17)	AAA
Class 2-A-1A (21)	$66,699,000	2	5.874%	(5)	Super Senior/Exchangeable	AAA	(17)	AAA
Class 2-A-1B (21)	(6)	2	0.100%	(7)	Senior/Interest-Only/Exchangeable	AAA	(17)	AAA
Class 2-A-1C (21)	$66,699,000	2	5.774%	(5)	Super Senior/Exchangeable	AAA	(17)	AAA
Class 2-A-1D (21)	(6)	2	0.200%	(7)	Senior/Interest-Only/Exchangeable	AAA	(17)	AAA
Class 2-A-1E (21)	$66,699,000	2	5.674%	(5)	Super Senior/Exchangeable	AAA	(17)	AAA
Class 2-A-1F (21)	(6)	2	0.300%	(7)	Senior/Interest-Only/Exchangeable	AAA	(17)	AAA
Class 2-A-1G (21)	$66,699,000	2	5.574%	(5)	Super Senior/Exchangeable	AAA	(17)	AAA
Class 2-A-1H (21)	(6)	2	0.400%	(7)	Senior/Interest-Only/Exchangeable	AAA	(17)	AAA
Class 2-A-1I (21)	$66,699,000	2	5.474%	(5)	Super Senior/Exchangeable	AAA	(17)	AAA
Class 2-A-1J (21)	(6)	2	0.500%	(7)	Senior/Interest-Only/Exchangeable	AAA	(17)	AAA
Class 2-A-2	$4,069,000	2	5.974%	(4)	Senior Support	AAA	(17)	AAA
Class 3-A-1 (21)	$56,460,000	3	6.003%	(8)	Super Senior	AAA	(17)	AAA
Class 3-A-1A (21)	$56,460,000	3	5.903%	(9)	Super Senior/Exchangeable	AAA	(17)	AAA
Class 3-A-1B (21)	(6)	3	0.100%	(10)	Senior/Interest-Only/Exchangeable	AAA	(20)	AAA
Class 3-A-1C (21)	$56,460,000	3	5.803%	(9)	Super Senior/Exchangeable	AAA	(20)	AAA
Class 3-A-1D (21)	(6)	3	0.200%	(10)	Senior/Interest-Only/Exchangeable	AAA	(20)	AAA
Class 3-A-1E (21)	$56,460,000	3	5.703%	(9)	Super Senior/Exchangeable	AAA	(20)	AAA
Class 3-A-1F (21)	(6)	3	0.300%	(10)	Senior/Interest-Only/Exchangeable	AAA	(20)	AAA
Class 3-A-1G (21)	$56,460,000	3	5.603%	(9)	Super Senior/Exchangeable	AAA	(20)	AAA
Class 3-A-1H (21)	(6)	3	0.400%	(10)	Senior/Interest-Only/Exchangeable	AAA	(20)	AAA
Class 3-A-1I (21)	$56,460,000	3	5.503%	(9)	Super Senior/Exchangeable	AAA	(20)	AAA
Class 3-A-1J (21)	(6)	3	0.500%	(10)	Senior/Interest-Only/Exchangeable	AAA	(20)	AAA
Class 3-A-2	$3,445,000	3	6.003%	(8)	Senior Support	AAA	(20)	AAA
Class 4-A-1 (21)	$65,031,000	4	5.923%	(11)	Super Senior	AAA	(20)	AAA
Class 4-A-1A (21)	$65,031,000	4	5.823%	(12)	Super Senior/Exchangeable	AAA	(20)	AAA
Class 4-A-1B (21)	(6)	4	0.100%	(13)	Senior/Interest-Only/Exchangeable	AAA	(20)	AAA
Class 4-A-1C (21)	$65,031,000	4	5.723%	(12)	Super Senior/Exchangeable	AAA	(20)	AAA
Class 4-A-1D (21)	(6)	4	0.200%	(13)	Senior/Interest-Only/Exchangeable	AAA	(20)	AAA
Class 4-A-1E (21)	$65,031,000	4	5.623%	(12)	Super Senior/Exchangeable	AAA	(20)	AAA
Class 4-A-1F (21)	(6)	4	0.300%	(13)	Senior/Interest-Only/Exchangeable	AAA	(20)	AAA
Class 4-A-1G (21)	$65,031,000	4	5.523%	(12)	Super Senior/Exchangeable	AAA	(20)	AAA
Class 4-A-1H (21)	(6)	4	0.400%	(13)	Senior/Interest-Only/Exchangeable	AAA	(20)	AAA
Class 4-A-1I (21)	$65,031,000	4	5.423%	(12)	Super Senior/Exchangeable	AAA	(20)	AAA
Class 4-A-1J (21)	(6)	4	0.500%	(13)	Senior/Interest-Only/Exchangeable	AAA	(20)	AAA
Class 4-A-2	$3,967,000	4	5.923%	(11)	Senior Support	AAA	(20)	AAA
Class C-B-1	$4,980,000	2-4	5.965%	(14)	Subordinate	AA	(20)	AA
Class C-B-2	$2,436,000	2-4	5.965%	(14)	Subordinate	A	(20)	A
Class C-B-3	$1,377,000	2-4	5.965%	(14)	Subordinate	BBB	(20)	BBB

Class A-R	$100	N/A	(15)	(15)	Senior/Residual/WAC	AAA	Aaa	AAA
NON-OFFERED CERTIFICATES
Class C-B-4	$1,483,000	2-4	5.965%	(14)	Subordinate	BB	(20)	BB
Class C-B-5	$1,059,000	2-4	5.965%	(14)	Subordinate	B	(20)	B
Class C-B-6	$848,289.05	2-4	5.965%	(14)	Subordinate	(20)	(20)	(20)
Class 1-P	$100	1	(15)	(15)	Prepayment Penalties(17)	AAA	Aaa	AAA
Class 2-P	$100	2-4	(15)	(15)	Prepayment Penalties(18)	AAA	(20)	AAA
Class 1-CE	(16)	1	(15)	(15)	Excess Cash Flow	(20)	(20)	(20)

(1)

These balances are approximate and are subject to an increase or decrease of up to 5%, as described in this prospectus supplement.

(2)

The per annum certificate interest rate on the Class 1-1-A1, Class 1-1-A2, Class 1-2-A1, Class 1-2-A2, Class 1-2-A3, Class 1-2-A4, Class 1-2-A5, Class 1-M-1, Class 1-M-2, Class 1-M-3, Class 1-M-4, Class 1-M-5, Class 1-M-6, Class 1-B-1 and Class 1-B-2 Certificates will be equal to the least of (a) LIBOR (as defined in “Glossary of Defined Terms” in this prospectus supplement) plus the applicable margin set forth below, (b) the related Pool 1 Net Wac Cap  (as defined in “Glossary of Defined Terms” in this prospectus supplement) (adjusted for the actual number of days in the related accrual period) and (c) 11.50% per annum.  The certificate margins are as follows:

Class	On or prior to the Pool 1 Initial Clean-up Call Date	After the Pool 1 Initial Clean-up Call Date
1-1-A1	0.180%	0.360%
1-1-A2	0.330%	0.660%
1-2-A1	0.200%	0.400%
1-2-A2	0.100%	0.200%
1-2-A3	0.190%	0.380%
1-2-A4	0.280%	0.560%
1-2-A5	0.280%	0.560%
1-2-A6	0.170%	0.340%
1-M-1	0.320%	0.480%
1-M-2	0.350%	0.525%
1-M-3	0.430%	0.645%
1-M-4	0.600%	0.900%
1-M-5	0.800%	1.200%
1-M-6	1.200%	1.800%
1-B-1	2.000%	3.000%
1-B-2	2.000%	3.000%

(3)

The Class 1-2-A6 Certificates will have a certificate interest rate equal to the least of (a) Federal Funds Rate (as defined in “Glossary of Defined Terms” in this prospectus supplement) plus the applicable margin set forth in the table in footnote (2) above, (b) the Pool 1B Net WAC Cap (adjusted for the actual number of days in the related accrual period) and (c) 11.50% per annum.

(4)

Interest will accrue on the Class 2-A-1 and Class 2-A-2 Certificates based upon the weighted average of the net interest rates on the pool 2 mortgage loans, as described in this prospectus supplement.

(5)

On each distribution date on or prior to the distribution date in January 2012, the per annum certificate interest rate applicable to the Class 2-A-1A, Class 2-A-1C, Class 2-A-1E, Class 2-A-1G and Class 2-A-1I Certificates will equal the weighted average of the net interest rates on the pool 2 mortgage loans, as described in this prospectus supplement, minus the related Pool 2 Certificate Margin (as defined in “Glossary of Defined Terms” in this prospectus supplement).  On each distribution date on and after the distribution date in February 2012, the per annum certificate interest rate applicable to the Class 2-A-1A, Class 2-A-1C, Class 2-A-1E, Class 2-A-1G and Class 2-A-1I Certificates will equal the weighted average of the net interest rates on the pool 2 mortgage loans.

(6)

On any distribution date, the class notional amount of a class of interest-only certificates will be equal to the class principal amount of the Related P&I Certificates (as defined in “Glossary of Defined Terms” in this prospectus supplement).

(7)

On each distribution date on or prior to the distribution date in January 2012, the per annum certificate interest rate applicable to the Class 2-A-1B, Class 2-A-1D, Class 2-A-1F, Class 2-A-1H and Class 2-A-1J Certificates will equal the related Pool 2 Certificate Margin.  On each distribution date on and after the distribution date in February 2012, the per annum certificate interest rate applicable to the Class 2-A-1B, Class 2-A-1D, Class 2-A-1F, Class 2-A-1H and Class 2-A-1J Certificates will equal zero and the Class 2-A-1B, Class 2-A-1D, Class 2-A-1F, Class 2-A-1H and Class 2-A-1J Certificates will not be entitled to payments in respect of interest.

(8)

Interest will accrue on the Class 3-A-1 and Class 3-A-2 Certificates based upon the weighted average of the net interest rates on the pool 3 mortgage loans, as described in this prospectus supplement.

(9)

On each distribution date on or prior to the distribution date in February 2012, the per annum certificate interest rate applicable to the Class 3-A-1A, Class 3-A-1C, Class 3-A-1E, Class 3-A-1G and Class 3-A-1I Certificates will equal the weighted average of the net interest rates on the pool 3 mortgage loans, as described in this prospectus supplement, minus the related Pool 3 Certificate Margin (as defined in “Glossary of Defined Terms” in this prospectus supplement).  On each distribution date on and after the distribution date in March 2012, the per annum certificate interest rate applicable to the Class 3-A-1A, Class 3-A-1C, Class 3-A-1E, Class 3-A-1G and Class 3-A-1I Certificates will equal the weighted average of the net interest rates on the pool 3 mortgage loans.

(10)

On each distribution date on or prior to the distribution date in February 2012, the per annum certificate interest rate applicable to the Class 3-A-1B, Class 3-A-1D, Class 3-A-1F, Class 3-A-1H and Class 3-A-1J Certificates will equal the related Pool 3 Certificate Margin.  On each distribution date on and after the distribution date in March 2012, the per annum certificate interest rate applicable to the Class 3-A-1B, Class 3-A-1D, Class 3-A-1F, Class 3-A-1H and Class 3-A-1J Certificates will equal zero and the Class 3-A-1B, Class 3-A-1D, Class 3-A-1F, Class 3-A-1H and Class 3-A-1J Certificates will not be entitled to payments in respect of interest.

(11)

Interest will accrue on the Class 4-A-1 and Class 4-A-2 Certificates based upon the weighted average of the net interest rates on the pool 4 mortgage loans, as described in this prospectus supplement.

(12)

On each distribution date on or prior to the distribution date in March 2014, the per annum certificate interest rate applicable to the Class 4-A-1A, Class 4-A-1C, Class 4-A-1E, Class 4-A-1G and Class 4-A-1I Certificates will equal the weighted average of the net interest rates on the pool 4 mortgage loans, as described in this prospectus supplement, minus the related Pool 4 Certificate Margin (as defined in “Glossary of Defined Terms” in this prospectus supplement).  On each distribution date on and after the distribution date in April 2014, the per annum certificate interest rate applicable to the Class 4-A-1A, Class 4-A-1C, Class 4-A-1E, Class 4-A-1G and Class 4-A-1I Certificates will equal the weighted average of the net interest rates on the pool 4 mortgage loans.

(13)

On each distribution date on or prior to the distribution date in March 2014, the per annum certificate interest rate applicable to the Class 4-A-1B, Class 4-A-1D, Class 4-A-1F, Class 4-A-1H and Class 4-A-1J Certificates will equal the related Pool 4 Certificate Margin.  On each distribution date on and after the distribution date in April 2014, the per annum certificate interest rate applicable to the Class 4-A-1B, Class 4-A-1D, Class 4-A-1F, Class 4-A-1H and Class 4-A-1J Certificates will equal zero and the Class 4-A-1B, Class 4-A-1D, Class 4-A-1F, Class 4-A-1H and Class 4-A-1J Certificates will not be entitled to payments in respect of interest.

(14)

Interest will accrue on the Class C-B-1, Class C-B-2, Class C-B-3, Class C-B-4, Class C-B-5 and Class C-B-6 Certificates based upon the weighted average of the net interest rates on all of the pool 2, pool 3 and pool 4 mortgage loans, as described in this prospectus supplement.

(15)

The Class A-R, Class 1-P, Class 2-P and Class 1-CE Certificates will not be entitled to payments in respect of accrued interest.

(16)

The Class 1-CE Certificates will not have a principal balance, but will be entitled to related pool 1 net monthly excess cashflow on the pool 1 mortgage loans, as described under “Description of the Certificates—Distributions on the Pool 1 Certificates”.

(17)

The Class 1-P Certificates will be entitled to prepayment penalties or charges received in respect of certain pool 1 mortgage loans.

(18)

The Class 2-P Certificates will be entitled to prepayment penalties or charges received in respect of certain mortgage loans in aggregate pool A.

(19)

The ratings are not recommendations to buy, sell or hold these certificates.  A rating may be changed or withdrawn at any time by the assigning rating agency. The ratings do not address the possibility that, as a result of principal prepayments, the yield on your certificates may be lower than anticipated. We refer you to “Ratings” in this prospectus supplement for a more complete discussion of the certificate ratings.

(20)

Such rating agency has not been asked to rate these certificates.

(21)

Each of these classes of certificates are exchangeable for certain other classes of offered certificates in the combinations identified in Annex C to this prospectus supplement.  See “Description of the Offered Certificates − Exchangeable Certificates” in this prospectus supplement.

The Mortgage Pass-Through Certificates, Series 2007-A2 will also have the following characteristics:

CLASS	RECORD DATE(1)	DELAY/ ACCRUAL PERIOD(2)	INTEREST ACCRUAL CONVENTION	EXPECTED FINAL DISTRIBUTION DATE (3)	FINAL SCHEDULED DISTRIBUTION DATE (4)	MINIMUM DENOMINATION (5)	INCREMENTAL DENOMINATIONS	CUSIP
OFFERED CERTIFICATES
Pool 1 Offered Certificates
Class 1-1-A1	DD	0	Actual/360	November 2013	June 2037	$100,000	$1	466278AA6
Class 1-1-A2	DD	0	Actual/360	November 2013	June 2037	$100,000	$1	466278AB4
Class 1-2-A1	DD	0	Actual/360	November 2013	June 2037	$100,000	$1	466278AC2
Class 1-2-A2	DD	0	Actual/360	August 2009	June 2037	$100,000	$1	466278AD0
Class 1-2-A3	DD	0	Actual/360	May 2011	June 2037	$100,000	$1	466278AE8
Class 1-2-A4	DD	0	Actual/360	November 2013	June 2037	$100,000	$1	466278AF5
Class 1-2-A5	DD	0	Actual/360	November 2013	June 2037	$100,000	$1	466278AG3
Class 1-2-A6	DD	0	Actual/360	August 2009	June 2037	$100,000	$1	466278CP1
Class 1-M-1	DD	0	Actual/360	November 2013	June 2037	$100,000	$1	466278AH1
Class 1-M-2	DD	0	Actual/360	November 2013	June 2037	$100,000	$1	466278AJ7
Class 1-M-3	DD	0	Actual/360	November 2013	June 2037	$100,000	$1	466278AK4
Class 1-M-4	DD	0	Actual/360	November 2013	June 2037	$100,000	$1	466278AL2
Class 1-M-5	DD	0	Actual/360	November 2013	June 2037	$100,000	$1	466278AM0
Class 1-M-6	DD	0	Actual/360	August 2013	June 2037	$100,000	$1	466278AN8
Class 1-B-1	DD	0	Actual/360	February 2013	June 2037	$100,000	$1	466278AP3
Class 1-B-2	DD	0	Actual/360	May 2012	June 2037	$100,000	$1	466278AQ1
Aggregate Pool A Offered Certificates
Class 2-A-1	CM	24	30/360	April 2012	May 2037	$100,000	$1	466278AR9
Class 2-A-1A	CM	24	30/360	April 2012	May 2037	$100,000	$1	466278AS7
Class 2-A-1B	CM	24	30/360	January 2012	May 2037	$100,000	$1	466278AT5
Class 2-A-1C	CM	24	30/360	April 2012	May 2037	$100,000	$1	466278AU2
Class 2-A-1D	CM	24	30/360	January 2012	May 2037	$100,000	$1	466278AV0
Class 2-A-1E	CM	24	30/360	April 2012	May 2037	$100,000	$1	466278AW8
Class 2-A-1F	CM	24	30/360	January 2012	May 2037	$100,000	$1	466278AX6
Class 2-A-1G	CM	24	30/360	April 2012	May 2037	$100,000	$1	466278AY4
Class 2-A-1H	CM	24	30/360	January 2012	May 2037	$100,000	$1	466278AZ1
Class 2-A-1I	CM	24	30/360	April 2012	May 2037	$100,000	$1	466278BA5
Class 2-A-1J	CM	24	30/360	January 2012	May 2037	$100,000	$1	466278BB3
Class 2-A-2	CM	24	30/360	April 2012	May 2037	$100,000	$1	466278BC1
Class 3-A-1	CM	24	30/360	April 2012	May 2037	$100,000	$1	466278BD9
Class 3-A-1A	CM	24	30/360	April 2012	May 2037	$100,000	$1	466278BE7
Class 3-A-1B	CM	24	30/360	February 2012	May 2037	$100,000	$1	466278BF4
Class 3-A-1C	CM	24	30/360	April 2012	May 2037	$100,000	$1	466278BG2
Class 3-A-1D	CM	24	30/360	February 2012	May 2037	$100,000	$1	466278BH0
Class 3-A-1E	CM	24	30/360	April 2012	May 2037	$100,000	$1	466278BJ6
Class 3-A-1F	CM	24	30/360	February 2012	May 2037	$100,000	$1	466278BK3
Class 3-A-1G	CM	24	30/360	April 2012	May 2037	$100,000	$1	466278BL1
Class 3-A-1H	CM	24	30/360	February 2012	May 2037	$100,000	$1	466278BM9
Class 3-A-1I	CM	24	30/360	April 2012	May 2037	$100,000	$1	466278BN7
Class 3-A-1J	CM	24	30/360	February 2012	May 2037	$100,000	$1	466278BP2
Class 3-A-2	CM	24	30/360	April 2012	May 2037	$100,000	$1	466278BQ0
Class 4-A-1	CM	24	30/360	April 2014	May 2037	$100,000	$1	466278BR8
Class 4-A-1A	CM	24	30/360	April 2014	May 2037	$100,000	$1	466278BS6
Class 4-A-1B	CM	24	30/360	March 2014	May 2037	$100,000	$1	466278BT4
Class 4-A-1C	CM	24	30/360	April 2014	May 2037	$100,000	$1	466278BU1
Class 4-A-1D	CM	24	30/360	March 2014	May 2037	$100,000	$1	466278BV9
Class 4-A-1E	CM	24	30/360	April 2014	May 2037	$100,000	$1	466278BW7
Class 4-A-1F	CM	24	30/360	March 2014	May 2037	$100,000	$1	466278BX5
Class 4-A-1G	CM	24	30/360	April 2014	May 2037	$100,000	$1	466278BY3
Class 4-A-1H	CM	24	30/360	March 2014	May 2037	$100,000	$1	466278BZ0
Class 4-A-1I	CM	24	30/360	April 2014	May 2037	$100,000	$1	466278CA4
Class 4-A-1J	CM	24	30/360	March 2014	May 2037	$100,000	$1	466278CB2
Class 4-A-2	CM	24	30/360	April 2014	May 2037	$100,000	$1	466278CC0
Class C-B-1	CM	24	30/360	April 2014	May 2037	$100,000	$1	466278CD8
Class C-B-2	CM	24	30/360	April 2014	May 2037	$100,000	$1	466278CE6
Class C-B-3	CM	24	30/360	April 2014	May 2037	$100,000	$1	466278CF3

Class A-R	CM	N/A	N/A	June 2007	May 2037	$100	(5)	466278CG1

NON-OFFERED CERTIFICATES
Class C-B-4	CM	24	30/360	April 2014	May 2037	$100,000	$1	466278CH9
Class C-B-5	CM	24	30/360	April 2014	May 2037	$100,000	$1	466278CJ5
Class C-B-6	CM	24	30/360	April 2014	May 2037	$100,000	$1	466278CK2
Class 1-P	CM	N/A	N/A	May 2012	May 2012	$100	(5)	466278CL0
Class 2-P	CM	N/A	N/A	June 2012	June 2012	$100	(5)	466278CM8
Class 1-CE	CM	N/A	N/A	April 2014	June 2037	(5)	(5)	466278CN6

(1)

CM = For any distribution date, the close of business on the last business day of the calendar month preceding the month of the related distribution date.    DD = For any distribution date, the close of business on the business day immediately before that distribution date.

(2)

24 Day = For any distribution date, the interest accrual period will be calendar month preceding that distribution date.  0 day = For any distribution date, the period from and including the 25th day of the month immediately preceding such distribution date (or in the case of the first distribution date, May 31, 2007) to and including the 24th day of the month of such distribution date.

(3)

Calculated as described in this prospectus supplement under “Description of the Certificates — Expected Final Distribution Date”

(4)

Calculated as described in this prospectus supplement under “Description of the Certificates — Final Scheduled Distribution Date”

(5)

The Class A-R, Class 1-P, Class 2-P and Class 1-CE Certificates will be issued in definitive, fully registered form, representing the entire percentage interest of that class.

The certificates offered by this prospectus supplement, except for the Class A-R Certificates, will be issued in book-entry form and in the minimum denominations (or multiples thereof) set forth in the table on page S-6 in this prospectus supplement.  The Class A-R Certificates will be issued in fully registered definitive form.

The certificates represent ownership interests in an issuing entity which will consist primarily of four separate pools of mortgage loans, “pool 1”, “pool 2”, “pool 3” and “pool 4”.  The mortgage loans in pool 1 will be divided into two subpools referred to in this prospectus supplement as “pool 1A” and “pool 1B”.  Pool 2, pool 3 and pool 4 together are sometimes referred to in this prospectus supplement as “aggregate pool A”.

Pool 1 and aggregate pool A are sometimes referred to in this prospectus supplement each as a “mortgage group”.

Distributions to the Class 1-1-A1, Class 1-1-A2, Class 1-2-A1, Class 1-2-A2, Class 1-2-A3, Class 1-2-A4, Class 1-2-A5, Class 1-2-A6, Class 1-M-1, Class 1-M-2, Class 1-M-3, Class 1-M-4, Class 1-M-5, Class 1-M-6, Class 1-B-1 and Class 1-B-2 Certificates will be primarily derived from collections on the pool 1 mortgage loans, net swap payments made by the swap provider under the interest rate swap agreement and payments made by the cap provider under the interest rate cap agreement.  The pool 1A senior certificates generally receive distributions from collections on the pool 1A mortgage loans and the pool 1B senior certificates generally receive distributions from collections on the pool 1B mortgage loans.

Generally, with certain limited exceptions discussed at “Limited Cross-Collateralization Among the Pools in Aggregate Pool A” below, distributions to the Class 2-A-1 and Class 2-A-2 Certificates will be solely derived from collections on the pool 2 mortgage loans, distributions to the Class 3-A-1 and Class 3-A-2 Certificates will be solely derived from collections on the pool 3 mortgage loans and distributions to the Class 4-A-1 and Class 4-A-2 Certificates will be solely derived from collections on the pool 4 mortgage loans.  Collections from the mortgage loans in aggregate pool A will be available to make distributions on the Class C-B-1, Class C-B-2, Class C-B-3, Class C-B-4, Class C-B-5 and Class C-B-6 Certificates.

Unless otherwise specified, whenever reference is made herein to a percentage of some or all of the mortgage loans or some or all of the mortgage loans in a pool, subpool or mortgage group, such percentage is determined on the basis of the aggregate stated principal balance of the mortgage loans in the mortgage pool, such pool, such subpool or such mortgage group as of the cut-off date, as applicable.

ISSUING ENTITY

J.P. Morgan Alternative Loan Trust 2007-A2 will issue the certificates.  The trust will be formed pursuant to a pooling and servicing agreement among the depositor, the master servicer, the securities administrator and the trustee.  The certificates solely represent beneficial ownership interests in the issuing entity created under the pooling and servicing agreement and not an interest in, or the obligation of, the depositor or any other person.

THE TRUSTEE

U.S. Bank National Association, will act as trustee of the issuing entity under the pooling and servicing agreement.

THE ORIGINATORS

Approximately 57.87%, 20.02% and 11.75% of the pool 1 mortgage loans were originated or acquired by the Chase Originators (as defined herein), American Home Mortgage Corp. and GreenPoint Mortgage Funding, Inc., respectively.  No other originator originated or acquired more than 10% of the pool 1 mortgage loans.

Approximately 34.79%, 17.97%, 17.83% and 12.55% of the mortgage loans in aggregate pool A were originated or acquired by the Chase Originators (as defined herein), Quicken Loans, Inc., American Mortgage Network, Inc., and Countrywide Home Loans, Inc., respectively.  No other originator originated or acquired more than 10% of the mortgage loans in aggregate pool A.

We refer you to “Description of the Mortgage Pool” in this prospectus supplement for more information.

THE SPONSOR AND SELLER

J.P. Morgan Mortgage Acquisition Corp., a Delaware corporation, has previously acquired the mortgage loans from the originators.  On the closing date, J.P. Morgan Mortgage Acquisition Corp., as seller, will sell all of its interest in the mortgage loans to the depositor.

THE DEPOSITOR

On the closing date, J.P. Morgan Acceptance Corporation I, a Delaware corporation, will assign all of its interest in the mortgage loans to the trustee for the benefit of certificateholders.

THE CUSTODIANS

JPMorgan Chase Bank, National Association will maintain custody of the mortgage files relating to certain mortgage loans and The Bank of New York Trust Company, N.A. will maintain custody of the mortgage files relating to certain mortgage loans on behalf of the issuing entity.

THE MASTER SERVICER AND
SECURITIES ADMINISTRATOR

Wells Fargo Bank, N.A., a national banking association, will act as master servicer and securities administrator under the pooling and servicing agreement.

THE SERVICERS

JPMorgan Chase Bank, National Association and Countrywide Home Loans Servicing LP, will each act as a servicer of a portion of the mortgage loans. No other servicer will service more than 10% of the mortgage loans in pool 1 or aggregate pool A.

Each servicer will service the mortgage loans originated or acquired by it pursuant to an existing purchase and servicing agreement between such servicer and the seller.  JPMorgan Chase Bank, National Association, as servicer, and Chase Home Finance LLC, as subservicer, may service a portion of the mortgage loans originated by certain other originators pursuant to an existing servicing agreement among JPMorgan Chase Bank, National Association, Chase Home Finance LLC and the seller.  The rights of the seller under these purchase and servicing agreements and the servicing agreement will be assigned to the depositor, and the depositor, in turn, will assign such rights to the trustee for the benefit of certificateholders.

We refer you to “The Servicers” and “Servicing of the Mortgage Loans” in this prospectus supplement for more information.

THE SWAP PROVIDER

JPMorgan Chase Bank, National Association, referred to in this prospectus supplement as JPMCB or the swap provider.

THE CAP PROVIDER

JPMorgan Chase Bank, National Association, referred to in this prospectus supplement as JPMCB or the cap provider.

MORTGAGE INSURER

On the closing Date, United Guaranty Mortgage Indemnity Company will provide primary mortgage insurance, up to the covered amount, for certain of the mortgage loans in pool 1.

We refer you to “The Mortgage Insurer” in this prospectus supplement for more information.

CUT-OFF DATE

May 1, 2007.  The cut-off date is the date after which the issuing entity will be entitled to receive all collections on and proceeds of the mortgage loans.

DISTRIBUTION DATE

The 25th day of each month or, if such day is not a business day, the next business day thereafter, commencing in June 2007.  Distributions on each distribution date will be made to certificateholders of record as of the related record date, except that the final distribution on the certificates will be made only upon presentment and surrender of the certificates at the corporate trust office of the securities administrator.

RECORD DATE

For any distribution date, the record date for each class of certificates, other than the LIBOR Certificates or the Class 1-2-A6 Certificates, will be the last business day of the month preceding the month of a distribution date.  For any distribution date, the record date for the LIBOR Certificates and the Class 1-2-A6 Certificates will be the business day immediately preceding such distribution date.

FINAL SCHEDULED DISTRIBUTION DATE

The final scheduled distribution date for the offered certificates in Pool 1 is the distribution date in June 2037.

The final scheduled distribution date for the offered certificates in Aggregate Pool A is the distribution date in May 2037.

EXCHANGEABLE CERTIFICATES

On or before the distribution date in May 2009, certain classes of certificates, referred to in this prospectus supplement as the exchangeable certificates in combinations referred to in this prospectus supplement as exchangeable combinations, are exchangeable for certain other classes of certificates, referred to in this prospectus supplement as the REMIC certificates.  The exchangeable combinations and related REMIC certificates are identified in Annex E to this prospectus supplement.  See "Description of the Offered Certificates—Exchangeable Certificates" in this prospectus supplement.

In the event that any REMIC certificate is  exchanged for the related exchangeable combination, such exchangeable certificates in the exchangeable combination will be entitled to a proportionate share of the principal and interest distributions on each class of related REMIC certificates.  In addition, the exchangeable certificates in an exchangeable combination will bear a proportionate share of losses and interest shortfalls, as applicable, allocable to each class of related REMIC certificates.  Principal and interest distributions will be made to the exchangeable certificates in an exchangeable combination in the manner set forth herein.

We refer you to “Description of the Certificates — Exchangeable Certificates” in this prospectus supplement for more information.

DISTRIBUTIONS OF INTEREST

On each distribution date, to the extent funds are available from the related pool or pools, each class of certificates will be entitled to receive accrued and unpaid interest determined on the basis of the outstanding class principal amount or class notional amount, as applicable, of such class immediately prior to such distribution date, the applicable certificate interest rate and the related accrual period.

For each distribution date, the accrual period for each class of certificates, other than the LIBOR Certificates and the Class 1-2-A6 Certificates, will be the calendar month preceding the month in which the distribution date occurs.  For each distribution date, the accrual period for the LIBOR Certificates and the Class 1-2-A6 Certificates will be the period from and including the 25th day of the month immediately preceding such distribution date (or in the case of the first distribution date, May 31, 2007) to and including the 24th day of the month of such distribution date.

Interest on all classes of certificates entitled to interest, other than the LIBOR Certificates and the Class 1-2-A6 Certificates, for all accrual periods will be calculated and payable on the basis of a 360 day year consisting of twelve 30 day months.  Interest on the LIBOR Certificates and the Class 1-2-A6 Certificates for all accrual periods will be calculated and payable on the basis of a 360-day year consisting of the actual number of days in each accrual period.

Interest payments will be allocated among certificateholders of a class of certificates on a pro rata basis.

The exchangeable certificates in an exchangeable combination will be entitled to a proportionate share of the interest distributions on the related REMIC certificates.

We refer you to “Description of the Certificates — Distributions of Interest” in this prospectus supplement for more information.

DISTRIBUTIONS OF PRINCIPAL

The amount of principal distributable on the certificates on any distribution date will be determined by (1) formulas that allocate portions of principal payments received on the mortgage loans in a pool among the different classes of related certificates and (2) the amount of funds actually received on the mortgage loans in a pool and available to make distributions on the related certificates.  Funds actually received on the mortgage loans may consist of scheduled payments and unscheduled payments resulting from prepayments by borrowers, liquidation of defaulted mortgage loans or repurchases of mortgage loans under the circumstances described in this prospectus supplement.

On each distribution date, each class of certificates will receive principal payments in accordance with the priorities set forth in “Description of Certificates — Distributions on the Pool 1 Certificates— Distributions of Principal” and “— Distributions on the Aggregate Pool A Certificates— Priority of Distributions” and based on principal collections from the related pool or pools for the related due period.

The manner of distributing principal among the LIBOR Certificates and the Class 1-2-A6 Certificates will differ, as described in this prospectus supplement, depending on whether a distribution date occurs before the pool 1 step-down date or on or after that date, and depending on the prepayment, loss and delinquency performance of the pool 1 mortgage loans.

On each distribution date when any class of exchangeable certificates is outstanding, principal distributions otherwise distributable to the related REMIC certificates will be allocated to the exchangeable certificates entitled to principal in the related exchangeable combination.  The payment characteristics of the exchangeable certificates in an exchangeable combination will reflect the payment characteristics of the related REMIC certificates.  Annex E shows the REMIC certificates and the exchangeable combinations.  A description of the characteristics of the REMIC certificates and the exchangeable certificates is set forth in the table that begins on page S-1.  See "Description of the Certificates—Exchangeable Certificates—Procedures" in this prospectus supplement for a description of exchangeable certificates and exchange procedures and fees.

We refer you to “Description of the Certificates — Distributions of Principal” in this prospectus supplement and “Description of the Securities – Distributions on Securities” in the prospectus for more information.

LIMITED CROSS-COLLATERALIZATION
AMONG THE POOLS IN AGGREGATE POOL A

In certain very limited circumstances, principal and interest collected on the mortgage loans in a pool in aggregate pool A may be applied to pay principal or interest, or both, to the senior certificates unrelated to that pool (other than the senior certificates related to pool 1).

There is no cross-collateralization between the certificates related to aggregate pool A and pool 1.

We refer you to “Description of the Certificates – Limited Cross-Collateralization Among the Pools in Aggregate Pool A” in this prospectus supplement for more information.

OPTIONAL CLEAN-UP CALL OF THE CERTIFICATES

On any distribution date on or after the distribution date on which the aggregate outstanding principal balance of the mortgage loans in pool 1 is less than 10% of the aggregate principal balance of the mortgage loans in pool 1, as of the cut-off date, as described herein, the master servicer will have the option to purchase all of the mortgage loans in pool 1, thereby causing an early retirement of the certificates related to pool 1.

On any distribution date on or after the distribution date on which the aggregate outstanding principal balance of the mortgage loans in aggregate pool A is less than 5% of the aggregate principal balance of the mortgage loans in aggregate pool A, as of the cut-off date, as described herein, the master servicer will have the option to purchase all of the mortgage loans in aggregate pool A, thereby causing an early retirement of the certificates related to aggregate pool A.

We refer you to “Description of the Certificates — Optional Clean-Up Call” in this prospectus supplement for more information.

CREDIT ENHANCEMENT-POOL 1

Subordination.  The pool 1 mezzanine and pool 1 subordinate certificates will provide credit enhancement for the pool 1 senior certificates.  In addition, the Class 1-M-1 Certificates will have a payment priority over the Class 1-M-2, Class 1-M-3, Class 1-M-4, Class 1-M-5, Class 1-M-6, Class 1-B-1 and Class 1-B-2 Certificates; the Class 1-M-2 Certificates will have a payment priority over the Class 1-M-3, Class 1-M-4, Class 1-M-5, Class 1-M-6, Class 1-B-1 and Class 1-B-2 Certificates; the Class 1-M-3 Certificates will have a payment priority over the Class 1-M-4, Class 1-M-5, Class 1-M-6, Class 1-B-1 and Class 1-B-2 Certificates; the Class 1-M-4 Certificates will have a payment priority over the Class 1-M-5, Class 1-M-6, Class 1-B-1 and Class 1-B-2 Certificates; the Class 1-M-5 Certificates will have a payment priority over the Class 1-M-6, Class 1-B-1 and Class 1-B-2 Certificates; the Class 1-M-6 Certificates will have a payment priority over the Class 1-B-1 and Class 1-B-2 Certificates and the Class 1-B-1 Certificates will have a payment priority over the Class 1-B-2 Certificates.

Subordination is intended to enhance the likelihood of regular distributions of interest and principal on the more senior certificates and to afford those certificates protection against realized losses on the pool 1 mortgage loans as described below.

Overcollateralization.  As of the closing date, the aggregate principal balance of the pool 1 mortgage loans as of the cut-off date will exceed the aggregate outstanding principal balance of the pool 1 offered certificates in an amount equal to approximately 0.85% of the aggregate outstanding principal balance of the pool 1 mortgage loans as of the cut-off date.  This feature is referred to as overcollateralization.

 We refer you to “Description of the Certificates – Overcollateralization Provisions” in this prospectus supplement for more information.

Excess Interest.  The pool 1 mortgage loans bear interest each month that in the aggregate is expected to exceed the amount needed to pay monthly interest on the pool 1 certificates and to pay the fees and expenses of the issuing entity related to pool 1.  The excess interest from the pool 1 mortgage loans each month, any net swap payments paid by the swap provider and any cap payments paid by the cap provider will be available to absorb realized losses on the pool 1 mortgage loans and to maintain overcollateralization at required levels as described in the pooling and servicing agreement.

A portion of this excess interest will be applied to pay principal on the pool 1 certificates to maintain the targeted level of overcollateralization.  We cannot assure you that sufficient excess interest will be generated by the mortgage loans in pool 1 or that net swap payments paid by the swap provider and cap payments paid by the cap provider will be sufficient to maintain the targeted level of overcollateralization.

We refer you to “Description of the Certificates—Priority of Distributions-Pool 1” and “—Overcollateralization Provisions” in this prospectus supplement for additional information.

Allocation of Losses.  If on any distribution date there is not sufficient excess cashflow and overcollateralization to absorb realized losses on the pool 1 mortgage loans as described under “Description of the Certificates—Overcollateralization Provisions” in this prospectus supplement, then realized losses on the pool 1 mortgage loans will be allocated first, to the Class 1-B-2 Certificates, second, to the Class 1-B-1 Certificates, third, to the Class 1-M-6 Certificates, fourth, to the Class 1-M-5 Certificates, fifth, to the Class 1-M-4 Certificates, sixth, to the Class 1-M-3 Certificates, seventh, to the Class 1-M-2 Certificates, eighth, to the Class 1-M-1 Certificates and ninth, to the Class 1-1-A2 Certificates, if such loss is on a pool 1A mortgage loan or to the Class 1-2-A5 Certificates, if such loss is on a pool 1B mortgage loan, in each case until the class principal amount thereof has been reduced to zero.  The Class 1-1-A1, Class 1-2-A1, Class 1-2-A2, Class 1-2-A3, Class 1-2-A4 and Class 1-2-A6 Certificates will not be allocated realized losses; however, investors in these classes should realize that under certain loss scenarios these holders may not receive all interest and principal distributions to which they are entitled.

Realized losses allocated to the pool 1 senior, pool 1 mezzanine and pool 1 subordinate certificates will cause a permanent reduction to their class principal amounts.  However, the amount of any realized losses allocated to such certificates may be paid to the holders of these certificates according to the priorities set forth under “Description of the Certificates—Overcollateralization Provisions” in this prospectus supplement.

We refer you to “Risk Factors — Potential Inadequacy of Credit Enhancement,” “Description of the Certificates — Distributions on the Pool 1 Certificates” and “— Allocation of Losses” in this prospectus supplement for more information.

Mortgage Insurance.  On the closing date, a loan-level primary mortgage insurance policy will be acquired on behalf of the issuing entity from United Guaranty Mortgage Indemnity Company providing initial insurance coverage for approximately 50.30% of the pool 1 mortgage loans, up to the covered amount.  This primary insurance policy will generally have the effect of reducing the loan-to-value ratio as of the cut-off date of the covered mortgage loans to approximately 65.00%.

As of the cut-off date, approximately 4.64% of the pool 1 mortgage loans have original loan-to-value ratios greater than 80.00%.  All pool 1 mortgage loans with original loan-to-value ratios greater than 80.00% have primary mortgage insurance provided by the originator.

We refer you to “Risk Factors — Potential Inadequacy of Mortgage Insurance” and “The Mortgage Insurer” in this prospectus supplement for more information.

Interest Rate Swap Agreement.  Wells Fargo Bank, N.A. as supplemental interest trust trustee of a trust separate from the trust fund, referred to in this prospectus supplement as the supplemental interest trust, is expected to enter into an interest rate swap agreement with JPMorgan Chase Bank, National Association as swap provider, for the benefit of the pool 1 certificates.  Under the interest rate swap agreement, on each distribution date while the interest rate swap agreement is in effect, the supplemental interest trust will be obligated to make fixed payments as specified in the interest rate swap agreement based on the notional amount for that distribution date and the swap provider will be obligated to make floating payments equal to the product of (x) one-month LIBOR (as determined pursuant to the interest rate swap agreement), (y) the notional amount for that distribution date and (z) a fraction, the numerator of which is the actual number of days elapsed from the 25th day of the prior calendar month to the 24th day of the month of such distribution date (or, for the first distribution date, the actual number of days elapsed from May 31, 2007, to the 24th day of the month of the first distribution date), and the denominator of which is 360.  To the extent that the fixed payment exceeds the floating payment on any distribution date, amounts otherwise available to pool 1 certificateholders will be applied to make a net payment to the swap provider, and to the extent that the floating payment exceeds the fixed payment on any distribution date, the swap provider will make a net swap payment for deposit into the supplemental interest trust account pursuant to the pooling and servicing agreement for the benefit of the pool 1 certificates.

Upon early termination of the interest rate swap agreement, the supplemental interest trust or the swap provider may be liable to make a swap termination payment to the other party (regardless of which party caused the termination).  The swap termination payment will be computed in accordance with the procedures set forth in the interest rate swap agreement.

Net swap payments and swap termination payments payable by the supplemental interest trust (other than swap termination payments resulting from a swap provider trigger event) will be deducted from available funds with respect to pool 1 before distributions to the pool 1 certificates and will first be deposited into the swap account before payment to the swap provider.

We refer you to “Description of the Certificates—Distributions on the Pool 1 Certificates—The Interest Rate Swap Agreement, the Interest Rate Cap Agreement  and the Supplemental Interest Trust Account” in this prospectus supplement for more information.

Interest Rate Cap Agreement. Wells Fargo Bank, N.A. as supplemental interest trust trustee of the supplemental interest trust, is expected to enter into an interest rate cap agreement with JPMorgan Chase Bank, National Association as cap provider for the benefit of the pool 1 certificates.  Under the interest rate cap agreement, on certain distribution dates, payments may be made by the cap provider and deposited into the supplemental interest trust account.  Amounts on deposit in the supplemental interest trust account will be available to make certain payments to the pool 1 certificates entitled to the benefits of the interest rate cap agreement.  Such payments may include the payment of basis risk shortfall carryover amounts, payments made to restore the overcollateralization target amount and to payments of interest shortfalls and unpaid realized loss amounts on the pool 1 certificates.

We refer you to “Description of the Certificates—Distributions on the Pool 1 Certificates— The Interest Rate Swap Agreement, the Interest Rate Cap Agreement  and the Supplemental Interest Trust Account” in this prospectus supplement for more information.

CREDIT ENHANCEMENT-AGGREGATE POOL A

Subordination.  The aggregate pool A subordinate classes will provide credit enhancement for the aggregate pool A senior certificates.  In addition, the Class C-B-1 Certificates will have a payment priority over the Class C-B-2, Class C-B-3, Class C-B-4, Class C-B-5 and Class C-B-6 Certificates; the Class C-B-2 Certificates will have a payment priority over the Class C-B-3, Class C-B-4, Class C-B-5 and Class C-B-6 Certificates; the Class C-B-3 Certificates will have a payment priority over the Class C-B-4, Class C-B-5 and Class C-B-6 Certificates; the Class C-B-4 Certificates will have a payment priority over the Class C-B-5 and Class C-B-6 Certificates; and the Class C-B-5 Certificates will have a payment priority over the Class C-B-6 Certificates.

If the mortgage loans in any pool in aggregate pool A experience losses, then, generally, the principal amount of the class of aggregate pool A subordinate certificates that is lowest in seniority and still outstanding will be reduced by the amount of those realized losses until the total outstanding principal amount of such class equals zero.

If a loss has been allocated to reduce the principal amount of your class of certificates, you will receive no payment in respect of that reduction.  If the applicable subordination provided by the aggregate pool A subordinate certificates is insufficient to absorb losses, then the senior certificates relating to the pool incurring the realized losses will be allocated such losses and may never receive all of their principal payments.

Special hazard losses, bankruptcy losses, and fraud losses in excess of the related coverage amounts set forth in this prospectus supplement are, in general, allocated pro rata to each affected class of related certificates instead of first being allocated to the subordinate certificates.  Unlike other realized losses, these excess losses on the mortgage loans will be allocated pro rata among all related classes of certificates.

Notwithstanding the foregoing, any realized losses, including excess losses (i) on the pool 2 mortgage loans that would otherwise be allocated to the Class 2-A-1 Certificates will instead be allocated to the Class 2-A-2 Certificates, until the class principal amount of the Class 2-A-2 Certificates has been reduced to zero, (ii) on the pool 3 mortgage loans that would otherwise be allocated to the Class 3-A-1 Certificates will instead be allocated to the Class 3-A-2 Certificates, until the class principal amount of the Class 3-A-2 Certificates has been reduced to zero and (iii) on the pool 4 mortgage loans that would otherwise be allocated to the Class 4-A-1 Certificates will instead be allocated to the Class 4-A-2 Certificates, until the class principal amount of the Class 4-A-2 Certificates has been reduced to zero.

Shifting of Interest.  In addition, to extend the period during which the subordinate classes of certificates related to aggregate pool A remain available as credit enhancement to the related senior certificates, the entire amount of any prepayments and certain other unscheduled recoveries of principal received on the mortgage loans in a pool related to aggregate pool A will be allocated to the related senior certificates during the first seven years after the cut-off date.  This disproportionate allocation will continue but be subject to reduction over an additional four year period as described in this prospectus supplement, unless certain loss and delinquency triggers (as set forth in the definition of “Senior Prepayment Percentage” in the Glossary hereto) are exceeded. This will accelerate the amortization of the senior certificates related to aggregate pool A as a whole while, in the absence of realized losses on the related mortgage loans, increasing the percentage interest in the principal balance of the related mortgage loans that the subordinate classes of certificates related to aggregate pool A evidence.

We refer you to “Risk Factors — Potential Inadequacy of Credit Enhancement,” “Description of the Certificates — Distributions on the Aggregate Pool A Certificates — Priority of Distributions” and “— Allocation of Losses” in this prospectus supplement for more information.

THE MORTGAGE LOANS

Statistical Information.  The statistical mortgage loan information presented in this prospectus supplement is based on the principal balance of such mortgage loans as of the cut-off date. For additional information on the statistical mortgage loans, see “The Mortgage Pool.”

The statistical mortgage loan information does not take into account defaults, delinquencies and prepayments that may occur with respect to the mortgage loans since the cut-off date. As a result, the statistical distribution of the characteristics in the final mortgage pool as of the closing date will vary from the statistical distribution of such characteristics as presented in this prospectus supplement, although such variance will not be material.

In the event of a material breach of the representations and warranties made by the related originator or the seller with respect to a mortgage loan, or in the event that a required document is not included in the mortgage file for a mortgage loan, the related originator or the seller, as applicable, will be required to either cure the breach in all material respects, substitute a new mortgage loan for the affected mortgage loan or repurchase the mortgage loan from the issuing entity.

General.  On the cut-off date, the assets of the issuing entity consisted of (i) pool 1, consisting of 3,559 mortgage loans with a total principal balance of approximately $1,205,066,521 and (ii) aggregate pool A, consisting of 550 mortgage loans with a total principal balance of approximately $211,854,389.  The mortgage loans consist primarily of adjustable rate, fully amortizing and balloon, first lien residential mortgage loans, substantially all of which have an original term to stated maturity of 30 years.

Pool 1A Mortgage Loans.  The pool 1A mortgage loans consist of 1,911 mortgage loans having a total principal balance of approximately $436,242,226.  The mortgage interest rates of approximately 0.05%, 1.64%, 6.72%, 79.81%, 9.80% and 1.98% of the pool 1A mortgage loans adjust, commencing approximately one year, two years, three years, five years, seven years or ten years after origination, respectively, based on the Six-Month LIBOR index, the 1-Year LIBOR index or the 1-Year CMT index, and all of such pool 1A mortgage loans have original terms to maturity of 30 years.

Approximately 1.59%, 0.19% and 89.10% of the pool 1A mortgage loans provide for payments of interest at the related mortgage interest rate, but no payments of principal, for a period of five, seven and ten years, respectively, following origination of such mortgage loan.  Following such interest-only period, the monthly payment with respect to each such mortgage loan will be increased to an amount sufficient to amortize the principal balance of such mortgage loan over its remaining term and to pay interest at the related mortgage interest rate.

Pool 1B Mortgage Loans.  The pool 1B mortgage loans consist of 1,648 mortgage loans having a total principal balance of approximately $768,824,295.  The mortgage interest rates of approximately 2.13%, 5.18%, 58.14%, 31.77% and 2.78% of the pool 1B mortgage loans adjust, commencing approximately two years, three years, five years, seven years or ten years after origination, respectively, based on the Six-Month LIBOR index, the 1-Year LIBOR index or the 1-Year CMT index, and substantially all of such pool 1B mortgage loans have original terms to maturity of 30 years.

Approximately 0.68%, 1.11% and 91.52% of the pool 1B mortgage loans provide for payments of interest at the related mortgage interest rate, but no payments of principal, for a period of five, seven and ten years, respectively, following origination of such mortgage loan.  Following such interest-only period, the monthly payment with respect to each such mortgage loan will be increased to an amount sufficient to amortize the principal balance of such mortgage loan over its remaining term and to pay interest at the related mortgage interest rate.

Pool 2 Mortgage Loans.  The pool 2 mortgage loans consist of 287 mortgage loans having a total principal balance of approximately $75,086,071.  The mortgage interest rates of all of the pool 2 mortgage loans adjust, commencing approximately five years after origination based on the Six-Month LIBOR index or the 1-Year LIBOR index, and all of such pool 2 mortgage loans have original terms to maturity of 30 years.

Approximately 2.43% and 91.26% of the pool 2 mortgage loans provide for payments of interest at the related mortgage interest rate, but no payments of principal, for a period of five and ten years, respectively, following origination of such mortgage loan.  Following such interest-only period, the monthly payment with respect to each such mortgage loan will be increased to an amount sufficient to amortize the principal balance of such mortgage loan over its remaining term and to pay interest at the related mortgage interest rate.

Pool 3 Mortgage Loans.  The pool 3 mortgage loans consist of 102 mortgage loans having a total principal balance of approximately $63,560,240.  The mortgage interest rates of all of the pool 3 mortgage loans adjust, commencing approximately five years after origination, based on the Six-Month LIBOR index or the 1-Year LIBOR index, and all of such pool 3 mortgage loans have original terms to maturity of 30 years.

Approximately 0.67% and 87.67% of the pool 3 mortgage loans provide for payments of interest at the related mortgage interest rate, but no payments of principal, for a period of five and ten years, respectively, following origination of such mortgage loan.  Following such interest-only period, the monthly payment with respect to each such mortgage loan will be increased to an amount sufficient to amortize the principal balance of such mortgage loan over its remaining term and to pay interest at the related mortgage interest rate.

Pool 4 Mortgage Loans.  The pool 4 mortgage loans consist of 161 mortgage loans having a total principal balance of approximately $73,208,076.  The mortgage interest rates of all of the pool 4 mortgage loans adjust, commencing approximately seven years after origination, based on the Six-Month LIBOR index, the 1-Year LIBOR index or the 1-Year CMT index, and all of such pool 4 mortgage loans have original terms to maturity of 30 years.

Approximately 4.81% and 88.58% of the pool 4 mortgage loans provide for payments of interest at the related mortgage interest rate, but no payments of principal, for a period of seven and ten years, respectively, following origination of such mortgage loan.  Following such interest-only period, the monthly payment with respect to each such mortgage loan will be increased to an amount sufficient to amortize the principal balance of such mortgage loan over its remaining term and to pay interest at the related mortgage interest rate.

Summary Statistical Data.  The following table summarizes the characteristics of the mortgage loans in aggregate pool A, each pool and each subpool as of the cut-off date. Additional information concerning the statistical characteristics of the mortgage loans in aggregate pool A, each pool and each subpool as of the cut-off date can be found at “Description of the Mortgage Pool — Tabular Characteristics of the Mortgage Loans” in this prospectus supplement.

Aggregate Outstanding Principal Balance
Pool 1:	$1,205,066,521
Pool 1A:	$436,242,226
Pool 1B:	$768,824,295
Aggregate Pool A:	$211,854,389
Pool 2:	$75,086,071
Pool 3:	$63,560,240
Pool 4:	$73,208,076

Aggregate Number of Mortgage Loans
Pool 1:	3,559
Pool 1A:	1,911
Pool 1B:	1,648
Aggregate Pool A:	550
Pool 2:	287
Pool 3:	102
Pool 4:	161

Average Stated Principal Balance
Pool 1:	$338,596
Pool 1A:	$228,279
Pool 1B:	$466,519
Aggregate Pool A:	$385,189
Pool 2:	$261,623
Pool 3:	$623,139
Pool 4:	$454,708

Weighted Average Current Mortgage Rate
Pool 1:	7.050%
Pool 1A:	7.061%
Pool 1B:	7.043%
Aggregate Pool A:	6.218%
Pool 2:	6.235%
Pool 3:	6.262%
Pool 4:	6.161%

Weighted Average Margin
Pool 1:	2.640%
Pool 1A:	2.763%
Pool 1B:	2.571%
Aggregate Pool A:	2.420%
Pool 2:	2.557%
Pool 3:	2.390%
Pool 4:	2.303%

Weighted Average Original Term to Maturity
Pool 1:	360 months
Pool 1A:	360 months
Pool 1B:	360 months
Aggregate Pool A:	360 months
Pool 2:	360 months
Pool 3:	360 months
Pool 4:	360 months

Weighted Average Remaining Term to Maturity
Pool 1:	356 months
Pool 1A:	356 months
Pool 1B:	357 months
Aggregate Pool A:	357 months
Pool 2:	356 months
Pool 3:	357 months
Pool 4:	358 months

SERVICING OF THE MORTGAGE LOANS

The master servicer will supervise the performance of each servicer under the related purchase and servicing agreement and the servicing agreements, as applicable.

Under the purchase and servicing agreements and the servicing agreements, the servicers are generally obligated to make monthly advances of cash (to the extent such advances are deemed recoverable), which will be included with mortgage principal and interest collections, in an amount equal to any delinquent monthly payments due on the related mortgage loans on the immediately preceding determination date.  The master servicer will be obligated to make any required advance if a servicer fails in its obligation to do so, to the extent described in this prospectus supplement.  The master servicer and the servicers will be entitled to reimburse themselves for any such advances from future payments and collections (including insurance or liquidation proceeds) with respect to the related mortgage loans.  However, if the master servicer or the servicers make advances which are determined to be nonrecoverable from future payments and collections on the related mortgage loan, such parties will be entitled to reimbursement for such advances prior to any distributions to certificateholders.

The servicers will also make interest payments to compensate in part for any shortfall in interest payments on the certificates which results from a mortgagor prepaying a related mortgage loan.  If the servicers fail to make required payments in respect of such shortfalls, the master servicer will be obligated to reduce a portion of its master servicing fee to the extent necessary to fund any such shortfalls.

We refer you to “Servicing of the Mortgage Loans” in this prospectus supplement for more detail.

FEES AND EXPENSES

Before payments are made on the certificates, each servicer will be paid a monthly fee calculated either as 0.2000% per annum, with respect to certain mortgage loans, 0.2500% per annum, with respect to certain mortgage loans and 0.3750% per annum, with respect to certain mortgage loans.  As of the cut-off date, the weighted average servicing fee (i) on the mortgage loans in pool 1 is approximately 0.2572% per annum, (ii) on the mortgage loans in pool 1A is approximately 0.2602% per annum, (iii) on the mortgage loans in pool 1B is approximately 0.2555% per annum, (iv) on the mortgage loans in aggregate pool A is approximately 0.2457% per annum, (v) on the mortgage loans in pool 2 is approximately 0.2524% per annum, (vi) on the mortgage loans in pool 3 is approximately 0.2537% per annum and (vii) on the mortgage loans in pool 4 is approximately 0.2318% per annum.  With respect to approximately 4.08% and 12.55% of the mortgage loans in Pool 1 and Aggregate Pool A, respectively, the servicing fee rate will increase by 0.175% per annum on the first adjustment date for such mortgage loan.

In addition, before payments are made on the certificates, the mortgage insurer will be paid a monthly fee for each mortgage loan covered by the primary mortgage insurance policy, at a rate designated in the UG Policy (as defined herein) of 0.478% per annum.  As of the cut-off date, the weighted average mortgage insurance premium rate on the mortgage loans covered under the mortgage insurance is approximately 0.478% per annum, the weighted average primary mortgage insurance policy premium rate on all of the mortgage loans in pool 1 is approximately 0.242% per annum and the weighted average primary mortgage insurance policy premium rate on all of the mortgage loans in aggregate pool A is approximately 0.001% per annum.

Compensation to the securities administrator will consist of the securities administration fee equal to approximately 0.006% per annum on the principal balance of each mortgage loan.  This fee will be paid before any distributions are made on the certificates.  The securities administrator will pay the trustee fee and the master servicing fee from such securities administration fee.  Expenses of the servicers, the master servicer, the trustee, the mortgage insurer and the securities administrator may be reimbursed from the issuing entity before payments are made on the certificates.

MATERIAL FEDERAL INCOME
TAX CONSEQUENCES

For federal income tax purposes, all or a portion of the issuing entity will comprise multiple REMICs in a tiered REMIC structure.  Each class of offered certificates, other than the Exchangeable Certificates and the Class A-R Certificates, will represent regular interests in a REMIC, coupled in some cases with certain rights and obligations.  The Class A-R Certificates will represent ownership of the residual interest in the upper-tier REMIC.  The residual interests in the remaining REMICs are not offered hereby.

We refer you to “Material Federal Income Tax Consequences” in this prospectus supplement and in the prospectus for more information.

ERISA MATTERS

The offered certificates may be eligible for acquisition by persons investing assets of employee benefit plans or other retirement arrangements that are subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”) (“Plans”) provided the acquisition and holding of such pool 1 offered certificates is eligible for the exemptive relief available under one of the administrative class or statutory exemptions described in this prospectus supplement under “ERISA Considerations”.

We refer you to “ERISA Matters” in this prospectus supplement and “ERISA Considerations” in the accompanying prospectus for more information.

LEGAL INVESTMENT

Generally, the certificates offered by this prospectus supplement, other than the Class 1-M-6, Class 1-B-1, Class 1-B-2, Class C-B-2, Class C-B-3 and Class A-R Certificates, will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, so long as they are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization.  You should consult your legal advisor in determining whether and to what extent the offered certificates constitute legal investments for you.

There are other restrictions on the ability of certain types of investors to purchase the certificates that prospective investors should consider.

We refer you to “Legal Investment” in the prospectus for more information.

RATING OF THE CERTIFICATES

The certificates offered by this prospectus supplement will initially have ratings at least as high as the ratings specified on page S-1 from Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., Moody’s Investors Service, Inc. and Fitch, Inc.

The ratings assigned to the Interest-Only Certificates do not address whether investors will recoup their initial investment.

RISK FACTORS

Investors should consider the following factors in connection with the purchase of certificates.  You should also consider the risk factors described in the accompanying prospectus.  All statistical information referred to in this section is based on the applicable pool as constituted on the cut-off date.

Prepayments Are Unpredictable and Affect Yield

The rate of principal distributions and yield to maturity on the certificates will be directly related to the rate of principal payments on the mortgage loans in the related pool or pools.  Approximately 82.29%, 77.74%, 84.88%, 88.30%, 84.35%, 95.73% and 85.90% of the mortgage loans in pool 1, pool 1A, pool 1B, aggregate pool A, pool 2, pool 3 and pool 4, respectively, may be prepaid in whole or in part at any time without payment of a prepayment penalty.  The remaining mortgage loans impose a penalty for certain early full or partial prepayments of a mortgage loan.  If a mortgage loan imposes a prepayment penalty and the mortgagor makes a prepayment during a specified period which generally ranges from a minimum of six months to a maximum of five years after origination and the amount of such prepayment is in excess of a certain amount, a penalty is imposed and will be collected to the extent permitted under applicable law.  Prepayment penalties may discourage mortgagors from prepaying their mortgage loans during the penalty period and, accordingly, affect the rate of prepayment of such mortgage loans even in a declining interest rate environment.

The rate of principal payments on mortgage loans is influenced by a wide variety of economic, geographic, social and other factors, including general economic conditions, the level of prevailing interest rates, the availability of alternative financing and homeowner maturity.  For example, if interest rates for similar loans fall below the interest rates on the mortgage loans, the rate of prepayment would generally be expected to increase.  Conversely, if interest rates on similar loans rise above the interest rates on the mortgage loans, the rate of prepayment would generally be expected to decrease.

We cannot predict the rate at which borrowers will repay their mortgage loans.  The yield to maturity of the certificates will also be affected by the master servicer’s exercise of its optional clean-up redemption rights with respect to the related pool or pools.

See “Risk Factors— Yield is Sensitive to Rate of Principal Prepayment” in the prospectus and “Yield, Prepayment and Weighted Average Life” in this prospectus supplement for a description of the factors that may influence the rate and timing of prepayments on the mortgage loans.

Recent Developments in the Residential Mortgage Market May Adversely Affect the Yields of the Offered Certificates

Recently, the residential mortgage market in the United States has experienced a variety of difficulties and changed economic conditions that may adversely affect the yield on your certificates.  Delinquencies and losses with respect to residential mortgage loans generally have increased in recent months, and may continue to increase, particularly in the subprime sector.  In addition, in recent months housing prices and appraisal values in many states have declined or stopped appreciating, after extended periods of significant appreciation.  A continued decline or an extended flattening of those values may result in additional increases in delinquencies and losses on residential mortgage loans generally, particularly with respect to second homes and investor properties and with respect to any residential mortgage loans whose aggregate loan amounts (including any subordinate liens) are close to or greater than the related property values.

Another factor that may have contributed to, and may in the future result in, higher delinquency rates is the increase in monthly payments on adjustable rate mortgage loans.  Borrowers with adjustable payment mortgage loans are being exposed to increased monthly payments when the related mortgage interest rate adjusts upward from the initial fixed rate or a low introductory rate, as applicable, to the rate computed in accordance with the applicable index and margin.  This increase in borrowers’ monthly payments, together with any increase in prevailing market interest rates, may result in significantly increased monthly payments for borrowers with adjustable rate mortgage loans.

Borrowers seeking to avoid these increased monthly payments by refinancing their mortgage loans may no longer be able to find available replacement loans at comparably low interest rates.  A decline in housing prices may also leave borrowers with insufficient equity in their homes to permit them to refinance, and in addition, many mortgage loans have prepayment premiums that inhibit refinancing.  Furthermore, borrowers who intend to sell their homes on or before the expiration of the fixed rate periods on their mortgage loans may find that they cannot sell their properties for an amount equal to or greater than the unpaid principal balance of their loans.  These events, alone or in combination, may contribute to higher delinquency rates.

In addition, numerous residential mortgage loan originators that originate subprime mortgage loans have recently experienced serious financial difficulties and, in some cases, bankruptcy.  Those difficulties have resulted in part from declining markets for mortgage loans as well as from claims for repurchases of mortgage loans previously sold under provisions that require repurchase in the event of early payment defaults, or for material breaches of representations and warranties made on the mortgage loans, such as fraud claims.  The financial condition of a mortgage lender may also be adversely affected by the increasing rate of delinquencies and defaults on adjustable rate loans.

The inability of an originator to repurchase mortgage loans in the event of breaches of representations and warranties may affect the performance of the offered certificates.

The mortgage loans in the trust fund do not include subprime mortgage loans; however, many originators that underwrite prime or “alt-A” mortgage loans also underwrite subprime mortgage loans and consequently may have exposure to the subprime mortgage market.  You should consider that the general market conditions discussed above may affect the performance of the mortgage loans and may adversely affect the yield on your certificates.

Governmental action may affect foreclosures

In addition to the limitations on foreclosure described in the prospectus, legislative or regulatory initiatives by federal, state or local legislative bodies or administrative agencies, if enacted or adopted, could delay foreclosure, provide new defenses to foreclosure or otherwise impair the ability of a servicer to foreclose on a defaulted loan.  Various jurisdictions have considered or are currently considering such actions, and we cannot predict the nature or extent of limitations on foreclosure that may be enacted.  Any such governmental actions that interfere with the foreclosure process could affect yields on the offered certificates, particularly the subordinated certificates.

Mortgage Loan Rates May Adversely Affect the Yield on Your Certificates

The mortgage interest rate on each mortgage loan will be based on the Six-Month LIBOR, 1-Year LIBOR or 1-Year CMT Index.  No prediction can be made as to future levels of any of these indices or as to the timing of any changes therein, each of which will directly affect the yields of the related classes of certificates.

A variety of factors could limit the interest rates on the Certificates and may adversely affect the yields to maturity on the Certificates.  Some of these factors are described below.

·

The LIBOR Certificates accrue interest at a certificate interest rate equal to the One-Month LIBOR index plus the related certificate margin and the Class 1-2-A6 Certificates accrue interest at a certificate interest rate equal to the Federal Funds Rate plus the related certificate margin, but, in each case, are subject to a limit equal to the lesser of (a) the related net WAC cap (adjusted for the actual number of days in the related accrual period) and (b) 11.50% per annum.  The certificate interest rates for the LIBOR Certificates and the Class 1-2-A6 Certificates adjust monthly while the mortgage rates on the pool 1 mortgage loans adjust less frequently.  Consequently, the cap on the interest rate applicable to these Certificates based on the weighted average of the net interest rates of the pool 1 mortgage loans may limit increases in such certificate interest rates for extended periods if the index applicable to such certificates is rising.  As a result, these Certificates may accrue less interest than such class would have accrued if its interest rate was based solely on the related index plus the related certificate margin.

·

Six-Month LIBOR, 1-Year LIBOR or 1-Year CMT may change at different times and in different amounts than One-Month LIBOR and the Federal Funds Rate.  As a result, it is possible that the Six-Month LIBOR, 1-Year LIBOR or 1-Year CMT rate applicable to the pool 1 mortgage loans may decline while the index applicable to the LIBOR Certificates and the Class 1-2-A6 Certificates is stable or rising, increasing the likelihood that the limit (described above) will apply to the certificate interest rate applicable to the LIBOR Certificates and the Class 1-2-A6 Certificates.  It is also possible that the Six-Month LIBOR, 1-Year LIBOR or 1-Year CMT rate applicable to the pool 1 mortgage loans and the One-Month LIBOR rate applicable to the LIBOR Certificates and the Federal Funds Rate applicable to the Class 1-2-A6 Certificates may decline or increase during the same period, but either such index may decline more slowly or increase more rapidly.

·

All of the pool 1 mortgage loans have periodic and maximum limitations on adjustments to their interest rates.

If the certificate interest rate on any class of Pool 1 Certificates is subject to the cap described above, the resulting basis risk shortfalls may be recovered by the holders of such Pool 1 Certificates, as applicable, on such distribution date or on future distribution dates to the extent that there is sufficient cashflow generated under the interest rate swap agreement and the interest rate cap agreement and there are available funds remaining after distributions on the related certificates and the payment of certain fees and expenses of the issuing entity allocable to pool 1 (including any net swap payment owed to the swap provider and any swap termination payment owed to the swap provider, other than any swap termination payment resulting from a swap provider trigger event).  No assurances can be given that such additional funds will be available.

Amounts distributed on the Pool 1 Certificates in respect of basis risk shortfalls may be supplemented by payments made under the interest rate swap agreement and the interest rate cap agreement to the extent that the floating payment by the swap provider exceeds the fixed payment by the supplemental interest trust on any distribution date on which the swap agreement is in effect and such amount is available to pay such basis risk shortfalls.  However, the amount received from the swap provider under the interest rate swap agreement and from the cap provider under the interest rate cap agreement may be insufficient to pay the holders of the Pool 1 Certificates the full amount of interest which they would have received absent the limitations of the rate cap on such certificates.

See “Description of the Certificates—Distributions on the Pool 1 Certificates — Distributions of Interest” in this prospectus supplement.

Additional Risk is associated with the 1-1-A2, Class 1-2-A5, Class 2-A-2, Class 3-A-2 and Class 4-A-2 Certificates.

Investors in the Class 1-1-A2 Certificates should be aware that, on any distribution date after which the aggregate class principal balances of the pool 1 subordinate and pool 1 mezzanine certificates and overcollaterization amount are reduced to zero, losses on the pool 1A mortgage loans will be allocated to the Class 1-1-A2 Certificates, until its class principal amount is reduced to zero.  Investors in the Class 1-2-A5 Certificates should be aware that, on any distribution date after which the aggregate class principal balances of the pool 1 subordinate and pool 1 mezzanine certificates and overcollateralization amount are reduced to zero, losses on the pool 1B mortgage loans will be allocated to the Class 1-2-A5 Certificates, until its class principal amount is reduced to zero.  Investors in the Class 2-A-2 Certificates should be aware that, on any distribution date, losses that would otherwise be allocated to the Class 2-A-1 Certificates will be allocated to the Class 2-A-2 Certificates, until its class principal amount is reduced to zero.  Investors in the Class 3-A-2 Certificates should be aware that, on any distribution date, losses that would otherwise be allocated to the Class 3-A-1 Certificates will be allocated to the Class 3-A-2 Certificates, until its class principal amount is reduced to zero.  Investors in the Class 4-A-2 Certificates should be aware that, on any distribution date, losses that would otherwise be allocated to the Class 4-A-1 Certificates will be allocated to the Class 4-A-2 Certificates, until its class principal amount is reduced to zero.

Mortgage Loans with Interest-only Payments and High Balance Loans

Approximately 1.59%, 0.19% and 89.10% of the pool 1A mortgage loans provide for payment of interest at the related mortgage rate, but no payment of principal, for a period of five, seven and ten years, respectively, following the origination of the related mortgage loan.  Approximately 0.68%, 1.11% and 91.52% of the pool 1B mortgage loans provide for payment of interest at the related mortgage rate, but no payment of principal, for a period of five, seven and ten years, respectively, following the origination of the related mortgage loan.  Approximately 2.43% and 91.26% of the pool 2 mortgage loans provide for payment of interest at the related mortgage rate, but no payment of principal, for a period of five and ten years, respectively, following the origination of the related mortgage loan.  Approximately 0.67% and 87.67% of the pool 3 mortgage loans provide for payment of interest at the related mortgage rate, but no payment of principal, for a period of five and ten years, respectively, following the origination of the related mortgage loan.  Approximately 4.81% and 88.58% of the pool 4 mortgage loans provide for payment of interest at the related mortgage rate, but no payment of principal, for a period of seven and ten years, respectively, following the origination of the related mortgage loan.  Following the applicable interest-only period, the monthly payment with respect to each such mortgage loan will be increased to an amount sufficient to amortize the principal balance of such mortgage loan over its remaining term, and to pay interest at the related mortgage interest rate.

See “Risk Factors — Risks Related to Loans with Interest-Only Payments” in the prospectus for a discussion of the risks related to interest-only mortgage loans.

As of the cut-off date, approximately 15.35%, 6.62% and 21.93%  of the pool 1B, pool 3 and pool 4 mortgage loans, respectively, were in excess of $1,000,000.  You should consider the risk that the loss and delinquency experience on these high balance loans may have a disproportionate effect on such pool or subpool, as applicable.

Simultaneous Second Lien Risk

With respect to a substantial portion of the mortgage loans, at the time of origination of the first lien mortgage loan, the originator also originated a second lien mortgage loan which is not included in the mortgage pool.  With respect to mortgage loans that have second lien mortgage loans encumbering the same mortgaged property, foreclosure frequency may be increased relative to mortgage loans that do not have subordinate financing behind them since mortgagors have less equity in the mortgaged property. In addition, the servicer may declare a default on the second lien loan even though the first lien loan is current which would constitute a default on the first lien loan. In addition to the mortgage loans discussed above that have simultaneous subordinate financing provided by the originator, with respect to certain other mortgage loans, at the time of origination of the first lien mortgage loan, the related mortgaged property may also be encumbered by a second lien mortgage to a mortgagee other than the originator. Investors should also note that any mortgagor may obtain subordinate financing at any time subsequent to the date of origination of their mortgage loan from the originator or from any other lender.

Limited Cross-Collateralization Among The Pools in Aggregate Pool A; Limited Recourse

With very limited exception described in “Description of the Certificates — Limited Cross-Collateralization Among the Pools in Aggregate Pool A,” interest and principal on the senior certificates related to aggregate pool A will be allocated based on amounts collected in respect of the mortgage loans in either pool 2, pool 3 or pool 4.  In the case of the senior certificates, the pools will generally not be “cross-collateralized” — interest and principal collections received from the mortgage loans in a pool in aggregate pool A will generally only be available for distribution to the senior certificates related to that pool and not to the senior certificates related to the other pool.  For example, collections from pool 2 will generally only be available to make distributions to the Class 2-A-1 and Class 2-A-2 Certificates, but not to the other classes of senior certificates; and collections from all pools in aggregate pool A will be available to make distributions to the aggregate pool A subordinate certificates.

Because the aggregate pool A subordinate certificates represent interests in all pools in aggregate pool A the class principal amounts of such subordinate certificates could be reduced to zero as a result of realized losses on the mortgage loans in any pool in aggregate pool A.  Therefore, the allocation of realized losses on the mortgage loans in one pool in aggregate pool A to the aggregate pool A subordinate certificates will reduce the subordination provided by such subordinate certificates to the classes of senior certificates related to the other pools in aggregate pool A.  This will increase the likelihood that future realized losses may be allocated to senior certificates related to the pool or pools that did not suffer those previous losses.

There is no cross-collateralization between the certificates related to aggregate pool A and pool 1.

Potential Inadequacy of Credit Enhancement

Neither the certificates nor the assets of the issuing entity will be guaranteed by the depositor, the seller, the master servicer, the servicers, the securities administrator, the trustee or any of their respective affiliates or insured by any governmental agency.  Consequently, if collections on the related mortgage loans are insufficient to make all payments required on the certificates and the protection against losses provided by subordination is exhausted, you may incur a loss on your investment.

The certificates are not insured by any financial guaranty insurance policy.  The subordination and loss allocation features described in this prospectus supplement are intended to enhance the likelihood that holders of more senior classes of certificates will receive regular payments of interest and principal, as applicable, but are limited in nature and may be insufficient to cover all losses on the related mortgage loans.  None of the depositor, the master servicer, any servicer, the securities administrator, the trustee nor any of their respective affiliates will have any obligation to replace or supplement any credit enhancement or to take any other action to maintain the rating of the certificates.

Pool 1 - The credit enhancement features described in this prospectus supplement for pool 1 are intended to enhance the likelihood that holders of the pool 1 senior and pool 1 mezzanine certificates will receive regular payments of interest and principal.  However, we cannot assure you that the credit enhancement will adequately cover any shortfalls in cash available to pay your certificates as a result of delinquencies or defaults on the pool 1 mortgage loans.  If delinquencies or defaults occur on the pool 1 mortgage loans, neither the servicer nor any other entity will advance scheduled monthly payments of interest and principal on delinquent or defaulted mortgage loans if such advances are not likely to be recovered.

If losses occur as a result of defaults and delinquent payments on the pool 1 mortgage loans, holders of pool 1 certificates may suffer losses.  If excess interest on the pool 1 mortgage loans, overcollateralization for pool 1 and available net swap payments and cap payments received under the interest rate swap agreement and interest rate cap agreement are insufficient to absorb losses on the pool 1 mortgage loans, then distributions to the Class 1-CE Certificates will be reduced and certain classes of pool 1 certificates will incur losses and may never receive all of their principal payments.  After extinguishing all other credit enhancement for pool 1, losses on the pool 1 mortgage loans will be allocated (i) first, to the pool 1 subordinate certificates, in reverse order of their priority of payment, (ii) second, to the pool 1 mezzanine certificates, in reverse order of their priority of payment and (iii) third, to the Class 1-1-A2 Certificates, if such loss is on a pool 1A mortgage loan or to the Class 1-2-A5 Certificates, if such loss is on a pool 1B mortgage loan, in each case until the class principal amount thereof has been reduced to zero.  The Class 1-1-A1, Class 1-2-A1, Class 1-2-A2, Class 1-2-A3, Class 1-2-A4 and Class 1-2-A6 Certificates will not be allocated realized losses; however, investors in these classes should realize that under certain loss scenarios these holders may not receive all interest and principal distributions to which they are entitled.  Investors in the pool 1 senior certificates should note that the class principal amount of the pool 1 mezzanine and pool 1 subordinate certificates may be reduced as a result of losses on either the pool 1A mortgage loans or pool 1B mortgage loans.  This will increase the likelihood that future realized losses may be allocated to the applicable pool 1 senior certificates related to the subpool that did not suffer these previous losses.

Aggregate Pool A - The amount of any realized losses, other than excess losses, experienced on a mortgage loan in aggregate pool A will be applied to reduce the principal amount of the class of aggregate pool A subordinate certificates with the highest numerical class designation, until the principal balance of that class has been reduced to zero.  If subordination is insufficient to absorb losses, then holders of more senior classes will incur realized losses and may never receive all of their principal payments.  You should consider the following:

•

if you buy a Class C-B-3 Certificate and losses on the mortgage loans in aggregate pool A exceed the total principal amount of the Class C-B-4, Class C-B-5 and Class C-B-6 Certificates, the principal amount of your certificate will be reduced proportionately with the principal amount of the other Class C-B-3 Certificates related to aggregate pool A by the amount of that excess;

•

if you buy a Class C-B-2 Certificate and losses on the mortgage loans in aggregate pool A exceed the total principal amount of the Class C-B-3, Class C-B-4, Class C-B-5 and Class C-B-6 Certificates, the principal amount of your certificate will be reduced proportionately with the principal amount of the other Class C-B-2 Certificates related to aggregate pool A by the amount of that excess;

•

if you buy a Class C-B-1 Certificate and losses on the mortgage loans in aggregate pool A exceed the total principal amount of the Class C-B-2, Class C-B-3, Class C-B-4, Class C-B-5 and Class C-B-6 Certificates, the principal amount of your certificate will be reduced proportionately with the principal amount of the other Class C-B-1 Certificates related to aggregate pool A by the amount of that excess; and

•

after the total class principal amount of the subordinate certificates related to aggregate pool A has been reduced to zero realized losses on the mortgage loans in aggregate pool A will reduce the class principal amounts of the related senior certificates, except that any realized losses, (i) that would otherwise be allocated to the Class 2-A-1 Certificates will instead be allocated to the Class 2-A-2 Certificates, until the class principal amount of the Class 2-A-2 Certificates has been reduced to zero, (ii) that would otherwise be allocated to the Class 3-A-1 Certificates will instead be allocated to the Class 3-A-2 Certificates, until the class principal amount of the Class 3-A-2 Certificates has been reduced to zero, and (iii) that would otherwise be allocated to the Class 4-A-1 Certificates will instead be allocated to the Class 4-A-2 Certificates, until the class principal amount of the Class 4-A-2 Certificates has been reduced to zero.  See “Description of the Certificates — Distributions on the Aggregate Pool A Certificates” and “— Allocation of Losses” in this prospectus supplement for more information.

Furthermore, the aggregate pool A subordinate certificates will provide only limited protection against some categories of losses on the mortgage loans in aggregate pool A, such as special hazard losses, bankruptcy losses and fraud losses up to certain amounts specified in this prospectus supplement.  Any losses on the mortgage loans in a pool in aggregate pool A in excess of those amounts will be allocated among each class of senior certificates related to that pool and each class of aggregate pool A subordinate certificates in the manner set forth in this prospectus supplement, even if the principal balance of a class of aggregate pool A subordinate class has not been reduced to zero.  You should note that it is possible that a disproportionate amount of coverage for these types of losses may be experienced by one pool in aggregate pool A which could make certificates related to the other pool in aggregate pool A more likely to suffer a loss.  See “Description of the Certificates — Allocation of Losses” in this prospectus supplement.

Potential Inadequacy of Mortgage Insurance

On the closing date, a loan-level primary mortgage insurance policy will be acquired on behalf of the issuing entity from United Guaranty Mortgage Indemnity Company providing initial insurance coverage for approximately 50.30% of the pool 1 mortgage loans up to the covered amount under the policy.  This loan-level primary insurance policy will generally have the effect of reducing the original loan-to-value ratio of the covered mortgage loans to approximately 65.00%.  This policy is, however, subject to various limitations and exclusions.  As a result, coverage may be limited or denied on some mortgage loans.  In addition, since the amount of coverage under this policy depends on the loan-to-value ratio of the related mortgaged property at the inception of this policy, a decline in the value of the related mortgaged property will not result in increased coverage, and the issuing entity may still suffer a loss on a covered mortgage loan.  Accordingly, the primary mortgage insurance policy will provide only limited protection against losses on the mortgage loans.

See “The Mortgage Insurer” in this prospectus supplement.

Effect of Creditworthiness of Mortgage Insurer on Ratings of Certificates

The ratings assigned to the pool 1 certificates by the rating agencies will be based in part on the financial strength ratings assigned to United Guaranty Mortgage Indemnity Company, the mortgage insurer providing the primary mortgage insurance coverage on certain pool 1 mortgage loans described above.  United Guaranty Mortgage Indemnity Company’s financial strength ratings are currently “AA+” by S&P, “Aa1” by Moody’s and “AA+” by Fitch.  However, any of these ratings could be qualified, reduced or withdrawn at any time.  Any qualification, reduction or withdrawal of the ratings assigned to the mortgage insurer could result in a reduction of the ratings assigned to the pool 1 certificates, which could in turn affect the liquidity and market value of those certificates.

See “The Mortgage Insurer” in this prospectus supplement.

Excess Interest Generated By the Pool 1 Mortgage Loans May Be Insufficient to Maintain Overcollateralization for such Pool

We expect the pool 1 mortgage loans to generate more interest than is needed to pay interest owed on the related certificates and to pay certain fees and expenses of the issuing entity allocated to such pool (including any net swap payment owed to the swap provider).  Any remaining interest generated by the pool 1 mortgage loans will then be used to absorb losses that occur on the pool 1 mortgage loans.  After these financial obligations of the issuing entity are covered, the available excess interest generated by the pool 1 mortgage loans will be used to maintain overcollateralization.  We cannot assure you, however, that enough excess interest will be generated to maintain the required level of overcollateralization.  The factors described below will affect the amount of excess interest that the pool 1 mortgage loans will generate.

·

Every time a pool 1 mortgage loan is prepaid in full or in part, excess interest may be reduced because such pool 1 mortgage loan will no longer be outstanding and generating interest or, in the case of a partial prepayment, will be generating less interest.

•

Every time a pool 1 mortgage loan is liquidated or written off, excess interest may be reduced because such pool 1 mortgage loan will no longer be outstanding and generating interest.

•

If the rates of delinquencies, defaults or losses on the pool 1 mortgage loans turn out to be higher than expected, excess interest will be reduced by the amount necessary to compensate for any shortfalls in cash available on the applicable date to make required distributions on the certificates.

·

The first adjustment of the mortgage rates for approximately 0.02%, 1.95%, 5.74%, 65.98%, 23.82% and 2.49% of the pool 1 mortgage loans, will not occur for approximately one year, two years, three years, five years, seven years or ten years, respectively, after the date of origination.  As a result, the interest rates on the Pool 1 Certificates may increase relative to the interest rates on the related mortgage loans, or may remain constant as the interest rates on the related mortgage loans decline.  In either case, this would require that more of the interest generated by the mortgage loans in a pool be applied to cover interest on the related certificates.

Holding of Mezzanine and Subordinate Certificates Creates Additional Risks

The protections afforded senior certificates in this transaction create risks for the mezzanine and subordinate certificates.  Prior to any purchase of mezzanine or subordinate certificates, consider the following factors that may adversely impact your yield:

·

Because subordinate certificates receive interest and principal distributions after the related senior certificates and mezzanine certificates receive such distributions, there is a greater likelihood that the subordinate certificates will not receive the distributions to which they are entitled on any distribution date.

·

With respect to pool 1, because mezzanine certificates receive interest and principal distributions after the related senior certificates receive such distributions, there is a greater likelihood that the mezzanine certificates will not receive the distributions to which they are entitled on any distribution date.

·

Except under circumstances described in this prospectus supplement, the aggregate pool A subordinate certificates entitled to principal are not entitled to a full proportionate share of principal prepayments on the related mortgage loans until the beginning of the twelfth year after the closing date.  In addition, if certain losses on the related mortgage loans exceed stated levels, a portion of the principal distribution payable to such classes of aggregate pool A subordinate certificates with higher alphanumerical class designations will be paid to the classes of aggregate pool A subordinate certificates with lower alphanumerical class designations.

·

If the related servicer determines not to advance a delinquent payment on a mortgage loan because such amount is deemed not recoverable from a mortgagor, there may be a shortfall in distributions on the related certificates which will impact the related subordinate and mezzanine certificates.

·

The pool 1 mezzanine and pool 1 subordinate certificates are not expected to receive principal distributions until, at the earliest, the distribution date occurring in June 2010, unless the class principal amounts of the pool 1 senior certificates have been reduced to zero prior to such date.

·

After extinguishing all other credit enhancement for a pool, losses on the mortgage loans in such pool will be allocated to the related subordinate certificates in reverse order of their priority of payment and then, with regard to pool 1, to the pool 1 mezzanine certificates in reverse order of their priority of payment.  A loss allocation results in a reduction of a class principal balance without a corresponding distribution of cash to the holder.  A lower class principal balance will result in less interest accruing on the certificate.

•

The earlier in the transaction that a loss on a mortgage loan in a pool occurs, the greater the impact on the yield of the affected certificates.

Rapid prepayments on the mortgage loans in a mortgage pool will reduce the yield on the related Interest-Only Certificates.

The interest-only certificates receive only distributions of interest.  Distributions to the holders of these classes are based on their notional amount, calculated as described herein.  You should fully consider the risks associated with an investment in the interest-only certificates.  If the related mortgage loans prepay faster than expected, holders of interest-only certificates may not fully recover their initial investment.

The Interest Rate Swap Agreement and the Swap Provider

Any amounts received from the swap provider under the interest rate swap agreement will be applied as described in this prospectus supplement to cover realized losses on the pool 1 mortgage loans, maintain overcollateralization for pool 1 and to pay interest shortfalls and basis risk shortfalls on the pool 1 certificates.  However, no amounts will be payable by the swap provider unless the floating amount owed by the swap provider on a distribution date exceeds the fixed amount owed to the swap provider on such distribution date.  This will not occur except in periods when one-month LIBOR (as determined pursuant to the interest rate swap agreement) generally exceeds 5.2375%.  No assurance can be made that any amounts will be received under the interest rate swap agreement, or that any such amounts that are received will be sufficient to maintain required overcollateralization for pool 1 and to cover interest shortfalls and basis risk shortfalls on the pool 1 certificates and realized losses on the pool 1 mortgage loans.  Any net payment payable to the swap provider under the terms of the interest rate swap agreement will reduce amounts available for distribution to pool 1 certificateholders, and may reduce the interest rates of the pool 1 certificates.  If the rate of prepayments on the pool 1 mortgage loans is faster than anticipated, the schedule on which payments due under the interest rate swap agreement are calculated may exceed the aggregate principal balance of the pool 1 mortgage loans, thereby increasing the relative proportion of interest collections on the pool 1 mortgage loans that must be applied to make net payments to the swap provider.  The combination of a rapid rate of prepayment on the pool 1 mortgage loans and low prevailing interest rates could adversely affect the yields on the pool 1 certificates.  In addition, any termination payment payable to the swap provider (other than a termination payment resulting from a swap provider trigger event) in the event of early termination of the interest rate swap agreement will reduce amounts available for distribution to pool 1 certificateholders.

Upon early termination of the interest rate swap agreement, the supplemental interest trust or the swap provider may be liable to make a swap termination payment to the other party (regardless of which party caused the termination).  The swap termination payment will be computed in accordance with the procedures set forth in the interest rate swap agreement.  In the event that the supplemental interest trust is required to make a swap termination payment, that payment will be paid on the related distribution date, and on any subsequent distribution dates until paid in full, and may be paid prior to distributions to the pool 1 certificates.  This feature may result in losses on the pool 1 certificates.  Due to the priority of the applications of the available funds, the pool 1 subordinate certificates will bear the effects of any shortfalls resulting from a net swap payment and certain swap termination payments by the supplemental interest trust before such effects are borne by the pool 1 senior certificates and pool 1 mezzanine certificates and one or more classes of pool 1 subordinate certificates may suffer a loss as a result of such payment.

To the extent that distributions on the pool 1 certificates depend in part on payments to be received by the supplemental interest trust under the interest rate swap agreement, the ability of the securities administrator to make such distributions on such pool 1 certificates will be subject to the credit risk of the swap provider to the interest rate swap agreement.  The credit ratings of the swap provider as of the date of this prospectus supplement are lower than the ratings assigned to the pool 1 senior certificates.  See “Description of the Certificates—Distributions on the Pool 1 Certificates—The Interest Rate Swap Agreement and the Supplemental Interest Trust Account” in this prospectus supplement.

The Interest Rate Cap Agreement and the Cap Provider

The securities administrator as supplemental interest trust trustee will enter into a interest rate cap agreement with JPMCB, as counterparty.  The interest rate cap agreement will require the counterparty to make certain payments in the circumstances set forth herein under “Description of the Certificates—the Interest Rate Swap Agreement, the Interest Rate Cap Agreement and the Supplemental Interest Trust Fund.”  To the extent that there are basis risk shortfalls on the Pool 1 Certificates, realized losses on the mortgage loans in pool 1 or unpaid realized loss amounts on the certificates, payments of these amounts will be made from payments, if any, received by the supplemental interest trust under the interest rate cap agreement.  The ability of the supplemental interest trust to receive such payments will be subject to the credit risk of the counterparty.

Risks Related to Exchangeable Certificates

The characteristics of the exchangeable certificates in an exchangeable combination will reflect the characteristics of the related REMIC certificates.  Investors should also consider a number of factors that will limit a certificateholder’s ability to exchange REMIC certificates for related exchangeable certificates and vice versa:

•

At the time of the proposed exchange, a certificateholder must own certificates of the related class or classes in the proportions necessary to make the desired exchange as shown in Annex E.

•

A certificateholder that does not own the certificates may be unable to obtain the necessary REMIC certificates or exchangeable certificates.

•

The certificateholder of needed certificates may refuse to sell them at a reasonable price (or any price) or may be unable to sell them.

•

Certain certificates may have been purchased or placed into other financial structures and thus may be unavailable for exchange.

•

Principal distributions will decrease the amounts available for exchange over time and may eliminate the possibility of certain exchanges.

•

Only the combinations listed on Annex E are permitted.

•

After the distribution date in May 2009 the certificateholder will no longer have the ability to exchange REMIC certificates for related exchangeable certificates and vice versa.

Concentration of Mortgage Loans Could Adversely Affect Your Investment

Approximately 25.00%, 42.76%, 40.50%, 55.59% and 33.98% of the pool 1A, pool 1B, pool 2, pool 3 and pool 4 mortgage loans, respectively, are secured by mortgaged properties located in California.  There are also significant concentrations of mortgage loans in other states as described under “Description of the Mortgage Pool-Tabular Characteristics of Mortgage Loans” in this prospectus supplement.  Property in California may be more susceptible than homes located in other parts of the country to some types of uninsurable hazards, such as earthquakes, mudslides, hurricanes, floods, wildfires and eruptions, and civil disturbances such as riots.

Since 2001, California has experienced intermittent energy shortages that have resulted in unpredictable rolling blackouts and higher energy costs. In addition, recently the cost of crude oil reached record highs. These higher energy and fuel costs could reduce the amount of money that the affected obligors have available to make monthly payments. Higher energy costs and blackouts could also cause business disruptions, which could cause unemployment and an economic downturn. Such obligors could potentially become delinquent in making monthly payments or default if they were unable to make payments due to increased energy or fuel bills or unemployment. The issuing entity’s ability to make payments on the certificates could be adversely affected if the related obligors were unable to make timely payments. The depositor cannot predict whether, or to what extent or for how long, such events may occur.

There are also significant concentrations of mortgage loans in other states as indicated in Annex A in this prospectus supplement.  Consequently, losses and prepayments on the mortgage loans and the resultant payments on the related certificates may be affected significantly by changes in the housing markets and the regional economies in any of these areas and by the occurrence of natural disasters, such as earthquakes, hurricanes, tornadoes, tidal waves, mud slides, fires and floods in these areas.

Hurricanes May Have Affected Mortgaged Properties

Hurricanes, which have struck the Gulf Coast region of the United States during the months of July, August, September and October 2005, may have adversely affected any mortgaged properties located in that area.  The related originator or the seller will make a representation and warranty that each mortgaged property is free of material damage and in good repair as of the closing date.  No assurance can be given as to the effect of this event on the rate of delinquencies and losses on the mortgage loans secured by mortgaged properties that were or may be affected by the hurricanes.  Any adverse impact as a result of this event may be borne by the holders of the certificates, particularly if the related originator or seller, as applicable, fails to repurchase any mortgage loan that breaches this representation and warranty or the damage to a mortgaged property occurs after the closing date.

In addition, we are unable to predict the effect of the hurricanes on the economy in the affected regions.  The full economic impact of the hurricanes is uncertain but may affect the ability of borrowers to make payments on their mortgage loans, the ability of the servicer to make collections on mortgage loans and the level of forbearance afforded by the servicer to borrowers.  Initial economic effects appear to include localized areas of nearly complete destruction of the economic infrastructure and cessation of economic activity, regional interruptions in travel and transportation, tourism and economic activity generally, and nationwide decreases in petroleum availability with a corresponding increase in price.

GLOSSARY OF DEFINED TERMS

A glossary of defined terms used in this prospectus supplement begins on page S-97. Any terms used in this prospectus supplement but not defined in the glossary are defined in the accompanying prospectus.

DESCRIPTION OF THE MORTGAGE POOL

General

The following is a summary description of the Mortgage Loans in the Mortgage Pool as of the Cut-off Date.  The information presented herein does not take into account any Mortgage Loans that have or may prepay in full or have been or may be removed because of incomplete documentation or otherwise for the period from the Cut-off Date to the Closing Date, or other Mortgage Loans that may be substituted therefor.  As a result, the information regarding the Mortgage Loans may vary from comparable information based upon the actual composition of the Mortgage Pool as of the Closing Date, although such variance will not be material.

Whenever reference is made herein to a percentage of some or all of the Mortgage Loans, such percentage is determined on the basis of the Stated Principal Balance of the Mortgage Loans in Pool 1, Pool 1A, Pool 1B, Aggregate Pool A, Pool 2, Pool 3, Pool 4 or in the aggregate as of the Cut-off Date, as applicable.

The Mortgage Loans

Certain general information with respect to the Mortgage Loans is set forth below.  Prior to the Closing Date, Mortgage Loans may be removed from the Issuing Entity and other mortgage loans may be substituted therefor.  The Depositor believes that the information set forth herein with respect to the Mortgage Loans as presently constituted is representative of the characteristics of the Mortgage Loans as they will be constituted at the Closing Date, although the numerical data and certain other characteristics of the Mortgage Loans described herein may vary within a range of plus or minus 5%.

The Sponsor selected the Mortgage Loans for sale to the Depositor from among its portfolio of mortgage loans based on a variety of considerations, including type of mortgage loan, geographic concentration, range of mortgage interest rates, principal balance, credit scores and other characteristics.  In making this selection, the Sponsor took into account investor preferences and the Sponsor’s objective of obtaining the most favorable combination of ratings on the Certificates.

None of the Mortgage Loans will be guaranteed by any governmental agency.  Pursuant to the Assignment Agreements, the Seller and the Depositor will assign to the Trustee, on behalf of the Issuing Entity, their respective interests in the Purchase and Servicing Agreements and JPMCB Servicing Agreement.

The Mortgage Loans have been acquired directly or indirectly by the Seller from the Originators in the ordinary course of its business pursuant to the Purchase and Servicing Agreements.  The Servicers will service the Mortgage Loans pursuant to their respective Servicing Agreements

All of the Mortgage Loans provide for payments on the Due Date.  Scheduled payments made by the borrowers either earlier or later than the scheduled Due Dates thereof will not affect the amortization schedule or the relative application of such payments to principal and interest.

No Mortgage Loan had a Loan-to-Value Ratio at origination of more than 100.00%.

The Mortgage Loans in Pool 1 were originated from October 2005 through April 2007.  No more than approximately 0.62% of the Mortgage Loans in Pool 1 are secured by Mortgaged Properties located in any one zip code area.  The latest stated maturity date of any Mortgage Loan in Pool 1 is May 2037.  As of the Cut-off Date, none of the Mortgage Loans in Pool 1 were more than 30 days delinquent, under the Mortgage Banker Association (MBA) delinquency calculating method.  As of the Cut-off Date, with respect to the Pool 1 Mortgage Loans the weighted average current Mortgage Rate is approximately 7.050% per annum, the weighted average margin is approximately 2.640%, the weighted average remaining term to maturity is approximately 356 months and the weighted average remaining interest-only term of the interest-only Pool 1 Mortgage Loans is approximately 115 months.  No Mortgage Loan in Pool 1 had a Loan-to-Value Ratio at origination of more than 100.00%.  All of the Mortgage Loans in Pool 1 with Loan-to-Value Ratios greater than 80.00% at origination were covered by a primary mortgage insurance policy.

The Mortgage Loans in Aggregate Pool A were originated from February 2006 through March 2007.  No more than approximately 1.32% of the Mortgage Loans in Aggregate Pool A are secured by Mortgaged Properties located in any one zip code area.  The latest stated maturity date of any Mortgage Loan in Aggregate Pool A is April 2037.  As of the Cut-off Date, none of the Mortgage Loans in Aggregate Pool A were more than 30 days delinquent, under the Mortgage Banker Association (MBA) delinquency calculating method.  As of the Cut-off Date, with respect to the Mortgage Loans in Aggregate Pool A, the weighted average current Mortgage Rate is approximately 6.218% per annum, the weighted average margin is approximately 2.420%, the weighted average remaining term to maturity is approximately 357 months and the weighted average remaining interest-only term of the interest-only Aggregate Pool A Mortgage Loans is approximately 116 months.  No Mortgage Loan in Aggregate Pool A had a Loan-to-Value Ratio at origination of more than 100.00%.  All of the Mortgage Loans in Aggregate Pool A with Loan-to-Value Ratios greater than 80.00% at origination were covered by a primary mortgage insurance policy.

No assurance can be given that the value of any Mortgaged Property has remained or will remain at the level that existed on the appraisal or sales date.  If residential real estate values generally or in a particular geographic area decline, the Loan-to-Value Ratios might not be a reliable indicator of the rates of delinquencies, foreclosures and losses that could occur with respect to such Mortgage Loans.

As set forth in the “Credit Scores” tables in Annex A (which is incorporated herein as part of this prospectus supplement), credit scores have been supplied with respect to the mortgagors.  Credit scores are obtained by many mortgage lenders in connection with mortgage loan applications to help assess a borrower’s creditworthiness.  Credit scores are generated by models developed by third party credit reporting organizations which analyzed data on consumers in order to establish patterns which are believed to be indicative of a borrower’s probability of default.  The credit score is based on a borrower’s historical credit data, including, among other things, payment history, delinquencies on accounts, levels of outstanding indebtedness, length of credit history, types of credit, and bankruptcy experience.  Credit scores range from approximately 250 to approximately 900, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score.  However, a credit score purports only to be a measurement of the relative degree of risk a borrower represents to a lender, i.e., that a borrower with a higher score is statistically expected to be less likely to default in payment than a borrower with a lower score.  In addition, it should be noted that credit scores were developed to indicate a level of default probability over a two-year period which does not correspond to the life of a mortgage loan.  Furthermore, credit scores were not developed specifically for use in connection with mortgage loans, but for consumer loans in general.  Therefore, a credit score does not take into consideration the effect of mortgage loan characteristics (which may differ from consumer loan characteristics) on the probability of repayment by the borrower.  There can be no assurance that a credit score will be an accurate predictor of the likely risk or quality of the related mortgage loan.

Pool 1A Mortgage Loans.  At the Cut-off Date, the assets of the Issuing Entity consisted of 1,911 Pool 1A Mortgage Loans secured by first liens on Mortgaged Properties, all of which have original terms to maturity of 30 years.  The Pool 1A Mortgage Loans have the characteristics described below.

All of the Pool 1A Mortgage Loans are Six-Month LIBOR, 1-Year LIBOR or 1-Year CMT indexed Mortgage Loans (see “—The Indices” below).  Approximately 1.59%, 0.19% and 89.10% of the Pool 1A Mortgage Loans provide for payment of interest at the related Mortgage Rate, but no payment of principal, for a period of five, seven or ten years, respectively, following the origination of the related Mortgage Loan.  Following such interest-only period, the Scheduled Payment with respect to each such Mortgage Loan will be increased to an amount sufficient to amortize the principal balance of such Mortgage Loan over its remaining amortization term, and to pay interest at the related current Mortgage Rate.

As of the Cut-off Date, the weighted average current Mortgage Rate of the Pool 1A Mortgage Loans is approximately 7.061% per annum, the weighted average margin of the Pool 1A Mortgage Loans is approximately 2.763%, the weighted average remaining term to maturity of the Pool 1A Mortgage Loans is approximately 356 months and the weighted average remaining interest-only term of the interest-only Pool 1A Mortgage Loans is approximately 115 months.

The Pool 1A Mortgage Loans were originated from April 2006 through March 2007.  No more than approximately 0.45% of the Pool 1A Mortgage Loans are secured by Mortgaged Properties located in any one zip code area.  The latest stated maturity date of any Pool 1A Mortgage Loan is in April 2037.

Approximately 77.74% of the Pool 1A Mortgage Loans permit early voluntary prepayments in full or in part without the imposition of prepayment penalties.

Substantially all of the Pool 1A Mortgage Loans are 2/1 Mortgage Loans, 3/1 Mortgage Loans, 5/1 Mortgage Loans, 7/1 Mortgage Loans or 10/1 Mortgage Loans.

As of the Cut-off Date, none of the Pool 1A Mortgage Loans were 30 days or more delinquent, under the Mortgage Banker Association (MBA) delinquency calculation method.  As of the Cut-off Date, each Pool 1A Mortgage Loan has made its Scheduled Payment for April 2007.

Pool 1B Mortgage Loans.  At the Cut-off Date, the assets of the Issuing Entity consisted of 1,648 Pool 1B Mortgage Loans secured by first liens on Mortgaged Properties, substantially all of which have original terms to maturity of 30 years.  The Pool 1B Mortgage Loans have the characteristics described below.

All of the Pool 1B Mortgage Loans are Six-Month LIBOR, 1-Year LIBOR or 1-Year CMT indexed Mortgage Loans (see “—The Indices” below).  Approximately 0.68%, 1.11% and 91.52% of the Pool 1B Mortgage Loans provide for payment of interest at the related Mortgage Rate, but no payment of principal, for a period of five, seven or ten years, respectively, following the origination of the related Mortgage Loan.  Following such interest-only period, the Scheduled Payment with respect to each such Mortgage Loan will be increased to an amount sufficient to amortize the principal balance of such Mortgage Loan over its remaining amortization term, and to pay interest at the related current Mortgage Rate.

As of the Cut-off Date, the weighted average current Mortgage Rate of the Pool 1B Mortgage Loans is approximately 7.043% per annum, the weighted average margin of the Pool 1B Mortgage Loans is approximately 2.571%, the weighted average remaining term to maturity of the Pool 1B Mortgage Loans is approximately 357 months and the weighted average remaining interest-only term of the interest-only Pool 1B Mortgage Loans is approximately 116 months.

The Pool 1B Mortgage Loans were originated from October 2005 through April 2007.  No more than approximately 0.89% of the Pool 1B Mortgage Loans are secured by Mortgaged Properties located in any one zip code area.  The latest stated maturity date of any Pool 1B Mortgage Loan is in May 2037.

Approximately 84.88% of the Pool 1B Mortgage Loans permit early voluntary prepayments in full or in part without the imposition of prepayment penalties.

Substantially all of the Pool 1B Mortgage Loans are 2/1 Mortgage Loans, 3/1 Mortgage Loans, 5/1 Mortgage Loans, 7/1 Mortgage Loans or 10/1 Mortgage Loans.

As of the Cut-off Date, none of the Pool 1B Mortgage Loans were 30 days or more delinquent, under the Mortgage Banker Association (MBA) delinquency calculation method.  As of the Cut-off Date, each Pool 1B Mortgage Loan has made its Scheduled Payment for April 2007.

Pool 2 Mortgage Loans.  At the Cut-off Date, the assets of the Issuing Entity consisted of 287 Pool 2 Mortgage Loans secured by first liens on Mortgaged Properties, all of which have original terms to maturity of 30 years.  The Pool 2 Mortgage Loans have the characteristics described below.

All of the Pool 2 Mortgage Loans are Six-Month LIBOR or 1-Year LIBOR indexed Mortgage Loans (see “—The Indices” below).  Approximately 2.43% and 91.26% of the Pool 2 Mortgage Loans provide for payment of interest at the related Mortgage Rate, but no payment of principal, for a period of five or ten years, respectively, following the origination of the related Mortgage Loan.  Following such interest-only period, the Scheduled Payment with respect to each such Mortgage Loan will be increased to an amount sufficient to amortize the principal balance of such Mortgage Loan over its remaining amortization term, and to pay interest at the related current Mortgage Rate.

As of the Cut-off Date, the weighted average current Mortgage Rate of the Pool 2 Mortgage Loans is approximately 6.235% per annum, the weighted average margin of the Pool 2 Mortgage Loans is approximately 2.557%, the weighted average remaining term to maturity of the Pool 2 Mortgage Loans is approximately 356 months and the weighted average remaining interest-only term of the interest-only Pool 2 Mortgage Loans is approximately 115 months.

The Pool 2 Mortgage Loans were originated from February 2006 through March 2007.  No more than approximately 1.51% of the Pool 2 Mortgage Loans are secured by Mortgaged Properties located in any one zip code area.  The latest stated maturity date of any Pool 2 Mortgage Loan is in April 2037.

Approximately 84.35% of the Pool 2 Mortgage Loans permit early voluntary prepayments in full or in part without the imposition of prepayment penalties.

All of the Pool 2 Mortgage Loans are 5/1 Mortgage Loans.

As of the Cut-off Date, none of the Pool 2 Mortgage Loans were 30 days or more delinquent, under the Mortgage Banker Association (MBA) delinquency calculation method.  As of the Cut-off Date, each Pool 2 Mortgage Loan has made its Scheduled Payment for April 2007.

Pool 3 Mortgage Loans.  At the Cut-off Date, the assets of the Issuing Entity consisted of 102 Pool 3 Mortgage Loans secured by first liens on Mortgaged Properties, all of which have original terms to maturity of 30 years.  The Pool 3 Mortgage Loans have the characteristics described below.

All of the Pool 3 Mortgage Loans are Six-Month LIBOR or 1-Year LIBOR indexed Mortgage Loans (see “—The Indices” below).  Approximately 0.67% and 87.67% of the Pool 3 Mortgage Loans provide for payment of interest at the related Mortgage Rate, but no payment of principal, for a period of five or ten years, respectively, following the origination of the related Mortgage Loan.  Following such interest-only period, the Scheduled Payment with respect to each such Mortgage Loan will be increased to an amount sufficient to amortize the principal balance of such Mortgage Loan over its remaining amortization term, and to pay interest at the related current Mortgage Rate.

As of the Cut-off Date, the weighted average current Mortgage Rate of the Pool 3 Mortgage Loans is approximately 6.262% per annum, the weighted average margin of the Pool 3 Mortgage Loans is approximately 2.390%, the weighted average remaining term to maturity of the Pool 3 Mortgage Loans is approximately 357 months and the weighted average remaining interest-only term of the interest-only Pool 3 Mortgage Loans is approximately 117 months.

The Pool 3 Mortgage Loans were originated from April 2006 through March 2007.  No more than approximately 2.85% of the Pool 3 Mortgage Loans are secured by Mortgaged Properties located in any one zip code area.  The latest stated maturity date of any Pool 3 Mortgage Loan is in April 2037.

Approximately 95.73% of the Pool 3 Mortgage Loans permit early voluntary prepayments in full or in part without the imposition of prepayment penalties.

All of the Pool 3 Mortgage Loans are 5/1 Mortgage Loans.

As of the Cut-off Date, none of the Pool 3 Mortgage Loans were 30 days or more delinquent, under the Mortgage Banker Association (MBA) delinquency calculation method.  As of the Cut-off Date, each Pool 3 Mortgage Loan has made its Scheduled Payment for April 2007.

Pool 4 Mortgage Loans.  At the Cut-off Date, the assets of the Issuing Entity consisted of 161 Pool 4 Mortgage Loans secured by first liens on Mortgaged Properties, all of which have original terms to maturity of 30 years.  The Pool 4 Mortgage Loans have the characteristics described below.

All of the Pool 4 Mortgage Loans are Six-Month LIBOR, 1-Year LIBOR or 1-Year CMT indexed Mortgage Loans (see “—The Indices” below).  Approximately 4.81% and 88.58% of the Pool 4 Mortgage Loans provide for payment of interest at the related Mortgage Rate, but no payment of principal, for a period of seven or ten years, respectively, following the origination of the related Mortgage Loan.  Following such interest-only period, the Scheduled Payment with respect to each such Mortgage Loan will be increased to an amount sufficient to amortize the principal balance of such Mortgage Loan over its remaining amortization term, and to pay interest at the related current Mortgage Rate.

As of the Cut-off Date, the weighted average current Mortgage Rate of the Pool 4 Mortgage Loans is approximately 6.161% per annum, the weighted average margin of the Pool 4 Mortgage Loans is approximately 2.303%, the weighted average remaining term to maturity of the Pool 4 Mortgage Loans is approximately 358 months and the weighted average remaining interest-only term of the interest-only Pool 4 Mortgage Loans is approximately 116 months.

The Pool 4 Mortgage Loans were originated from March 2006 through March 2007.  No more than approximately 3.82% of the Pool 4 Mortgage Loans are secured by Mortgaged Properties located in any one zip code area.  The latest stated maturity date of any Pool 4 Mortgage Loan is in April 2037.

Approximately 85.90% of the Pool 4 Mortgage Loans permit early voluntary prepayments in full or in part without the imposition of prepayment penalties.

All of the Pool 4 Mortgage Loans are 7/1 Mortgage Loans.

As of the Cut-off Date, none of the Pool 4 Mortgage Loans were 30 days or more delinquent, under the Mortgage Banker Association (MBA) delinquency calculation method.  As of the Cut-off Date, each Pool 4 Mortgage Loan has made its Scheduled Payment for April 2007.

TABULAR CHARACTERISTICS OF THE MORTGAGE LOANS

Tabular Characteristics of the Pool 1 Mortgage Loans

The Pool 1 Mortgage Loans are expected to have the following approximate aggregate characteristics as of the Cut-off Date.

Number of Pool 1 Mortgage Loans	3,559
Total Stated Principal Balance	$1,205,066,521
Mortgage Rates:
Weighted Average	7.050%
Range	4.375% to 9.650%
Weighted Average Margin	2.640%
Weighted Average Remaining Term to Maturity (in months)	356

The Stated Principal Balances of the Pool 1 Mortgage Loans range from approximately $9,573 to approximately $2,799,000.  The Pool 1 Mortgage Loans have an average Stated Principal Balance of approximately $338,596.

The weighted average Loan-to-Value Ratio at origination of the Pool 1 Mortgage Loans is approximately 76.22%, and no Pool 1 Mortgage Loan had a Loan-to-Value Ratio at origination exceeding 100.00%.

No more than approximately 0.62% of the Pool 1 Mortgage Loans are secured by Mortgaged Properties located in any one zip code area.

The Pool 1 Mortgage Loans are expected to have the stated characteristics as of the Cut-off Date as set forth in Annex A to this prospectus supplement (which is incorporated herein as part of this prospectus supplement).  Other than with respect to rates of interest, percentages (approximate) are stated by Cut-off Date Balance and, due to rounding, may not total 100%.

Tabular Characteristics of the Pool 1A Mortgage Loans

The Pool 1A Mortgage Loans are expected to have the following approximate aggregate characteristics as of the Cut-off Date.

Number of Pool 1A Mortgage Loans	1,911
Total Stated Principal Balance	$436,242,226
Mortgage Rates:
Weighted Average	7.061%
Range	4.375% to 9.250%
Weighted Average Margin	2.763%
Weighted Average Remaining Term to Maturity (in months)	356

The Stated Principal Balances of the Pool 1A Mortgage Loans range from approximately $39,950 to approximately $770,000.  The Pool 1A Mortgage Loans have an average Stated Principal Balance of approximately $228,279.

The weighted average Loan-to-Value Ratio at origination of the Pool 1A Mortgage Loans is approximately 77.31%, and no Pool 1A Mortgage Loan had a Loan-to-Value Ratio at origination exceeding 100.00%.

No more than approximately 0.45% of the Pool 1A Mortgage Loans are secured by Mortgaged Properties located in any one zip code area.

The Pool 1A Mortgage Loans are expected to have the stated characteristics as of the Cut-off Date as set forth in Annex A to this prospectus supplement (which is incorporated herein as part of this prospectus supplement).  Other than with respect to rates of interest, percentages (approximate) are stated by Cut-off Date Balance and, due to rounding, may not total 100%.

Tabular Characteristics of the Pool 1B Mortgage Loans

The Pool 1B Mortgage Loans are expected to have the following approximate aggregate characteristics as of the Cut-off Date.

Number of Pool 1B Mortgage Loans	1,648
Total Stated Principal Balance	$768,824,295
Mortgage Rates:
Weighted Average	7.043%
Range	4.750% to 9.650%
Weighted Average Margin	2.571%
Weighted Average Remaining Term to Maturity (in months)	357

The Stated Principal Balances of the Pool 1B Mortgage Loans range from approximately $9,573 to approximately $2,799,000.  The Pool 1B Mortgage Loans have an average Stated Principal Balance of approximately $466,519.

The weighted average Loan-to-Value Ratio at origination of the Pool 1B Mortgage Loans is approximately 75.61%, and no Pool 1B Mortgage Loan had a Loan-to-Value Ratio at origination exceeding 100.00%.

No more than approximately 0.89% of the Pool 1B Mortgage Loans are secured by Mortgaged Properties located in any one zip code area.

The Pool 1B Mortgage Loans are expected to have the stated characteristics as of the Cut-off Date as set forth in Annex A to this prospectus supplement (which is incorporated herein as part of this prospectus supplement).  Other than with respect to rates of interest, percentages (approximate) are stated by Cut-off Date Balance and, due to rounding, may not total 100%.

Tabular Characteristics of the Mortgage Loans in Aggregate Pool A

The Mortgage Loans in Aggregate Pool A are expected to have the following approximate aggregate characteristics as of the Cut-off Date.

Number of Mortgage Loans in Aggregate Pool A	550
Total Stated Principal Balance	$211,854,389
Current Mortgage Rates:
Weighted Average	6.218%
Range	4.625% to 7.500%
Weighted Average Margin	2.420%
Weighted Average Remaining Term to Maturity (in months)	357

The Stated Principal Balances of the Mortgage Loans in Aggregate Pool A range from approximately $68,800 to approximately $2,800,000.  The Mortgage Loans in Aggregate Pool A have an average Stated Principal Balance of approximately $385,189.

The weighted average Loan-to-Value Ratio at origination of the Mortgage Loans in Aggregate Pool A is approximately 75.09%, and no Mortgage Loan in Aggregate Pool A had a Loan-to-Value Ratio at origination exceeding 100.00%.

No more than approximately 1.32% of the Mortgage Loans in Aggregate Pool A are secured by Mortgaged Properties located in any one zip code area.

The Mortgage Loans in Aggregate Pool A are expected to have the stated characteristics as of the Cut-off Date as set forth in Annex A to this Prospectus Supplement (which is incorporated herein as part of this prospectus supplement).  Other than with respect to rates of interest, percentages (approximate) are stated by Stated Principal Balance of the Mortgage Loans in Aggregate Pool A as of the Cut-off Date and, due to rounding, may not total 100%.

Tabular Characteristics of the Pool 2 Mortgage Loans

The Pool 2 Mortgage Loans are expected to have the following approximate aggregate characteristics as of the Cut-off Date.

Number of Pool 2 Mortgage Loans	287
Total Stated Principal Balance	$75,086,071
Mortgage Rates:
Weighted Average	6.235%
Range	4.625% to 7.100%
Weighted Average Margin	2.557%
Weighted Average Remaining Term to Maturity (in months)	356

The Stated Principal Balances of the Pool 2 Mortgage Loans range from approximately $68,800 to approximately $576,315.  The Pool 2 Mortgage Loans have an average Stated Principal Balance of approximately $261,623.

The weighted average Loan-to-Value Ratio at origination of the Pool 2 Mortgage Loans is approximately 77.35%, and no Pool 2 Mortgage Loan had a Loan-to-Value Ratio at origination exceeding 100.00%.

No more than approximately 1.51% of the Pool 2 Mortgage Loans are secured by Mortgaged Properties located in any one zip code area.

The Pool 2 Mortgage Loans are expected to have the stated characteristics as of the Cut-off Date as set forth in Annex A to this prospectus supplement (which is incorporated herein as part of this prospectus supplement).  Other than with respect to rates of interest, percentages (approximate) are stated by Cut-off Date Balance and, due to rounding, may not total 100%.

Tabular Characteristics of the Pool 3 Mortgage Loans

The Pool 3 Mortgage Loans are expected to have the following approximate aggregate characteristics as of the Cut-off Date.

Number of Pool 3 Mortgage Loans	102
Total Stated Principal Balance	$63,560,240
Mortgage Rates:
Weighted Average	6.262%
Range	4.875% to 6.625%
Weighted Average Margin	2.390%
Weighted Average Remaining Term to Maturity (in months)	357

The Stated Principal Balances of the Pool 3 Mortgage Loans range from approximately $313,500 to approximately $1,810,000.  The Pool 3 Mortgage Loans have an average Stated Principal Balance of approximately $623,139.

The weighted average Loan-to-Value Ratio at origination of the Pool 3 Mortgage Loans is approximately 73.59%, and no Pool 3 Mortgage Loan had a Loan-to-Value Ratio at origination exceeding 95.00%.

No more than approximately 2.85% of the Pool 3 Mortgage Loans are secured by Mortgaged Properties located in any one zip code area.

The Pool 3 Mortgage Loans are expected to have the stated characteristics as of the Cut-off Date as set forth in Annex A to this prospectus supplement (which is incorporated herein as part of this prospectus supplement).  Other than with respect to rates of interest, percentages (approximate) are stated by Cut-off Date Balance and, due to rounding, may not total 100%.

Tabular Characteristics of the Pool 4 Mortgage Loans

The Pool 4 Mortgage Loans are expected to have the following approximate aggregate characteristics as of the Cut-off Date.

Number of Pool 4 Mortgage Loans	161
Total Stated Principal Balance	$73,208,076
Mortgage Rates:
Weighted Average	6.161%
Range	4.875% to 7.500%
Weighted Average Margin	2.303%
Weighted Average Remaining Term to Maturity (in months)	358

The Stated Principal Balances of the Pool 4 Mortgage Loans range from approximately $81,000 to approximately $2,800,000.  The Pool 4 Mortgage Loans have an average Stated Principal Balance of approximately $454,708.

The weighted average Loan-to-Value Ratio at origination of the Pool 4 Mortgage Loans is approximately 74.09%, and no Pool 4 Mortgage Loan had a Loan-to-Value Ratio at origination exceeding 100.00%.

No more than approximately 3.82% of the Pool 4 Mortgage Loans are secured by Mortgaged Properties located in any one zip code area.

The Pool 4 Mortgage Loans are expected to have the stated characteristics as of the Cut-off Date as set forth in Annex A to this prospectus supplement (which is incorporated herein as part of this prospectus supplement).  Other than with respect to rates of interest, percentages (approximate) are stated by Cut-off Date Balance and, due to rounding, may not total 100%.

The Indices

The Mortgage Rate for all of the Mortgage Loans will be adjusted semi-annually or annually on the related adjustment date.  The index for the Mortgage Rate borne by all of the Mortgage Loans may be calculated as follows (in each case, rounded to the nearest one-eighth of one percent):

·

Six-Month LIBOR.  The Mortgage Rate borne by approximately 62.69% of the Mortgage Loans in Pool 1 (by Pool 1 Cut-off Date Balance) and approximately 47.17% of the Mortgage Loans in Aggregate Pool A (by Aggregate Pool A Cut-off Date Balance) is adjusted, after the end of the applicable fixed rate period, every six months to equal Six-Month LIBOR plus a margin ranging from 2.000% to 5.000%.

·

1-Year LIBOR.  The Mortgage Rate borne by approximately 37.02% of the Mortgage Loans in Pool 1 (by Pool 1 Cut-off Date Balance) and approximately 52.25% of the Mortgage Loans in Aggregate Pool A (by Aggregate Pool A Cut-off Date Balance) is adjusted, after the end of the applicable fixed rate period, annually to equal 1-Year LIBOR plus a margin ranging from 1.875% to 5.000%.

·

1-Year CMT.  The Mortgage Rate borne by approximately 0.28% of the Mortgage Loans in Pool 1 (by Pool 1 Cut-off Date Balance) and approximately 0.58% of the Mortgage Loans in Aggregate Pool A (by Aggregate Pool A Cut-off Date Balance) is adjusted, after the end of the applicable fixed rate period, annually to equal 1-Year CMT plus a margin ranging from 2.250% to 2.750%.

Assignment of the Mortgage Loans

Under the Assignment Agreements, the Seller will sell the Mortgage Loans to the Depositor and the Depositor will sell the Mortgage Loans to the Issuing Entity.  Pursuant to the Assignment Agreements, the Seller will transfer to the Depositor and the Depositor will transfer to the Trustee its rights under the Purchase and Servicing Agreements.  Pursuant to the related Assignment Agreement or Reconstitution Agreement, each Originator will represent that the representations and warranties relating to the origination of the Mortgage Loans originated by it are true and correct as of the Cut-off Date or the Closing Date, as applicable.  In addition, pursuant to the Pooling and Servicing Agreement, the Seller will make certain representations, warranties and covenants relating to certain characteristics of the related Mortgage Loans.  An Originator or the Seller will be obligated to purchase or substitute a similar mortgage loan for any Defective Mortgage Loan as described in “The Agreements — Assignment of the Issuing Entity Assets” in the accompanying prospectus and “The Issuing Entity — Representations by Sellers or Originators; Repurchases” in the accompanying prospectus.

Pursuant to a Pooling and Servicing Agreement, on the Closing Date the Depositor will sell, transfer, assign, set over and otherwise convey without recourse to the Trustee, on behalf of the Issuing Entity, all of its rights to the Mortgage Loans and its rights under the Assignment Agreements (including the right to enforce the Originators’ purchase obligations).  The obligations of the Originators and the Seller with respect to the Certificates are limited to their respective obligations to purchase or substitute for Defective Mortgage Loans.

DELINQUENCY AND FORECLOSURE INFORMATION FOR THE MORTGAGE LOANS

The following table sets forth certain information regarding the delinquency performance for the last twelve months as of the Cut-off Date for the Pool 1 Mortgage Loans.

	As of May 1, 2007
	Number of Pool 1 Mortgage Loans With One Instance of Delinquency		Scheduled Principal Balance of Pool 1 Mortgage Loans With One Instance of Delinquency
	Number of Pool 1 Mortgage Loans	Percentage of Total Number of Pool 1 Mortgage Loans	Scheduled Principal Balance	Percentage of Scheduled Principal Balance

Period of Delinquency
30-59 days	237	6.66%	$80,571,524.52	6.69%
60-89 days	13	0.37%	$6,878,736.03	0.57%
90 day or more	1	0.03%	$486,000.00	0.04%
Foreclosures, Bankruptcies or Real Estate Owned	0	0.00%	$0.00	0.00%

Total:	251	7.05%	$87,936,260.55	7.30%

	As of May 1, 2007
	Number of Pool 1 Mortgage Loans With Two or More Instances of Delinquency		Scheduled Principal Balance of Pool 1 Mortgage Loans With Two or More Instances of Delinquency
	Number of Pool 1 Mortgage Loans	Percentage of Total Number of Pool 1 Mortgage Loans	Scheduled Principal Balance	Percentage of Scheduled Principal Balance

Period of Delinquency
30-59 days	12	0.34%	$6,598,736.03	0.55%
60-89 days	1	0.03%	$486,000.00	0.04%
90 day or more	0	0.00%	$0.00	0.00%
Foreclosures, Bankruptcies or Real Estate Owned	0	0.00%	$0.00	0.00%

Total:	13	0.37%	$7,084,736.03	0.59%

The following table sets forth certain information regarding the delinquency performance in the past twelve months for the Aggregate Pool A Mortgage Loans. None of the Aggregate Pool A Mortgage Loans had more than one instance of delinquency in the past twelve months.

	As of May 1, 2007
	Number of Mortgage Loans in Aggregate Pool A With One Instance of Delinquency		Scheduled Principal Balance of Mortgage Loans in Aggregate Pool A With One Instance of Delinquency
	Number of Aggregate Pool A Mortgage Loans	Percentage of Total Number of Aggregate Pool A Mortgage Loans	Scheduled Principal Balance	Percentage of Scheduled Principal Balance

Period of Delinquency
30-59 days	20	3.64%	$7,475,987.14	3.53%
60-89 days	0	0.00%	$0.00	0.00%
90 day or more	0	0.00%	$0.00	0.00%
Foreclosures, Bankruptcies or Real Estate Owned	0	0.00%	$0.00	0.00%

Total:	20	3.64%	$7,475,987.14	3.53%

STATIC POOL INFORMATION

The depositor will make available any of the sponsor’s material static pool information as required under the SEC’s rules and regulations.  The static pool information material to this offering of certificates is located at http://jpmorgan.com/staticpool/mbs/JPALT2007-A2.  The static pool information includes (i) information about the original characteristics of each prior securitized pool as of the cut-off date for that pool and (ii) delinquency, loss and prepayment information about each prior securitized pool.

The static pool information is not deemed to be a part of this prospectus or the registration statement of which this prospectus is a part to the extent that the static pool information relates to (a) any trust fund that was established before January 1, 2006 and (b) information relating to assets of any trust fund established on or after January 1, 2006, which information relates to periods prior to January 1, 2006.

THE ORIGINATORS

General

Approximately 57.87%, 20.02% and 11.75% of the Pool 1 Mortgage Loans were originated or acquired by the Chase Originators, American Home Mortgage Corp. and GreenPoint Mortgage Funding, Inc., respectively.  No other Originator originated or acquired more than 10% of the Pool 1 Mortgage Loans.

Approximately 34.79%, 17.97%, 17.83% and 12.55% of the Mortgage Loans in Aggregate Pool A were originated or acquired by the Chase Originators, Quicken Loans, Inc., American Mortgage Network, Inc. and Countrywide Home Loans Inc., respectively.  No other Originator originated or acquired more than 10% of the Mortgage Loans in Aggregate Pool A.

The Mortgage Loans have been acquired directly or indirectly by the Seller from the Originators in the ordinary course of its business pursuant to the Purchase and Servicing Agreements.  The Chase Originator Mortgage Loans were underwritten substantially in accordance with the underwriting criteria set forth below under “—The Chase Originators.”  The American Home Mortgage Loans were underwritten substantially in accordance with the underwriting criteria set forth below under “—American Home Mortgage Corp.” All other Mortgage Loans were underwritten substantially in accordance with the underwriting criteria described below under “—General Underwriting Guidelines”.  The information set forth below with respect to the Chase Originators has been provided by the Chase Originators and American Home, respectively.

General Underwriting Guidelines

Underwriting standards are applied by or on behalf of a lender to evaluate a borrower’s credit standing and repayment ability, and the value and adequacy of the related Mortgaged Property as collateral.  In general, a prospective borrower applying for a loan is required to fill out a detailed application designed to provide to the underwriting officer pertinent credit information.  As part of the description of the borrower’s financial condition, the borrower generally is required to provide a current list of assets and liabilities and a statement of income and expenses, as well as an authorization to apply for a credit report which summarizes the borrower’s credit history with local merchants and lenders and any record of bankruptcy.  In most cases, an employment verification is obtained from an independent source (typically the borrower’s employer), which verification reports, among other things, the length of employment with that organization, the current salary, and whether it is expected that the borrower will continue such employment in the future.  If a prospective borrower is self employed, the borrower may be required to submit copies of signed tax returns.  See “The Issuing Entity—The Loans—Underwriting Standards” in the prospectus.

The mortgagor may also have been required to authorize verifications of deposits at financial institutions where the mortgagor had demand or savings accounts. In the case of investment properties and two  to four unit dwellings, income derived from the mortgaged property may have been considered for underwriting purposes, in addition to the income of the mortgagor from other sources. With respect to mortgaged property consisting of vacation or second homes, no income derived from the property generally will have been considered for underwriting purposes. In the case of certain borrowers with acceptable payment histories, no income will be required to be stated (or verified) in connection with the loan application.

Based on the data provided in the application and certain verification (if required), a determination is made by the original lender that the mortgagor’s monthly income (if required to be stated) will be sufficient to enable the mortgagor to meet its monthly obligations on the mortgage loan and other expenses related to the property such as property taxes, utility costs, standard hazard insurance and other fixed obligations other than housing expenses. Generally, scheduled payments on a mortgage loan during the first year of its term plus taxes and insurance and all scheduled payments on obligations that extend beyond ten months equal no more than a specified percentage of the prospective mortgagor’s gross income. The percentage applied varies on a case by case basis depending on a number of underwriting criteria, including the LTV ratio of the mortgage loan. The originator may also consider the amount of liquid assets available to the mortgagor after origination.

The mortgage loans have been originated under “full” or “alternative,” “reduced documentation,” “stated income/stated assets” or “no income/no asset” programs.  The “alternative,” “reduced,” “stated income/stated assets” and “no income/no asset” programs generally require either alternative or less documentation and verification than do full documentation programs which generally require standard Fannie Mae/Freddie Mac approved forms for verification of income/employment, assets and certain payment histories.  Generally, an “alternative” documentation program requires information regarding the mortgagor’s income (i.e., W-2 forms, tax returns and/or pay stubs) and assets (i.e., bank statements) as does a “full doc” loan, however, alternative forms of standard verifications are used.  Generally, under both “full” and “alternative” documentation programs at least one year of income documentation is provided.  Generally, under a “reduced documentation” program, either no verification of a mortgagor’s stated income is undertaken by the originator or no verification of a mortgagor’s assets is undertaken by the originator.  Reduced doc loans may also include loans having only one year of income verification and loans to mortgagors with acceptable payment histories and credit scores but no information or verification of the mortgagor’s income.  Under a “stated income/stated assets” program, no verification of either a mortgagor’s income or a mortgagor’s assets is undertaken by the originator although both income and assets are stated on the loan application and a “reasonableness test” is applied.  Generally, under a “no income/no asset” program, the mortgagor is not required to state his or her income or assets and therefore, no verification of such mortgagor’s income or assets is undertaken by the originator.  The underwriting for such mortgage loans may be based primarily or entirely on the estimated value of the mortgaged property and the LTV ratio at origination as well as on the payment history and credit score.

These alternative sets of underwriting criteria are designed to facilitate the loan approval process.  Loans underwritten under these programs are generally limited to borrowers who have demonstrated an established ability and willingness to repay the mortgage loans in a timely fashion.  Permitted maximum loan to value ratios under these programs are generally more restrictive than those under the lender’s standard “full” documentation programs.

The adequacy of the mortgaged property as security for repayment of the related mortgage loan will generally have been determined by an appraisal in accordance with pre-established appraisal procedure guidelines for appraisals established by or acceptable to the originator. All appraisals conform to the Uniform Standards of Professional Appraisal Practice adopted by the Appraisal Standards Board of the Appraisal Foundation and must be on forms acceptable to Fannie Mae and/or Freddie Mac.  Appraisers may be staff appraisers employed by the originator or independent appraisers selected in accordance with pre-established appraisal procedure guidelines established by the originator. The appraisal procedure guidelines generally will have required the appraiser or an agent on its behalf to personally inspect the property and to verify whether the property was in good condition and that construction, if new, had been substantially completed. The appraisal generally will have been based upon a market data analysis of recent sales of comparable properties and, when deemed applicable, an analysis based on income generated from the property or a replacement cost analysis based on the current cost of constructing or purchasing a similar property.  Under some reduced documentation programs, the originator may rely on the original appraised value of the mortgaged property in connection with a refinance by an existing mortgagor.

From time to time, exceptions to a lender’s underwriting policies may be made.  Such exceptions may be made on a loan by loan basis at the discretion of the lender’s underwriter.  Exceptions may be made after careful consideration of certain mitigating factors such as borrower liquidity, employment and residential stability and local economic conditions.

The Chase Originators

General. A portion of the Chase Originator Mortgage Loans were originated by or for JPMCB or its affiliates generally using underwriting guidelines originally established by Chase Home Finance LLC as set forth below.  JPMCB is a wholly owned bank subsidiary of JPMorgan Chase & Co.  (“JPMorgan Chase”), a Delaware corporation whose principal office is located in New York, New York.  JPMCB is a commercial bank offering a wide range of banking services to its customers, both domestically and internationally.  It is chartered and its business is subject to examination and regulation by the Office of the Comptroller of the Currency.

As of March 31, 2007, JPMCB had total assets of $1,224.1 billion, total net loans of $410.5 billion, total deposits of $644.3 billion, and total stockholder’s equity of $97.9 billion.  These figures are extracted from JPMCB’s unaudited Consolidated Reports of Condition and Income as of March 31, 2007, which are filed with the Federal Deposit Insurance Corporation.

Prior to January 1, 2005, JPMCB formed Chase Home Finance LLC (“CHF”), a wholly-owned, Delaware limited liability company.

CHF acquired the Chase Originator Mortgage Loans after the origination by or for JPMCB. JPMCB (or a predecessor in interest) or affiliates have been originating or acquiring mortgage loans for over 50 years and have been originating or acquiring mortgage loans similar to the Chase Originator Mortgage Loans at least since 1998. JPMCB originated approximately $94.6 billion, $85.4 billion and $74.1 billion of mortgage loans during 2004, 2005 and 2006, respectively.  As of March 31, 2007, JPMCB had originated $31.1 billion of mortgage loans during 2007.

Underwriting Guidelines The following is a description of the underwriting policies customarily employed by CHF with respect to certain residential mortgage loans which it originated during the period of origination of the Chase Originator Mortgage Loans. Such Mortgage Loans originated by JPMCB during such period were also originated using such underwriting policies. The Chase Originators have represented to the Seller that, except for approximately 74.27% of these Chase Originator Mortgage Loans, such Chase Originator Mortgage Loans were originated generally in accordance with such policies. The depositor believes that such Mortgage Loans subject to the exception in the previous sentence were originated generally in accordance with the underwriting guidelines set forth under the heading “The Originators—General Underwriting Guidelines” in this prospectus supplement. References to Mortgage Loans in this section refer to the Chase Originator Mortgage Loans originated or acquired by the Chase Originators in accordance with the underwriting guidelines described below.

The Chase Originator Mortgage Loans were not originated in a manner generally consistent with Fannie Mae or Freddie Mac published underwriting guidelines and were originated using underwriting policies (the “Alternative A Underwriting Policies”) that are different from and, in certain respects, less stringent than the general underwriting policies of JPMCB and its affiliates during the period of origination of the Mortgage Loans. For example, such Mortgage Loans include mortgage loans secured by non-owner occupied properties, mortgage loans made to borrowers whose income is not required to be provided or verified, mortgage loans with higher loan-to-value ratios or mortgage loans made to borrowers whose ratios of debt service on the mortgage loans to income and total debt service on borrowings to income are higher than for such other programs, or mortgage loans made to international borrowers.  Other examples include mortgage loans secured by shares in cooperative housing corporations, “condotels,” smaller or larger or otherwise unusual parcels of land and mortgage loans with higher loan-to-value ratios than in such other programs.  The inclusion of such Mortgage Loans may present certain risks that are not present in such other programs.

Under the Alternative A Underwriting Policies, the borrower is required to complete an application designed to provide pertinent credit information concerning the borrower.  As part of the description of the borrower’s financial condition, each borrower is required to furnish information (which may have been supplied solely in such application) with respect to its assets, liabilities, income (except as described below), credit history and employment history, and to furnish an authorization to apply for a credit report which summarizes the borrower’s credit history with local merchants and lenders and any record of bankruptcy. The borrower may also be required to authorize verifications of deposits at financial institutions where the borrower had demand or savings accounts. In the case of non-owner occupied properties, income derived from the mortgaged property may be considered for underwriting purposes. With respect to mortgaged property consisting of a vacation or second home, generally no income derived from the property is considered for underwriting purposes.

For "Signature Series Streamlined" program Mortgage Loans verification and documentation of application information is reduced for borrowers who refinance fully amortizing mortgage loans serviced by CHF or JPMCB.  This program is also available for purchase transactions.  In order to qualify for this program the borrower must have demonstrated overall creditworthiness as defined in the program guides.  A 24 month Mortgage history with respect to such borrower must be available.

“Reduced Documentation” program Mortgage Loans were originated under the “no ratio” or “no income verification” guidelines.  Under the “no ratio” guidelines, no income is stated or verified but source(s) of income and employment are verified; under the “no income verification” guidelines, income is stated but not verified, however employment is verified; assets are verified in the case of both such guidelines.

For ChaseFlex Stated program Mortgage Loans (also known as Proactive “SISA” program Mortgage Loans or Stated Income/Stated Asset program Mortgage Loans), verification of the income and assets, as stated on the application, is not required. The underwriting for such mortgage loans requires AUS approval and is based entirely on stronger credit profile and lower loan-to-value ratio requirements.

For “No Doc” program Mortgage Loans, no employment information, sources of income, income amount or assets are disclosed. Additionally, employment verification is not required. The underwriting for such mortgage loans are based primarily or entirely on a stronger credit profile (evidenced by a higher minimum FICO credit risk score), a lower maximum product limit and additional due diligence performed on the collateral.

The Mortgage Loans originated using Alternative A Underwriting Policies described above may experience greater rates of delinquency, foreclosure and loss than mortgage loans required to satisfy more stringent underwriting standards.

An appraisal (which in certain circumstances may be a confirmation of an existing appraisal) is required for each property to be financed. The appraisal is conducted by an independent fee appraiser. The person conducting the appraisal estimates the mortgaged property’s market value on the basis of comparable properties. The independent appraisers do not receive any compensation dependent upon either the amount of the loan or its consummation. In normal practice, the lower of purchase price or appraised value determines the maximum amount which will be advanced against the property. For refinances, generally the appraised value would be used.  An automated valuation model may be used instead of an independent fee appraiser.

From time to time, exceptions and/or variances to Alternative A Underwriting Policies may be made. Such exceptions and/or variances may be made only if specifically approved on a loan-by-loan basis by certain credit personnel who have the authority to make such exceptions and/or variances. Exceptions and/or variances may be made only after careful consideration of certain mitigating factors such as borrower capacity, liquidity, employment and residential stability and local economic conditions.

A search of the liens of record to which the property being financed is subject at the time of origination is obtained.  Title insurance is required in the case of all mortgage loans.

American Home Mortgage Corp.

General.  American Home Mortgage Corp. (“American Home”) is a New York corporation.  American Home conducts lending through retail and wholesale loan production offices and its correspondent channel as well as its direct-to-consumer channel supported by American Home’s call center.  American Home operates more than 550 retail and wholesale loan production offices located in 47 states and the District of Columbia and makes loans throughout all 50 states and the District of Columbia.  American Home has been originating mortgage loans since its incorporation in 1988, and has been originating adjustable-rate mortgage (“ARM”) loans since such date.  The principal executive offices of American Home are located at 538 Broadhollow Road, Melville, New York 11747.

The following table reflects American Home’s originations of long reset ARM loans for the past three years:

Long Reset ARM Loans	Year Ended December 31, 2004	Year Ended December 31, 2005	Year Ended December 31, 2006
Number of Loans	21,749	43,471	30,624
Principal Balance	$5,184,362,416	$11,525,035,476	$9,401,339,446

With respect to the table above, a long reset ARM is any ARM loan with an initial fixed-rate period of five years or longer.

American Home is not aware of any material legal proceedings pending against it or against any of its property, including any proceedings known to be contemplated by governmental authorities material to the holders of the certificates.

Underwriting Criteria.  The following information generally describes American Home’s underwriting guidelines with respect to mortgage loans originated pursuant to its “conforming” or “prime” underwriting guidelines and its Alt-A underwriting guidelines.

The mortgage loans have been purchased or originated, underwritten and documented in accordance with the guidelines of Fannie Mae, Freddie Mac, the Federal Housing Administration (FHA), the U.S. Department of Veterans Affairs (VA), the U.S. Department of Agriculture Guaranteed Rural Housing Program (GRH), Ginnie Mae, the underwriting guidelines of specific private investors, and the non-conforming or Alt-A underwriting guidelines established by American Home. Conforming conventional loans must generally be approved by the Desktop Underwriter and Loan Prospector automated underwriting systems of Fannie Mae and Freddie Mac. FHA and VA loans are generally approved by these same automated underwriting systems.

American Home’s non-conforming underwriting guidelines are similar to those of the government sponsored enterprises Fannie Mae and Freddie Mac, but these loans are “non-conforming” in that they may not conform to the maximum loan amounts and in some cases to the underwriting guidelines of Fannie Mae and Freddie Mac. These non-conforming loans do not conform to and are not insurable by the Federal Housing Administration nor can they be guaranteed by the U.S. Department of Veterans Affairs.

American Home’s underwriting philosophy is to weigh all risk factors inherent in the loan file, giving consideration to the individual transaction, borrower profile, the level of documentation provided and the property used to collateralize the debt. These standards are applied in accordance with applicable federal and state laws and regulations.  Exceptions to the underwriting standards may be permitted where compensating factors are present.  In the case of investment properties and two- to four-unit dwellings, income derived from the mortgaged property may have been considered for underwriting purposes, in addition to the income of the mortgagor from other sources.  With respect to second homes and vacation properties, no income derived from the property will have been considered for underwriting purposes.  Because each loan is different, American Home expects and encourages underwriters to use professional judgment based on their experience in making a lending decision.

American Home underwrites a borrower’s creditworthiness based solely on information that American Home believes is indicative of the applicant’s willingness and ability to pay the debt they would be incurring.

Non-conforming loans are generally documented to the requirements of Fannie Mae and Freddie Mac, in that the borrower provides the same information on the loan application along with documentation to verify the accuracy of the information on the application such as income, assets, other liabilities, etc. Certain non-conforming stated income or stated asset products allow for less verification documentation than Fannie Mae or Freddie Mac require. Certain non-conforming Alt-A products also allow for less verification documentation than Fannie Mae or Freddie Mac require. For these Alt-A products, the borrower may not be required to verify employment income, assets required to close or both.  For some other Alt-A products, the borrower is not required to provide any information regarding employment income, assets required to close or both.  Alt-A products with less verification documentation generally have other compensating factors such as higher credit score or lower loan-to-value requirements.

American Home obtains a credit report for each borrower that summarizes each borrower’s credit history. The credit report contains information from the three major credit repositories, Equifax, Experian and TransUnion. These companies have developed scoring models to identify the comparative risk of delinquency among applicants based on characteristics within the applicant’s credit report.  A borrower’s credit score represents a comprehensive view of the borrower’s credit history risk factors and is indicative of whether a borrower is likely to default on a loan. Some of the factors used to calculate credit scores are a borrower’s incidents of previous delinquency, the number of credit accounts a borrower has, the amount of available credit that a borrower has utilized, the source of a borrower’s existing credit, and recent attempts by a borrower to obtain additional credit. Applicants who have higher credit scores will, as a group, have fewer defaults than those who have lower credit scores. The minimum credit score allowed by American Home non-conforming loan guidelines for these loans is 620 and the average is typically over 700.  For American Home Alt-A products, the minimum credit score is generally 580. If the borrowers do not have a credit score they must have an alternative credit history showing at least three trade lines with no payments over 60 days past due in the last twelve months.

In addition to reviewing the borrower’s credit history and credit score, American Home underwriters closely review the borrower’s housing payment history. In general, for non-conforming loans the borrower should not have made any mortgage payments over 30 days after the due date for the most recent twelve months. In general, for Alt-A loans, the borrower may have no more than one payment that was made over 30 days after the due date for the most recent twelve months.

In order to determine if a borrower qualifies for a non-conforming loan, the loans have been either approved by Fannie Mae’s Desktop Underwriter, Freddie Mac’s Loan Prospector automated underwriting systems, a customized form of Fannie Mae’s Desktop Underwriter called Custom Desktop Underwriter, or they have been manually underwritten by American Home’s underwriters. American Home’s Alt-A loan products generally have been approved manually by contract underwriters provided by certain mortgage insurance companies or by American Home’s senior underwriters. American Home Solutions products must receive an approval from the Assetwise automated underwriting system. For manually underwritten loans, the underwriter must ensure that the borrower’s income will support the total housing expense on an ongoing basis.  Underwriters may give consideration to borrowers who have demonstrated an ability to carry a similar or greater housing expense for an extended period. In addition to the monthly housing expense, the underwriter must evaluate the borrower’s ability to manage all recurring payments on all debts, including the monthly housing expense. When evaluating the ratio of all monthly debt payments to the borrower’s monthly income (debt-to-income ratio), the underwriter should be aware of the degree and frequency of credit usage and its impact on the borrower’s ability to repay the loan. For example, borrowers who lower their total obligations should receive favorable consideration and borrowers with a history of heavy usage and a pattern of slow or late payments should receive less flexibility.

Every mortgage loan is secured by a property that has been appraised by a licensed appraiser in accordance with the Uniform Standards of Professional Appraisal Practice of the Appraisal Foundation. The appraisers perform on-site inspections of the property and report on the neighborhood and property condition in factual and specific terms. Each appraisal contains an opinion of value that represents the appraiser’s professional conclusion based on market data of sales of comparable properties and a logical analysis with adjustments for differences between the comparable sales and the subject property and the appraiser’s judgment. In addition, each appraisal is reviewed for accuracy and consistency by American Home’s vendor management company or an underwriter of American Home or a mortgage insurance company contract underwriter.

The appraiser’s value conclusion is used to calculate the ratio (loan-to-value) of the loan amount to the value of the property. For loans made to purchase a property, this ratio is based on the lower of the sales price of the property and the appraised value. American Home sets various maximum loan-to-value ratios based on the loan amount, property type, loan purpose and occupancy of the subject property securing the loan. In general, American Home requires lower loan-to-value ratios for those loans that are perceived to have a higher risk, such as high loan amounts, loans in which additional cash is being taken out on a refinance transaction, loans on second homes or loans on investment properties. A lower loan-to-value ratio requires a borrower to have more equity in the property, which is a significant additional incentive to the borrower to avoid default on the loan. In addition, for all loans in which the loan-to-value ratio exceeds 80%, American Home requires that the loan be insured by a private mortgage insurance company that is approved by Fannie Mae and Freddie Mac. Loans with higher loan-to-value ratios require higher coverage levels.  For example, non-conforming loans with loan-to-value ratios of 85%, 90% and 95% require mortgage insurance coverage of 12%, 25% and 30%, respectively. Alt-A loans with full or alternative documentation and loan-to-value ratios of 85%, 90%, 95% and 97% require mortgage insurance coverage of 12-20%, 25%, 30% and 35%, respectively. Alt-A loans with loan-to-value ratios up to 100% require 35% coverage.

American Home realizes that there may be some acceptable quality loans that fall outside published guidelines and encourages “common sense” underwriting.  Because a multitude of factors are involved in a loan transaction, no set of guidelines can contemplate every potential situation.   Therefore, each case is weighed individually on its own merits and exceptions to American Home’s underwriting guidelines are allowed if sufficient compensating factors exist to offset any additional risk due to the exception.

DESCRIPTION OF THE CERTIFICATES

General

On the Closing Date the Certificates, other than the Exchangeable Certificates, the Class 2-A-1, Class 3-A-1 and Class 4-A-1 Certificates, will be issued pursuant to the Pooling and Servicing Agreement.  The Exchangeable Certificates, the Class 2-A-1, Class 3-A-1 and Class 4-A-1 Certificates will be issued pursuant to a trust agreement between the Depositor, the Trustee and the Securities Administrator.  Set forth below are summaries of the specific terms and provisions of the Pooling and Servicing Agreement.  The following summaries are subject to, and are qualified in their entirety by reference to, the provisions of the Pooling and Servicing Agreement.  When particular provisions or terms used in the Pooling and Servicing Agreement are referred to, the actual provisions (including definitions of terms) are incorporated by reference.

The Certificates will consist of (a) the Senior Certificates, (b) the Aggregate Pool A Subordinate Certificates, (c) the Pool 1 Mezzanine Certificates, (d) the Pool 1 Subordinate Certificates, (e) the Excess Cashflow Certificates, (f) the Residual Certificates and (g) the Prepayment Penalty Certificates.  Only the Offered Certificates are offered under this prospectus supplement.  The Privately-Offered Certificates are not offered under this prospectus supplement.  Accordingly, the description of the Privately-Offered Certificates provided in this prospectus supplement is solely for informational purposes.

The Certificates will be issued in the initial Class Principal Amounts set forth in the table under “Summary — Offered Certificates”.  The initial Class Principal Amount of each class may be increased or decreased by up to 5% to the extent that the Stated Principal Balance of the Mortgage Loans is increased or decreased as described at “Description of the Mortgage Pool.”

The Offered Certificates (other than the Residual Certificates) will be issued in minimum denominations in principal amounts of $100,000 and integral multiples of $1 in excess thereof.  The Residual Certificates will be issued as single instruments in fully registered, definitive form, representing the entire principal amount of such Certificates.  The Residual Certificates will initially be held by JPMorgan Chase Bank, National Association.

The Certificates represent beneficial ownership interests in the Issuing Entity, the assets of which on the Closing Date will consist of (1) the Mortgage Loans; (2) such assets as from time to time are identified as deposited in respect of the Mortgage Loans in the Custodial Accounts, the Distribution Account, the Class 1-P Reserve Fund and the Class 2-P Reserve Fund; (3) the Issuing Entity’s rights under the Assignment Agreements; (4) property acquired by foreclosure of the Mortgage Loans or deed in lieu of foreclosure; (5) any applicable insurance policies; (6) the rights to any Net Swap Payments or Swap Termination Payments made by the Swap Provider deposited into the Supplemental Interest Trust Account; (7) the rights to any payments made by the Cap Provider under the Interest Rate Cap Agreement; and (8) the proceeds of all of the foregoing.

Solely for purposes of determining distributions of interest and principal on the Senior Certificates, the Senior Certificates have been divided into the following Certificate Groups:

THE POOL 1 SENIOR CERTIFICATES: Distributions of interest and principal on the Class 1-1-A1, Class 1-1-A2, Class 1-2-A1, Class 1-2-A2, Class 1-2-A3, Class 1-2-A4, Class 1-2-A5 and Class 1-2-A6 Certificates will be based on interest and principal, as applicable, received on, or advanced solely with respect to, the Pool 1 Mortgage Loans.

THE POOL 2 CERTIFICATES: With limited exceptions described at “— Limited Cross-Collateralization Among the Pools in Aggregate Pool A,” distributions of interest and principal on the Class 2-A-1 and Class 2-A-2 Certificates will be based solely on interest and principal, as applicable, received on, or advanced with respect to, the Pool 2 Mortgage Loans.

THE POOL 3 CERTIFICATES: With limited exceptions described at “— Limited Cross-Collateralization Among the Pools in Aggregate Pool A,” distributions of interest and principal on the Class 3-A-1 and Class 3-A-2 Certificates will be based solely on interest and principal, as applicable, received on, or advanced with respect to, the Pool 3 Mortgage Loans.

THE POOL 4 CERTIFICATES: With limited exceptions described at “— Limited Cross-Collateralization Among the Pools in Aggregate Pool A,” distributions of interest and principal on the Class 4-A-1 and Class 4-A-2 Certificates will be based solely on interest and principal, as applicable, received on, or advanced with respect to, the Pool 4 Mortgage Loans.

The Mezzanine and Subordinate Certificates are classified as follows:

THE AGGREGATE POOL A SUBORDINATE CERTIFICATES: Distributions of interest and principal on the Class C-B-1, Class C-B-2, Class C-B-3, Class C-B-4, Class C-B-5 and Class C-B-6 Certificates will be based solely on interest and principal, as applicable, received on, or advanced with respect to, the Pool 2, Pool 3 and Pool 4 Mortgage Loans in the aggregate.

THE POOL 1 MEZZANINE CERTIFICATES: Distributions of interest and principal on the Class 1-M-1, Class 1-M-2, Class 1-M-3, Class 1-M-4, Class 1-M-5 and Class 1-M-6 Certificates will be based solely on interest and principal, as applicable, received on, or advanced with respect to, the Pool 1 Mortgage Loans.

THE POOL 1 SUBORDINATE CERTIFICATES: Distributions of interest and principal on the Class 1-B-1 and Class 1-B-2 Certificates will be based solely on interest and principal, as applicable, received on, or advanced with respect to, the Pool 1 Mortgage Loans.

The Class 1-P Certificates will be entitled to prepayment penalties received on certain Pool 1 Mortgage Loans.  Distributions of principal on the Class 1-P Certificates will be based solely on amounts on deposit in the Class 1-P Reserve Fund.

The Class 2-P Certificate will be entitled to prepayment penalties received on certain Aggregate Pool A Mortgage Loans.  Distributions of principal on the Class 2-P Certificates will be based solely on amounts on deposit in the Class 2-P Reserve Fund.

Distributions on the Certificates will be made by the Securities Administrator, on behalf of the Trustee, on each Distribution Date, to the persons in whose names such Certificates are registered on the related Record Date.

Payments on each Distribution Date will be made by wire transfer or by check mailed to the address of the Certificateholder entitled thereto as it appears on the applicable certificate register or, in the case of a Certificateholder who holds a Residual Certificate or who holds Certificates with an aggregate initial Class Principal Amount of $1,000,000 or more and who has so notified the Securities Administrator in writing in accordance with the Pooling and Servicing Agreement, by wire transfer in immediately available funds to the account of such Certificateholder at a bank or other depository institution having appropriate wire transfer facilities; provided, however, that the final payment in retirement of the Certificates will be made only upon presentment and surrender of such Certificates at the Corporate Trust Office of the Securities Administrator.  See “— Book–Entry Certificates” below for the method of payment to Beneficial Owners of Book-Entry Certificates.

Book-Entry Certificates

The Offered Certificates, other than the Class A-R Certificates, will be Book-Entry Certificates. For a description of the procedures generally applicable to the Book-Entry Certificates, see “Description of the Securities — Book-Entry Registration of Securities” in the accompanying prospectus.

Exchangeable Certificates

General

On or before the Distribution Date in May 2009, holders of the REMIC Certificates may exchange all or part of each class of such REMIC Certificates for a proportionate interest in the Exchangeable Certificates in the related Exchangeable Combination.  The holders of each class of Exchangeable Certificates in an Exchangeable Combination may also exchange all or part of such class for a proportionate interest in the class of related REMIC Certificates.  This process may occur repeatedly up to and including the Distribution Date in May 2009.

The classes of REMIC Certificates and of Exchangeable Certificates that are outstanding on any date and the outstanding principal balances of these classes will depend upon the aggregate distributions of principal made to such classes, as well as any exchanges that have occurred on or prior to such date.  For the purposes of the definitions set forth in Annex A and the calculation of the Class Principal Amount of any class of REMIC Certificates, to the extent that exchanges of REMIC Certificates for Exchangeable Certificates occur, the aggregate Class Principal Amount of the REMIC Certificates will be deemed to include the Class Principal Amount of the related Exchangeable Certificates issued in the exchange and the Class Principal Amount of such Exchangeable Certificates will be deemed to be zero.  REMIC Certificates and the related Exchangeable Certificates in the related Exchangeable Combination may be exchanged only in the specified proportion that the original principal balances of such certificates bear to one another as shown in Annex E.

Holders of Exchangeable Certificates will be the beneficial owners of an interest in the related REMIC Certificates and will receive a proportionate share, in the aggregate, of the distributions on those certificates.  With respect to any Distribution Date, the aggregate amount of principal and interest distributable to the then outstanding Exchangeable Classes in an Exchangeable Combination, the related REMIC Certificates and all Exchangeable Classes in an Exchangeable Combination related to such class of REMIC Certificates, will be equal to the aggregate amount of principal and interest otherwise distributable to the related REMIC Certificates on such Distribution Date if no Exchangeable Certificates were then outstanding.

Procedures

If a Certificateholder wishes to exchange certificates, the Certificateholder shall provide notice to the Securities Administrator by e-mail at sfsexchange@usbank.com no later than two Business Days before the proposed Exchange Date.  The Exchange Date may be any Business Day from and including the 25th day of the month to the second to the last Business Day of the month subject to the Securities Administrator’s approval.  The notice must be on the Certificateholder’s letterhead, carry a medallion stamp guarantee and set forth the following information: the CUSIP number of each Certificate to be exchanged and each Certificate to be received; outstanding Certificate Principal Amount and the original Certificate Principal Amount of the Certificates to be exchanged; the Certificateholder’s DTC participant number; and the proposed Exchange Date.  After receiving the notice, the Securities Administrator shall e-mail the Certificateholder with wire payment instructions relating to the exchange fee.  The Certificateholder will utilize the Deposit and Withdrawal System at DTC to exchange the Certificates.  A notice becomes irrevocable on the second Business Day before the proposed Exchange Date.

In connection with each exchange, the Certificateholder must pay the Securities Administrator a fee equal to $3,500.

The Securities Administrator will make the first distribution on a REMIC Certificate or an Exchangeable Certificate received in an exchange transaction on the Distribution Date in the month following the month of the exchange to the Certificateholder of record as of the close of business on the last day of the month of the exchange.

Additional Considerations

The characteristics of Exchangeable Certificates in an Exchangeable Combination will reflect the characteristics of the related REMIC Certificates.  Investors should also consider a number of factors that will limit a Certificateholder’s ability to exchange REMIC Certificates for Exchangeable Certificates and vice versa:

●

At the time of the proposed exchange, a Certificateholder must own Certificates of the related class or classes in the proportions necessary to make the desired exchange as shown in Annex E.

●

A Certificateholder that does not own the Certificates may be unable to obtain the necessary REMIC Certificates or Exchangeable Certificates.

●

The Certificateholder of needed Certificates may refuse to sell them at a reasonable price (or any price) or may be unable to sell them.

●

Certain Certificates may have been purchased or placed into other financial structures and thus may be unavailable for exchange.

●

Principal distributions will decrease the amounts available for exchange over time and may eliminate the possibility of certain exchanges.

●

Only the combinations listed on Annex E are permitted.

Certificate Interest Rates

On each Distribution Date, the Certificate Interest Rate for each Accrual Period for the Certificates entitled to interest is as follows:

(A)

The Certificate Interest Rate on the LIBOR Certificates on each Distribution Date will be equal to the least of (a) One-Month LIBOR plus the applicable Certificate Margin, (b) the related Pool 1 Net Wac Cap (adjusted for the actual number days in each Accrual Period) and (c) 11.500% per annum.

(B)

The Certificate Interest Rate on the Class 1-2-A6 Certificates on each Distribution Date will be equal to the least of (a) Federal Funds Rate plus the applicable Certificate Margin, (b) the Pool 1B Net WAC Cap (adjusted for the actual number days in each Accrual Period) and (c) 11.500% per annum.

(C)

The Certificate Interest Rate Applicable to the Class 2-A-1 and Class 2-A-2 Certificates will equal the Pool 2 Net WAC.  The Certificate Interest Rate for the Class 2-A-1 and Class 2-A-2 Certificates for the Accrual Period related to the first Distribution Date is expected to be approximately 5.974% per annum.

(D)

On each Distribution Date on or prior to the Distribution Date in January 2012, the Certificate Interest Rate applicable to the Class 2-A-1A, Class 2-A-1C, Class 2-A-1E, Class 2-A-1G and Class 2-A-1I Certificates will equal the Pool 2 Net WAC minus the related Pool 2 Certificate Margin.  On each Distribution Date on and after the Distribution Date in February 2012, the Certificate Interest Rate applicable to the Class 2-A-1A, Class 2-A-1C, Class 2-A-1E, Class 2-A-1G and Class 2-A-1I Certificates will equal the Pool 2 Net WAC.  The Certificate Interest Rate for the Class 2-A-1A, Class 2-A-1C, Class 2-A-1E, Class 2-A-1G and Class 2-A-1I Certificates for the Accrual Period related to the first Distribution Date is expected to be approximately 5.874%, 5.747%, 5.674%, 5.574% and 5.474%, per annum, respectively.

(E)

On each Distribution Date on or prior to the Distribution Date in January 2012, the Certificate Interest Rate applicable to the Class 2-A-1B, Class 2-A-1D, Class 2-A-1F, Class 2-A-1H and Class 2-A-1J Certificates will equal the related Pool 2 Certificate Margin.  On each Distribution Date on and after the Distribution Date in February 2012, the Certificate Interest Rate applicable to the Class 2-A-1B, Class 2-A-1D, Class 2-A-1F, Class 2-A-1H and Class 2-A-1J Certificates will equal zero and the Class 2-A-1B, Class 2-A-1D, Class 2-A-1F, Class 2-A-1H and Class 2-A-1J Certificates will not be entitled to payments in respect of interest.

(F) The Certificate Interest Rate Applicable to the Class 3-A-1 and Class 3-A-2 Certificates will equal the Pool 3 Net WAC.  The Certificate Interest Rate for the Class 3-A-1 and Class 3-A-2 Certificates for the Accrual Period related to the first Distribution Date is expected to be approximately 6.003% per annum.

(G)

On each Distribution Date on or prior to the Distribution Date in February 2012, the Certificate Interest Rate applicable to the Class 3-A-1A, Class 3-A-1C, Class 3-A-1E, Class 3-A-1G and Class 3-A-1I Certificates will equal the Pool 3 Net WAC minus the related Pool 3 Certificate Margin.  On each Distribution Date on and after the Distribution Date in March 2012, the Certificate Interest Rate applicable to the Class 3-A-1A, Class 3-A-1C, Class 3-A-1E, Class 3-A-1G and Class 3-A-1I Certificates will equal the Pool 3 Net WAC.  The Certificate Interest Rate for the Class 3-A-1A, Class 3-A-1C, Class 3-A-1E, Class 3-A-1G and Class 3-A-1I Certificates for the Accrual Period related to the first Distribution Date is expected to be approximately 5.903%, 5.803%, 5.703%, 5.603% and 5.503%, per annum, respectively.

(H)

On each Distribution Date on or prior to the Distribution Date in February 2012, the Certificate Interest Rate applicable to the Class 3-A-1B, Class 3-A-1D, Class 3-A-1F, Class 3-A-1H and Class 3-A-1J Certificates will equal the related Pool 3 Certificate Margin.  On each Distribution Date on and after the Distribution Date in March 2012, the Certificate Interest Rate applicable to the Class 3-A-1B, Class 3-A-1D, Class 3-A-1F, Class 3-A-1H and Class 3-A-1J Certificates will equal zero and the Class 3-A-1B, Class 3-A-1D, Class 3-A-1F, Class 3-A-1H and Class 3-A-1J Certificates will not be entitled to payments in respect of interest.

(I)

The Certificate Interest Rate Applicable to the Class 4-A-1 and Class 4-A-2 Certificates will equal the Pool 4 Net WAC.  The Certificate Interest Rate for the Class 4-A-1 and Class 4-A-2 Certificates for the Accrual Period related to the first Distribution Date is expected to be approximately 5.923% per annum.

(J)

On each Distribution Date on or prior to the Distribution Date in March 2014, the Certificate Interest Rate applicable to the Class 4-A-1A, Class 4-A-1C, Class 4-A-1E, Class 4-A-1G and Class 4-A-1I Certificates will equal the Pool 4 Net WAC minus the related Pool 4 Certificate Margin.  On each Distribution Date on and after the Distribution Date in April 2014, the Certificate Interest Rate applicable to the Class 4-A-1A, Class 4-A-1C, Class 4-A-1E, Class 4-A-1G and Class 4-A-1I Certificates will equal the Pool 4 Net WAC.  The Certificate Interest Rate for the Class 4-A-1A, Class 4-A-1C, Class 4-A-1E, Class 4-A-1G and Class 4-A-1I Certificates for the Accrual Period related to the first Distribution Date is expected to be approximately 5.823%, 5.723%, 5.623%, 5.523% and 5.423%, per annum, respectively.

(K)

On each Distribution Date on or prior to the Distribution Date in March 2014, the Certificate Interest Rate applicable to the Class 4-A-1B, Class 4-A-1D, Class 4-A-1F, Class 4-A-1H and Class 4-A-1J Certificates will equal the related Pool 4 Certificate Margin.  On each Distribution Date on and after the Distribution Date in April 2014, the Certificate Interest Rate applicable to the Class 4-A-1B, Class 4-A-1D, Class 4-A-1F, Class 4-A-1H and Class 4-A-1J Certificates will equal zero and the Class 4-A-1B, Class 4-A-1D, Class 4-A-1F, Class 4-A-1H and Class 4-A-1J Certificates will not be entitled to payments in respect of interest.

(L)

The Certificate Interest Rate applicable to each of the Aggregate Pool A Subordinate Certificates will equal the Aggregate Pool A Subordinate Net WAC.  The Certificate Interest Rate for the Aggregate Pool A Subordinate Certificates for the Accrual Period related to the first Distribution Date is expected to be approximately 5.965% per annum.

For each Distribution Date and each related Accrual Period, interest on the LIBOR Certificates and the Class 1-2-A6 Certificates will be calculated and payable on the basis of a 360-day year consisting of the actual number of days in each Accrual Period.  For each Distribution Date and each related Accrual Period, interest on the Aggregate Pool A Certificates will be calculated and payable on the basis of a 360-day year consisting of twelve 30-day months.

Determination of LIBOR

The annual certificate interest rates of the LIBOR Certificates are based upon One-Month LIBOR.  With respect to the first Distribution Date, One-Month LIBOR will be deemed to be 5.320%.  With respect to each other Distribution Date, One-Month LIBOR will equal such rate as quoted on Reuters Screen LIBOR 01 Page as of 11:00 A.M., London time, on the LIBOR Determination Date.  If the rate does not appear on Reuters Screen LIBOR 01 Page, or if the service is no longer offered, or any other service for displaying One-Month LIBOR or comparable rates as may be selected by the Securities Administrator, the rate will be the reference bank rate.  The reference bank rate will be determined on the basis of the rates at which deposits in U.S. Dollars are offered by the reference banks, which shall be three major banks that are engaged in transactions in the London interbank market, selected by the Securities Administrator, as of 11:00 a.m., London time, on the day that is two LIBOR Business Days prior to the immediately preceding Distribution Date to prime banks in the London interbank market for a period of one month in amounts approximately equal to the aggregate Class Principal Amount of the LIBOR Certificates.  The Securities Administrator will request the principal London office of each of the reference banks to provide a quotation of its rate. If at least two quotations are provided, the rate will be the arithmetic mean of the quotations.  If on the related date fewer than two quotations are provided, the rate will be the arithmetic mean of the rates quoted by one or more major banks in New York City, selected by the Securities Administrator, as of 11:00 a.m., New York City time, on such date for loans in U.S. Dollars to leading European banks for a period of one month in amounts approximately equal to the aggregate Class Principal Amount of the LIBOR Certificates.  If no quotations can be obtained, the rate will be One-Month LIBOR for the prior Distribution Date.  The Securities Administrator’s calculation of One-Month LIBOR and the resulting Certificate Interest Rate on any class of LIBOR Certificates with respect to any Distribution Date shall be final and binding in the absence of manifest error.

Calculation of the Federal Funds Rate

     On each Federal Funds Calculation Determination Date, the Securities Administrator will be required to determine the Federal Funds Rate for the related interest accrual period for the Class 1-2-A6 Certificates. The establishment of the Federal Funds Rate on each such date by the Securities Administrator and its calculation of the interest rate applicable to the Class 1-2-A6 Certificates for the related interest accrual period will (in the absence of manifest error) be final and binding. For each Federal Funds Determination Date during any Accrual Period, the rate set forth in H.15(519) for that day opposite the caption "Federal funds (effective)", as such rate is displayed on the Reuters Screen FEDFUNDS1 Page; provided, that (a) if, by 5:00 p.m., New York City time, on the day that is one New York City business day following a Federal Funds Determination Date, such rate for the Federal Funds Determination Date does not appear on the Reuters Screen FEDFUNDS1 Page (or any successor thereto) or is not yet published in H.15(519), the rate for that Federal Funds Determination Date will be the rate set forth in H.15 Daily Update, or such other recognized electronic source used for the purpose of displaying such rate, for that day opposite the caption "Federal funds (effective)"; and H.15(519), the rate for that Federal Funds Determination Date will be the rate set forth in H.15 Daily Update, or such other recognized electronic source used for the purpose of displaying such rate, for that day opposite the caption "Federal funds (effective)"; and (b) if, by 5:00 p.m., New York City time, on the day that is one New York City business day following the Federal Funds Determination Date, such rate for the Federal Funds Determination Date does not appear on the Reuters Screen FEDFUNDS1 Page or is not yet published in H.15(519), H.15 Daily Update or another recognized electronic source, the rate for that Federal Funds Determination Date will be the rate for the first preceding day for which such rate is set forth in H.15(519) opposite the caption "Federal funds (effective)", as such rate is displayed on the Reuters Screen FEDFUNDS1 Page.

     For any calendar day during an Accrual Period that occurs after the related Federal Funds Determination Date, the Federal Funds Rate shall be equal to the Federal Funds Rate determined as of such Federal Funds Determination Date and for any other calendar day during such Accrual Period that is not a Federal Funds Determination Date, the Federal Funds Rate shall be equal to the Federal Funds Rate determined as of the immediately preceding Federal Funds Determinationate.

Distributions on the Pool 1 Certificates

Distributions of Interest

On each Distribution Date the Securities Administrator will withdraw from the Distribution Account that portion of the Available Distribution Amount for Pool 1 consisting of the Pool 1 Interest Remittance Amount for such Distribution Date and make the following disbursements and transfers in the order of priority described below, in each case to the extent of the Pool 1 Interest Remittance Amount remaining for such Distribution Date.

1.

To the Swap Provider, any Net Swap Payment payable to the Swap Provider and any Swap Termination Payments payable to the Swap Provider, other than a Swap Termination Payment resulting from a Swap Provider Trigger Event;

2.

Concurrently, to the Pool 1 Senior Certificates,

i.

To the Pool 1A Senior Certificates, up to the Pool 1A Interest Remittance Amount, the related Interest Distribution Amount for each such class, pro rata, based on the entitlement of each such class pursuant to this clause 2i;

ii.

To the Pool 1B Senior Certificates, up to the Pool 1B Interest Remittance Amount, the related Interest Distribution Amount for each such class, pro rata, based on the entitlement of each such class pursuant to this clause 2ii;

3

To the Pool 1 Senior Certificates, any related unpaid Interest Distribution Amount for each such class, pro rata, based on the remaining entitlement of each such class pursuant to this clause 3;

4.

Concurrently, to the Pool 1 Senior Certificates, the related unpaid Interest Shortfall, if any, for each such class for each such Distribution Date, pro rata, based on the entitlement of each such class pursuant to this clause 4;

5.

To the Class 1-M-1 Certificates, the Interest Distribution Amount allocable to such certificates;

6.

To the Class 1-M-2 Certificates, the Interest Distribution Amount allocable to such certificates;

7.

To the Class 1-M-3 Certificates, the Interest Distribution Amount allocable to such certificates;

8.

To the Class 1-M-4 Certificates, the Interest Distribution Amount allocable to such certificates;

9.

To the Class 1-M-5 Certificates, the Interest Distribution  Amount allocable to such certificates;

10.

To the Class 1-M-6 Certificates, the Interest Distribution  Amount allocable to such certificates;

11.

To the Class 1-B-1 Certificates, the Interest Distribution Amount allocable to such certificates; and

12.

To the Class 1-B-2 Certificates, the Interest Distribution Amount allocable to such certificates.

Any Pool 1 Interest Remittance Amounts remaining undistributed following these distributions will be used in determining the amount of Pool 1 Net Monthly Excess Cashflow, if any, for such Distribution Date.

Distributions of Principal

A.  On each Distribution Date, (a) prior to the Pool 1 Step-Down Date or (b) on which a Pool 1 Trigger Event is in effect, the Securities Administrator will withdraw from the Distribution Account that portion of Available Distribution Amount for Pool 1 equal to the Pool 1 Principal Distribution Amount for such Distribution Date, and make the following disbursements and transfers in the order of priority described below, in each case to the extent of the Pool 1 Principal Distribution Amount remaining for such Distribution Date:

1.

To the Swap Provider, any Net Swap Payment payable to the Swap Provider and any Swap Termination Payments payable to the Swap Provider, other than a Swap Termination Payment resulting from a Swap Provider Trigger Event, in each case, to the extent unpaid pursuant to clause (1) under “—Distributions of Interest” above;

2.

To the Pool 1A Senior Certificates, the Pool 1A Principal Distribution Amount as follows:

i.

on any Distribution Date on which a Sequential Trigger Event is not in effect, to the Class 1-1-A1 and Class 1-1-A2 Certificates, pro rata, based on Class Principal Amounts, until their respective Class Principal Amounts have has been reduced to zero;

ii.

on any Distribution Date on which a Sequential Trigger Event is in effect, sequentially, to the Class 1-1-A1 and Class 1-1-A2 Certificates, in that order, until the Class Principal Amount of each such class has been reduced to zero;

3.

To the Pool 1B Senior Certificates, concurrently, the Pool 1B Principal Distribution Amount as follows:

i.

approximately 90.0000691854794%, concurrently, as follows:

(1)

approximately 49.9672522316144%, to the Class 1-2-A1 Certificates, until the Class Principal Amount thereof has been reduced to zero;

(2)

approximately 50.0327477683856%, sequentially, in the following order:

A.  To the Class 1-2-A2 and Class 1-2-A6 Certificates, concurrently, pro rata, based on Class Principal Amounts, until their respective Class Principal Amounts have been reduced to zero;

B.  To the Class 1-2-A3 Certificates, until the Class Principal Amount thereof has been reduced to zero;

C.  To the Class 1-2-A4 Certificates, , until the Class Principal Amount thereof has been reduced to zero;

ii.

approximately 9.9999308145206%, to the Class 1-2-A5 Certificates, until the Class Principal Amount thereof has been reduced to zero;

4.

To the Pool 1A Senior Certificates, any remaining Pool 1B Principal Distribution Amount, allocated in accordance with clause (2) above;

5.

To the Pool 1B Senior Certificates, any remaining Pool 1A Principal Distribution Amount, allocated in accordance with clause (3) above;

6.

To the Class 1-M-1 Certificates, until the Class Principal Amount thereof has been reduced to zero;

7.

To the Class 1-M-2 Certificates, until the Class Principal Amount thereof has been reduced to zero;

8.

To the Class 1-M-3 Certificates, until the Class Principal Amount thereof has been reduced to zero;

9.

To the Class 1-M-4 Certificates, until the Class Principal Amount thereof has been reduced to zero;

10.

To the Class 1-M-5 Certificates, until the Class Principal Amount thereof has been reduced to zero;

11.

To the Class 1-M-6 Certificates, until the Class Principal Amount thereof has been reduced to zero;

12.

To the Class 1-B-1 Certificates, until the Class Principal Amount thereof has been reduced to zero; and

13.

To the Class 1-B-2 Certificates, until the Class Principal Amount thereof has been reduced to zero.

Any Pool 1 Principal Distribution Amount remaining undistributed following these distributions will be distributed as Pool 1 Net Monthly Excess Cashflow in accordance with the priority set forth under “—Overcollateralization Provisions” below.

B.  On each Distribution Date, (a) on or after the Pool 1 Step-Down Date and (b) on which a Pool 1 Trigger Event is not in effect, the Securities Administrator will withdraw from the Distribution Account that portion of Available Distribution Amount for Pool 1 equal to the Pool 1 Principal Distribution Amount for such Distribution Date, and make the following disbursements and transfers in the order of priority described below, in each case to the extent of the Pool 1 Principal Distribution Amount remaining for such Distribution Date:

1.

To the Swap Provider, any Net Swap Payment payable to the Swap Provider and any Swap Termination Payments payable to the Swap Provider, other than a Swap Termination Payment resulting from a Swap Provider Trigger Event, in each case, to the extent unpaid pursuant to clause (1) under “—Distributions of Interest” above;

2.

To the Pool 1A Senior Certificates, an amount up to the Pool 1A Senior Principal Distribution Amount as follows:

i.

on any Distribution Date on which a Sequential Trigger Event is not in effect, to the Class 1-1-A1 and Class 1-1-A2 Certificates, pro rata, based on Class Principal Amounts, until their respective Class Principal Amounts have been reduced to zero;

ii.

on any Distribution Date on which a Sequential Trigger Event is in effect, sequentially, to the Class 1-1-A1 and Class 1-1-A2 Certificates, in that order, until the Class Principal Amount of each such class has been reduced to zero;

3.

To the Pool 1B Senior Certificates, concurrently, an amount up to the Pool 1B Senior Principal Distribution Amount as follows:

i.

approximately 90.0000691854794%, concurrently, as follows:

(1) approximately 49.9672522316144%, to the Class 1-2-A1 Certificates, until the Class Principal Amount thereof has been reduced to zero;

(2) approximately 50.0327477683856%, sequentially, in the following order:

A.  To the Class 1-2-A2 and Class 1-2-A6 Certificates, pro rata, based on Class Principal Amounts, until their respective Class Principal Amounts have been reduced to zero;

B.  To the Class 1-2-A3 Certificates, until the Class Principal Amount thereof has been reduced to zero;

C.  To the Class 1-2-A4 Certificates, until the Class Principal Amount thereof has been reduced to zero;

ii.

approximately 9.9999308145206%, to the Class 1-2-A5 Certificates, until the Class Principal Amount thereof has been reduced to zero;

4.

To the Pool 1A Senior Certificates, the excess, if any, of the Pool 1A Senior Principal Distribution Amount over the portion of such amount distributed in clause (3) above, allocated to such classes in accordance with clause (2) above;

5.

To the Pool 1B Senior Certificates, the excess, if any, of the Pool 1B Senior Principal Distribution Amount over the portion of such amount distributed in clause (2) above, allocated to such classes in accordance with clause (3) above;

6.

To the Class 1-M-1 Certificates, the related Pool 1 Mezzanine Class Principal Distribution Amount for such Distribution Date, until the Class Principal Amount thereof has been reduced to zero;

7.

To the Class 1-M-2 Certificates, the related Pool 1 Mezzanine Class Principal Distribution Amount for such Distribution Date, until the Class Principal Amount thereof has been reduced to zero;

8.

To the Class 1-M-3 Certificates, the related Pool 1 Mezzanine Class Principal Distribution Amount for such Distribution Date, until the Class Principal Amount thereof has been reduced to zero;

9.

To the Class 1-M-4 Certificates, the related Pool 1 Mezzanine Class Principal Distribution Amount for such Distribution Date, until the Class Principal Amount thereof has been reduced to zero;

10.

To the Class 1-M-5 Certificates, the related Pool 1 Mezzanine Class Principal Distribution Amount for such Distribution Date, until the Class Principal Amount thereof has been reduced to zero;

11.

To the Class 1-M-6 Certificates, the related Pool 1 Mezzanine Class Principal Distribution Amount for such Distribution Date, until the Class Principal Amount thereof has been reduced to zero;

12.

To the Class 1-B-1 Certificates, the related Pool 1 Subordinate Class Principal Distribution Amount for such Distribution Date, until the Class Principal Amount thereof has been reduced to zero; and

13.

To the Class 1-B-2 Certificates, the related Pool 1 Subordinate Class Principal Distribution Amount for such Distribution Date, until the Class Principal Amount thereof has been reduced to zero.

Any Pool 1 Principal Distribution Amount remaining undistributed following these distributions will be distributed as Pool 1 Net Monthly Excess Cashflow in accordance with the priority set forth under “—Overcollateralization Provisions” below.

Overcollateralization Provisions

As of the Closing Date, the aggregate Stated Principal Balance of the Pool 1 Mortgage Loans as of the Cut-off Date will exceed the aggregate outstanding Class Principal Amounts of the Pool 1 Offered Certificates in an amount equal to approximately 0.85% of the aggregate Stated Principal Balance of the Pool 1 Mortgage Loans as of the Cut-off Date.  This feature is referred to as overcollateralization.  The weighted average of the net interest rates of the Pool 1 Mortgage Loans is generally expected to be higher than the weighted average of the Certificate Interest Rates on the Pool 1 Certificates.  As a result, interest collections on the Pool 1 Mortgage Loans are expected to be generated in excess of the amount of interest payable to the Pool 1 Certificates and the fees and expenses payable by the Issuing Entity allocable to Pool 1 (including any Net Swap Payment owed to the Swap Provider).  The Pooling and Servicing Agreement requires that on each Distribution Date, the Pool 1 Net Monthly Excess Cashflow, if any, be applied on such Distribution Date as an accelerated payment of principal on the class or classes of Pool 1 Certificates then entitled to receive distributions in respect of principal, but only to the extent necessary to maintain the Pool 1 Overcollateralized Amount at the Pool 1 Overcollateralization Target Amount.

With respect to any Distribution Date, any Pool 1 Net Monthly Excess Cashflow will be paid as follows:

(i)

to the class or classes of Pool 1 Certificates then entitled to receive distributions in respect of principal, in an amount equal to any Pool 1 Overcollateralization Increase Amount, payable to such holders as part of the Pool 1 Principal Distribution Amount in the order described under “—Distributions of Principal” above;

(ii)

to the Senior Certificates, pro rata based on amounts due, first, any unpaid Interest Distribution Amount for each such class and then, any unpaid Interest Shortfall allocable to each such class;

(iii)

concurrently to the Class 1-1-A2 and Class 1-2-A5 Certificates, pro rata based on amounts due, any Unpaid Realized Loss Amount allocable to each such class

(iv)

to the Class 1-M-1 Certificates, first, any unpaid Interest Distribution Amount for such class and Distribution Date and then, any unpaid Interest Shortfall allocable to such class;

(v)

to the Class 1-M-1 Certificates, in an amount equal to the Unpaid Realized Loss Amount allocable to such class;

(vi)

to the Class 1-M-2 Certificates, first, any unpaid Interest Distribution Amount for such class and Distribution Date and then, any unpaid Interest Shortfall allocable to such class;

(vii)

to the Class 1-M-2 Certificates, in an amount equal to the Unpaid Realized Loss Amount allocable to such class;

(viii)

to the Class 1-M-3 Certificates, first, any unpaid Interest Distribution Amount for such class and Distribution Date and then, any unpaid Interest Shortfall allocable to such class;

(ix)

to the Class 1-M-3 Certificates, in an amount equal to the Unpaid Realized Loss Amount allocable to such class;

(x)

to the Class 1-M-4 Certificates, first, any unpaid Interest Distribution Amount for such class and Distribution Date and then, any unpaid Interest Shortfall allocable to such class;

(xi)

to the Class 1-M-4 Certificates, in an amount equal to the Unpaid Realized Loss Amount allocable to such class;

(xii)

to the Class 1-M-5 Certificates, first, any unpaid Interest Distribution Amount for such class and Distribution Date and then, any unpaid Interest Shortfall allocable to such class;

(xiii)

to the Class 1-M-5 Certificates, in an amount equal to the Unpaid Realized Loss Amount allocable to such class;

(xiv)

to the Class 1-M-6 Certificates, first, any unpaid Interest Distribution Amount for such class and Distribution Date and then, any unpaid Interest Shortfall allocable to such class;

(xv)

to the Class 1-M-6 Certificates, in an amount equal to the Unpaid Realized Loss Amount allocable to such class;

(xvi)

to the Class 1-B-1 Certificates, first, any unpaid Interest Distribution Amount for such class and Distribution Date and then, any unpaid Interest Shortfall allocable to such class;

(xvii)

to the Class 1-B-1 Certificates, in an amount equal to the Unpaid Realized Loss Amount allocable to such class;

(xviii)

to the Class 1-B-2 Certificates, first, any unpaid Interest Distribution Amount for such class and Distribution Date and then, any unpaid Interest Shortfall allocable to such class;

(xix)

to the Class 1-B-2 Certificates, in an amount equal to the Unpaid Realized Loss Amount allocable to such class;

(xx)

to the Pool 1 Certificates, an amount equal to any Basis Risk Shortfall Carryover Amounts for such Certificates and Distribution Date, payable in accordance with the priority set forth under “—Distributions of Interest” above;

(xxi)

to the Securities Administrator, the Custodians or the Trustee in respect of any unreimbursed expenses and indemnifications owing thereto in respect of Pool 1;

(xxii)

to the Supplemental Interest Trust Account, for payment to the Swap Provider, any unpaid Swap Termination Payment payable to the Swap Provider;

(xxiii)

to the holders of the Class 1-CE Certificates as provided in the Pooling and Servicing Agreement; and

(xxiv)

to the holders of the Residual Certificates, any remaining amounts.  It is not anticipated that any amounts will be distributed to the Residual Certificates pursuant to this clause (xxiv).

The distributions referred to above will be made after giving effect to the payments described below under “—The Interest Rate Swap Agreement and the Supplemental Interest Trust Account”.

On each Distribution Date, the Securities Administrator will withdraw from the Distribution Account all amounts representing prepayment penalties in respect of the Pool 1 Mortgage Loans received during the related Prepayment Period and will distribute these amounts to the holders of the Class 1-P Certificates.  On the first Distribution Date immediately following the expiration of the latest prepayment penalty term on the Pool 1 Mortgage Loans, the Securities Administrator will distribute all amounts on deposit in the Class 1-P Reserve Fund to the holders of the Class 1-P Certificates, up to its Class Principal Amount.

The Interest Rate Swap Agreement, the Interest Rate Cap Agreement and the Supplemental Interest Trust Account

The Interest Rate Swap Agreement

On or before the Closing Date, the Securities Administrator as Supplemental Interest Trust Trustee, on behalf of the supplemental interest trust, as directed by the Depositor, will enter into the Interest Rate Swap Agreement with the Swap Provider.  On each Distribution Date, the Securities Administrator, will deposit into the Supplemental Interest Trust Account any Net Swap Payments received from the Swap Provider.  The Supplemental Interest Trust Account will be an asset of the supplemental interest trust but not of any REMIC.

Under the Interest Rate Swap Agreement, on each Distribution Date for so long as the Interest Rate Swap Agreement is in effect, the supplemental interest trust will be obligated to pay to the Swap Provider from amounts available therefor pursuant to the Pooling and Servicing Agreement, the Fixed Swap Payment and the Swap Provider will be obligated to pay to the Securities Administrator the Floating Swap Payment.  The Net Swap Payment will be required to be made on each Distribution Date (a) by the supplemental interest trust, to the Swap Provider, to the extent that the Fixed Swap Payment exceeds the corresponding Floating Swap Payment, or (b) by the Swap Provider to the supplemental interest trust to the extent that the Floating Swap Payment exceeds the Fixed Swap Payment.

The Interest Rate Swap Agreement will terminate immediately after the Distribution Date in April 2014, unless terminated earlier upon the occurrence of a Swap Default, an Early Termination Event or an Additional Termination Event.  “Events of Default” under the Interest Rate Swap Agreement include the following standard events of default under the ISDA Master Agreement:

•

“Failure to Pay or Deliver,”

•

“Bankruptcy” (as amended in the Interest Rate Swap Agreement) and

•

“Merger without Assumption” (but only with respect to the Swap Provider), as described in Sections 5(a)(i), 5(a)(vii) and 5(a)(viii) of the ISDA Master Agreement.

The respective obligations of the Swap Provider and the supplemental interest trust to pay specified amounts due under the Interest Rate Swap Agreement will be subject to the following conditions precedent: (1) no Swap Default or event that with the giving of notice or lapse of time or both would become a Swap Default, in each case, in respect of the other party, shall have occurred and be continuing with respect to the Interest Rate Swap Agreement and (2) no Early Termination Date has occurred or been effectively designated with respect to the Interest Rate Swap Agreement.

Upon the occurrence of any Swap Default, the non-defaulting party will have the right to designate an Early Termination Date.  With respect to Termination Events (including Additional Termination Events), an Early Termination Date may be designated by one of the parties (as specified in the Interest Rate Swap Agreement) and will occur only after notice has been given of the Termination Event, all as set forth in the Interest Rate Swap Agreement.

Upon a Swap Early Termination, the supplemental interest trust or the Swap Provider may be liable to make a Swap Termination Payment to the other (regardless, if applicable, of which of the parties has caused the termination).  The Swap Termination Payment will be based on the value of the Interest Rate Swap Agreement computed in accordance with the procedures set forth in the Interest Rate Swap Agreement taking into account the present value of the unpaid amounts that would have been owed to and by the Swap Provider under the remaining scheduled term of the Interest Rate Swap Agreement.  In the event that the supplemental interest trust is required to make a Swap Termination Payment, that payment will be paid from the supplemental interest trust on the related Distribution Date, and on any subsequent Distribution Dates until paid in full, prior to distributions to Pool 1 Certificates, unless such payment results from a Swap Provider Trigger Event.

Upon a Swap Early Termination, the Securities Administrator, at the direction of the Depositor, will enter into a replacement interest rate swap agreement or similar agreement.  To the extent the Issuing Entity receives a Swap Termination Payment from the Swap Provider, the supplemental interest trust will apply, as set forth in the Pooling and Servicing Agreement, all or such portion of such Swap Termination Payment as may be required to the payment of amounts due to a replacement Swap Provider under a replacement interest rate swap agreement or similar agreement.  Furthermore, to the extent the supplemental interest trust is required to pay a Swap Termination Payment to the Swap Provider, the supplemental interest trust will apply all or a portion of such amount received from a replacement Swap Provider upon entering into a replacement interest rate swap agreement or similar agreement to the Swap Termination Payment amount owing to the Swap Provider.

“Downgrade Provisions” of the Interest Rate Swap Agreement will be triggered if the Swap Provider’s short-term or long-term credit ratings fall below the levels specified in the ISDA Master Agreement.  Upon the occurrence of a Downgrade Provision, the Swap Provider will be required to (1) post collateral securing its obligations under the Interest Rate Swap Agreement or (2) obtain a substitute Swap Provider acceptable to the Rating Agencies, if any, that will assume the obligations of the Swap Provider under the Interest Rate Swap Agreement.

The Interest Rate Cap Agreement

On or before the Closing Date, the Securities Administrator as Supplemental Interest Trust Trustee, on behalf of the supplemental interest trust, as directed by the Depositor, will enter into the Interest Rate Cap Agreement with the Cap Provider.  Under the Interest Rate Cap Agreement, the Cap Provider will agree to pay to the Issuing Entity two Business Days prior to each Distribution Date beginning in July 2007 and to and including the Distribution Date April 2014, an amount equal to the product of (i) the excess if any of LIBOR (as calculated under the Interest Rate Cap Agreement) over the related Cap Strike Rate for that Distribution Date, subject to the applicable Rate Cap Ceiling, (ii) the related Scheduled Notional Amount for that Distribution Date and (iii) a fraction, the numerator of which is the actual number of days elapsed from and including the 25th day of the month prior to the month of such Distribution Date (or, for the first Distribution Date, the actual number of days elapsed from May 31, 2007), to and including the 24th day of the month of such Distribution Date and the denominator of which is 360.  The Interest Rate Cap Agreement will terminate immediately following the Distribution Date in April 2014.

The Interest Rate Cap Agreement and amounts on deposit in the Supplemental Interest Trust Account will be assets of the supplemental interest trust but not of any REMIC.

The Interest Rate Cap Agreement will be governed by and construed in accordance with the law of the State of New York and will be documented under the ISDA Master Agreement, as supplemented by the schedule and the confirmation.  The obligations of the Cap Provider are limited to those specifically set forth in the related Interest Rate Cap Agreement.

Any amounts received by the Securities Administrator under the Interest Rate Cap Agreement will be deposited into the Supplemental Interest Trust Account for distribution to the Certificates entitled to the benefit thereto, as specified below under “–Distributions.”

The Supplemental Interest Trust Account

The Interest Rate Swap Agreement and the Interest Rate Cap Agreement will be administered by the Securities Administrator as Supplemental Interest Trust Trustee pursuant to the Pooling and Servicing Agreement.  Pursuant to the Pooling and Servicing Agreement, the Securities Administrator will establish the Supplemental Interest Trust Account.  Any Net Swap Payments made by the Swap Provider and cap payments made by the Cap Provider will be deposited into the Supplemental Interest Trust Account and distributed in accordance with the Pooling and Servicing Agreement.

On each Distribution Date, to the extent required, the Securities Administrator will make the following distributions, from Net Swap Payments and cap payments on deposit in the Supplemental Interest Trust Account in the following order of priority:

I.

to the class or classes of Certificates then entitled to receive distributions in respect of principal, in an amount equal to any Overcollateralization Increase Amount, payable to such holders as part of the Principal Distribution Amount in the amount and priority for such Distribution Date set forth under “—Distributions of Principal” above;

II.

to the Pool 1 Senior Certificates, pro rata, based on amounts due, first, any unpaid Interest Distribution Amount for such class and Distribution Date and then, any unpaid Interest Shortfall allocable to such class;

III.

to the Class 1-M-1 Certificates, first, any unpaid Interest Distribution Amount for such class and Distribution Date and then, any unpaid Interest Shortfall allocable to such class;

IV.

to the Class 1-M-2 Certificates, first, any unpaid Interest Distribution Amount for such class and Distribution Date and then, any unpaid Interest Shortfall allocable to such class;

V.

to the Class 1-M-3 Certificates, first, any unpaid Interest Distribution Amount for such class and Distribution Date and then, any unpaid Interest Shortfall allocable to such class;

VI.

to the Class 1-M-4 Certificates, first, any unpaid Interest Distribution Amount for such class and Distribution Date and then, any unpaid Interest Shortfall allocable to such class;

VII.

to the Class 1-M-5 Certificates, first, any unpaid Interest Distribution Amount for such class and Distribution Date and then, any unpaid Interest Shortfall allocable to such class;

VIII.

to the Class 1-M-6 Certificates, first, any unpaid Interest Distribution Amount for such class and Distribution Date and then, any unpaid Interest Shortfall allocable to such class;

IX.

to the Class 1-B-1 Certificates, first, any unpaid Interest Distribution Amount for such class and Distribution Date and then, any unpaid Interest Shortfall allocable to such class;

X.

to the Class 1-B-2 Certificates, first, any unpaid Interest Distribution Amount for such class and Distribution Date and then, any unpaid Interest Shortfall allocable to such class;

XI.

to the Pool 1 Certificates, an amount equal to any Basis Risk Shortfall Carryover Amounts for such Certificates and Distribution Date, payable in accordance with the priority set forth under “—Distributions of Interest” above;

XII.

to the Class 1-1-A2 and 1-2-A5 Certificates, pro rata based on amounts due, in an amount equal to the Unpaid Realized Loss Amount allocable to each such class;

XIII.

to the Class 1-M-1 Certificates, in an amount equal to the Unpaid Realized Loss Amount allocable to such class;

XIV.

to the Class 1-M-2 Certificates, in an amount equal to the Unpaid Realized Loss Amount allocable to such class;

XV.

to the Class 1-M-3 Certificates, in an amount equal to the Unpaid Realized Loss Amount allocable to such class;

XVI.

to the Class 1-M-4 Certificates, in an amount equal to the Unpaid Realized Loss Amount allocable to such class;

XVII.

to the Class 1-M-5 Certificates, in an amount equal to the Unpaid Realized Loss Amount allocable to such class;

XVIII.

to the Class 1-M-6 Certificates, in an amount equal to the Unpaid Realized Loss Amount allocable to such class;

XIX.

to the Class 1-B-1 Certificates, in an amount equal to the Unpaid Realized Loss Amount allocable to such class;

XX.

to the Class 1-B-2 Certificates, in an amount equal to the Unpaid Realized Loss Amount allocable to such class; and

XXI.

to the Class 1-CE Certificates as provided in the Pooling and Servicing Agreement.

Notwithstanding the allocations set forth above, with respect to any Distribution Date, the total of the amounts paid to the Pool 1 Certificates pursuant to the above clauses in respect of the principal on such Distribution Date and all prior Distribution Date shall not exceed the amount of cumulative Realized Losses incurred on the Pool 1 Mortgage Loans since the Cut-off Date.

Significance Percentage

The Significance Percentage of each of the Interest Rate Swap Agreement and the Interest Rate Cap Agreement, both individually and in the aggregate, will be less than 10% as of the Closing Date.

Distributions on the Aggregate Pool A Certificates

Distributions of Interest

On each Distribution Date, each class of Aggregate Pool A Certificates will be entitled to the related Interest Distribution Amount.  For each Distribution Date and each related Accrual Period, interest on all classes of Aggregate Pool A Certificates entitled to interest will be calculated and payable on the basis of a 360-day year consisting of twelve 30-day months.

The Interest Distribution Amount for each class of Aggregate Pool A Certificates for any Distribution Date will be reduced by the amount of Net Interest Shortfalls experienced by the related Pool or Pools.

Net Interest Shortfalls for a Pool in Aggregate Pool A on any Distribution Date will be allocated among all classes of Senior Certificates of the related Certificate Group and all classes of Aggregate Pool A Subordinate Certificates proportionately based on (i) in the case of the Aggregate Pool A Senior Certificates, the Interest Distribution Amount otherwise distributable thereon on such Distribution Date and (ii) in the case of the Aggregate Pool A Subordinate Certificates, interest accrued on their Apportioned Principal Balances, in each case before taking into account any reductions in such amounts from Net Interest Shortfalls for that Distribution Date.

If on a particular Distribution Date, there is an Interest Shortfall, interest will be distributed on each Aggregate Pool A Certificate of equal priority within a Certificate Group based on the pro rata amount of interest it would otherwise have been entitled to receive in the absence of such shortfall.  Any unpaid interest amount will be carried forward and added to the amount which holders of each such class of Aggregate Pool A Certificates will be entitled to receive on the next Distribution Date.  An Interest Shortfall could occur, for example, if losses realized on the Mortgage Loans in that Pool were exceptionally high or were concentrated in a particular month.  Any unpaid interest amount so carried forward will not bear interest.

Distributions of Principal

General.  All payments and other amounts received in respect of principal of the Mortgage Loans in Aggregate Pool A will be allocated between the related Aggregate Pool A Senior Certificates and the Aggregate Pool A Subordinate Certificates as follows:

Senior Principal Distribution Amount.  With respect to Pool 2, Pool 3 and Pool 4, on each Distribution Date, the related Pool’s Available Distribution Amount remaining after the payment of the applicable Interest Distribution Amount and any Interest Shortfall for the related Certificate Group will be distributed as principal on the Aggregate Pool A Senior Certificates of such Certificate Group, up to the related Senior Principal Distribution Amount.  The Senior Principal Distribution Amount will, in part, be based on the Senior Prepayment Percentage for such Distribution Date for such Certificate Group, which generally allocates a disproportionate amount of unscheduled payments of principal to the Senior Certificates of a Certificate Group for the first eleven years beginning with the first Distribution Date.  This will have the effect of accelerating the amortization of such Senior Certificates while, in the absence of Realized Losses, increasing the interest in the principal balance of Aggregate Pool A, evidenced by the Aggregate Pool A Subordinate Certificates.  Increasing the interest of the Aggregate Pool A Subordinate Certificates relative to that of the Aggregate Pool A Senior Certificates is intended to preserve the availability of the subordination provided by the Aggregate Pool A Subordinate Certificates.

Subordinate Principal Distribution Amount.  With respect to Pool 2, Pool 3 and Pool 4, and except as provided in the next paragraph, from the Available Distribution Amounts remaining after the payment of interest and principal to the Aggregate Pool A Senior Certificates and any Aggregate Pool A Subordinate Certificates ranking in higher priority as described at “— Priority of Distributions — Aggregate Pool A”, each class of Aggregate Pool A Subordinate Certificates will be entitled to receive on each Distribution Date, first, payments in respect of interest and second, its pro rata share of each Subordinate Principal Distribution Amount from Aggregate Pool A.  Distributions of principal with respect to the Aggregate Pool A Subordinate Certificates will be made on each Distribution Date sequentially to the classes of Aggregate Pool A Subordinate Certificates in order of their numerical class designations, beginning with the Class C-B-1 Certificates, until such class has received its pro rata share for that Distribution Date.  Distributions of such class’ share of the Subordinate Principal Distribution Amount from Aggregate Pool A, as applicable, will be made only after payments of interest and principal to each related class ranking senior to such class, and interest to such class, have been paid.  See “— Priority of Distributions” below.

With respect to each class of Aggregate Pool A Subordinate Certificates, if on any Distribution Date the sum of the Class Subordination Percentage of that class and the aggregate Class Subordination Percentages of all classes of Aggregate Pool A Subordinate Certificates which have higher numerical class designations than that class is less than the Applicable Credit Support Percentage for that class on the date of issuance of the Certificates, no distribution of principal prepayments from the Mortgage Loans in Aggregate Pool A will be made to any such classes and the amount otherwise distributable to those classes in respect of principal prepayments will be allocated among the classes of Aggregate Pool A Subordinate Certificates having lower numerical class designations than such class, pro rata, based upon their respective Class Principal Amounts, and distributed in the order described above.

The approximate original Applicable Credit Support Percentages for the Aggregate Pool A Subordinate Certificates on the date of issuance of such Certificates are expected to be as follows:

Class C-B-1	5.75%
Class C-B-2	3.40%
Class C-B-3	2.25%
Class C-B-4	1.60%
Class C-B-5	0.90%
Class C-B-6	0.40%

Priority of Distributions

The following distributions assume that the Exchangeable Certificates are not outstanding.  For a description of the distributions with respect to the Exchangeable Certificates, see “—Distributions with Respect to Exchangeable Certificates” below.  On each Distribution Date, the Available Distribution Amount from (a) the related Pool (in the case of the Aggregate Pool A Senior Certificates) and (b) each Pool in Aggregate Pool A (in the case of the Aggregate Pool A Subordinate Certificates) will be allocated among the related classes of Aggregate Pool A Senior Certificates and Aggregate Pool A Subordinate Certificates in the following order of priority:

1.

Concurrently, to the payment of the Interest Distribution Amount and any accrued but unpaid Interest Shortfalls on each class of Aggregate Pool A Senior Certificates;

2.

Concurrently,

(a)

to the Class A-R, Class 2-A-1 and Class 2-A-2 Certificates, the Senior Principal Distribution Amount for Pool 2, as follows:

i.

to the Class A-R Certificates, until its Class Principal Amount has been reduced to zero

ii.

to the Class 2-A-1 and 2-A-2 Certificates pro rata based on Class Principal Amounts, until their respective Class Principal Amounts have been reduced to zero;

(b)

to the Class 3-A-1 and Class 3-A-2 Certificates, the Senior Principal Distribution Amount for Pool 3, pro rata based on Class Principal Amounts, until their respective Class Principal Amounts have been reduced to zero; and

(c)

to the Class 4-A-1 and Class 4-A-2 Certificates, the Senior Principal Distribution Amount for Pool 4, pro rata based on Class Principal Amounts, until their respective Class Principal Amounts have been reduced to zero;

3.

To the Aggregate Pool A Subordinate Certificates, in the following order of priority:

(a)

to the Class C-B-1 Certificates, the payment of its applicable Interest Distribution Amount and any outstanding Interest Shortfalls;

(b)

to the Class C-B-1 Certificates, such class’ Subordinate Class Percentage of the Subordinate Principal Distribution Amount, until its Class Principal Amount has been reduced to zero;

(c)

to the Class C-B-2 Certificates, the payment of its applicable Interest Distribution Amount and any outstanding Interest Shortfalls;

(d)

to the Class C-B-2 Certificates, such class’ Subordinate Class Percentage of the Subordinate Principal Distribution Amount, until its Class Principal Amount has been reduced to zero;

(e)

to the Class C-B-3 Certificates, the payment of its applicable Interest Distribution Amount and any outstanding Interest Shortfalls;

(f)

to the Class C-B-3 Certificates, such class’ Subordinate Class Percentage of the Subordinate Principal Distribution Amount, until its Class Principal Amount has been reduced to zero;

(g)

to the Class C-B-4 Certificates, the payment of its applicable Interest Distribution Amount and any outstanding Interest Shortfalls;

(h)

to the Class C-B-4 Certificates, such class’ Subordinate Class Percentage of the Subordinate Principal Distribution Amount, until its Class Principal Amount has been reduced to zero;

(i)

to the Class C-B-5 Certificates, the payment of its applicable Interest Distribution Amount and any outstanding Interest Shortfalls;

(j)

to the Class C-B-5 Certificates, such class’ Subordinate Class Percentage of the Subordinate Principal Distribution Amount, until its Class Principal Amount has been reduced to zero;

(k)

to the Class C-B-6 Certificates, the payment of its applicable Interest Distribution Amount and any outstanding Interest Shortfalls; and

(l)

to the Class C-B-6 Certificates, such class’ Subordinate Class Percentage of the Subordinate Principal Distribution Amount, until its Class Principal Amount has been reduced to zero; and

4.

To the Class A-R Certificates, to the extent provided in the Pooling and Servicing Agreement any remaining amount of the Available Distribution Amount from the Pools in Aggregate Pool A.  It is not anticipated that any amounts will be distributed to the Class A-R Certificates pursuant to this clause (4).

Notwithstanding the priorities described in clause (3) above, (i) the aggregate amount distributable to the Aggregate Pool A Subordinate Certificates will be reduced below that described in clause (3) under the circumstances described below in “— Limited Cross-Collateralization Among the Pools in Aggregate Pool A” and (ii) the allocation of principal prepayments among the related classes of Aggregate Pool A Subordinate Certificates will be further subject to the allocation provisions described above in the second paragraph under “— Subordinate Principal Distribution Amount”.

On each Distribution Date on and after the Credit Support Depletion Date, the Available Distribution Amount for the Pools in Aggregate Pool A will be combined and distributed to the remaining related classes of Certificates, first, to pay the Interest Distribution Amount and any accrued but unpaid Interest Shortfalls; second, to pay principal, on a pro rata basis (on the basis of their Class Principal Amounts), on the related Certificates; and third, to the Class A-R Certificates, any remaining Available Distribution Amount from such Pools.

On each Distribution Date, the Securities Administrator will withdraw from the Distribution Account all amounts representing prepayment penalties in respect of the Aggregate Pool A Mortgage Loans received during the related Prepayment Period and will distribute these amounts to the holders of the Class 2-P Certificates.  On the first Distribution Date immediately following the expiration of the latest prepayment penalty term with respect to the Aggregate Pool A Mortgage Loans, the Securities Administrator will distribute all amounts on deposit in the Class 2-P Reserve Fund to the holders of the Class 2-P Certificates.

Distributions with Respect to Exchangeable Certificates

In the event that all or a portion of a class of REMIC Certificates is exchanged for a proportionate portion of Exchangeable Certificates in an Exchangeable Combination, such Exchangeable Certificates in such Exchangeable Combination will be entitled to (a) interest distributions at the applicable Certificate Interest Rate on the outstanding Class Principal Amount or Class Notional Amount, in the same priority as the REMIC Certificates that are exchanged therefore and (b) a proportionate share of the principal distributions on the related REMIC Certificates, in the order of priority assigned to such REMIC Certificates and distributed to the class of Exchangeable Certificates in such Exchangeable Combination entitled to principal distributions.  In addition, such Exchangeable Certificates in an Exchangeable Combination will bear a proportionate share of applicable losses and interest shortfalls allocable to the related REMIC Certificates.

Limited Cross-Collateralization Among the Pools in Aggregate Pool A

The priority of distributions described above will be subject to change if either Pool in Aggregate Pool A is either subject to rapid prepayments or disproportionately high Realized Losses, as described below.

a.  Cross-Collateralization Due to Rapid Prepayments in either Pool in Aggregate Pool A.  The priority of distributions will change in the case where a Pool in Aggregate Pool A is experiencing rapid prepayments provided all the following conditions are met:

•

the aggregate Class Principal Amount of a Certificate Group has been reduced to zero;

•

there are Aggregate Pool A Subordinate Certificates still outstanding; and

•

either (i) the Aggregate Subordinate Percentage for Aggregate Pool A on that date is less than 200% of the Aggregate Subordinate Percentage as of the Closing Date or (ii) the outstanding principal balance of the Mortgage Loans in a Pool in Aggregate Pool A delinquent 60 days or more (including, for this purpose, loans in REO, foreclosure or bankruptcy status) averaged over the last six months, as a percentage of such Pool’s applicable Pool Subordinate Amount, is greater than or equal to 50%.

When all of these three conditions are satisfied, all principal received or advanced with respect to the Mortgage Loans in the Pool relating to the Certificate Group that has been paid in full, will be applied as a distribution of principal to the remaining Aggregate Pool A Senior Certificates rather than applied as a principal distribution to the Aggregate Pool A Subordinate Certificates.  Such principal will be distributed in the same priority as those Aggregate Pool A Senior Certificates would receive other distributions of principal.

b.  Cross-Collateralization Due to Disproportionate Realized Losses in either Pool in Aggregate Pool A.  Realized Losses in Aggregate Pool A are allocated generally to the Aggregate Pool A Subordinate Certificates and not just to the portion of the Aggregate Pool A Subordinate Certificates representing an interest in the Pool in Aggregate Pool A that incurred the loss.  Therefore, if Realized Losses of a Pool in Aggregate Pool A that are allocated to the Aggregate Pool A Subordinate Certificates exceed the related Pool Subordinate Amount for that Pool, the principal balance of the Mortgage Loans of that Pool will be less than the aggregate Class Principal Amount of the related Certificate Group.  That is, the principal balance of Mortgage Loans in that Pool will be less than the Class Principal Amount of the Certificate Group being supported by that collateral and, therefore, the related Certificate Group is “undercollateralized.” In that situation, payments on the Mortgage Loans in the other Pools in Aggregate Pool A will be used to make interest and then principal distributions to the Senior Certificates related to the undercollateralized Certificate Group to the extent described below.

If, on any Distribution Date, any Certificate Group in Aggregate Pool A is an Undercollateralized Group, then until the occurrence of the Credit Support Depletion Date, the priority of distributions described in this prospectus supplement will be altered as follows:

•

the Available Distribution Amount for the Overcollateralized Group or Groups, to the extent remaining following distributions of interest and principal to the related Senior Certificates of that Certificate Group will be paid in the following priority: (1) first, such amount, up to an amount for the Undercollateralized Group equal to the Total Transfer Amount will be distributed first to the Senior Certificates related to the Undercollateralized Group in payment of accrued but unpaid interest, if any, and then to those Senior Certificates as principal, in the same order and priority as they would receive other distributions of principal; and (2) second, any remaining amount will be distributed to the related Subordinate Certificates as principal, in the same order and priority as they would receive other distributions of principal.

If more than one Certificate Group on any Distribution Date is entitled to a Transfer Payment such Transfer Payments shall be allocated among such Certificate Groups, pro rata, on the basis of the amount by which the aggregate Class Principal Amount of the related Senior Certificates immediately prior to such Distribution Date is greater than the aggregate Stated Principal Balance of the Mortgage Loans in that Certificate Group.  If more than one Certificate Group on any Distribution Date is required to make Transfer Payments, such Transfer Payments shall be allocated among such Certificate Groups, pro rata, on the basis of the Class Principal Amount of the related Senior Certificates.

The payment of interest to the Senior Certificates of an Undercollateralized Group from the interest collected on an Overcollateralized Group may cause a shortfall in the amount of principal and interest otherwise distributable to the Aggregate Pool A Subordinate Certificates.

Distributions to the Class A-R Certificates

On the first Distribution Date, the Securities Administrator will distribute all amounts on deposit in a reserve fund established for the benefit of the Class A-R Certificates to the holders of the Class A-R Certificates, up to its Class Principal Amount.

Subordination of the Payment of the Mezzanine and Subordinate Certificates

Pool 1 - The rights of the holders of the Pool 1 Subordinate Certificates to receive payments with respect to the Pool 1 Mortgage Loans will be subordinated to the rights of the holders of the Pool 1 Mezzanine Certificates and the rights of the holders of the Pool 1 Mezzanine Certificates to receive payments with respect to the Pool 1 Mortgage Loans will be subordinated to the rights of the holders of the Pool 1 Senior Certificates. In addition, (a) the Class 1-M-1 Certificates will have a payment priority over the Class 1-M-2 Certificates, the Class 1-M-2 Certificates will have a payment priority over the Class 1-M-3 Certificates, the Class 1-M-3 Certificates will have a payment priority over the Class 1-M-4 Certificates, the Class 1-M-4 Certificates will have a payment priority over the Class 1-M-5 Certificates, the Class 1-M-5 Certificates will have a payment priority over the Class 1-M-6 Certificates and the Class 1-M-6 Certificates will have a payment priority over the Pool 1 Subordinate Certificates and (b) the Class 1-B-1 Certificates will have a payment priority over the Class 1-B-2 Certificates, in each case only to the extent described in this prospectus supplement.  The subordination of the Pool 1 Subordinate Certificates to the Pool 1 Mezzanine Certificates and the Pool 1 Senior Certificates, the subordination of the Pool 1 Mezzanine Certificates to the Pool 1 Senior Certificates and the further subordination among the Pool 1 Mezzanine Certificates and Pool 1 Subordinate Certificates is intended to provide the Pool 1 Certificateholders having higher relative payment priority with protection against Realized Losses on the Pool 1 Mortgage Loans.

Aggregate Pool A - The rights of the holders of the Aggregate Pool A Subordinate Certificates to receive payments with respect to the Pool 2, Pool 3 and Pool 4 Mortgage Loans will be subordinated to the rights of the holders of the related Senior Certificates and the rights of the holders of each class of Aggregate Pool A Subordinate Certificates (other than the Class C-B-1 Certificates) to receive such payments will be further subordinated to the rights of the class or classes of Aggregate Pool A Subordinate Certificates with lower numerical class designations, in each case only to the extent described in this prospectus supplement.  The subordination of the Aggregate Pool A Subordinate Certificates to the Aggregate Pool A Senior Certificates and the further subordination among the Aggregate Pool A Subordinate Certificates is intended to provide the Certificateholders having higher relative payment priority with protection against Realized Losses.

Allocation of Losses

General

In determining whether a Realized Loss is a loss of principal or of interest, Liquidation Proceeds and other recoveries on a Mortgage Loan will be applied first to outstanding expenses incurred with respect to such Mortgage Loan, then to accrued, unpaid interest, and finally to principal.

Modifications of the terms of a Mortgage Loan can result from a bankruptcy proceeding, including a Deficient Valuation or a Debt Service Reduction.  However, none of these bankruptcy proceedings shall be considered a Debt Service Reduction or Deficient Valuation so long as the Master Servicer or the related Servicer is pursuing any remedies that may be available with respect to the related Mortgage Loan and either the Mortgage Loan has not incurred a payment default or scheduled monthly payments of principal and interest are being advanced by the Master Servicer or the related Servicer without giving effect to any Debt Service Reduction or Deficient Valuation.

Any allocation of a Realized Loss to a Certificate will be made by reducing the Class Principal Amount thereof by the amount so allocated as of the Distribution Date in the month following the calendar month in which such Realized Loss was incurred.

Pool 1

Any Realized Losses on the Pool 1 Mortgage Loans will be allocated on any Distribution Date, first, to any excess interest that may be payable on the Class 1-CE Certificates, second, to the Pool 1 Overcollateralized Amount, third, to the Class 1-B-2 Certificates, fourth, to the Class 1-B-1 Certificates, fifth, to the Class 1-M-6 Certificates, sixth, to the Class 1-M-5 Certificates, seventh, to the Class 1-M-4 Certificates, eighth, to the Class 1-M-3 Certificates, ninth, to the Class 1-M-2 Certificates, tenth, to the Class 1-M-1 Certificates and eleventh, to the Class 1-1-A2 Certificates, if such loss is on a Pool 1A Mortgage Loan or to the Class 1-2-A5 Certificates, if such loss is on a Pool 1B Mortgage Loan, in each case until the class principal amount thereof has been reduced to zero.  The Class 1-1-A1, Class 1-2-A1, Class 1-2-A2, Class 1-2-A3, Class 1-2-A4 and Class 1-2-A6 Certificates will not be allocated Realized Losses; however, investors in these classes should realize that under certain loss scenarios these holders may not receive all interest and principal distributions to which they are entitled.

Once Realized Losses have been allocated to the Pool 1 Senior, Pool 1 Mezzanine or Pool 1 Subordinate Certificates, such amounts with respect to such Certificates will no longer accrue interest and such amounts will not be reinstated thereafter (except to the extent of Subsequent Recoveries as set forth in the Pooling and Servicing Agreement).  However, Unpaid Realized Loss Amounts may be paid to the Pool 1 Senior,  Pool 1 Mezzanine or Pool 1 Subordinate Certificates from Pool 1 Net Monthly Excess Cashflow, according to the priorities set forth under “—Overcollateralization Provisions” above and from amounts on deposit in the Supplemental Interest Trust Account, according to the priorities set forth under “—The Interest Rate Swap Agreement, the Interest Rate Cap Agreement and the Supplemental Interest Trust Account” above.

Notwithstanding anything to the contrary described herein, in no event will the Class Principal Amount of any Pool 1 Certificate be reduced more than once in respect of any particular amount both (i) allocable to such Certificate in respect of Realized Losses and (ii) distributable as principal to the holder of such Certificate from Pool 1 Net Monthly Excess Cashflow.

Aggregate Pool A

If a Realized Loss, other than any Excess Loss, occurs on the Mortgage Loans in Aggregate Pool A, then, on each Distribution Date that Realized Loss will be allocated first, to reduce the Class Principal Amount of each class of Aggregate Pool A Subordinate Certificates, in inverse order of priority, until the Class Principal Amount thereof has been reduced to zero (that is, such Realized Losses will be allocated to the Class C-B-6 Certificates while those Certificates are outstanding, then to the Class C-B-5 Certificates, and so forth) and second, to the Aggregate Pool A Senior Certificates related to the Pool sustaining such losses, pro rata, on the basis of their respective Class Principal Amounts, subject to the exceptions described in the second succeeding paragraph.

Subject to the exceptions described in the succeeding paragraph, on each Distribution Date, Excess Losses on each Pool in Aggregate Pool A will be allocated pro rata among the classes of the related Certificate Group and the Aggregate Pool A Subordinate Certificates as follows: (i) in the case of the Aggregate Pool A Senior Certificates, such Excess Loss will be allocated among the classes in the related Certificate Group pro rata based on their Class Principal Amounts and (ii) in the case of the Aggregate Pool A Subordinate Certificates, such Excess Loss will be allocated among the classes of Aggregate Pool A Subordinate Certificates pro rata based on each class’ share of the Apportioned Principal Balance for the related Pool; provided, however, on any Distribution Date after the second Senior Termination Date, Excess Losses on the Mortgage Loans will be allocated to the Aggregate Pool A Senior Certificates and Aggregate Pool A Subordinate Certificates, pro rata, based upon their respective Class Principal Amounts; provided further, however, on any Distribution Date on and after the Credit Support Depletion Date, any Excess Loss will be allocated pro rata among all classes of Senior Certificates based on their respective Class Principal Amounts.

Notwithstanding the foregoing, any Realized Losses, including any Excess Losses, (i) on the Pool 2 Mortgage Loans that would otherwise be allocated to the Class 2-A-1 Certificates will instead be allocated to the Class 2-A-2 Certificates, until the Class Principal Amount of the Class 2-A-2 Certificates has been reduced to zero, (ii) on the Pool 3 Mortgage Loans that would otherwise be allocated to the Class 3-A-1 Certificates will instead be allocated to the Class 3-A-2 Certificates, until the Class Principal Amount of the Class 3-A-2 Certificates has been reduced to zero and (iii) on the Pool 4 Mortgage Loans that would otherwise be allocated to the Class 4-A-1 Certificates will instead be allocated to the Class 4-A-2 Certificates, until the Class Principal Amount of the Class 4-A-2 Certificates has been reduced to zero.

The Class Principal Amount of the lowest ranking class of Aggregate Pool A Subordinate Certificates then outstanding will also be reduced by Subordinate Certificate Writedown Amount.

The amount of coverage provided by the Aggregate Pool A Certificates for Special Hazard Losses, Bankruptcy Losses and Fraud Losses on the Mortgage Loans in Aggregate Pool A may be cancelled or reduced from time to time for each of the risks covered, provided that the then current ratings of the Aggregate Pool A Certificates assigned by the rating agencies are not adversely affected as a result.  In addition, a reserve fund or other form of credit enhancement may be substituted for the protection provided by the aggregate Pool A Subordinate Certificates for Special Hazard Losses, Bankruptcy Losses and Fraud Losses.

Reports to Certificateholders

On each Distribution Date, the Securities Administrator will make available to the Trustee, the Depositor, each Certificateholder and the rating agencies a statement (based solely on information received from the Master Servicer, each Servicer, the Swap Provider and the Cap Provider).  For a description of the information available in this statement, please see “Reports to Securityholders” in the accompanying prospectus.

On each Distribution Date, the Securities Administrator will make available a report setting forth certain information with respect to the composition of the payment being made, the Certificate Principal Amount of an individual Certificate following such payment and certain other information relating to the Certificates and the Mortgage Loans, to be provided to each holder of Certificates and the Rating Agencies via the Securities Administrator's internet website, which can be obtained by calling the Securities Administrator's customer service desk at (866) 846-4526 and shall initially be www.ctslink.com. Parties that are unable to use the above distribution option are entitled to have a paper copy mailed to them via first class mail by calling the Securities Administrator's customer service desk and indicating such. The Securities Administrator will have the right to change the way such reports are distributed in order to make such distribution more convenient and/or more accessible to the above parties, and the Securities Administrator will provide timely and adequate notification to all above parties regarding any such changes.

In addition, within a reasonable period of time after the end of each calendar year, the Securities Administrator will, upon request, prepare and deliver to the Depositor and each holder of a Certificate of record during the previous calendar year, a statement containing information necessary to enable holders of the certificates to prepare their tax returns.  These statements will not have been examined and reported upon by an independent public accountant.

Expected Final Distribution Date

The Expected Final Distribution Date for each class of Certificates is the Distribution Date on which the Class Principal Amount for such Class will be reduced to zero, assuming that (i) with respect to Pool 1, the Pool 1 Mortgage Loans prepay at a rate of 30% CPR, as defined herein under “Glossary of Defined Terms”, (ii) with respect to Aggregate Pool A, the Mortgage Loans in Aggregate Pool A prepay at a rate of 25% CPB as defined herein under “Glossary of Defined Terms” and (iii) the Master Servicer exercises its right to purchase all of the outstanding Pool 1 Mortgage Loans (but does not exercise such option with respect to the Mortgage Loans in Aggregate Pool A) on the first Distribution Date on which it is eligible to do so, as set forth under “—Optional Clean-Up Call” below.  The actual final Distribution Date of any class of Certificates may be earlier or later than its Expected Final Distribution Date.

Final Scheduled Distribution Date

The Final Scheduled Distribution Date for each Class of Certificates is the Distribution Date in the month following the scheduled maturity date for the latest maturing Mortgage Loan with an original stated maturity of 360 months.  The actual final Distribution Date of any class of Certificates may be earlier or later, and could be substantially earlier, than such class’s Final Scheduled Distribution Date. No event of default, change in the priorities for distribution among the various classes or other provisions under the Pooling and Servicing Agreement will arise or become applicable solely by reason of the failure to retire the entire Class Principal Amount of any class of Certificates on or before its assumed final Distribution Date.

Optional Clean-Up Call

On the first Distribution Date on which the aggregate outstanding principal balance of the Mortgage Loans in Pool 1 as of the related Due Date is less than 10% of the aggregate principal balance of the Pool 1 Mortgage Loans as of the Cut-off Date, the Master Servicer will have the option to purchase the Mortgage Loans in Pool 1 at a price equal to the greater of (a) the sum of (i) 100% of the aggregate outstanding principal balance of the Pool 1 Mortgage Loans plus accrued interest thereon at the applicable Mortgage Rate to but not including the Due Date in the month of such Distribution Date, (ii) the fair market value of all other property of the Issuing Entity relating to Pool 1, (iii) any Swap Termination Payment owed to the Swap Provider other than a Swap Termination Payment resulting from a Swap Provider Trigger Event and (iv) any unreimbursed advances, fees, servicing fees and other amounts payable to the Servicers, the Master Servicer, the Securities Administrator and the Trustee, in each case relating to Pool 1 and (b) the fair market value, determined in accordance with the terms of the Pooling and Servicing Agreement, of all outstanding Pool 1 Mortgage Loans (other than Liquidated Mortgage Loans in Pool 1), all property acquired in respect of any such Mortgage Loans remaining in the Issuing Entity and all other property included in any REMIC formed under the Pooling and Servicing Agreement related to Pool 1.

On the first Distribution Date on which the aggregate outstanding principal balance of the Mortgage Loans in Aggregate Pool A as of the related Due Date is less than 5% of the aggregate principal balance of the Aggregate Pool A Mortgage Loans as of the Cut-off Date, the Master Servicer will have the option to purchase the Mortgage Loans in Aggregate Pool A at a price equal to the greater of (a) the sum of (i) 100% of the aggregate outstanding principal balance of the Aggregate Pool A Mortgage Loans plus accrued interest thereon at the applicable Mortgage Rate to but not including the Due Date in the month of such Distribution Date, (ii) the fair market value of all other property of the Issuing Entity relating to Aggregate Pool A and (iii) any unreimbursed advances, fees, servicing fees and other amounts payable to the Servicers, the Master Servicer, the Securities Administrator and the Trustee, in each case relating to Aggregate Pool A and (b) the fair market value, determined in accordance with the terms of the Pooling and Servicing Agreement, of all outstanding Aggregate Pool A Mortgage Loans (other than Liquidated Mortgage Loans in Aggregate Pool A), all property acquired in respect of any such Mortgage Loans remaining in the Issuing Entity and all other property included in any REMIC formed under the Pooling and Servicing Agreement related to Aggregate Pool A.

If either such option is exercised, and the amount specified in clause (b) of the related preceding paragraph exceeds the amount specified in clause (a) of that paragraph, then a residual class specified in the Pooling and Servicing Agreement will be entitled to receive the amount of such excess.  This residual class is not offered hereby.

If either such option is exercised, it will effect an early retirement of the related Certificates.  Distributions on the Certificates relating to the optional termination will be treated as a prepayment of the related Mortgage Loans and the amounts paid in connection with the optional termination will be paid in accordance with the priorities and amounts set forth herein.  With respect to an optional termination, the proceeds for that distribution may not be sufficient to distribute the full amount to which each class of related Certificates is entitled.  Upon the second optional termination, any funds or property remaining in the Issuing Entity will be liquidated and the Issuing Entity will terminate.

Voting Rights

The Residual Certificates will be allocated 1% of all voting rights and the other classes of Certificates (other than the Exchangeable Certificates, Excess Cashflow and Prepayment Penalty Certificates) will be allocated 99% of all voting rights under the Pooling and Servicing Agreement.  Voting rights will be allocated among these other classes of Certificates in proportion to their respective Class Principal Amounts.  Voting Rights will be allocated among Certificates of such class in proportion to their Percentage Interests.

In the event that all or a portion of a class of REMIC Certificates is exchanged for a proportionate portion of related Exchangeable Certificates, such Exchangeable Certificates will be entitled to a proportionate share of the voting rights of such class of REMIC Certificates.

THE ISSUING ENTITY

On the Closing Date, and until the termination of the Issuing Entity pursuant to the Pooling and Servicing Agreement, J.P. Morgan Alternative Loan Trust 2007-A2 will be a common law trust formed under the laws of the state of New York. The Issuing Entity will be created under the Pooling and Servicing Agreement by the Depositor and its assets will consist of the assets described under the fifth paragraph under “Description of the Certificates—General” above.  The Issuing Entity will not have any liabilities as of the Closing Date. The fiscal year end of the Issuing Entity will be December 31 of each year.

The Issuing Entity will not have any employees, officers or directors. The Trustee, the Depositor, the Master Servicer, the Servicers and the Securities Administrator will act on behalf of the Issuing Entity and may only perform those actions on behalf of the Issuing Entity that are specified in the Pooling and Servicing Agreement.

The Trustee and the Securities Administrator, on behalf of the Issuing Entity, are only permitted to take such actions as are specifically set forth in the Pooling and Servicing Agreement. Under the Pooling and Servicing Agreement, the Trustee on behalf of the Issuing Entity, will not have the power to issue additional certificates representing interests in the Issuing Entity, borrow money on behalf of the Issuing Entity or make loans from the assets of the Issuing Entity to any person or entity.

If the assets of the Issuing Entity are insufficient to pay the Certificateholders all principal and interest owed, holders of certain classes of Certificates will not receive all of their expected payments of interest and principal and will suffer a loss. The Issuing Entity, as a common law trust, is not eligible to be a debtor in a bankruptcy proceeding. In the event of bankruptcy of the Sponsor, the Depositor or any Originator, it is not anticipated that the Issuing Entity would become part of the bankruptcy estate or subject to the bankruptcy control of a third party.

THE TRUSTEE

The information set forth in the following paragraphs has been provided by the Trustee.

U.S. Bank National Association (“U.S. Bank”) will act as Trustee.   U.S. Bank is a national banking association and a wholly-owned subsidiary of U.S. Bancorp, which is currently ranked as the sixth largest bank holding company in the United States with total assets exceeding $221 billion as of March 31, 2007.  As of March 31, 2007, U.S. Bancorp served approximately 14.2 million customers, operated 2,498 branch offices in 24 states and had over 50,000 employees.  A network of specialized U.S. Bancorp offices across the nation, inside and outside its 24-state footprint, provides a comprehensive line of banking, brokerage, insurance, investment, mortgage, trust and payment services products to consumers, businesses, governments and institutions.

U.S. Bank has one of the largest corporate trust businesses in the country with offices in 46 U.S. cities.  The Pooling and Servicing Agreement will be administered from U.S. Bank’s corporate trust office located at 60 Livingston Avenue, Mailcode: EP-MN-WS3D, St. Paul, Minnesota 55107-2232.

U.S. Bank has provided corporate trust services since 1924.  As of March 31, 2007, U.S. Bank was acting as trustee with respect to over 81,000 issuances of securities with an aggregate outstanding principal balance of over $2.2 trillion.  This portfolio includes corporate and municipal bonds, mortgage-backed and asset-backed securities and collateralized debt obligations.

As of March 31, 2007, U.S. Bank (and its affiliate U.S. Bank Trust National Association) was acting as trustee on 1,009 issuances of prime mortgage-backed securities with an outstanding aggregate principal balance of approximately $592,314,100,000.00.

In the event of a default by the Master Servicer under the Pooling and Servicing Agreement of which a responsible officer of the Trustee has actual knowledge that has not been remedied, either the Trustee or holders of Certificates evidencing at least 50% of the voting rights will have the right to terminate the Master Servicer.  If the Master Servicer is terminated, or the Master Servicer resigns, the Trustee will become the successor Master Servicer.  However, if the Trustee is unwilling or unable to act as successor Master Servicer, it may appoint, or petition a court to appoint, a successor master servicer.

The Trustee may resign at any time, in which event the Depositor will be obligated to appoint a successor Trustee.  The Depositor may also remove the Trustee if the Trustee ceases to be eligible to continue as such under the Pooling and Servicing Agreement or if the Trustee becomes incapable of acting under the Pooling and Servicing Agreement or insolvent.  The Trustee may also be removed at any time by the Certificateholders evidencing not less than 50% of the voting rights evidenced by the Certificates.  In such circumstances, the Depositor will also be obligated to appoint a successor Trustee.  Any resignation or removal of the Trustee and appointment of a successor Trustee will not become effective until acceptance of the appointment by the successor Trustee.  Any expenses associated with the resignation or removal of the Trustee and the appointment of a successor will generally be paid by the Trustee or the Depositor.

The Trustee, or any of its affiliates, in its individual or any other capacity, may become the owner or pledgee of Certificates and may transact business with other interested parties with the same rights as it would have if it were not Trustee.

The Trustee will not be liable under the Pooling and Servicing Agreement or the Trust Agreement:

•

except for the performance of such duties and obligations as are specifically set forth in the Pooling and Servicing Agreement and the Trust Agreement;

•

for any action taken or omitted by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by the Pooling and Servicing Agreement or the Trust Agreement; or

•

for any action taken or omitted by it in good faith in accordance with the direction of holders of Certificates evidencing at least 50% of the voting rights relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or relating to the exercise of any trust or power conferred upon the Trustee under the Pooling and Servicing Agreement or the Trust Agreement.

In the absence of bad faith, the Trustee may conclusively rely upon any certificates or opinions of counsel furnished to the Trustee under the Pooling and Servicing Agreement and the Trust Agreement.  Any such opinion of counsel will be full and complete authorization and protection in respect of any action taken or omitted to be taken by the Trustee in good faith and in accordance with such opinion of counsel.  The Trustee will not be deemed to have knowledge or notice of any matter, including an event of default, unless actually known to a responsible officer of the Trustee or unless a responsible officer of the Trustee has received written notice thereof.

The Trustee will be paid an annual fee by the Securities Administrator from its Securities Administrator Fee.  The Trustee will be entitled to reimbursement from the Issuing Entity for certain expenses and other amounts prior to payment of any amounts to Certificateholders.

THE MASTER SERVICER AND THE SECURITIES ADMINISTRATOR

The information set forth in the following paragraphs has been provided by the Master Servicer.

Wells Fargo Bank, National Association (“Wells Fargo Bank”) will act as Master Servicer and Securities Administrator under the Pooling and Servicing Agreement.  Wells Fargo Bank is a national banking association and a wholly-owned subsidiary of Wells Fargo & Company.  A diversified financial services company with approximately $482 billion in assets, 23+ million customers and 158,000+ employees as of December 31, 2006, Wells Fargo & Company is a U.S. bank holding company, providing banking, insurance, trust, mortgage and consumer finance services throughout the United States and internationally.  Wells Fargo Bank provides retail and commercial banking services and corporate trust, custody, securities lending, securities transfer, cash management, investment management and other financial and fiduciary services.  The Depositor, the Sponsor and the Servicers may maintain banking and other commercial relationships with Wells Fargo Bank and its affiliates.  Wells Fargo Bank maintains principal corporate trust offices located at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951 (among other locations) and its office for certificate transfer services is located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479.

Wells Fargo Bank's assessment of compliance with applicable servicing criteria relating to its provision of master servicing, trustee, securities administration and paying agent services for the twelve months ended December 31, 2006, furnished pursuant to Item 1122 of Regulation AB, discloses that it was not in compliance with the 1122(d)(3)(i) servicing criteria during that reporting period.  The assessment of compliance indicates that certain monthly investor or remittance reports included errors in the calculation and/or the reporting of delinquencies for the related pool assets, which errors may or may not have been material, and that all such errors were the result of data processing errors and/or the mistaken interpretation of data provided by other parties participating in the servicing function.  The assessment further states that all necessary adjustments to Wells Fargo Bank's data processing systems and/or interpretive clarifications have been made to correct those errors and to remedy related procedures.

Wells Fargo Bank serves or may have served within the past two years as loan file custodian for various mortgage loans owned by the Sponsor or an affiliate of the Sponsor and anticipates that one or more of those mortgage loans may be included as assets of the Issuing Entity.  The terms of any custodial agreement under which those services are provided by Wells Fargo Bank are customary for the mortgage-backed securitization industry and provide for the delivery, receipt, review and safekeeping of mortgage loan files.

Master Servicer

Wells Fargo Bank acts as Master Servicer pursuant to the Pooling and Servicing Agreement.  The Master Servicer is responsible for the aggregation of monthly servicer reports and remittances and for the oversight of the performance of the Servicers under the terms of their respective Servicing Agreements.  In particular, the Master Servicer independently calculates monthly loan balances based on servicer data, compares its results to servicer loan-level reports and reconciles any discrepancies with the Servicers.  The Master Servicer also reviews the servicing of defaulted loans for compliance with the terms of the Pooling and Servicing Agreement. In addition, upon the occurrence of certain Servicer events of default under the terms of any Servicing Agreement, the Master Servicer may be required to enforce certain remedies on behalf of the Trust against such defaulting Servicer.  Wells Fargo Bank has been engaged in the business of master servicing since June 30, 1995.  As of December 31, 2006, Wells Fargo Bank was acting as Master Servicer for approximately 1,427 series of residential mortgage-backed securities with an aggregate outstanding principal balance of approximately $748,854,000,000.

Wells Fargo Bank serves or has served within the past two years as warehouse master servicer for various mortgage loans owned by the Sponsor or an affiliate of the Sponsor and anticipates that one or more of those mortgage loans may be included as assets of the Issuing Entity.  The terms of the warehouse master servicing agreement under which those services are provided by Wells Fargo Bank are customary for the mortgage-backed securitization industry.

Securities Administrator

Under the terms of the Pooling and Servicing Agreement, Wells Fargo Bank also is responsible for securities administration, which includes pool performance calculations, distribution calculations and the preparation of monthly distribution reports.  As Securities Administrator, Wells Fargo Bank is responsible for the preparation and filing of all REMIC tax returns on behalf of the Issuing Entity and the preparation of monthly reports on Form 10-D, certain current reports on Form 8-K and annual reports on Form 10-K that are required to be filed with the Securities and Exchange Commission on behalf of the Issuing Entity.  Wells Fargo Bank has been engaged in the business of securities administration since June 30, 1995.  As of December 31, 2006, Wells Fargo Bank was acting as securities administrator with respect to more than $1,006,418,000,000 of outstanding residential mortgage-backed securities.

THE SERVICERS

General

Approximately 93.52% of the Pool 1 Mortgage Loans will be serviced by JPMCB.  No other Servicer will service more than 10% of the Pool 1 Mortgage Loans.  Approximately 83.44% and 12.55% of the Mortgage Loans in Aggregate Pool A will be serviced by JPMCB and Countrywide Servicing, respectively.  No other Servicer will service more than 10% of the Aggregate Pool A Mortgage Loans.  Each Servicer will initially have primary responsibility for servicing the Mortgage Loans serviced by it, including, but not limited to, all collection, advancing and loan-level reporting obligations, maintenance of escrow accounts, maintenance of insurance and enforcement of foreclosure proceedings with respect to the Mortgage Loans and related Mortgaged Properties.  Set forth below is certain information with respect to the servicing of mortgage loans by JPMCB.  Such information has been provided by JPMCB.

JPMorgan Chase Bank, N.A.

JPMCB, a national banking association,  is a wholly-owned bank subsidiary of JPMorgan Chase & Co., a Delaware corporation whose principal office is located in New York, New York.  JPMCB is a commercial bank offering a wide range of banking services to its customers both domestically and internationally.  It is chartered, and its business is subject to examination and regulation, by the Office of the Comptroller of the Currency.  JPMCB’s main office is located in Columbus, Ohio.  It is a member of the Federal Reserve System and its deposits are insured by the Federal Deposit Insurance Corporation.  JPMCB is an affiliate of JPMorgan Securities, Inc., the underwriter.  JPMCB is rated “RPS1”, “Strong” and “SQ1”, by Fitch, S&P and Moody’s, respectively.  JPMCB does not believe that its financial condition will have any adverse effect on its ability to service the Mortgage Loans in accordance with the terms set forth in the related Servicing Agreement.

Prior to January 1, 2005, JPMCB formed Chase Home Finance LLC (“CHF”), a wholly-owned, limited liability company.  Prior to January 1, 2005, Chase Manhattan Mortgage Corporation (“CMMC”) was engaged in the mortgage origination and servicing businesses.  On January 1, 2005, CMMC merged with and into CHF with CHF as the surviving entity.

JPMCB may perform any or all of its obligations under its servicing agreement through one or more subservicers.  JPMCB has engaged CHF as its subservicer to perform loan servicing activities for the Mortgage Loans on its behalf.  JPMCB will remain liable for its servicing duties and obligations under its servicing agreement as if JPMCB alone were servicing the Mortgage Loans.  As a result we are providing disclosure regarding CHF.  CHF (or its predecessors in interest) has serviced mortgage loans (including mortgage loans similar to the Mortgage Loans) for over fifteen years.

JPMCB is the product of numerous mergers and acquisitions.  Since the creation of the founding entities, mortgage products and loan servicing have been a part of the bank’s operations.  As JPMCB’s mortgage servicing activities have evolved over the past several decades and in the modern era, its portfolio has included prime loans (including conforming, jumbo, Alt-A and community development programs), manufactured housing loans, home equity loans and lines of credit, and subprime mortgage loan products.

Servicing operations, for “prime” quality mortgage loans are audited internally by JPMCB’s General Audit and Risk groups and  subject to external audits by various investors, master servicers and the Office of the Comptroller of the Currency.  JPMCB utilizes committees assembled on a quarterly basis to analyze compliance to Fair Debit Collections and Fair Lending legislation.  JPMCB employs a dual control process to review accounts for fee waivers and loss mitigation rejections in order to monitor compliance with internal procedures.

JPMCB as a servicer has made numerous changes to its servicing procedures during the past three years in order to improve its servicing processes and to increase efficiencies including the expansion of its customer care operational centers to Manila, Philippines and Costa Rica.

Neither JPMCB nor CHF is in default or has been terminated for cause under any servicing agreement with respect to prime mortgage loans to which it is a party.

No material litigation or governmental proceeding is pending against JPMCB or CHF or their properties that would have a material adverse effect on the Certificates.  The financial condition of JPMCB and the financial condition of CHF do not pose any material risks to their respective ability to service the mortgage loans.

JPMCB, through its subsidiary CHF, employs a collections strategy that is based on risk scoring and dialer strategy to make appropriate contact with delinquent customers.  Outbound calling is made five days a week from 9:00 a.m. Eastern time to 9:00 p.m. Pacific time, and under reduced operational hours on Saturday and Sunday.  There are special service teams to address the specific needs of Spanish-speaking customers and those impacted by natural disasters.

Attempts to assist mortgagors to re-perform under their mortgage commitments are made prior to referring loans to foreclosure.  Loss mitigation efforts are run concurrently with the migration of a loan to foreclosure and continue until the foreclosure sale is executed.   Loss mitigation solicitation efforts include outbound calling strategies, inbound dedicated loss mitigation analysis teams and targeted assistance letters.  In addition to the Chase internet site delivering applications and program overviews, High Risk Property Managers review options during site inspections and local housing association referrals.

CHF has created a legal network where home product loans are referred for bankruptcy, foreclosure, real estate owned (REO) and loss mitigation legal actions.   Attorneys are monitored for performance to action initiation requirements, adherence to the timeline set forth by the state or federal jurisdictions and within the boundaries of the mortgage insurer or investor.   Status is monitored between operational teams for managing bankruptcy case filings, loss mitigation programs and transfers to REO status.  Performance to these timelines is periodically monitored to increase loss mitigation opportunities, billing accuracy, managing data security, and to effectively manage any initiated legal action.

Under the terms of JPMCB’s servicing agreement, JPMCB generally will not be liable for any losses on the Mortgage Loans.

The Servicers are required to make advances of delinquent monthly payments of interest and principal to the extent described in the related Servicing Agreement.  JPMCB has not failed to make a required advance in connection with any mortgage-backed securitization.

Chase Home Finance LLC.  Because JPMCB does not itself perform the servicing function on mortgage loans as to which it owns the servicing rights, JPMCB does not have meaningful historical servicing data with respect to delinquencies, foreclosures or losses. Therefore, JPMCB is providing below information relating to the portfolio of “prime” mortgage loans (exclusive of FHA and VA loans) secured by one- to four-family residential properties which were originated by or for JPMCB or its affiliates and which are serviced or subserviced by CHF (exclusive of any such mortgage loans as to which there exists either (i) a subservicing arrangement with a third party that is not an affiliate of JPMCB or (ii) a master servicing arrangement).

Aggregate Prime Servicing Portfolio (Exclusive of FHA and VA loans) Principal Balance (Billions) as of:
March 31,	December 31,
2007	2006	2005	2004

$467.2	$452.6	$402.6	$372.6

Aggregate Prime Servicing Portfolio (Exclusive of FHA and VA loans) By Number of Loans (Millions) as of:
March 31,	December 31,
2007	2006	2005	2004

2.862	2.814	2.643	2.598

Collection Procedures.  CHF employs a variety of collection techniques during the various stages of delinquency.  The primary purpose of all collection efforts performed by CHF is to bring a delinquent mortgage loan current in as short a time as possible.  Phone calls are used as the principal form of contacting a mortgagor.  CHF utilizes a combination of predictive and preview dealer strategies to maximize the results of collection calling activity.  Prior to initiating foreclosure proceedings, CHF makes every reasonable effort to determine the reason for the default, whether the delinquency is a temporary or permanent condition, and the mortgagor’s attitude toward the obligation.  CHF will take action to foreclose a mortgage only once every reasonable effort to cure the default has been made and a projection of the ultimate gain or loss on REO sale is determined.  In accordance with accepted servicing practices, foreclosures are processed within individual state guidelines and in accordance with the provisions of the applicable mortgage and applicable state law.

THE MORTGAGE INSURER

United Guaranty Mortgage Indemnity Company (“United Guaranty”), a North Carolina insurance company with corporate offices in Greensboro, North Carolina, is a wholly owned subsidiary, directly and indirectly, of United Guaranty Corporation, a North Carolina corporation, which is a wholly owned subsidiary, indirectly, of American International Group, Inc.  United Guaranty is engaged in the business of insuring lenders against loss upon defaults by mortgagors in the payment of insured first mortgage loans on one-to-four-family residential properties and is approved as a private mortgage guaranty insurer by FHLMC and FNMA.  United Guaranty is licensed to insure first mortgage loans in 48 states and the District of Columbia.   As of December 31, 2006, United Guaranty reported, on an unaudited statutory accounting basis, assets of $163,962,029, surplus as regards policyholders (consisting of capital stock, gross paid in and contributed surplus and unassigned surplus) of $12,616,459, and a statutory contingency reserve of $84,123,186.  At such date, United Guaranty reported insurance in force covering $9,310,795,776 of residential insured first mortgage loans.  An Annual Statement for United Guaranty, on the Fire and Casualty Form promulgated by the National Association of Insurance Commissioners, for the year ended December 31, 2006, is available from the Trustee upon request.

Neither United Guaranty Corporation nor American International Group, Inc. has guaranteed or agreed to assume obligations in connection with this mortgage guaranty insurance program.

The information provided by United Guaranty with respect to its mortgage guaranty insurance is limited to matters relating to the provision of such insurance and is not intended to address matters respecting investment in the securities which are the subject of this document.

United Guaranty furnished the information relating to it in the above three paragraphs but has made no independent verification of any other information in this prospectus supplement.  All summaries if, and information relating to, the United Guaranty Mortgage Insurance Policy issued by United Guaranty in this prospectus supplement were prepared by the Depositor, which is solely responsible therefore, and United Guaranty makes no representation as to the correctness or completeness thereof.

The financial strength of United Guaranty has been rated “AA+” by Standard & Poor’s, “Aa1” by Moody’s and “AA+” by Fitch.  The rating agency issuing the rating can withdraw or change its rating at any time.

The UG Policy will be liable for payments representing less than 10% of the cash flow on the Pool 1 Certificates..

THE SWAP PROVIDER AND THE CAP PROVIDER

On the Closing Date, the Securities Administrator as Supplemental Interest Trust Trustee on behalf of the supplemental interest trust will enter into the Interest Rate Swap Agreement and the Interest Rate Cap Agreement with the Swap Provider and the Cap Provider, respectively.  Moody’s currently rates JPMCB’s long-term certificates of deposit as “Aa2” and short-term certificates of deposit as “P-1.” S&P rates JPMCB’s long-term certificates of deposit as “AA-“ and its short-term certificates of deposit as “A-1+.” Fitch Ratings rates the long-term certificates of deposit of JPMCB as “AA-” and its short-term certificates of deposit as “F1+.”

AFFILIATES AND RELATED TRANSACTIONS

The Sponsor is a wholly owned subsidiary of JPMCB and an affiliate of the Depositor, the Underwriter, the Swap Provider and the Cap Provider.  JPMCB is an Originator and a Servicer of the Mortgage Loan, a Custodian for the mortgage files, the Swap Provider under the Interest Rate Swap Agreement and the Cap Provider under the Interest Rate Cap Agreement. There is not currently and there was not during the past two years any material business relationship, arrangement or other understanding between any of the Sponsor, the Depositor, the Underwriter, JPMCB or the Swap Provider that was entered into outside the ordinary course of business of each such party or on terms other than would be obtained in an arm’s length transaction with unaffiliated entities.

The Master Servicer and the Securities Administrator are the same entity.

SERVICING OF THE MORTGAGE LOANS

Servicing and Collection Procedures

Servicing functions to be performed by each Servicer under the related Servicing Agreement include collection and remittance of principal and interest payments, administration of mortgage escrow accounts, collection of certain insurance claims and, if necessary, foreclosure.  Each Servicer may contract with subservicers to perform some or all of such Servicer’s servicing duties, but the Servicer will not thereby be released from its obligations under the related Servicing Agreement.  When used herein with respect to servicing obligations, the term Servicer includes a subservicer.

Each Servicer will make reasonable efforts to collect all payments called for under the related Mortgage Loans and will, consistent with the related Servicing Agreement and any primary mortgage insurance policy, follow such collection procedures as are customary with respect to mortgage loans that are comparable to the related Mortgage Loans.  Consistent with the above, such Servicer may, in its discretion, (i) waive any assumption fee, late payment or other charge in connection with a Mortgage Loan and (ii) to the extent not inconsistent with the coverage of such Mortgage Loan by a primary mortgage insurance policy, arrange with a mortgagor a schedule for the liquidation of delinquencies.  The Depositor’s prior approval or consent may be required for certain servicing activities such as modification of the terms of any Mortgage Loan and the sale of any defaulted Mortgage Loan or REO Property.

Pursuant to the related Servicing Agreement, each Servicer will deposit collections on the related Mortgage Loans into the Custodial Account established by it.  Each Custodial Account is required to be kept segregated from operating accounts of the related Servicer and to meet the eligibility criteria set forth in the related Servicing Agreement.  If permitted under the related Servicing Agreement, amounts on deposit in the related Custodial Account may be invested in certain permitted investments described therein.  Any losses resulting from such investments are required to be reimbursed to such Custodial Account by the related Servicer out of its own funds.

On or before the Closing Date, the Securities Administrator, on behalf of the Trustee, will establish the Distribution Account into which each Servicer will remit all amounts required to be deposited therein pursuant to the related Servicing Agreement (net of such Servicer’s servicing compensation) on each Servicer Remittance Date.  On or prior to the date specified in the related Servicing Agreement, each Servicer will furnish to the Master Servicer information with respect to loan level remittance data for such month’s remittance.

Accounts

The following table sets forth certain information with respect to the accounts of the Issuing Entity.

Account	Responsible Party	Party Entitled to Investment Income
Custodial Accounts	Each Servicer will be responsible for maintaining the Custodial Account of such Servicer.	Each Servicer will be entitled to any investment income on amounts on deposit in its Custodial Account.
Distribution Account	The Securities Administrator will be responsible for maintaining the Distribution Account.	The Underwriter will be entitled to the investment income on amounts in deposit in the Distribution Account.

Flow of Funds

The following table sets forth the flow of funds from collections of payments on the Mortgage Loans, the deposit of such funds into the accounts and the payments of such funds to the Certificateholders.

Period/Event	Dates	Flow of Funds
Due Period	The period beginning on the second day of a calendar month and ending on the first day of the succeeding calendar month.

Each Servicer shall hold in the related Custodial Account all scheduled installments of interest (net of the Servicing Fees) and principal collected on the related Mortgage Loans, together with any Monthly Advances in respect thereof.

Prepayment Period	The calendar month immediately preceding the Distribution Date.

Each Servicer shall hold in the related Custodial Account all partial or full prepayments of principal and certain other unscheduled payments of principal, together with any accrued interest thereon on the related Mortgage Loans during such period plus any amounts required to be paid by that Servicer in respect of Prepayment Interest Shortfalls on such Mortgage Loans.

Servicer Remittance Date	Generally, the 18th day of each calendar month (or, if the 18th is not a Business Day, either on the immediately preceding Business Day or on the immediately succeeding Business Day).

On the Servicer Remittance Date, each Servicer will remit to the Distribution Account, scheduled payments received on the Mortgage Loans serviced by it due during the related Due Period, any Monthly Advances in respect thereof and prepayments and certain other unscheduled amounts received on the Mortgage Loans serviced by it during the related Prepayment Period in accordance with the applicable Servicing Agreement.

Distribution Date	The 25th day of each month, or if such day is not a Business Day, on the first Business Day thereafter.

On each Distribution Date, the Securities Administrator will remit amounts on deposit in the Distribution Account to Certificateholders in accordance with the priority of distributions set forth herein.

Compensating Interest to be Paid by the Servicers in Connection with Certain Prepaid Mortgage Loans

When a borrower prepays a Mortgage Loan between Due Dates, the borrower is required to pay interest on the amount prepaid only to the date of prepayment and not thereafter.  Principal prepayments by borrowers received by a Servicer during the related Prepayment Period for a Distribution Date will be distributed to Certificateholders on the related Distribution Date.  Thus, less than one month’s interest may have been collected on Mortgage Loans that have been prepaid with respect to any Distribution Date.  Pursuant to each Servicing Agreement, the related Servicer will be required to make payments in respect of Prepayment Interest Shortfalls from its own funds with respect to Mortgage Loans serviced by such Servicer.

The respective obligations of the Servicers to make payments in respect of Prepayment Interest Shortfalls for any month shall be limited to their respective aggregate Servicing Fees for that month.  The Master Servicer is obligated to make such payments in respect of Prepayment Interest Shortfalls, up to the amount of the Securities Administration Fee for the related Distribution Date, to the extent necessary to fund any Prepayment Interest Shortfalls required to be paid but not paid by the Servicers.  The amount of interest available to be paid to Certificateholders will be reduced by any uncompensated Prepayment Interest Shortfalls.

Advances

Subject to the limitations described in the following paragraph, each Servicer will be required to advance prior to each Servicer Remittance Date, from its own funds, or funds in its Custodial Account that are not otherwise required to be remitted to the Distribution Account for that Distribution Date, with respect to those Mortgage Loans serviced by it, Monthly Advances.  The Master Servicer, as successor servicer, will be obligated to make any required Monthly Advance if a Servicer fails in its obligation to do so, to the extent provided in the Pooling and the Servicing Agreement and the related Servicing Agreement.

Monthly Advances are intended to maintain a regular flow of scheduled interest and principal payments on the Certificates rather than to guarantee or insure against losses.  Each Servicer is obligated to make Monthly Advances with respect to delinquent payments of interest and principal on each Mortgage Loan serviced by it, to the extent that such Monthly Advances are, in its good faith judgment or reasonable determination, recoverable from future payments and collections or insurance payments or proceeds of liquidation of the Mortgage Loans.  If a Servicer fails to make a Monthly Advance as required under the related Servicing Agreement, the Master Servicer, as successor servicer, will be required to make, or shall cause any other successor servicer to make a Monthly Advance in accordance with the terms of the Pooling and Servicing Agreement.  In no event, however, will a Servicer or the Master Servicer be required to make a Monthly Advance that is not, in its reasonable judgment, recoverable from future payments and collections or insurance payments or proceeds of liquidation of the related Mortgage Loans.  If a Servicer determines on any Determination Date to make a Monthly Advance, such Monthly Advance will be included with the payment to Certificateholders on the related Distribution Date.  Any failure by the Master Servicer to make a Monthly Advance as required under the Pooling and Servicing Agreement will constitute a Master Servicer Default thereunder, in which case the Trustee (if it is acting as successor master servicer) or any other successor master servicer will, under the circumstances set forth in the Pooling and Servicing Agreement, be obligated to make such Monthly Advance in the amount and to the extent that the Master Servicer was required to make such Monthly Advance but failed to do so.

Compliance with Applicable Servicing Criteria and Servicer Attestation

The Pooling and Servicing Agreement provides that on or before a specified date in each year for which the Depositor is required to file a Form 10-K, each party participating in the servicing function of the Issuing Entity provide a report to the Securities Administrator and the Trustee on an assessment of compliance with the servicing criteria set forth in Item 1122 of Regulation AB.  A firm of independent public accountants will be required to furnish to the Securities Administrator and the Trustee, an attestation report compliant with Item 1122 of Regulation AB on the party’s assessment of compliance with the applicable servicing criteria as an exhibit.

The Pooling and Servicing Agreement also provides for delivery to the Master Servicer and the Depositor, on or before a specified date in each calendar year, of an annual officer’s certificate from each of the Master Servicer and the Securities Administrator to the effect that the Master Servicer or the Securities Administrator, as applicable, has fulfilled its obligations under the Pooling and Servicing Agreement throughout the preceding year.

The related Servicing Agreement provides for delivery to the Trustee, the Depositor, the Master Servicer and the Securities Administrator, on or before a specified date in each calendar year, of an annual officer’s certificate to the effect that the Servicer has fulfilled its obligations under the related Servicing Agreement throughout the preceding year.

Master Servicer Default; Servicer Default

Events of default by the Master Servicer under the Pooling and Servicing Agreement include (i) any failure by the Master Servicer to make a Monthly Advance as required under the Pooling and Servicing Agreement, unless cured as specified therein; (ii) any failure by the Master Servicer duly to observe or perform in any material respect any of its other covenants or agreements in the Pooling and Servicing Agreement which continues unremedied for a specified period after the giving of written notice of such failure to the Master Servicer; and (iii) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceeding and certain actions by on or behalf of the Master Servicer indicating its insolvency, reorganization or inability to pay its obligations.

If the Master Servicer is in default in its obligations under the Pooling and Servicing Agreement, the Trustee may, and must if directed to do so by Certificateholders having more than 50% of the Class Principal Amount applicable to each class of Certificates affected thereby, terminate the Master Servicer and either appoint a successor Master Servicer in accordance with the Pooling and Servicing Agreement or succeed to the responsibilities of the Master Servicer.

Events of default under the Servicing Agreements include, among other things, (i) any failure of the Servicers to remit to the Distribution Account any required payment which continues unremedied for a specified period; (ii) any failure by the Servicers duly to observe or perform in any material respect any of the covenants or agreements in the related Servicing Agreement which continues unremedied for a specified period after the giving of written notice of such failure to the related Servicer; and (iii) certain events of insolvency and certain actions by or on behalf of the Servicers indicating their insolvency, reorganization or inability to pay their obligations.

In the event of a default by a Servicer under its Servicing Agreement, the Master Servicer will have the right to remove that Servicer and will exercise that right if it considers such removal to be in the best interest of the Certificateholders.  In the event that the Master Servicer removes a Servicer, the Master Servicer will, in accordance with the Pooling and Servicing Agreement, act as successor servicer under the related Servicing Agreement or will appoint a successor servicer reasonably acceptable to the Depositor and the Trustee.  In connection with the removal of a Servicer, the Master Servicer or Trustee, as applicable, will be entitled to be reimbursed from the assets of the Issuing Entity for all of its reasonable costs associated with the termination of such Servicer and the transfer of servicing to a successor servicer.

Resignation of Servicers; Assignment and Merger

No Servicer, other than JPMCB, may resign from its obligations and duties under its Servicing Agreement or assign or transfer its rights, duties or obligations except (i) upon a determination that its duties thereunder are no longer permissible under applicable law and such incapacity cannot be cured by that servicer, or (ii) with the approval of the Master Servicer, which approval may not be unreasonably withheld.  JPMCB may assign or transfer its rights, duties or obligations under its Servicing Agreement; provided that any such assignment or transfer shall not result in a reduction or withdrawal of then-current ratings of the Certificates and such successor servicer meets the qualifications of a successor servicer as set forth in the related Servicing Agreement.  No such resignation will become effective until a successor servicer has assumed the related Servicer’s obligations and duties under such Servicing Agreement.

Any person into which a Servicer may be merged or consolidated, any person resulting from any merger or consolidation which a Servicer is a party, any person succeeding to the business of a Servicer or any person to whom a Servicer assigns or transfers its duties and obligations, will be the successor of such Servicer under the related Servicing Agreement.

FEES AND EXPENSES OF THE ISSUING ENTITY

The expense fees for the Mortgage Loans are payable out of the interest payments on each Mortgage Loan.  The expense fees consist of the Servicing Fee, the Securities Administration Fee, Mortgage Insurer Fee, if applicable, and any lender paid mortgage guaranty insurance premiums, if applicable.  As of the Cut-off Date, the weighted average per annum rate at which the expense fees accrue on the Pool 1 Mortgage Loans is expected to equal approximately 0.5054%.  As of the Cut-off Date, the weighted average per annum rate at which the expense fees accrue on the Pool 1A Mortgage Loans is expected to equal approximately 0.4740%.  As of the Cut-off Date, the weighted average per annum rate at which the expense fees accrue on the Pool 1B Mortgage Loans is expected to equal approximately 0.5232%.  As of the Cut-off Date, the weighted average per annum rate at which the expense fees accrue on the Mortgage Loans in Aggregate Pool A is expected to equal approximately 0.2526%.  As of the Cut-off Date, the weighted average per annum rate at which the expense fees accrue on the Pool 2 Mortgage Loans is expected to equal approximately 0.2611%.  As of the Cut-off Date, the weighted average per annum rate at which the expense fees accrue on the Pool 3 Mortgage Loans is expected to equal approximately 0.2597%.  As of the Cut-off Date, the weighted average per annum rate at which the expense fees accrue on the Pool 4 Mortgage Loans is expected to equal approximately 0.2378%.  With respect to approximately 4.08% and 12.55% of the Mortgage Loans in Pool 1 and Aggregate Pool A, respectively, the servicing rate will increase by 0.175% per annum on the first adjustment date for such Mortgage Loan.

The Servicers are also entitled to receive, as additional servicing compensation, all late payment fees, assumption fees and other similar charges (other than prepayment penalties) and, if applicable, all reinvestment income earned on amounts on deposit in the related Custodial Accounts.

The Securities Administrator will be entitled to retain the Securities Administration Fee in connection with the performance of its obligations under the Pooling and Servicing Agreement.  The Securities Administrator will be entitled to reimbursement from the Issuing Entity for certain expenses and other amounts prior to payments to Certificateholders.  The fees of the Master Servicer and the Trustee will be paid by the Securities Administrator from the Securities Administration Fee.

The following table sets forth certain information with respect to the fees payable to the Servicers, the Master Servicer, the Mortgage Insurer, the Trustee and the Securities Administrator in respect of the performance of their obligations to the Issuing Entity.

Party	Fee Payable	Amount/ Description of Fee	Priority/ Source of Payment
Servicers	Monthly

With respect to each Servicer and each Mortgage Loan serviced by it, an amount equal to 1/12 of the product of (1) the principal balance of such Mortgage Loans as of the first day of the related Due Period and (2) the Servicing Fee Rate with respect to such Mortgage Loan.

Each Servicer will withdraw their aggregate Servicing Fee from interest actually collected on each Mortgage Loan serviced by it, prior to such amounts being available to make payments on the Certificates

Mortgage Insurer	Monthly

For any Pool 1 Mortgage Loan covered by the UG Policy, an amount equal to 1/12 of the product of (1) the principal balance of such Mortgage Loan as of the first day of the related Due Period and (2) the Mortgage Insurer Fee Rate.

On each Distribution Date, the Securities Administrator will remit the Mortgage Insurer Fee to the Mortgage Insurer from amounts on deposit in the Distribution Account prior to distributions to Certificateholders.

Securities Administrator	Monthly

The Securities Administrator will be entitled to an amount equal to 1/12 of the product of (1) the principal balance of each Mortgage Loan as of the first day of the related Due Period and (2) the Securities Administration Fee Rate with respect to such Mortgage Loan.

The Securities Administrator will retain the Securities Administration Fee prior to distributions to Certificateholders.
Trustee	As determined by the Securities Administrator and the Trustee.	The fees of the Trustee will be determined by agreement between the Securities Administrator and the Trustee.	The fees of the Trustee will be paid by the Securities Administrator from the Securities Administration Fee.
Master Servicer	As determined by the Master Servicer and the Securities Administrator.	The fees of the Master Servicer will be determined by agreement between the Master Servicer and the Securities Administrator.	The fees of the Master Servicer will be paid by the Securities Administrator from the Securities Administration Fee.

YIELD, PREPAYMENT AND WEIGHTED AVERAGE LIFE

Yield Considerations

The yields to maturity (or to early termination) of the Offered Certificates will be affected by the rate of principal payments (including prepayments, which may include amounts received by virtue of purchase, condemnation, insurance or foreclosure) on the related Mortgage Loans.  Yields will also be affected by the extent to which Mortgage Loans in the related subpool, Pool or Pools, as applicable, bearing higher Mortgage Rates prepay at a more rapid rate than Mortgage Loans with lower Mortgage Rates, the amount and timing of borrower delinquencies and defaults resulting in Realized Losses on the related Mortgage Loans, the purchase price for the Offered Certificates and other factors.

Principal prepayments may be influenced by a variety of economic, geographic, demographic, social, tax, legal and other factors.  Approximately 82.29% and 88.30% of the Mortgage Loans in Pool 1 and Aggregate Pool A, respectively, may be voluntarily prepaid in full or in part without the payment of any penalty or premium.  In general, if prevailing interest rates fall below the interest rates on the Mortgage Loans, the Mortgage Loans are likely to be subject to higher prepayments than if prevailing rates remain at or above the interest rates on the Mortgage Loans.  Conversely, if prevailing interest rates rise above the interest rates on the Mortgage Loans, the rate of prepayment would be expected to decrease.  Other factors affecting prepayment of the Mortgage Loans include such factors as changes in borrowers’ housing needs, job transfers, unemployment, borrowers’ net equity in the mortgaged properties, changes in the value of the mortgaged properties, mortgage market interest rates and servicing decisions.  The Mortgage Loans generally have due-on-sale clauses.

As of the Cut-off Date, approximately 62.69%, 37.02% and 0.28% of the Pool 1 Mortgage Loans are Six-Month LIBOR indexed Mortgage Loans, 1-Year LIBOR indexed Mortgage Loans and 1-Year CMT indexed Mortgage Loans, respectively.  As of the Cut-off Date, approximately 47.17%, 52.25% and 0.58% of the Mortgage Loans in Aggregate Pool A are Six-Month LIBOR indexed Mortgage Loans, 1-Year LIBOR indexed Mortgage Loans and 1-Year CMT indexed Mortgage Loans, respectively.  Increases and decreases in the Mortgage Rate on a Mortgage Loan will be limited by the maximum Mortgage Rate and the minimum Mortgage Rate, if any, and will be based on the applicable index in effect on the applicable date prior to the related interest rate adjustment date plus the applicable margin.  The applicable index may not rise and fall consistently with Mortgage Rates.  As a result, the Mortgage Rates on the Mortgage Loans at any time may not equal the prevailing mortgage interest rates for similar adjustable rate loans, and accordingly the prepayment rate may be lower or higher than would otherwise be anticipated.  Moreover, some borrowers who prefer the certainty provided by fixed rate mortgage loans may, nevertheless, obtain adjustable rate mortgage loans at a time when they regard the mortgage interest rates (and, therefore, the payments) on fixed rate mortgage loans as unacceptably high.  These borrowers may be induced to refinance adjustable rate loans when the mortgage interest rates and monthly payments on comparable fixed rate mortgage loans decline to levels which these borrowers regard as acceptable, even though such mortgage interest rates and monthly payments may be significantly higher than the current mortgage interest rates and monthly payments on the borrowers’ adjustable rate mortgage loans.  The ability to refinance a Mortgage Loan will depend on a number of factors prevailing at the time refinancing is desired, including, without limitation, real estate values, the borrower’s financial situation, prevailing mortgage interest rates, the borrower’s equity in the related mortgaged property, tax laws and prevailing general economic conditions.

The rate of principal payments on the Mortgage Loans will also be affected by the amortization schedules of the Mortgage Loans, the rate and timing of prepayments thereon, liquidations of defaulted Mortgage Loans and purchases of Mortgage Loans due to certain breaches of representations and warranties or defective documentation.  The timing of changes in the rate of prepayments, liquidations and purchases of the related Mortgage Loans may, and the timing of Realized Losses on the related Mortgage Loans will, significantly affect the yield to an investor, even if the average rate of principal payments experienced over time is consistent with an investor’s expectation.  Because the rate and timing of principal payments on the Mortgage Loans will depend on future events and on a variety of factors, no assurance can be given as to such rate or the timing of principal payments on the Offered Certificates.  In general, the earlier a prepayment of principal of the related Mortgage Loans, the greater the effect on an investor’s yield.  The effect on an investor’s yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the certificates may not be offset by a subsequent like decrease (or increase) in the rate of principal payments.

From time to time, areas of the United States may be affected by flooding, severe storms, hurricanes, landslides, wildfires, earthquakes or other natural disasters.  The Originator or the Seller will represent and warrant that, as of the Closing Date, each Mortgaged Property was free of material damage.  In the event of an uncured breach of this representation and warranty that materially and adversely affects the interests of Certificateholders, an Originator or the Seller, as applicable, will be required to repurchase the affected Mortgage Loan or substitute another mortgage loan therefor.  If any damage caused by flooding, storms, wildfires, landslides or earthquakes (or other cause) occurs after the Closing Date, the Originator or the Seller, as applicable, will not have any repurchase obligation.  In addition, the standard hazard policies covering the Mortgaged Properties generally do not cover damage caused by earthquakes, flooding and landslides, and earthquake, flood or landslide insurance may not have been obtained with respect to such Mortgaged Properties.  As a consequence, Realized Losses could result.  To the extent that the insurance proceeds received with respect to any damaged Mortgaged Properties are not applied to the restoration thereof, the proceeds will be used to prepay the related Mortgage Loans in whole or in part.  Any purchases or repayments of the Mortgage Loans may reduce the weighted average lives of the related Offered Certificates and will reduce the yields on the related Offered Certificates to the extent they are purchased at a premium.

Prepayments, liquidations and purchases of the Mortgage Loans will result in distributions to related Certificateholders of principal amounts that would otherwise be distributed over the remaining terms of such Mortgage Loans.  The rate of defaults on the Mortgage Loans will also affect the rate and timing of principal payments on the Mortgage Loans.  In general, defaults on Mortgage Loans are expected to occur with greater frequency in their early years.

Approximately 17.71% and 11.70% of the Mortgage Loans in Pool 1 and Aggregate Pool A, respectively, provide for payment by the borrower of a prepayment penalty in limited circumstances on certain prepayments.  The holders of the Prepayment Penalty Certificates will be entitled to all prepayment penalties received on the related Mortgage Loans, and such amounts will not be available for distribution on the other classes of Certificates.  Under certain circumstances, as described in the Pooling and Servicing Agreement, the related Servicer may waive the payment of any otherwise applicable prepayment penalty.  Investors should conduct their own analysis of the effect, if any, that the prepayment penalty, and decisions by the related Servicer with respect to the waiver thereof, may have on the prepayment performance of the related Mortgage Loans.  The Depositor makes no representations as to the effect that the prepayment penalties, and decisions by the related Servicer with respect to the waiver thereof, may have on the prepayment performance of the Mortgage Loans.

Approximately 1.01%, 0.78% and 90.64% of the Pool 1 Mortgage Loans provide for payment of interest at the related mortgage rate, but no payment of principal, for a period of five, seven or ten years, respectively, following the origination of the related mortgage loan.  Approximately 1.06%, 1.66% and 89.26% of the Mortgage Loans in Aggregate Pool A provide for payment of interest at the related mortgage rate, but no payment of principal, for a period of five, seven or ten years, respectively, following the origination of the related mortgage loan.  Other considerations aside, due to such characteristics, borrowers may be disinclined to prepay the Mortgage Loans during such interest-only period.  In addition, because no principal is due on the Mortgage Loans during such interest-only period, the related Certificates will amortize at a slower rate during such period than would otherwise be the case.  Thereafter, when the monthly payments on the Mortgage Loans are recalculated generally on the basis of a level payment amortization schedule over the remaining term of the Mortgage Loan, principal payments on the related Certificates are expected to increase correspondingly, and, in any case, at a faster rate than if payments on such related Mortgage Loans were calculated on the basis of a 30-year amortization schedule.  Notwithstanding the foregoing, no assurance can be given as to any prepayment rate on the Mortgage Loans.

As described under “Description of the Certificates — Distributions on the Aggregate Pool A Certificates—Distributions of Principal” herein any unscheduled principal payments on the Mortgage Loans in Pool 2, Pool 3 or Pool 4 will generally be allocated disproportionately to the Aggregate Pool A Senior Certificates of the related Certificate Group during the first eleven years following the Closing Date (except as described herein) or if certain conditions occur.  Such allocation will initially accelerate the amortization of the Aggregate Pool A Senior Certificates.

The yields on the Offered Certificates may also be adversely affected by related Net Interest Shortfalls.  Moreover, the yield on each class of Offered Certificates may be affected by changes in the Mortgage Rates of the related Mortgage Loans, as described under “Risk Factors — Mortgage Loan Rates May Adversely Affect the Yield on Your Certificates”.  No prediction can be made as to future levels of Six-Month LIBOR, 1-Year LIBOR or 1-Year CMT or as to the timing of any changes therein.

The yields to investors in the Offered Certificates may be significantly affected by the exercise of the Master Servicer’s option to repurchase the related Mortgage Loans, as described herein.  See “Description of the Certificates — Optional Clean-Up Call”.  If the purchaser of a Certificate offered at a discount from its initial principal amount calculates its anticipated yield to maturity (or early termination) based on an assumed rate of payment of principal that is faster than that actually experienced on the related Mortgage Loans, the actual yield may be lower than that so calculated.

Conversely, if the purchaser of a Certificate offered at a premium calculates its anticipated yield based on an assumed rate of payment of principal that is slower than that actually experienced on the related Mortgage Loans, the actual yield may be lower than that so calculated.  The effective yield to holders of the Offered Certificates (other than the LIBOR Certificates and Class 1-2-A6 Certificates) will be lower than the yield otherwise produced by the applicable Certificate Interest Rate and the related purchase price because monthly distributions will not be payable to such holders until the 25th day of the month (or the immediately following Business Day if such day is not a Business Day) following the month in which interest accrues on the Mortgage Loans (without any additional distribution of interest or earnings thereon in respect of such delay).

The yield on each class of Exchangeable Certificates, other than the Interest-Only Certificates, generally will depend on the yield to maturity of the related REMIC Certificates.

Yield Sensitivity of the Pool 1 Mezzanine and Pool 1 Subordinate Certificates

If the Pool 1 Overcollateralized Amount has been reduced to zero, the yield to maturity on the class of Pool 1 Mezzanine or Pool 1 Subordinate Certificates then outstanding with the lowest payment priority will become extremely sensitive to losses on the Pool 1 Mortgage Loans (and the timing thereof), because the entire amount of any Realized Losses on the Pool 1 Mortgage Loans (to the extent not covered by Pool 1 Net Monthly Excess Cashflow), will be allocated to those Certificates.  The initial subordination percentages evidenced by each of the Class 1-M-1 Certificates, the Class 1-M-2 Certificates, the Class 1-M-3 Certificates, the Class 1-M-4 Certificates, the Class 1-M-5 Certificates, the Class 1-M-6 Certificates, the Class 1-B-1 Certificates and the Class 1-B-2 Certificates are approximately 1.60%, 0.85%, 0.55%, 0.35%, 0.35%, 0.35%, 0.50% and 0.60%, respectively, and the initial Pool 1 Overcollateralized Amount is approximately 0.85% of the aggregate Stated Principal Balance of the Pool 1 Mortgage Loans as of the Cut-off Date.  Investors in the Pool 1 Mezzanine and Pool 1 Subordinate Certificates should fully consider the risk that Realized Losses on the Pool 1 Mortgage Loans could result in the failure of such investors to fully recover their investments.  In addition, once Realized Losses on the Pool 1 Mortgage Loans have been allocated to a class of Pool 1 Mezzanine or Pool 1 Subordinate Certificates, such amounts with respect to such Certificates will not longer accrue interest and will not be reinstated thereafter (except to the extent of Subsequent Recoveries on the Pool 1 Mortgage Loans as set forth in the Pooling and Servicing Agreement) and no amounts in respect thereof will be distributable to the Holders of those Certificates.  However, Unpaid Realized Loss Amounts related to Pool 1 may be paid to the holders of the applicable Pool 1 Mezzanine or Pool 1 Subordinate Certificates from Pool 1 Net Monthly Excess Cashflow in the priority set forth under “Description of the Certificates—Distributions on the Pool 1 Certificates—Overcollateralization Provisions” in this prospectus supplement and from amounts received under the Interest Rate Swap Agreement and the Interest Rate Cap Agreement in the priority set forth under “Description of the Certificates—Distributions on the Pool 1 Certificates—The Interest Rate Swap Agreement, the Interest Rate Cap Agreement and the Supplemental Interest Trust Account”.

The Pool 1 Mezzanine and Pool 1 Subordinate Certificates will not be entitled to any principal distributions until the Pool 1 Step-Down Date or during any period in which a Pool 1 Trigger Event is in effect (unless the Pool 1 Senior Certificates have been paid in full).  As a result, the weighted average lives of the Pool 1 Mezzanine and Pool 1 Subordinate Certificates will be longer than would otherwise be the case if distributions of principal were allocated on a pro rata basis among all classes of Pool 1 Certificates.  As a result of the longer weighted average lives of the Pool 1 Mezzanine and Pool 1 Subordinate Certificates, the holders of such Certificates have a greater risk of suffering a loss on their investments.  Further, because a Pool 1 Trigger Event may be based on delinquencies, it is possible for the Pool 1 Mezzanine and Pool 1 Subordinate Certificates to receive no principal distributions (unless the Class Principal Amount of the Pool 1 Senior Certificates has been reduced to zero) on and after the Pool 1 Step-Down Date even if no losses have occurred on the Pool 1 Mortgage Loans.

Yield Sensitivity of Aggregate Pool A Subordinate Certificates

On each Distribution Date, the holders of classes of Aggregate Pool A Certificates having a relatively higher priority of distribution will have a preferential right to receive amounts of interest and principal due them on such Distribution Date before any distributions are made on any Aggregate Pool A Certificates subordinate to such higher ranking class.  As a result, the yields to maturity and the aggregate amount of distributions on each class of Class C-B-1, Class C-B-2 and Class C-B-3 Certificates will be more sensitive than the yields of higher ranking Certificates to the rate of delinquencies and defaults on the Mortgage Loans.

As more fully described herein, the principal portion of Realized Losses on the Aggregate Pool A Mortgage Loans will be allocated first to the classes of Aggregate Pool A Subordinate Certificates in inverse order of priority, until the Class Principal Amount of each such class has been reduced to zero, before any such Realized Losses will be allocated to the Aggregate Pool A Senior Certificates.  The interest portion of Realized Losses on the Aggregate Pool A Mortgage Loans will reduce the amount of interest available for distribution on the related Distribution Date to the lowest ranking class of Aggregate Pool A Subordinate Certificates outstanding on such date.  In addition, although all losses initially will be borne by the classes of Aggregate Pool A Subordinate Certificates, Excess Losses will be borne by all classes of Aggregate Pool A Certificates in accordance with the allocation rules set forth in this prospectus supplement under “Description of the Certificates—Allocation of Losses”.  As a result, the yields on the Aggregate Pool A Subordinate Certificates will depend on the rate and timing of Realized Losses, including Excess Losses on the related Mortgage Loans.  Excess Losses could occur at a time when one or more classes of Aggregate Pool A Subordinate Certificates are still outstanding and otherwise available to absorb other types of Realized Losses.

LIBOR Certificates and Class 1-2-A6 Certificates

The yield to maturity on the LIBOR Certificates will be sensitive to fluctuations in One-Month LIBOR, and the Certificate Interest Rate on these Certificates will vary directly with the level of One-Month LIBOR.  The yield to maturity of the Class 1-2-A6 Certificates will be sensitive to fluctuations in the Federal Funds Rate and the Certificate Interest Rate on these Certificates will vary directly with the Federal Funds Rate.

To the extent the Certificate Interest Rate on the LIBOR Certificates and the Class 1-2-A6 Certificates for a Distribution Date is limited by the related Pool 1 Net Wac Cap, these Certificates will be entitled to Basis Risk Shortfall Carryover Amounts.  Such amounts will only be payable from amounts paid under the Interest Rate Swap Agreement and the Interest Rate Cap Agreement and, to the extent that the Pool 1 Overcollateralization Target Amount is satisfied and certain other amounts have been paid, the Pool 1 Net Monthly Excess Cashflow.

Sensitivity of the Interest-Only Certificates

As indicated in the tables below, the yield to investors on the Interest-Only Certificates will be sensitive to the rate of principal payments (including prepayments) of the Mortgage Loans in the related Mortgage Pool. If the actual prepayment rate of the Mortgage Loans in a Mortgage Pool were to exceed the applicable Breakeven Speed for as little as one month while equaling such level for the remaining months, the investors in the related Interest-Only Certificates would not fully recoup their initial investments.

The information set forth in the following tables have been prepared on the basis of the Structuring Assumptions set forth in Annex B to this prospectus supplement (which assume no Realized Losses), and on the assumption that the purchase price for each Class of Interest-Only Certificates is the related Assumed Purchase Price.

Sensitivity Of The Class 2-A-1B, Class 2-A-1D, Class 2-A-1F, Class 2-A-1H
and Class 2-A-1J Certificates To Prepayments

(Pre-Tax Yields)

Percentage of CPB
0%	15%	25%	35%	50%
55.03%	34.62%	20.00%	4.30%	(22.00)%

*The Breakeven Speed for the Class 2-A-1B, Class 2-A-1D, Class 2-A-1F, Class 2-A-1H and Class 2-A-1J Certificates is approximately 38% CPB.

Sensitivity Of The Class 3-A-1B, Class 3-A-1D, Class 3-A-1F, Class 3-A-1H
and Class 3-A-1J Certificates To Prepayments

(Pre-Tax Yields)

Percentage of CPB
0%	15%	25%	35%	50%
55.04%	34.61%	20.00%	4.30%	(22.01)%

*The Breakeven Speed for the Class 3-A-1B, Class 3-A-1D, Class 3-A-1F, Class 3-A-1H  and Class 3-A-1J Certificates is approximately 38% CPB.

Sensitivity Of The Class 4-A-1B, Class 4-A-1D, Class 4-A-1F, Class 4-A-1H
and Class 4-A-1J Certificates To Prepayments

(Pre-Tax Yields)

Percentage of CPB
0%	15%	25%	35%	50%
51.94%	31.61%	17.25%	1.74%	(24.30)%

*The Breakeven Speed for the Class 4-A-1B, Class 4-A-1D, Class 4-A-1F, Class 4-A-1H  and Class 4-A-1J Certificates is approximately 37% CPB.

It is highly unlikely that all of the Mortgage Loans in a Mortgage Pool will have the characteristics assumed or that the Mortgage Loans in a Mortgage Pool will prepay at any constant rate until maturity or that all of the Mortgage Loans in a Mortgage Pool will prepay at the same rate or time. As a result of these factors, the pre-tax yields on the Interest-Only Certificates are likely to differ from those shown in the tables above, even if all of the Mortgage Loans in the related Mortgage Pool prepay at the indicated percentages of CPB.  No representation is made as to the actual rate of principal payments on the Mortgage Loans in any Mortgage Pool for any period or over the lives of the related Interest-Only Certificates or as to the yield on any class of Interest-Only Certificates.  Investors must make their own decisions as to the appropriate prepayment assumptions to be used in deciding whether to purchase any such class.

Weighted Average Life

Weighted average life refers to the average amount of time that will elapse from the date of issuance of a security to the date of distribution to the investor of each dollar distributed in net reduction of principal of such security (assuming no losses).  The weighted average lives of the Offered Certificates will be influenced by, among other things, the rate at which principal of the related Mortgage Loans is paid, which may be in the form of scheduled amortization, prepayments or liquidations.

Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model.  The model used in this prospectus supplement for Pool 1 is CPR and for Aggregate Pool A is CPB.

THE PREPAYMENT SPEEDS REFERRED TO HEREIN DO NOT PURPORT TO BE EITHER HISTORICAL DESCRIPTIONS OF THE PREPAYMENT EXPERIENCE OF ANY POOL OF MORTGAGE LOANS OR PREDICTIONS OF THE ANTICIPATED RATE OF PREPAYMENT OF ANY POOL OF MORTGAGE LOANS, INCLUDING THE MORTGAGE LOANS.

The tables set forth in Annex B (which is incorporated herein as part of this prospectus supplement) were prepared on the basis of the Structuring Assumptions (set forth in Annex B).  Subject to the foregoing discussion and assumptions, the tables set forth in Annex B indicate the weighted average lives of the Offered Certificates (other than the Residual Certificates) and set forth the percentages of the initial Class Principal Amounts of the Offered Certificates (other than the Residual Certificates) that would be outstanding after each of the Distribution Dates shown at various percentages of CPR or CPB, as applicable.

The actual characteristics and the performance of the Mortgage Loans will differ from the Structuring Assumptions, which are hypothetical in nature and are provided only to give a general sense of how the principal cash flows might behave under varying prepayment scenarios.  For example, it is not expected that the Mortgage Loans will prepay at a constant rate until maturity, that all of the Mortgage Loans will prepay at the same rate or that there will be no defaults or delinquencies on the Mortgage Loans.  Moreover, the diverse remaining terms to maturity and the Mortgage Rates of the Mortgage Loans could produce slower or faster principal distributions than indicated in the tables at the various percentages of CPR, specified, even if the weighted average remaining term to maturity and weighted average Mortgage Rate of the Mortgage Loans are assumed.  Any difference between such Structuring Assumptions and the actual characteristics and performance of the Mortgage Loans, or actual prepayment or loss experience, will cause the percentages of initial Class Principal Amounts outstanding over time and the weighted average lives of the Offered Certificates to differ (which difference could be material) from the corresponding information in the tables for each indicated percentage of CPR or CPB, as applicable.

The weighted average life of an Offered Certificate is determined by (1) multiplying the net reduction, if any, of the applicable Class Principal Amount by the number of years from the date of issuance of the Offered Certificate to the related Distribution Date, (2) adding the results and (3) dividing the sum by the aggregate of the net reductions of Class Principal Amount described in (1) above.

USE OF PROCEEDS

The net proceeds from the sale of the Offered Certificates will be applied by the Depositor to pay for the acquisition of the Mortgage Loans from the Seller, as well as to pay the costs of structuring and issuing the securities, which generally consists of legal, accounting and rating agency fees and the costs of obtaining the Interest Rate Swap Agreement and the Interest Rate Cap Agreement.  See “Use of Proceeds” in the accompanying prospectus and “Method of Distribution” in this prospectus supplement.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

General

In the opinion of McKee Nelson LLP, counsel to the Underwriter and special tax counsel to the Depositor, all or a portion of the Issuing Entity will comprise multiple REMICs in a tiered structure.  Elections will be made to treat each REMIC created under the Pooling and Servicing Agreement as a REMIC for federal income tax purposes.  The Class A-R Certificates will represent ownership of the sole residual interest in the Upper-Tier REMIC.  All prospective investors should review the discussion under “Material Federal Income Tax Consequences” in the accompanying prospectus.

The Regular Certificates will be generally treated as debt instruments issued by a REMIC for all federal income tax purposes.  Income on the Regular Certificates must be reported under an accrual method of accounting.  Under the accrual method of accounting, interest income may be required to be included in a holder’s gross income in advance of the holder’s actual receipt of that interest income.

Certain Regular Certificates may be treated as having been issued with OID.  The prepayment assumption that will be used for purposes of computing original issue discount, if any, for federal income tax purposes will be 30% CPR with respect to the Pool 1 Mortgage Loans and 25% CPB with respect to the Mortgage Loans in Aggregate Pool A.  No representation is made that the Mortgage Loans will, in fact, prepay at this rate or any other rate.  Computing accruals of OID in the manner described in the prospectus may (depending on the actual rate of prepayments during the accrual period) result in the accrual of negative amounts of OID on the certificates issued with OID in an accrual period. Holders will be entitled to offset negative accruals of OID only against future OID accruals on their certificates.

Additional Considerations for the Pool 1 Certificates

For federal income tax purposes, a beneficial owner of a Pool 1 Certificate (each, a “Component Certificate”) will be treated (i) as holding an undivided interest in a REMIC regular interest corresponding to that certificate and (ii) as having entered into a notional principal contract (the “Cap Contract”). The REMIC regular interest corresponding to a Component Certificate will be entitled to receive interest and principal payments at the times and in the amounts equal to those made on the Component Certificate to which it corresponds, except that (i) any Swap Termination Payment will be treated as being payable solely from Pool 1 Net Monthly Excess Cashflow and (ii) the maximum interest rate of the corresponding REMIC regular interest will equal the weighted average of the Pool 1A Net WAC Cap and the Pool 1B Net WAC Cap, weighted based on the aggregate principal balance of the Pool 1A Mortgage Loans and the aggregate principal balance of the Pool 1B Mortgage Loans and determined by limiting the Swap Agreement Notional Amount to the aggregate principal balance of the Pool 1A and Pool 1B Mortgage Loans.  For this purpose, the Pool 1 Net WAC is computed by limiting the Swap Agreement Notional Amount to the aggregate principal balance of the Pool 1 Mortgage Loans.

As a result of the foregoing, the amount of distributions on the REMIC regular interest corresponding to a Component Certificate may exceed the actual amount of distributions on the Component Certificate.  Any amount payable on a Component Certificate in excess of the amount payable on the corresponding REMIC regular interest will be deemed to have been paid to the holder of that Component Certificate pursuant to the Cap Contract. Alternatively, any amount payable on the REMIC regular interest corresponding to a Component Certificate in excess of the amount payable on the Component Certificate will be treated as having been received by the holder of that Component Certificate and then as having been paid by such holder pursuant to the Cap Contract.

Each beneficial owner of a Component Certificate will be required to report income accruing with respect to the REMIC regular interest component as discussed under “Material Federal Income Tax Consequences—Taxation of Debt Securities” in the prospectus. In addition, each beneficial owner of a Component Certificate will be required to report net income with respect to the Cap Contract component and will be permitted to recognize a net deduction with respect to the Cap Contract component, subject to the discussion under “—The Cap Contract Components” below. Prospective investors should consult their own tax advisors regarding the consequences to them in light of their own particular circumstances of taxing separately the two components comprising each Component Certificate.

The remaining portion of this discussion assumes that the rights of the holders of Component Certificates to receive payments in excess of the amounts payable on the corresponding REMIC regular interest components will be treated as rights under a notional principal contract rather than as a partnership for federal income tax purposes.  Treatment of such rights as a partnership interest could result in differing timing and character consequences to Certificateholders and withholding tax consequences for Certificateholders who are foreign persons.  Prospective investors are encouraged to consult their tax advisors regarding the appropriate tax treatment of the right to receive payments on a Component Certificate in excess of the amounts payable on the corresponding REMIC regular interest component.

Allocations.  A beneficial owner of a Component Certificate must allocate its purchase price for the certificate between its components—the REMIC regular interest component and the Cap Contract component.  For information reporting purposes, pursuant to the Pooling and Servicing Agreement, the Securities Administrator will assume that the Cap Contract components will have nominal value or such other value as specified in the Pooling and Servicing Agreement. The Cap Contract is difficult to value, and the IRS could assert that the value of a Cap Contract component as of the Closing Date is greater than the value used for information reporting purposes. Prospective investors should consider the tax consequences to them if the IRS were to assert a different value for the Cap Contract components.

Upon the sale, exchange, or other disposition of a Component Certificate, the beneficial owner of the certificate must allocate the amount realized between the components of the certificate based on the relative fair market values of those components at the time of sale and must treat the sale, exchange or other disposition as a sale, exchange or disposition of the REMIC regular interest component and the Cap Contract component. Assuming that the Component Certificate is held as a “capital asset” within the meaning of Section 1221 of the Code, gain or loss on the disposition of an interest in the Cap Contract component should be capital gain or loss. For a discussion of the material federal income tax consequences to a beneficial owner upon the disposition of a REMIC regular interest, See “Material Federal Income Tax Consequences—Sale or Exchange” in the prospectus.

Original Issue Discount.  The REMIC regular interest component of a Component Certificate may be issued with original issue discount (“OID”). A beneficial owner of a Component Certificate must include any OID with respect to such component in income as it accrues on a constant yield method, regardless of whether the beneficial owner receives currently the cash attributable to such OID. See “Material Federal Income Tax Consequences—Taxation of Debt Securities” in the prospectus.

The Cap Contract Components.  The portion of the overall purchase price of a Component Certificate attributable to the Cap Contract component must be amortized over the life of such certificate, taking into account the declining balance of the related REMIC regular interest component. Treasury regulations concerning notional principal contracts provide alternative methods for amortizing the purchase price of an interest rate cap contract. Under one method—the level yield constant interest method—the price paid for an interest rate cap is amortized over the life of the cap as though it were the principal amount of a loan bearing interest at a reasonable rate. Prospective investors are urged to consult their tax advisors concerning the methods that can be employed to amortize the portion of the purchase price paid for the Cap Contract component of a Component Certificate.

Any payments made to a beneficial owner of a Component Certificate in excess of the amounts payable on the corresponding REMIC regular interest will be treated as having been received on such certificate pursuant to the Cap Contract, and such excess will be treated as a periodic payment on a notional principal contract. To the extent the sum of such periodic payments for any year exceeds that year’s amortized cost of the Cap Contract component, such excess represents net income for that year.  Conversely, to the extent that the amount of that year’s amortized cost exceeds the sum of the periodic payments, such excess shall represent a net deduction for that year.  Although not clear, net income or a net deduction with respect to the Cap Contract should be treated as ordinary income or as an ordinary deduction.

A beneficial owner’s ability to recognize a net deduction with respect to the Cap Contract component is limited under Sections 67 and 68 of the Code in the case of (i) estates and trusts and (ii) individuals owning an interest in such component directly or through a “pass through entity” (other than in connection with such individual’s trade or business).  Pass through entities include partnerships, S corporations, grantor trusts and non publicly offered regulated investment companies, but do not include estates, nongrantor trusts, cooperatives, real estate investment trusts and publicly offered regulated investment companies.  Further, such a beneficial owner will not be able to recognize a net deduction with respect to the Cap Contract component in computing the beneficial owner’s alternative minimum tax liability.  As a result, the Component Certificates may not be a suitable investment for any taxpayer whose net deduction with respect to the Cap Contract would be subject to the limitations described above.

Because a certificateholder will be required to include in income the amount deemed to have been paid by such holder pursuant to the Cap Contract but may not be able to deduct that amount from income, a beneficial owner of an Offered Certificate may have income that exceeds cash distributions on the Offered Certificate, in any period and over the term of the Offered Certificate. As a result, the Offered Certificates may not be a suitable investment for any taxpayer whose net deduction with respect to the Cap Contract would be subject to the limitations described above.

Special Tax Treatment

As is described more fully under “Material Federal Income Tax Consequences” in the prospectus, the Offered Certificates (exclusive of the Cap Contract component of the Component Certificates) will represent "real estate assets" under Section 856(c)(5)(B) of the Code and qualifying assets under Section 7701(a)(19)(C) of the Code in the same proportion that the assets of the issuing entity would be so treated, and income on the Offered Certificates (exclusive of the Cap Contract component of the Component Certificates) will represent “interest on obligations secured by mortgages on real property or on interests in real property” under Section 856(c)(3)(B) of the Code in the same proportion that the income on the assets of the issuing entity (other than any assets not included in any REMIC) will be so treated. The Offered Certificates, other than the Residual Certificates and exclusive of the Cap Contract component of the Component Certificates, will represent qualified mortgages under Section 860G(a)(3) if acquired by a REMIC within the prescribed time periods of the Code.  The Cap Contract components of the Component Certificates will not qualify, however, as an asset described in Section 7701(a)(19)(C) of the Code, as a real estate asset under Section 856(c)(5)(B) of the Code or as a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code.  As a result of the obligations represented by the Cap Contract components, the Component Certificates generally will not be a suitable investment for a REMIC.

The Residual Certificates

Special tax considerations apply to an investment in the Residual Certificates.  In certain circumstances, the Residual Certificates can produce a significantly less favorable after tax return for a beneficial owner than would be the case if (i) the Residual Certificates were taxable as a debt instrument, or (ii) no portion of taxable income allocated to the Residual Certificates were “excess inclusion” income.  See “Material Federal Income Tax Consequences —Taxation of Holders of Residual Interest Securities” in the prospectus.

Effective August 1, 2006, temporary Treasury regulations issued by the Internal Revenue Service have modified the general rule that excess inclusions from a REMIC residual interest are not includible in the income of a foreign person (or subject to withholding tax) until paid or distributed.  The new regulations accelerate the time both for reporting of, and withholding tax on, excess inclusions allocated to the foreign equity holders of partnerships and certain other pass-through entities.  The new rules also provide that excess inclusions are United States sourced income.  The timing rules apply to a particular residual interest and a particular foreign person, if the first allocation of income from the residual interest to the foreign person occurs after July 31, 2006.  The source rules apply for taxable years ending after August 1, 2006.

Under the temporary regulations, in the case of REMIC residual interests held by a foreign person through a partnership, the amount of excess inclusion income allocated to the foreign partner is deemed to be received by the foreign partner on the last day of the partnership‘s taxable year except to the extent that the excess inclusion was required to be taken into account by the foreign partner at an earlier time under section 860G(b) of the Code as a result of a distribution by the partnership to the foreign partner or a disposition in whole or in part of the foreign partner's indirect interest in the REMIC residual interest. A disposition in whole or in part of the foreign partner's indirect interest in the REMIC residual interest may occur as a result of a termination of the REMIC, a disposition of the partnership's residual interest in the REMIC, a disposition of the foreign partner's interest in the partnership, or any other reduction in the foreign partner's allocable share of the portion of the REMIC net income or deduction allocated to the partnership.

Similarly, in the case of a residual interest held by a foreign person as a shareholder of a real estate investment trust or regulated investment company, as a participant in a common trust fund or as a patron in an organization subject to part I of subchapter T (cooperatives), the amount of excess inclusion allocated to the foreign person must be taken into income at the same time that other income from trust, company, fund, or organization would be taken into account.

Under the temporary regulations, excess inclusions allocated to a foreign person (whether as a partner or holder of an interest in a pass-through entity) are expressly made subject to withholding tax.  In addition, in the case of excess inclusions allocable to a foreign person as a partner, the temporary regulations eliminate an important exception to the withholding requirements under which a withholding agent unrelated to a payee is obligated to withhold on a payment only to the extent that the withholding agent  has control over the payee’s money or property and knows the facts giving rise to the payment.

Under applicable Treasury regulations, if a Residual Certificate is a “noneconomic residual interest,” as described in the prospectus, the transfer of a Residual Certificate to a U.S. Person will be disregarded for all federal tax purposes unless no significant purpose of the transfer was to impede the assessment or collection of tax.  Each Residual Certificate will be considered  “noneconomic residual interest” for this purpose.  See “Material Federal Income Tax Consequences — Taxation of Holders of Residual Interest Securities — Restrictions on Ownership and Transfer of Residual Interest Securities” in the prospectus.

Additional Considerations for the Exchangeable Certificates

The arrangement under which the Exchangeable Certificates are created (the "Exchange Pool") will be classified as a grantor trust under subpart E, part I of subchapter J of the Code.  The interests in the class or classes of REMIC Certificates that have been exchanged for the classes of Exchangeable Certificates, including any exchanges effective on the Closing Date, will be the assets of the Exchange Pool.  Each Exchangeable Certificate (each, a “Strip Certificate”) represents beneficial ownership of a disproportionate interest in the REMIC Certificate corresponding to that Class of Exchangeable Certificates.

The tax consequences to a beneficial owner of a Strip Certificate will be determined under Section 1286 of the Code, except as discussed below. Under Section 1286 of the Code, a beneficial owner of a Strip Certificate will be treated as owning “stripped bonds” to the extent of its share of principal payments and “stripped coupons” to the extent of its share of interest payments on the underlying REMIC Certificates. If a Strip Certificate entitles the holder to payments of principal and interest on an underlying REMIC Certificate, the IRS could contend that the Strip Certificate should be treated (i) as an interest in the underlying REMIC Certificate to the extent that the Strip Certificate represents an equal pro rata portion of principal and interest on the underlying REMIC Certificate, and (ii) with respect to the remainder, as an installment obligation consisting of “stripped bonds” to the extent of its share of principal payments or “stripped coupons” to the extent of its share of interest payments. For purposes of information reporting, however, each Strip Certificate will be treated as a single debt instrument, regardless of whether it entitles the holder to payments of principal and interest.

Under Section 1286 of the Code, each beneficial owner of a Strip Certificate must treat the Strip Certificate as a debt instrument originally issued on the date the owner acquires it and as having OID equal to the excess, if any, of its “stated redemption price at maturity” over the price paid by the owner to acquire it. The stated redemption price at maturity for a Strip Certificate is determined in the same manner as described with respect to REMIC regular interests.

If the Strip Certificate has OID, the beneficial owner must include the OID in its ordinary income for federal income tax purposes as the OID accrues, which may be prior to the receipt of the cash attributable to that income. Although the matter is not entirely clear, a beneficial owner should accrue OID using a method similar to that described with respect to the accrual of OID on a REMIC regular interest.  A beneficial owner, however, determines its yield to maturity based on its purchase price. For a particular beneficial owner, it is not clear whether the prepayment assumption used for calculating OID would be one determined at the time the Strip Certificate is acquired or would be the prepayment assumption for the underlying REMIC Certificates.

In light of the application of Section 1286 of the Code, a beneficial owner of a Strip Certificate generally will be required to compute accruals of OID based on its yield, possibly taking into account its own prepayment assumption. The information necessary to perform the related calculations for information reporting purposes, however, generally will not be available to the Securities Administrator. Accordingly, any information reporting provided by the Securities Administrator with respect to the Exchangeable Certificates, which information will be based on pricing information as of the closing date, will largely fail to reflect the accurate accruals of OID for these certificates. Prospective investors therefore should be aware that the timing of accruals of OID applicable to a Strip Certificate generally will be different than that reported to holders and the IRS. Prospective investors are advised to consult their own tax advisors regarding their obligation to compute and include in income the correct amount of OID accruals and any possible tax consequences should they fail to do so.

The rules of Section 1286 of the Code also apply if (i) a beneficial owner of REMIC Certificates exchanges them for Strip Certificates, (ii) the beneficial owner sells some, but not all, of the Strip Certificates, and (iii) the combination of retained Strip Certificates cannot be exchanged for the related REMIC Certificates. As of the date of such a sale, the beneficial owner must allocate its basis in the REMIC Certificates between the part of the REMIC Certificates underlying the Strip Certificates sold and the part of the REMIC Certificates underlying the Strip Certificates retained in proportion to their relative fair market values. Section 1286 of the Code treats the beneficial owner as purchasing the Strip Certificates retained for the amount of the basis allocated to the retained Strip Certificates, and the beneficial owner must then accrue any OID with respect to the retained Strip Certificates as described above. Section 1286 of the Code does not apply, however, if a beneficial owner exchanges REMIC Certificates for the related Strip Certificates and retains all the Strip Certificates, see “—Exchanges” below.

Upon the sale of a Strip Certificate, a beneficial owner will realize gain or loss on the sale in an amount equal to the difference between the amount realized and its adjusted basis in the Strip Certificate. The owner’s adjusted basis generally is equal to the owner’s cost of the Strip Certificate (or portion of the cost of REMIC Certificates allocable to the Strip Certificate), increased by income previously included, and reduced (but not below zero) by distributions previously received and by any amortized premium. If the beneficial owner holds the Strip Certificate as a capital asset, any gain or loss realized will be capital gain or loss, except to the extent provided under “Material Federal Income Tax Consequences” in the case of a sale or other disposition of a REMIC regular interest.

Although the matter is not free from doubt, if a beneficial owner acquires in one transaction (other than an exchange described under “— Exchanges” below) a combination of Strip Certificates that may be exchanged for underlying REMIC Certificates, the owner should be treated as owning the underlying REMIC Certificates, in which case Section 1286 of the Code would not apply. If a beneficial owner acquires such a combination in separate transactions, the law is unclear as to whether the combination should be aggregated or each Strip Certificate should be treated as a separate debt instrument. You should consult your tax advisors regarding the proper treatment of Strip Certificates in this regard.

It is not clear whether Exchangeable Certificates subject to Section 1286 of the Code will be treated as assets described in Section 7701 (a)(19)(C) of the Code or as “real estate assets” under Section 856(c)(5)(B) of the Code. In addition, it is not clear whether the interest or OID derived from such a Strip Certificate will be interest on obligations secured by interests in real property for purposes of Section 856(c)(3) of the Code. You should consult your tax advisors regarding the proper treatment of Exchangeable Certificates under these provisions of the Code.

Exchanges

If a beneficial owner of one or more REMIC Certificates exchanges them for the related Exchangeable Certificates in the manner described under “Description of the Certificates—Exchangeable Certificates” in this prospectus supplement, the exchange will not be taxable.  In such a case, the beneficial owner will be treated as continuing to own after the exchange the same combination of interests in each related REMIC Certificate that it owned immediately prior to the exchange.

Reportable Transactions

Pursuant to recently enacted legislation, a penalty in the amount of $10,000 in the case of a natural person and $50,000 in any other case is imposed on any taxpayer that fails to file timely an information return with the IRS with respect to a “reportable transaction” (as defined in Section 6011 of the Code). The rules defining “reportable transactions” are complex and include transactions that result in certain losses that exceed threshold amounts.  Prospective investors are advised to consult their own tax advisers regarding any possible disclosure obligations in light of their particular circumstances.

Other Taxes

No representations are made regarding the tax consequences of the purchase, ownership or disposition of the certificates under any state, local or foreign tax law.

All investors should consult their own advisors regarding the federal, state, local or foreign tax consequences of purchasing, owning or disposing of the certificates.

ERISA MATTERS

ERISA and Section 4975 of the Code impose requirements on certain Plans to which they are applicable and on persons who are fiduciaries with respect to these Plans.  ERISA prohibits “parties in interest” with respect to a Plan from engaging in certain transactions involving the Plan and its assets unless a statutory, regulatory or administrative exemption applies to the transaction.  Section 4975 of the Code imposes certain excise taxes on prohibited transactions involving Plans described under that section; ERISA authorizes the imposition of civil penalties for prohibited transactions involving Plans not covered under Section 4975 of the Code.  Any Plan fiduciary which proposes to cause a Plan to acquire any of the Offered Certificates should consult with its counsel with respect to the potential consequences under ERISA and Section 4975 of the Code of the Plan’s acquisition and ownership of such Certificates.  Investments by Plans that are also subject to ERISA are subject to ERISA’s general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that a Plan’s investments be made in accordance with the documents governing the Plan.  A fiduciary which decides to invest the assets of a Plan in the Offered Certificates should consider, among other factors, the extreme sensitivity of the investments to the rate of principal payments (including prepayments) on the Mortgage Loans.  See “ERISA Considerations” in the accompanying prospectus.

Certain employee benefit plans, including governmental plans and certain church plans, are not subject to ERISA’s requirements.  Accordingly, assets of those plans may be invested in the Offered Certificates without regard to the ERISA considerations described in this prospectus supplement and in the accompanying prospectus, subject to the provisions of other applicable federal and state law.  Any such plan which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code may be subject to the prohibited transaction rules set forth in Section 503 of the Code.

The U.S. Department of Labor has granted to the Underwriter an administrative Exemption which exempts from the application of the prohibited transaction rules transactions relating to:

•

the acquisition, holding and sale by Plans of certain securities issued by a trust with respect to which the Underwriter or any of its affiliates is the sole underwriter or the manager or co-manager of the underwriting syndicate, and

•

the servicing, operation and management of such trusts,

•

provided that the general conditions and certain other requirements set forth in the Exemption are satisfied as described in the accompanying prospectus.

This relief does not apply to Plans sponsored by members of the “restricted group” consisting of the Seller, the Depositor, the Master Servicer, any Servicer, the Trustee, each underwriter, any obligor with respect to Mortgage Loans included in the assets of the Issuing Entity constituting more than 5% of the aggregate unamortized principal balance of the assets of the Issuing Entity, a provider of credit enhancement to the Issuing Entity, a counterparty to an eligible swap agreement held by the Issuing Entity or any affiliate of one of these parties.

It is expected that the Exemption will apply to the acquisition and holding by Plans that qualify as accredited investors as defined in Rule 501(a) of Regulation D under the Securities Act of 1933 of the Offered Certificates (except for the Residual Certificates) and that all conditions of the exemption other than those within the control of the investors will be met.

The rating of a class of Offered Certificates may change.  If a class of Offered Certificates no longer has a rating of at least “BBB-”, or its equivalent, from at least one rating agency identified in the exemption, such as S&P, Fitch, Moody’s, DBRS Limited or DBRS, Inc., Certificates of that class will no longer be eligible for relief under the Exemption (although a Plan that had purchased the Certificate when it had an investment-grade rating would not be required by the Exemption to dispose of it).  However, insurance company general accounts investing assets of Plans may be eligible to purchase such Offered Certificates pursuant to Sections I and III of PTCE 95-60.

When the holder of REMIC Certificates exchanges all or part of each class of such REMIC Certificates for a proportionate interest in the related Exchangeable Certificates in an Exchangeable Combination, the Exchangeable Certificates received will be eligible for relief under the Exemption to the same extent as the REMIC Certificates exchanged, provided that the rating of the Exchangeable Certificates from one Rating Agency is at least investment grade. If such rating is below investment grade, the Exchangeable Certificates may acquired by insurance company general accounts investing the assets of Plans pursuant to Sections I and III of PTCE 95-60.

BECAUSE THE CHARACTERISTICS OF THE RESIDUAL CERTIFICATES MAY NOT MEET THE REQUIREMENTS OF THE EXEMPTION DISCUSSED ABOVE OR ANY OTHER ISSUED EXEMPTION UNDER ERISA INCLUDING PTCE 83-1, THE PURCHASE AND HOLDING OF THE RESIDUAL CERTIFICATES BY A PLAN OR BY INDIVIDUAL RETIREMENT ACCOUNTS OR OTHER PLANS SUBJECT TO SECTION 4975 OF THE CODE MAY RESULT IN PROHIBITED TRANSACTIONS AND THE IMPOSITION OF EXCISE TAXES OR CIVIL PENALTIES.  CONSEQUENTLY, THE ACQUISITION AND TRANSFER OF THE RESIDUAL CERTIFICATES WILL NOT BE REGISTERED BY THE SECURITIES ADMINISTRATOR UNLESS THE SECURITIES ADMINISTRATOR ON BEHALF OF THE TRUSTEE RECEIVES:

•

a representation from the transferee of a Residual Certificate to the effect that the transferee is not an employee benefit plan subject to section 406 of ERISA or a plan or arrangement subject to section 4975 of the Code, or a person acting on behalf of any such plan or arrangement or using the assets of any such plan or arrangement to effect such transfer;

•

a representation that the transferee is an insurance company which is purchasing a Residual Certificate with funds contained in an “insurance company general account” (as such term is defined in Section V(e) of PTCE 95-60) and that the purchase and holding of a Residual Certificate satisfy the requirements for exemptive relief under Sections I and III of PTCE 95-60; or

•

an opinion of counsel satisfactory to the Trustee and the certificate registrar to the effect that the proposed transfer will not (i) constitute or result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code or (ii) subject the certificate registrar, the Trustee, the Depositor, the Master Servicer, any Servicer or the Securities Administrator to any obligation in addition to those undertaken by them in the Pooling and Servicing Agreement.

Prospective Plan investors should consult with their legal advisors concerning the impact of ERISA and the Code, the applicability of the exemption described above and PTCE 83-1 described in the prospectus, and the potential consequences in their specific circumstances prior to making an investment in the Offered Certificates.  Moreover, each Plan fiduciary should determine whether under the general fiduciary standards of investment prudence and diversification, an investment in the Offered Certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan’s investment portfolio.

The sale of Offered Certificates to a Plan is in no respect a representation by the Issuing Entity or the Underwriter of the certificates that this investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan, or that this investment is appropriate for Plans generally or any particular Plan.

ERISA Considerations with respect to the Interest Rate Swap Agreement or Interest Rate Cap Agreement

The Underwriter’s Exemption may not apply to the acquisition, holding or resale of the right to receive payments from the supplemental interest trust by a Plan. The right to receive such payments could also result in a prohibited transaction if the Swap Provider or the Cap Provider is a party in interest with respect to such Plan, unless another administrative exemption is available. Accordingly, no Plan or other person using Plan assets may acquire or hold a Pool 1 Offered Certificate otherwise eligible for the Underwriter’s Exemption before the termination of the Interest Rate Swap Agreement and the Interest Rate Cap Agreement, unless such acquisition or holding is eligible for the exemptive relief available under Department of Labor Prohibited Transaction Class Exemption 84-14 (for transactions by independent “qualified professional asset managers”), 91-38 (for transactions by bank collective investment funds), 90-1 (for transactions by insurance company pooled separate accounts), 95-60 (for transactions by insurance company general accounts) or 96-23 (for transactions effected by “in-house asset managers”).  There is also a statutory exemption that may be available under Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code to a party in interest that is a service provider to a Plan investing in the Pool 1 Offered Certificates for adequate consideration, provided such service provider is not (i) not the fiduciary with respect to the Plan’s assets used to acquire the Pool 1 Offered Certificates or an affiliate of such fiduciary or (ii) an affiliate of the employer sponsoring the Plan.  Plan fiduciaries should consult their legal counsel concerning this issue. Each beneficial owner of a Pool 1 Offered Certificate or any interest therein, shall be deemed to have represented, by virtue of its acquisition or holding of the Pool 1 Offered Certificate, or interest therein, prior to the termination of the Interest Rate Swap Agreement and the Interest Rate Cap Agreement that either (i) it is not a Plan or (ii) the acquisition and holding of such Certificate are eligible for the exemptive relief available under one of the five Prohibited Transaction Class Exemptions as required immediately above or any other administrative or statutory exemption.  It should be noted that as PTCE 95-60 would cover the prohibited transactions discussed herein in connection with the Interest Rate Swap Agreement and the Interest Rate Cap Agreement, any Pool 1 Offered Certificate whose rating has fallen to below BBB-, or its equivalent, could be purchased by insurance company general accounts pursuant to such exemption prior to the termination of the Interest Rate Swap Agreement and the Interest Rate Cap Agreement.

If any Pool 1 Offered Certificate, or any interest therein, is acquired or held in violation of the provisions of the preceding paragraph, the next preceding permitted beneficial owner will be treated as the beneficial owner of that certificate, retroactive to the date of transfer to the purported beneficial owner.  Any purported beneficial owner whose acquisition or holding of a Pool 1 Offered Certificate, or interest therein, was effected in violation of the provisions of the preceding paragraph shall indemnify to the extent permitted by law and hold harmless the depositor, the transferor, the trustee, the securities administrator and the servicer from and against any and all liabilities, claims, costs or expenses incurred by such parties as a result of such acquisition or holding.

In the event that the representation is violated, or any attempt to transfer to a Plan or person acting on behalf of a Plan or using a Plan’s assets is attempted without the opinion of counsel, the attempted transfer or acquisition shall be void and of no effect.

Prospective Plan investors should consult with their legal advisors concerning the impact of ERISA and Section 4975 of the Code, the effect of the assets of the Issuing Entity being deemed “plan assets,” the applicability of the Exemption and the potential consequences in their specific circumstances, prior to making an investment in the Pool 1 Offered Certificates.  Moreover, each Plan fiduciary should determine whether under the general fiduciary standards of investment prudence and diversification, an investment in the offered certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan’s investment portfolio.

If an Offered Certificate has not been underwritten by the Underwriter, it will not be eligible to be purchased by Plans under the Exemption.  However, in the event that such Offered Certificate is subsequently underwritten or placed by the Underwriter, or another underwriter that has obtained an individual exemption similar to the Exemption, such Offered Certificate may be acquired under the same conditions as are described above for other Offered Certificates that are eligible under the Exemption.

METHOD OF DISTRIBUTION

Subject to the terms and conditions set forth in the Underwriting Agreement between the Depositor and the Underwriter, the Depositor has agreed to sell the Offered Certificates to the Underwriter, and the Underwriter has agreed to purchase from the Depositor the Offered Certificates.  Distribution of the Offered Certificates will be made by the Underwriter from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale.  In connection with the sale of the Offered Certificates, the Underwriter may be deemed to have received compensation from the Depositor in the form of underwriting discounts.

The Underwriter intends to make a secondary market in the Offered Certificates, but has no obligation to do so.  There can be no assurance that a secondary market for the Offered Certificates will develop or, if it does develop, that it will continue or that it will provide Certificateholders with a sufficient level of liquidity of investment.  The Offered Certificates will not be listed on any national securities exchange.

The Depositor has agreed to indemnify the Underwriter against, or make contributions to the Underwriter with respect to, certain liabilities, including liabilities under the Securities Act of 1933, as amended.

LEGAL MATTERS

The validity of the Certificates will be passed upon for the Depositor by McKee Nelson LLP, New York, New York.  Certain tax matters will be passed upon for the Depositor by McKee Nelson LLP.  McKee Nelson LLP will act as counsel for the Underwriter.

LEGAL PROCEEDINGS

There are no material legal proceedings currently pending against any of the Sponsor, the Depositor or the Issuing Entity.

RATINGS

It is a condition of the issuance of the Offered Certificates that they be rated as indicated on page S-1 by each of the Rating Agencies, as applicable.

The ratings assigned to mortgage pass-through certificates address the likelihood of the receipt of all payments on the mortgage loans by the related certificateholders under the agreements pursuant to which such certificates are issued.  Such ratings take into consideration the credit quality of the related mortgage pool, including any credit support providers, structural and legal aspects associated with such certificates, and the extent to which the payment stream on the mortgage pool is adequate to make the payments required by such certificates.  Ratings on such certificates do not, however, constitute a statement regarding frequency of prepayments of the Mortgage Loans.

The rating assigned by the Rating Agencies to the Residual Certificates only addresses the return of its Class Principal Amount and interest thereon at the stated rate.  The rating assigned by the Rating Agencies to the Prepayment Penalty Certificates only addresses the return of its respective Class Principal Amount and does not address the amount of prepayment penalties received on the related Mortgage Loans and payable to the related class of Prepayment Penalty Certificates.

The ratings assigned to the Offered Certificates should be evaluated independently from similar ratings on other types of securities.  A rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the Rating Agencies.

The Depositor has not requested a rating of the Offered Certificates by any rating agency other than the Rating Agencies; there can be no assurance, however, as to whether any other rating agency will rate the Offered Certificates or, if it does, what rating would be assigned by such other rating agency.  The rating assigned by such other rating agency to the Offered Certificates could be lower than the respective ratings assigned by the Rating Agencies.

The ratings on the Certificates do not address any payments of Basis Risk Shortfall Carryover Amounts.

LEGAL INVESTMENT

The Offered Certificates, other than the Class 1-M-6, Class 1-B-1, Class 1-B-2, Class C-B-2, Class C-B-3 and Class A-R Certificates, will constitute “mortgage related securities” for purposes of SMMEA so long as they are rated in one of the two highest rating categories by at least one nationally recognized statistical organization, and, as such, are legal investments for certain entities to the extent provided in SMMEA.  SMMEA provides, however, that states could override its provisions on legal investment and restrict or condition investment in mortgage related securities by taking statutory action on or prior to October 3, 1991.  Certain states have enacted legislation which overrides the preemption provisions of SMMEA.

The Depositor makes no representations as to the proper characterization of any class of the Offered Certificates for legal investment or other purposes, or as to the ability of particular investors to purchase any class of the Offered Certificates under applicable legal investment restrictions.  These uncertainties may adversely affect the liquidity of any class of Offered Certificates.  Accordingly, all institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their legal advisors in determining whether and to what extent any class of the Offered Certificates constitutes a legal investment or is subject to investment, capital or other restrictions.

See “Legal Investment” in the prospectus.

GLOSSARY OF DEFINED TERMS

For the purposes of the following definitions and the calculations of the Class Principal Amount of any class of REMIC Certificates, to the extent that exchanges of REMIC Certificates for Exchangeable Certificates occur, the aggregate Class Principal Amount of the REMIC Certificates will be deemed to include the Class Principal Amount of the related Exchangeable Certificate issued in the exchange and the Class Principal Amount of any Exchangeable Certificate will be deemed to be zero.

1-Year CMT

The weekly average yield on United States Treasury securities adjusted to a constant maturity of one year as published by the Federal Reserve Board in Statistical Release H.15(519) and most recently available as of a day specified in the related note.

1-Year LIBOR

The London Interbank offered rate for one-year U.S. dollar deposits as listed under “Money Rates” in The Wall Street Journal most recently available as of 30 or 45 days, as applicable, prior to the related adjustment date.

10/1 Mortgage Loan or 10/20 Mortgage Loan

A Mortgage Loan that has a Mortgage Rate that is fixed for approximately 120 months after origination thereof before the Mortgage Rate for that Mortgage Loan becomes subject to semi-annual or annual adjustment based on the applicable mortgage index.

2/1 Mortgage Loan or 2/28 Mortgage Loan

A Mortgage Loan that has a Mortgage Rate that is fixed for approximately 24 months after origination thereof before the Mortgage Rate for that Mortgage Loan becomes subject to semi-annual or annual adjustment based on the applicable mortgage index.

3/1 Mortgage Loan or 3/27 Mortgage Loan

A Mortgage Loan that has a Mortgage Rate that is fixed for approximately 36 months after origination thereof before the Mortgage Rate for that Mortgage Loan becomes subject to semi-annual or annual adjustment based on the applicable mortgage index.

5/1 Mortgage Loan or 5/25 Mortgage Loan

A Mortgage Loan that has a Mortgage Rate that is fixed for approximately 60 months after origination thereof before the Mortgage Rate for that Mortgage Loan becomes subject to semi-annual or annual adjustment based on the applicable mortgage index.

7/1 Mortgage Loan or 7/23 Mortgage Loan

A Mortgage Loan that has a Mortgage Rate that is fixed for approximately 84 months after origination thereof before the Mortgage Rate for that Mortgage Loan becomes subject to semi-annual or annual adjustment based on the applicable mortgage index.

Accrual Period

For each Distribution Date and the interest-bearing Certificates (other than the LIBOR Certificates and the Class 1-2-A6 Certificates), the calendar month immediately preceding the month in which the related Distribution Date occurs.

For each Distribution Date and the LIBOR Certificates and the Class 1-2-A6 Certificates, the period from and including the 25th day of the month immediately preceding such Distribution Date (or in the case of the first Distribution Date, May 31, 2007) to and including the 24th day of the month of such Distribution Date.

Aggregate Pool A	Pool 2, Pool 3 and Pool 4, in the aggregate.
Aggregate Pool A Certificates	The Aggregate Pool A Senior Certificates and Aggregate Pool A Subordinate Certificates.
Aggregate Pool A Cut-off Date Balance	The aggregate Stated Principal Balance of the Mortgage Loans in Aggregate Pool A as of the Cut-off Date.
Aggregate Pool A Initial Clean-Up Call Date

The first Distribution Date on which the Master Servicer may elect to exercise the optional clean-up call with respect to Aggregate Pool A, as described herein under, “Description of the Certificates—Optional Clean-Up Call.”

Aggregate Pool A Senior Certificates	Collectively, Pool 2 Certificates, Pool 3 and Pool 4 Certificates.
Aggregate Pool A Subordinate Certificates or Aggregate Pool A Subordinate Classes	The Class C-B-1, Class C-B-2, Class C-B-3, Class C-B-4, Class C-B-5 and Class C-B-6 Certificates.
Aggregate Pool A Subordinate Net WAC

As of any Distribution Date, the weighted average of the Pool 2 Net WAC, Pool 3 Net WAC and Pool 4 Net WAC, in each case weighted on the basis of the Pool Subordinate Amounts for Pool 2, Pool 3 and Pool 4, respectively, for such Distribution Date.

Aggregate Subordinate Percentage

For Aggregate Pool A on any Distribution Date, the percentage equivalent of a fraction, the numerator of which is the aggregate Class Principal Amount of the Aggregate Pool A Subordinate Certificates immediately prior to that date, and the denominator of which is the Pool Balance for Aggregate Pool A on such Distribution Date.

Allocated Realized Loss

With respect to any class of Pool 1 Senior, Pool 1 Mezzanine or Pool 1 Subordinate Certificates and any Distribution Date is an amount equal to the sum of (i) any Realized Loss on a Mortgage Loan in Pool 1 allocated to that class of Certificates on that Distribution Date and (ii) any Realized Loss on a Mortgage Loan in Pool 1 allocated to that class of Certificates on any previous Distribution Date, as reduced by an amount equal to the increase in the related Class Principal Amount due to the receipt of Subsequent Recoveries on the Mortgage Loans in Pool 1.

American Home	American Home Mortgage Corp.
American Home Mortgage Loans	The Mortgage Loans included in the Issuing Entity that were originated or acquired by American Home.
Applicable Credit Support Percentage

For each class of Aggregate Pool A Subordinate Certificates and any Distribution Date, the sum of the Class Subordination Percentage of that class and the aggregate Class Subordination Percentage of all other classes of Aggregate Pool A Subordinate Certificates having higher numerical class designations than that class.

Apportioned Principal Balance

With respect to any class of Aggregate Pool A Subordinate Certificates for any Distribution Date, the Class Principal Amount of that class immediately prior to that Distribution Date multiplied by a fraction, the numerator of which is the applicable Pool Subordinate Amount for that date and the denominator of which is the sum of the Pool Subordinate Amounts (in the aggregate) in Aggregate Pool A.

Assignment Agreements	The assignment, assumption and recognition agreements each among the Depositor, the Seller, the related Servicer and the Trustee, on behalf of the Issuing Entity.
Assumed Purchase Price

With respect to each class of Interest-Only Certificates, the purchase price for such class of Interest-Only Certificates set forth in the table below, in each case, expressed as a percentage of the related initial Class Notional Amount (not including accrued interest).

Class

Assumed Purchase Price

2-A-1B

0.172831%

2-A-1D

0.345661%

2-A-1F

0.518492%

2-A-1H

0.691323%

2-A-1J

0.864153%

3-A-1B

0.173346%

3-A-1D

0.346692%

3-A-1F

0.520038%

3-A-1H

0.693384%

3-A-1J

0.866729%

4-A-1B

0.195731%

4-A-1D

0.391462%

4-A-1F

0.587193%

4-A-1H

0.782925%

4-A-1J

0.978656%

Available Distribution Amount	With respect to any Distribution Date and Pool (as more fully described in the Pooling and Servicing Agreement), generally, the sum of following amounts with respect to such Pool:

(1)  all scheduled installments of interest (net of the Servicing Fees) and principal collected on the Mortgage Loans in such Pool and due during the related Due Period, together with any Monthly Advances in respect thereof;

(2) related Insurance Proceeds;

(3)  (a) related Liquidation Proceeds received during the month preceding the month of such Distribution Date and (b) any Subsequent Recoveries on the Mortgage Loans in such Pool received during the month preceding the month of such Distribution Date;

(4)  all partial or full prepayments of principal, together with any accrued interest thereon on the Mortgage Loans in such Pool during the related Prepayment Period plus any amounts received from the Master Servicer or the Servicers in respect of Prepayment Interest Shortfalls on the Mortgage Loans in such Pool;

(5)  amounts received with respect to such Distribution Date as the purchase price or a price adjustment in respect of a Defective Mortgage Loan in such Pool purchased or replaced by an Originator or the Seller as of such Distribution Date as a result of a breach of a representation or warranty or a document defect; and

(6) with respect to Pool 1, the amount added to the Pool 1 Principal Remittance Amount from amounts on deposit in the Supplemental Interest Trust Account;

minus:

•

all charges and other amounts payable or reimbursable to the Master Servicer, the Securities Administrator and the Trustee under the Pooling and Servicing Agreement or to the related Servicers under the applicable Servicing Agreements allocable to such Pool;

•

in the case of paragraphs (2) through (5) above, any related unreimbursed expenses incurred in connection with a liquidation or foreclosure and any related unreimbursed Monthly Advances or servicing advances due to the Master Servicer or the Servicers;

•

any related unreimbursed Monthly Advances or servicing advances determined to be nonrecoverable; and

•

in the case of paragraphs (1) through (4) above, any related amounts collected which are determined to be attributable to a subsequent Due Period or Prepayment Period.

Bankruptcy Loss Coverage Amount

With respect to the Aggregate Pool A Subordinate Certificates, an initial amount expected to be up to approximately $100,000, as reduced, from time to time, by the amount of Bankruptcy Losses allocated to the Aggregate Pool A Subordinate Certificates.

Bankruptcy Losses	Realized Losses on the Mortgage Loans that are incurred as a result of Debt Service Reductions and Deficient Valuations.
Basis Risk Shortfall Carryover Amount

(A) With respect to any Distribution Date, the LIBOR Certificates and the Class 1-2-A6 Certificates, an amount equal to the sum of (i) the excess of (x) the amount of interest such class of Certificates would have accrued on such Distribution Date had its Certificate Interest Rate for such Distribution Date been equal to the lesser of (a) One-Month LIBOR or the Federal Funds Rate, as applicable, plus the related Certificate Margin and (b) 11.500% per annum, over (y) the amount of interest such class of Certificates accrued for such Distribution Date at the related Pool 1 Net Wac Cap (adjusted to an actual/360 basis) and (ii) the unpaid portion of any Basis Risk Shortfall Carryover Amount for such class of Certificates from prior Distribution Dates together with interest accrued on such unpaid portion for the most recently ended Accrual Period at the lesser of (a) One-Month LIBOR or the Federal Funds Rate, as applicable, plus the related Certificate Margin for such class of Certificates for the related Accrual Period and (b) 11.500% per annum.

Beneficial Owner	A person acquiring an interest in a Book-Entry Certificate.
Book-Entry Certificates	Any class of Certificates issued, maintained and transferred on the book-entry records of DTC and its Participants.
Breakeven Speed

With respect to any class of Interest-Only Certificates, the percentage of CPB at which the yield to maturity of such class of Interest-Only Certificates would be 0%, assuming the Structuring Assumptions and the related Assumed Purchase Price.

Business Day

Any day other than (i) a Saturday or Sunday, or (ii) a day on which banking institutions in the City of New York, New York, the States of Minnesota or Maryland or the city in which the Corporate Trust Office of the Trustee is located are authorized or obligated by law or executive order to be closed.

Cap Provider	JPMCB.
Cap Strike Rate	For the Interest Rate Cap Agreement and the applicable Distribution Date, the rate specified in this prospectus supplement under “Annex D: Cap Strike Rate” for that Distribution Date.
Certificates	The Pool 1 Certificates and the Aggregate Pool A Certificates.
Certificate Group	Any of the Pool 1 Certificates, the Pool 2 Certificates, the Pool 3 Certificates or the Pool 4 Certificates.
Certificate Interest Rate	The rate at which interest accrues on a class of Certificates, as set forth under “Description of the Certificates—Certificate Interest Rates”.
Certificate Margin	With respect to the LIBOR Certificates and the Class 1-2-A6 Certificates and any Distribution Date, the amount set forth in the table below:
Class	On or prior to the Pool 1 Initial Clean-Up Call Date	After the Pool 1 Initial Clean-up Call Date
1-1-A1 1-1-A2 1-2-A1 1-2-A2 1-2-A3 1-2-A4 1-2-A5 1-2-A6 1-M-1 1-M-2 1-M-3 1-M-4 1-M-5 1-M-6 1-B-1 1-B-2	0.180% 0.330% 0.200% 0.100% 0.190% 0.280% 0.280% 0.170% 0.320% 0.350% 0.430% 0.600% 0.800% 1.200% 2.000% 2.000%	0.360% 0.660% 0.400% 0.200% 0.380% 0.560% 0.560% 0.340% 0.480% 0.525% 0.645% 0.900% 1.200% 1.800% 3.000% 3.000%
Certificate Principal Amount

With respect to any Certificate, the Certificate Principal Amount as of the Closing Date as reduced by all amounts previously distributed on that Certificate in respect of principal and the principal portion of any Realized Losses (including Excess Losses, if applicable) previously allocated to that Certificate; provided, however, that the Certificate Principal Amount of each class of Certificates to which Realized Losses have been allocated shall be increased, sequentially in the order of payment priority, by the amount of Subsequent Recoveries on the related Mortgage Loans distributed as principal to any class of related Certificates, but not by more than the amount of Realized Losses previously allocated to reduce the Certificate Principal Amount of such class of Certificates (and with respect to the Pool 1 Certificates, net of amounts previously distributed as Unpaid Realized Loss Amounts).  The Certificate Principal Amount of  an Aggregate Pool A Subordinate Certificate may be additionally reduced by allocation of any Subordinate Certificate Writedown Amounts to that Certificate.

Certificateholder	The holder of a Certificate.
Chase Originator Mortgage Loans	The Mortgage Loans included in the Issuing Entity that were originated or acquired by the Chase Originators.
Chase Originators	JPMCB together with CHF.
CHF	Chase Home Finance LLC.
Class 1-P Reserve Fund	The separate account for the benefit of the holders of the Class 1-P Certificates, into which account the Depositor will deposit $100 on the Closing Date.
Class 2-P Reserve Fund	The separate account for the benefit of the holders of the Class 2-P Certificates, into which account the Depositor will deposit $100 on the Closing Date.
Class 2-A-1 Complex	The Class 2-A-1, Class 2-A-1A, Class 2-A-1B, Class 2-A-1C, Class 2-A-1D, Class 2-A-1E, Class 2-A-1F, Class 2-A-1G, Class 2-A-1H, Class 2-A-1I and Class 2-A-1J Certificates.
Class 3-A-1 Complex	The Class 3-A-1, Class 3-A-1A, Class 3-A-1B, Class 3-A-1C, Class 3-A-1D, Class 3-A-1E, Class 3-A-1F, Class 3-A-1G, Class 3-A-1H, Class 3-A-1I and Class 3-A-1J Certificates.
Class 4-A-1 Complex	The Class 4-A-1, Class 4-A-1A, Class 4-A-1B, Class 4-A-1C, Class 4-A-1D, Class 4-A-1E, Class 4-A-1F, Class 4-A-1G, Class 4-A-1H, Class 4-A-1I and Class 4-A-1J Certificates.
Class Notional Amount	For each class of Interest-Only Certificates, the Class Principal Amount of the Related P&I Certificates.
Class Principal Amount	For each class of Certificates, the aggregate Certificate Principal Amounts of the Certificates of that class.
Class Subordination Percentage

For any Distribution Date and each class of Aggregate Pool A Subordinate Certificates, a fraction (expressed as a percentage), the numerator of which is the Class Principal Amount of that class immediately before that Distribution Date and the denominator of which is the aggregate Class Principal Amount of all Aggregate Pool A Certificates immediately before that Distribution Date.

Closing Date	On or about May 31, 2007.
CMMC	Chase Manhattan Mortgage Corporation.
Code	The Internal Revenue Code of 1986, as amended.
Countrywide Home Loans	Countrywide Home Loans, Inc.
Countrywide Servicing	Countrywide Home Loans Servicing, Inc.
Covered Amount

For each Mortgage Loan covered by the UG Policy, an amount approximately equal to the lesser of x) $150,000 and y) the product of a) a fraction, the numerator of which is the excess of the Loan-to-Value Ratio of such Mortgage Loan as of the Cut-off Date over 65.00% and the denominator of which is the Loan-to-Value Ratio of such Mortgage Loan as of the Cut-off Date and b) the Cut-off Date principal balance of such Mortgage Loan. Notwithstanding the foregoing, the UG Policy carries an initial deductible amount equal to 0.50% of the aggregate Stated Principal Balance of the Pool 1 Mortgage Loans that are covered by the UG Policy, and the cumulative aggregate amount of all payments made by the policy to the Issuing Entity shall not exceed 2.50% of the aggregate Stated Principal Balance of the Pool 1 Mortgage Loans as of the Cut-off Date that are covered by the UG Policy.

CPB	CPB represents the CPR, with the additional assumption that each mortgage loan which reaches the end of its initial fixed rate period is prepaid in full on its first interest rate adjustment date.
CPR

The constant prepayment rate, which is a prepayment assumption that represents a constant assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans.

Credit Support Depletion Date	For the Aggregate Pool A Senior Certificates, the date on which the aggregate Class Principal Amount of the Aggregate Pool A Subordinate Certificates has been reduced to zero.
Custodial Account	With respect to each Servicer, an account or accounts for the collection of payments on the Mortgage Loans which will be separate from such Servicer’s other assets.
Custodian	JPMorgan Chase Bank, National Association or The Bank of New York Trust Company, N.A.
Cut-off Date	May 1, 2007.
Debt Service Reduction	With respect to any Mortgage Loan, a reduction in its scheduled monthly payment by a court of competent jurisdiction in a proceeding under the United States Bankruptcy Code.
Deficient Valuation

A proceeding under the United States Bankruptcy Code whereby the court may establish the value of the mortgaged property at an amount less than the related outstanding principal balance of the mortgage loan secured by the mortgaged property or may reduce the outstanding principal balance of a mortgage loan.  In the case of a reduction in the value of the related mortgaged property, the amount of the secured debt could be reduced to that value, and the holder of the mortgage loan thus would become an unsecured creditor to the extent that the outstanding principal balance of the mortgage loan exceeds the value assigned to the mortgage loan by the bankruptcy court.

Defective Mortgage Loan

Any Mortgage Loan as to which there exists deficient documentation or as to which there has been an uncured breach of any such representation or warranty relating to the characteristics of the Mortgage Loan that materially and adversely affects the value of such Mortgage Loan or the interests of the Certificateholders in such Mortgage Loan.

Definitive Certificate	A Certificate held in physical form.
Deleted Mortgage Loan	A Defective Mortgage Loan that has been removed from the Issuing Entity and replaced with a Replacement Mortgage Loan.
Depositor	J.P. Morgan Acceptance Corporation I.
Determination Date	The determination date specified in the related Servicing Agreement.
Distribution Account	An account established by the Securities Administrator on or prior to the Closing Date, which will be maintained with the Securities Administrator in trust for the benefit of the Certificateholders.
Distribution Date	The 25th day of each month, or if such day is not a Business Day, on the first Business Day thereafter commencing in June 2007.
DTC	The Depository Trust Company.
Due Date

For a Mortgage Loan, the date specified in the related Mortgage Note on which the monthly scheduled payment of interest and principal (or interest only during the applicable interest-only period, if any, following origination) is due, which is the first day of the calendar month in the case of the Mortgage Loans.

Due Period

With respect to a Mortgage Loan and any Distribution Date, the period beginning on the second day of the calendar month preceding the month in which such Distribution Date occurs and ending on the first day of the calendar month in which such Distribution Date occurs.

Early Termination Date	As defined in the ISDA Master Agreement.
ERISA	The Employee Retirement Income Security Act of 1974, as amended.
Excess Cashflow Certificates	The Class 1-CE Certificates.
Excess Losses

Special Hazard Losses in excess of the Special Hazard Loss Coverage Amount, Bankruptcy Losses in excess of the Bankruptcy Loss Coverage Amount and Fraud Losses in excess of the related Fraud Loss Coverage Amount.

Exchangeable Certificates

The Class 2-A-1A, Class 2-A-1B, Class 2-A-1C, Class 2-A-1D, Class 2-A-1E, Class 2-A-1F, Class 2-A-1G, Class 2-A-1H, Class 2-A-1I, Class 2-A-1J, Class 3-A-1A, Class 3-A-1B, Class 3-A-1C, Class 3-A-1D, Class 3-A-1E, Class 3-A-1F, Class 3-A-1G, Class 3-A-1H, Class 3-A-1I, Class 3-A-1J, Class 4-A-1A, Class 4-A-1B, Class 4-A-1C, Class 4-A-1D, Class 4-A-1E, Class 4-A-1F, Class 4-A-1G, Class 4-A-1H, Class 4-A-1I and Class 4-A-1J Certificates.

Exchangeable Combination	Either of the Exchangeable Combinations set forth in Annex E “Permitted Exchangeable Certificate Combinations.”
Expected Final Distribution Date	For each class of Certificates, the date set forth for such class in the table that begins on page S-5.
Exemption	An administrative prohibited transaction exemption granted to the Underwriter by the U.S. Department of Labor, which permits the acquisition, holding and sale by Plans of the Certificates.
Federal Funds Rate	The rate set forth in H.15(519) on the Federal Funds Determination Date opposite the caption "Federal funds (effective)", as such rate is displayed on the Reuters Screen FEDFUNDS1 Page.
Federal Funds Determination Date	The second business day prior to the first day of the related Accrual Period.
Final Scheduled Distribution Date	With respect to Pool 1, the Distribution Date in June 2037. With respect to Aggregate Pool A, the Distribution Date in May 2037.
Financial Intermediary	A brokerage firm, bank, thrift institution or other financial intermediary that maintains a Beneficial Owner’s account.
Fitch	Fitch, Inc.
Fixed Swap Payment

With respect to any Distribution Date on or prior to the Distribution Date in April 2014, an amount equal to the product of 5.2375% and the Swap Agreement Notional Amount for such Distribution Date, multiplied by a fraction, the numerator of which is 30 (except with respect to the first Distribution Date, on which the numerator is 25) and the denominator of which is 360.

Floating Swap Payment

With respect to any Distribution Date on or prior to the Distribution Date in April 2014, an amount equal to the product of (x) one-month LIBOR (as determined pursuant to the Interest Rate Swap Agreement), (y) the Swap Agreement Notional Amount for that Distribution Date and (z) a fraction, the numerator of which is the actual number of days elapsed from the 25th day of the prior calendar month to the 24th day of the month of such Distribution Date (or, for the first Distribution Date, the actual number of days elapsed from May 31, 2007, to the 24th day of the month of the first Distribution Date), and the denominator of which is 360.

Fraud Loss Coverage Amount

With respect to the Aggregate Pool A Subordinate Certificates, an initial amount expected to be up to approximately $4,237,088, as reduced on the fifth anniversary of the Cut-off Date to zero and on the first, second, third and fourth anniversaries of the Cut-off Date, to an amount equal to the lesser of (x) 1.00%, in the case of the first, second, third and fourth anniversaries, of the then current Pool Balance of Aggregate Pool A, and (y) the excess of the Fraud Loss Coverage Amount as of the preceding anniversary of the Cut-off Date (or, in the case of the first anniversary, the Cut-off Date), over the cumulative amount of Fraud Losses allocated to the Aggregate Pool A Certificates since the preceding anniversary (or Cut-off Date, as applicable).

Fraud Losses	Realized Losses on the Mortgage Loans in Aggregate Pool A by reason of a default arising from fraud, dishonesty or misrepresentation.
Initial Clean-Up Call Date	The Pool 1 Initial Clean-Up Call Date or the Aggregate Pool A Initial Clean-Up Call Date, as applicable.
Insurance Proceeds

Collectively, all proceeds of any primary mortgage guaranty insurance policies or any other insurance policies with respect to the Mortgage Loans, to the extent such proceeds are not applied to the restoration or repair of the related mortgaged property or released to the related mortgagor in accordance with the Servicer’s normal servicing procedures.

Interest Distribution Amount

With respect to each class of Certificates entitled to interest and any Distribution Date, the amount of interest accrued during the related Accrual Period at the related Certificate Interest Rate on the related Class Principal Amount or Class Notional Amount for such Distribution Date as reduced by such class’ share of Net Interest Shortfalls.

Interest-Only Certificates

The Class 2-A-1B, Class 2-A-1D, Class 2-A-1F, Class 2-A-1H, Class 2-A-1J, Class 3-A-1B, Class 3-A-1D, Class 3-A-1F, Class 3-A-1H, Class 3-A-1J, Class 4-A-1B, Class 4-A-1D, Class 4-A-1F, Class 4-A-1H and Class 4-A-1J Certificates.

Interest Rate Cap Agreement

The Interest Rate Cap Agreement dated as of the Closing Date between the Securities Administrator as Supplemental Interest Trust Trustee, on behalf of the supplemental interest trust, and the Cap Provider, for the benefit of the Pool 1 Certificates.

Interest Rate Swap Agreement

The interest rate swap agreement dated as of the Closing Date between the Securities Administrator as Supplemental Interest Trust Trustee, on behalf of the supplemental interest trust, and the Swap Provider, for the benefit of the Pool 1 Certificates.

Interest Shortfall

With respect to any class of Certificates entitled to interest and any Distribution Date, (i) the amount by which the Interest Distribution Amount for such class on all prior Distribution Dates exceeds (ii) amounts distributed in respect thereof to such class on prior Distribution Dates.

Issuing Entity	J.P. Morgan Alternative Loan Trust 2007-A2
Interest Transfer Amount

With respect to any Undercollateralized Group and any Distribution Date, one month’s interest on the applicable Principal Transfer Amount at the related Pool’s Net WAC, plus any shortfall of interest on the Senior Certificates of the Undercollateralized Group from prior Distribution Dates.

JPMAC	J.P. Morgan Mortgage Acquisition Corp.
JPMCB	JPMorgan Chase Bank, National Association.
JPMCB Servicing Agreement	The servicing agreements among JPMCB, the Seller and CHF.
LIBOR or One-Month LIBOR	The London Interbank Offered Rate for one-month United States dollar deposits as quoted on Reuters Screen LIBOR 01 Page as of 11:00 A.M., London time on the LIBOR Determination Date.
LIBOR Certificates	The Pool 1 Certificates, other than the Class 1-2-A6, Class 1-CE and Class 1-P Certificates.
LIBOR Determination Date	The second LIBOR business day prior to the first day of the related Accrual Period.
Liquidated Mortgage Loan

Generally, a defaulted Mortgage Loan as to which the Mortgage Loan or related REO Property has been disposed of and all amounts expected to be recovered in respect of that Mortgage Loan have been received by the related Servicer.

Liquidation Proceeds	All amounts received and retained in connection with the liquidation of defaulted Mortgage Loans, by foreclosure or otherwise.
Loan-to-Value Ratio

For a Mortgage Loan at any given time, a fraction, expressed as a percentage, the numerator of which is the principal balance of the related Mortgage Loan at the date of determination and the denominator of which is (a) in the case of a Mortgage Loan financing the acquisition of the Mortgaged Property, the lesser of the selling price of the Mortgaged Property and its appraised value determined in an appraisal obtained by the related Originator at origination of such Mortgage Loan; provided however, certain Mortgage Loans financing the acquisition of a Mortgaged Property in New York will be based solely on the appraised value, or (b) in the case of a refinancing, the appraised value of the Mortgaged Property at the time of such refinance.

Lower-Tier REMIC	Any REMIC formed pursuant to the Pooling and Servicing Agreement other than an Upper-Tier REMIC.
Master Servicer	Wells Fargo Bank, N.A.
Master Servicing Fee

The fees of the Master Servicer will be determined by agreement between the Master Servicer and the Securities Administrator; provided, that with respect to the Master Servicer’s obligation to reduce a portion of its Master Servicing Fee for the related Distribution Date to the extent necessary to fund any Prepayment Interest Shortfalls required to be paid but not paid by the Servicers, the aggregate Master Servicing Fee shall be deemed to be equal to the aggregate Securities Administration Fee for that Distribution Date.

Mezzanine Certificates	The Pool 1 Mezzanine Certificates.
Monthly Advance

With respect to any Mortgage Loan for which a Scheduled Payment due on a Due Date is not received by the related Determination Date, an amount equal to the scheduled payment of interest at the related Mortgage Rate (less the applicable Servicing Fee Rate) and scheduled principal payment on that Mortgage Loan, to the extent provided in the Pooling and the Servicing Agreement and the related Servicing Agreement.

Moody’s	Moody’s Investors Service, Inc.
Mortgage	The original instrument creating a first lien on a Mortgaged Property securing a Mortgage Loan.
Mortgage File

The Mortgage Note, the Mortgage with evidence of recording indicated thereon, an assignment in recordable form of the Mortgage, all recorded intervening assignments of the Mortgage and any modifications to such Mortgage Note and Mortgage (except for any such documents other than Mortgage Notes not available on the Closing Date, which will be delivered to the Trustee or the applicable Custodian as soon as the same is available to the Depositor).

Mortgage Group	Either Pool 1 or Aggregate Pool A.
Mortgage Insurer	United Guaranty Mortgage Indemnity Company.
Mortgage Insurer Fee

For any Pool 1 Mortgage Loan covered by the UG Policy, an amount equal to 1/12 of the product of (1) the principal balance of such Mortgage Loan as of the first day of the related Due Period and (2) the Mortgage Insurer Fee Rate.

Mortgage Insurer Fee Rate	For each Pool 1 Mortgage Loan covered by the UG Policy, a per annum rate of 0.478%.
Mortgage Loans	The conventional, adjustable-rate mortgage loans secured by first liens on the Mortgaged Properties included in the Issuing Entity on the Closing Date.
Mortgage Note	The original promissory note (and any modification or amendment thereto) endorsed in blank without recourse relating to a Mortgage Loan.
Mortgage Pool	The Mortgage Loans in the aggregate.
Mortgage Rate	With respect to any Mortgage Loan, the annual rate of interest borne by the related Mortgage Note from time to time, as of the related Due Date.
Mortgaged Property

A one- to four-family residential property securing a Mortgage Loan, including, but not limited to, single family residences, two- to four-family residences, three- to four-family residences, condotels, condominiums, cooperative units and planned unit developments.

Net Interest Shortfall

With respect to any Distribution Date and any Pool, an amount equal to the sum of:

•

any Net Prepayment Interest Shortfalls for that Pool and Distribution Date; and

•

Relief Act Reductions for that Pool, and with respect to any Pool in Aggregate Pool A, the amount of interest that would otherwise have been received with respect to any Mortgage Loan in that Pool as a result of a Special Hazard Loss, Fraud Loss, Debt Service Reduction or Deficient Valuation, after the exhaustion of the respective amounts of coverage provided by the Aggregate Pool A Subordinate Certificates for those types of losses.

Net Mortgage Rate

As to any Mortgage Loan and any Distribution Date, the excess of the Mortgage Rate over the sum of the applicable Servicing Fee Rate, the Securities Administration Fee Rate, the Mortgage Insurer Fee Rate, if applicable, and the rate at which any lender paid mortgage insurance is paid.

Net Prepayment Interest Shortfalls

With respect to any Distribution Date and Pool, the amount by which the aggregate Prepayment Interest Shortfalls on the Mortgage Loans in such Pool for the related Prepayment Period exceeds the amount that the Master Servicer is obligated to remit pursuant to the Pooling and Servicing Agreement and/or each Servicer is obligated to remit pursuant to the applicable Purchase and Servicing Agreement, to cover such shortfall for such Due Period.

Net Swap Payment	With respect to any Distribution Date, the positive difference between the Fixed Swap Payment and the Floating Swap Payment for such Distribution Date.
Offered Certificates	Collectively, the Certificates, other than the Class C-B-4, Class C-B-5, Class C-B-6, Excess Cashflow and Prepayment Penalty Certificates.
Originators

Collectively, each of Countrywide Home Loans, the Chase Originators, GreenPoint, American Home Mortgage Corp., American Mortgage Network, Inc., Quicken Loans, Inc. and each other entity that sold Mortgage Loans to the Seller that were subsequently sold by the Seller to the Depositor and by the Depositor to the Issuing Entity.

Overcollateralized Group	When there is an Undercollateralized Group in Aggregate Pool A, the other Certificate Group in Aggregate Pool A, provided that Certificate Group is not also an Undercollateralized Group.
Par Value

In connection with any optional purchase of the Mortgage Loans in a Pool or Pools, the amount calculated pursuant to the applicable subclause (a) under “Description of the Certificates – Optional Clean-Up Call”.

Participant	A participating firm that acts as agent for a Financial Intermediary.
Percentage Interest

For a Certificate, either (x) a fraction, expressed as a percentage, the numerator of which is that Certificate’s Certificate Principal Amount and the denominator of which is the applicable Class Principal Amount, or (y) the percentage stated on the face of that Certificate.

Plans

Certain employee benefit plans and other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which plans, accounts or arrangements are invested.

Pool	Pool 1, Pool 2, Pool 3 or Pool 4, as applicable.
Pool 1	The Pool consisting of the Pool 1 Mortgage Loans.
Pool 1 Certificates

The Class 1-1-A1, Class 1-1-A2, Class 1-2-A1, Class 1-2-A2, Class 1-2-A3, Class 1-2-A4, Class 1-2-A5, Class 1-2-A6, Class 1-M-1, Class 1-M-2, Class 1-M-3, Class 1-M-4, Class 1-M-5, Class 1-M-6, Class 1-B-1, Class 1-B-2, Class 1-CE and Class 1-P Certificates.

Pool 1 Cut-off Date Balance	The aggregate Stated Principal Balance of the Pool 1 Mortgage Loans as of the Cut-off Date.
Pool 1 Initial Clean-Up Call Date

The first Distribution Date on which the Master Servicer may elect to exercise the optional clean-up call with respect to Pool 1, as described herein under, “Description of the Certificates—Optional Clean-Up Call.”

Pool 1 Interest Remittance Amount

With respect to any Distribution Date, the sum of (i) that portion of the Available Distribution Amount with respect to Pool 1 for such Distribution Date attributable to interest received or advanced with respect to the Pool 1 Mortgage Loans and (ii) Compensating Interest paid by the Servicer or Master Servicer with respect to the Pool 1 Mortgage Loans.

Pool 1 Mezzanine Certificates	The Class 1-M-1, Class 1-M-2, Class 1-M-3, Class 1-M-4, Class 1-M-5 and Class 1-M-6 Certificates.
Pool 1 Mezzanine Class Principal Distribution Amount

With respect to any class of Pool 1 Mezzanine Certificates and Distribution Date, an amount equal to the excess of (x) the sum of (1) the Class Principal Amount of such class of Pool 1 Mezzanine Certificates immediately prior to such Distribution Date, (2) the aggregate Class Principal Amount of the Pool 1 Senior Certificates (after taking into account the payment of the Pool 1 Senior Principal Distribution Amount on such Distribution Date) and (3) the aggregate Class Principal Amount of each other class of Pool 1 Mezzanine Certificates with a lower alpha-numerical class designation (after taking into account the payment of the related Pool 1 Mezzanine Class Principal Distribution Amounts on such Distribution Date) over (y) the lesser of (A) the product of (1) 100%, minus the related Targeted Credit Enhancement Percentage and (2) the aggregate Stated Principal Balance of the Pool 1 Mortgage Loans as of the last day of the related Due Period and (B) the aggregate Stated Principal Balance of the Pool 1 Mortgage Loans as of the last day of the related Due Period minus the Pool 1 Overcollateralization Floor.

Pool 1 Mortgage Loans	The Mortgage Loans included in Pool 1.
Pool 1 Net Monthly Excess Cashflow

For any Distribution Date is equal to the sum of (a) any Pool 1 Overcollateralization Release Amount and (b) the excess of (x) the Available Distribution Amount for Pool 1 for such Distribution Date over (y) the sum for such Distribution Date of (A) the Interest Distribution Amounts for the Pool 1 Certificates, (B) the Interest Shortfall for the Pool 1 Senior Certificates, (c) any Net Swap Payment payable to the Swap Provider and any Swap Termination Payment payable to the Swap Provider not resulting from a Swap Provider Trigger Event on such Distribution Date and (D) the Pool 1A and Pool 1B Basic Principal Distribution Amount.

Pool 1 Net WAC Cap

For any Distribution Date and (a) the Class 1-1-A1 and Class 1-1-A2 Certificates, the Pool 1A Net WAC Cap, (b) the Class 1-2-A1, Class 1-2-A2, Class 1-2-A3, Class 1-2-A4, Class 1-2-A5 and Class 1-2-A6 Certificates, the Pool 1B Net WAC Cap and (c) the Pool 1 Mezzanine and Pool 1 Subordinate Certificates, the Pool 1 Subordinate Net WAC Cap.

Pool 1 Offered Certificate	Any Pool 1 Certificate, other than the Class 1-CE or Class 1-P Certificate.
Pool 1 Overcollateralization Deficiency Amount

With respect to any Distribution Date, the amount, if any, by which the Pool 1 Overcollateralization Target Amount exceeds the Pool 1 Overcollateralized Amount on such Distribution Date (after giving effect to distributions in respect of the Pool 1 Principal Remittance Amount on such Distribution Date).

Pool 1 Overcollateralization Floor

With respect to any Distribution Date prior to June 2027, the product of (i) 0.50% and (ii) the aggregate Stated Principal Balance of the Pool 1 Mortgage Loans as of the Cut-off Date.  With respect to any Distribution Date on or after June 2027, the greater of (a) the product of (i) 0.50% and (ii) the aggregate Stated Principal Balance of the Pool 1 Mortgage Loans as of the Cut-off Date and (b) the sum of (i) the aggregate Stated Principal Balance of any Pool 1 Mortgage Loans with original terms to maturity of 40 years as of the end of the related Due Period and (ii) the product of (x) 0.10% and (y) the aggregate Stated Principal Balance of the Pool 1 Mortgage Loans as of the Cut-off Date.

Pool 1 Overcollateralization Increase Amount

For any Distribution Date is the lesser of (x) the Pool 1 Net Monthly Excess Cashflow for such Distribution Date (net of such amounts required to be paid to the Swap Provider on such date) and any amounts on deposit in the Supplemental Interest Trust Account on such Distribution Date available to make payments pursuant to clause 11 of “Description of the Certificates –The Interest Rate Swap Agreement, The Interest Rate Cap Agreement and the Supplemental Interest Trust – The Supplemental Interest Trust Account” and (y) the Pool 1 Overcollateralization Deficiency Amount for such Distribution Date.

Pool 1 Overcollateralization Release Amount

With respect to any Distribution Date, the lesser of (x) the Pool 1 Principal Remittance Amount for such Distribution Date and (y) the excess, if any, of (1) the Pool 1 Overcollateralized Amount for such Distribution Date over (2) the Pool 1 Overcollateralization Target Amount for such Distribution Date.

Pool 1 Overcollateralization Target Amount

With respect to any to any Distribution Date (1) prior to the Step-Down Date, approximately 0.85% of the aggregate Stated Principal Balance of the Pool 1 Mortgage Loans as of the Cut-off Date, (2) on or after the Pool 1 Step-Down Date, provided a Trigger Event is not in effect, the greater of (x) 1.70% of the aggregate Stated Principal Balance of the Pool 1 Mortgage Loans as of the last day of the related Due Period and (y) the Pool 1 Overcollateralization Floor, and (3) on or after the Pool 1 Step-Down Date, if a Pool 1 Trigger Event is in effect, the Pool 1 Overcollateralization Target Amount for the immediately preceding Distribution Date.

Pool 1 Overcollateralized Amount

For any Distribution Date is the amount, if any, by which (x) the aggregate Stated Principal Balance of the Pool 1 Mortgage Loans as of the last day of the related Due Period exceeds (y) the sum of the aggregate Class Principal Amount of the Pool 1 Offered Certificates as of such Distribution Date (assuming that 100% of the Pool 1 Principal Remittance Amount is applied as a principal payment on such Distribution Date).  Initially, the Pool 1 Overcollateralized Amount will be approximately 0.85% of the aggregate Stated Principal Balance of the Pool 1 Mortgage Loans as of the Cut-off Date, which is approximately $10,242,521.

Pool 1 Principal Distribution Amount	With respect to any Distribution Date, the sum of the Pool 1A and Pool 1B Principal Distribution Amount for such Distribution Date.
Pool 1 Principal Remittance Amount

With respect to any Distribution Date, the portion of the Available Distribution Amount for Pool 1 equal to the sum of (i) all scheduled payments of principal collected or advanced on the Pool 1 Mortgage Loans by a Servicer or Master Servicer that were due during the related Due Period, (ii) the principal portion of each full and partial principal prepayment made by a borrower on a Pool 1 Mortgage Loan during the related Prepayment Period; (iii) each other unscheduled collection, including Insurance Proceeds and net Liquidation Proceeds representing or allocable to recoveries of principal of the Pool 1 Mortgage Loans received during the related Prepayment Period, including any Subsequent Recoveries on the Pool 1 Mortgage Loans; (iv) the principal portion of the purchase price of each Pool 1 Mortgage Loan purchased by the applicable Originator or any other person pursuant to the applicable Purchase and Servicing Agreement, as modified by the related Assignment Agreement or Reconstitution Agreement or, if applicable, the Seller pursuant to the Pooling and Servicing Agreement, due to a defect in documentation or a material breach of a representation and warranty with respect to such Pool 1 Mortgage Loan or, in the case of a permitted substitution of a Defective Mortgage Loan, the amount representing any principal adjustment in connection with any such replaced Pool 1 Mortgage Loan with respect to the related Prepayment Period,  (v) in connection with any optional purchase of the  Pool 1 Mortgage Loans, the principal portion of the purchase price, up to the principal portion of the Par Value and (vi) the amount added to the Pool 1 Principal Remittance Amount from amounts on deposit in the Supplemental Interest Trust Account, as described in “Description of the Certificates—The Interest Rate Swap Agreement, the Interest Rate Cap Agreement and the Supplemental Interest Trust Account—The Supplemental Interest Trust Account.”

Pool 1 Senior Certificates	The Class 1-1-A1, Class 1-1-A2, Class 1-2-A1, Class 1-2-A2, Class 1-2-A3, Class 1-2-A4, Class 1-2-A5 and Class 1-2-A6 Certificates.
Pool 1 Senior Enhancement Percentage

For any Distribution Date is the percentage obtained by dividing (x) the sum of (i) the aggregate Class Principal Amount of the Pool 1 Mezzanine and Pool 1 Subordinate Certificates (after giving effect to the distribution of the Pool 1 Principal Distribution Amount on such Distribution Date) and (ii) the Pool 1 Overcollateralized Amount (after giving effect to the distribution of the Pool 1 Principal Distribution Amount on such Distribution Date) by (y) the aggregate Stated Principal Balance of the Pool 1 Mortgage Loans as of the last day of the related Due Period.

Pool 1 Senior Principal Distribution Amount

With respect to the Pool 1 Senior Certificates and any Distribution Date, an amount equal to the excess of (x) the aggregate Class Principal Amount of the Pool 1 Senior Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (1) 100%, minus the related Target Credit Enhancement Percentage and (2) the aggregate Stated Principal Balance of the Pool 1 Mortgage Loans as of the last day of the related Due Period and (B) the aggregate Stated Principal Balance of the Pool 1 Mortgage Loans as of the last day of the related Due Period minus the Pool 1 Overcollateralization Floor.

Pool 1 Step-Down Date

The earlier to occur of (1) the Distribution Date on which the aggregate Class Principal Amount of the Pool 1 Senior Certificates has been reduced to zero and (2) the later to occur of (x) the Distribution Date occurring in June 2010 and (y) the first Distribution Date on which the Pool 1 Senior Enhancement Percentage is greater than or equal to 12.00% (for the purpose of this definition only, the Pool 1 Senior Enhancement Percentage shall be calculated prior to the distribution of the Pool 1 Principal Distribution Amount on the Pool 1 Mezzanine and Pool 1 Subordinate Certificates).

Pool 1 Subordinate Certificates	The Class 1-B-1 and Class 1-B-2 Certificates.
Pool 1 Subordinate Class Principal Distribution Amount

With respect to either class of Pool 1 Subordinate Certificates and any Distribution Date, an amount equal to the excess of (x) the sum of (1) the Class Principal Amount of such class of Pool 1 Subordinate Certificates immediately prior to such Distribution Date, (2) the aggregate Class Principal Amount of the Pool 1 Senior Certificates (after taking into account the payment of the Pool 1 Senior Principal Distribution Amount on such Distribution Date), (3) the aggregate Class Principal Amount of the Pool 1 Mezzanine Certificates (after taking into account the payment of the Pool 1 Mezzanine Class Principal Distribution Amounts on such Distribution Date) and (4) with respect to the Class 1-B-2 Certificates, the Class Principal Amount of the Class 1-B-1 Certificates (after taking into account the payment of the related Pool 1 Subordinate Class Principal Distribution Amount on such Distribution Date) over (y) the lesser of (A) the product of (1) 100%, minus the related Targeted Credit Enhancement Percentage and (2) the aggregate Stated Principal Balance of the Pool 1 Mortgage Loans as of the last day of the related Due Period and (B) the aggregate Stated Principal Balance of the Pool 1 Mortgage Loans as of the last day of the related Due Period minus the Pool 1 Overcollateralization Floor.

Pool 1 Subordinate Net WAC Cap

For any Distribution Date, the weighted average of the sum of the Pool 1A Net WAC Cap and the Pool 1B Net WAC Cap, weighted based on the aggregate Stated Principal Balance of the Pool 1A Mortgage Loans and the Pool 1B Mortgage Loans, respectively, as of the first day of the related Due Period.

Pool 1 Trigger Event

Is in effect with respect to any Distribution Date on or after the Pool 1 Step-Down Date if either (i) the percentage obtained by dividing (x) the aggregate Stated Principal Balance of the Pool 1 Mortgage Loans that are 60 days or more Delinquent (including, for this purpose, loans in REO, foreclosure or bankruptcy status) as of the last day of the related Due Period by (y) the aggregate Stated Principal Balance of the Pool 1 Mortgage Loans as of the last day of the previous calendar month exceeds 40% of the Pool 1 Senior Enhancement Percentage for such Distribution Date or (ii) the cumulative Realized Losses on the Pool 1 Mortgage Loans (after reduction for all Subsequent Recoveries on the Pool 1 Mortgage Loans received from the Cut-off Date through the last day of the related Due Period) as a percentage of the original aggregate Stated Principal Balance of the Pool 1 Mortgage Loans as of the Cut-off Date is greater than the percentage set forth in the following table:

Range of Distribution Dates

Percentage

June 2009 – May 2010

0.20%*
June 2010 – May 2011

0.55%*

June 2011 – May 2012

0.90%*

June 2012 – May 2013

1.30%*

June 2013 and thereafter

1.55%

_____________________

*

The percentages indicated are the percentages applicable for the first Distribution Date in the corresponding range of Distribution Dates.  The percentage for each succeeding Distribution Date in a range (except for the range commencing in June 2013) increases incrementally by 1/12th of the positive difference between the percentage applicable to the first Distribution Date in that range and the percentage applicable to the first Distribution Date in the succeeding range.

Pool 1A	The subpool of Pool 1 consisting of the Pool 1A Mortgage Loans.
Pool 1A Basic Principal Distribution Amount

With respect to any Distribution Date, the excess of (i) the Pool 1A Principal Remittance Amount for such Distribution Date over (ii) the product of (x) the Pool 1 Overcollateralization Release Amount, if any, for such Distribution Date and (y) the Pool 1A Percentage.

Pool 1A Interest Remittance Amount

With respect to any Distribution Date, the portion of the Pool 1 Interest Remittance Amount derived from the Pool 1A Mortgage Loans, less any Pool 1A Net Swap Payment Amounts paid on such Distribution Date.

Pool 1A Mortgage Loans	The Mortgage Loans in Pool 1A.
Pool 1A Net Swap Payment Amounts

For any Distribution Date, the pro rata portion of the sum of any (i) Net Swap Payment and (ii) Swap Termination Payment (other than a Swap Termination Payment resulting from a Swap Provider Trigger Event) owed to the Swap Provider on such Distribution Date, as specified in the Pooling and Servicing Agreement.

Pool 1A Net WAC Cap

For any Distribution Date and the Pool 1A Senior Certificates, a per annum rate equal to 12 multiplied by the quotient of (x) the total scheduled interest due on the Pool 1A Mortgage Loans on their Due Dates in the related Due Period, net of the sum of (i) Servicing Fees, Securities Administration Fees, Mortgage Insurer Fees and any lender paid mortgage insurance premiums, in each case related to the Pool 1A Mortgage Loans and (ii) any Pool 1A Net Swap Payment Amounts, and (y) the aggregate principal balance of the Pool 1A Mortgage Loans as of the first day of the related Due Period; provided, however, that, in no event may the Pool 1A Net WAC Cap exceed the excess of (a) the weighted average of the Net Mortgage Rates of the Pool 1A Mortgage Loans as of the first day of the related Due Period, weighted on the basis of their Stated Principal Balances as of that date over (b) the fraction, expressed as a percentage, the numerator of which is 12 multiplied by the amount of any Pool 1A Net Swap Payment Amounts and the denominator of which is the aggregate Stated Principal Balance of the Pool 1A Mortgage Loans as of the first day of the related Due Period.

Pool 1A Percentage

With respect to any Distribution Date, a percentage, equal to a fraction, the numerator of which is the Pool 1A Principal Remittance Amount for such Distribution Date and the denominator of which is Pool 1 Principal Remittance Amount for such Distribution Date.

Pool 1A Principal Distribution Amount

With respect to any Distribution Date, the sum of (i) the Pool 1A Basic Principal Distribution Amount for such Distribution Date and (ii) the product of (x) the Pool 1 Overcollateralization Increase Amount for such Distribution Date and (y) the Pool 1A Percentage.

Pool 1A Principal Percentage

With respect to any Distribution Date, a percentage, equal to a fraction, the numerator of which is the aggregate Stated Principal Balance of the Pool 1A Mortgage Loans as of the first day of the related Due Period, and the denominator of which is the aggregate Stated Principal Balance of the Pool 1 Mortgage Loans as of the first day of the related Due Period.

Pool 1A Principal Remittance Amount

With respect to any Distribution Date, the portion of the Pool 1 Principal Remittance Amount received from the Pool 1A Mortgage Loans for such Distribution Date less the pro rata portion of any Net Swap Payments remaining unpaid from the Pool 1 Interest Remittance Amount on such Distribution Date.

Pool 1A Senior Certificates	Class 1-1-A1 and Class 1-1-A2 Certificates.
Pool 1A Senior Principal Distribution Amount	With respect to the Pool 1A Senior Certificates and any Distribution Date, the product of (a) the Pool 1 Senior Principal Distribution Amount for such Distribution Date and (b) the Pool 1A Percentage.
Pool 1B	The subpool of Pool 1 consisting of the Pool 1B Mortgage Loans.
Pool 1B Basic Principal Distribution Amount

With respect to any Distribution Date, the excess of (i) the Pool 1B Principal Remittance Amount for such Distribution Date over (ii) the product of (x) the Pool 1 Overcollateralization Release Amount, if any, for such Distribution Date and (y) the Pool 1B Percentage.

Pool 1B Interest Remittance Amount

With respect to any Distribution Date, the portion of the Pool 1 Interest Remittance Amount derived from the Pool 1B Mortgage Loans, less any Pool 1B Net Swap Payment Amounts paid on such Distribution Date.

Pool 1B Mortgage Loans	The Mortgage Loans in Pool 1B.
Pool 1B Net Swap Payment Amounts

For any Distribution Date, the pro rata portion of the sum of any (i) Net Swap Payment and (ii) Swap Termination Payment (other than a Swap Termination Payment resulting from a Swap Provider Trigger Event) owed to the Swap  Provider on such Distribution Date, as specified in the Pooling and Servicing Agreement.

Pool 1B Net WAC Cap

For any Distribution Date and the Pool 1B Senior Certificates, a per annum rate equal to 12 multiplied by the quotient of (x) the total scheduled interest due on the Pool 1B Mortgage Loans on their Due Dates in the related Due Period, net of the sum of (i) Servicing Fees, Securities Administration Fees, Mortgage Insurer Fees and any lender paid mortgage insurance premiums, in each case related to the Pool 1B Mortgage Loans and (ii) any Pool 1B Net Swap Payment Amounts, and (y) the aggregate principal balance of the Pool 1B Mortgage Loans as of the first day of the related Due Period; provided, however, that, in no event may the Pool 1B Net WAC Cap exceed the excess of (a) the weighted average of the Net Mortgage Rates of the Pool 1B Mortgage Loans as of the first day of the related Due Period, weighted on the basis of their Stated Principal Balances as of that date over (b) the fraction, expressed as a percentage, the numerator of which is 12 multiplied by the amount of any Pool 1B Net Swap Payment Amounts and the denominator of which is the aggregate Stated Principal Balance of the Pool 1B Mortgage Loans as of the first day of the related Due Period.

Pool 1B Percentage

With respect to any Distribution Date, a percentage, equal to a fraction, the numerator of which is the Pool 1B Principal Remittance Amount for such Distribution Date and the denominator of which is Pool 1 Principal Remittance Amount for such Distribution Date.

Pool 1B Principal Distribution Amount

With respect to any Distribution Date, the sum of (i) the Pool 1B Basic Principal Distribution Amount for such Distribution Date and (ii) the product of (x) the Pool 1 Overcollateralization Increase Amount for such Distribution Date and (y) the Pool 1B Percentage.

Pool 1B Principal Percentage

With respect to any Distribution Date, a percentage, equal to a fraction, the numerator of which is the aggregate Stated Principal Balance of the Pool 1B Mortgage Loans as of the first day of the related Due Period, and the denominator of which is the aggregate Stated Principal Balance of the Pool 1 Mortgage Loans as of the first day of the related Due Period.

Pool 1B Principal Remittance Amount

With respect to any Distribution Date, the portion of the Pool 1 Principal Remittance Amount received from the Pool 1B Mortage Loans for such Distribution Date less the pro rata portion of any Net Swap Payments remaining unpaid from the Pool 1 Interest Remittance Amount on such Distribution Date.

Pool 1B Senior Certificates	Class 1-2-A1, Class 1-2-A2, Class 1-2-A3, Class 1-2-A4, Class 1-2-A5 and Class 1-2-A6 Certificates.
Pool 1B Senior Principal Distribution Amount	With respect to the Pool 1B Senior Certificates and any Distribution Date, the product of (a) the Pool 1 Senior Principal Distribution Amount for such Distribution Date and (b) the Pool 1B Percentage.
Pool 2	The Pool consisting of the Pool 2 Mortgage Loans.
Pool 2 Certificates	The Class 2-A-1, Class 2-A-1A, Class 2-A-1C, Class 2-A-1E, Class 2-A-1G, Class 2-A-1I, Class 2-A-1B, Class 2-A-1D, Class 2-A-1F, Class 2-A-1H, Class 2-A-1J and Class 2-A-2 Certificates.
Pool 2 Certificate Margin	With respect to the Pool 2 Certificates set forth below and any Distribution Date, the amount set forth in the table below:
Class	Pool 2 Certificate Margin
2-A-1A	0.10%
2-A-1B	0.10%
2-A-1C	0.20%
2-A-1D	0.20%
2-A-1E	0.30%
2-A-1F	0.30%
2-A-1G	0.40%
2-A-1H	0.40%
2-A-1I	0.50%
2-A-1J	0.50%
Pool 2 Mortgage Loans	The Mortgage Loans included in Pool 2.
Pool 2 Net WAC

As of any Distribution Date, the weighted average of the Net Mortgage Rates of the Mortgage Loans in Pool 2 as of the first day of the calendar month immediately preceding the calendar month of such Distribution Date, weighted on the basis of their Stated Principal Balances as of that date.

Pool 2 Subordinate Amount

For any Distribution Date, the excess of the Stated Principal Balance of the Pool 2 Mortgage Loans as of the first day of the month preceding the month of that Distribution Date over the sum of the Class Principal Amounts of the Class 2-A-1 and Class 2-A-2 Certificates immediately before such Distribution Date.

Pool 3	The Pool consisting of the Pool 3 Mortgage Loans.
Pool 3 Certificates	The Class 3-A-1, Class 3-A-1A, Class 3-A-1C, Class 3-A-1E, Class 3-A-1G, Class 3-A-1I, Class 3-A-1B, Class 3-A-1D, Class 3-A-1F, Class 3-A-1H, Class 3-A-1J and Class 3-A-2 Certificates.
Pool 3 Certificate Margin	With respect to the Pool 3 Certificates set forth below and any Distribution Date, the amount set forth in the table below:
Class	Pool 3 Certificate Margin
3-A-1A	0.10%
3-A-1B	0.10%
3-A-1C	0.20%
3-A-1D	0.20%
3-A-1E	0.30%
3-A-1F	0.30%
3-A-1G	0.40%
3-A-1H	0.40%
3-A-1I	0.50%
3-A-1J	0.50%
Pool 3 Mortgage Loans	The Mortgage Loans included in Pool 3.
Pool 3 Net WAC

As of any Distribution Date, the weighted average of the Net Mortgage Rates of the Mortgage Loans in Pool 3 as of the first day of the calendar month immediately preceding the calendar month of such Distribution Date, weighted on the basis of their Stated Principal Balances as of that date.

Pool 3 Subordinate Amount

For any Distribution Date, the excess of the Stated Principal Balance of the Pool 3 Mortgage Loans as of the first day of the month preceding the month of that Distribution Date over the sum of the Class Principal Amounts of the Class 3-A-1 and Class 3-A-2 Certificates immediately before such Distribution Date.

Pool 4	The Pool consisting of the Pool 4 Mortgage Loans.
Pool 4 Certificates	The Class 4-A-1, Class 4-A-1A, Class 4-A-1C, Class 4-A-1E, Class 4-A-1G, Class 4-A-1I, Class 4-A-1B, Class 4-A-1D, Class 4-A-1F, Class 4-A-1H, Class 4-A-1J and Class 4-A-2 Certificates.
Pool 4 Certificate Margin	With respect to the Pool 4 Certificates set forth below and any Distribution Date, the amount set forth in the table below:
Class	Pool 4 Certificate Margin
4-A-1A	0.10%
4-A-1B	0.10%
4-A-1C	0.20%
4-A-1D	0.20%
4-A-1E	0.30%
4-A-1F	0.30%
4-A-1G	0.40%
4-A-1H	0.40%
4-A-1I	0.50%
4-A-1J	0.50%
Pool 4 Mortgage Loans	The Mortgage Loans included in Pool 4.
Pool 4 Net WAC

As of any Distribution Date, the weighted average of the Net Mortgage Rates of the Mortgage Loans in Pool 4 as of the first day of the calendar month immediately preceding the calendar month of such Distribution Date, weighted on the basis of their Stated Principal Balances as of that date.

Pool 4 Subordinate Amount

For any Distribution Date, the excess of the Stated Principal Balance of the Pool 4 Mortgage Loans as of the first day of the month preceding the month of that Distribution Date over the sum of the Class Principal Amounts of the Class 4-A-1 and Class 4-A-2 Certificates immediately before such Distribution Date.

Pool Balance

For the Mortgage Pool, Pool, Mortgage Group or subpool, as applicable, on any Distribution Date, the aggregate of the Stated Principal Balances of all the Mortgage Loans outstanding on the Due Date of the month preceding the month of that Distribution Date in the Mortgage Pool, Pool, Mortgage Group or subgroup, as applicable.

Pool Subordinate Amount	Either the Pool 2 Subordinate Amount, the Pool 3 Subordinate Amount or the Pool 4 Subordinate Amount.
Pooling and Servicing Agreement	The pooling and servicing agreement dated as of May 1, 2007, among the Depositor, the Master Servicer, the Securities Administrator and the Trustee.
Prepayment Interest Shortfall

With respect to a Mortgage Loan as to which a voluntary prepayment has been made, the amount by which one month’s interest at the applicable Net Mortgage Rate on that Mortgage Loan exceeds the amount of interest actually received in connection with such prepayment.

Prepayment Penalty Certificates	The Class 1-P and Class 2-P Certificates.
Prepayment Period	The calendar month immediately preceding the Distribution Date.
Principal Transfer Amount

With respect to any Distribution Date and any Undercollateralized Group, the excess of the aggregate Class Principal Amount of the Senior Certificates related to that Undercollateralized Group over the aggregate Stated Principal Balance of the Mortgage Loans in the related Pool.

Privately-Offered Certificates	The Class C-B-4, Class C-B-5, Class C-B-6, Class 1-CE, Class 1-P and Class 2-P Certificates.
PTCE	Prohibited Transaction Class Exemption.
Purchase and Servicing Agreements	The underlying mortgage loan purchase and servicing agreements with respect to the Mortgage Loans originally entered into between the Seller and the related Originator.
Rating Agencies	Fitch, Moody’s and S&P.
Realized Loss

With respect to a Liquidated Mortgage Loan, the amount by which the remaining unpaid principal balance of that Mortgage Loan plus all accrued and unpaid interest thereon and any related expenses exceeds the amount of Liquidation Proceeds applied to the principal balance of that Mortgage Loan.  With respect to a Mortgage Loan subject to a Deficient Valuation, the excess of the principal balance of that Mortgage Loan over the principal amount as reduced in connection with the proceedings resulting in a Deficient Valuation.  With respect to a Mortgage Loan subject to a Debt Service Reduction, the present value of all monthly Debt Service Reductions, discounted monthly at the applicable Mortgage Rate.

Reconstitution Agreement

Any agreement, other than an Assignment Agreement, pursuant to which an Originator represents that the representations and warranties relating to the origination of the related Mortgage Loans are true and correct as of the Closing Date.

Record Date

For any distribution date, the record date for each class of Certificates, other than the LIBOR Certificates and the Class 1-2-A6 Certificates, will be the last Business Day of the month preceding the month of a distribution date.  For any distribution date, the record date for the LIBOR Certificates and the Class 1-2-A6 Certificates will be the Business Day immediately preceding such distribution date.

Regular Certificates	The Offered Certificates, other than the Exchangeable Certificates and the Residual Certificates.
Regulation AB

Subpart 229.1100 – Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100 - 229.1123, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the SEC in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Fed. Reg. 1,506, 1,531 (Jan. 7, 2005)) or by the staff of the SEC, or as may be provided by the SEC or its staff from time to time.

Related P&I Certificates

With respect to the Class 2-A-1B Certificates, the Class 2-A-1A Certificates.  With respect to the Class 2-A-1D Certificates, the Class 2-A-1C Certificates.  With respect to the Class 2-A-1F Certificates, the Class 2-A-1E Certificates.  With respect to the Class 2-A-1H Certificates, the Class 2-A-1G Certificates.  With respect to the Class 2-A-1J Certificates, the Class 2-A-1I Certificates.  With respect to the Class 3-A-1B Certificates, the Class 3-A-1A Certificates.  With respect to the Class 3-A-1D Certificates, the Class 3-A-1C Certificates.  With respect to the Class 3-A-1F Certificates, the Class 3-A-1E Certificates.  With respect to the Class 3-A-1H Certificates, the Class 3-A-1G Certificates.  With respect to the Class 3-A-1J Certificates, the Class 3-A-1I Certificates. With respect to the Class 4-A-1B Certificates, the Class 4-A-1A Certificates.  With respect to the Class 4-A-1D Certificates, the Class 4-A-1C Certificates.  With respect to the Class 4-A-1F Certificates, the Class 4-A-1E Certificates.  With respect to the Class 4-A-1H Certificates, the Class 4-A-1G Certificates.  With respect to the Class 4-A-1J Certificates, the Class 4-A-1I Certificates.

Relief Act	The Servicemembers Civil Relief Act or any similar state law.
Relief Act Reductions

The amount of interest that would otherwise have been received with respect to any Mortgage Loan which was subject to a reduction in the amount of interest collectible as a result of application of a Relief Act.

REMIC Certificates	The Class 2-A-1, Class 3-A-1 and Class 4-A-1 Certificates.
Replacement Mortgage Loan	One or more mortgage loans with similar characteristics to a Deleted Mortgage Loan which is placed in the Issuing Entity to replace a Deleted Mortgage Loan.
Residual Certificates	The Class A-R Certificates.
Reuters Screen LIBOR 01 Page

The display page so designated on the Reuters Monitor Money Rates service (or such other page as may replace that page on such service for the purpose of displaying London interbank offered rates of major banks).

Rules	The rules, regulations and procedures creating and affecting DTC and its operations.
S&P	Standard & Poor’s Ratings Services, a division of the McGraw-Hill Companies, Inc.
Scheduled Payment

With respect to a Mortgage Loan, the scheduled monthly payment on a Mortgage Loan on any Due Date allocable to principal or interest which, unless otherwise specified in the related Purchase and Servicing Agreement, will give effect to any related Debt Service Reduction and any related Deficient Valuation that is ordered by a court in bankruptcy and that has the effect of reducing the monthly payment due on such Mortgage Loan.

SEC	The Securities and Exchange Commission.
Securities Administrator	Wells Fargo Bank, N.A.
Securities Administration Fee	An amount equal to 1/12 of the product of (i) the principal balance of the Mortgage Loans as of the first day of the related Due Period and (ii) the Securities Administration Fee Rate.
Securities Administration Fee Rate	A per annum rate of 0.006%.
Seller	J.P. Morgan Mortgage Acquisition Corp.
Senior Certificates	The Pool 1 Senior Certificates and the Aggregate Pool A Senior Certificates.
Senior Percentage

For each Distribution Date and either Pool in Aggregate Pool A, the percentage equivalent of a fraction, the numerator of which is the aggregate Class Principal Amount of the class or classes of Aggregate Pool A Senior Certificates of the related Certificate Group immediately prior to such Distribution Date, and the denominator of which is the aggregate Stated Principal Balance of all Mortgage Loans in the related Pool and for such Distribution Date; provided, however, on any Distribution Date after the second Senior Termination Date has occurred, the Senior Percentage of the remaining Aggregate Pool A Senior Certificates is the percentage equivalent of a fraction, the numerator of which is the aggregate of the Class Principal Amount of such remaining classes of Aggregate Pool A Senior Certificates immediately prior to such date and the denominator of which is the aggregate Class Principal Amount of all the Aggregate Pool A Senior Certificates and the Aggregate Pool A Subordinate Certificates, immediately prior to such date.

Senior Prepayment Percentage	With respect to either Pool 2, Pool 3 or Pool 4 and any Distribution Date:
• occurring before June 2014, 100%;
• occurring in or after June 2014 but before June 2015, the related Senior Percentage plus 70% of the related Subordinate Percentage for that date;
• occurring in or after June 2015 but before June 2016, the related Senior Percentage plus 60% of the related Subordinate Percentage for that date;
• occurring in or after June 2016 but before June 2017, the related Senior Percentage plus 40% of the related Subordinate Percentage for that date;
• occurring in or after June 2017 but before June 2018, the related Senior Percentage plus 20% of the related Subordinate Percentage for that date; or
• occurring in June 2018 or thereafter, the related Senior Percentage for that date.

Notwithstanding the foregoing: (i) no decrease in the Senior Prepayment Percentage for any Pool will occur as described above unless the Step-Down Test is satisfied with respect to each Pool on such Distribution Date, (ii) if, on any Distribution Date, the Senior Percentage for a Pool in Aggregate Pool A exceeds the related Senior Percentage on the Closing Date, in which case the Senior Prepayment Percentage for Pool 2, Pool 3 and Pool 4 for that Distribution Date will equal 100%, (iii) if the Two Times Test is met on any Distribution Date on or prior to the Distribution Date in May 2010, in which case the Senior Prepayment Percentage for each Pool in Aggregate Pool A will equal the related Senior Percentage plus 50% of the related Subordinate Percentage for such Distribution Date, (iv) if the Two Times Test is met on any Distribution Date on or after the Distribution Date in June 2010, in which case the Senior Prepayment Percentage for each Pool in Aggregate Pool A will equal the related Senior Percentage for such Distribution Date and (v) if on any Distribution Date the allocation to the related Senior Certificates then entitled to distributions of principal of related full and partial principal prepayments and other amounts in the percentage required above would reduce the sum of the Class Principal Amounts of those Certificates below zero, the distribution to the class or classes of Certificates of the related Senior Prepayment Percentage of those amounts for such Distribution Date will be limited to the percentage necessary to reduce the related Class Principal Amounts to zero.

Senior Principal Distribution Amount	For a Certificate Group (other than the Pool 1 Certificates) and for each Distribution Date, the sum of:
(1) the product of (a) the related Senior Percentage and (b) the principal portion of each Scheduled Payment on each Mortgage Loan in the related Pool due during the related Due Period;

(2)

the product of (a) the related Senior Prepayment Percentage and (b) each of the following amounts: (i) the principal portion of each full and partial principal prepayment made by a borrower on a Mortgage Loan in the related Pool during the related Prepayment Period; (ii) each other unscheduled collection, including Insurance Proceeds and net Liquidation Proceeds (other than with respect to any Mortgage Loan in the related Pool that was finally liquidated during the related Prepayment Period) representing or allocable to recoveries of principal of the related Mortgage Loans received during the related Prepayment Period, including any Subsequent Recoveries on the related Mortgage Loans; (iii) the principal portion of the purchase price of each Mortgage Loan purchased by the applicable Originator or any other person pursuant to the applicable Purchase and Servicing Agreement, as modified by the related Assignment Agreement or Reconstitution Agreement or, if applicable, the Seller pursuant to the Pooling and Servicing Agreement, due to a defect in documentation or a material breach of a representation and warranty with respect to such Mortgage Loan or, in the case of a permitted substitution of a Defective Mortgage Loan in the related Pool, the amount representing any principal adjustment in connection with any such replaced Mortgage Loan in the related Pool with respect to the related Prepayment Period; and (iv) in connection with the optional purchase of the Aggregate Pool A, the principal portion of the purchase price allocable to the Mortgage Loans in the related Pool up to the principal portion of the Par Value allocable to the Mortgage Loans in the related Pool;

(3)

with respect to unscheduled recoveries allocable to principal of any Mortgage Loan in the related Pool that was fully liquidated during the related Prepayment Period, the lesser of (a) the related Senior Prepayment Percentage of the net Liquidation Proceeds allocable to principal and (b) the product of (i) the related Senior Percentage for that date and (ii) the related remaining Stated Principal Balance of the related Mortgage Loan at the time of liquidation; and

(4) any amounts described in clauses (1) through (3) above that remain unpaid with respect to the Certificate Group from prior Distribution Dates.

With respect to the Senior Certificates, on any Distribution Date after the second Senior Termination Date has occurred, the Senior Principal Distribution Amount for the remaining Senior Certificates related to Aggregate Pool A will be calculated pursuant to the above formula based on all of the Mortgage Loans in Aggregate Pool A, as opposed to the Mortgage Loans in the related Pool.

Senior Termination Date	The date on which the aggregate Class Principal Amount of the Senior Certificates related to a Pool in Aggregate Pool A is reduced to zero.
Sequential Trigger Event

Is in effect (i) with respect to any Distribution Date before the Distribution Date in June 2010 if either (x) the percentage obtained by dividing (a) the aggregate amount of Realized Losses on the Pool 1 Mortgage Loans incurred since the Cut-off Date through the last day of the Prepayment Period by (b) the aggregate Stated Principal Balance of the Pool 1 Mortgage Loans as of the Cut-off Date exceeds 0.55% or (y) the rolling 3-month average of the percentage obtained by dividing the Stated Principal Balance of the Pool 1 Mortgage Loans that are sixty (60) or more days delinquent, including loans in foreclosure, loans in REO or bankruptcy as of the last day of the prior calendar month (or a second or third prior calendar month, as applicable) by the aggregate Stated Principal Balance of the Pool 1 Mortgage Loans as of the last day of the previous calendar month (or second or third prior calendar month, as applicable), equals or exceeds 40.00% of the Pool 1 Senior Enhancement Percentage (for the purpose of this definition only, the Pool 1 Senior Enhancement Percentage shall be calculated prior to the distribution of the Pool 1 Principal Distribution Amount on the Pool 1 Mezzanine and Pool 1 Subordinate Certificates) or (ii) with respect to any Distribution Date on or after the Distribution Date in June 2010, if a Trigger Event is in effect.

Servicer	Either JPMCB, Countrywide Servicing or any other entity that has primary servicing responsibility for the Mortgage Loans.
Servicer Remittance Date	Generally, the 18th day of each month (or, if the 18th is not a Business Day, either on the immediately preceding Business Day or the immediately succeeding Business Day).
Servicing Agreements	Collectively, the Purchase and Servicing Agreements, as may be modified by the related Assignment Agreement.
Servicing Fee

With respect to each Servicer and each Mortgage Loan serviced by it, an amount equal to 1/12 of the product of (1) the principal balance of such Mortgage Loans as of the first day of the related Due Period and (2) the Servicing Fee Rate with respect to such Mortgage Loan.

Servicing Fee Rate

As of the Cut-off Date and with respect to each Servicer and Mortgage Loan, the per annum rate at which the Servicing Fee accrues with respect to such Mortgage Loan.  The weighted average Servicing Fee Rate on the Pool 1 Mortgage Loans is equal to approximately 0.2572% per annum.  The weighted average Servicing Fee Rate on the aggregate Pool A Mortgage Loans is equal to approximately 0.2457% per annum.  With respect to approximately 4.08% of the Pool 1 Mortgage Loans, the Servicing Fee Rate will increase by 0.175%, per annum on the first adjustment date for such Mortgage Loan.  With respect to approximately 12.55% of the aggregate Pool A Mortgage Loans, the Servicing Fee Rate will increase by 0.175%, per annum on the first adjustment date for such Mortgage Loan.

Significance Estimate

With respect to the Interest Rate Swap Agreement and the Interest Rate Cap Agreement, a reasonable good faith estimate of maximum probable exposure represented by the Interest Rate Swap Agreement or the Interest Rate Cap Agreement made in substantially the same manner as that used in the Sponsor’s internal risk management process in respect of similar instruments.

Significance Percentage

With respect to the Interest Rate Swap Agreement and the Interest Rate Cap Agreement, the percentage that the amount of the Significance Estimate represents of the aggregate principal balance of the Pool 1 Certificates as calculated by the Sponsor.

Six-Month LIBOR

The London Interbank offered rate for six-month U.S. dollar deposits as listed under “Money Rates” in The Wall Street Journal most recently available as of 30 or 45 days, as applicable, prior to the related adjustment date.

SMMEA	The Secondary Mortgage Market Enhancement Act of 1984.
Special Hazard Loss Coverage Amount

With respect to the Aggregate Pool A Subordinate Certificates, an initial amount expected to be up to approximately $2,118,544, as reduced, from time to time, by amount equal to on any Distribution Date to the lesser of:

• the Special Hazard Loss Coverage Amount as of the Closing Date less the amount, if any, of Special Hazard Losses in Aggregate Pool A, incurred since the Closing Date, or
• the greatest of
• 1% of the aggregate of the principal balances of the Mortgage Loans in Aggregate Pool A,
• twice the principal balance of the largest Mortgage Loan in Aggregate Pool A, and

•

the aggregate principal balances of the Mortgage Loans in Aggregate Pool A secured by Mortgaged Properties located in the single California postal zip code area having the highest aggregate principal balance of any zip code area.

All principal balances for the purpose of this definition will be calculated as of the first day of the month before the month in which the Distribution Date occurs after giving effect to scheduled installments of principal and interest on the Mortgage Loans then due, whether or not paid.

Special Hazard Losses	Realized Losses in respect of Special Hazard Mortgage Loans.
Special Hazard Mortgage Loan

A Liquidated Mortgage Loan in Aggregate Pool A as to which the ability to recover the full amount due thereunder was substantially impaired by a hazard not insured against under a standard hazard insurance policy.

Sponsor	JPMAC.
Stated Principal Balance

For any Mortgage Loan at any Due Date, the unpaid principal balance of such Mortgage Loan as of such Due Date as specified in the amortization schedule at the time relating thereto (before any adjustment to such amortization schedule by reason of any moratorium or similar waiver or grace period) after giving effect to any previous principal prepayments and Liquidation Proceeds allocable to principal and to the payment of principal due on such Due Date and irrespective of any delinquency in payment by the related mortgagor.

Step-Down Test	As to any Distribution Date, the Step-Down Test will be satisfied if both of the following conditions are met:

•

first, the outstanding principal balance of all Mortgage Loans in each Pool in Aggregate Pool A delinquent 60 days or more (including Mortgage Loans in foreclosure, REO property or bankruptcy status), averaged over the preceding six-month period, as a percentage of (i) if such date is on or prior to the second Senior Termination Date, the related Pool Subordinate Amount, or (ii) if such date is after the second Senior Termination Date, the aggregate Class Principal Amount on such Distribution Date (without giving effect to any payments on such Distribution Date) of the Aggregate Pool A Subordinate Certificates, does not equal or exceed 50%; and

• second, cumulative Realized Losses on the Mortgage Loans in each Pool in Aggregate Pool A do not exceed:
• for each Distribution Date occurring in the period from June 2014 to May 2015, 30% of the original related Pool Subordinate Amount;
• for each Distribution Date occurring in the period from June 2015 to May 2016, 35% of the original related Pool Subordinate Amount;
• for each Distribution Date occurring in the period from June 2016 to May 2017, 40% of the original related Pool Subordinate Amount;
• for each Distribution Date occurring in the period from June 2017 to May 2018, 45% of the original related Pool Subordinate Amount; and
• for the Distribution Date in June 2018 and thereafter, 50% of the original related Pool Subordinate Amount.
Subordinate Certificate Writedown Amount

With respect to Aggregate Pool A, the amount, if any, by which the aggregate Class Principal Amount of all the Aggregate Pool A Certificates on any Distribution Date (after giving effect to distributions of principal and allocation of Realized Losses on that date) exceeds the Pool Balance for Aggregate Pool A for the following Distribution Date.

Subordinate Certificates	The Pool 1 Subordinate Certificates and the Aggregate Pool A Subordinate Certificates.
Subordinate Class Percentage

For each class of Aggregate Pool A Subordinate Certificates and for each Distribution Date, the percentage obtained by dividing the Class Principal Amount of such class immediately prior to such Distribution Date by the aggregate Class Principal Amount of all classes of Aggregate Pool A Subordinate Certificates immediately prior to such date.

Subordinate Percentage

With respect to either Pool 2, Pool 3 or Pool 4 and any Distribution Date, the difference between 100% and the related Senior Percentage for such Pool on such Distribution Date; provided, however, on any Distribution Date after the occurrence of the second Senior Termination Date, the Subordinate Percentage will represent the entire interest of the Aggregate Pool A Subordinate Certificates in the Mortgage Loans in Aggregate Pool A and will be equal to the difference between the 100% and the Senior Percentage related to all the Mortgage Loans in Aggregate Pool A for such Distribution Date.

Subordinate Prepayment Percentage	For any Distribution Date and for either Pool 2, Pool 3 or Pool 4, the difference between 100% and the related Senior Prepayment Percentage for such Distribution Date.
Subordinate Principal Distribution Amount	The aggregate of the amount calculated for Pool 2, Pool 3 and Pool 4 for each Distribution Date, equal to the sum of:
(1) the product of (a) the related Subordinate Percentage and (b) the principal portion of each related Scheduled Payment on each Mortgage Loan in the related Pool due during the related Due Period;

(2)

the product of (a) the related Subordinate Prepayment Percentage and (b) the sum of the following amounts: (i) the principal portion of each full and partial principal prepayment made by a borrower on a Mortgage Loan in the related Pool during the related Prepayment Period, (ii) each other unscheduled collection, including Insurance Proceeds and net Liquidation Proceeds (other than with respect to any Mortgage Loan in the related Pool that was finally liquidated during the related Prepayment Period), representing or allocable to recoveries of principal of Mortgage Loans in the related Pool received during the related Prepayment Period, including any Subsequent Recoveries on the related Mortgage Loans; (iii) the principal portion of the purchase price of each Mortgage Loan in the related Pool that was purchased by the applicable Originator or any other person pursuant to the applicable Purchase and Servicing Agreement, as modified by the related Assignment Agreement, Reconstitution Agreement or, if applicable, the Seller pursuant to the Pooling and Servicing Agreement, due to a defect in documentation or a material breach of a representation or warranty with respect to such Mortgage Loan or, in the case of a permitted substitution of a Defective Mortgage Loan in the related Pool, the amount representing any principal adjustment in connection with any such replaced Mortgage Loan in the related Pool with respect to such Distribution Date; and (iv) in connection with the optional purchase of Aggregate Pool A, the principal portion of the purchase price allocable to the Mortgage Loans in the related Pool up to the principal portion of the Par Value allocable to the Mortgage Loans in the related Pool;

(3)

with respect to unscheduled recoveries allocable to principal of any Mortgage Loan in the related Pool that was finally liquidated during the related Prepayment Period, the related net Liquidation Proceeds allocable to principal, to the extent not distributed pursuant to clause (3) of the definition of Senior Principal Distribution Amount for that Pool; and

(4) any amounts described in clauses (1) through (3) for any previous Distribution Date that remain unpaid;
Minus the sum of:

(A)

if the aggregate Class Principal Amount of any Certificate Group has been reduced to zero, principal paid from the Available Distribution Amount from the related Pool to the other Certificate Group in Aggregate Pool A as described under “—Limited Cross-Collateralization Among the Pools in Aggregate Pool A”; and

(B)

the amounts paid from the Available Distribution Amount for an Overcollateralized Group to the Senior Certificates of the Undercollateralized Group, as described under “—Limited Cross-Collateralization Among the Pools in Aggregate Pool A.”

On any Distribution Date after the occurrence of the second Senior Termination Date, the Subordinate Principal Distribution Amount will not be calculated with respect to a related Pool, but will equal the amount calculated pursuant to the formula set forth above based on the Subordinate Percentage or Subordinate Prepayment Percentage, as applicable, for the Subordinate Certificates for such Distribution Date with respect to all of the Mortgage Loans in Aggregate Pool A as opposed to the Mortgage Loans in the related Pool only.

Subsequent Recoveries	Unexpected recoveries, net of reimbursable expenses, with respect to a Liquidated Mortgage Loan that resulted in a Realized Loss in a month prior to the month of the receipt of such recoveries.
Supplemental Interest Trust Account	The segregated trust account, in which payments owed to or received from, the Swap Provider and the Cap Provider will be deposited.
Swap Agreement Notional Amount

With respect to the Interest Rate Swap Agreement and any Distribution Date, the amount set forth in the table in Annex C in the column entitled “Swap Agreement Notional Amount” for such Distribution Date.

Swap Default	An Event of Default under the Interest Rate Swap Agreement.
Swap Early Termination	The occurrence of an Early Termination Date under the Interest Rate Swap Agreement.
Swap Provider	JPMCB.
Swap Provider Trigger Event

The occurrence of (i) an Event of Default under the Interest Rate Swap Agreement with respect to which the Swap Provider is a Defaulting Party (as defined in the Interest Rate Swap Agreement), (ii) a Termination Event under the Interest Rate Swap Agreement with respect to which the Swap Provider is the sole Affected Party (as defined in the Interest Rate Swap Agreement) or (iii) an Additional Termination Event under the Interest Rate Swap Agreement with respect to which the Swap Provider is the sole Affected Party.

Swap Termination Payment	Any amount owed by the supplemental interest trust to the Swap Provider upon a Swap Early Termination.
Targeted Credit Enhancement Percentage	With respect to any Class of Certificates, the percentage set forth opposite such class in the table below:
Class	Targeted Credit Enhancement Percentage
Pool 1 Senior 1-M-1 1-M-2 1-M-3 1-M-4 1-M-5 1-M-6 1-B-1 1-B-2	12.00% 8.80% 7.10% 6.00% 5.30% 4.60% 3.90% 2.90% 1.70%
Termination Event	As defined in the Interest Rate Swap Agreement.
Total Transfer Amount	An amount equal to the sum of the Interest Transfer Amount and the Principal Transfer Amount for the Undercollateralized Group.
Transfer Payments	Collectively, the Interest Transfer Amount and Principal Transfer Amount.
Trust Agreement	The trust agreement dated as of May 1, 2007, among the Depositor, the Securities Administrator and the Trustee.
Trustee	U.S. Bank National Association.
Two Times Test

The Two Times Test will be met with respect to Pool 2, Pool 3 and Pool 4 if (x) on or prior to the Distribution Date in May 2010, (i) the Aggregate Subordinate Percentage for the Aggregate Pool A Subordinate Certificates is at least two times the Aggregate Subordinate Percentage as of the Closing Date, (ii) the condition described in clause first of the definition of “Step-Down Test” is satisfied with respect to each such Pool and (iii) cumulative Realized Losses with respect to the Mortgage Loans in Pool 2, Pool 3 and Pool 4 do not exceed 20% of the aggregate Class Principal Amount of the Aggregate Pool A Subordinate Certificates as of the Closing Date or (y) on or after the Distribution Date in June 2010, (i) the Aggregate Subordinate Percentage for the Aggregate Pool A Subordinate Certificates is at least two times such Aggregate Subordinate Percentage as of the Closing Date, (ii) the condition described in clause first of the definition of “Step-Down Test” is satisfied with respect to each such Pool and (iii) cumulative Realized Losses with respect to the Mortgage Loans in Pool 2, Pool 3 and Pool 4 do not exceed 30% of the aggregate Class Principal Amount of the Aggregate Pool A Subordinate Certificates as of the Closing Date.

UG Policy	The loan level primary mortgage insurance policy issued by the Mortgage Insurer covering certain Mortgage Loans having original Loan-to-Value Ratios in excess of 65.00%.
Undercollateralized Group

Any Certificate Group in Aggregate Pool A in which the aggregate Class Principal Amount of the related class or classes of Certificates is greater than the aggregate Stated Principal Balance of the Mortgage Loans in the related Pool.

Underwriter	J.P. Morgan Securities Inc.
Unpaid Realized Loss Amount

For any class of Pool 1 Senior, Pool 1 Mezzanine or Pool 1 Subordinate Certificates, the portion of the related aggregate Allocated Realized Loss Amount previously allocated to that class remaining unpaid from prior Distribution Dates.

Upper-Tier REMIC	The upper-tier REMIC created pursuant to the Pooling and Servicing Agreement.

ANNEX A:
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

ANNEX A-1:
CERTAIN CHARACTERISTICS OF THE AGGREGATE POOL A MORTGAGE LOANS

The following tables set forth certain information of the Aggregate Pool A Mortgage Loans as of the Cut-off Date.

Cut-off Date Stated Principal Balance(1)

Range of Cut-Off Date Stated Principal Balances ($)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding
0.01 - 100,000.00	13	$ 1,152,692.24	0.54%
100,000.01 - 200,000.00	107	16,833,608.73	7.95
200,000.01 - 300,000.00	132	33,107,350.12	15.63
300,000.01 - 400,000.00	107	37,022,553.93	17.48
400,000.01 - 500,000.00	68	30,980,227.88	14.62
500,000.01 - 600,000.00	47	25,958,824.82	12.25
600,000.01 - 700,000.00	29	18,600,859.36	8.78
700,000.01 - 800,000.00	15	11,213,015.20	5.29
800,000.01 - 900,000.00	7	5,887,785.68	2.78
900,000.01 - 1,000,000.00	11	10,834,000.00	5.11
1,000,000.01 - 1,100,000.00	3	3,209,000.00	1.51
1,100,000.01 - 1,200,000.00	2	2,332,484.70	1.10
1,200,000.01 - 1,300,000.00	4	4,931,986.39	2.33
1,300,000.01 - 1,400,000.00	1	1,400,000.00	0.66
1,400,000.01 - 1,500,000.00	1	1,420,000.00	0.67
1,500,000.01 - 2,000,000.00	1	1,810,000.00	0.85
2,000,000.01 - 2,500,000.00	1	2,360,000.00	1.11
2,500,000.01 - 3,000,000.00	1	2,800,000.00	1.32
Total	550	$211,854,389.05	100.00%

__________

(1)

As of the Cut-off Date, the average Stated Principal Balance of the Mortgage Loans in Pool A is expected to be approximately $385,189.

Current Mortgage Rates(1)

Range of Current Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding
4.501 - 4.750	2	$ 539,646.73	0.25%
4.751 - 5.000	15	4,741,932.30	2.24
5.001 - 5.250	10	2,846,127.00	1.34
5.251 - 5.500	12	3,746,452.68	1.77
5.501 - 5.750	32	13,651,023.92	6.44
5.751 - 6.000	68	25,548,017.51	12.06
6.001 - 6.250	96	37,370,832.97	17.64
6.251 - 6.500	309	121,391,087.63	57.30
6.501 - 6.750	4	1,568,864.54	0.74
7.001 - 7.250	1	285,300.00	0.13
7.251 - 7.500	1	165,103.77	0.08
Total	550	$211,854,389.05	100.00%

__________

(1)

As of the Cut-off Date, the weighted average Current Mortgage Rate of the Mortgage Loans in Pool A is expected to be approximately 6.218%.

Remaining Term to Maturity(1)

Range of Remaining Term (Months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding
346 – 350	8	$ 2,199,984.44	1.04%
351 - 355	86	28,101,344.04	13.26
356 - 360	456	181,553,060.57	85.70
Total	550	$211,854,389.05	100.00%

__________

(1)

As of the Cut-off Date, the weighted average Remaining Term to Maturity of the Mortgage Loans in Pool A is expected to be approximately 357 months.

Original Loan-To-Value Ratios(1)

Range of Original Loan-To-Value Ratios (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding
20.01 - 30.00	1	$ 383,000.00	0.18%
30.01 - 40.00	7	2,754,145.30	1.30
40.01 - 50.00	9	2,980,720.44	1.41
50.01 - 60.00	28	11,052,617.56	5.22
60.01 - 70.00	62	29,225,180.73	13.79
70.01 - 75.00	38	17,749,332.78	8.38
75.01 - 80.00	371	140,262,573.89	66.21
80.01 - 85.00	3	828,124.34	0.39
85.01 - 90.00	18	3,766,116.37	1.78
90.01 - 95.00	7	1,765,836.70	0.83
95.01 - 100.00	6	1,086,740.94	0.51
Total	550	$211,854,389.05	100.00%

__________

(1)

As of the Cut-off Date, the weighted average Original Loan-to-Value Ratio of the Mortgage Loans in Pool A is expected to be approximately 75.09%.

Credit Score(1)

Range of Credit Score	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding
Not Available	2	$ 631,762.58	0.30%
601 - 620	3	2,183,900.00	1.03
621 - 640	24	7,178,952.63	3.39
641 - 660	56	20,871,115.41	9.85
661 - 680	73	25,107,624.30	11.85
681 - 700	74	33,090,868.24	15.62
701 - 720	73	25,247,650.03	11.92
721 - 740	64	21,939,788.19	10.36
741 - 760	71	28,133,932.46	13.28
761 - 780	52	20,840,780.79	9.84
781 - 800	45	19,038,940.30	8.99
801 - 820	13	7,589,074.12	3.58
Total	550	$211,854,389.05	100.00%

__________

 (1)

As of the Cut-off Date, the weighted average non-zero Credit Score of the Mortgage Loans in Pool A is expected to be approximately 717. See "Description of the Mortgage Pool - The Mortgage Loans" herein.

Loan Purpose

Loan Purpose	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding
Cash-out	234	$ 91,806,481.12	43.33%
Rate / Term Refinance	166	63,646,483.92	30.04
Purchase	150	56,401,424.01	26.62
Total	550	$211,854,389.05	100.00%

Property Type

Property Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding
Single Family	327	$131,111,626.06	61.89%
Planned Unit Development	139	52,525,356.60	24.79
Condominium	73	24,230,121.19	11.44
Two- to Four-Family	11	3,987,285.20	1.88
Total	550	$211,854,389.05	100.00%

Occupancy Type(1)

Occupancy Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding
Primary	486	$192,206,474.51	90.73%
Investment	40	10,744,463.47	5.07
Secondary	24	8,903,451.07	4.20
Total	550	$211,854,389.05	100.00%

__________

(1)

Based upon representations of the related borrowers at the time of origination.

Loan Documentation

Loan Documentation	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding
Full	191	$ 61,271,773.89	28.92%
Stated Documentation	110	38,677,047.77	18.26
Full Asset/Stated Income	78	29,743,829.19	14.04
Reduced	20	18,590,114.17	8.77
No Ratio	45	16,663,280.73	7.87
Stated Income Verified Assets	33	15,603,565.88	7.37
Stated Income/Stated Asset	24	9,112,655.93	4.30
No Documentation	26	9,054,704.63	4.27
No Income Verified Asset	5	3,750,677.72	1.77
No Income Verifier	5	2,533,687.15	1.20
No Income/No Assets Verifier	7	2,368,899.11	1.12
Alternative	2	2,106,400.00	0.99
Preferred	2	1,425,152.88	0.67
Streamlined	1	517,600.00	0.24
Simply Signature	1	435,000.00	0.21
Total	550	$211,854,389.05	100.00%

Geographic Distribution of Mortgaged Properties(1)

State	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding
California	191	$ 90,617,175.57	42.77%
Florida	49	18,453,804.45	8.71
Virginia	31	13,087,399.31	6.18
New Jersey	17	9,519,934.39	4.49
Washington	24	8,706,714.78	4.11
Arizona	32	7,845,405.36	3.70
Georgia	23	6,325,719.08	2.99
Maryland	17	6,065,055.31	2.86
Michigan	26	5,674,753.51	2.68
New York	9	4,900,170.18	2.31
Oregon	12	3,923,072.98	1.85
Nevada	15	3,659,529.54	1.73
Colorado	9	3,327,789.68	1.57
Massachusetts	9	3,282,704.73	1.55
Connecticut	6	3,037,119.63	1.43
Ohio	10	2,549,145.98	1.20
District of Columbia	1	2,360,000.00	1.11
North Carolina	6	1,796,322.03	0.85
South Carolina	7	1,542,679.93	0.73
Pennsylvania	2	1,530,000.00	0.72
Rhode Island	2	1,479,000.00	0.70
Alabama	5	1,115,180.00	0.53
Kentucky	3	1,024,845.83	0.48
Illinois	4	954,900.00	0.45
Arkansas	4	789,138.42	0.37
Montana	3	771,942.06	0.36
Tennessee	4	761,209.47	0.36
Texas	4	687,960.15	0.32
Delaware	2	658,400.00	0.31
Oklahoma	3	642,500.00	0.30
Hawaii	1	576,315.77	0.27
Missouri	3	533,252.52	0.25
Alaska	1	464,000.00	0.22
Idaho	3	426,372.00	0.20
Utah	1	393,971.25	0.19
Minnesota	1	372,825.66	0.18
Wisconsin	2	338,300.00	0.16
Maine	1	311,285.00	0.15
Kansas	1	298,437.17	0.14
Mississippi	2	283,564.77	0.13
Indiana	1	256,450.00	0.12
New Mexico	1	215,250.00	0.10
Louisiana	1	190,600.00	0.09
Iowa	1	104,192.54	0.05
Total	550	$211,854,389.05	100.00%

__________

(1)

As of the Cut off Date, no more than approximately 1.32% of the Pool A Mortgage Loans will be secured by Mortgaged Properties in any one postal zip code area.

Margin(1)

Margin (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding
1.875	3	$ 2,702,200.00	1.28%
2.000	1	135,920.00	0.06
2.250	433	167,587,866.12	79.11
2.500	2	2,390,000.00	1.13
2.750	58	23,369,355.47	11.03
2.875	9	2,457,560.37	1.16
3.000	1	308,000.00	0.15
3.250	20	6,708,141.82	3.17
3.500	1	552,000.00	0.26
5.000	22	5,643,345.27	2.66
Total	550	$211,854,389.05	100.00%

__________

(1)

As of the Cut-off Date, the weighted average Margin of the Mortgage Loans in Pool A is expected to be approximately 2.42%.

Maximum Mortgage Rate(1)

Range of Maximum Mortgage Rate (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding
9.501 - 9.750	2	$ 539,646.73	0.25%
9.751 - 10.000	15	4,741,932.30	2.24
10.001 - 10.250	10	2,846,127.00	1.34
10.251 - 10.500	12	3,746,452.68	1.77
10.501 - 10.750	32	13,651,023.92	6.44
10.751 - 11.000	63	23,248,575.14	10.97
11.001 - 11.250	89	35,316,590.28	16.67
11.251 - 11.500	260	103,621,061.01	48.91
11.501 - 11.750	4	1,568,864.54	0.74
11.751 - 12.000	5	2,299,442.37	1.09
12.001 - 12.250	8	2,339,542.69	1.10
12.251 - 12.500	49	17,770,026.62	8.39
13.251 - 13.500	1	165,103.77	0.08
Total	550	$211,854,389.05	100.00%

__________

(1)

As of the Cut-off Date, the weighted average Maximum Mortgage Rate of the Mortgage Loans in Pool A is expected to be approximately 11.323%.

Next Rate Adjustment Date(1)

Next Rate Adjustment Date	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding
March 2011	1	$ 91,872.00	0.04%
May 2011	1	580,000.00	0.27
June 2011	2	836,400.00	0.39
July 2011	1	330,000.00	0.16
August 2011	2	862,242.58	0.41
September 2011	7	2,806,402.12	1.32
October 2011	20	6,562,915.95	3.10
November 2011	24	7,816,236.34	3.69
December 2011	21	6,446,437.49	3.04
January 2012	51	20,545,166.82	9.70
February 2012	126	40,634,653.68	19.18
March 2012	111	39,355,218.53	18.58
April 2012	22	11,778,767.18	5.56
April 2013	1	135,920.00	0.06
July 2013	2	225,792.44	0.11
October 2013	1	282,000.00	0.13
November 2013	4	671,175.14	0.32
December 2013	7	2,653,934.42	1.25
January 2014	44	16,402,853.23	7.74
February 2014	34	9,516,532.00	4.49
March 2014	34	15,503,002.08	7.32
April 2014	34	27,816,867.05	13.13
Total	550	$211,854,389.05	100.00%

__________

(1)

As of the Cut-off Date, the weighted average months to the Next Rate Adjustment Date of the Mortgage Loans in Pool A is expected to be approximately 65 months.

ANNEX A-2:
CERTAIN CHARACTERISTICS OF THE POOL 1 MORTGAGE LOANS

The following tables set forth certain information of the Pool 1 Mortgage Loans as of the Cut-off Date.

Cut-off Date Stated Principal Balance(1)

Range of Original Effective Loan-To-Value Ratios (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding
0.01 - 100,000.00	199	$ 15,042,195.25	1.25%
100,000.01 - 200,000.00	939	146,158,592.18	12.13
200,000.01 - 300,000.00	870	216,678,777.70	17.98
300,000.01 - 400,000.00	590	204,856,861.42	17.00
400,000.01 - 500,000.00	390	174,655,621.27	14.49
500,000.01 - 600,000.00	218	119,719,232.27	9.93
600,000.01 - 700,000.00	120	77,570,818.30	6.44
700,000.01 - 800,000.00	61	46,160,944.04	3.83
800,000.01 - 900,000.00	43	36,797,154.40	3.05
900,000.01 - 1,000,000.00	51	49,393,384.70	4.10
1,000,000.01 - 1,100,000.00	13	13,903,901.97	1.15
1,100,000.01 - 1,200,000.00	8	9,215,849.99	0.76
1,200,000.01 - 1,300,000.00	13	16,529,499.97	1.37
1,300,000.01 - 1,400,000.00	7	9,404,437.00	0.78
1,400,000.01 - 1,500,000.00	6	8,742,500.00	0.73
1,500,000.01 - 2,000,000.00	23	41,190,750.98	3.42
2,000,000.01 - 2,500,000.00	7	16,247,000.00	1.35
2,500,000.01 - 3,000,000.00	1	2,799,000.00	0.23
Total	3,559	$1,205,066,521.44	100.00%

__________

(1)

As of the Cut-off Date, the average Stated Principal Balance of the Mortgage Loans in Pool 1 is expected to be approximately $338,596.

Current Mortgage Rates(1)

Range of Credit Score	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding
4.251 - 4.500	1	$ 252,000.00	0.02%
4.501 - 4.750	1	463,936.67	0.04
4.751 - 5.000	2	715,500.00	0.06
5.001 - 5.250	9	2,250,437.61	0.19
5.251 - 5.500	21	6,697,423.66	0.56
5.501 - 5.750	33	11,537,655.92	0.96
5.751 - 6.000	76	24,276,160.59	2.01
6.001 - 6.250	126	40,219,219.01	3.34
6.251 - 6.500	371	123,777,073.46	10.27
6.501 - 6.750	706	236,807,029.19	19.65
6.751 - 7.000	761	254,568,703.09	21.12
7.001 - 7.250	388	132,890,932.44	11.03
7.251 - 7.500	364	126,949,223.15	10.53
7.501 - 7.750	272	102,622,412.84	8.52
7.751 - 8.000	199	74,005,494.74	6.14
8.001 - 8.250	114	37,508,798.81	3.11
8.251 - 8.500	72	18,644,527.98	1.55
8.501 - 8.750	16	3,943,238.93	0.33
8.751 - 9.000	16	3,526,038.73	0.29
9.001 - 9.250	7	2,263,240.16	0.19
9.251 - 9.500	3	707,524.89	0.06
9.501 - 9.750	1	439,949.57	0.04
Total	3,559	$1,205,066,521.44	100.00%

__________

(1)

As of the Cut-off Date, the weighted average Current Mortgage Rate of the Mortgage Loans in Pool 1 is expected to be approximately 7.050%.

Remaining Term to Maturity(1)

Range of Remaining Term (Months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding
166 - 170	1	$ 72,797.10	0.01%
171 - 175	1	271,682.70	0.02
341 - 345	1	302,948.15	0.03
346 - 350	28	9,291,539.94	0.77
351 - 355	985	270,172,635.73	22.42
356 - 360	2,543	924,954,917.82	76.76
Total	3,559	$1,205,066,521.44	100.00%

__________

(1)

As of the Cut-off Date, the weighted average Remaining Term to Maturity of the Mortgage Loans in Pool 1 is expected to be approximately 356 months.

Original Loan-To-Value Ratios(1)

Range of Original Loan-To-Value Ratios (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding
10.01 - 20.00	3	$ 2,347,603.06	0.19%
20.01 - 30.00	7	1,095,152.20	0.09
30.01 - 40.00	18	6,655,219.64	0.55
40.01 - 50.00	26	15,474,525.50	1.28
50.01 - 60.00	68	36,586,251.46	3.04
60.01 - 70.00	485	184,600,150.10	15.32
70.01 - 75.00	450	169,773,162.11	14.09
75.01 - 80.00	2,263	732,581,077.26	60.79
80.01 - 85.00	26	6,719,721.50	0.56
85.01 - 90.00	118	28,506,265.99	2.37
90.01 - 95.00	65	13,873,240.25	1.15
95.01 - 100.00	30	6,854,152.37	0.57
Total	3,559	$1,205,066,521.44	100.00%

__________

(1)

As of the Cut-off Date, the weighted average Original Loan-to-Value Ratio of the Mortgage Loans in Pool 1 is expected to be approximately 76.22%.

Original Effective LTV(1)

Range of Original Loan-To-Value Ratios (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding
10.01 - 20.00	3	$ 2,347,603.06	0.19%
20.01 - 30.00	7	1,095,152.20	0.09
30.01 - 40.00	18	6,655,219.64	0.55
40.01 - 50.00	26	15,474,525.50	1.28
50.01 - 60.00	70	37,142,570.41	3.08
60.01 - 70.00	2,243	768,166,582.60	63.74
70.01 - 75.00	295	97,318,333.70	8.08
75.01 - 80.00	896	276,734,134.33	22.96
80.01 - 85.00	1	132,400.00	0.01
Total	3,559	$1,205,066,521.44	100.00%

__________

(1)

As of the Cut-off Date, the weighted average Original Effective Loan-to-Value of the Mortgage Loans in Pool 1 is expected to be approximately 68.58%.  Effective LTV for the purposes of this table is equal to (1) 65.00% in the case of any Mortgage Loan covered by the UG Policy, or (2) Original LTV less any applicable Primary Mortgage Insurance, in the case of any other Mortgage Loans.  See ‘Covered Amount’ for details

Credit Score(1)

Range of Credit Score	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding
Not Available	10	$ 1,596,541.26	0.13%
601 - 620	6	1,516,301.37	0.13
621 - 640	150	49,571,894.92	4.11
641 - 660	218	73,270,427.27	6.08
661 - 680	546	192,941,708.91	16.01
681 - 700	739	245,319,452.96	20.36
701 - 720	610	210,119,541.38	17.44
721 - 740	433	151,197,696.60	12.55
741 - 760	372	117,006,143.35	9.71
761 - 780	261	95,459,532.12	7.92
781 - 800	167	51,911,803.70	4.31
801 - 820	45	14,399,227.60	1.19
821 - 840	2	756,250.00	0.06
Total	3,559	$1,205,066,521.44	100.00%

__________

(1)

As of the Cut-off Date, the weighted average non-zero Credit Score of the Mortgage Loans in Pool 1 is expected to be approximately 709. See "Description of the Mortgage Pools - The Mortgage Loans" herein.

Loan Purpose

Loan Purpose	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding
Purchase	2,094	$ 674,523,816.43	55.97%
Cash-out	891	329,097,649.60	27.31
Rate / Term Refinance	574	201,445,055.41	16.72
Total	3,559	$1,205,066,521.44	100.00%

Property Type

Property Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding
Single Family	1,912	$ 668,251,634.31	55.45%
Planned Unit Development	792	274,442,575.15	22.77
Condominium	589	171,669,842.87	14.25
Two- to Four-Family	214	76,098,869.48	6.31
Condotel	48	13,474,474.63	1.12
Co-operative Unit	3	821,125.00	0.07
NWC	1	308,000.00	0.03
Total	3,559	$1,205,066,521.44	100.00%

Occupancy Type(1)

Occupancy Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding
Primary	2,523	$ 919,925,698.27	76.34%
Investment	801	202,458,931.19	16.80
Secondary	235	82,681,891.98	6.86
Total	3,559	$1,205,066,521.44	100.00%

__________

(1)

Based upon representations of the related borrowers at the time of origination.

Loan Documentation

Loan Documentation	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding
Full Asset/Stated Income	690	$ 224,984,617.06	18.67%
No Ratio	630	220,574,608.89	18.30
Full	618	188,304,968.05	15.63
Stated Documentation	576	171,334,717.13	14.22
No Documentation	376	119,557,358.18	9.92
No Income Verified Asset	144	90,198,038.82	7.48
Stated Income/Stated Asset	212	74,806,234.22	6.21
Reduced	58	39,025,131.25	3.24
No Income Verifier	129	34,647,452.16	2.88
Stated Income Verified Assets	63	21,871,913.35	1.81
No Income/No Assets Verifier	41	10,358,456.68	0.86
Simply Signature	12	5,483,018.62	0.45
Alternative	4	2,257,200.00	0.19
Asset Verification	1	541,064.00	0.04
Preferred	1	456,000.00	0.04
Limited	2	371,352.00	0.03
Income	2	294,391.03	0.02
Total	3,559	$1,205,066,521.44	100.00%

Geographic Distribution of Mortgaged Properties(1)

State	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding
California	986	$ 437,810,540.51	36.33%
Florida	522	174,332,166.28	14.47
Arizona	230	63,957,756.10	5.31
Virginia	144	48,735,747.34	4.04
Washington	142	40,305,831.49	3.34
Nevada	118	36,619,402.05	3.04
New Jersey	96	36,023,078.54	2.99
Maryland	127	34,962,129.69	2.90
Illinois	126	31,627,311.76	2.62
New York	56	29,576,162.14	2.45
Oregon	111	27,768,952.67	2.30
South Carolina	57	27,069,863.76	2.25
Colorado	78	22,918,867.63	1.90
Georgia	98	22,186,048.14	1.84
North Carolina	71	20,245,963.49	1.68
Massachusetts	47	19,973,836.04	1.66
Michigan	98	18,819,649.14	1.56
Utah	46	15,444,507.76	1.28
Texas	52	11,792,266.02	0.98
Minnesota	34	9,658,673.23	0.80
Pennsylvania	39	7,548,917.75	0.63
Hawaii	19	6,557,492.48	0.54
Connecticut	15	5,738,884.20	0.48
Ohio	30	5,640,011.70	0.47
Alabama	17	5,295,768.79	0.44
District of Columbia	14	4,975,092.42	0.41
Idaho	23	4,784,674.12	0.40
Missouri	24	4,527,846.87	0.38
Tennessee	26	4,318,027.48	0.36
Indiana	20	2,523,452.77	0.21
Delaware	8	2,370,002.96	0.20
West Virginia	6	2,265,350.00	0.19
New Mexico	8	2,219,541.43	0.18
Maine	5	2,215,894.26	0.18
Rhode Island	8	2,153,437.09	0.18
Wisconsin	7	1,961,775.41	0.16
New Hampshire	5	1,812,938.65	0.15
Kansas	6	1,599,450.80	0.13
Wyoming	4	1,238,830.58	0.10
Mississippi	8	1,217,888.69	0.10
Louisiana	8	1,088,797.32	0.09
Alaska	4	936,329.78	0.08
Montana	5	651,624.87	0.05
Oklahoma	4	577,715.10	0.05
Arkansas	1	452,000.00	0.04
Kentucky	3	288,552.32	0.02
Iowa	2	203,686.96	0.02
South Dakota	1	73,782.86	0.01
Total	3,559	$1,205,066,521.44	100.00%

__________

(1)

As of the Cut off Date, no more than approximately 0.62% of the Pool 1 Mortgage Loans will be secured by Mortgaged Properties in any one postal zip code area.

Margin(1)

Margin (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding
1.875	2	$ 1,190,250.00	0.10%
2.000	1	359,725.46	0.03
2.250	2,466	851,790,996.31	70.68
2.275	1	221,250.00	0.02
2.500	39	48,376,650.86	4.01
2.625	3	330,000.00	0.03
2.750	275	79,092,169.74	6.56
2.875	149	47,453,993.48	3.94
3.000	17	5,722,657.92	0.47
3.125	1	205,000.00	0.02
3.250	96	34,255,928.46	2.84
3.375	1	272,000.00	0.02
3.500	28	6,354,844.69	0.53
3.625	12	2,390,261.64	0.20
3.750	15	3,241,311.74	0.27
3.875	11	2,191,640.78	0.18
4.000	16	3,390,719.15	0.28
4.125	1	119,650.80	0.01
4.500	1	97,643.32	0.01
5.000	424	118,009,827.09	9.79
Total	3,559	$1,205,066,521.44	100.00%

__________

(1)

As of the Cut-off Date, the weighted average Margin of the Mortgage Loans in Pool 1 is expected to be approximately 2.64%.

Maximum Mortgage Rate(1)

Range of Maximum Mortgage Rate (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding
9.251 - 9.500	1	$ 252,000.00	0.02%
9.501 - 9.750	1	463,936.67	0.04
9.751 - 10.000	2	715,500.00	0.06
10.001 - 10.250	9	2,250,437.61	0.19
10.251 - 10.500	20	6,357,469.35	0.53
10.501 - 10.750	31	11,121,505.92	0.92
10.751 - 11.000	64	21,319,552.12	1.77
11.001 - 11.250	88	28,155,047.66	2.34
11.251 - 11.500	264	91,603,135.20	7.60
11.501 - 11.750	501	169,335,845.56	14.05
11.751 - 12.000	527	184,017,661.28	15.27
12.001 - 12.250	329	116,543,387.77	9.67
12.251 - 12.500	384	130,156,641.32	10.80
12.501 - 12.750	420	150,141,715.68	12.46
12.751 - 13.000	392	127,397,637.72	10.57
13.001 - 13.250	195	62,794,798.74	5.21
13.251 - 13.500	132	42,106,806.23	3.49
13.501 - 13.750	61	20,772,973.51	1.72
13.751 - 14.000	59	21,783,406.50	1.81
14.001 - 14.250	18	3,889,966.09	0.32
14.251 - 14.500	29	6,196,646.15	0.51
14.501 - 14.750	13	3,372,571.67	0.28
14.751 - 15.000	11	2,023,864.07	0.17
15.001 - 15.250	5	1,498,990.16	0.12
15.251 - 15.500	2	355,074.89	0.03
15.501 - 15.750	1	439,949.57	0.04
Total	3,559	$1,205,066,521.44	100.00%

__________

(1)

As of the Cut-off Date, the weighted average Maximum Mortgage Rate of the Mortgage Loans in Pool 1 is expected to be approximately 12.302%.

Next Rate Adjustment Date(1)

Next Rate Adjustment Date	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding
February 2008	1	$ 197,585.57	0.02%
April 2008	1	142,496.86	0.01
September 2008	1	184,432.85	0.02
October 2008	1	257,695.33	0.02
November 2008	1	217,750.00	0.02
December 2008	6	1,311,721.55	0.11
January 2009	15	6,580,669.12	0.55
February 2009	27	11,236,376.14	0.93
March 2009	6	3,583,518.69	0.30
May 2009	1	146,250.00	0.01
July 2009	2	347,900.00	0.03
August 2009	1	320,000.00	0.03
September 2009	29	8,288,089.37	0.69
October 2009	51	12,625,201.84	1.05
November 2009	49	14,390,837.72	1.19
December 2009	6	1,228,536.01	0.10
January 2010	28	7,998,950.48	0.66
February 2010	27	7,327,717.48	0.61
March 2010	36	15,779,451.77	1.31
April 2010	1	710,600.00	0.06
February 2011	1	302,948.15	0.03
March 2011	1	258,680.00	0.02
May 2011	3	1,250,583.28	0.10
June 2011	5	1,835,530.18	0.15
July 2011	8	2,123,943.18	0.18
August 2011	18	4,636,428.86	0.38
September 2011	100	25,915,101.70	2.15
October 2011	202	51,090,894.56	4.24
November 2011	182	47,356,630.72	3.93
December 2011	183	61,680,255.40	5.12
January 2012	434	141,352,096.85	11.73
February 2012	845	259,108,978.45	21.50
March 2012	547	179,137,598.93	14.87
April 2012	22	17,186,266.33	1.43
May 2012	2	1,903,400.00	0.16
May 2013	1	359,725.46	0.03
June 2013	3	1,721,610.88	0.14
July 2013	3	691,617.20	0.06
August 2013	11	3,263,100.04	0.27
September 2013	16	4,463,318.72	0.37
October 2013	27	5,553,024.94	0.46
November 2013	27	6,628,132.64	0.55
December 2013	59	14,286,313.78	1.19
January 2014	132	43,550,628.82	3.61
February 2014	131	61,268,477.27	5.08
March 2014	98	55,909,578.12	4.64
April 2014	124	82,104,705.44	6.81
May 2014	12	7,231,150.00	0.60
May 2016	1	486,000.00	0.04
August 2016	1	800,000.00	0.07
September 2016	3	1,058,498.40	0.09
October 2016	2	639,000.00	0.05
November 2016	1	397,500.00	0.03
December 2016	9	3,851,854.00	0.32
January 2017	18	7,114,108.91	0.59
February 2017	17	5,929,386.71	0.49
March 2017	15	7,831,749.98	0.65
April 2017	5	1,911,922.76	0.16
Total	3,559	$1,205,066,521.44	100.00%

__________

(1)

As of the Cut-off Date, the weighted average months to the Next Rate Adjustment Date of the Mortgage Loans in Pool 1 is expected to be approximately 62 months.

ANNEX A-3:
CERTAIN CHARACTERISTICS OF THE POOL 1A MORTGAGE LOANS

The following tables set forth certain information of the Pool 1A Mortgage Loans as of the Cut-off Date.

Cut-off Date Stated Principal Balance(1)

Range of Cut-Off Date Stated Principal Balances ($)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding
0.01 - 100,000.00	173	$ 13,110,719.85	3.01%
100,000.01 - 200,000.00	691	106,822,980.83	24.49
200,000.01 - 300,000.00	583	144,568,610.41	33.14
300,000.01 - 400,000.00	363	125,819,573.07	28.84
400,000.01 - 500,000.00	81	34,255,592.89	7.85
500,000.01 - 600,000.00	14	7,558,402.11	1.73
600,000.01 - 700,000.00	5	3,336,347.24	0.76
700,000.01 - 800,000.00	1	770,000.00	0.18
Total	1,911	$436,242,226.40	100.00%

__________

(1)

As of the Cut-off Date, the average Stated Principal Balance of the Mortgage Loans in Pool 1A is expected to be approximately $228.279.

Current Mortgage Rates(1)

Range of Current Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding
4.251 - 4.500	1	$ 252,000.00	0.06%
4.751 - 5.000	1	158,500.00	0.04
5.001 - 5.250	6	1,029,787.61	0.24
5.251 - 5.500	13	2,890,293.89	0.66
5.501 - 5.750	12	2,607,017.59	0.60
5.751 - 6.000	34	7,750,319.58	1.78
6.001 - 6.250	52	13,179,788.85	3.02
6.251 - 6.500	156	38,859,814.94	8.91
6.501 - 6.750	372	91,229,221.00	20.91
6.751 - 7.000	410	97,978,113.41	22.46
7.001 - 7.250	219	50,645,580.50	11.61
7.251 - 7.500	212	45,881,814.35	10.52
7.501 - 7.750	150	32,478,345.83	7.45
7.751 - 8.000	117	22,424,385.41	5.14
8.001 - 8.250	76	13,481,418.49	3.09
8.251 - 8.500	52	9,746,049.86	2.23
8.501 - 8.750	13	2,389,097.63	0.55
8.751 - 9.000	11	2,174,034.16	0.50
9.001 - 9.250	4	1,086,643.30	0.25
Total	1,911	$436,242,226.40	100.00%

__________

(1)

As of the Cut-off Date, the weighted average Current Mortgage Rate of the Mortgage Loans in Pool 1A is expected to be approximately 7.061%.

Remaining Term to Maturity(1)

Range of Remaining Term (Months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding
346 - 350	6	$ 1,526,503.21	0.35%
351 - 355	555	131,949,111.39	30.25
356 - 360	1,350	302,766,611.80	69.40
Total	1,911	$436,242,226.40	100.00%

__________

(1)

As of the Cut-off Date, the weighted average Remaining Term to Maturity of the Mortgage Loans in Pool 1A is expected to be approximately 356 months.

Original Loan-To-Value Ratios(1)

Range of Original Loan-To-Value Ratios (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding
10.01 - 20.00	1	$ 350,000.00	0.08%
20.01 - 30.00	5	570,152.20	0.13
30.01 - 40.00	10	1,677,758.46	0.38
40.01 - 50.00	13	2,993,925.50	0.69
50.01 - 60.00	40	10,529,024.01	2.41
60.01 - 70.00	296	63,991,845.06	14.67
70.01 - 75.00	198	44,048,082.32	10.10
75.01 - 80.00	1,180	278,797,971.00	63.91
80.01 - 85.00	22	5,180,373.89	1.19
85.01 - 90.00	77	14,714,743.59	3.37
90.01 - 95.00	50	9,609,420.99	2.20
95.01 – 100.00	19	3,778,929.38	0.87
Total	1,911	$436,242,226.40	100.00%

__________

(1)

As of the Cut-off Date, the weighted average Original Loan-to-Value Ratio of the Mortgage Loans in Pool 1A is expected to be approximately 77.31%.

Original Effective LTV(1)

Range of Original Loan-To-Value Ratios (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding
10.01 - 20.00	1	$ 350,000.00	0.08%
20.01 - 30.00	5	570,152.20	0.13
30.01 - 40.00	10	1,677,758.46	0.38
40.01 - 50.00	13	2,993,925.50	0.69
50.01 - 60.00	41	10,731,242.97	2.46
60.01 - 70.00	1,097	253,638,487.39	58.14
70.01 - 75.00	154	33,279,212.43	7.63
75.01 - 80.00	589	132,869,047.45	30.46
80.01 - 85.00	1	132,400.00	0.03
Total	1,911	$436,242,226.40	100.00%

__________

(1)

As of the Cut-off Date, the weighted average Original Effective Loan-to-Value of the Mortgage Loans in Pool 1A (conforming) is expected to be approximately 69.95%.  Effective LTV for the purposes of this table is equal to (1) 65.00% in the case of any Mortgage Loan covered by the UG Policy, or (2) Original LTV less any applicable Primary Mortgage Insurance, in the case of any other Mortgage Loans.  See ‘Covered Amount’ for details.

Credit Score(1)

Range of Credit Score	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding
Not Available	6	$ 866,494.40	0.20%
601 - 620	3	645,499.97	0.15
621 - 640	92	20,255,096.34	4.64
641 - 660	116	27,278,057.06	6.25
661 - 680	291	67,108,857.18	15.38
681 - 700	401	94,453,423.90	21.65
701 - 720	327	73,772,778.93	16.91
721 - 740	231	52,271,726.00	11.98
741 - 760	208	45,258,666.45	10.37
761 - 780	121	27,869,182.97	6.39
781 - 800	91	20,631,977.41	4.73
801 - 820	23	5,730,465.79	1.31
821 - 840	1	100,000.00	0.02
Total	1,911	$436,242,226.40	100.00%

As of the Cut-off Date, the weighted average non-zero Credit Score of the Mortgage Loans in Pool 1A is expected to be approximately 708. See "Description of the Mortgage Pool - The Mortgage Loans" herein.

Loan Purpose

Loan Purpose	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding
Purchase	888	$185,988,065.18	42.63%
Cash-out	618	147,872,170.51	33.90
Rate / Term Refinance	405	102,381,990.71	23.47
Total	1,911	$436,242,226.40	100.00%

Property Type

Property Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding
Single Family	1,033	$225,760,686.64	51.75%
Planned Unit Development	408	95,601,279.01	21.91
Condominium	294	61,602,616.13	14.12
Two- to Four-Family	173	52,748,394.62	12.09
NWC	1	308,000.00	0.07
Co-operative Unit	2	221,250.00	0.05
Total	1,911	$436,242,226.40	100.00%

Occupancy Type(1)

Occupancy Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding
Primary	1,128	$282,237,503.54	64.70%
Investment	640	122,836,485.55	28.16
Secondary	143	31,168,237.31	7.14
Total	1,911	$436,242,226.40	100.00%

__________

(1)

Based upon representations of the related borrowers at the time of origination.

Loan Documentation

Loan Documentation	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding
Full Asset/Stated Income	407	$ 92,649,741.92	21.24%
No Ratio	371	87,610,053.45	20.08
Stated Documentation	319	83,028,817.37	19.03
Full	340	68,150,938.93	15.62
No Documentation	219	46,049,908.36	10.56
Stated Income/Stated Asset	99	21,756,863.95	4.99
No Income Verifier	59	14,770,748.39	3.39
Stated Income Verified Assets	37	9,500,541.55	2.18
No Income Verified Asset	37	7,927,330.82	1.82
No Income/No Assets Verifier	19	3,982,081.66	0.91
Limited	1	268,000.00	0.06
Reduced	1	260,000.00	0.06
Income	1	152,000.00	0.03
Alternative	1	135,200.00	0.03
Total	1,911	$436,242,226.40	100.00%

Geographic Distribution of Mortgaged Properties(1)

State	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding
California	344	$109,078,732.15	25.00%
Florida	281	57,899,450.31	13.27
Arizona	142	29,362,518.44	6.73
Maryland	104	27,011,947.24	6.19
Virginia	94	24,525,192.29	5.62
Washington	87	19,096,123.52	4.38
Oregon	76	17,418,593.88	3.99
Illinois	79	15,241,632.03	3.49
Nevada	56	14,135,991.85	3.24
Michigan	78	12,463,079.86	2.86
New Jersey	43	11,670,722.60	2.68
Georgia	60	9,607,240.09	2.20
Colorado	48	8,942,121.13	2.05
New York	25	8,228,569.69	1.89
North Carolina	49	7,563,045.28	1.73
Massachusetts	25	6,740,569.92	1.55
Utah	27	6,422,271.07	1.47
South Carolina	34	6,274,099.06	1.44
Minnesota	25	5,683,340.83	1.30
Texas	29	4,092,544.46	0.94
Hawaii	10	3,463,896.96	0.79
Idaho	19	3,171,414.12	0.73
Pennsylvania	21	2,838,127.18	0.65
Ohio	21	2,714,479.18	0.62
Alabama	10	2,586,413.98	0.59
District of Columbia	9	2,510,683.04	0.58
Tennessee	18	2,484,044.02	0.57
Missouri	19	2,447,785.28	0.56
Connecticut	7	1,607,345.44	0.37
Indiana	13	1,168,718.22	0.27
Rhode Island	5	1,096,616.56	0.25
Delaware	5	965,621.93	0.22
Alaska	4	936,329.78	0.21
Kansas	4	811,800.00	0.19
New Mexico	4	811,000.83	0.19
Mississippi	5	779,666.91	0.18
Louisiana	6	716,992.50	0.16
Montana	5	651,624.87	0.15
New Hampshire	3	585,124.86	0.13
Maine	2	535,813.98	0.12
Wyoming	3	528,230.58	0.12
West Virginia	3	483,900.00	0.11
Wisconsin	3	349,815.44	0.08
Oklahoma	3	241,204.04	0.06
Kentucky	2	224,008.14	0.05
South Dakota	1	73,782.86	0.02
Total	1,911	$436,242,226.40	100.00%

__________

(1)

As of the Cut off Date, no more than approximately 0.45% of the Pool 1A Mortgage Loans will be secured by Mortgaged Properties in any one postal zip code area.

Margin(1)

Margin (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding
2.000	1	$ 359,725.46	0.08%
2.250	1,291	298,324,055.10	68.38
2.275	1	221,250.00	0.05
2.625	3	330,000.00	0.08
2.750	105	25,864,001.81	5.93
2.875	100	21,009,579.24	4.82
3.000	7	1,735,157.97	0.40
3.125	1	205,000.00	0.05
3.250	57	16,583,792.73	3.80
3.375	1	272,000.00	0.06
3.500	20	4,040,404.69	0.93
3.625	9	1,817,272.14	0.42
3.750	14	2,813,811.74	0.65
3.875	11	2,191,640.78	0.50
4.000	11	2,244,251.96	0.51
4.500	1	97,643.32	0.02
5.000	278	58,132,639.46	13.33
Total	1,911	$436,242,226.40	100.00%

__________

(1)

As of the Cut-off Date, the weighted average Margin of the Mortgage Loans in Pool 1A is expected to be approximately 2.763%.

Maximum Mortgage Rate(1)

Range of Maximum Mortgage Rate (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding
9.251 - 9.500	1	$ 252,000.00	0.06%
9.751 - 10.000	1	158,500.00	0.04
10.001 - 10.250	6	1,029,787.61	0.24
10.251 - 10.500	12	2,550,339.58	0.58
10.501 - 10.750	12	2,607,017.59	0.60
10.751 - 11.000	28	6,380,719.58	1.46
11.001 - 11.250	37	9,067,278.76	2.08
11.251 - 11.500	111	27,036,354.80	6.20
11.501 - 11.750	282	68,858,155.22	15.78
11.751 - 12.000	292	68,978,171.18	15.81
12.001 - 12.250	180	40,928,257.82	9.38
12.251 - 12.500	202	45,402,128.45	10.41
12.501 - 12.750	203	47,354,326.43	10.86
12.751 - 13.000	207	46,187,080.97	10.59
13.001 - 13.250	115	24,310,470.96	5.57
13.251 - 13.500	84	17,591,354.88	4.03
13.501 - 13.750	39	7,900,027.90	1.81
13.751 - 14.000	37	7,326,203.30	1.68
14.001 - 14.250	17	3,765,030.30	0.86
14.251 - 14.500	24	4,797,795.33	1.10
14.501 - 14.750	10	1,818,430.37	0.42
14.751 - 15.000	9	1,620,402.07	0.37
15.001 - 15.250	2	322,393.30	0.07
Total	1,911	$436,242,226.40	100.00%

__________

(1)

As of the Cut-off Date, the weighted average Maximum Mortgage Rate of the Mortgage Loans in Pool 1A is expected to be approximately 12.343%.

Next Rate Adjustment Date(1)

Next Rate Adjustment Date	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding
February 2008	1	$ 197,585.57	0.05%
September 2008	1	184,432.85	0.04
October 2008	1	257,695.33	0.06
November 2008	1	217,750.00	0.05
December 2008	5	954,436.67	0.22
January 2009	6	1,133,119.55	0.26
February 2009	16	3,735,676.14	0.86
March 2009	2	673,518.69	0.15
July 2009	1	180,000.00	0.04
September 2009	17	4,655,461.29	1.07
October 2009	28	6,904,215.06	1.58
November 2009	25	7,075,430.61	1.62
December 2009	5	730,932.95	0.17
January 2010	7	1,604,161.00	0.37
February 2010	19	4,090,631.40	0.94
March 2010	15	4,083,619.67	0.94
June 2011	1	355,960.00	0.08
July 2011	3	630,817.75	0.14
August 2011	8	1,191,803.10	0.27
September 2011	65	15,776,913.12	3.62
October 2011	137	30,819,034.59	7.06
November 2011	112	27,978,704.79	6.41
December 2011	92	23,313,064.67	5.34
January 2012	233	54,731,608.68	12.55
February 2012	547	121,175,272.73	27.78
March 2012	329	71,488,952.94	16.39
April 2012	3	702,629.00	0.16
May 2013	1	359,725.46	0.08
September 2013	8	1,338,400.56	0.31
October 2013	13	2,516,476.63	0.58
November 2013	12	1,981,020.85	0.45
December 2013	17	3,388,005.92	0.78
January 2014	65	14,418,969.43	3.31
February 2014	50	10,965,436.17	2.51
March 2014	30	7,245,459.33	1.66
April 2014	3	527,450.00	0.12
September 2016	2	534,498.40	0.12
November 2016	1	397,500.00	0.09
December 2016	5	1,733,334.00	0.40
January 2017	9	2,021,775.00	0.46
February 2017	8	1,678,623.76	0.38
March 2017	6	2,071,399.98	0.47
April 2017	1	220,722.76	0.05
Total	1,911	$436,242,226.40	100.00%

__________

(1)

As of the Cut-off Date, the weighted average months to the Next Rate Adjustment Date of the Mortgage Loans in Pool 1A is expected to be approximately 57 months.

ANNEX A-4:
CERTAIN CHARACTERISTICS OF THE POOL 1B MORTGAGE LOANS

The following tables set forth certain information of the Pool 1B Mortgage Loans as of the Cut-off Date.

Cut-off Date Stated Principal Balance(1)

Range of Cut-Off Date Stated Principal Balances ($)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding
0.01 - 100,000.00	26	$ 1,931,475.40	0.25%
100,000.01 - 200,000.00	248	39,335,611.35	5.12
200,000.01 - 300,000.00	287	72,110,167.29	9.38
300,000.01 - 400,000.00	227	79,037,288.35	10.28
400,000.01 - 500,000.00	309	140,400,028.38	18.26
500,000.01 - 600,000.00	204	112,160,830.16	14.59
600,000.01 - 700,000.00	115	74,234,471.06	9.66
700,000.01 - 800,000.00	60	45,390,944.04	5.90
800,000.01 - 900,000.00	43	36,797,154.40	4.79
900,000.01 - 1,000,000.00	51	49,393,384.70	6.42
1,000,000.01 - 1,100,000.00	13	13,903,901.97	1.81
1,100,000.01 - 1,200,000.00	8	9,215,849.99	1.20
1,200,000.01 - 1,300,000.00	13	16,529,499.97	2.15
1,300,000.01 - 1,400,000.00	7	9,404,437.00	1.22
1,400,000.01 - 1,500,000.00	6	8,742,500.00	1.14
1,500,000.01 - 2,000,000.00	23	41,190,750.98	5.36
2,000,000.01 - 2,500,000.00	7	16,247,000.00	2.11
2,500,000.01 - 3,000,000.00	1	2,799,000.00	0.36
Total	1,648	$768,824,295.04	100.00%

__________

(1)

As of the Cut-off Date, the average Stated Principal Balance of the Mortgage Loans in Pool 1B is expected to be approximately $466,519.

Current Mortgage Rates(1)

Range of Current Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding
4.501 - 4.750	1	$ 463,936.67	0.06%
4.751 - 5.000	1	557,000.00	0.07
5.001 - 5.250	3	1,220,650.00	0.16
5.251 - 5.500	8	3,807,129.77	0.50
5.501 - 5.750	21	8,930,638.33	1.16
5.751 - 6.000	42	16,525,841.01	2.15
6.001 - 6.250	74	27,039,430.16	3.52
6.251 - 6.500	215	84,917,258.52	11.05
6.501 - 6.750	334	145,577,808.19	18.94
6.751 - 7.000	351	156,590,589.68	20.37
7.001 - 7.250	169	82,245,351.94	10.70
7.251 - 7.500	152	81,067,408.80	10.54
7.501 - 7.750	122	70,144,067.01	9.12
7.751 - 8.000	82	51,581,109.33	6.71
8.001 - 8.250	38	24,027,380.32	3.13
8.251 - 8.500	20	8,898,478.12	1.16
8.501 - 8.750	3	1,554,141.30	0.20
8.751 - 9.000	5	1,352,004.57	0.18
9.001 - 9.250	3	1,176,596.86	0.15
9.251 - 9.500	3	707,524.89	0.09
9.501 - 9.750	1	439,949.57	0.06
Total	1,648	$768,824,295.04	100.00%

__________

(1)

As of the Cut-off Date, the weighted average Current Mortgage Rate of the Mortgage Loans in Pool 1B is expected to be approximately 7.043%.

Remaining Term to Maturity(1)

Range of Remaining Term (Months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding
166 - 170	1	$ 72,797.10	0.01%
171 - 175	1	271,682.70	0.04
341 - 345	1	302,948.15	0.04
346 - 350	22	7,765,036.73	1.01
351 - 355	430	138,223,524.34	17.98
356 - 360	1,193	622,188,306.02	80.93
Total	1,648	$768,824,295.04	100.00%

__________

(1)

As of the Cut-off Date, the weighted average Remaining Term to Maturity of the Mortgage Loans in Pool 1B is expected to be approximately 357 months.

Original Loan-To-Value Ratios(1)

Range of Original Loan-To-Value Ratios (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding
10.01 - 20.00	2	$ 1,997,603.06	0.26%
20.01 - 30.00	2	525,000.00	0.07
30.01 - 40.00	8	4,977,461.18	0.65
40.01 - 50.00	13	12,480,600.00	1.62
50.01 - 60.00	28	26,057,227.45	3.39
60.01 - 70.00	189	120,608,305.04	15.69
70.01 - 75.00	252	125,725,079.79	16.35
75.01 - 80.00	1,083	453,783,106.26	59.02
80.01 - 85.00	4	1,539,347.61	0.20
85.01 - 90.00	41	13,791,522.40	1.79
90.01 - 95.00	15	4,263,819.26	0.55
95.01 - 100.00	11	3,075,222.99	0.40
Total	1,648	$768,824,295.04	100.00%

__________

(1)

As of the Cut-off Date, the weighted average Original Loan-to-Value Ratio of the Mortgage Loans in Pool 1B is expected to be approximately 75.61%.

Original Effective LTV(1)

Range of Original Loan-To-Value Ratios (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding
10.01 - 20.00	2	$ 1,997,603.06	0.26%
20.01 - 30.00	2	525,000.00	0.07
30.01 - 40.00	8	4,977,461.18	0.65
40.01 - 50.00	13	12,480,600.00	1.62
50.01 - 60.00	29	26,411,327.44	3.44
60.01 - 70.00	1,146	514,528,095.21	66.92
70.01 - 75.00	141	64,039,121.27	8.33
75.01 - 80.00	307	143,865,086.88	18.71
Total	1,648	$768,824,295.04	100.00%

__________

(1)
As of the Cut-off Date, the weighted average Original Effective Loan-to-Value of the Mortgage Loans in Pool 1B (non-conforming) is expected to be approximately 67.80%.  Effective LTV for the purposes of this table is equal to (1) 65.00% in the case of any Mortgage Loan covered by the UG Policy, or (2) Original LTV less any applicable Primary Mortgage Insurance, in the case of any other Mortgage Loans.  See ‘Covered Amount’ for details

Credit Score(1)

Range of Credit Score	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding
Not Available	4	$ 730,046.86	0.09%
601 - 620	3	870,801.40	0.11
621 - 640	58	29,316,798.58	3.81
641 - 660	102	45,992,370.21	5.98
661 - 680	255	125,832,851.73	16.37
681 - 700	338	150,866,029.06	19.62
701 - 720	283	136,346,762.45	17.73
721 - 740	202	98,925,970.60	12.87
741 - 760	164	71,747,476.90	9.33
761 - 780	140	67,590,349.15	8.79
781 - 800	76	31,279,826.29	4.07
801 - 820	22	8,668,761.81	1.13
821 - 840	1	656,250.00	0.09
Total	1,648	$768,824,295.04	100.00%

As of the Cut-off Date, the weighted average non-zero Credit Score of the Mortgage Loans in Pool 1B is expected to be approximately 709. See "Description of the Mortgage Pool - The Mortgage Loans" herein.

Loan Purpose

Loan Purpose	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding
Purchase	1,206	$488,535,751.25	63.54%
Cash-out	273	181,225,479.09	23.57
Rate / Term Refinance	169	99,063,064.70	12.89
Total	1,648	$768,824,295.04	100.00%

Property Type

Property Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding
Single Family	879	$442,490,947.67	57.55%
Planned Unit Development	384	178,841,296.14	23.26
Condominium	295	110,067,226.74	14.32
Two- to Four-Family	41	23,350,474.86	3.04
Condotel	48	13,474,474.63	1.75
Co-operative Unit	1	599,875.00	0.08
Total	1,648	$768,824,295.04	100.00%

Occupancy Type(1)

Occupancy Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding
Primary	1,395	$637,688,194.73	82.94%
Investment	161	79,622,445.64	10.36
Secondary	92	51,513,654.67	6.70
Total	1,648	$768,824,295.04	100.00%

__________

(1)

Based upon representations of the related borrowers at the time of origination.

Loan Documentation

Loan Documentation	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding
No Ratio	259	$132,964,555.44	17.29%
Full Asset/Stated Income	283	132,334,875.14	17.21
Full	278	120,154,029.12	15.63
Stated Documentation	257	88,305,899.76	11.49
No Income Verified Asset	107	82,270,708.00	10.70
No Documentation	157	73,507,449.82	9.56
Stated Income/Stated Asset	113	53,049,370.27	6.90
Reduced	57	38,765,131.25	5.04
No Income Verifier	70	19,876,703.77	2.59
Stated Income Verified Assets	26	12,371,371.80	1.61
No Income/No Assets Verifier	22	6,376,375.02	0.83
Simply Signature	12	5,483,018.62	0.71
Alternative	3	2,122,000.00	0.28
Asset Verification	1	541,064.00	0.07
Preferred	1	456,000.00	0.06
Income	1	142,391.03	0.02
Limited	1	103,352.00	0.01
Total	1,648	$768,824,295.04	100.00%

Geographic Distribution of Mortgaged Properties(1)

State	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding
California	642	$328,731,808.36	42.76%
Florida	241	116,432,715.97	15.14
Arizona	88	34,595,237.66	4.50
New Jersey	53	24,352,355.94	3.17
Virginia	50	24,210,555.05	3.15
Nevada	62	22,483,410.20	2.92
New York	31	21,347,592.45	2.78
Washington	55	21,209,707.97	2.76
South Carolina	23	20,795,764.70	2.70
Illinois	47	16,385,679.73	2.13
Colorado	30	13,976,746.50	1.82
Massachusetts	22	13,233,266.12	1.72
North Carolina	22	12,682,918.21	1.65
Georgia	38	12,578,808.05	1.64
Oregon	35	10,350,358.79	1.35
Utah	19	9,022,236.69	1.17
Maryland	23	7,950,182.45	1.03
Texas	23	7,699,721.56	1.00
Michigan	20	6,356,569.28	0.83
Pennsylvania	18	4,710,790.57	0.61
Connecticut	8	4,131,538.76	0.54
Minnesota	9	3,975,332.40	0.52
Hawaii	9	3,093,595.52	0.40
Ohio	9	2,925,532.52	0.38
Alabama	7	2,709,354.81	0.35
District of Columbia	5	2,464,409.38	0.32
Missouri	5	2,080,061.59	0.27
Tennessee	8	1,833,983.46	0.24
West Virginia	3	1,781,450.00	0.23
Maine	3	1,680,080.28	0.22
Idaho	4	1,613,260.00	0.21
Wisconsin	4	1,611,959.97	0.21
New Mexico	4	1,408,540.60	0.18
Delaware	3	1,404,381.03	0.18
Indiana	7	1,354,734.55	0.18
New Hampshire	2	1,227,813.79	0.16
Rhode Island	3	1,056,820.53	0.14
Kansas	2	787,650.80	0.10
Wyoming	1	710,600.00	0.09
Arkansas	1	452,000.00	0.06
Mississippi	3	438,221.78	0.06
Louisiana	2	371,804.82	0.05
Oklahoma	1	336,511.06	0.04
Iowa	2	203,686.96	0.03
Kentucky	1	64,544.18	0.01
Total	1,648	$768,824,295.04	100.00%

__________

(1)

As of the Cut off Date, no more than approximately 0.89% of the Pool 1B Mortgage Loans will be secured by Mortgaged Properties in any one postal zip code area.

Margin(1)

Margin (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding
1.875	2	$ 1,190,250.00	0.15%
2.250	1,175	553,466,941.21	71.99
2.500	39	48,376,650.86	6.29
2.750	170	53,228,167.93	6.92
2.875	49	26,444,414.24	3.44
3.000	10	3,987,499.95	0.52
3.250	39	17,672,135.73	2.30
3.500	8	2,314,440.00	0.30
3.625	3	572,989.50	0.07
3.750	1	427,500.00	0.06
4.000	5	1,146,467.19	0.15
4.125	1	119,650.80	0.02
5.000	146	59,877,187.63	7.79
Total	1,648	$768,824,295.04	100.00%

__________

(1)

As of the Cut-off Date, the weighted average Margin of the Mortgage Loans in Pool 1B is expected to be approximately 2.571%.

Maximum Mortgage Rate(1)

Range of Maximum Mortgage Rate (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding
9.501 - 9.750	1	$ 463,936.67	0.06%
9.751 - 10.000	1	557,000.00	0.07
10.001 - 10.250	3	1,220,650.00	0.16
10.251 - 10.500	8	3,807,129.77	0.50
10.501 - 10.750	19	8,514,488.33	1.11
10.751 - 11.000	36	14,938,832.54	1.94
11.001 - 11.250	51	19,087,768.90	2.48
11.251 - 11.500	153	64,566,780.40	8.40
11.501 - 11.750	219	100,477,690.34	13.07
11.751 - 12.000	235	115,039,490.10	14.96
12.001 - 12.250	149	75,615,129.95	9.84
12.251 - 12.500	182	84,754,512.87	11.02
12.501 - 12.750	217	102,787,389.25	13.37
12.751 - 13.000	185	81,210,556.75	10.56
13.001 - 13.250	80	38,484,327.78	5.01
13.251 - 13.500	48	24,515,451.35	3.19
13.501 - 13.750	22	12,872,945.61	1.67
13.751 - 14.000	22	14,457,203.20	1.88
14.001 - 14.250	1	124,935.79	0.02
14.251 - 14.500	5	1,398,850.82	0.18
14.501 - 14.750	3	1,554,141.30	0.20
14.751 - 15.000	2	403,462.00	0.05
15.001 - 15.250	3	1,176,596.86	0.15
15.251 - 15.500	2	355,074.89	0.05
15.501 - 15.750	1	439,949.57	0.06
Total	1,648	$768,824,295.04	100.00%

__________

(1)

As of the Cut-off Date, the weighted average Maximum Mortgage Rate of the Mortgage Loans in Pool 1B is expected to be approximately 12.28%.

Next Rate Adjustment Date(1)

Next Rate Adjustment Date	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding
April 2008	1	$ 142,496.86	0.02%
December 2008	1	357,284.88	0.05
January 2009	9	5,447,549.57	0.71
February 2009	11	7,500,700.00	0.98
March 2009	4	2,910,000.00	0.38
May 2009	1	146,250.00	0.02
July 2009	1	167,900.00	0.02
August 2009	1	320,000.00	0.04
September 2009	12	3,632,628.08	0.47
October 2009	23	5,720,986.78	0.74
November 2009	24	7,315,407.11	0.95
December 2009	1	497,603.06	0.06
January 2010	21	6,394,789.48	0.83
February 2010	8	3,237,086.08	0.42
March 2010	21	11,695,832.10	1.52
April 2010	1	710,600.00	0.09
February 2011	1	302,948.15	0.04
March 2011	1	258,680.00	0.03
May 2011	3	1,250,583.28	0.16
June 2011	4	1,479,570.18	0.19
July 2011	5	1,493,125.43	0.19
August 2011	10	3,444,625.76	0.45
September 2011	35	10,138,188.58	1.32
October 2011	65	20,271,859.97	2.64
November 2011	70	19,377,925.93	2.52
December 2011	91	38,367,190.73	4.99
January 2012	201	86,620,488.17	11.27
February 2012	298	137,933,705.72	17.94
March 2012	218	107,648,645.99	14.00
April 2012	19	16,483,637.33	2.14
May 2012	2	1,903,400.00	0.25
June 2013	3	1,721,610.88	0.22
July 2013	3	691,617.20	0.09
August 2013	11	3,263,100.04	0.42
September 2013	8	3,124,918.16	0.41
October 2013	14	3,036,548.31	0.39
November 2013	15	4,647,111.79	0.60
December 2013	42	10,898,307.86	1.42
January 2014	67	29,131,659.39	3.79
February 2014	81	50,303,041.10	6.54
March 2014	68	48,664,118.79	6.33
April 2014	121	81,577,255.44	10.61
May 2014	12	7,231,150.00	0.94
May 2016	1	486,000.00	0.06
August 2016	1	800,000.00	0.10
September 2016	1	524,000.00	0.07
October 2016	2	639,000.00	0.08
December 2016	4	2,118,520.00	0.28
January 2017	9	5,092,333.91	0.66
February 2017	9	4,250,762.95	0.55
March 2017	9	5,760,350.00	0.75
April 2017	4	1,691,200.00	0.22
Total	1,648	$768,824,295.04	100.00%

__________

(1)

As of the Cut-off Date, the weighted average months to the Next Rate Adjustment Date of the Mortgage Loans in Pool 1B is expected to be approximately 64 months.

ANNEX A-5:
CERTAIN CHARACTERISTICS OF THE POOL 2 MORTGAGE LOANS

The following tables set forth certain information of the Pool 2 Mortgage Loans as of the Cut-off Date.

Cut-off Date Stated Principal Balance(1)

Range of Cut-Off Date Stated Principal Balances ($)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding
0.01 - 100,000.00	8	$ 721,110.62	0.96%
100,000.01 - 200,000.00	76	12,276,392.53	16.35
200,000.01 - 300,000.00	99	24,665,957.93	32.85
300,000.01 - 400,000.00	87	30,139,446.28	40.14
400,000.01 - 500,000.00	16	6,706,848.69	8.93
500,000.01 - 600,000.00	1	576,315.77	0.77
Total	287	$75,086,071.82	100.00%

__________

(1)

As of the Cut-off Date, the average Stated Principal Balance of the Mortgage Loans in Pool 2 is expected to be approximately $261,623.

Current Mortgage Rates(1)

Range of Current Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding
4.501 - 4.750	2	$ 539,646.73	0.72%
4.751 - 5.000	6	1,642,513.60	2.19
5.001 - 5.250	1	226,175.00	0.30
5.251 - 5.500	7	1,696,686.35	2.26
5.501 - 5.750	8	2,497,301.58	3.33
5.751 - 6.000	33	8,952,964.12	11.92
6.001 - 6.250	59	16,283,508.36	21.69
6.251 - 6.500	169	42,870,104.08	57.09
6.501 - 6.750	1	91,872.00	0.12
7.001 - 7.250	1	285,300.00	0.38
Total	287	$75,086,071.82	100.00%

__________

(1)

As of the Cut-off Date, the weighted average Current Mortgage Rate of the Mortgage Loans in Pool 2 is expected to be approximately 6.235%.

Remaining Term to Maturity(1)

Range of Remaining Term (Months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding
346 - 350	3	$ 764,272.00	1.02%
351 - 355	60	16,859,277.17	22.45
356 - 360	224	57,462,522.65	76.53
Total	287	$75,086,071.82	100.00%

__________

(1)

As of the Cut-off Date, the weighted average Remaining Term to Maturity of the Mortgage Loans in Pool 2 is expected to be approximately 356 months.

Original Loan-To-Value Ratios(1)

Range of Original Loan-To-Value Ratios (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding
30.01 - 40.00	2	$ 439,999.99	0.59%
40.01 - 50.00	4	966,489.82	1.29
50.01 - 60.00	14	3,072,936.93	4.09
60.01 - 70.00	25	5,379,170.25	7.16
70.01 - 75.00	17	4,767,973.40	6.35
75.01 - 80.00	205	56,437,359.85	75.16
80.01 - 85.00	1	215,598.82	0.29
85.01 - 90.00	11	2,115,194.36	2.82
90.01 - 95.00	3	708,800.00	0.94
95.01 - 100.00	5	982,548.40	1.31
Total	287	$75,086,071.82	100.00%

__________

(1)

As of the Cut-off Date, the weighted average Original Loan-to-Value Ratio of the Mortgage Loans in Pool 2 is expected to be approximately 77.35%.

Credit Score(1)

Range of Credit Score	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding
601 - 620	1	$ 295,900.00	0.39%
621 - 640	17	3,931,764.37	5.24
641 - 660	25	6,681,450.46	8.90
661 - 680	36	9,272,710.85	12.35
681 - 700	34	9,280,459.21	12.36
701 - 720	39	9,958,127.00	13.26
721 - 740	43	11,113,393.59	14.80
741 - 760	44	12,180,339.64	16.22
761 - 780	28	7,606,790.95	10.13
781 - 800	15	3,878,788.81	5.17
801 - 820	5	886,346.94	1.18
Total	287	$75,086,071.82	100.00%

As of the Cut-off Date, the weighted average non-zero Credit Score of the Mortgage Loans in Pool 2 is expected to be approximately 714. See "Description of the Mortgage Pool - The Mortgage Loans" herein.

Loan Purpose

Loan Purpose	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding
Cash-out	113	$29,919,143.11	39.85%
Purchase	95	24,356,353.89	32.44
Rate / Term Refinance	79	20,810,574.82	27.72
Total	287	$75,086,071.82	100.00%

Property Type

Property Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding
Single Family	159	$42,244,474.09	56.26%
Planned Unit Development	75	19,539,823.67	26.02
Condominium	46	11,087,463.86	14.77
Two- to Four-Family	7	2,214,310.20	2.95
Total	287	$75,086,071.82	100.00%

Occupancy Type(1)

Occupancy Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding
Primary	245	$66,324,619.49	88.33%
Investment	29	5,636,875.26	7.51
Secondary	13	3,124,577.07	4.16
Total	287	$75,086,071.82	100.00%

__________

(1)

Based upon representations of the related borrowers at the time of origination.

Loan Documentation

Loan Documentation	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding
Stated Documentation	88	$26,002,877.30	34.63%
Full	82	18,891,565.47	25.16
Full Asset/Stated Income	42	10,818,150.60	14.41
No Ratio	28	7,544,026.17	10.05
No Documentation	18	4,234,771.40	5.64
Stated Income Verified Assets	11	2,918,687.09	3.89
Stated Income/Stated Asset	11	2,759,016.93	3.67
No Income/No Assets Verifier	4	798,899.13	1.06
No Income Verified Asset	2	775,677.73	1.03
No Income Verifier	1	342,400.00	0.46
Total	287	$75,086,071.82	100.00%

Geographic Distribution of Mortgaged Properties(1)

State	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding
California	95	$30,413,148.98	40.50%
Florida	30	6,598,095.49	8.79
Virginia	16	5,061,221.89	6.74
Arizona	24	4,913,875.88	6.54
Maryland	12	3,177,802.72	4.23
Nevada	12	2,729,981.69	3.64
Georgia	12	2,652,334.91	3.53
Washington	10	2,091,121.00	2.78
Oregon	9	2,088,087.30	2.78
Michigan	9	1,592,074.24	2.12
New Jersey	5	1,497,923.34	1.99
South Carolina	6	1,399,379.93	1.86
Colorado	6	1,233,464.68	1.64
New York	2	879,200.00	1.17
Alabama	4	872,380.00	1.16
Illinois	3	739,300.00	0.98
Ohio	4	685,850.00	0.91
Delaware	2	658,400.00	0.88
Arkansas	3	580,275.00	0.77
Hawaii	1	576,315.77	0.77
Montana	2	556,798.81	0.74
North Carolina	3	526,322.03	0.70
Tennessee	3	479,209.47	0.64
Massachusetts	2	461,500.00	0.61
Utah	1	393,971.25	0.52
Oklahoma	1	366,400.00	0.49
Connecticut	1	366,400.00	0.49
Wisconsin	2	338,300.00	0.45
Texas	1	223,100.00	0.30
New Mexico	1	215,250.00	0.29
Louisiana	1	190,600.00	0.25
Missouri	1	148,353.16	0.20
Kentucky	1	143,950.00	0.19
Mississippi	1	143,812.28	0.19
Idaho	1	91,872.00	0.12
Total	287	$75,086,071.82	100.00%

__________

(1)

As of the Cut off Date, no more than approximately 1.51% of the Pool 2 Mortgage Loans will be secured by Mortgaged Properties in any one postal zip code area.

Margin(1)

Margin (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding
1.875	2	$ 342,200.00	0.46%
2.250	215	57,064,551.13	76.00
2.750	23	5,479,206.46	7.30
2.875	8	1,777,560.37	2.37
3.000	1	308,000.00	0.41
3.250	17	4,965,141.82	6.61
5.000	21	5,149,412.04	6.86
Total	287	$75,086,071.82	100.00%

__________

(1)

As of the Cut-off Date, the weighted average Margin of the Mortgage Loans in Pool 2 is expected to be approximately 2.557%.

Maximum Mortgage Rate(1)

Range of Maximum Mortgage Rate (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding
9.501 - 9.750	2	$ 539,646.73	0.72%
9.751 - 10.000	6	1,642,513.60	2.19
10.001 - 10.250	1	226,175.00	0.30
10.251 - 10.500	7	1,696,686.35	2.26
10.501 - 10.750	8	2,497,301.58	3.33
10.751 - 11.000	31	8,359,521.75	11.13
11.001 - 11.250	54	14,913,265.67	19.86
11.251 - 11.500	140	36,733,252.88	48.92
11.501 - 11.750	1	91,872.00	0.12
11.751 - 12.000	2	593,442.37	0.79
12.001 - 12.250	6	1,655,542.69	2.20
12.251 - 12.500	29	6,136,851.20	8.17
Total	287	$75,086,071.82	100.00%

__________

(1)

As of the Cut-off Date, the weighted average Maximum Mortgage Rate of the Mortgage Loans in Pool 2 is expected to be approximately 11.343%.

Next Rate Adjustment Date(1)

Next Rate Adjustment Date	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding
March 2011	1	$ 91,872.00	0.12%
June 2011	1	342,400.00	0.46
July 2011	1	330,000.00	0.44
August 2011	1	366,400.00	0.49
September 2011	3	969,398.48	1.29
October 2011	18	5,361,415.95	7.14
November 2011	22	6,703,369.04	8.93
December 2011	16	3,458,693.70	4.61
January 2012	35	9,595,341.06	12.78
February 2012	99	24,499,436.85	32.63
March 2012	84	21,737,180.28	28.95
April 2012	6	1,630,564.46	2.17
Total	287	$75,086,071.82	100.00%

__________

(1)

As of the Cut-off Date, the weighted average months to the Next Rate Adjustment Date of the Mortgage Loans in Pool 2 is expected to be approximately 56 months.

ANNEX A-6:
CERTAIN CHARACTERISTICS OF THE POOL 3 MORTGAGE LOANS

The following tables set forth certain information of the Pool 3 Mortgage Loans as of the Cut-off Date.

Cut-off Date Stated Principal Balance(1)

Range of Cut-Off Date Stated Principal Balances ($)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding
300,000.01 - 400,000.00	1	$ 313,500.00	0.49%
400,000.01 - 500,000.00	32	15,095,588.80	23.75
500,000.01 - 600,000.00	26	14,208,071.72	22.35
600,000.01 - 700,000.00	21	13,428,004.05	21.13
700,000.01 - 800,000.00	9	6,664,380.21	10.49
800,000.01 - 900,000.00	2	1,716,000.00	2.70
900,000.01 - 1,000,000.00	8	7,929,000.00	12.47
1,100,000.01 - 1,200,000.00	1	1,165,734.70	1.83
1,200,000.01 - 1,300,000.00	1	1,229,961.39	1.94
1,500,000.01 - 2,000,000.00	1	1,810,000.00	2.85
Total	102	$63,560,240.87	100.00%

__________

(1)

As of the Cut-off Date, the average Stated Principal Balance of the Mortgage Loans in Pool 3 is expected to be approximately $623,139.

Current Mortgage Rates(1)

Range of Current Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding
4.751 - 5.000	2	$ 1,331,200.00	2.09%
5.001 - 5.250	1	463,898.50	0.73
5.251 - 5.500	1	719,966.33	1.13
5.501 - 5.750	9	5,239,010.37	8.24
5.751 - 6.000	10	6,350,749.33	9.99
6.001 - 6.250	13	7,225,540.98	11.37
6.251 - 6.500	64	40,857,075.36	64.28
6.501 - 6.750	2	1,372,800.00	2.16
Total	102	$63,560,240.87	100.00%

__________

(1)

As of the Cut-off Date, the weighted average Current Mortgage Rate of the Mortgage Loans in Pool 3 is expected to be approximately 6.262%.

Remaining Term to Maturity(1)

Range of Remaining Term (Months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding
346 - 350	2	$ 1,074,000.00	1.69%
351 - 355	14	7,634,957.31	12.01
356 - 360	86	54,851,283.56	86.30
Total	102	$63,560,240.87	100.00%

__________

(1)

As of the Cut-off Date, the weighted average Remaining Term to Maturity of the Mortgage Loans in Pool 3 is expected to be approximately 357 months.

Original Loan-To-Value Ratios(1)

Range of Original Loan-To-Value Ratios (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding
30.01 - 40.00	3	$ 1,899,920.31	2.99%
40.01 - 50.00	2	1,478,000.00	2.33
50.01 - 60.00	4	3,090,961.39	4.86
60.01 - 70.00	13	10,669,411.72	16.79
70.01 - 75.00	10	6,177,676.18	9.72
75.01 - 80.00	69	39,774,147.89	62.58
90.01 - 95.00	1	470,123.38	0.74
Total	102	$63,560,240.87	100.00%

__________

(1)

As of the Cut-off Date, the weighted average Original Loan-to-Value Ratio of the Mortgage Loans in Pool 3 is expected to be approximately 73.59%.

Credit Score(1)

Range of Credit Score	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding
Not Available	1	$ 495,842.58	0.78%
601 - 620	2	1,888,000.00	2.97
621 - 640	3	1,400,203.64	2.20
641 - 660	14	7,198,629.05	11.33
661 - 680	11	6,877,371.27	10.82
681 - 700	13	8,919,565.26	14.03
701 - 720	16	9,071,706.78	14.27
721 - 740	12	7,281,199.33	11.46
741 - 760	9	6,602,631.23	10.39
761 - 780	7	4,203,358.50	6.61
781 - 800	12	7,910,458.53	12.45
801 - 820	2	1,711,274.70	2.69
Total	102	$63,560,240.87	100.00%

(1)

As of the Cut-off Date, the weighted average non-zero Credit Score of the Mortgage Loans in Pool 3 is expected to be approximately 714. See "Description of the Mortgage Pool - The Mortgage Loans" herein.

Loan Purpose

Loan Purpose	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding
Cash-out	46	$29,159,954.00	45.88%
Rate / Term Refinance	29	17,818,434.00	28.03
Purchase	27	16,581,852.87	26.09
Total	102	$63,560,240.87	100.00%

Property Type

Property Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding
Single Family	71	$44,773,107.21	70.44%
Planned Unit Development	20	12,596,263.84	19.82
Condominium	10	5,540,869.82	8.72
Two- to Four-Family	1	650,000.00	1.02
Total	102	$63,560,240.87	100.00%

Occupancy Type(1)

Occupancy Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding
Primary	94	$58,617,802.05	92.22%
Secondary	4	2,755,600.00	4.34
Investment	4	2,186,838.82	3.44
Total	102	$63,560,240.87	100.00%

__________

(1)

Based upon representations of the related borrowers at the time of origination.

Loan Documentation

Loan Documentation	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding
Full	25	$15,098,480.48	23.75%
Stated Documentation	21	12,171,070.47	19.15
Stated Income Verified Assets	16	10,088,454.79	15.87
Full Asset/Stated Income	16	9,477,810.07	14.91
No Ratio	9	5,716,041.83	8.99
No Documentation	5	3,868,933.23	6.09
Stated Income/Stated Asset	6	3,376,850.00	5.31
No Income Verified Asset	1	1,810,000.00	2.85
No Income Verifier	1	1,000,000.00	1.57
Streamlined	1	517,600.00	0.81
Simply Signature	1	435,000.00	0.68
Total	102	$63,560,240.87	100.00%

Geographic Distribution of Mortgaged Properties(1)

State	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding
California	59	$35,330,411.24	55.59%
New Jersey	6	4,799,881.08	7.55
Virginia	6	4,187,911.39	6.59
Washington	5	2,829,898.50	4.45
Florida	3	2,137,814.96	3.36
Maryland	3	2,132,600.00	3.36
Connecticut	3	1,940,235.97	3.05
Georgia	3	1,705,080.42	2.68
Rhode Island	2	1,479,000.00	2.33
Arizona	2	1,131,424.23	1.78
New York	2	1,059,867.30	1.67
Massachusetts	2	982,397.04	1.55
Pennsylvania	1	930,000.00	1.46
Kentucky	1	752,918.74	1.18
Colorado	1	561,600.00	0.88
Michigan	1	560,000.00	0.88
Nevada	1	552,000.00	0.87
Oregon	1	487,200.00	0.77
Total	102	$63,560,240.87	100.00%

__________

(1)

As of the Cut off Date, no more than approximately 2.85% of the Pool 3 Mortgage Loans will be secured by Mortgaged Properties in any one postal zip code area.

Margin(1)

Margin (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding
2.250	81	$49,228,852.85	77.45%
2.500	2	2,390,000.00	3.76
2.750	14	8,722,454.79	13.72
2.875	1	680,000.00	1.07
3.250	2	1,493,000.00	2.35
3.500	1	552,000.00	0.87
5.000	1	493,933.23	0.78
Total	102	$63,560,240.87	100.00%

__________

(1)

As of the Cut-off Date, the weighted average Margin of the Mortgage Loans in Pool 3 is expected to be approximately 2.39%.

Maximum Mortgage Rate(1)

Range of Maximum Mortgage Rate (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding
9.751 - 10.000	2	$ 1,331,200.00	2.09%
10.001 - 10.250	1	463,898.50	0.73
10.251 - 10.500	1	719,966.33	1.13
10.501 - 10.750	9	5,239,010.37	8.24
10.751 - 11.000	8	5,120,749.33	8.06
11.001 - 11.250	12	6,673,540.98	10.50
11.251 - 11.500	54	33,423,596.85	52.59
11.501 - 11.750	2	1,372,800.00	2.16
11.751 - 12.000	2	1,230,000.00	1.94
12.001 - 12.250	1	552,000.00	0.87
12.251 - 12.500	10	7,433,478.51	11.70
Total	102	$63,560,240.87	100.00%

__________

(1)

As of the Cut-off Date, the weighted average Maximum Mortgage Rate of the Mortgage Loans in Pool 3 is expected to be approximately 11.407%.

Next Rate Adjustment Date(1)

Next Rate Adjustment Date	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding
May 2011	1	$ 580,000.00	0.91%
June 2011	1	494,000.00	0.78
August 2011	1	495,842.58	0.78
September 2011	4	1,837,003.64	2.89
October 2011	2	1,201,500.00	1.89
November 2011	2	1,112,867.30	1.75
December 2011	5	2,987,743.79	4.70
January 2012	16	10,949,825.76	17.23
February 2012	27	16,135,216.83	25.39
March 2012	27	17,618,038.25	27.72
April 2012	16	10,148,202.72	15.97
Total	102	$63,560,240.87	100.00%

__________

(1)

As of the Cut-off Date, the weighted average months to the Next Rate Adjustment Date of the Mortgage Loans in Pool 3 is expected to be approximately 57 months.

ANNEX A-7:
CERTAIN CHARACTERISTICS OF THE POOL 4 MORTGAGE LOANS

The following tables set forth certain information of the Pool 4 Mortgage Loans as of the Cut-off Date.

Cut-off Date Stated Principal Balance(1)

Range of Cut-Off Date Stated Principal Balances ($)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding
0.01 - 100,000.00	5	$ 431,581.62	0.59%
100,000.01 - 200,000.00	31	4,557,216.20	6.23
200,000.01 - 300,000.00	33	8,441,392.19	11.53
300,000.01 - 400,000.00	19	6,569,607.65	8.97
400,000.01 - 500,000.00	20	9,177,790.39	12.54
500,000.01 - 600,000.00	20	11,174,437.33	15.26
600,000.01 - 700,000.00	8	5,172,855.31	7.07
700,000.01 - 800,000.00	6	4,548,634.99	6.21
800,000.01 - 900,000.00	5	4,171,785.68	5.70
900,000.01 - 1,000,000.00	3	2,905,000.00	3.97
1,000,000.01 - 1,100,000.00	3	3,209,000.00	4.38
1,100,000.01 - 1,200,000.00	1	1,166,750.00	1.59
1,200,000.01 - 1,300,000.00	3	3,702,025.00	5.06
1,300,000.01 - 1,400,000.00	1	1,400,000.00	1.91
1,400,000.01 - 1,500,000.00	1	1,420,000.00	1.94
2,000,000.01 - 2,500,000.00	1	2,360,000.00	3.22
2,500,000.01 - 3,000,000.00	1	2,800,000.00	3.82
Total	161	$73,208,076.36	100.00%

__________

(1)

As of the Cut-off Date, the average Stated Principal Balance of the Mortgage Loans in Pool 4 is expected to be approximately $454,708.

Current Mortgage Rates(1)

Range of Current Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding
4.751 - 5.000	7	$ 1,768,218.70	2.42%
5.001 - 5.250	8	2,156,053.50	2.95
5.251 - 5.500	4	1,329,800.00	1.82
5.501 - 5.750	15	5,914,711.97	8.08
5.751 - 6.000	25	10,244,304.06	13.99
6.001 - 6.250	24	13,861,783.63	18.93
6.251 - 6.500	76	37,663,908.19	51.45
6.501 - 6.750	1	104,192.54	0.14
7.251 - 7.500	1	165,103.77	0.23
Total	161	$73,208,076.36	100.00%

__________

(1)

As of the Cut-off Date, the weighted average Current Mortgage Rate of the Mortgage Loans in Pool 4 is expected to be approximately 6.161%.

Remaining Term to Maturity(1)

Range of Remaining Term (Months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding
346 - 350	3	$ 361,712.44	0.49%
351 - 355	12	3,607,109.56	4.93
356 - 360	146	69,239,254.36	94.58
Total	161	$73,208,076.36	100.00%

__________

(1)

As of the Cut-off Date, the weighted average Remaining Term to Maturity of the Mortgage Loans in Pool 4 is expected to be approximately 358 months.

Original Loan-To-Value Ratios(1)

Range of Original Loan-To-Value Ratios (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding
20.01 - 30.00	1	$ 383,000.00	0.52%
30.01 - 40.00	2	414,225.00	0.57
40.01 - 50.00	3	536,230.62	0.73
50.01 - 60.00	10	4,888,719.24	6.68
60.01 - 70.00	24	13,176,598.76	18.00
70.01 - 75.00	11	6,803,683.20	9.29
75.01 - 80.00	97	44,051,066.15	60.17
80.01 - 85.00	2	612,525.52	0.84
85.01 - 90.00	7	1,650,922.01	2.26
90.01 - 95.00	3	586,913.32	0.80
95.01 - 100.00	1	104,192.54	0.14
Total	161	$73,208,076.36	100.00%

__________

(1)

As of the Cut-off Date, the weighted average Original Loan-to-Value Ratio of the Mortgage Loans in Pool 4 is expected to be approximately 74.09%.

Credit Score(1)

Range of Credit Score	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding \
Not Available	1	$ 135,920.00	0.19%
621 - 640	4	1,846,984.62	2.52
641 - 660	17	6,991,035.90	9.55
661 - 680	26	8,957,542.18	12.24
681 - 700	27	14,890,843.77	20.34
701 - 720	18	6,217,816.25	8.49
721 - 740	9	3,545,195.27	4.84
741 - 760	18	9,350,961.59	12.77
761 - 780	17	9,030,631.34	12.34
781 - 800	18	7,249,692.96	9.90
801 - 820	6	4,991,452.48	6.82
Total	161	$73,208,076.36	100.00%

__________

(1) As of the Cut-off Date, the weighted average non-zero Credit Score of the Mortgage Loans in Pool 4 is expected to be approximately 722. See "Description of the Mortgage Pool - The Mortgage Loans" herein.

Loan Purpose

Loan Purpose	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding
Cash-out	75	$32,727,384.01	44.70%
Rate / Term Refinance	58	25,017,475.10	34.17
Purchase	28	15,463,217.25	21.12
Total	161	$73,208,076.36	100.00%

Property Type

Property Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding
Single Family	97	$44,094,044.76	60.23%
Planned Unit Development	44	20,389,269.09	27.85
Condominium	17	7,601,787.51	10.38
Two- to Four-Family	3	1,122,975.00	1.53
Total	161	$73,208,076.36	100.00%

Occupancy Type(1)

Occupancy Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding
Primary	147	$67,264,052.97	91.88%
Secondary	7	3,023,274.00	4.13
Investment	7	2,920,749.39	3.99
Total	161	$73,208,076.36	100.00%

__________

(1)

Based upon representations of the related borrowers at the time of origination.

Loan Documentation

Loan Documentation	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding
Full	84	$27,281,727.94	37.27%
Reduced	20	18,590,114.17	25.39
Full Asset/Stated Income	20	9,447,868.52	12.91
No Ratio	8	3,403,212.73	4.65
Stated Income/Stated Asset	7	2,976,789.00	4.07
Stated Income Verified Assets	6	2,596,424.00	3.55
Alternative	2	2,106,400.00	2.88
No Income/No Assets Verifier	3	1,569,999.98	2.14
Preferred	2	1,425,152.88	1.95
No Income Verifier	3	1,191,287.15	1.63
No Income Verified Asset	2	1,164,999.99	1.59
No Documentation	3	951,000.00	1.30
Stated Documentation	1	503,100.00	0.69
Total	161	$73,208,076.36	100.00%

Geographic Distribution of Mortgaged Properties(1)

State	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding
California	37	$24,873,615.35	33.98%
Florida	16	9,717,894.00	13.27
Virginia	9	3,838,266.03	5.24
Washington	9	3,785,695.28	5.17
Michigan	16	3,522,679.27	4.81
New Jersey	6	3,222,129.97	4.40
New York	5	2,961,102.88	4.04
District of Columbia	1	2,360,000.00	3.22
Georgia	8	1,968,303.75	2.69
Ohio	6	1,863,295.98	2.55
Massachusetts	5	1,838,807.69	2.51
Arizona	6	1,800,105.25	2.46
Colorado	2	1,532,725.00	2.09
Oregon	2	1,347,785.68	1.84
North Carolina	3	1,270,000.00	1.73
Maryland	2	754,652.59	1.03
Connecticut	2	730,483.66	1.00
Pennsylvania	1	600,000.00	0.82
Texas	3	464,860.15	0.63
Alaska	1	464,000.00	0.63
Missouri	2	384,899.36	0.53
Nevada	2	377,547.85	0.52
Minnesota	1	372,825.66	0.51
Idaho	2	334,500.00	0.46
Maine	1	311,285.00	0.43
Kansas	1	298,437.17	0.41
Tennessee	1	282,000.00	0.39
Oklahoma	2	276,100.00	0.38
Indiana	1	256,450.00	0.35
Alabama	1	242,800.00	0.33
Illinois	1	215,600.00	0.29
Montana	1	215,143.25	0.29
Arkansas	1	208,863.42	0.29
South Carolina	1	143,300.00	0.20
Mississippi	1	139,752.49	0.19
Kentucky	1	127,977.09	0.17
Iowa	1	104,192.54	0.14
Total	161	$73,208,076.36	100.00%

__________

(1)

As of the Cut off Date, no more than approximately 3.82% of the Pool 4 Mortgage Loans will be secured by Mortgaged Properties in any one postal zip code area.

Margin(1)

Margin (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding
1.875	1	$ 2,360,000.00	3.22%
2.000	1	135,920.00	0.19
2.250	137	61,294,462.14	83.73
2.750	21	9,167,694.22	12.52
3.250	1	250,000.00	0.34
Total	161	$73,208,076.36	100.00%

__________

(1)

As of the Cut-off Date, the weighted average Margin of the Mortgage Loans in Pool 4 is expected to be approximately 2.303%.

Maximum Mortgage Rate(1)

Range of Maximum Mortgage Rate (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding
9.751 - 10.000	7	$ 1,768,218.70	2.42%
10.001 - 10.250	8	2,156,053.50	2.95
10.251 - 10.500	4	1,329,800.00	1.82
10.501 - 10.750	15	5,914,711.97	8.08
10.751 - 11.000	24	9,768,304.06	13.34
11.001 - 11.250	23	13,729,783.63	18.75
11.251 - 11.500	66	33,464,211.28	45.71
11.501 - 11.750	1	104,192.54	0.14
11.751 - 12.000	1	476,000.00	0.65
12.001 - 12.250	1	132,000.00	0.18
12.251 - 12.500	10	4,199,696.91	5.74
13.251 - 13.500	1	165,103.77	0.23
Total	161	$73,208,076.36	100.00%

__________

(1)

As of the Cut-off Date, the weighted average Maximum Mortgage Rate of the Mortgage Loans in Pool 4 is expected to be approximately 11.229%.

Next Rate Adjustment Date(1)

Next Rate Adjustment Date	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding
April 2013	1	$ 135,920.00	0.19%
July 2013	2	225,792.44	0.31
October 2013	1	282,000.00	0.39
November 2013	4	671,175.14	0.92
December 2013	7	2,653,934.42	3.63
January 2014	44	16,402,853.23	22.41
February 2014	34	9,516,532.00	13.00
March 2014	34	15,503,002.08	21.18
April 2014	34	27,816,867.05	38.00
Total	161	$73,208,076.36	100.00%

__________

(1)

As of the Cut-off Date, the weighted average months to the Next Rate Adjustment Date of the Mortgage Loans in Pool 4 is expected to be approximately 82 months.

ANNEX A-8:
CERTAIN CHARACTERISTICS OF MORTGAGE LOANS INSURED BY THE MORTGAGE INSURER

The following tables set forth certain information of Mortgage Loans insured by the Mortgage Insurer as of the Cut-off Date.

Cut-off Date Stated Principal Balance(1)

Range of Cut-Off Date Stated Principal Balances ($)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding
0.01 - 100,000.00	55	$ 4,283,068.27	0.71%
100,000.01 - 200,000.00	434	68,541,927.56	11.31
200,000.01 - 300,000.00	460	114,559,593.55	18.90
300,000.01 - 400,000.00	325	113,092,205.40	18.66
400,000.01 - 500,000.00	186	82,928,484.16	13.68
500,000.01 - 600,000.00	120	65,471,341.23	10.80
600,000.01 - 700,000.00	67	43,296,585.60	7.14
700,000.01 - 800,000.00	29	22,038,408.27	3.64
800,000.01 - 900,000.00	25	21,474,017.82	3.54
900,000.01 - 1,000,000.00	28	27,243,770.70	4.49
1,000,000.01 - 1,100,000.00	7	7,440,549.99	1.23
1,100,000.01 - 1,200,000.00	4	4,595,849.99	0.76
1,200,000.01 - 1,300,000.00	7	8,910,499.97	1.47
1,300,000.01 - 1,400,000.00	3	3,956,687.00	0.65
1,400,000.01 - 1,500,000.00	1	1,500,000.00	0.25
1,500,000.01 - 2,000,000.00	8	14,644,580.99	2.42
2,000,000.01 - 2,500,000.00	1	2,160,000.00	0.36
Total	1,760	$606,137,570.50	100.00%

__________

(1)

As of the Cut-off Date, the average Stated Principal Balance of the Mortgage Loans insured by the Mortgage Insurer is expected to be approximately $344,396.

Current Mortgage Rates(1)

Range of Current Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding
4.501 - 4.750	1	$ 463,936.67	0.08%
4.751 - 5.000	2	715,500.00	0.12
5.001 - 5.250	9	2,250,437.61	0.37
5.251 - 5.500	18	6,100,717.19	1.01
5.501 - 5.750	31	10,412,070.35	1.72
5.751 - 6.000	71	22,938,465.93	3.78
6.001 - 6.250	114	33,790,032.70	5.57
6.251 - 6.500	326	103,108,503.90	17.01
6.501 - 6.750	323	98,825,988.65	16.30
6.751 - 7.000	359	119,411,626.63	19.70
7.001 - 7.250	166	64,395,916.01	10.62
7.251 - 7.500	131	49,364,792.17	8.14
7.501 - 7.750	90	41,821,866.79	6.90
7.751 - 8.000	59	25,885,354.80	4.27
8.001 - 8.250	38	16,928,612.56	2.79
8.251 - 8.500	19	8,277,261.21	1.37
8.501 - 8.750	2	1,018,987.33	0.17
8.751 - 9.000	1	427,500.00	0.07
Total	1,760	$606,137,570.50	100.00%

__________

(1)

As of the Cut-off Date, the weighted average Current Mortgage Rate of the Mortgage Loans insured by the Mortgage Insurer is expected to be approximately 6.907%.

Remaining Term to Maturity(1)

Range of Remaining Term (Months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding
346 - 350	7	$ 2,375,525.85	0.39%
351 - 355	566	159,776,291.39	26.36
356 - 360	1,187	443,985,753.26	73.25
Total	1,760	$606,137,570.50	100.00%

__________

(1)

As of the Cut-off Date, the weighted average Remaining Term to Maturity of the Mortgage Loans insured by the Mortgage Insurer is expected to be approximately 356 months.

Original Loan-To-Value Ratios(1)

Range of Original Loan-To-Value Ratios (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding
60.01 - 70.00	175	$ 63,709,822.56	10.51%
70.01 - 75.00	191	80,595,815.54	13.30
75.01 - 80.00	1,394	461,831,932.40	76.19
Total	1,760	$606,137,570.50	100.00%

__________

(1)

As of the Cut-off Date, the weighted average Original Loan-to-Value Ratio of the Mortgage Loans insured by the Mortgage Insurer is expected to be approximately 78.06%.

Original Effective LTV(1)

Range of Original Loan-To-Value Ratios (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding
60.01 - 70.00	1,760	$606,137,570.50	100.00%
Total	1,760	$606,137,570.50	100.00%

__________

(1)

As of the Cut-off Date, the weighted average Original Effective Loan-to-Value of the Mortgage Loans in Pool 1 (UG) is expected to be approximately 65.00%.  Effective LTV for the purposes of this table is equal to (1) 65.00% in the case of any Mortgage Loan covered by the UG Policy, or (2) Original LTV less any applicable Primary Mortgage Insurance, in the case of any other Mortgage Loans.  See ‘Covered Amount’ for details

Credit Score(1)

Range of Credit Score	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding
601 - 620	1	$ 439,551.40	0.07%
621 - 640	13	5,043,533.19	0.83
641 - 660	32	12,556,343.31	2.07
661 - 680	272	94,398,727.79	15.57
681 - 700	397	139,662,544.68	23.04
701 - 720	358	117,957,187.75	19.46
721 - 740	255	93,266,995.72	15.39
741 - 760	199	62,468,651.95	10.31
761 - 780	140	50,977,233.90	8.41
781 - 800	77	23,325,980.03	3.85
801 - 820	16	6,040,820.78	1.00
Total	1,760	$606,137,570.50	100.00%

__________

(1)

As of the Cut-off Date, the weighted average non-zero Credit Score of the Mortgage Loans insured by the Mortgage Insurer is expected to be approximately 713. See "Description of the Mortgage Pool - The Mortgage Loans" herein.

Loan Purpose

Loan Purpose	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding
Purchase	1,261	$428,000,418.59	70.61%
Rate / Term Refinance	349	121,757,424.01	20.09
Cash-out	150	56,379,727.90	9.30
Total	1,760	$606,137,570.50	100.00%

Property Type

Property Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding
Single Family	961	$343,073,012.35	56.60%
Planned Unit Development	430	146,051,806.50	24.10
Condominium	285	84,086,979.63	13.87
Two- to Four-Family	84	32,925,772.02	5.43
Total	1,760	$606,137,570.50	100.00%

Occupancy Type(1)

Occupancy Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding
Primary	1,515	$537,904,651.34	88.74%
Investment	152	41,036,517.04	6.77
Secondary	93	27,196,402.12	4.49
Total	1,760	$606,137,570.50	100.00%

__________

(1)

Based upon representations of the related borrowers at the time of origination.

Loan Documentation

Loan Documentation	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding
Full Asset/Stated Income	380	$131,310,140.40	21.66%
Stated Documentation	428	124,876,780.98	20.60
Full	312	97,574,779.30	16.10
No Ratio	255	90,615,164.45	14.95
No Income Verified Asset	65	47,563,851.11	7.85
Stated Income/Stated Asset	95	36,572,120.26	6.03
No Documentation	98	29,913,977.88	4.94
Reduced	32	17,962,625.80	2.96
No Income Verifier	48	12,794,939.38	2.11
Stated Income Verified Assets	21	8,084,418.52	1.33
No Income/No Assets Verifier	15	3,847,731.66	0.63
Simply Signature	5	2,510,233.73	0.41
Alternative	1	1,000,000.00	0.16
Asset Verification	1	541,064.00	0.09
Preferred	1	456,000.00	0.08
Limited	2	371,352.00	0.06
Income	1	142,391.03	0.02
Total	1,760	$606,137,570.50	100.00%

Geographic Distribution of Mortgaged Properties(1)

State	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding
California	619	$265,857,208.69	43.86%
Florida	188	75,729,756.25	12.49
Arizona	110	28,069,204.22	4.63
Washington	87	24,143,659.53	3.98
Virginia	67	23,213,963.70	3.83
Nevada	72	19,731,742.40	3.26
Illinois	65	17,127,125.16	2.83
Oregon	68	16,323,420.60	2.69
Maryland	54	15,756,497.47	2.60
Colorado	44	12,526,621.70	2.07
Michigan	65	11,718,061.32	1.93
Georgia	42	11,051,675.18	1.82
North Carolina	31	9,059,446.75	1.49
South Carolina	16	8,825,486.76	1.46
Utah	23	7,627,110.40	1.26
New York	16	7,268,560.81	1.20
Texas	19	7,162,653.39	1.18
Massachusetts	18	6,154,664.72	1.02
Minnesota	17	6,127,717.64	1.01
New Jersey	17	5,866,535.93	0.97
Connecticut	10	4,020,441.64	0.66
Pennsylvania	17	3,664,527.46	0.60
Missouri	13	2,349,700.73	0.39
Idaho	11	2,002,968.75	0.33
New Hampshire	4	1,746,538.65	0.29
District of Columbia	5	1,677,734.56	0.28
Ohio	9	1,282,115.99	0.21
Tennessee	10	1,128,190.99	0.19
West Virginia	2	1,085,550.00	0.18
Hawaii	2	1,016,000.00	0.17
Rhode Island	3	1,015,000.00	0.17
Kansas	3	699,800.00	0.12
Indiana	7	694,638.74	0.11
New Mexico	4	675,791.03	0.11
Mississippi	3	656,628.03	0.11
Alaska	2	478,675.00	0.08
Maine	2	463,899.13	0.08
Oklahoma	2	436,511.06	0.07
Montana	2	355,999.65	0.06
Alabama	2	291,642.75	0.05
Delaware	2	237,088.26	0.04
Kentucky	2	224,008.14	0.04
Wisconsin	1	211,540.00	0.03
Iowa	2	203,686.96	0.03
Louisiana	1	103,997.50	0.02
South Dakota	1	73,782.86	0.01
Total	1,760	$606,137,570.50	100.00%

__________

(1)

As of the Cut off Date, no more than approximately 0.70% of the Mortgage Loans insured by the Mortgage Insurer will be secured by Mortgaged Properties in any one postal zip code area.

Margin(1)

Margin (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding
1.875	1	$ 444,000.00	0.07%
2.000	1	359,725.46	0.06
2.250	1,352	453,644,197.14	74.84
2.275	1	221,250.00	0.04
2.500	19	25,307,630.93	4.18
2.750	134	42,422,573.17	7.00
2.875	21	7,958,712.25	1.31
3.000	14	4,587,637.95	0.76
3.250	21	8,860,661.34	1.46
3.500	6	1,612,471.65	0.27
5.000	190	60,718,710.61	10.02
Total	1,760	$606,137,570.50	100.00%

__________

(1)

As of the Cut-off Date, the weighted average Margin of the Mortgage Loans insured by the Mortgage Insurer is expected to be approximately 2.602%.

Maximum Mortgage Rate(1)

Range of Maximum Mortgage Rate (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding
9.501 - 9.750	1	$ 463,936.67	0.08%
9.751 - 10.000	2	715,500.00	0.12
10.001 - 10.250	9	2,250,437.61	0.37
10.251 - 10.500	18	6,100,717.19	1.01
10.501 - 10.750	29	9,995,920.35	1.65
10.751 - 11.000	61	20,544,257.46	3.39
11.001 - 11.250	81	23,919,347.93	3.95
11.251 - 11.500	233	74,854,568.51	12.35
11.501 - 11.750	239	74,863,649.94	12.35
11.751 - 12.000	261	86,975,548.70	14.35
12.001 - 12.250	158	61,254,493.99	10.11
12.251 - 12.500	201	69,771,360.41	11.51
12.501 - 12.750	162	60,911,026.85	10.05
12.751 - 13.000	153	54,403,815.82	8.98
13.001 - 13.250	78	29,812,720.01	4.92
13.251 - 13.500	40	15,625,193.52	2.58
13.501 - 13.750	13	5,123,604.11	0.85
13.751 - 14.000	16	6,905,049.92	1.14
14.001 - 14.250	1	127,999.34	0.02
14.251 - 14.500	2	499,434.84	0.08
14.501 - 14.750	2	1,018,987.33	0.17
Total	1,760	$606,137,570.50	100.00%

__________

(1)

As of the Cut-off Date, the weighted average Maximum Mortgage Rate of the Mortgage Loans insured by the Mortgage Insurer is expected to be approximately 12.128%.

Next Rate Adjustment Date(1)

Next Rate Adjustment Date	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding
September 2008	1	$ 184,432.85	0.03%
December 2008	1	357,284.88	0.06
January 2009	7	2,970,484.84	0.49
February 2009	6	1,542,300.00	0.25
March 2009	2	780,000.00	0.13
July 2009	1	180,000.00	0.03
August 2009	1	320,000.00	0.05
September 2009	23	7,002,391.65	1.16
October 2009	43	10,959,450.14	1.81
November 2009	40	11,940,412.48	1.97
January 2010	18	5,445,895.76	0.90
February 2010	10	3,214,750.00	0.53
March 2010	20	8,060,753.94	1.33
March 2011	1	258,680.00	0.04
May 2011	1	518,359.28	0.09
June 2011	2	862,761.11	0.14
July 2011	1	196,000.00	0.03
August 2011	4	1,372,723.91	0.23
September 2011	71	19,031,031.63	3.14
October 2011	123	32,619,250.51	5.38
November 2011	126	31,607,398.00	5.21
December 2011	81	28,645,617.01	4.73
January 2012	223	76,837,504.84	12.68
February 2012	374	122,289,391.46	20.18
March 2012	250	91,696,226.47	15.13
April 2012	9	5,790,602.25	0.96
May 2012	1	638,400.00	0.11
May 2013	1	359,725.46	0.06
August 2013	2	827,436.61	0.14
September 2013	2	574,901.00	0.09
October 2013	7	1,745,547.23	0.29
November 2013	13	4,395,951.48	0.73
December 2013	23	6,027,108.01	0.99
January 2014	86	26,487,349.45	4.37
February 2014	59	26,418,019.18	4.36
March 2014	41	21,532,563.71	3.55
April 2014	62	41,581,836.37	6.86
May 2014	4	2,729,000.00	0.45
December 2016	5	2,165,354.00	0.36
January 2017	8	3,610,675.00	0.60
February 2017	1	175,200.00	0.03
March 2017	3	1,181,599.99	0.19
April 2017	3	1,003,200.00	0.17
Total	1,760	$606,137,570.50	100.00%

__________

(1)

As of the Cut-off Date, the weighted average months to the Next Rate Adjustment Date of the Mortgage Loans insured by the Mortgage Insurer is expected to be approximately 60 months.

ANNEX B:
PRINCIPAL AMOUNT DECREMENT TABLES

Structuring Assumptions

The following assumptions (the “Structuring Assumptions”) were used in constructing the tables set forth in this Annex B: (i) distributions in respect of the Certificates are received in cash on the 25th day of each month commencing in June 2007, (ii) the Mortgage Loans prepay at the indicated percentages of CPR or CPB, as applicable, (iii) no defaults or delinquencies occur in the payment by borrowers of principal and interest on the Mortgage Loans, and no shortfalls are incurred due to the application of a Relief Act, (iv) the Originators and the Seller are not required to purchase or substitute for any Mortgage Loan, (v) scheduled monthly payments on the Mortgage Loans are received on the first day of each month commencing in June 2007 and are computed prior to giving effect to any prepayments received in the prior month, (vi) prepayments are allocated as described herein without giving effect to loss and delinquency tests, (vii) prepayments represent voluntary prepayments of individual Mortgage Loans and are received on the last day of each month, commencing in May 2007 and include 30 days’ interest, (viii) the scheduled monthly payment for each Mortgage Loan has been calculated based on the assumed mortgage loan characteristics described in item (xvii) below such that each such Mortgage Loan will amortize in amounts sufficient to repay the principal balance of such assumed mortgage loan by its amortization term (taking into account any interest-only period), (ix) interest accrues on each class of Certificates at the applicable Certificate Interest Rate described under “Description of the Certificates — Certificate Interest Rates” in this prospectus supplement, (x) the initial Class Principal Amount of each class of Certificates is as described in this prospectus supplement, (xi) except when noted below, no exercise of any optional clean-up redemption will occur, (xii) the Closing Date of the sale of the Offered Certificates is May 31, 2007, (xiii) the Six-Month LIBOR indexed Mortgage Loans adjust on the next interest adjustment date and semi-annually thereafter, and the 1-Year CMT and 1-Year LIBOR indexed Mortgage Loans adjust on the next interest adjustment date and annually thereafter, (xiv) the level of One-Month LIBOR, Six-Month LIBOR, 1-Year LIBOR, 1-Year CMT and the Federal Funds Rate remain constant at 5.320%, 5.380%, 5.371%, 4.917% and 5.250% respectively, (xv) the Fixed Swap Payment is calculated based on a schedule, a copy of which is attached hereto as Annex C and no Swap Termination Payment is made, (xvi) all Net Swap Payments will be made to the Interest Distribution Amount for Pool 1, (xvii) the Pool 1 Overcollateralization Floor will at all times be equal to the product of (a) 0.50% and (b) the aggregate Stated Principal Balance of the Pool 1 Mortgage Loans as of the Cut-off Date and (xviii) the Mortgage Loans are aggregated into assumed Mortgage Loans having the characteristics set forth below.

Assumed Mortgage Loan Characteristics

For purposes of constructing the tables set forth in this Annex B, the Mortgage Loans were assumed to have the following characteristics:

Pool	Principal Balance ($)	Index (1)	Gross Mortgage Rate (%)	Net Mortgage Rate (%)	Term (2)	Original Amortization Term (3)	Age (4)	Original Interest-only Period (Months)	Gross Margin (%)	Maximum Mortgage Rate (%)	MTR (5)	Initial Periodic Rate Cap (%)	Subsequent Periodic Rate Cap (%)	Step-Up (6)

1A	197,585.57	CMT	5.750000	5.369000	360	360	3	0	2.750	10.750	9	2.000	2.000	NA
1A	220,722.76	LY1	6.750000	6.494000	360	240	1	120	2.250	11.750	119	5.000	2.000	NA
1A	708,399.99	LY1	6.219720	5.963720	360	240	2	120	2.250	11.841	118	5.621	2.000	NA
1A	1,015,300.00	LY1	6.626613	6.370613	360	240	3	120	2.250	11.627	117	5.000	2.000	NA
1A	971,150.00	LY1	6.762974	6.506974	360	240	4	120	2.250	11.763	116	5.000	2.000	NA
1A	220,800.00	LY1	7.250000	6.994000	360	240	4	120	2.250	12.250	116	5.000	2.000	NA
1A	433,500.00	LY1	6.356113	6.100113	360	240	5	120	2.250	11.356	115	5.000	2.000	NA
1A	397,500.00	LY1	6.625000	6.369000	360	240	6	120	2.250	11.625	114	5.000	2.000	NA
1A	247,323.76	LY1	6.500000	6.244000	360	360	3	0	2.250	11.500	117	5.000	2.000	NA
1A	1,115,000.00	LM6	6.799327	6.543327	360	240	2	120	2.250	12.799	118	6.000	2.000	NA
1A	240,800.00	LM6	6.875000	6.619000	360	240	3	120	2.250	11.875	117	5.000	1.000	NA
1A	596,000.00	LM6	7.898490	7.642490	360	240	4	120	2.250	13.898	116	6.000	2.000	NA
1A	288,000.00	LM6	8.750000	8.494000	360	240	8	120	2.750	13.750	112	5.000	2.000	NA
1A	246,498.40	LM6	6.375000	6.119000	360	240	8	120	2.250	12.375	112	6.000	2.000	NA
1A	98,787.89	LY1	6.990000	6.609000	360	360	5	0	2.875	12.990	19	3.000	1.000	NA
1A	568,700.00	LM6	6.875000	6.494000	360	240	2	120	2.875	12.875	22	3.000	1.000	NA
1A	2,430,460.23	LM6	7.190611	6.809611	360	240	3	120	2.789	13.191	21	3.178	1.000	NA
1A	725,184.71	LM6	7.099623	6.718623	360	240	4	120	2.875	13.100	20	3.854	1.000	NA
1A	709,500.00	LM6	7.314482	6.933482	360	240	5	120	2.875	13.314	19	4.480	1.000	NA
1A	217,750.00	LM6	7.625000	7.244000	360	240	6	120	2.875	13.625	18	3.000	1.000	NA
1A	104,818.69	LM6	6.750000	6.369000	360	360	2	0	2.875	12.750	22	3.000	1.000	NA
1A	331,615.91	LM6	7.250000	6.869000	360	360	3	0	2.875	13.250	21	3.000	1.000	NA
1A	146,148.78	LM6	7.500000	7.119000	360	360	5	0	2.875	13.500	19	3.000	1.000	NA
1A	257,695.33	LM6	7.750000	7.369000	360	360	7	0	2.875	13.750	17	3.000	1.000	NA
1A	444,764.00	LY1	6.375000	6.119000	360	240	2	120	2.250	11.375	34	5.000	2.000	NA
1A	443,966.31	LY1	5.667849	5.316134	360	240	3	120	2.250	11.434	33	2.703	2.000	NA
1A	229,900.00	LY1	6.500000	6.119000	360	240	3	120	2.875	12.500	33	6.000	2.000	NA
1A	596,742.95	LY1	6.894586	6.618728	360	240	5	120	2.250	12.053	31	4.523	2.000	NA
1A	125,600.00	LY1	6.500000	6.119000	360	240	6	120	2.250	12.500	30	2.000	2.000	NA
1A	812,600.00	LM6	7.925117	7.561361	360	240	2	120	3.485	13.788	34	5.175	1.725	NA
1A	360,000.00	LM6	6.375000	5.994000	360	240	2	120	2.250	12.375	34	5.000	1.000	NA
1A	1,774,867.00	LM6	6.490065	6.109065	360	240	3	120	2.954	12.266	33	4.190	1.776	NA
1A	658,111.80	LM6	6.513008	6.132008	360	240	4	120	2.959	12.344	32	3.476	1.327	NA
1A	134,190.00	LM6	8.500000	8.119000	360	240	5	120	3.625	14.500	31	6.300	2.000	NA
1A	552,000.00	LM6	6.546196	6.165196	360	240	6	120	2.250	12.546	30	5.000	1.000	NA
1A	370,000.00	LM6	6.625000	6.244000	360	240	6	120	2.250	12.625	30	5.000	1.000	NA
1A	800,000.00	LM6	6.497500	6.116500	360	240	6	120	2.250	12.498	30	5.000	1.000	NA
1A	323,000.00	LM6	6.750000	6.369000	360	240	7	120	2.250	12.750	29	5.000	1.000	NA
1A	353,599.33	LM6	6.500000	6.119000	360	240	7	120	2.250	12.500	29	5.000	1.000	NA
1A	350,798.18	LM6	6.848703	6.467703	360	240	7	120	2.250	12.849	29	5.000	1.000	NA
1A	195,999.50	LM6	6.875000	6.494000	360	240	8	120	2.250	12.875	28	5.000	1.000	NA
1A	822,800.00	LM6	7.192756	6.811756	360	240	8	120	2.250	13.193	28	5.000	1.000	NA
1A	149,747.24	LM6	6.875000	6.494000	360	360	2	0	2.875	12.875	34	6.000	2.000	NA
1A	307,148.09	LM6	6.594172	6.213172	360	360	3	0	3.909	12.594	33	2.000	1.377	NA
1A	50,825.24	LM6	8.875000	8.494000	360	360	6	0	4.000	14.875	30	6.000	2.000	NA
1A	152,492.68	LM6	8.625000	8.244000	360	480	4	0	4.000	14.625	32	6.000	2.000	NA
1A	130,000.00	LY1	6.750000	6.494000	360	240	1	120	2.250	11.750	59	5.000	2.000	NA
1A	5,707,656.55	LY1	6.867182	6.606241	360	240	2	120	2.250	11.901	58	5.034	2.000	NA
1A	2,983,527.11	LY1	7.190242	6.934242	360	240	3	120	2.250	12.238	57	5.048	2.000	NA
1A	364,000.00	LY1	7.699176	7.443176	360	240	3	120	2.475	13.150	57	5.451	1.451	NA
1A	9,123,022.53	LY1	7.030238	6.769787	360	240	4	120	2.250	12.059	56	5.044	1.957	NA
1A	249,500.00	LY1	7.250000	6.994000	360	240	4	120	2.250	12.250	56	5.000	2.000	NA
1A	5,799,803.92	LY1	6.914454	6.651816	360	240	5	120	2.280	11.989	55	5.075	2.000	NA
1A	136,000.00	LY1	8.250000	7.994000	360	240	7	120	2.250	14.250	53	6.000	2.000	NA
1A	152,488.00	LY1	7.500000	7.244000	360	240	8	120	2.250	12.500	52	5.000	2.000	NA
1A	741,430.67	LY1	6.911768	6.655768	360	300	3	60	2.250	11.912	57	5.000	2.000	NA
1A	189,000.00	LY1	6.625000	6.369000	360	300	4	60	3.500	11.625	56	5.000	2.000	NA
1A	97,500.00	LY1	7.625000	7.369000	360	300	5	60	3.500	12.625	55	5.000	2.000	NA
1A	1,039,439.77	LY1	7.015318	6.759318	360	360	2	0	2.250	12.015	58	5.000	2.000	NA
1A	459,596.46	LY1	6.872197	6.616197	360	360	3	0	2.250	12.167	57	5.295	2.000	NA
1A	558,016.39	LY1	7.351503	7.095503	360	360	4	0	2.250	12.352	56	5.000	2.000	NA
1A	180,230.70	LY1	7.250000	6.994000	360	360	4	0	2.250	12.250	56	5.000	2.000	NA
1A	335,777.07	LY1	7.500000	7.244000	360	480	2	0	2.875	13.500	58	6.000	2.000	NA
1A	568,792.70	LY1	7.677731	7.421731	360	480	5	0	3.497	13.678	55	6.000	2.000	NA
1A	23,612,647.73	LM6	7.476973	7.215607	360	240	2	120	3.174	12.752	58	5.293	1.293	NA
1A	86,400.00	LM6	7.750000	7.494000	360	240	2	120	2.250	13.750	58	6.000	2.000	NA
1A	567,000.00	LM6	7.662698	7.406698	360	240	2	120	5.000	12.663	58	5.000	1.000	NA
1A	2,420,769.73	LM6	7.147950	6.891950	360	240	2	120	4.734	12.148	58	5.000	1.000	NA
1A	1,766,962.00	LM6	7.591090	7.261998	360	240	2	120	2.921	12.986	58	5.395	1.395	NA
1A	473,400.00	LM6	7.343103	7.087103	360	240	2	120	5.000	12.343	58	5.000	1.000	NA
1A	46,980,370.73	LM6	7.303589	7.039112	360	240	3	120	3.255	12.569	57	5.248	1.294	NA
1A	298,000.00	LM6	6.625000	6.369000	360	240	3	120	3.250	12.625	57	6.000	2.000	NA
1A	2,035,652.74	LM6	7.181327	6.925327	360	240	3	120	4.224	12.387	57	5.206	1.206	NA
1A	5,164,837.12	LM6	7.363547	7.081043	360	240	3	120	4.521	12.449	57	5.085	1.085	NA
1A	6,811,184.85	LM6	7.291238	7.035238	360	240	3	120	2.692	13.132	57	5.841	1.841	NA
1A	16,632,574.36	LM6	7.202882	6.946843	360	240	4	120	3.060	12.430	56	5.251	1.292	NA
1A	422,629.16	LM6	7.750000	7.494000	360	240	4	120	3.500	13.750	56	6.000	2.000	NA
1A	1,235,738.59	LM6	6.810332	6.554332	360	240	4	120	3.326	11.810	56	5.000	1.000	NA
1A	1,819,883.76	LM6	6.993188	6.737188	360	240	4	120	2.285	12.751	56	5.808	1.808	NA
1A	273,477.98	LM6	8.086011	7.830011	360	240	4	120	5.000	13.086	56	5.000	1.000	NA
1A	8,752,591.99	LM6	7.195158	6.939158	360	240	5	120	2.480	12.505	55	5.310	1.310	NA
1A	188,477.38	LM6	7.125000	6.869000	360	240	5	120	5.000	12.125	55	5.000	1.000	NA
1A	645,000.00	LM6	6.875000	6.619000	360	240	5	120	2.452	12.582	55	5.707	1.707	NA
1A	8,306,596.87	LM6	7.136083	6.880083	360	240	6	120	2.492	12.630	54	5.501	1.494	NA
1A	1,381,998.81	LM6	6.842438	6.586438	360	240	6	120	2.250	12.022	54	5.179	1.179	NA
1A	1,423,069.08	LM6	6.843267	6.587267	360	240	6	120	2.306	12.050	54	5.206	1.206	NA
1A	9,729,159.55	LM6	7.357055	7.101055	360	240	7	120	2.424	12.519	53	5.162	1.162	NA
1A	2,798,589.49	LM6	6.945353	6.689353	360	240	7	120	2.250	11.945	53	5.000	1.000	NA
1A	2,278,768.14	LM6	7.480768	7.224768	360	240	8	120	2.370	12.577	52	5.096	1.096	NA
1A	398,940.95	LM6	6.875000	6.619000	360	240	8	120	2.250	11.875	52	5.000	1.000	NA
1A	960,134.54	LM6	6.884001	6.628001	360	240	8	120	2.250	11.884	52	5.000	1.000	NA
1A	440,000.00	LM6	6.875000	6.619000	360	240	9	120	2.531	11.875	51	5.000	1.000	NA
1A	87,199.33	LM6	8.500000	8.244000	360	240	9	120	3.500	14.500	51	6.000	2.000	NA
1A	171,999.96	LM6	6.750000	6.494000	360	240	10	120	2.250	11.750	50	5.000	1.000	NA
1A	93,000.00	LM6	7.875000	7.619000	360	300	4	60	2.875	13.875	56	6.000	2.000	NA
1A	1,066,429.95	LM6	6.890588	6.634588	360	300	6	60	2.250	12.701	54	5.810	1.810	NA
1A	1,639,828.55	LM6	6.718632	6.462632	360	300	7	60	2.496	12.399	53	5.681	1.681	NA
1A	128,792.00	LM6	8.500000	8.244000	360	300	7	60	2.250	13.500	53	5.000	1.000	NA
1A	504,649.08	LM6	7.255262	6.999262	360	300	8	60	2.250	13.082	52	5.826	1.826	NA
1A	349,460.45	LM6	7.750000	7.494000	360	300	9	60	2.250	12.750	51	5.000	1.000	NA
1A	5,206,812.53	LM6	7.676572	7.401656	360	360	2	0	3.844	13.046	58	5.369	1.369	NA
1A	272,310.48	LM6	7.323481	7.067481	360	360	2	0	5.000	12.323	58	5.000	1.000	NA
1A	6,379,463.30	LM6	7.633793	7.364131	360	360	3	0	3.284	12.910	57	5.276	1.342	NA
1A	71,950.15	LM6	7.875000	7.619000	360	360	3	0	5.000	12.875	57	5.000	1.000	NA
1A	235,256.92	LM6	7.845451	7.589451	360	360	3	0	5.000	12.845	57	5.000	1.000	NA
1A	873,110.68	LM6	7.317010	7.061010	360	360	3	0	2.784	13.317	57	6.000	2.000	NA
1A	1,166,159.31	LM6	7.561327	7.305327	360	360	4	0	3.386	12.995	56	5.434	1.434	NA
1A	190,491.66	LM6	6.625000	6.369000	360	360	4	0	5.000	11.625	56	5.000	1.000	NA
1A	61,573.99	LM6	7.750000	7.494000	360	360	4	0	5.000	12.750	56	5.000	1.000	NA
1A	1,028,810.83	LM6	7.884451	7.628451	360	360	5	0	3.823	13.454	55	5.569	1.569	NA
1A	113,613.60	LM6	6.875000	6.619000	360	360	5	0	5.000	11.875	55	5.000	1.000	NA
1A	148,207.25	LM6	7.000000	6.744000	360	360	6	0	2.750	13.000	54	6.000	2.000	NA
1A	70,336.10	LM6	8.375000	8.119000	360	360	7	0	5.000	13.375	53	5.000	1.000	NA
1A	70,808.69	LM6	8.000000	7.744000	360	360	8	0	3.250	13.000	52	5.000	1.000	NA
1A	262,817.79	LM6	7.625000	7.369000	360	360	10	0	2.250	12.625	50	5.000	1.000	NA
1A	4,415,270.96	LM6	7.777285	7.521285	360	480	2	0	3.404	13.777	58	6.000	2.000	NA
1A	237,424.70	LM6	7.125000	6.869000	360	480	2	0	2.875	13.125	58	6.000	2.000	NA
1A	344,672.09	LM6	6.750000	6.494000	360	480	2	0	2.875	12.750	58	6.000	2.000	NA
1A	454,755.87	LM6	7.622252	7.366252	360	480	3	0	3.094	13.622	57	6.000	2.000	NA
1A	166,116.21	LM6	8.250000	7.994000	360	480	3	0	3.750	14.250	57	6.000	2.000	NA
1A	279,400.26	LM6	7.313110	7.057110	360	480	4	0	2.875	13.313	56	6.000	2.000	NA
1A	97,643.32	LM6	8.875000	8.619000	360	480	9	0	4.500	14.875	51	6.000	2.000	NA
1A	371,560.99	CMT	6.750000	6.494000	360	276	2	84	2.750	11.750	82	5.000	2.000	NA
1A	527,450.00	LY1	7.642194	7.386194	360	240	1	120	2.250	12.642	83	5.000	2.000	NA
1A	2,855,109.18	LY1	7.639425	7.383425	360	240	2	120	2.250	12.639	82	5.000	2.000	NA
1A	4,603,893.22	LY1	7.287659	7.031659	360	240	3	120	2.250	12.288	81	5.000	2.000	NA
1A	2,755,539.64	LY1	6.970803	6.714803	360	240	4	120	2.250	11.971	80	5.000	2.000	NA
1A	211,000.00	LY1	7.250000	6.994000	360	240	4	120	2.250	12.250	80	5.000	2.000	NA
1A	956,049.88	LY1	7.086201	6.830201	360	240	5	120	2.250	12.086	79	5.000	2.000	NA
1A	50,000.00	LY1	7.000000	6.744000	360	240	6	120	2.250	12.000	78	5.000	2.000	NA
1A	207,000.00	LY1	6.875000	6.619000	360	240	7	120	2.250	11.875	77	5.000	2.000	NA
1A	470,735.53	LY1	7.454574	7.198574	360	360	2	0	2.250	12.455	82	5.000	2.000	NA
1A	61,069.56	LY1	7.750000	7.494000	360	360	3	0	2.250	12.750	81	5.000	2.000	NA
1A	625,380.08	LY1	7.289237	7.033237	360	360	4	0	2.250	12.289	80	5.000	2.000	NA
1A	564,141.78	LY1	7.387124	7.131124	360	360	5	0	2.250	12.387	79	5.000	2.000	NA
1A	772,077.58	LM6	7.292530	7.036530	360	240	2	120	2.768	12.488	82	5.196	1.196	NA
1A	1,405,400.00	LM6	7.048616	6.792616	360	240	3	120	2.250	12.510	81	5.462	1.462	NA
1A	1,215,047.94	LM6	6.696422	6.440422	360	240	4	120	2.250	11.696	80	5.000	1.000	NA
1A	348,000.00	LM6	6.625000	6.369000	360	240	4	120	2.250	11.625	80	5.000	1.000	NA
1A	990,291.66	LM6	7.092552	6.836552	360	240	5	120	2.665	12.093	79	5.000	1.000	NA
1A	953,299.99	LM6	6.625000	6.369000	360	240	6	120	2.250	11.625	78	5.000	1.000	NA
1A	1,627,095.99	LM6	6.729833	6.473833	360	240	7	120	2.250	11.730	77	5.000	1.000	NA
1A	895,074.86	LM6	6.754411	6.498411	360	240	8	120	2.250	11.754	76	5.000	1.000	NA
1A	85,086.92	LM6	6.875000	6.619000	360	276	8	84	2.250	11.875	76	5.000	1.000	NA
1A	335,419.79	LM6	6.750000	6.494000	360	360	2	0	2.250	11.750	82	5.000	1.000	NA
1A	61,203.40	LM6	6.750000	6.494000	360	360	5	0	2.250	11.750	79	5.000	1.000	NA
1A	110,238.78	LM6	6.875000	6.619000	360	360	8	0	2.250	11.875	76	5.000	1.000	NA
1A	143,888.25	LM6	8.375000	8.119000	360	360	4	120	2.875	14.375	80	6.000	2.000	NA
1A	247,999.99	LY1	6.500000	5.766000	360	240	2	120	2.250	11.500	118	5.000	2.000	NA
1A	280,000.00	LY1	6.375000	5.641000	360	240	5	120	2.250	11.375	115	5.000	2.000	NA
1A	175,200.00	LM6	6.875000	6.141000	360	240	3	120	2.250	11.875	117	5.000	1.000	NA
1A	233,825.00	LM6	6.866995	6.132995	360	240	4	120	2.250	12.867	116	6.000	2.000	NA
1A	1,019,834.00	LM6	7.123509	6.389509	360	240	5	120	2.250	13.124	115	6.000	2.000	NA
1A	973,600.00	LM6	7.616181	6.757181	360	240	3	120	2.875	13.616	21	3.789	1.000	NA
1A	407,934.84	LM6	8.225446	7.366446	360	240	4	120	2.875	14.225	20	4.647	1.000	NA
1A	184,432.85	LM6	7.750000	6.891000	360	240	8	120	2.250	13.750	16	3.000	1.000	NA
1A	417,950.00	LY1	6.031687	5.251031	360	240	3	120	2.250	11.405	33	3.880	2.000	NA
1A	568,499.99	LY1	6.500000	5.641000	360	240	4	120	5.000	12.500	32	2.000	2.000	NA
1A	225,056.53	LY1	7.375000	6.516000	360	360	4	0	2.750	13.375	32	6.625	2.000	NA
1A	1,357,600.00	LM6	6.960887	6.159120	360	240	2	120	2.783	12.961	34	4.388	1.303	NA
1A	958,908.43	LM6	6.875000	6.016000	360	240	2	120	2.250	12.875	34	5.000	1.000	NA
1A	421,600.00	LM6	5.427775	4.568775	360	240	3	120	2.250	10.428	33	3.000	1.000	NA
1A	208,000.00	LM6	6.500000	5.641000	360	240	3	120	2.250	12.500	33	5.000	1.000	NA
1A	287,200.00	LM6	6.750000	5.891000	360	240	3	120	2.250	12.750	33	5.000	1.000	NA
1A	1,558,607.40	LM6	6.605226	5.746226	360	240	6	120	2.838	12.605	30	4.358	1.000	NA
1A	1,403,600.00	LM6	6.352593	5.493593	360	240	6	120	2.250	12.353	30	5.000	1.000	NA
1A	2,214,797.97	LM6	6.494447	5.635447	360	240	6	120	2.250	12.494	30	5.000	1.000	NA
1A	1,406,401.38	LM6	6.642792	5.783792	360	240	7	120	2.250	12.643	29	5.000	1.000	NA
1A	882,907.19	LM6	6.676225	5.817225	360	240	7	120	2.250	12.676	29	5.000	1.000	NA
1A	115,966.77	LM6	6.875000	6.016000	360	240	7	120	2.250	12.875	29	5.000	1.000	NA
1A	3,471,542.21	LM6	6.586395	5.727395	360	240	7	120	2.250	12.586	29	5.000	1.000	NA
1A	276,800.00	LM6	6.750000	5.891000	360	240	8	120	2.250	12.750	28	5.000	1.000	NA
1A	1,629,521.13	LM6	6.920792	6.061792	360	240	8	120	2.250	12.921	28	5.000	1.000	NA
1A	1,730,340.66	LM6	6.710638	5.851638	360	240	8	120	2.250	12.711	28	5.000	1.000	NA
1A	180,000.00	LM6	6.500000	5.641000	360	240	10	120	2.250	12.500	26	5.000	1.000	NA
1A	165,979.00	LY1	6.625000	5.891000	360	240	1	120	2.250	11.625	59	5.000	2.000	NA
1A	5,432,891.24	LY1	6.435560	5.701560	360	240	2	120	2.250	11.468	58	5.033	2.000	NA
1A	3,294,662.02	LY1	6.298931	5.564931	360	240	3	120	2.250	11.541	57	5.243	1.956	NA
1A	7,169,109.91	LY1	6.675772	5.941772	360	240	4	120	2.250	11.696	56	5.000	2.000	NA
1A	1,007,632.32	LY1	6.566604	5.832604	360	240	5	120	2.250	11.796	55	5.229	2.000	NA
1A	95,920.00	LY1	6.250000	5.516000	360	240	6	120	2.250	11.250	54	5.000	2.000	NA
1A	381,750.00	LY1	7.500000	6.766000	360	300	4	60	3.500	12.500	56	5.000	2.000	NA
1A	502,400.00	LY1	6.839968	6.105968	360	300	4	60	2.608	11.840	56	5.000	2.000	NA
1A	915,684.97	LY1	6.981320	6.247320	360	360	2	0	2.250	11.981	58	5.000	2.000	NA
1A	243,617.55	LY1	6.375000	5.641000	360	360	3	0	2.250	11.375	57	5.000	2.000	NA
1A	199,322.09	LY1	6.875000	6.141000	360	360	4	0	2.250	11.875	56	5.000	2.000	NA
1A	75,571.65	LY1	7.250000	6.516000	360	360	4	0	3.500	12.250	56	5.000	2.000	NA
1A	828,718.35	LY1	6.498730	5.764730	360	360	5	0	2.250	11.499	55	5.000	2.000	NA
1A	406,650.00	LM6	5.750000	5.016000	360	240	1	120	2.250	10.750	59	5.000	1.000	NA
1A	14,142,313.51	LM6	7.205046	6.471046	360	240	2	120	3.007	12.342	58	5.154	1.154	NA
1A	380,000.00	LM6	6.750000	6.016000	360	240	2	120	2.250	11.750	58	5.000	1.000	NA
1A	1,334,430.00	LM6	7.506955	6.772955	360	240	2	120	4.470	12.507	58	5.000	1.000	NA
1A	617,232.66	LM6	7.147183	6.413183	360	240	2	120	2.250	12.147	58	5.000	1.000	NA
1A	98,897.82	LM6	7.375000	6.641000	360	240	2	120	5.000	12.375	58	5.000	1.000	NA
1A	30,224,750.95	LM6	7.158970	6.424970	360	240	3	120	2.916	12.310	57	5.151	1.193	NA
1A	1,323,796.74	LM6	7.418172	6.684172	360	240	3	120	4.569	12.633	57	5.215	1.215	NA
1A	2,213,051.81	LM6	7.120413	6.386413	360	240	3	120	4.500	12.120	57	5.000	1.000	NA
1A	5,114,144.17	LM6	6.833433	6.099433	360	240	3	120	2.575	12.552	57	5.719	1.719	NA
1A	102,400.00	LM6	7.875000	7.141000	360	240	3	120	5.000	12.875	57	5.000	1.000	NA
1A	10,232,939.80	LM6	7.009979	6.275979	360	240	4	120	2.626	12.378	56	5.385	1.385	NA
1A	616,200.00	LM6	6.542559	5.808559	360	240	4	120	3.157	11.543	56	5.000	1.000	NA
1A	2,467,672.17	LM6	6.728804	5.994804	360	240	4	120	2.250	12.655	56	5.926	1.926	NA
1A	3,818,605.61	LM6	6.925053	6.191053	360	240	5	120	2.287	12.278	55	5.399	1.399	NA
1A	250,600.00	LM6	6.875000	6.141000	360	240	5	120	2.250	11.875	55	5.000	1.000	NA
1A	147,660.36	LM6	7.000000	6.266000	360	240	5	120	2.250	13.000	55	6.000	2.000	NA
1A	6,065,265.88	LM6	6.607981	5.873981	360	240	6	120	2.250	11.784	54	5.176	1.176	NA
1A	2,888,994.96	LM6	6.713538	5.979538	360	240	6	120	2.250	11.877	54	5.163	1.163	NA
1A	5,899,026.27	LM6	6.597006	5.863006	360	240	6	120	2.250	11.626	54	5.029	1.029	NA
1A	5,290,274.49	LM6	6.915426	6.181426	360	240	7	120	2.296	12.206	53	5.290	1.290	NA
1A	1,639,050.00	LM6	6.755148	6.021148	360	240	7	120	2.250	11.755	53	5.000	1.000	NA
1A	8,843,004.41	LM6	6.670155	5.936155	360	240	7	120	2.250	11.670	53	5.000	1.000	NA
1A	3,267,434.90	LM6	6.823418	6.089418	360	240	8	120	2.250	11.896	52	5.072	1.072	NA
1A	288,800.00	LM6	6.750000	6.016000	360	240	8	120	2.250	11.750	52	5.000	1.000	NA
1A	7,854,888.82	LM6	6.759256	6.025256	360	240	8	120	2.250	11.759	52	5.000	1.000	NA
1A	217,500.00	LM6	7.000000	6.266000	360	240	9	120	2.250	12.000	51	5.000	1.000	NA
1A	196,000.00	LM6	6.625000	5.891000	360	240	10	120	2.250	11.625	50	5.000	1.000	NA
1A	355,960.00	LM6	7.000000	6.266000	360	240	11	120	2.250	12.000	49	5.000	1.000	NA
1A	703,195.72	LM6	6.731654	5.997654	360	300	6	60	2.250	12.732	54	6.000	2.000	NA
1A	544,000.00	LM6	6.750000	6.016000	360	300	7	60	3.250	11.750	53	5.000	1.000	NA
1A	1,830,674.52	LM6	7.342961	6.608961	360	360	2	0	3.710	12.343	58	5.000	1.000	NA
1A	125,705.44	LM6	8.013582	7.279582	360	360	2	0	5.000	13.014	58	5.000	1.000	NA
1A	124,579.17	LM6	6.625000	5.891000	360	360	2	0	2.250	11.625	58	5.000	1.000	NA
1A	3,805,351.19	LM6	7.297048	6.563048	360	360	3	0	3.437	12.551	57	5.254	1.254	NA
1A	264,705.67	LM6	7.883910	7.149910	360	360	3	0	4.355	12.884	57	5.000	1.000	NA
1A	569,539.82	LM6	7.954821	7.220821	360	360	3	0	2.750	13.955	57	6.000	2.000	NA
1A	611,944.37	LM6	7.182087	6.448087	360	360	4	0	3.573	12.182	56	5.000	1.000	NA
1A	65,257.61	LM6	8.000000	7.266000	360	360	5	0	5.000	13.000	55	5.000	1.000	NA
1A	260,000.00	CMT	6.375000	5.641000	360	240	2	120	2.750	11.375	82	5.000	2.000	NA
1A	502,600.00	LY1	7.450557	6.716557	360	240	2	120	2.250	12.451	82	5.000	2.000	NA
1A	253,400.00	LY1	6.750000	6.016000	360	240	3	120	2.250	11.750	81	5.000	2.000	NA
1A	1,240,500.00	LY1	6.841193	6.107193	360	240	4	120	2.250	11.841	80	5.000	2.000	NA
1A	691,519.20	LY1	6.381146	5.647146	360	240	5	120	2.250	11.655	79	4.212	2.000	NA
1A	1,426,413.13	LM6	6.212020	5.478020	360	240	2	120	2.378	11.212	82	5.000	1.000	NA
1A	4,289,673.39	LM6	6.242547	5.508547	360	240	3	120	2.288	11.272	81	5.030	1.085	NA
1A	352,000.00	LM6	6.875000	6.141000	360	240	3	120	2.250	11.875	81	5.000	1.000	NA
1A	7,879,613.52	LM6	6.049471	5.315471	360	240	4	120	2.250	11.049	80	5.000	1.000	NA
1A	124,800.00	LM6	6.750000	6.016000	360	240	5	120	2.250	11.750	79	4.950	1.000	NA
1A	977,720.86	LM6	6.840689	6.106689	360	240	6	120	2.250	11.862	78	5.000	1.000	NA
1A	596,100.00	LM6	6.790136	6.056136	360	240	7	120	2.250	11.790	77	5.000	1.000	NA
1A	248,000.00	LM6	6.875000	6.141000	360	240	8	120	2.250	11.875	76	5.000	1.000	NA
1A	359,725.46	LM6	6.500000	5.766000	360	276	12	84	2.000	11.500	72	5.000	1.000	NA
1A	251,543.13	LM6	6.500000	5.766000	360	360	2	0	2.750	11.500	82	5.000	1.000	NA
1A	86,280.64	LM6	6.875000	6.141000	360	360	7	0	2.250	13.875	77	5.000	1.000	NA
1B	688,000.00	LY1	6.625000	6.369000	360	240	1	120	2.250	11.625	119	5.000	2.000	NA
1B	4,176,750.00	LY1	6.319814	6.063814	360	240	2	120	2.183	11.320	118	5.000	2.000	NA
1B	3,628,762.95	LY1	6.419008	6.163008	360	240	3	120	2.250	11.419	117	5.000	2.000	NA
1B	622,000.00	LY1	6.375000	6.119000	360	240	3	120	2.250	11.375	117	5.000	2.000	NA
1B	687,805.41	LY1	6.750000	6.494000	360	240	4	120	2.250	11.750	116	5.000	2.000	NA
1B	1,253,000.00	LY1	6.702019	6.446019	360	240	5	120	2.250	11.702	115	5.000	2.000	NA
1B	152,000.00	LY1	6.560000	6.304000	360	240	7	120	2.250	11.560	113	5.000	2.000	NA
1B	650,000.00	LM6	8.250000	7.994000	360	240	2	120	2.250	13.250	118	5.000	1.000	NA
1B	482,000.00	LM6	6.625000	6.369000	360	240	4	120	2.250	12.625	116	6.000	2.000	NA
1B	545,678.50	LM6	6.625000	6.369000	360	240	4	120	2.250	11.625	116	6.000	2.000	NA
1B	487,000.00	LM6	6.750000	6.494000	360	240	7	120	2.250	12.750	113	6.000	2.000	NA
1B	524,000.00	LM6	6.875000	6.619000	360	240	8	120	2.250	12.875	112	6.000	2.000	NA
1B	800,000.00	LM6	6.375000	6.119000	360	240	9	120	2.250	12.375	111	6.000	2.000	NA
1B	486,000.00	LM6	6.875000	6.619000	360	240	12	120	2.250	12.875	108	6.000	2.000	NA
1B	2,130,000.00	LM6	7.477113	7.096113	360	240	2	120	2.875	13.477	22	3.000	1.000	NA
1B	6,932,000.00	LM6	7.437341	7.056341	360	240	3	120	2.875	13.437	21	3.000	1.000	NA
1B	2,445,050.00	LM6	6.877295	6.496295	360	240	4	120	2.875	12.877	20	3.000	1.000	NA
1B	142,496.86	LM6	9.250000	8.869000	360	240	13	120	2.875	15.250	11	3.000	1.000	NA
1B	439,949.57	LM6	9.650000	9.269000	360	360	4	0	2.875	15.650	20	3.000	1.000	NA
1B	710,600.00	CMT	6.125000	5.869000	360	240	1	120	2.250	11.125	35	5.000	2.000	NA
1B	197,154.19	CMT	6.625000	6.244000	360	360	7	0	2.750	12.625	29	2.000	2.000	NA
1B	475,000.00	LY1	6.750000	6.494000	360	240	2	120	2.250	11.750	34	5.000	2.000	NA
1B	823,200.00	LY1	6.375000	6.119000	360	240	3	120	2.250	11.375	33	5.000	2.000	NA
1B	1,562,895.45	LY1	6.875384	6.494384	360	240	4	120	5.000	12.725	32	2.000	2.000	NA
1B	392,000.00	LY1	6.375000	6.119000	360	240	6	120	2.250	11.375	30	5.000	2.000	NA
1B	167,900.00	LY1	6.625000	6.244000	360	240	10	120	2.500	12.625	26	2.000	2.000	NA
1B	846,386.59	LY1	6.250000	5.869000	360	360	2	0	2.250	12.250	34	2.000	2.000	NA
1B	179,554.79	LY1	7.000000	6.619000	360	360	4	0	2.750	13.000	32	2.000	2.000	NA
1B	497,603.06	LY1	6.250000	5.994000	360	360	5	0	2.250	11.250	31	5.000	2.000	NA
1B	3,948,600.00	LM6	6.627248	6.266350	360	240	2	120	2.459	12.392	34	4.350	1.142	NA
1B	281,600.00	LM6	6.625000	6.244000	360	240	2	120	2.250	12.625	34	5.000	1.000	NA
1B	400,000.00	LM6	6.250000	5.869000	360	240	2	120	3.250	12.250	34	2.000	1.000	NA
1B	437,000.00	LM6	7.366133	6.985133	360	240	3	120	3.533	13.366	33	3.510	1.378	NA
1B	160,000.00	LM6	6.750000	6.369000	360	240	6	120	2.250	12.750	30	5.000	1.000	NA
1B	441,200.00	LM6	6.421238	6.040238	360	240	7	120	2.250	12.421	29	5.000	1.000	NA
1B	266,898.22	LM6	7.845364	7.464364	360	240	8	120	2.889	13.845	28	5.511	1.511	NA
1B	146,250.00	LM6	9.375000	8.994000	360	240	12	120	2.250	15.375	24	6.000	2.000	NA
1B	96,886.08	LM6	6.750000	6.369000	360	360	3	0	2.875	12.750	33	6.000	2.000	NA
1B	133,280.76	CMT	6.625000	6.369000	360	360	6	0	2.750	12.625	54	6.000	2.000	NA
1B	1,265,000.00	LY1	6.750000	6.494000	360	240	0	120	2.500	11.750	60	5.000	2.000	NA
1B	9,959,500.00	LY1	7.365850	7.109850	360	240	1	120	2.337	12.366	59	5.000	2.000	NA
1B	6,847,063.52	LY1	6.770388	6.514388	360	240	2	120	2.294	12.072	58	5.302	2.000	NA
1B	7,675,799.47	LY1	7.151577	6.895577	360	240	3	120	2.313	12.207	57	5.055	2.000	NA
1B	11,545,836.45	LY1	6.890515	6.634515	360	240	4	120	2.269	11.928	56	5.037	2.000	NA
1B	4,675,492.02	LY1	7.002195	6.746195	360	240	5	120	2.337	12.002	55	5.000	2.000	NA
1B	536,000.00	LY1	7.000000	6.744000	360	240	6	120	2.250	12.000	54	5.000	2.000	NA
1B	277,601.94	LY1	6.875000	6.619000	360	240	7	120	2.500	12.875	53	6.000	2.000	NA
1B	455,400.00	LY1	7.000000	6.744000	360	240	8	120	2.250	12.000	52	5.000	2.000	NA
1B	1,469,481.92	LY1	7.102648	6.846648	360	240	9	120	2.325	12.401	51	5.299	2.000	NA
1B	1,493,125.43	LY1	7.024989	6.768989	360	240	10	120	2.343	12.397	50	4.729	2.000	NA
1B	972,769.07	LY1	7.301902	7.045902	360	240	11	120	2.250	12.302	49	5.000	2.000	NA
1B	732,224.00	LY1	7.165927	6.909927	360	240	12	120	2.250	12.166	48	5.000	2.000	NA
1B	428,000.00	LY1	7.500000	7.244000	360	300	4	60	3.500	12.500	56	5.000	2.000	NA
1B	994,164.08	LY1	6.875000	6.619000	360	360	1	0	2.250	11.875	59	5.000	2.000	NA
1B	1,116,260.24	LY1	7.294558	7.038558	360	360	2	0	2.250	12.295	58	5.000	2.000	NA
1B	1,299,411.20	LY1	7.126289	6.870289	360	360	3	0	2.606	12.838	57	5.711	2.000	NA
1B	634,540.56	LY1	7.187924	6.931924	360	360	4	0	2.750	13.188	56	6.000	2.000	NA
1B	424,145.36	LY1	6.750000	6.494000	360	360	5	0	2.250	11.750	55	5.000	2.000	NA
1B	228,952.67	LY1	7.599007	7.343007	360	360	8	0	2.250	12.599	52	5.000	2.000	NA
1B	819,919.93	LY1	6.990292	6.734292	360	360	9	0	2.250	11.990	51	5.000	2.000	NA
1B	312,000.00	LM6	6.625000	6.369000	360	240	1	120	2.750	11.625	59	5.000	1.000	NA
1B	28,702,968.77	LM6	7.515244	7.255732	360	240	2	120	2.878	12.926	58	5.494	1.494	NA
1B	1,394,435.20	LM6	7.077373	6.695071	360	240	2	120	2.760	12.672	58	5.595	1.595	NA
1B	41,185,398.37	LM6	7.368964	7.104749	360	240	3	120	2.904	12.797	57	5.446	1.483	NA
1B	1,407,000.00	LM6	7.273188	7.017188	360	240	3	120	5.000	12.273	57	5.000	1.000	NA
1B	880,755.00	LM6	6.903987	6.647987	360	240	3	120	5.000	11.904	57	5.000	1.000	NA
1B	5,876,885.99	LM6	6.981424	6.725424	360	240	3	120	2.509	12.556	57	5.575	1.524	NA
1B	17,711,435.62	LM6	7.047071	6.791071	360	240	4	120	2.503	12.606	56	5.559	1.584	NA
1B	896,335.29	LM6	6.875000	6.619000	360	240	4	120	2.250	12.875	56	6.000	2.000	NA
1B	8,913,733.67	LM6	7.446479	7.190479	360	240	5	120	2.317	12.751	55	5.305	1.305	NA
1B	380,000.00	LM6	7.375000	7.119000	360	240	5	120	5.000	12.375	55	5.000	1.000	NA
1B	1,856,050.00	LM6	7.336831	7.080831	360	240	6	120	2.250	12.337	54	5.000	1.000	NA
1B	897,600.00	LM6	9.125000	8.869000	360	240	6	120	2.750	15.125	54	6.000	2.000	NA
1B	2,934,607.82	LM6	7.344648	7.088648	360	240	7	120	2.250	12.706	53	5.361	1.361	NA
1B	756,728.60	LM6	6.875000	6.619000	360	240	7	120	2.250	11.875	53	5.000	1.000	NA
1B	1,481,500.00	LM6	7.492229	7.236229	360	240	8	120	2.250	12.492	52	5.000	1.000	NA
1B	352,428.00	LM6	7.033649	6.777649	360	240	8	120	2.971	12.611	52	5.577	1.577	NA
1B	302,948.15	LM6	7.875000	7.619000	360	240	15	120	2.250	12.875	45	5.000	1.000	NA
1B	1,804,165.75	LM6	7.644431	7.370976	360	360	2	0	3.741	12.714	58	5.069	1.069	NA
1B	3,569,841.68	LM6	7.563716	7.307716	360	360	3	0	3.378	12.823	57	5.259	1.259	NA
1B	430,608.19	LM6	7.375000	7.119000	360	360	3	0	2.875	13.375	57	6.000	2.000	NA
1B	823,745.40	LM6	7.570141	7.314141	360	360	4	0	3.248	13.306	56	5.736	1.736	NA
1B	1,446,676.92	LM6	7.074047	6.818047	360	360	5	0	2.589	13.074	55	6.000	2.000	NA
1B	1,089,935.37	LM6	8.137490	7.881490	360	480	2	0	3.434	14.137	58	6.000	2.000	NA
1B	474,634.28	LM6	6.875000	6.619000	360	480	3	0	2.875	12.875	57	6.000	2.000	NA
1B	271,682.70	LY1	7.625000	7.369000	180	180	5	0	2.750	13.625	79	6.000	2.000	NA
1B	72,797.10	LY1	6.875000	6.619000	180	180	10	0	2.750	12.875	74	6.000	2.000	NA
1B	3,240,900.00	LY1	7.111591	6.855591	360	240	0	120	2.250	12.112	84	5.000	2.000	NA
1B	1,261,250.00	LY1	7.399529	7.193529	360	240	0	120	2.250	12.400	84	5.000	2.000	0.175
1B	23,141,765.96	LY1	7.307496	7.051496	360	240	1	120	2.309	12.307	83	5.000	2.000	NA
1B	8,809,650.00	LY1	6.774548	6.568548	360	240	1	120	2.250	11.775	83	5.000	2.000	0.175
1B	3,777,200.00	LY1	6.966708	6.760708	360	240	1	120	2.250	11.967	83	5.000	2.000	0.175
1B	436,000.00	LY1	6.500000	6.294000	360	240	1	120	2.250	11.500	83	5.000	2.000	0.175
1B	15,294,833.85	LY1	7.483935	7.227935	360	240	2	120	2.276	12.484	82	5.000	2.000	NA
1B	8,930,020.21	LY1	6.857354	6.621511	360	240	2	120	2.286	11.857	82	5.000	2.000	0.175
1B	23,116,051.12	LY1	7.218514	6.962514	360	240	3	120	2.262	12.219	81	5.000	2.000	NA
1B	8,778,445.38	LY1	6.968503	6.712503	360	240	4	120	2.423	12.155	80	5.187	2.000	NA
1B	3,615,072.19	LY1	6.928106	6.672106	360	240	5	120	2.531	12.529	79	5.601	2.000	NA
1B	866,377.72	LY1	6.806767	6.550767	360	240	6	120	2.750	12.807	78	6.000	2.000	NA
1B	689,699.92	LY1	7.593555	7.337555	360	240	7	120	2.250	12.594	77	5.000	2.000	NA
1B	424,993.70	LY1	6.750000	6.544000	360	240	7	120	2.250	11.750	77	5.000	2.000	0.175
1B	2,165,629.95	LY1	7.479937	7.223937	360	240	9	120	2.250	12.480	75	5.000	2.000	NA
1B	224,249.94	LY1	7.750000	7.494000	360	240	10	120	2.250	12.750	74	5.000	2.000	NA
1B	1,587,692.00	LY1	6.906931	6.650931	360	240	11	120	2.521	11.992	73	5.085	2.000	NA
1B	1,066,000.00	LY1	6.500000	6.294000	360	276	1	84	2.250	11.500	83	5.000	2.000	0.175
1B	2,415,000.00	LY1	6.625000	6.419000	360	276	2	84	2.250	11.625	82	5.000	2.000	0.175
1B	580,054.23	LY1	6.750000	6.494000	360	276	4	84	2.250	11.750	80	5.000	2.000	NA
1B	1,649,661.57	LY1	7.394009	7.138009	360	360	1	0	2.250	12.394	83	5.000	2.000	NA
1B	1,115,141.54	LY1	7.332010	7.126010	360	360	1	0	2.250	12.332	83	5.000	2.000	0.175
1B	547,163.47	LY1	7.375000	7.119000	360	360	2	0	2.250	12.375	82	5.000	2.000	NA
1B	2,084,044.19	LY1	7.054546	6.798546	360	360	3	0	2.473	12.500	81	5.445	2.000	NA
1B	1,537,644.74	LY1	6.949747	6.693747	360	360	4	0	2.578	12.606	80	5.656	2.000	NA
1B	975,764.16	LY1	7.169362	6.913362	360	360	5	0	2.750	13.169	79	6.000	2.000	NA
1B	362,503.45	LY1	7.044513	6.788513	360	360	6	0	2.750	13.045	78	6.000	2.000	NA
1B	684,838.10	LY1	7.825305	7.569305	360	360	7	0	2.250	12.825	77	5.000	2.000	NA
1B	848,017.17	LY1	7.551122	7.295122	360	360	8	0	2.250	12.551	76	5.000	2.000	NA
1B	270,033.48	LY1	7.625000	7.369000	360	360	9	0	2.250	12.625	75	5.000	2.000	NA
1B	394,570.16	LY1	7.125000	6.869000	360	360	10	0	2.750	13.125	74	6.000	2.000	NA
1B	133,918.88	LY1	7.875000	7.619000	360	360	11	0	2.750	13.875	73	6.000	2.000	NA
1B	2,030,993.82	LM6	6.902881	6.646881	360	240	2	120	2.385	11.903	82	5.000	1.000	NA
1B	2,780,000.00	LM6	6.750000	6.494000	360	240	3	120	2.250	12.031	81	5.281	1.281	NA
1B	800,000.00	LM6	6.750000	6.494000	360	240	3	120	2.875	12.750	81	6.000	2.000	NA
1B	868,279.11	LM6	6.814316	6.558316	360	240	4	120	2.250	11.814	80	5.000	1.000	NA
1B	825,000.00	LM6	6.875000	6.619000	360	240	5	120	2.250	12.875	79	6.000	2.000	NA
1B	173,850.00	LM6	6.625000	6.369000	360	240	7	120	2.250	11.625	77	5.000	1.000	NA
1B	354,099.99	LM6	7.500000	6.544000	360	276	2	84	2.750	12.500	82	5.000	1.000	NA
1B	1,949,999.99	LM6	6.625000	6.369000	360	276	8	84	2.250	11.625	76	5.000	1.000	NA
1B	1,003,200.00	LY1	6.322081	5.588081	360	240	1	120	2.250	11.322	119	5.000	1.533	NA
1B	933,600.00	LY1	5.916131	5.182131	360	240	2	120	2.072	10.916	118	5.000	2.000	NA
1B	1,514,350.00	LY1	6.598574	5.864574	360	240	4	120	2.356	11.599	116	5.000	2.000	NA
1B	217,520.00	LY1	7.000000	6.266000	360	240	5	120	2.250	12.000	115	5.000	2.000	NA
1B	1,862,500.00	LM6	6.875000	6.141000	360	240	4	120	2.250	12.875	116	6.000	2.000	NA
1B	648,000.00	LM6	6.875000	6.141000	360	240	5	120	2.250	11.875	115	6.000	2.000	NA
1B	357,284.88	LY1	6.875000	6.016000	360	360	5	0	2.750	12.875	19	2.000	2.000	NA
1B	640,000.00	LM6	7.625000	6.766000	360	240	2	120	2.875	13.625	22	3.000	1.000	NA
1B	140,000.00	LM6	7.000000	6.141000	360	240	2	120	2.500	13.000	22	3.000	1.000	NA
1B	568,700.00	LM6	7.248659	6.389659	360	240	3	120	2.724	13.249	21	3.000	1.598	NA
1B	2,562,550.00	LM6	7.453498	6.594498	360	240	4	120	2.875	13.453	20	3.000	1.000	NA
1B	541,064.00	CMT	6.750000	6.016000	360	240	8	120	2.750	12.750	28	2.000	2.000	NA
1B	912,341.00	LY1	6.375000	5.641000	360	240	2	120	2.250	11.375	34	5.000	2.000	NA
1B	4,226,578.75	LY1	6.155657	5.296657	360	240	4	120	3.581	11.618	32	2.492	1.508	NA
1B	197,276.33	LY1	6.250000	5.516000	360	240	6	120	2.250	11.250	30	5.000	2.000	NA
1B	158,668.87	LY1	6.500000	5.641000	360	360	4	0	5.000	12.500	32	2.000	2.000	NA
1B	2,338,336.59	LM6	6.582713	5.723713	360	240	2	120	2.250	12.384	34	4.603	1.000	NA
1B	1,067,967.92	LM6	6.750472	5.891472	360	240	2	120	2.250	12.750	34	5.000	1.000	NA
1B	1,425,600.00	LM6	7.212963	6.353963	360	240	2	120	2.250	13.213	34	5.000	1.000	NA
1B	1,048,000.00	LM6	6.806298	5.947298	360	240	3	120	2.975	12.531	33	2.824	1.000	NA
1B	832,000.00	LM6	6.801082	5.942082	360	240	3	120	2.921	12.801	33	6.000	2.000	NA
1B	1,788,035.95	LM6	6.500000	5.641000	360	240	6	120	4.699	12.500	30	4.566	1.890	NA
1B	2,033,599.83	LM6	6.446991	5.587991	360	240	6	120	2.250	12.447	30	5.000	1.000	NA
1B	2,744,495.00	LM6	6.744567	5.885567	360	240	6	120	2.250	12.745	30	5.000	1.000	NA
1B	1,227,950.00	LM6	6.574117	5.715117	360	240	7	120	2.250	12.574	29	5.000	1.000	NA
1B	3,854,682.59	LM6	6.672834	5.813834	360	240	7	120	2.250	12.673	29	5.000	1.000	NA
1B	277,524.82	LM6	6.500000	5.641000	360	240	8	120	2.250	12.500	28	5.000	1.000	NA
1B	1,096,000.00	LM6	6.711223	5.852223	360	240	8	120	2.250	12.711	28	5.000	1.000	NA
1B	1,451,141.04	LM6	6.718223	5.859223	360	240	8	120	2.250	12.718	28	5.000	1.000	NA
1B	320,000.00	LM6	7.000000	6.141000	360	240	9	120	2.250	13.000	27	5.000	1.000	NA
1B	267,091.62	LM6	6.875000	6.016000	360	360	4	0	5.000	12.875	32	2.000	2.000	NA
1B	638,400.00	LY1	7.000000	6.266000	360	240	0	120	2.250	12.000	60	5.000	2.000	NA
1B	4,126,949.98	LY1	7.068472	6.334472	360	240	1	120	2.405	12.068	59	5.000	2.000	NA
1B	15,090,612.21	LY1	6.515516	5.781516	360	240	2	120	2.281	11.575	58	5.060	2.000	NA
1B	7,183,889.73	LY1	6.714547	5.980547	360	240	3	120	2.345	11.715	57	5.000	2.000	NA
1B	25,782,936.72	LY1	6.551822	5.817822	360	240	4	120	2.255	11.571	56	5.019	1.989	NA
1B	8,267,798.98	LY1	6.823600	6.059362	360	240	5	120	2.285	11.824	55	5.000	2.000	NA
1B	1,727,199.98	LY1	7.065134	6.331134	360	240	8	120	2.275	12.165	52	5.100	2.000	NA
1B	576,000.00	LY1	7.125000	6.391000	360	240	9	120	2.250	12.125	51	5.000	2.000	NA
1B	518,359.28	LY1	7.125000	6.391000	360	240	12	120	2.250	12.125	48	5.000	2.000	NA
1B	680,000.00	LY1	6.152941	5.418941	360	300	3	60	2.250	11.153	57	5.000	2.000	NA
1B	416,328.44	LY1	6.125000	5.391000	360	300	4	60	2.250	11.125	56	5.000	2.000	NA
1B	844,000.00	LY1	6.459138	5.725138	360	300	4	60	2.250	11.459	56	5.000	2.000	NA
1B	179,200.00	LY1	6.500000	5.766000	360	300	5	60	2.250	11.500	55	5.000	2.000	NA
1B	347,150.00	LY1	6.750000	6.016000	360	300	5	60	3.500	11.750	55	5.000	2.000	NA
1B	353,508.90	LY1	6.750000	6.016000	360	300	8	60	2.250	11.750	52	5.000	2.000	NA
1B	1,091,023.27	LY1	6.557698	5.759597	360	360	1	0	2.250	11.558	59	5.000	2.000	NA
1B	972,405.07	LY1	6.625000	5.891000	360	360	3	0	2.250	11.625	57	5.000	2.000	NA
1B	943,583.03	LY1	6.568449	5.834449	360	360	4	0	2.250	11.568	56	5.000	2.000	NA
1B	593,472.67	LY1	6.783023	6.049023	360	360	5	0	2.422	12.126	55	5.343	2.000	NA
1B	611,137.78	LY1	6.625000	5.891000	360	360	7	0	2.250	11.625	53	5.000	2.000	NA
1B	436,674.45	LY1	7.000000	6.266000	360	360	9	0	2.250	12.000	51	5.000	2.000	NA
1B	506,801.11	LY1	6.375000	5.641000	360	360	11	0	2.250	11.375	49	5.000	2.000	NA
1B	34,481,758.30	LM6	7.337682	6.603682	360	240	2	120	3.019	12.422	58	5.084	1.084	NA
1B	316,000.00	LM6	6.750000	6.016000	360	240	2	120	2.250	12.750	58	6.000	2.000	NA
1B	4,383,724.05	LM6	7.125363	6.391363	360	240	2	120	2.890	12.125	58	5.000	1.000	NA
1B	2,938,205.00	LM6	7.698271	6.964271	360	240	2	120	4.121	12.698	58	5.000	1.000	NA
1B	6,966,500.00	LM6	6.805611	6.071611	360	240	2	120	2.250	11.889	58	5.083	1.083	NA
1B	41,741,446.73	LM6	7.298209	6.564209	360	240	3	120	3.043	12.452	57	5.154	1.154	NA
1B	497,600.00	LM6	6.687299	5.953299	360	240	3	120	3.000	12.687	57	6.000	2.000	NA
1B	2,236,136.54	LM6	7.519579	6.785579	360	240	3	120	4.690	12.520	57	5.000	1.000	NA
1B	8,678,970.29	LM6	7.456621	6.722621	360	240	3	120	4.555	12.457	57	5.000	1.000	NA
1B	8,118,945.41	LM6	7.034276	6.300276	360	240	3	120	2.651	12.898	57	5.863	1.863	NA
1B	1,189,389.98	LM6	7.497521	6.763521	360	240	3	120	4.444	12.498	57	5.000	1.000	NA
1B	19,834,300.08	LM6	6.915493	6.181493	360	240	4	120	2.382	12.459	56	5.643	1.643	NA
1B	1,259,361.54	LM6	7.034113	6.300113	360	240	4	120	3.174	13.034	56	6.000	2.000	NA
1B	642,400.00	LM6	7.750000	7.016000	360	240	4	120	2.250	13.750	56	6.000	2.000	NA
1B	879,100.28	LM6	7.107240	6.373240	360	240	4	120	4.372	12.107	56	5.000	1.000	NA
1B	2,563,492.98	LM6	6.835247	6.101247	360	240	4	120	2.250	12.354	56	5.519	1.519	NA
1B	10,951,782.28	LM6	6.942327	6.208327	360	240	5	120	2.336	12.416	55	5.484	1.484	NA
1B	824,788.83	LM6	7.875000	7.141000	360	240	5	120	2.250	12.875	55	5.000	1.000	NA
1B	1,362,950.00	LM6	6.922617	6.188617	360	240	5	120	2.560	12.923	55	6.000	2.000	NA
1B	3,100,997.97	LM6	6.685233	5.951233	360	240	6	120	2.314	11.963	54	5.278	1.278	NA
1B	3,592,245.41	LM6	6.592502	5.858502	360	240	6	120	2.250	11.691	54	5.098	1.098	NA
1B	286,400.00	LM6	7.500000	6.766000	360	240	6	120	5.000	12.500	54	5.000	1.000	NA
1B	7,972,520.00	LM6	6.481824	5.747824	360	240	6	120	2.271	11.559	54	5.078	1.078	NA
1B	6,454,253.90	LM6	7.311785	6.577785	360	240	7	120	2.514	12.366	53	5.054	1.054	NA
1B	2,160,023.89	LM6	6.538417	5.804417	360	240	7	120	2.250	11.538	53	5.000	1.000	NA
1B	6,416,319.33	LM6	6.615482	5.881482	360	240	7	120	2.250	11.615	53	5.000	1.000	NA
1B	405,500.00	LM6	6.960697	6.226697	360	240	8	120	2.250	11.961	52	5.000	1.000	NA
1B	1,798,063.43	LM6	6.792271	6.058271	360	240	8	120	2.250	11.792	52	5.000	1.000	NA
1B	3,335,635.60	LM6	6.639602	5.905602	360	240	8	120	2.250	11.640	52	5.000	1.000	NA
1B	142,549.46	LM6	6.500000	5.766000	360	240	9	120	2.250	11.500	51	5.000	1.000	NA
1B	258,680.00	LM6	6.625000	5.891000	360	240	14	120	2.250	11.625	46	5.000	1.000	NA
1B	277,437.79	LM6	6.500000	5.766000	360	300	2	60	5.000	12.500	58	2.000	2.000	NA
1B	1,002,831.79	LM6	6.468267	5.734267	360	300	6	60	2.250	12.468	54	6.000	2.000	NA
1B	661,186.71	LM6	6.803394	6.069394	360	300	7	60	2.250	12.803	53	6.000	2.000	NA
1B	2,156,619.83	LM6	7.787759	7.053759	360	360	2	0	3.932	12.788	58	5.000	1.000	NA
1B	82,959.96	LM6	6.875000	6.141000	360	360	2	0	5.000	11.875	58	5.000	1.000	NA
1B	2,760,970.68	LM6	7.287383	6.553383	360	360	3	0	2.879	12.580	57	5.292	1.292	NA
1B	542,978.54	LM6	8.375000	7.641000	360	360	3	0	5.000	13.375	57	5.000	1.000	NA
1B	115,207.23	LM6	6.875000	6.141000	360	360	3	0	2.250	11.875	57	5.000	1.000	NA
1B	1,259,674.37	LM6	7.745907	7.011907	360	360	4	0	4.166	12.897	56	5.152	1.152	NA
1B	155,417.41	LM6	6.375000	5.641000	360	360	4	0	2.250	12.375	56	6.000	2.000	NA
1B	415,431.34	LM6	6.375000	5.641000	360	480	3	0	2.875	12.375	57	6.000	2.000	NA
1B	106,800.00	CMT	6.750000	6.016000	360	240	3	120	2.750	11.750	81	5.000	2.000	NA
1B	103,352.00	CMT	7.000000	6.266000	360	276	1	84	2.750	12.000	83	5.000	2.000	NA
1B	500,000.00	CMT	7.125000	6.391000	360	276	3	84	2.750	12.125	81	5.000	2.000	NA
1B	131,980.58	CMT	6.375000	5.641000	360	276	4	84	2.750	11.375	80	5.000	2.000	NA
1B	170,504.53	CMT	6.625000	5.891000	360	360	9	0	2.750	11.625	75	5.000	2.000	NA
1B	1,785,000.00	LY1	7.403361	6.669361	360	240	0	120	2.250	12.403	84	5.000	2.000	NA
1B	488,000.00	LY1	5.875000	5.191000	360	240	0	120	2.250	10.875	84	5.000	2.000	0.175
1B	456,000.00	LY1	6.125000	5.441000	360	240	0	120	2.250	11.125	84	5.000	2.000	0.175
1B	21,510,850.96	LY1	7.109330	6.375330	360	240	1	120	2.331	12.109	83	5.000	2.000	NA
1B	10,651,816.00	LY1	6.738739	6.054739	360	240	1	120	2.250	11.739	83	5.000	2.000	0.175
1B	2,935,450.00	LY1	6.980508	6.296508	360	240	1	120	2.250	11.981	83	5.000	2.000	0.175
1B	1,000,000.00	LY1	5.375000	4.691000	360	240	1	120	2.250	10.375	83	5.000	2.000	0.175
1B	13,620,723.36	LY1	7.380529	6.646529	360	240	2	120	2.317	12.381	82	5.000	2.000	NA
1B	1,003,200.00	LY1	7.084330	6.400330	360	240	2	120	2.250	12.084	82	5.000	2.000	0.175
1B	456,000.00	LY1	6.750000	6.066000	360	240	2	120	2.250	11.750	82	5.000	2.000	0.175
1B	17,253,971.37	LY1	7.078032	6.344032	360	240	3	120	2.322	12.087	81	5.009	2.000	NA
1B	10,718,567.54	LY1	6.638202	5.904202	360	240	4	120	2.387	11.831	80	5.208	2.000	NA
1B	3,530,158.79	LY1	6.598756	5.864756	360	240	5	120	2.750	12.599	79	6.000	2.000	NA
1B	3,024,072.77	LY1	7.245693	6.511693	360	240	6	120	2.578	12.635	78	5.389	2.000	NA
1B	649,615.36	LY1	6.875000	6.141000	360	240	7	120	2.750	11.875	77	5.000	2.000	NA
1B	326,901.00	LY1	6.750000	6.016000	360	240	8	120	2.750	12.750	76	6.000	2.000	NA
1B	801,466.67	LY1	6.857449	6.123449	360	276	2	84	2.250	11.857	82	5.000	2.000	NA
1B	308,000.00	LY1	6.625000	5.891000	360	276	3	84	2.250	11.625	81	5.000	2.000	NA
1B	348,000.00	LY1	6.500000	5.766000	360	276	4	84	2.250	11.500	80	5.000	2.000	NA
1B	639,536.79	LY1	7.625000	6.891000	360	360	1	0	2.250	12.625	83	5.000	2.000	NA
1B	2,555,230.62	LY1	6.617789	5.933789	360	360	1	0	2.250	11.618	83	5.000	2.000	0.175
1B	2,394,174.42	LY1	7.280168	6.546168	360	360	3	0	2.276	12.333	81	5.053	2.000	NA
1B	603,377.18	LY1	6.782987	6.048987	360	360	4	0	2.598	12.479	80	5.696	2.000	NA
1B	1,680,630.02	LY1	6.810395	6.076395	360	360	5	0	2.750	12.810	79	6.000	2.000	NA
1B	394,157.85	LY1	6.855028	6.121028	360	360	6	0	2.750	12.855	78	6.000	2.000	NA
1B	656,932.08	LY1	7.125000	6.391000	360	360	9	0	2.750	13.125	75	6.000	2.000	NA
1B	1,709,600.00	LM6	5.787260	5.053260	360	240	1	120	2.250	10.787	83	5.000	1.000	NA
1B	476,000.00	LM6	7.250000	6.566000	360	240	1	120	2.250	13.250	83	6.000	2.000	0.175
1B	2,227,417.42	LM6	6.828950	6.094950	360	240	2	120	2.292	11.829	82	5.000	1.000	NA
1B	523,200.00	LM6	6.689889	5.955889	360	240	2	120	2.250	11.690	82	5.000	1.000	NA
1B	460,000.00	LM6	6.750000	6.066000	360	240	2	120	2.250	11.750	82	5.000	1.000	0.175
1B	960,000.00	LM6	6.375000	5.641000	360	240	3	120	2.750	11.375	81	5.000	1.000	NA
1B	5,126,802.01	LM6	5.807192	5.073192	360	240	4	120	2.250	10.934	80	5.127	1.127	NA
1B	413,551.23	LM6	6.727538	5.993538	360	240	7	120	2.250	11.728	77	5.000	1.000	NA
1B	438,508.62	LM6	6.875000	6.191000	360	360	4	0	2.250	11.875	80	5.000	1.000	0.175
2	8,942,891.47	LY1	6.191660	5.935660	360	240	2	120	2.250	11.233	58	5.041	2.000	NA
2	9,589,607.03	LY1	6.214816	5.958816	360	240	3	120	2.277	11.255	57	5.041	2.000	NA
2	6,166,119.17	LY1	6.275739	6.019739	360	240	4	120	2.281	11.276	56	5.000	1.888	NA
2	1,787,911.92	LY1	6.390150	6.134150	360	240	5	120	2.250	11.622	55	5.232	2.000	NA
2	649,461.05	LY1	6.131392	5.875392	360	240	6	120	2.250	11.131	54	5.000	2.000	NA
2	366,400.00	LY1	6.500000	6.119000	360	240	9	120	2.250	11.500	51	5.000	2.000	NA
2	330,000.00	LY1	6.375000	5.994000	360	240	10	120	2.250	11.375	50	5.000	2.000	NA
2	342,400.00	LY1	6.375000	6.119000	360	240	11	120	2.250	11.375	49	5.000	2.000	NA
2	143,950.00	LY1	6.290000	5.909000	360	300	1	60	2.250	11.290	59	5.000	2.000	NA
2	421,599.99	LY1	6.440702	6.184702	360	300	2	60	2.250	11.441	58	5.000	2.000	NA
2	299,900.00	LY1	6.375000	6.119000	360	300	3	60	2.250	11.375	57	5.000	2.000	NA
2	417,000.00	LY1	6.250000	5.994000	360	300	4	60	2.250	11.250	56	5.000	2.000	NA
2	190,600.00	LY1	6.290000	5.909000	360	300	6	60	2.250	11.290	54	5.000	2.000	NA
2	260,000.00	LY1	6.250000	5.994000	360	300	7	60	2.250	11.250	53	5.000	2.000	NA
2	91,872.00	LY1	6.625000	6.244000	360	300	14	60	2.250	11.625	46	5.000	2.000	NA
2	411,197.07	LY1	6.125000	5.869000	360	360	2	0	2.250	11.125	58	5.000	2.000	NA
2	1,077,562.64	LY1	6.110759	5.854759	360	360	3	0	2.250	11.111	57	5.000	2.000	NA
2	576,315.77	LY1	5.750000	5.494000	360	360	6	0	2.250	10.750	54	5.000	2.000	NA
2	148,353.16	LY1	6.500000	6.244000	360	480	2	0	2.875	12.500	58	6.000	2.000	NA
2	1,157,200.00	LM6	6.214224	5.958224	360	240	1	120	2.750	11.214	59	5.000	1.000	NA
2	9,578,523.19	LM6	6.013505	5.736655	360	240	2	120	2.880	11.097	58	5.083	1.083	NA
2	166,500.00	LM6	6.500000	6.244000	360	240	2	120	5.000	11.500	58	5.000	1.000	NA
2	1,122,052.36	LM6	6.375000	6.119000	360	240	2	120	2.250	11.375	58	5.000	1.000	NA
2	9,063,724.48	LM6	6.268923	6.008289	360	240	3	120	2.712	11.526	57	5.257	1.257	NA
2	848,500.00	LM6	6.399529	6.143529	360	240	3	120	4.141	11.400	57	5.000	1.000	NA
2	1,417,525.00	LM6	6.282861	6.026861	360	240	3	120	4.385	11.368	57	5.085	1.085	NA
2	846,720.00	LM6	6.428501	6.172501	360	240	3	120	2.797	12.429	57	6.000	2.000	NA
2	293,862.14	LM6	6.250000	5.994000	360	240	3	120	5.000	11.250	57	5.000	1.000	NA
2	2,013,898.74	LM6	6.300635	6.044635	360	240	4	120	3.214	11.722	56	5.421	1.421	NA
2	813,997.59	LM6	6.452703	6.196703	360	240	4	120	2.756	12.007	56	5.555	1.555	NA
2	1,670,781.78	LM6	6.249396	5.993396	360	240	5	120	2.250	11.521	55	5.272	1.272	NA
2	1,915,931.27	LM6	6.345137	6.089137	360	240	6	120	2.316	11.477	54	5.132	1.132	NA
2	932,000.00	LM6	6.184549	5.928549	360	240	6	120	2.250	11.185	54	5.000	1.000	NA
2	2,439,060.95	LM6	6.345022	6.089022	360	240	6	120	2.250	11.345	54	5.000	1.000	NA
2	3,614,746.74	LM6	6.282102	6.026102	360	240	7	120	2.340	11.282	53	5.000	1.000	NA
2	96,800.00	LM6	6.375000	6.119000	360	240	7	120	2.250	11.375	53	5.000	1.000	NA
2	1,389,869.21	LM6	6.403759	6.147759	360	240	7	120	2.250	11.404	53	5.000	1.000	NA
2	366,400.00	LM6	6.500000	6.244000	360	240	8	120	2.250	11.500	52	5.000	1.000	NA
2	404,998.48	LM6	6.500000	6.244000	360	240	8	120	2.250	11.500	52	5.000	1.000	NA
2	198,000.00	LM6	6.500000	6.244000	360	240	8	120	2.250	11.500	52	5.000	1.000	NA
2	329,414.46	LM6	5.375000	5.119000	360	360	1	0	2.750	10.375	59	5.000	1.000	NA
2	301,634.30	LM6	6.433756	6.177756	360	360	2	0	3.543	11.434	58	5.000	1.000	NA
2	146,919.93	LM6	6.250000	5.994000	360	360	2	0	3.250	11.250	58	5.000	1.000	NA
2	846,436.74	LM6	6.482923	6.226923	360	360	3	0	3.385	11.483	57	5.000	1.000	NA
2	215,598.82	LM6	6.375000	6.119000	360	360	3	0	5.000	11.375	57	5.000	1.000	NA
2	184,325.56	LM6	6.500000	6.244000	360	360	4	0	2.250	12.500	56	6.000	2.000	NA
2	497,508.81	LM6	6.079829	5.823829	360	480	2	0	2.875	12.080	58	6.000	2.000	NA
3	923,850.00	LY1	6.241516	5.985516	360	240	1	120	2.250	11.242	59	5.000	2.000	NA
3	13,313,051.11	LY1	6.287463	6.031463	360	240	2	120	2.284	11.287	58	5.000	2.000	NA
3	9,554,494.28	LY1	6.214648	5.958648	360	240	3	120	2.250	11.215	57	5.000	2.000	NA
3	4,586,880.97	LY1	6.366808	6.110808	360	240	4	120	2.250	11.367	56	5.000	2.000	NA
3	1,077,999.98	LY1	6.424629	6.168629	360	240	5	120	2.250	11.425	55	5.000	2.000	NA
3	775,000.00	LY1	6.375000	6.119000	360	240	5	120	2.250	11.375	55	5.000	2.000	NA
3	888,000.00	LY1	6.625000	6.244000	360	240	7	120	2.250	11.625	53	5.000	2.000	NA
3	919,800.00	LY1	6.565884	6.244000	360	240	8	120	2.250	11.566	52	5.000	2.000	NA
3	494,000.00	LY1	6.500000	6.244000	360	240	11	120	2.250	11.500	49	5.000	2.000	NA
3	580,000.00	LY1	6.500000	6.244000	360	240	12	120	2.500	12.500	48	6.000	2.000	NA
3	424,000.00	LY1	6.375000	6.119000	360	300	4	60	2.250	11.375	56	5.000	2.000	NA
3	752,918.74	LY1	6.500000	6.244000	360	360	1	0	2.250	11.500	59	5.000	2.000	NA
3	1,124,589.32	LY1	5.964116	5.708116	360	360	3	0	2.250	10.964	57	5.000	2.000	NA
3	1,157,410.09	LY1	6.314214	6.058214	360	360	4	0	2.250	11.314	56	5.000	2.000	NA
3	560,867.30	LY1	6.500000	6.244000	360	360	6	0	2.250	11.500	54	5.000	2.000	NA
3	917,203.64	LY1	6.435930	6.179930	360	360	8	0	2.250	11.436	52	5.000	2.000	NA
3	495,842.58	LY1	6.500000	6.119000	360	360	9	0	2.250	11.500	51	5.000	2.000	NA
3	7,230,086.33	LM6	5.878248	5.622248	360	240	1	120	2.569	10.878	59	5.000	1.000	NA
3	4,304,987.14	LM6	6.289756	6.033756	360	240	2	120	2.758	11.290	58	5.000	1.000	NA
3	4,253,933.23	LM6	6.442702	6.186702	360	240	3	120	2.785	11.838	57	5.395	1.504	NA
3	1,202,200.00	LM6	6.351314	6.095314	360	240	3	120	2.453	11.757	57	5.405	1.405	NA
3	3,615,800.00	LM6	6.347067	6.091067	360	240	4	120	2.250	12.347	56	6.000	2.000	NA
3	1,134,743.81	LM6	6.213592	5.957592	360	240	5	120	2.250	12.214	55	6.000	2.000	NA
3	552,000.00	LM6	6.125000	5.869000	360	240	6	120	3.500	12.125	54	6.000	2.000	NA
3	313,500.00	LM6	6.250000	5.994000	360	240	7	120	2.250	11.250	53	5.000	1.000	NA
3	1,241,347.65	LM6	5.869617	5.613617	360	360	1	0	2.750	10.870	59	5.000	1.000	NA
3	1,165,734.70	LM6	6.500000	6.244000	360	360	4	0	2.250	12.500	56	6.000	2.000	NA
4	178,000.00	CMT	6.375000	6.119000	360	240	2	120	2.750	11.375	82	5.000	2.000	NA
4	282,000.00	CMT	6.375000	6.119000	360	240	7	120	2.750	11.375	77	5.000	2.000	NA
4	264,800.00	CMT	6.500000	6.244000	360	276	4	84	2.750	11.500	80	5.000	2.000	NA
4	499,093.54	CMT	6.500000	6.244000	360	360	2	0	2.750	11.500	82	5.000	2.000	NA
4	487,900.00	LY1	6.375000	6.119000	360	240	1	120	2.250	11.375	83	5.000	2.000	NA
4	13,425,364.17	LY1	6.294566	6.088566	360	240	1	120	2.250	11.295	83	5.000	2.000	0.175
4	6,733,150.00	LY1	6.158192	5.952192	360	240	1	120	2.250	11.158	83	5.000	2.000	0.175
4	1,697,000.00	LY1	6.375000	6.169000	360	240	1	120	2.250	11.375	83	5.000	2.000	0.175
4	1,098,600.00	LY1	6.302908	6.096908	360	240	1	120	2.250	11.303	83	5.000	2.000	0.175
4	2,310,524.00	LY1	6.321434	6.065434	360	240	2	120	2.250	11.321	82	5.000	2.000	NA
4	2,895,649.96	LY1	6.424702	6.168702	360	240	3	120	2.250	11.425	81	5.000	2.000	NA
4	3,376,936.66	LY1	6.376567	6.120567	360	240	4	120	2.381	11.638	80	5.262	2.000	NA
4	1,414,000.00	LY1	6.395156	6.139156	360	240	5	120	2.750	11.945	79	5.550	2.000	NA
4	132,000.00	LY1	6.250000	5.994000	360	240	6	120	2.750	12.250	78	6.000	2.000	NA
4	640,000.00	LY1	6.375000	6.119000	360	276	2	84	2.250	11.375	82	5.000	2.000	NA
4	2,360,000.00	LY1	6.375000	6.169000	360	276	2	84	1.875	11.375	82	5.000	2.000	0.175
4	121,599.90	LY1	6.500000	6.244000	360	276	10	84	2.250	11.500	74	5.000	1.000	NA
4	791,552.88	LY1	5.625000	5.419000	360	360	1	0	2.250	10.625	83	5.000	2.000	0.175
4	630,255.31	LY1	6.500000	6.244000	360	360	2	0	2.250	11.500	82	5.000	2.000	NA
4	1,139,236.91	LY1	6.423419	6.167419	360	360	4	0	2.493	11.909	80	5.486	2.000	NA
4	434,942.77	LY1	6.879599	6.623599	360	360	5	0	2.750	12.880	79	6.000	2.000	NA
4	149,175.14	LY1	6.500000	6.244000	360	360	6	0	2.750	12.500	78	6.000	2.000	NA
4	104,192.54	LY1	6.750000	6.494000	360	360	10	0	2.250	11.750	74	5.000	2.000	NA
4	3,107,300.00	LM6	5.792187	5.536187	360	240	1	120	2.488	10.792	83	4.972	1.000	NA
4	476,000.00	LM6	5.875000	5.669000	360	240	1	120	2.250	11.875	83	6.000	2.000	0.175
4	8,581,693.87	LM6	5.940940	5.684940	360	240	2	120	2.419	10.941	82	5.000	1.000	NA
4	6,620,882.04	LM6	5.757284	5.501284	360	240	3	120	2.250	10.757	81	5.000	1.037	NA
4	10,835,851.04	LM6	6.100535	5.844535	360	240	4	120	2.250	11.193	80	5.092	1.101	NA
4	804,991.65	LM6	6.375000	6.119000	360	240	5	120	2.250	12.077	79	5.702	1.702	NA
4	390,000.00	LM6	5.916667	5.660667	360	240	6	120	2.891	10.917	78	5.000	1.000	NA
4	135,920.00	LM6	6.460000	6.204000	360	276	13	84	2.000	11.460	71	5.000	1.000	NA
4	303,435.36	LM6	6.375000	6.119000	360	360	2	0	2.250	11.375	82	5.000	1.000	NA
4	786,028.62	LM6	6.375000	6.119000	360	360	4	0	2.250	11.375	80	5.000	1.000	NA

(1)

LY1 = 1-Year LIBOR, LM6 = 6-Month LIBOR, CMT = 1-Year CMT

(2)

Original Term (Months)

(3)

Less Interest-Only Term (Months)

(4)

Age is the number of months the loan is seasoned as of the Cut-off Date

(5)

MTR = months to next rate adjustment date

(6)

Percentage increase in servicing fee after the first rate adjustment date

PERCENTAGE OF INITIAL CLASS PRINCIPAL AMOUNT OF THE OFFERED CERTIFICATES OUTSTANDING AT THE FOLLOWING PERCENTAGES OF CPR

	Class 1-1-A1 and Class 1-1-A2 Certificates						Class 1-2-A1 and Class 1-2-A5 Certificates						Class 1-2-A2 and Class 1-2-A6 Certificates
Distribution Date	0%	10%	20%	30%	40%	50%	0%	10%	20%	30%	40%	50%	0%	10%	20%	30%	40%	50%
Initial	100	100	100	100	100	100	100	100	100	100	100	100	100	100	100	100	100	100
May 2008	100	89	79	68	57	47	100	89	79	68	57	47	100	82	64	45	27	9
May 2009	100	80	62	46	32	20	100	80	62	46	32	20	100	65	34	7	0	0
May 2010	100	71	48	30	17	7	100	71	48	30	17	7	100	51	11	0	0	0
May 2011	100	63	38	22	12	6	100	63	38	22	12	6	99	37	0	0	0	0
May 2012	100	56	31	16	7	3	100	56	31	16	7	3	99	25	0	0	0	0
May 2013	99	50	24	11	4	1	99	50	24	11	4	1	99	14	0	0	0	0
May 2014	99	44	19	8	2	*	99	45	20	8	2	*	99	5	0	0	0	0
May 2015	99	40	16	5	1	0	99	40	16	5	1	0	99	0	0	0	0	0
May 2016	99	36	12	4	1	0	99	36	12	4	1	0	98	0	0	0	0	0
May 2017	98	32	10	2	*	0	98	32	10	2	*	0	97	0	0	0	0	0
May 2018	96	28	8	1	0	0	96	28	8	1	0	0	93	0	0	0	0	0
May 2019	93	25	6	1	0	0	94	25	6	1	0	0	89	0	0	0	0	0
May 2020	91	22	5	*	0	0	91	22	5	*	0	0	84	0	0	0	0	0
May 2021	88	19	4	*	0	0	88	19	4	*	0	0	80	0	0	0	0	0
May 2022	85	17	3	0	0	0	85	17	3	0	0	0	74	0	0	0	0	0
May 2023	82	14	2	0	0	0	81	14	2	0	0	0	68	0	0	0	0	0
May 2024	78	12	1	0	0	0	78	12	1	0	0	0	62	0	0	0	0	0
May 2025	74	11	1	0	0	0	74	11	1	0	0	0	55	0	0	0	0	0
May 2026	70	9	1	0	0	0	69	9	1	0	0	0	48	0	0	0	0	0
May 2027	65	8	*	0	0	0	65	8	*	0	0	0	40	0	0	0	0	0
May 2028	60	6	*	0	0	0	60	6	*	0	0	0	31	0	0	0	0	0
May 2029	55	5	0	0	0	0	54	5	0	0	0	0	22	0	0	0	0	0
May 2030	49	4	0	0	0	0	48	4	0	0	0	0	12	0	0	0	0	0
May 2031	43	3	0	0	0	0	43	3	0	0	0	0	2	0	0	0	0	0
May 2032	37	2	0	0	0	0	36	2	0	0	0	0	0	0	0	0	0	0
May 2033	30	2	0	0	0	0	30	2	0	0	0	0	0	0	0	0	0	0
May 2034	23	1	0	0	0	0	23	1	0	0	0	0	0	0	0	0	0	0
May 2035	15	*	0	0	0	0	15	*	0	0	0	0	0	0	0	0	0	0
May 2036	7	0	0	0	0	0	7	0	0	0	0	0	0	0	0	0	0	0
May 2037	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0

Weighted Average Life to Maturity (Years)	21.87	8.02	4.19	2.65	1.83	1.31	21.83	8.03	4.20	2.65	1.83	1.31	18.04	3.31	1.58	1.00	0.71	0.53
Weighted Average Life to Call (Years)	21.82	7.64	3.87	2.43	1.68	1.20	21.79	7.64	3.87	2.43	1.68	1.20	18.04	3.31	1.58	1.00	0.71	0.53

* Nonzero value of less than 0.5%

PERCENTAGE OF INITIAL CLASS PRINCIPAL AMOUNT OF THE OFFERED CERTIFICATES OUTSTANDING AT THE FOLLOWING PERCENTAGES OF CPR

	Class 1-2-A3 Certificates						Class 1-2-A4 Certificates
Distribution Date	0%	10%	20%	30%	40%	50%	0%	10%	20%	30%	40%	50%
Initial	100	100	100	100	100	100	100	100	100	100	100	100
May 2008	100	100	100	100	100	100	100	100	100	100	100	100
May 2009	100	100	100	100	49	0	100	100	100	100	100	89
May 2010	100	100	100	39	0	0	100	100	100	100	73	30
May 2011	100	100	83	0	0	0	100	100	100	98	53	26
May 2012	100	100	42	0	0	0	100	100	100	69	32	12
May 2013	100	100	9	0	0	0	100	100	100	48	19	5
May 2014	100	100	0	0	0	0	100	100	86	34	11	1
May 2015	100	93	0	0	0	0	100	100	69	24	5	0
May 2016	100	71	0	0	0	0	100	100	55	16	2	0
May 2017	100	50	0	0	0	0	100	100	43	11	*	0
May 2018	100	30	0	0	0	0	100	100	34	7	0	0
May 2019	100	11	0	0	0	0	100	100	27	4	0	0
May 2020	100	0	0	0	0	0	100	96	21	2	0	0
May 2021	100	0	0	0	0	0	100	83	16	*	0	0
May 2022	100	0	0	0	0	0	100	73	12	0	0	0
May 2023	100	0	0	0	0	0	100	63	9	0	0	0
May 2024	100	0	0	0	0	0	100	54	6	0	0	0
May 2025	100	0	0	0	0	0	100	47	4	0	0	0
May 2026	100	0	0	0	0	0	100	40	2	0	0	0
May 2027	100	0	0	0	0	0	100	33	1	0	0	0
May 2028	100	0	0	0	0	0	100	28	*	0	0	0
May 2029	100	0	0	0	0	0	100	23	0	0	0	0
May 2030	100	0	0	0	0	0	100	19	0	0	0	0
May 2031	100	0	0	0	0	0	100	15	0	0	0	0
May 2032	73	0	0	0	0	0	100	11	0	0	0	0
May 2033	38	0	0	0	0	0	100	7	0	0	0	0
May 2034	0	0	0	0	0	0	100	4	0	0	0	0
May 2035	0	0	0	0	0	0	66	2	0	0	0	0
May 2036	0	0	0	0	0	0	29	0	0	0	0	0
May 2037	0	0	0	0	0	0	0	0	0	0	0	0

Weighted Average Life to Maturity (Years)	25.67	10.07	4.87	3.00	2.04	1.51	28.44	18.50	10.37	6.63	4.57	3.18
Weighted Average Life to Call (Years)	25.67	10.07	4.87	3.00	2.04	1.51	28.23	16.81	8.94	5.64	3.88	2.67

    * Nonzero value of less than 0.5%

PERCENTAGE OF INITIAL CLASS PRINCIPAL AMOUNT OF THE OFFERED CERTIFICATES OUTSTANDING AT THE FOLLOWING PERCENTAGES OF CPR

	Class 1-M-1 Certificates						Class 1-M-2 Certificates						Class 1-M-3 Certificates						Class 1-M-4 Certificates
Distribution Date	0%	10%	20%	30%	40%	50%	0%	10%	20%	30%	40%	50%	0%	10%	20%	30%	40%	50%	0%	10%	20%	30%	40%	50%
Initial	100	100	100	100	100	100	100	100	100	100	100	100	100	100	100	100	100	100	100	100	100	100	100	100
May 2008	100	100	100	100	100	100	100	100	100	100	100	100	100	100	100	100	100	100	100	100	100	100	100	100
May 2009	100	100	100	100	100	100	100	100	100	100	100	100	100	100	100	100	100	100	100	100	100	100	100	100
May 2010	100	100	100	100	100	100	100	100	100	100	100	100	100	100	100	100	100	100	100	100	100	100	100	100
May 2011	100	100	82	48	26	12	100	100	82	48	26	6	100	100	82	48	26	0	100	100	82	48	26	0
May 2012	100	100	65	33	15	0	100	100	65	33	15	0	100	100	65	33	9	0	100	100	65	33	0	0
May 2013	100	100	52	23	4	0	100	100	52	23	0	0	100	100	52	23	0	0	100	100	52	23	0	0
May 2014	100	95	42	16	0	0	100	95	42	16	0	0	100	95	42	15	0	0	100	95	42	0	0	0
May 2015	100	85	33	11	0	0	100	85	33	*	0	0	100	85	33	0	0	0	100	85	33	0	0	0
May 2016	100	77	27	0	0	0	100	77	27	0	0	0	100	77	27	0	0	0	100	77	27	0	0	0
May 2017	100	69	21	0	0	0	100	69	21	0	0	0	100	69	21	0	0	0	100	69	21	0	0	0
May 2018	100	60	17	0	0	0	100	60	17	0	0	0	100	60	16	0	0	0	100	60	0	0	0	0
May 2019	100	53	13	0	0	0	100	53	8	0	0	0	100	53	0	0	0	0	100	53	0	0	0	0
May 2020	100	46	6	0	0	0	100	46	0	0	0	0	100	46	0	0	0	0	100	46	0	0	0	0
May 2021	100	41	0	0	0	0	100	41	0	0	0	0	100	41	0	0	0	0	100	41	0	0	0	0
May 2022	100	35	0	0	0	0	100	35	0	0	0	0	100	35	0	0	0	0	100	35	0	0	0	0
May 2023	100	31	0	0	0	0	100	31	0	0	0	0	100	31	0	0	0	0	100	31	0	0	0	0
May 2024	100	26	0	0	0	0	100	26	0	0	0	0	100	26	0	0	0	0	100	26	0	0	0	0
May 2025	100	23	0	0	0	0	100	23	0	0	0	0	100	23	0	0	0	0	100	23	0	0	0	0
May 2026	100	19	0	0	0	0	100	19	0	0	0	0	100	19	0	0	0	0	100	19	0	0	0	0
May 2027	100	16	0	0	0	0	100	16	0	0	0	0	100	14	0	0	0	0	100	0	0	0	0	0
May 2028	100	14	0	0	0	0	100	12	0	0	0	0	100	0	0	0	0	0	100	0	0	0	0	0
May 2029	100	11	0	0	0	0	100	0	0	0	0	0	100	0	0	0	0	0	100	0	0	0	0	0
May 2030	100	3	0	0	0	0	100	0	0	0	0	0	100	0	0	0	0	0	100	0	0	0	0	0
May 2031	91	0	0	0	0	0	91	0	0	0	0	0	91	0	0	0	0	0	91	0	0	0	0	0
May 2032	78	0	0	0	0	0	78	0	0	0	0	0	78	0	0	0	0	0	78	0	0	0	0	0
May 2033	64	0	0	0	0	0	64	0	0	0	0	0	64	0	0	0	0	0	64	0	0	0	0	0
May 2034	49	0	0	0	0	0	49	0	0	0	0	0	49	0	0	0	0	0	49	0	0	0	0	0
May 2035	32	0	0	0	0	0	32	0	0	0	0	0	32	0	0	0	0	0	32	0	0	0	0	0
May 2036	14	0	0	0	0	0	14	0	0	0	0	0	2	0	0	0	0	0	0	0	0	0	0	0
May 2037	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0

Weighted Average Life to Maturity (Years)	26.79	13.57	7.10	4.72	3.88	3.74	26.78	13.43	6.98	4.63	3.76	3.54	26.76	13.28	6.87	4.55	3.69	3.43	26.74	13.14	6.77	4.46	3.61	3.36
Weighted Average Life to Call (Years)	26.71	13.00	6.68	4.44	3.69	3.32	26.71	13.00	6.68	4.43	3.62	3.32	26.71	13.00	6.68	4.43	3.61	3.32	26.71	13.00	6.68	4.40	3.57	3.32

* Nonzero value of less than 0.5%

PERCENTAGE OF INITIAL CLASS PRINCIPAL AMOUNT OF THE OFFERED CERTIFICATES OUTSTANDING AT THE FOLLOWING PERCENTAGES OF CPR

	Class 1-M-5 Certificates						Class 1-M-6 Certificates						Class 1-B-1 Certificates						Class 1-B-2 Certificates
Distribution Date	0%	10%	20%	30%	40%	50%	0%	10%	20%	30%	40%	50%	0%	10%	20%	30%	40%	50%	0%	10%	20%	30%	40%	50%
Initial	100	100	100	100	100	100	100	100	100	100	100	100	100	100	100	100	100	100	100	100	100	100	100	100
May 2008	100	100	100	100	100	100	100	100	100	100	100	100	100	100	100	100	100	100	100	100	100	100	100	100
May 2009	100	100	100	100	100	100	100	100	100	100	100	100	100	100	100	100	100	100	100	100	100	100	100	100
May 2010	100	100	100	100	100	100	100	100	100	100	100	100	100	100	100	100	100	100	100	100	100	100	100	100
May 2011	100	100	82	48	26	0	100	100	82	48	26	0	100	100	82	48	1	0	100	100	82	32	0	0
May 2012	100	100	65	33	0	0	100	100	65	33	0	0	100	100	65	31	0	0	100	100	65	0	0	0
May 2013	100	100	52	23	0	0	100	100	52	11	0	0	100	100	52	0	0	0	100	100	43	0	0	0
May 2014	100	95	42	0	0	0	100	95	42	0	0	0	100	95	42	0	0	0	100	95	17	0	0	0
May 2015	100	85	33	0	0	0	100	85	33	0	0	0	100	85	30	0	0	0	100	85	0	0	0	0
May 2016	100	77	27	0	0	0	100	77	27	0	0	0	100	77	4	0	0	0	100	77	0	0	0	0
May 2017	100	69	17	0	0	0	100	69	0	0	0	0	100	69	0	0	0	0	100	69	0	0	0	0
May 2018	100	60	0	0	0	0	100	60	0	0	0	0	100	60	0	0	0	0	100	60	0	0	0	0
May 2019	100	53	0	0	0	0	100	53	0	0	0	0	100	53	0	0	0	0	100	45	0	0	0	0
May 2020	100	46	0	0	0	0	100	46	0	0	0	0	100	46	0	0	0	0	100	29	0	0	0	0
May 2021	100	41	0	0	0	0	100	41	0	0	0	0	100	41	0	0	0	0	100	15	0	0	0	0
May 2022	100	35	0	0	0	0	100	35	0	0	0	0	100	35	0	0	0	0	100	2	0	0	0	0
May 2023	100	31	0	0	0	0	100	31	0	0	0	0	100	19	0	0	0	0	100	0	0	0	0	0
May 2024	100	26	0	0	0	0	100	26	0	0	0	0	100	3	0	0	0	0	100	0	0	0	0	0
May 2025	100	23	0	0	0	0	100	6	0	0	0	0	100	0	0	0	0	0	100	0	0	0	0	0
May 2026	100	3	0	0	0	0	100	0	0	0	0	0	100	0	0	0	0	0	100	0	0	0	0	0
May 2027	100	0	0	0	0	0	100	0	0	0	0	0	100	0	0	0	0	0	100	0	0	0	0	0
May 2028	100	0	0	0	0	0	100	0	0	0	0	0	100	0	0	0	0	0	100	0	0	0	0	0
May 2029	100	0	0	0	0	0	100	0	0	0	0	0	100	0	0	0	0	0	100	0	0	0	0	0
May 2030	100	0	0	0	0	0	100	0	0	0	0	0	100	0	0	0	0	0	100	0	0	0	0	0
May 2031	91	0	0	0	0	0	91	0	0	0	0	0	91	0	0	0	0	0	91	0	0	0	0	0
May 2032	78	0	0	0	0	0	78	0	0	0	0	0	78	0	0	0	0	0	78	0	0	0	0	0
May 2033	64	0	0	0	0	0	64	0	0	0	0	0	64	0	0	0	0	0	64	0	0	0	0	0
May 2034	49	0	0	0	0	0	49	0	0	0	0	0	49	0	0	0	0	0	35	0	0	0	0	0
May 2035	32	0	0	0	0	0	32	0	0	0	0	0	26	0	0	0	0	0	0	0	0	0	0	0
May 2036	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0
May 2037	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0

Weighted Average Life to Maturity (Years)	26.71	12.99	6.67	4.39	3.55	3.28	26.67	12.77	6.53	4.30	3.48	3.24	26.58	12.37	6.26	4.13	3.36	3.17	26.23	11.30	5.60	3.71	3.10	3.10
Weighted Average Life to Call (Years)	26.71	12.97	6.66	4.38	3.55	3.28	26.67	12.77	6.53	4.30	3.48	3.24	26.58	12.37	6.26	4.13	3.36	3.17	26.23	11.30	5.60	3.71	3.10	3.10

PERCENTAGE OF INITIAL CLASS PRINCIPAL AMOUNT OF THE OFFERED CERTIFICATES OUTSTANDING AT THE FOLLOWING PERCENTAGES OF CPR

	Class 2-A-1, Class 2-A-1A, Class 2-A-1C, Class 2-A-1E, Class 2-A-1G, Class 2-A-1I and Class 2-A-2 Certificates					Class 3-A-1, Class 3-A-1A, Class 3-A-1C, Class 3-A-1E, Class 3-A-1G, Class 3-A-1I and Class 3-A-2 Certificates
Distribution Date	0%	15%	25%	35%	50%	0%	15%	25%	35%	50%
Initial	100	100	100	100	100	100	100	100	100	100
May 2008	100	84	73	63	47	100	84	73	63	47
May 2009	100	70	54	39	22	100	70	53	39	22
May 2010	100	59	39	24	10	100	59	39	24	10
May 2011	100	49	29	16	5	99	49	29	16	5
May 2012	100	41	22	10	3	99	41	22	10	3
May 2013	99	35	16	7	1	99	35	16	7	1
May 2014	99	30	12	4	1	99	30	12	4	1
May 2015	99	25	9	3	*	99	25	9	3	*
May 2016	99	22	7	2	*	98	21	7	2	*
May 2017	98	18	5	1	*	98	18	5	1	*
May 2018	96	15	4	1	*	96	15	4	1	*
May 2019	94	13	3	*	*	93	12	3	*	*
May 2020	91	10	2	*	*	91	10	2	*	*
May 2021	89	9	1	*	*	88	8	1	*	*
May 2022	86	7	1	*	*	85	7	1	*	*
May 2023	83	6	1	*	*	82	6	1	*	*
May 2024	79	5	1	*	*	78	5	1	*	*
May 2025	75	4	*	*	*	75	4	*	*	*
May 2026	71	3	*	*	*	70	3	*	*	*
May 2027	67	2	*	*	*	66	2	*	*	*
May 2028	62	2	*	*	*	61	2	*	*	*
May 2029	57	1	*	*	*	56	1	*	*	*
May 2030	51	1	*	*	*	51	1	*	*	*
May 2031	45	1	*	*	*	45	1	*	*	*
May 2032	39	1	*	*	*	38	1	*	*	*
May 2033	32	*	*	*	*	31	*	*	*	*
May 2034	24	*	*	*	*	24	*	*	*	*
May 2035	16	*	*	*	*	16	*	*	*	*
May 2036	7	*	*	*	*	7	*	*	*	0
May 2037	0	0	0	0	0	0	0	0	0	0

Weighted Average Life to Maturity (Yrs)	22.13	5.66	3.31	2.21	1.36	21.97	5.64	3.30	2.20	1.36
Weighted Average Life to Call (Yrs)	22.11	5.47	3.16	2.11	1.30	21.95	5.45	3.16	2.10	1.30
Weighted Average Life to CPB (Yrs)(1)	4.67	3.20	2.49	1.93	1.31	4.70	3.22	2.50	1.93	1.31

* Nonzero value of less than 0.5%
   (1) The calculation of such weighted average life to maturity will be based on the definition of CPB set forth in “Glossary of Defined Terms.”

PERCENTAGE OF INITIAL CLASS PRINCIPAL AMOUNT OF THE OFFERED CERTIFICATES OUTSTANDING AT THE FOLLOWING PERCENTAGES OF CPR

	Class 4-A-1, Class 4-A-1A, Class 4-A-1C, Class 4-A-1E, Class 4-A-1G, Class 4-A-1I and Class 4-A-2 Certificates					Class C-B-1, Class C-B-2 and Class C-B-3 Certificates
Distribution Date	0%	15%	25%	35%	50%	0%	15%	25%	35%	50%
Initial	100	100	100	100	100	100	100	100	100	100
May 2008	100	84	73	63	47	100	100	100	100	100
May 2009	100	70	53	39	22	100	100	100	93	73
May 2010	100	59	39	24	10	100	100	92	75	52
May 2011	100	49	29	16	5	100	100	69	49	26
May 2012	100	41	22	10	3	99	89	51	32	13
May 2013	99	35	16	7	1	99	76	39	21	6
May 2014	99	30	12	4	1	99	64	29	13	3
May 2015	99	25	9	3	*	99	55	22	9	2
May 2016	99	21	7	2	*	99	46	16	6	1
May 2017	98	18	5	1	*	98	39	12	4	*
May 2018	96	15	4	1	*	96	32	9	2	*
May 2019	94	13	3	*	*	94	27	6	1	*
May 2020	91	10	2	*	*	91	22	5	1	*
May 2021	88	9	1	*	*	88	18	3	1	*
May 2022	85	7	1	*	*	85	15	2	*	*
May 2023	82	6	1	*	*	82	12	2	*	*
May 2024	79	5	1	*	*	79	10	1	*	*
May 2025	75	4	*	*	*	75	8	1	*	*
May 2026	71	3	*	*	*	71	7	1	*	*
May 2027	66	2	*	*	*	67	5	*	*	*
May 2028	62	2	*	*	*	62	4	*	*	*
May 2029	57	1	*	*	*	57	3	*	*	*
May 2030	51	1	*	*	*	51	2	*	*	*
May 2031	45	1	*	*	*	45	2	*	*	*
May 2032	39	1	*	*	*	39	1	*	*	*
May 2033	32	*	*	*	*	32	1	*	*	*
May 2034	24	*	*	*	*	24	1	*	*	*
May 2035	16	*	*	*	*	16	*	*	*	*
May 2036	7	*	*	*	*	7	*	*	*	0
May 2037	0	0	0	0	0	0	0	0	0	0

Weighted Average Life to Maturity (Yrs)	22.08	5.65	3.31	2.21	1.36	22.06	9.94	6.13	4.58	3.26
Weighted Average Life to Call (Yrs)	22.07	5.47	3.16	2.11	1.30	22.05	9.54	5.79	4.27	2.96
Weighted Average Life to CPB (Yrs)(1)	6.76	3.98	2.87	2.10	1.35	5.56	5.26	4.52	3.92	3.09

 * Nonzero value of less than 0.5%

 (1) The calculation of such weighted average life to maturity will be based on the definition of CPB set forth in “Glossary of Defined Terms.”

ANNEX C

INTEREST RATE SWAP AGREEMENT SCHEDULE

Distribution Date	Swap Agreement Notional Amount ($)	Distribution Date	Swap Agreement Notional Amount ($)
June 2007	597,412,000.00	August 2011	121,722,186.53
July 2007	579,732,501.91	September 2011	117,557,825.55
August 2007	562,571,811.32	October 2011	111,256,771.32
September 2007	545,914,452.12	November 2011	102,618,822.05
October 2007	529,745,665.91	December 2011	94,761,708.45
November 2007	514,051,126.92	January 2012	85,901,013.51
December 2007	498,816,929.32	February 2012	69,946,269.86
January 2008	484,029,574.94	March 2012	44,110,099.65
February 2008	469,675,961.29	April 2012	26,830,968.47
March 2008	455,668,502.28	May 2012	24,477,493.93
April 2008	442,146,861.73	June 2012	23,510,096.10
May 2008	428,970,467.22	July 2012	22,731,037.27
June 2008	416,231,950.21	August 2012	21,974,848.30
July 2008	403,867,094.14	September 2012	21,240,858.16
August 2008	391,864,941.93	October 2012	20,528,415.47
September 2008	380,214,857.71	November 2012	19,836,887.99
October 2008	368,849,201.91	December 2012	19,165,661.99
November 2008	357,797,557.95	January 2013	18,514,141.78
December 2008	347,083,109.42	February 2013	17,881,749.11
January 2009	336,376,748.17	March 2013	17,267,922.71
February 2009	324,540,060.99	April 2013	16,672,117.76
March 2009	311,857,013.93	May 2013	16,093,805.44
April 2009	301,622,861.99	June 2013	15,511,311.75
May 2009	292,620,100.01	July 2013	14,869,303.98
June 2009	283,845,616.36	August 2013	14,308,613.25
July 2009	275,364,377.54	September 2013	13,628,860.40
August 2009	267,051,637.70	October 2013	12,910,712.37
September 2009	258,991,372.74	November 2013	12,164,345.32
October 2009	249,436,324.32	December 2013	11,395,501.98
November 2009	239,299,663.60	January 2014	10,307,198.24
December 2009	229,175,454.97	February 2014	7,909,251.23
January 2010	222,056,585.62	March 2014	4,847,638.39
February 2010	213,847,907.29	April 2014	2,179,779.74
March 2010	206,048,684.96	May 2014	0.00
April 2010	196,984,186.74
May 2010	190,925,713.51
June 2010	185,170,541.71
July 2010	181,565,771.35
August 2010	176,235,560.87
September 2010	171,007,427.03
October 2010	165,898,581.51
November 2010	160,939,645.52
December 2010	156,126,222.01
January 2011	151,454,042.84
February 2011	146,918,965.01
March 2011	142,477,206.16
April 2011	138,172,592.30
May 2011	134,027,253.21
June 2011	129,853,429.39
July 2011	125,741,581.81

ANNEX D

INTEREST RATE CAP AGREEMENT SCHEDULE

Distribution Date	Interest Rate Cap Agreement Notional Amount (S)	Cap Strike Rate (%)	Rate Cap Ceiling (%)
June 2007	N/A	N/A	N/A
July 2007	579,732,501.91	6.319	11.50
August 2007	562,571,811.32	6.107	11.50
September 2007	545,914,452.12	6.105	11.50
October 2007	529,745,665.91	6.315	11.50
November 2007	514,051,126.92	6.102	11.50
December 2007	498,816,929.32	6.311	11.50
January 2008	484,029,574.94	6.098	11.50
February 2008	469,675,961.29	6.097	11.50
March 2008	455,668,502.28	6.532	11.50
April 2008	442,146,861.73	6.093	11.50
May 2008	428,970,467.22	6.302	11.50
June 2008	416,231,950.21	6.089	11.50
July 2008	403,867,094.14	6.298	11.50
August 2008	391,864,941.93	6.084	11.50
September 2008	380,214,857.71	6.082	11.50
October 2008	368,849,201.91	6.291	11.50
November 2008	357,797,557.95	6.077	11.50
December 2008	347,083,109.42	6.286	11.50
January 2009	336,376,748.17	6.071	11.50
February 2009	324,540,060.99	6.068	11.50
March 2009	311,857,013.93	6.739	11.50
April 2009	301,622,861.99	6.057	11.50
May 2009	292,620,100.01	6.265	11.50
June 2009	283,845,616.36	6.051	11.50
July 2009	275,364,377.54	6.259	11.50
August 2009	267,051,637.70	6.045	11.50
September 2009	258,991,372.74	6.042	11.50
October 2009	249,436,324.32	6.253	11.50
November 2009	239,299,663.60	6.048	11.50
December 2009	229,175,454.97	6.266	11.50
January 2010	222,056,585.62	6.051	11.50
February 2010	213,847,907.29	6.053	11.50
March 2010	206,048,684.96	6.736	11.50
April 2010	196,984,186.74	6.058	11.50
May 2010	190,925,713.51	6.267	11.50
June 2010	185,170,541.71	6.051	11.50
July 2010	181,565,771.35	6.288	11.50
August 2010	176,235,560.87	6.080	11.50
September 2010	171,007,427.03	6.080	11.50
October 2010	165,898,581.51	6.291	11.50
November 2010	160,939,645.52	6.079	11.50
December 2010	156,126,222.01	6.291	11.50
January 2011	151,454,042.84	6.080	11.50
February 2011	146,918,965.01	6.080	11.50
March 2011	142,477,206.16	6.761	11.50
April 2011	138,172,592.30	6.081	11.50
May 2011	134,027,253.21	6.293	11.50
June 2011	129,853,429.39	6.081	11.50
July 2011	125,741,581.81	6.295	11.50
August 2011	121,722,186.53	6.083	11.50
September 2011	117,557,825.55	6.083	11.50
October 2011	111,256,771.32	6.303	11.50
November 2011	102,618,822.05	6.101	11.50
December 2011	94,761,708.45	6.332	11.50
January 2012	85,901,013.51	6.122	11.50
February 2012	69,946,269.86	6.160	11.50
March 2012	44,110,099.65	6.543	11.50
April 2012	26,830,968.47	6.026	11.50
May 2012	24,477,493.93	6.225	11.50
June 2012	23,510,096.10	6.018	11.50
July 2012	22,731,037.27	6.228	11.50
August 2012	21,974,848.30	6.021	11.50
September 2012	21,240,858.16	6.023	11.50
October 2012	20,528,415.47	6.233	11.50
November 2012	19,836,887.99	6.026	11.50
December 2012	19,165,661.99	6.237	11.50
January 2013	18,514,141.78	6.030	11.50
February 2013	17,881,749.11	6.032	11.50
March 2013	17,267,922.71	6.707	11.50
April 2013	16,672,117.76	6.035	11.50
May 2013	16,093,805.44	6.246	11.50
June 2013	15,511,311.75	6.039	11.50
July 2013	14,869,303.98	6.247	11.50
August 2013	14,308,613.25	6.038	11.50
September 2013	13,628,860.40	6.034	11.50
October 2013	12,910,712.37	6.243	11.50
November 2013	12,164,345.32	6.033	11.50
December 2013	11,395,501.98	6.020	11.50
January 2014	10,307,198.24	5.816	11.50
February 2014	7,909,251.23	5.900	11.50
March 2014	4,847,638.39	6.574	11.50
April 2014	2,179,779.74	5.807	11.50
Thereafter	0.00	0.000	N/A

ANNEX E:

PERMITTED EXCHANGEABLE CERTIFICATE COMBINATIONS

REMIC Certificates		Exchangeable Certificates
REMIC Class	Original Certificate Principal Amount or Certificate Notional Amount(1)	Exchangeable Classes	Maximum Original Certificate Principal Amount or Certificate Notional Amount
Exchangeable Combination 1
2-A-1	$ 66,699,000 (2)	2-A-1A	$ 66,699,000 (2)
		2-A-1B*	$ 66,699,000 **
Exchangeable Combination 2
2-A-1	$ 66,699,000 (2)	2-A-1C	$ 66,699,000 (2)
		2-A-1D*	$ 66,699,000 **
Exchangeable Combination 3
2-A-1	$ 66,699,000 (2)	2-A-1E	$ 66,699,000 (2)
		2-A-1F*	$ 66,699,0000 **

Exchangeable Combination 4
2-A-1	$ 66,699,000 (2)	2-A-1G	$ 66,699,000 (2)
		2-A-1H*	$ 66,699,000 **
Exchangeable Combination 5
2-A-1	$ 66,699,000 (2)	2-A-1I	$ 66,699,000 (2)
		2-A-1J*	$ 66,699,000 **
Exchangeable Combination 6
3-A-1	$ 56,460,000 (3)	3-A-1A	$ 56,460,000 (3)
		3-A-1B*	$ 56,460,000 **
Exchangeable Combination 7
3-A-1	$ 56,460,000 (3)	3-A-1C	$ 56,460,000 (3)
		3-A-1D*	$ 56,460,000 **
Exchangeable Combination 8
3-A-1	$ 56,460,000 (3)	3-A-1E	$ 56,460,000 (3)
		3-A-1F*	$ 56,460,000 **

Exchangeable Combination 9
3-A-1	$ 56,460,000 (3)	3-A-1G	$ 56,460,000 (3)
		3-A-1H*	$ 56,460,000 **
Exchangeable Combination 10
3-A-1	$ 56,460,000 (3)	3-A-1I	$ 56,460,000 (3)
		3-A-1J*	$ 56,460,000 **
Exchangeable Combination 11
4-A-1	$ 65,031,000 (4)	4-A-1A	$ 65,031,000 (4)
		4-A-1B*	$ 65,031,000 **
Exchangeable Combination 12
4-A-1	$ 65,031,000 (4)	4-A-1C	$ 65,031,000 (4)
		4-A-1D*	$65,031,000 **
Exchangeable Combination 13
4-A-1	$ 65,031,000 (4)	4-A-1E	$ 65,031,000 (4)
		4-A-1F*	$65,031,000 **

Exchangeable Combination 14
4-A-1	$ 65,031,000 (4)	4-A-1G	$ 65,031,000 (4)
		4-A-1H*	$ 65,031,000 **
Exchangeable Combination 15
4-A-1	$ 65,031,000 (4)	4-A-1I	$ 65,031,000 (4)
		4-A-1J*	$ 65,031,000**

_____________

  *  Interest-Only Class

**  Notional Amount

(1)

Classes of REMIC Certificates may be exchanged only in the proportion that the original balances of such certificates bear to one another as shown above.

(2)

On any date of determination, the maximum original Class Principal Amount of all classes of Certificates in the Class 2-A-1 Complex is $66,699,000.

(3)

On any date of determination, the maximum original Class Principal Amount of all classes of Certificates in the Class 3-A-1 Complex is $56,460,000.

(4)

On any date of determination, the maximum original Class Principal Amount of all classes of Certificates in the Class 4-A-1 Complex is $65,031,000.

Prospectus

Consider carefully the risk factors beginning on page 6 of this prospectus.

The securities represent obligations of the issuing entity only and do not represent an interest in or obligation of J.P. Morgan Acceptance Corporation I, J.P. Morgan Mortgage Acquisition Corp. or any of their affiliates.

This prospectus may be used to offer and sell the securities only if accompanied by a prospectus supplement.

No market will exist for the securities of any series before the securities are issued. In addition, even after the securities of a series have been issued and sold, there can be no assurance that a resale market will develop.

J.P. Morgan Acceptance Corporation I

Depositor

Asset Backed Securities

(Issuable in Series)

________________

J.P. Morgan Acceptance Corporation I may periodically establish trusts which will issue securities.  The securities may be in the form of asset-backed certificates or asset-backed notes.  Each issue of securities will have its own series designation.

Each series of securities will:

be backed by one or more pools of mortgage loans, manufactured housing contracts or mortgage backed securities; and

consist of one or more classes of securities.

Each class of securities:

will be entitled to all, some or none of the interest payments and principal payments on the assets of the trust;

may be senior or subordinate in right of payment to other classes; and

may receive payments from an insurance policy, cash account or other form of credit enhancement to cover losses on the trust assets.

Neither the SEC nor any state securities commission has approved or disapproved these securities or determined if this prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

April 26, 2007

Important Notice About Information Presented In This Prospectus
and the Accompanying Prospectus Supplement

We provide information to you about the securities in two separate documents that progressively provide more detail:

(a)

this prospectus, which provides general information, some of which may not apply to your series of securities and

(b)

the accompanying prospectus supplement, which describes the specific terms of your series of securities.

If the terms of a particular series of securities vary between this prospectus and the accompanying prospectus supplement, you should rely on the information in the prospectus supplement.

You should rely only on the information provided in this prospectus and the accompanying prospectus supplement, including the information incorporated by reference.  We have not authorized anyone to provide you with different information.  We are not offering the securities in any state where the offer is not permitted.

We include cross-references in this prospectus and the accompanying prospectus supplement to captions in these materials where you can find further related discussions.  There is a Glossary on page 125 where you will find definitions of the capitalized terms used in this prospectus.  The following Table of Contents and the Table of Contents included in the accompanying prospectus supplement provide the pages on which these captions are located.

Page

Risk Factors

6

Yield is Sensitive to Rate of Principal Prepayment

6

Limited Resale Market for Securities Could Adversely Affect Your Ability to Liquidate

Your Investment

7

Protection Against Losses is Limited Since Securities Will Receive Payments Only From

Specified Sources

7

Nature of Mortgages Securing the Loans May Delay Receipt of, or Result in Shortfalls

in Proceeds Payable on a Loan

8

You Could Be Adversely Affected By Violations of Consumer Protection Laws

10

You Could Be Adversely Affected By Violations of Environmental Laws

10

Value of Trust Assets May Be Less Than Outstanding Principal Balance of the Related

Securities

11

Weighted Average Net Mortgage Rate on the Loans May Limit Interest Rate on the

Securities

11

Risks Related to Loans with Interest-only Payments

11

High Balance Loans Increase Risk of Default

12

Simultaneous Second Lien Risk

12

Geographic Concentration of Loans Could Adversely Affect Your Investment

12

Military Action and Terrorist Attacks May Impact the Return on Your Security

12

Book-Entry System for Certain Classes May Decrease Liquidity and Delay Payment

13

Bankruptcy and Insolvency Risks

13

Borrower May be Unable to Make Balloon Payment

13

High Loan-to-Value Ratios Increase Risk of Loss

14

Mortgage Loans Originated According to Non-Agency Underwriting Guidelines May

Have Higher Expected Delinquencies

14

A Transfer of Servicing May Result in Increased Losses and Delinquencies on the

Loans

15

The Recording of the Mortgages in the Name of MERS May Affect the Yield on the

Securities

15

Risks Related to the Residual Interest Securities

15

The Trust Fund

16

General

16

The Loans

18

Underwriting Standards

22

Modification of Loans

23

Agency Securities

23

Private Mortgage-Backed Securities

28

Representations by Sellers or Originators; Repurchases

30

Substitution of Trust Fund Assets

32

Use of Proceeds

32

The Depositor

32

The Sponsor

33

General

33

Securitization Activities of the Sponsor

33

Description of the Securities

34

General

34

Distributions on Securities

36

Advances

37

Reports to Securityholders

38

Categories of Classes of Securities

40

Indices Applicable to Floating Rate and Inverse Floating Rate Classes

42

Book-Entry Registration of Securities

48

Exchangeable Securities

50

Purchase Obligations

53

Mandatory Auctions

53

Credit Enhancement

53

General

53

Subordination

54

Letter of Credit

55

Insurance Policies, Surety Bonds and Guaranties

55

Over-Collateralization

55

Spread Account

56

Reserve Accounts

56

Pool Insurance Policies

57

Cross-Collateralization

59

Other Insurance, Surety Bonds, Guaranties, and Letters of Credit

59

Derivative Products

59

Yield and Prepayment Considerations

59

The Agreements

62

Servicing

62

Assignment of the Trust Fund Assets

62

No Recourse to Sellers, Originators, Depositor or Master Servicer

65

Payments on Loans; Deposits to Security Account

65

Pre-Funding Account

67

Hazard Insurance

68

Realization Upon Defaulted Loans

70

Servicing and Other Compensation and Payment of Expenses

71

Evidence as to Compliance

71

Matters Regarding the Master Servicer and the Depositor

72

Events of Default; Rights Upon Event of Default

72

Amendment

75

Termination; Optional Termination

76

The Trustee

76

The Securities Administrator

76

Material Legal Aspects of the Loans

77

General

77

Foreclosure/Repossession

78

Environmental Risks

80

Rights of Redemption

81

Anti-deficiency Legislation and Other Limitations on Lenders

81

Due-on-Sale Clauses

82

Enforceability of Prepayment and Late Payment Fees

83

Applicability of Usury Laws

83

The Contracts

83

Installment Contracts

85

Servicemembers Civil Relief Act

86

Junior Mortgages; Rights of Senior Mortgagees

86

Commercial Loans

87

The Title I Program

88

Consumer Protection Laws

91

Material Federal Income Tax Consequences

92

General

92

Taxation of Debt Securities

93

Taxation of the REMIC and Its Holders

98

REMIC Expenses; Single Class REMICS

98

Taxation of the REMIC

99

Taxation of Holders of Residual Interest Securities

100

Administrative Matters

104

Tax Status as a Grantor Trust

104

Sale or Exchange

106

Miscellaneous Tax Aspects

107

Tax Treatment of Foreign Investors

107

Tax Characterization of the Trust Fund as a Partnership

108

Tax Consequences to Holders of the Notes

108

Tax Consequences to Holders of the Certificates

110

State Tax Considerations

114

ERISA Considerations

114

General

114

Prohibited Transactions

115

Plan Asset Regulation

115

Prohibited Transaction Class Exemption 83-1

116

The Underwriter’s Exemption

117

Insurance Company Purchasers

119

Consultation with Counsel

119

Legal Investment

119

Method of Distribution

121

Legal Matters

122

Financial Information

122

Rating

122

Where You Can Find More Information

123

Incorporation Of Certain Documents By Reference

124

Static Pool Information

124

Glossary

125

Risk Factors

You should consider the following risk factors in deciding whether to purchase any of the securities.

Yield is Sensitive to Rate of Principal Prepayment

The yield on the securities of each series will depend in part on the rate of principal payment on the assets of the trust fund.  The rate of principal payments will be affected by:

·

the amortization schedules of the loans;

·

the extent of prepayments of the loans, including partial prepayments and full prepayments resulting from:

·

refinancing by borrowers;

·

liquidations of defaulted loans by a servicer and the receipt of liquidation proceeds in connection therewith; and

·

repurchases of mortgage loans by an originator or the seller as a result of defective documentation or breaches of representations and warranties.

·

the allocation of principal, interest and/or other payments among the classes of securities of a series as specified in the related prospectus supplement;

·

the exercise of any right of optional termination; and

·

the rate and timing of payment defaults and losses incurred with respect to the assets of the trust fund.

The rate of prepayments on loans is influenced by a number of economic, geographic, social and other factors, including:

·

prevailing market interest rates for the particular asset;

·

local and national interest rates;

·

homeowner mobility; and

·

the ability of the borrower to obtain refinancing.

For example, if interest rates for similar loans fall below the interest rates on the loans in the trust, the rate of prepayment would generally be expected to increase.  Conversely, if interest rates on similar loans rise above the interest rates on the loans in the trust, the rate of prepayment would generally be expected to decrease.  Borrowers may prepay their loans in whole or in part at any time; however, some or all of the loans to be included in the trust fund may require the payment of a prepayment premium in connection with any voluntary prepayments in full and certain voluntary prepayments in part, made during periods ranging from the periods specified in the related prospectus supplement.  These prepayment premiums may discourage borrowers from prepaying their loans during the applicable period.

Prepayments on the mortgage loans may occur as a result of solicitations of the borrowers by loan originators, including the seller and its affiliates, a servicer or any master servicer.

We cannot predict the rate at which borrowers will repay their loans.  Please consider the following:

·

if you purchase a security at a discount, especially a principal-only security, your yield may be lower than expected if principal payments on the related loans occur at a slower rate than you expected;

·

if you purchase a security at a premium, especially an interest-only security, your yield may be lower than expected if principal payments on the related loans occur at a faster rate than you expected, and you could lose your initial investment;

·

if the rate of default and the amount of losses on the loans in the trust are higher than you expect, then your yield may be lower than you expect, and you could lose all or a portion of your initial investment;

·

the earlier a payment of principal occurs, the greater the impact on your yield.  For example, if you purchase any security at a premium, although the average rate of principal payments is consistent with your expectations, if the rate of principal payments occurs initially at a rate higher than expected, which would adversely impact your yield, a subsequent reduction in the rate of principal payments will not offset any adverse yield effect; and

·

the priorities governing payments of scheduled and unscheduled principal will have the effect of accelerating the rate of principal payments to holders of the classes of senior securities relative to the classes of subordinate securities.

Limited Resale Market for Securities Could Adversely Affect Your Ability to Liquidate Your Investment

No market will exist for the securities of any series before they are issued and no underwriter will be required to assist investors in resales of their securities.  We cannot give you any assurances that a resale market will develop following the issuance and sale of any series of securities.  There have been times in the past when the absence of a liquid resale market for similar asset backed securities has rendered investors unable to sell their securities at all or at other than a significant loss.  Consequently, at a time when you desire to sell your securities, you may not be able to do so.  Alternatively, you may be able to do so only at a price significantly below that which would be obtainable were there a liquid resale market for your securities.  The market values of securities are likely to fluctuate; these fluctuations may be significant and could result in significant losses to you.  The secondary market for mortgage pass-through securities has experienced periods of illiquidity and can be expected to do so in the future.  Illiquidity can have a severe adverse effect on the prices of securities that are especially sensitive to prepayment, credit or interest rate risk, or that have been structured to meet the investment requirements of limited categories of investors.

Protection Against Losses is Limited Since Securities Will Receive Payments Only From Specified Sources

The securities of each series will be payable solely from the assets of the related trust, including any applicable credit enhancement.  In addition, at the times specified in the related prospectus supplement, some assets of the trust may be released to the seller, the depositor, the master servicer, a credit enhancement provider or other person.  Once released, those assets will no longer be available to make payments to securityholders.

The securities will not represent an interest in the seller, the depositor, the master servicer or any of their respective affiliates, nor will the securities represent an obligation of any of them.  The originator or other seller of loans or mortgage backed securities to the depositor for inclusion in a trust will make particular representations and warranties as to those assets.  Those representations and warranties will be described in the related prospectus supplement.  The only obligation of the seller with respect to a trust will be to repurchase a trust asset if the seller or originator breaches a representation and warranty concerning the related trust asset.  There will be no recourse against the originator, the seller, the depositor, the master servicer or the servicers if any required distribution on the securities is not made.  Consequently, you will be reliant entirely on the trust assets and any available credit enhancement for payments on the securities.  If payments on the trust assets are insufficient to make all payments required on the securities you may incur a loss of your investment.

Credit enhancement is intended to reduce the effect of delinquent payments or loan losses on those classes of securities that have the benefit of the credit enhancement.  Additional credit enhancement in the form of one or more derivative agreements may be provided to alleviate the effect of the application of any cap on the interest rate of the securities equal to the net mortgage rate of the related loans on the payments of interest to the securities.  However, the amount of any credit enhancement may decline or be depleted before the securities are paid in full.  Third party providers of credit enhancement such as insurance policies or derivative agreements could default.  In addition, credit enhancement may not cover all potential sources of loss, including, for instance, a loss resulting from fraud or negligence by a loan originator or other party.  Credit enhancement may therefore be limited in coverage and in amount.  It may also include the credit risk of a third party like an insurer.  The terms of any credit enhancement and the limitations will be described in the related prospectus supplement.

You must carefully assess the specific assets of the trust issuing your securities and any credit enhancement because they will be your only protection against losses on your investment.

Nature of Mortgages Securing the Loans May Delay Receipt of, or Result in Shortfalls in Proceeds Payable on a Loan

·

Decline in Property Values May Increase Loan Losses.  Your investment may be adversely affected by declines in property values.  If the outstanding balance of a mortgage loan or contract and any secondary financing on the underlying property is greater than the value of the property, there is an increased risk of delinquency, foreclosure and loss.  A decline in property values could extinguish the value of a mortgagee’s interest in a property and, thus, reduce proceeds payable to the securityholders.

·

Delays Due to Liquidation Procedures.  Substantial delays may occur before defaulted loans are liquidated and the proceeds forwarded to investors.  Property foreclosure actions are regulated by state statutes and rules and, like many lawsuits, are characterized by significant delays and expenses if defenses or counterclaims are made.  As a result, foreclosure actions can sometimes take several years to complete and property proceeds may not cover the defaulted loan amount.  Some states prohibit a mortgage lender from obtaining a judgment against the borrower for amounts not covered by property proceeds if the property is sold outside of a judicial proceeding.  As a result, you may experience delays in receipt of moneys payable to you.  Further, liquidation expenses, such as legal fees, real estate taxes and maintenance and preservation expenses, will reduce the security for the related mortgage loans and could thereby reduce the proceeds payable to securityholders.

We refer you to “Material Legal Aspects of the Loans—Anti-Deficiency Legislation and other Limitations on Lenders” for additional information.

·

Junior Liens Satisfied After Senior Liens.  The trust may contain loans that are in a junior lien position.  Mortgages or deeds of trust securing junior loans will be satisfied after the claims of the senior mortgage holders and the foreclosure costs are satisfied.  In addition, a junior mortgage lender may only foreclose in a manner that is consistent with the rights of the senior mortgage lender.  As a result, the junior mortgage lender generally must either pay the related senior mortgage lender in full at or before the foreclosure sale or agree to make the regular payments on the senior mortgage.  Since the trust will not have any source of funds to satisfy any senior mortgage or to continue making payments on that mortgage, the trust’s ability as a practical matter to foreclose on any junior mortgage will be limited.  In addition, since foreclosure proceeds first retire any senior liens, the foreclosure proceeds may not be sufficient to pay all amounts owed to you.

·

Regulated by Consumer Protection Laws.  Most states have laws and public policies for the protection of consumers that prohibit unfair and deceptive practices in the origination, servicing and collection of loans, regulate interest rates and other loan changes and require licensing of loan originators and servicers.  Violations of these laws may limit the ability of the master servicer or a servicer to collect interest or principal on the loans and may entitle the borrowers to a refund of amounts previously paid.  Any limit on the master servicer’s or servicer’s ability to collect interest or principal on a loan may result in a loss to you.

The loans may also be governed by federal laws relating to the origination and underwriting of loans.  These laws:

·

require specified disclosures to the borrowers regarding the terms of the loans;

·

prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the consumer credit protection act in the extension of credit;

·

regulate the use and reporting of information related to the borrower’s credit experience;

·

require additional application disclosures, limit changes that may be made to the loan documents without the borrower’s consent and restrict a lender’s ability to declare a default or to suspend or reduce a borrower’s credit limit to enumerated events;

·

permit a homeowner to withhold payment if defective craftsmanship or incomplete work do not meet the quality and durability standards agreed to by the homeowner and the contractor; and

·

limit the ability of the master servicer to collect full amounts of interest on some loans and interfere with the ability of the master servicer to foreclose on some properties.

If particular provisions of these federal laws are violated, the master servicer or servicer may be unable to collect all or part of the principal or interest on the loans.  The trust also could be exposed to damages and administrative enforcement.  In either event, losses on your investment could result.

We refer you to “Material Legal Aspects of the Loans” for additional information.

·

Non-Owner Occupied Properties.  The mortgaged properties in the trust fund may not be owner occupied.  Rates of delinquencies, foreclosures and losses on mortgage loans secured by non-owner occupied properties may be higher than mortgage loans secured by a primary residence.

Some pools may include a small portion of commercial mortgage loans.  Mortgage loans made with respect to commercial properties, including commercial properties, and multifamily and mixed use properties that are predominantly used for commercial purposes, will present different risks than residential mortgage loans, and may entail greater risks of delinquency and foreclosure, and risks of loss.  The ability of a mortgagor to repay a loan secured by an income-producing property typically is dependent primarily upon the successful operation of the property rather than any independent income or assets of the mortgagor.  The successful operation of the property may in turn be dependant on the creditworthiness of tenants to whom commercial space is leased and the business operated by them, while the risks associated with tenants may be offset by the number of tenants or, if applicable, a diversity of types of business operated by them.  A decline in the net operating income of an income-producing property will likely affect both the performance of the related loan as well as the liquidation value of the property.  By contrast, a decline in the income of a mortgagor on a single family property will likely affect the performance of the related loan but may not affect the liquidation value of the property.

Commercial mortgage loans may be nonrecourse loans to the assets of the mortgagor.  Further, the concentration of default, foreclosure and loss risks in individual mortgagors or commercial mortgage loans could be greater than for residential loans because the related mortgage loans could have higher principal balances.

You Could Be Adversely Affected By Violations of Consumer Protection Laws

Applicable state laws generally regulate interest rates and other charges and require certain disclosures.  In addition, state and federal consumer protection laws, unfair and deceptive practices acts and debt collection practices acts may apply to the origination or collection of the loans in the trust.  Depending on the provisions of the applicable law, violations of these laws may limit the ability of the servicers to collect all or part of the principal of or interest on the loans in the trust, may entitle the borrower to a refund of related amounts previously paid and, in addition, could subject the servicer to damages and administrative enforcement.

The Federal Home Ownership and Equity Protection Act of 1994, commonly known as HOEPA, prohibits inclusion of some provisions in mortgage loans that have mortgage rates or origination costs in excess of prescribed levels, and requires that borrowers be given certain disclosures prior to the consummation of such mortgage loans.  Some states, as in the case of Georgia’s Fair Lending Act of 2002, have enacted, or may enact, similar laws or regulations, which in some cases impose restrictions and requirements greater than those in HOEPA.  Failure to comply with these laws, to the extent applicable to any of the loans in the trust, could subject the trust as an assignee of the loans, to monetary penalties and could result in the borrowers rescinding such loans against the trust fund.  Lawsuits have been brought in various states making claims against assignees of high cost loans for violations of state law.  Named defendants in these cases have included numerous participants within the secondary mortgage market, including some securitization trusts.  The seller will warranted that the loans in the trust do not include any mortgage loan in violation of HOEPA or similar state laws.  However, if the trust fund should include loans subject to HOEPA or in material violation of similar state laws, it will have repurchase remedies against the related originator or the seller, as applicable.

See “Material Legal Aspects of the Loans” for additional information.

You Could Be Adversely Affected By Violations of Environmental Laws

Under the laws of some states, contamination of a property may give rise to a lien on the property to assure the costs of cleanup.  In several states, a lien to assure cleanup has priority over the lien of an existing mortgage.  In addition, the trust issuing your securities, because it is a mortgage holder, may be held responsible for the costs associated with the clean up of hazardous substances released at a property.  Those costs could result in a loss to the securityholders.

We refer you to “Material Legal Aspects of the Loans—Environmental Risks” for additional information.

Value of Trust Assets May Be Less Than Outstanding Principal Balance of the Related Securities

There is no assurance that the value of the trust assets for any series of securities at any time will equal or exceed the principal amount of the outstanding securities of the series.  If trust assets have to be sold because of an event of default or otherwise, providers of services to the trust (including the trustee, the master servicer and the credit enhancer, if any) generally will be entitled to receive the proceeds of the sale to the extent of their unpaid fees and other amounts due them before any proceeds are paid to securityholders.  As a result, you may not receive the full amount of interest and principal due on your security.

If specified in the related prospectus supplement, the securities may benefit from credit enhancement from one or more external credit enhancement providers, such as primary mortgage insurers, financial guaranty insurance providers or derivative providers.  If the ratings assigned by a rating agency to the securities of a series are dependent upon the financial strength of any such credit enhancement provider, any qualification, reduction or withdrawal of the financial strength ratings assigned to such credit enhancement provider could result in the reduction of the ratings assigned to your securities, which could in turn affect the liquidity and market value of your securities.

Weighted Average Net Mortgage Rate on the Loans May Limit Interest Rate on the Securities

As specified in the related prospectus supplement, the interest rate payable on your security may be limited by the interest paid on the loans and other assets of the trust fund, net of certain fees and expenses of the trust fund.  The loans in a trust fund will have interest rates that are either fixed or adjustable based on an index, as described in the related prospectus supplement.

Any adjustable rate loans may have interest rates that are fixed for an initial period after origination and may have periodic or annual limits on adjustments to their interest rates. As a result, the securities may accrue less interest than if the related loans accrued interest based solely on the related index and margin.

The interest rates on the securities may adjust based on an index different from the index on which the interest rate of the related loans adjust or at different times.  As a result, the limits on the interest rates on the securities may prevent increases in those interest rates for an extend period of time during a period of rising interest rates.  The interest rates on adjustable rate loans may respond to different economic and market factors than those factors affecting the interest rates on the related securities.  It is possible that the interest rates on your securities may react more slowly, more quickly or in a different direction than the interest rates on the loans, which may result in the application of the limit on the interest rates on the securities.  In addition, delinquencies, defaults or prepayments on the loans may make it more likely that the interest rate limit on the securities will apply.

Risks Related to Loans with Interest-only Payments

If specified in the related prospectus supplement, some of the loans in the related trust fund may provide for payments of interest at the related interest rate, but no payments of principal, for the period following origination specified in the related prospectus supplement.  Following the applicable interest-only period, the monthly payment will be increased to an amount sufficient to amortize the principal balance of the loan over the remaining term and to pay interest at the applicable interest rate.

Such interest-only loans will, absent other considerations, result in longer weighted average lives of the related securities when compared to securities backed by non-interest-only loans.  If you purchase a security at a discount, you should consider that the extension of its weighted average life could result in a lower yield than would be the case if such loans provided for payment of principal and interest on every distribution date.  In addition, a borrower may view the absence of any obligation to make a payment of principal during the interest-only term of the loan as a disincentive to prepayment.

If the monthly payment after the interest-only term is substantially higher than a borrower’s previous interest-only monthly payment, that loan may also be subject to an increased risk of delinquency and loss.

High Balance Loans Increase Risk of Default

If specified in the related prospectus supplement, a trust fund may include loans that have a principal balance as of the applicable cut-off date in excess of $1,000,000.  You should consider the risk that the loss and delinquency experience on these high balance loans may have a disproportionate effect on the related trust fund.

Simultaneous Second Lien Risk

The originator or other lender may have originated a second lien mortgage loan which is not included in the trust fund to the borrower on a first lien mortgage loan that is included in the trust fund.  In addition, other borrowers whose first lien loans are included in the trust fund may have obtained secondary mortgage financing following origination of the first lien loans.  With respect to mortgage loans that have second lien mortgage loans encumbering the same mortgaged property, foreclosure frequency may be increased relative to mortgage loans that do not have subordinate financing behind them since mortgagors have less equity in the mortgaged property. In addition, the servicer may declare a default on the second lien loan, even though the first lien loan is current, which would constitute a default on the first lien loan.

In addition, the nature of any second lien may influence the prepayment characteristics of the first lien included in the trust fund.  Borrowers may be more likely to refinance the first lien when any secondary mortgage financing becomes due in full, and consequently you should be aware that the rate of prepayment of the first lien mortgage loans in a trust fund may be affected by any second lien on the related mortgage properties.

Geographic Concentration of Loans Could Adversely Affect Your Investment

The yield to maturity on your securities may be affected by the geographic concentration of the mortgaged properties securing the loans in the related trust fund.  Any significant concentration of the mortgaged properties in particular geographic regions subject to adverse economic conditions or special hazards, such as earthquakes, hurricanes, windstorms, wildfires, mudslides, hurricanes or tornadoes, might increase the rate of delinquencies, defaults and losses on the related loans.  Consequently, the geographic concentration of the loans in a trust fund could result in shortfalls in distributions due on your securities or losses on your securities greater than would be the case if the mortgaged properties were more geographically diversified.

Military Action and Terrorist Attacks May Impact the Return on Your Security

The effects that military action by U.S. forces in Iraq or other regions and terrorist attacks in the United States or other incidents and related military action, may have on the performance of the loans or on the values of mortgaged properties cannot be determined at this time.  You should consider the possible effects on delinquency, default,loss and prepayment experience of the loans.  Federal agencies and non-government lenders have and may continue to defer, reduce or forgive payments and delay foreclosure proceedings in respect of loans to borrowers affected in some way by recent and possible future events.  In addition, activation of a substantial number of U.S. military reservists or members of the National Guard may significantly increase the proportion of mortgage loans whose mortgage rates are reduced by application of a Relief Act and any comparable state law, and neither a master servicer nor any other servicers will be required to advance for any interest shortfall caused by any such reduction.  Shortfalls in interest may result from the application of the Relief Act or comparable state law.  Interest payable to securityholders will be reduced by any reductions in the amount of interest collectible as a result of application of a Relief Act or comparable state law in the manner specified in the prospectus supplement.

Book-Entry System for Certain Classes May Decrease Liquidity and Delay Payment

Transactions in the classes of book-entry securities of any series generally can be effected only through The Depository Trust Company and its participating members, securities intermediaries and certain banks.  Therefore:

·

the liquidity of book-entry securities in the secondary trading market that may develop may be limited because investors may be unwilling to purchase securities for which they cannot obtain physical securities;

·

your ability to pledge a security to persons or entities that do not participate in the DTC system, or otherwise to take action in respect of the securities, may be limited due to lack of a physical security representing the securities; and

·

you may experience some delay in receiving distributions of interest and principal on your securities because the trustee will make distributions to DTC or its participating members.  DTC will then be required to credit the distributions to the accounts of the participating organizations.  Only then will the distributions be credited to your account either directly or indirectly through Securities Intermediaries.

See “Description of the Securities—Book-Entry Registration of Securities” in this prospectus.

Bankruptcy and Insolvency Risks

Each transfer of a loan from a seller to the depositor and from the depositor to the trust fund will be intended to be an absolute and unconditional sale of that loan rather than a secured financing for purposes of federal and state law.  However, in the event of the bankruptcy or insolvency of a prior owner of a loan, a bankruptcy trustee or receiver or one of the creditors of the insolvent party might challenge this conclusion and argue that the transfer of the loans should be characterized as a pledge of assets in a secured borrowing rather than as a sale.  Such an attempt, even if unsuccessful, might result in delays in distributions on the securities.  If such an attempt were successful, it is possible that the affected loans could be sold in order to liquidate the assets of the insolvent entity.  There can be no assurance that the proceeds of such a liquidation would be sufficient to repay the securities in full.

Borrower May be Unable to Make Balloon Payment

If specified in the related prospectus supplement, certain loans in a trust fund may not fully amortize over their terms to maturity and, thus, may require principal payments, i.e., balloon payments, at their stated maturity.  Loans with balloon payments involve greater risk because a borrower’s ability to make a balloon payment typically will depend on the borrower’s ability to:

·

timely refinance the loan; or

·

timely sell the related mortgaged property.

A number of factors will affect a borrower’s ability to accomplish either of these goals, including:

·

the level of available mortgage rates at the time of sale or refinancing;

·

the borrower’s equity in the related residential property;

·

the financial condition of the borrower; and

·

the tax laws.

A borrower’s failure to make a balloon payment would increase the risk that you might not receive all payments to which you are entitled.

High Loan-to-Value Ratios Increase Risk of Loss

If specified in the related prospectus supplement, certain of the loans included in a trust fund may have loan-to-value ratios greater than 80%.  Loans with higher loan-to-value ratios may present a greater risk of loss than loans with loan-to-value ratios of 80% or below.  Even if the related loans have primary mortgage insurance, we cannot assure you that the primary mortgage insurance coverage will be adequate to cover any losses that might be experienced by those loans.

The determination of the value of a mortgaged property used in the calculation of the loan-to-value ratios of the loans for the purpose of determining whether primary mortgage insurance is required may differ from the appraised value of such mortgaged properties for loans obtained for the purpose of acquiring the related mortgaged property.  Loan-to-value ratios for loans are generally determined based upon the lesser of the selling price of the mortgaged property or its appraised value at the time of sale, although this calculation may vary depending on the state in which the mortgaged property is located.

Mortgage Loans Originated According to Non-Agency Underwriting Guidelines May Have Higher Expected Delinquencies

If specified in the related prospectus supplement, the loans may have been originated according to underwriting guidelines that do not comply with Fannie Mae or Freddie Mac guidelines.  These types of loans are sometimes referred to as “subprime,” “non-prime” or “non-conforming” mortgage loans.  Whereas “prime” loans are typically made to borrowers who have a strong credit history and can demonstrate a capacity to repay their loans, subprime loans are typically made to borrowers who are perceived as deficient in either or both of these respects.  The borrowers may have imperfect credit histories, ranging from minor delinquencies to bankruptcy, or relatively high ratios of monthly mortgage payments to income or relatively high ratios of total monthly credit payments to income.  While lenders consider a borrower’s credit history when determining whether a loan is other than prime, they also consider the mortgage loan characteristics, such as loan-to-value ratio, or attributes of the property that may cause the loan to carry elevated credit risk.

Compared with prime loans, subprime loans typically have higher loan-to-value ratios, reflecting the greater difficulty that subprime borrowers have in making down payments and the propensity of these borrowers to extract equity during refinancing.  Historically, subprime borrowers pay higher rates of  interest, go into delinquency more often, and have their properties foreclosed at a higher rate than either prime borrowers or borrowers of mortgage loans originated in accordance with Fannie Mae or Freddie Mac guidelines.  Loans in the trust fund may have been classified in these relatively low (i.e., relatively higher risk) credit categories.

Rising unemployment, higher interest rates, or a decline in housing prices generally or in certain regions of the United States may have a greater effect on the delinquency, foreclosure, bankruptcy and loss experience of subprime mortgage loans and other loans of relatively low credit quality than on loans originated under stricter guidelines.  We cannot assure you that the values of the mortgaged properties have remained or will remain at levels in effect on the dates of origination of the related loans.

If specified in the related prospectus supplement, the trust fund may include mortgage loans originated according to “Alternative-A” or “Alt-A” underwriting guidelines.  Although Alt-A loans are typically made to borrowers who have a strong credit history and can demonstrate a capacity to repay their loans, Alt-A mortgage loans may have some of the characteristics and risks of subprime mortgage loans described above.  In particular, Alt-A mortgage loans (1) are often originated under underwriting guidelines with more limited and reduced documentation requirements, (2) are likely to have higher loan-to-value ratios than prime loans, (3) are more likely to be secured by properties not primarily occupied by the related borrower than prime loans and (4) often have prepayment penalties.  You should consider the risks discussed above if the trust fund contains Alt-A mortgage loans.

Consequently, loans originated according to underwriting guidelines that are not as strict as Fannie Mae or Freddie Mac guidelines may be likely to experience rates of delinquency, foreclosure and bankruptcy that are higher than those experienced by loans underwritten in accordance with Fannie Mae or Freddie Mac guidelines.

A Transfer of Servicing May Result in Increased Losses and Delinquencies on the Loans

If specified in the related prospectus supplement, the servicing responsibilities with respect to certain of the loans will be transferred to a new servicer shortly after the related closing date.  In addition, servicing of the loans may be transferred in the future to other servicers in accordance with provisions of the trust agreement or pooling and servicing agreement, as applicable.  Investors should note that when the servicing of loans is transferred, there is generally a rise in delinquencies associated with such transfer.  Such increase in delinquencies may result in losses, which, to the extent they are not absorbed by credit enhancement, will cause losses or shortfalls to be incurred by the holders of the related securities.

The Recording of the Mortgages in the Name of MERS May Affect the Yield on the Securities

The mortgages or assignments of mortgage for some of the loans have been or may be recorded in the name of Mortgage Electronic Registration Systems, Inc. or MERS, solely as nominee for the seller and its successors and assigns.  Subsequent assignments of those mortgages are registered electronically through the MERS system.  However, if MERS discontinues the MERS system and it becomes necessary to record an assignment of mortgage to the related trustee, then any related expenses will be paid by the related trust and will reduce the amount available to pay principal of and interest on the securities.

The recording of mortgages in the name of MERS is a new practice in the mortgage lending industry.  Public recording officers and others may have limited, if any, experience with lenders seeking to foreclose mortgages, assignments of which are registered with MERS.  Accordingly, delays and additional costs in commencing, prosecuting and completing foreclosure proceedings and conducting foreclosure sales of the mortgaged properties could result.  Those delays and the additional costs could in turn delay the distribution of liquidation proceeds to securityholders and increase the amount of losses on the loans.

Risks Related to the Residual Interest Securities

The holders of the Residual Interest Securities must include the taxable income or loss of the related REMIC in determining their federal taxable income.  Prospective investors are cautioned that the residual interest securityholders’ REMIC taxable income and the tax liability associated therewith may be substantial during certain periods, in which event the holders thereof must have sufficient sources of funds to pay such tax liability.  It is not anticipated that the residual interest securityholders will receive distributions from the trust.  Furthermore, prospective investors in the Residual Interest Securities should expect that all of the related REMIC’s income includible by the holders of the Residual Interest Securities will be treated as “excess inclusion” income, resulting in (i) the inability of such holders to use net operating losses to offset such income, (ii) the treatment of such income as “unrelated business taxable income” to certain holders who are otherwise tax exempt, and (iii) the treatment of such income as subject to 30% withholding tax to certain non-U.S. investors, with no exemption or treaty reduction.  Under the provisions of the Internal Revenue Code of 1986 relating to REMICs, it is likely that the Residual Interest Securities will be considered to be “non-economic residual interests,” with the result that transfers thereof would be disregarded for federal income tax purposes if any significant purpose of the transferor was to impede the assessment or collection of tax.  See “Material Federal Income Tax Consequences—Taxation of Owners of Residual Interest Securities”.

The Trust Fund

General

The certificates of each series will represent interests in the assets of a trust fund established by the depositor, and the notes of each series will be secured by the pledge of the assets of the related trust fund.  The trust fund for each series will be held by the trustee for the benefit of the related securityholders.  For each series, a separate trust fund in the form of a common law trust or a Delaware business trust will be formed under the related pooling and servicing agreement or trust agreement.  The assets of each trust fund will consist primarily of a pool comprised of, as specified in the related prospectus supplement, any one or more of the following (referred to herein as the “Assets”):

(a)

residential mortgage loans, including

·

mortgage loans secured by first, second and/or more subordinate liens on one-  to four-family residential properties,

·

closed-end and/or revolving home equity loans secured by first, second and/or more subordinate liens on one-  to four-family residential properties,

·

home improvement installment sale contracts and installment loan agreements that are either unsecured or secured by first, second and/or more subordinate liens on one  to four-family residential properties, or by purchase money security interests in the financed home improvements, including loans insured under the FHA Title I Credit Insurance program administered pursuant to the National Housing Act of 1934, and

·

manufactured housing installment sales contracts and installment loan agreements secured by first, second and/or more subordinate liens on manufactured homes or by mortgages on real estate on which the related manufactured homes are located;

(b)

commercial mortgage loans, including mortgage loans secured by traditional commercial properties, multifamily properties and mixed use properties that are primarily used for commercial purposes, but as of the creation date of the related pool, no more than 5% of the assets of the trust fund may be comprised of commercial mortgage loans;

(c)

mortgaged-backed securities issued or guaranteed by Ginnie Mae, Fannie Mae or Freddie Mac;

(d)

privately issued mortgaged-backed securities representing interests in any of the above asset types; and

(e)

all monies due under each of the loans or securities held in the trust fund, net, if and as provided in the related prospectus supplement, of required amounts payable to the servicer of the loans, agency securities or private mortgaged-backed securities, together with payments in respect of, and other accounts, obligations or agreements, in each case, as specified in the related prospectus supplement.

The pool will be created on the first day of the month of the issuance of the related series of securities or any other date specified in the related prospectus supplement, which date is the cut-off date.  The securities will be entitled to payment from the assets of the related trust fund or funds or other assets pledged for the benefit of the securityholders, as specified in the related prospectus supplement, and will not be entitled to payments in respect of the assets of any other trust fund established by the depositor.

The Assets will be acquired by the depositor, either directly or through affiliates, from the sponsor.  The sponsor may be an affiliate of the depositor.  Loans acquired by the depositor will have been originated in accordance with the underwriting criteria described in this prospectus under “The Loans—Underwriting Standards” or otherwise in accordance with the standards set forth in the prospectus supplement.  The depositor will cause the Assets to be assigned without recourse to the trustee named in the related prospectus supplement for the benefit of the holders of the securities of the related series.  The master servicer named in the related prospectus supplement will service the Assets, either directly or through other servicing institutions as subservicers, under a pooling and servicing agreement among the depositor, the master servicer and the trustee with respect to a series consisting of certificates, or a master servicing agreement or a sale and servicing agreement between the trustee and the master servicer with respect to a series consisting of notes or of certificates and notes, and will receive a fee for its services.  See “The Agreements.” With respect to loans serviced by the master servicer through a subservicer, the master servicer will remain liable for its servicing obligations under the related agreement as if the master servicer alone were servicing those loans.

Any mortgage backed securities issued or guaranteed by Ginnie Mae, Fannie Mae or Freddie Mac will be securities that are exempt from registration under the Securities Act of 1933.

As used in this prospectus, “agreement” means, with respect to a series consisting of certificates, the pooling and servicing agreement, and with respect to a series consisting of notes or of certificates and notes, the trust agreement, the indenture and the master servicing agreement, as the context requires.

If so specified in the related prospectus supplement, a trust fund relating to a series of securities may be a business trust formed under the laws of the State of Delaware pursuant to a trust agreement between the depositor and the trustee of the related trust fund.

With respect to each trust fund, prior to the initial offering of the related series of securities, the trust fund will have no assets or liabilities.  No trust fund is expected to engage in any activities other than acquiring, managing and holding the related trust fund assets and other assets contemplated in this prospectus and in the related prospectus supplement, issuing securities and making payments and distributions on the securities and related activities.  No trust fund is expected to have any source of capital other than its assets and any related credit enhancement.

The obligations of the master servicer with respect to the loans included in a trust fund will consist principally of its contractual servicing obligations under the related agreement, including its obligation to enforce the obligations of the subservicers or sellers, or both, as more fully described in this prospectus under “The Trust Fund—Representations by Sellers or Originators; Repurchases” and “The Agreements—Servicing” and “—Assignment of the Trust Fund Assets”, and its obligation, if any, to make cash advances in the event of recoverable delinquencies in payments on or with respect to the loans.  Any obligation of the master servicer to make advances will be limited in the manner described in this prospectus under “Description of the Securities—Advances.”

The following is a brief description of the assets expected to be included in the trust funds.  If specific information respecting the trust fund assets is not known at the time the related series of securities initially is offered, more general information of the nature described in this prospectus will be provided in the related prospectus supplement, and specific information will be set forth in a Current Report on Form 8-K to be filed with the SEC within fifteen days after the initial issuance of those securities.  A copy of the agreement with respect to each series of securities will be attached to the Form 8-K and will be available for inspection at the corporate trust office of the trustee specified in the related prospectus supplement.  A schedule of the loans, agency securities and/or private mortgage-backed securities relating to a series will be attached to the agreement delivered to the trustee upon delivery of the securities.  If so specified in the related prospectus supplement, the actual statistical characteristics of a pool as of the closing date may differ from those set forth in the prospectus supplement.  However, in no event will more than five percent of the assets as a percentage of the cut-off date pool principal balance vary from the characteristics described in the related prospectus supplement.

The Loans

General.  Loans may consist of mortgage loans or deeds of trust secured by first or subordinated liens on one- to four-family residential properties, home equity loans, home improvement contracts or manufactured housing contracts.  If so specified, the loans may include cooperative apartment loans secured by security interests in shares issued by private, non-profit, cooperative housing corporations and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the cooperatives’ buildings.  If so specified, the loans may also include, to a limited extent, mortgage loans or deeds of trust secured by liens on commercial properties, multifamily properties and mixed use properties that are primarily used for commercial purposes.  As more fully described in the related prospectus supplement, the loans may be “conventional” loans or loans that are insured or guaranteed by a governmental agency like the FHA or VA.  The loans will have been originated in accordance with the underwriting criteria specified in the related prospectus supplement.

In general, the loans in a pool will have monthly payments due on the first day of each month.  However, as described in the related prospectus supplement, the loans in a pool may have payments due more or less frequently than monthly.  In addition, payments may be due on any day during a month.  The payment terms of the loans to be included in a trust fund will be described in the related prospectus supplement and may include any of the following features, all as described in this prospectus or in the related prospectus supplement:

·

Interest may be payable at a fixed rate, a rate adjustable from time to time in relation to an index specified in the related prospectus supplement, a rate that is fixed for a period of time or under limited circumstances and is followed by an adjustable rate, a rate that otherwise varies from time to time, or a rate that is convertible from an adjustable rate to a fixed rate.  Changes to an adjustable rate may be subject to periodic limitations, maximum rates, minimum rates or a combination of those limitations.  As specified in the related prospectus supplement, the loans may provide for payments in level monthly installments, for balloon payments, or for payments that are allocated to principal and interest according to the “sum of the digits” or “Rule of 78s” methods.  Accrued interest may be deferred and added to the principal of a loan for the periods and under the circumstances as may be specified in the related prospectus supplement.  Loans may provide for the payment of interest at a rate lower than the loan rate for a period of time or for the life of the loan, and the amount of any difference may be contributed from funds supplied by the seller of the property or another source.

·

Principal may be payable on a level debt service basis to fully amortize the loan over its term, may be calculated on the basis of an assumed amortization schedule that is significantly longer than the original term to maturity or on an interest rate that is different from the loan rate or may not be amortized during all or a portion of the original term.  Payment of all or a substantial portion of the principal may be due on maturity—a balloon payment.  Principal may include interest that has been deferred and added to the principal balance of the loan.

·

Monthly payments of principal and interest may be fixed for the life of the loan, may increase over a specified period of time or may change from period to period.  Loans may include limits on periodic increases or decreases in the amount of monthly payments and may include maximum or minimum amounts of monthly payments.

·

Prepayments of principal may be conditioned on payment of a prepayment fee, which may be fixed for the life of the loan or may decline over time, and may be prohibited for the life of the loan or for particular lockout periods.  Some loans may permit prepayments after expiration of the applicable lockout period and may require the payment of a prepayment fee in connection with any subsequent prepayment.  Other loans may permit prepayments without payment of a fee unless the prepayment occurs during specified time periods.  The loans may include “due on sale” clauses which permit the mortgagee to demand payment of the entire loan in connection with the sale or transfers of the related property.  Other loans may be assumable by persons meeting the then applicable underwriting standards of the related seller.

·

The loans may provide for payments of interest at the related interest rate, but no payments of principal, for a specified period following origination.  Following the applicable interest-only period, the monthly payment will be increased to an amount sufficient to amortize the principal balance of the loan over the remaining term and to pay interest at the applicable interest rate.

A trust fund may contain buydown loans that include provisions for a third party to subsidize partially the monthly payments of the borrowers on those loans during the early years of those loans, the difference to be made up from a buydown fund contributed by that third party at the time of origination of the loan.  A buydown fund will be in an amount equal either to the discounted value or full aggregate amount of future payment subsidies.  The underlying assumption of buydown plans is that the income of the borrower will increase during the buydown period as a result of normal increases in compensation and inflation, so that the borrower will be able to meet the full loan payments at the end of the buydown period.  If assumption of increased income is not fulfilled, the possibility of defaults on buydown loans is increased.  The related prospectus supplement will contain information with respect to any buydown loan concerning limitations on the interest rate paid by the borrower initially, on annual increases in the interest rate and on the length of the buydown period.

The real property which secures repayment of the loans is referred to as the mortgaged properties.  Home improvement contracts and manufactured housing contracts may, and the other loans will, be secured by mortgages or deeds of trust or other similar security instruments creating a lien on a mortgaged property.  In the case of home equity loans, the related liens may be subordinated to one or more senior liens on the related mortgaged properties as described in the related prospectus supplement.  As specified in the related prospectus supplement, home improvement contracts and manufactured housing contracts may be unsecured or secured by purchase money security interests in the financed home improvements and the financed manufactured homes.  The mortgaged properties, the home improvements and the manufactured homes are collectively referred to in this prospectus as the properties.  The properties relating to loans will consist primarily of detached or semi-detached one-  to four-family dwelling units, townhouses, rowhouses, individual condominium units, individual units in planned unit developments, and other dwelling units—single-family properties—or mixed-use properties.  Any mixed-use property will be predominantly one-  to four-family residential in that its primary use will be for dwelling, with the remainder of its space for retail, professional or other commercial uses.  Properties may include vacation and second homes, investment properties, leasehold interests and commercial properties.  In the case of leasehold interests, the term of the leasehold will exceed the scheduled maturity of the loan by a time period specified in the related prospectus supplement.  The properties may be located in any one of the fifty states, the District of Columbia, Guam, Puerto Rico or any other territory of the United States.

Loans with specified loan-to-value ratios and/or principal balances may be covered wholly or partially by primary mortgage guaranty insurance policies.  The existence, extent and duration of any coverage provided by primary mortgage guaranty insurance policies will be described in the related prospectus supplement.

The aggregate principal balance of loans secured by properties that are owner-occupied will be disclosed in the related prospectus supplement.  Typically, the basis for a representation that a given percentage of the loans is secured by single family properties that are owner-occupied will be either (1) the making of a representation by the borrower at the loan’s origination either that the underlying property will be used by the borrower for a period of at least six months every year or that the borrower intends to use the property as a primary residence or (2) a finding that the address of the underlying property is the borrower’s mailing address.

Home Equity Loans.  As more fully described in the related prospectus supplement, interest on each revolving credit line loan, excluding introduction rates offered from time to time during promotional periods, is computed and payable monthly on the average daily outstanding principal balance of that loan.  Principal amounts on a revolving credit line loan may be drawn down, subject to a maximum amount as set forth in the related prospectus supplement, or repaid under each revolving credit line loan from time to time, but may be subject to a minimum periodic payment.  The related prospectus supplement will indicate the extent, if any, to which the trust fund will include any amounts borrowed under a revolving credit line loan after the cut-off date.

The full amount of a closed-end loan is advanced at the inception of the loan and generally is repayable in equal, or substantially equal, installments of an amount sufficient to amortize fully the loan at its stated maturity.  Except to the extent provided in the related prospectus supplement, the original terms to stated maturity of closed-end loans generally will not exceed 360 months.  If specified in the related prospectus supplement, the terms to stated maturity of closed-end loans may exceed 360 months.

Home Improvement Contracts.  The trust fund assets for a series of securities may consist, in whole or in part, of home improvement contracts originated by a commercial bank, a savings and loan association, a commercial mortgage banker or other financial institution in the ordinary course of business.  The home improvements securing the home improvement contracts may include, but are not limited to, replacement windows, house siding, new roofs, swimming pools, satellite dishes, kitchen and bathroom remodeling goods and solar heating panels.  As specified in the related prospectus supplement, the home improvement contracts will either be unsecured or secured by mortgages on properties which are generally subordinate to other mortgages on the same property, or secured by purchase money security interests in the financed home improvements.  The home improvement contracts may be fully amortizing or provide for balloon payments and may have fixed interest rates or adjustable interest rates and may provide for other payment characteristics as in this prospectus and in the related prospectus supplement.  The initial loan-to-value ratio of a home improvement contract will be computed in the manner described in the related prospectus supplement.

Manufactured Housing Contracts.  The trust fund assets for a series may consist, in whole or part, of manufactured housing installment sales contracts and installment loan agreements, originated by a manufactured housing dealer in the ordinary course of business.  As specified in the related prospectus supplement, the manufactured housing contracts will be secured by manufactured homes, located in any of the fifty states or the District of Columbia or by mortgages on the real estate on which the manufactured homes are located.

The manufactured homes securing the manufactured housing contracts will consist of manufactured homes within the meaning of 42 United States Code, Section 5402(6), or manufactured homes meeting those other standards as shall be described in the related prospectus supplement.  Section 5402(6) defines a “manufactured home” as “a structure, transportable in one or more sections, which, in the traveling mode, is eight body feet or more in width or forty body feet or more in length, or, when erected on site, is three hundred twenty or more square feet, and which is built on a permanent chassis and designed to be used as a dwelling with or without a permanent foundation when connected to the required utilities, and includes the plumbing, heating, air conditioning and electrical systems contained therein; except that the term shall include any structure which meets all the requirements of [this] paragraph except the size requirements and with respect to which the manufacturer voluntarily files a certification required by the Secretary of Housing and Urban Development and complies with the standards established under [this] chapter.”

Manufactured homes, and home improvements, unlike mortgaged properties, generally depreciate in value.  Consequently, at any time after origination it is possible, especially in the case of contracts with high loan-to-value ratios at origination, that the market value of a manufactured home or home improvement may be lower than the principal amount outstanding under the related contract.

Commercial Loans.  The trust fund assets for a series may include commercial loans, in an amount not to exceed, as of the related cut-off date, 5% by principal balance of the trust fund assets.  The commercial mortgage loans may be secured by liens on, or security interests in, mortgaged properties consisting of (1) primarily residential properties consisting of five or more rental or cooperatively owned dwelling units in high-rise, mid-rise or garden apartment buildings and which may include limited retail, office or other commercial space, (2) multifamily properties, (3) retail stores and establishments, (4) office buildings, or (5) hotels or motels, nursing homes, assisted living facilities, continuum care facilities, day care centers, schools, hospitals or other healthcare related facilities, industrial properties, warehouse facilities, mini-warehouse facilities, self-storage facilities, distribution centers, transportation centers, parking facilities, entertainment and/or recreation facilities, movie theaters, restaurants, golf courses, car washes, automobile dealerships, mobile home parks, mixed use properties, including mixed commercial uses and mixed commercial and residential uses, and/or unimproved land.  The mortgage loans will be secured by first or junior mortgages or deeds of trust or other similar security instruments creating a first or junior lien on mortgaged property.  Commercial loans will generally also be secured by an assignment of leases and rents and/or operating or other cash flow guarantees relating to the mortgage loan.  It is anticipated that the mortgagors will be required to maintain hazard insurance on the mortgaged properties in accordance with the terms of the underlying mortgage loan documents.

Multifamily properties are residential income-producing properties consisting of five or more rental or cooperatively owned dwelling units in high-rise, mid-rise or garden apartment buildings and which may include limited retail, office or other commercial space.  Multifamily leases tend to be relatively short-term (i.e., one to five years).  Multifamily properties face competition from other such properties within the same geographical area, and compete on the basis of rental rates, amenities, physical condition and proximity to retail centers and transportation.  Certain states and municipalities may regulate the relationships between landlords and residential tenants and may impose restrictions on rental rates.

Retail properties are income-producing properties leased by borrowers to tenants that sell various goods and services.  Tenant leases may have a base rent component and an additional component tied to sales.  Retail properties may include single- or multiple-tenant properties, in the latter case such as shopping malls or strip shopping centers.  Some retail properties have anchor tenants or are located adjacent to an anchor store.  While there is no strict definition of an anchor, it is generally understood that a retail anchor tenant is proportionately larger in size and is vital in attracting customers to the retail property, whether or not such retail anchor is located on the related mortgaged property.  Catalogue retailers, home shopping networks, the internet, telemarketing and outlet centers all compete with more traditional retail properties for consumer dollars spent on products and services sold in retail stores.  Continued growth of these alternative retail outlets, which are often characterized by lower operating costs, could adversely affect the rents collectible at retail properties.

Pursuant to a lease assignment, the related mortgagor may assign its rights, title and interest as lessor under each lease and the income derived therefrom to the related mortgagee, while retaining a license to collect the rents for so long as there is no default.  If the mortgagor defaults, the license terminates and the mortgagee or its agent is entitled to collect the rents from the related lessee or lessees for application to the monetary obligations of the mortgagor.  State law may limit or restrict the enforcement of the lease assignments by a mortgagee until it takes possession of the related mortgaged property and/or a receiver is appointed.

Additional Information.  Each prospectus supplement will contain information, as of the date of that prospectus supplement or the related cut-off date and to the extent then specifically known to the depositor, with respect to the loans contained in the related pool, including:

·

the aggregate outstanding principal balance and the average outstanding principal balance of the loans as of the applicable cut-off date,

·

the type of property securing the loan—e.g., single family residences, individual units in condominium apartment buildings, two- to four-family dwelling units, other real property, home improvements or manufactured homes,

·

the original terms to maturity of the loans,

·

the largest principal balance and the smallest principal balance of any of the loans,

·

the earliest origination date and latest maturity date of any of the loans,

·

the loan-to-value ratios or combined loan-to-value ratios, as applicable, of the loans,

·

the loan interest rates or range of loan interest rates borne by the loans,

·

the maximum and minimum per annum loan interest rates, and

·

the geographical location of the loans.

If specific information about the loans is not known to the depositor at the time the related securities are initially offered, more general information of the nature described above will be provided in the related prospectus supplement, and specific information will be set forth in the Current Report on Form 8-K filed within 15 days of the closing date.

No assurance can be given that values of the properties have remained or will remain at their levels on the dates of origination of the related loans.  If the residential real estate market should experience an overall decline in property values causing the sum of the outstanding principal balances of the loans and any primary or secondary financing on the properties, as applicable, in a particular pool to become equal to or greater than the value of the properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry.  In addition, adverse economic conditions and other factors, which may or may not affect real property values, may affect the timely payment by borrowers of scheduled payments of principal and interest on the loans and, accordingly, the actual rates of delinquencies, foreclosures and losses with respect to any pool.  To the extent that losses are not covered by subordination provisions or alternative arrangements, those losses will be borne, at least in part, by the holders of the securities of the related series.

Underwriting Standards.  The loans will be acquired by the depositor, either directly or through affiliates, from the sellers.  The depositor does not originate loans and has not identified specific originators or sellers of loans from whom the depositor, either directly or through affiliates, will purchase the loans to be included in a trust fund.  The underwriting standards for loans of a particular series will be described in the related prospectus supplement.  Each seller or originator will represent and warrant that all loans originated and/or sold by it to the depositor or one of its affiliates will have been underwritten in accordance with standards consistent with those utilized by lenders generally during the period of origination for similar types of loans.  As to any loan insured by the FHA or partially guaranteed by the VA, the seller or originator will represent that it has complied with underwriting policies of the FHA or the VA, as the case may be.

Underwriting standards are applied by or on behalf of a lender to evaluate the borrower’s credit standing and repayment ability, and the value and adequacy of the related mortgaged property, home improvements or manufactured home, as applicable, as collateral.

The maximum loan amount will vary depending upon a borrower’s credit grade and loan program but will not generally exceed an amount specified in the related prospectus supplement.  Variations in maximum loan amount limits will be permitted based on compensating factors.  Compensating factors may generally include, but are not limited to, and to the extent specified in the related prospectus supplement, low loan-to-value ratio, low debt-to-income ratio, stable employment, favorable credit history and the nature of the underlying first mortgage loan, if applicable.
Underwriting Standards

Underwriting standards are applied by or on behalf of a lender to evaluate a borrower’s credit standing and repayment ability, and the value and adequacy of the related mortgaged property as collateral.  In general, a prospective borrower applying for a loan is required to fill out a detailed application designed to provide to the underwriting officer pertinent credit information.  As part of the description of the borrower’s financial condition, the borrower generally is required to provide a current list of assets and liabilities and a statement of income and expenses, as well as an authorization to apply for a credit report which summarizes the borrower’s credit history with local merchants and lenders and any record of bankruptcy.  In most cases, an employment verification is obtained from an independent source (typically the borrower’s employer), which verification reports, among other things, the length of employment with that organization, the current salary, and whether it is expected that the borrower will continue such employment in the future.  If a prospective borrower is self-employed, the borrower may be required to submit copies of signed tax returns.  The borrower may also be required to authorize verification of deposits at financial institutions where the borrower has demand or savings accounts.  See “The Trust Fund—The Loans—Underwriting Standards” in this prospectus.

A lender may also originate mortgage loans pursuant to alternative sets of underwriting criteria under reduced or limited documentation programs.  These programs are designed to facilitate the loan approval process.  Under these programs, certain documentation concerning income/employment and asset verification is reduced or excluded.  Loans underwritten under these programs are generally limited to borrowers who have demonstrated an established ability and willingness to repay the mortgage loans in a timely fashion.  Permitted maximum loan-to-value ratios under these programs are generally more restrictive than those under the lender’s standard underwriting criteria.

From time to time, exceptions to a lender’s underwriting policies may be made.  Such exceptions may be made on a loan-by-loan basis at the discretion of the lender’s underwriter.  Exceptions may be made after careful consideration of certain mitigating factors such as borrower liquidity, employment and residential stability and local economic conditions.

Modification of Loans

The master servicer for the loans of a particular series will be authorized to modify, waive or amend any term of a loan in a manner that is consistent with the servicing standard and the specific limitations set forth in the servicing agreement and described in the related prospectus supplement.  However, those agreements will require that the modification, waiver or amendment not affect the tax status of the trust fund or cause any tax to be imposed on the trust fund or materially impair the security for the related loan.

Agency Securities

Ginnie Mae.  Ginnie Mae is a wholly-owned corporate instrumentality of HUD.  Section 306(g) of Title II of the National Housing Act of 1934, as amended, authorizes Ginnie Mae to, among other things, guarantee the timely payment of principal of and interest on certificates which represent an interest in a pool of mortgage loans insured by the FHA under the National Housing Act or Title V of the National Housing Act of 1949, or partially guaranteed by the VA under the Servicemen’s Readjustment Act of 1944, as amended, or Chapter 37 of Title 38, United States Code.

Section 306(g) of the National Housing Act provides that “the full faith and credit of the United States is pledged to the payment of all amounts which may be required to be paid under any guarantee under this subsection.” In order to meet its obligations under any guarantee under Section 306(g) of the National Housing Act, Ginnie Mae may, under Section 306(d) of the National Housing Act, borrow from the United States Treasury in an amount which is at any time sufficient to enable Ginnie Mae, with no limitations as to amount, to perform its obligations under its guarantee.

Ginnie Mae Certificates.  Each Ginnie Mae certificate held in a trust fund for a series of securities will be a “fully modified pass-through” mortgaged-backed certificate issued and serviced by a mortgage banking company or other financial concern approved by Ginnie Mae or approved by Fannie Mae as a seller-servicer of FHA Loans and/or VA Loans.  Each Ginnie Mae certificate may be a GNMA I certificate or a GNMA II certificate.  The mortgage loans underlying the Ginnie Mae certificates will consist of FHA Loans and/or VA Loans.  Each mortgage loan of this type is secured by a one-  to four-family residential property or a manufactured home.  Ginnie Mae will approve the issuance of each Ginnie Mae certificate in accordance with a guaranty agreement between Ginnie Mae and the issuer and servicer of the Ginnie Mae certificate.  Pursuant to its guaranty agreement, a Ginnie Mae servicer will be required to advance its own funds in order to make timely payments of all amounts due on each of the related Ginnie Mae certificates, even if the payments received by the Ginnie Mae servicer on the FHA Loans or VA Loans underlying each of those Ginnie Mae certificates are less than the amounts due on those Ginnie Mae certificates.

The full and timely payment of principal of and interest on each Ginnie Mae certificate will be guaranteed by Ginnie Mae, which obligation is backed by the full faith and credit of the United States.  Each Ginnie Mae certificate will have an original maturity of not more than 40 years (but may have original maturities of substantially less than 40 years).  Each Ginnie Mae certificate will provide for the payment by or on behalf of the Ginnie Mae servicer to the registered holder of the Ginnie Mae certificate of scheduled monthly payments of principal and interest equal to the registered holder’s proportionate interest in the aggregate amount of the monthly principal and interest payment on each FHA Loan or VA Loan underlying the Ginnie Mae certificate, less the applicable servicing and guarantee fee which together equal the difference between the interest on the FHA Loans or VA Loans and the pass-through rate on the Ginnie Mae certificate.  In addition, each payment will include proportionate pass-through payments of any prepayments of principal on the FHA Loans or VA Loans underlying the Ginnie Mae certificate and liquidation proceeds in the event of a foreclosure or other disposition of any the related FHA Loans or VA Loans.

If a Ginnie Mae servicer is unable to make the payments on a Ginnie Mae certificate as it becomes due, it must promptly notify Ginnie Mae and request Ginnie Mae to make the payment.  Upon notification and request, Ginnie Mae will make payments directly to the registered holder of a Ginnie Mae certificate.  In the event no payment is made by a Ginnie Mae servicer and the Ginnie Mae servicer fails to notify and request Ginnie Mae to make the payment, the holder of the related Ginnie Mae certificate will have recourse only against Ginnie Mae to obtain the payment.  The trustee or its nominee, as registered holder of the Ginnie Mae certificates held in a trust fund, will have the right to proceed directly against Ginnie Mae under the terms of the guaranty agreements relating to the Ginnie Mae certificates for any amounts that are not paid when due.

All mortgage loans underlying a particular Ginnie Mae certificate must have the same interest rate, except for pools of mortgage loans secured by manufactured homes, over the term of the loan.  The interest rate on a GNMA I certificate will equal the interest rate on the mortgage loans included in the pool of mortgage loans underlying the GNMA I certificate, less one-half percentage point per annum of the unpaid principal balance of the mortgage loans.

Mortgage loans underlying a particular GNMA II certificate may have per annum interest rates that vary from each other by up to one percentage point.  The interest rate on each GNMA II certificate will be between one-half percentage point and one and one-half percentage points lower than the highest interest rate on the mortgage loans included in the pool of mortgage loans underlying the GNMA II certificate (except for pools of mortgage loans secured by manufactured homes).

Regular monthly installment payments on each Ginnie Mae certificate will be comprised of interest due as specified on a Ginnie Mae certificate plus the scheduled principal payments on the FHA Loans or VA Loans underlying a Ginnie Mae certificate due on the first day of the month in which the scheduled monthly installments on a Ginnie Mae certificate is due.  Regular monthly installments on each Ginnie Mae certificate are required to be paid to the trustee identified in the related prospectus supplement as registered holder by the 15th day of each month in the case of a GNMA I certificate and are required to be mailed to the Trustee by the 20th day of each month in the case of a GNMA II certificate.  Any principal prepayments on any FHA Loans or VA Loans underlying a Ginnie Mae certificate held in a trust fund or any other early recovery of principal on a loan will be passed through to the trustee identified in the related prospectus supplement as the registered holder of a Ginnie Mae certificate.

Ginnie Mae certificates may be backed by graduated payment mortgage loans or by “buydown” mortgage loans for which funds will have been provided, and deposited into escrow accounts, for application to the payment of a portion of the borrowers’ monthly payments during the early years of the mortgage loan.  Payments due the registered holders of Ginnie Mae certificates backed by pools containing “buydown” mortgage loans will be computed in the same manner as payments derived from other Ginnie Mae certificates and will include amounts to be collected from both the borrower and the related escrow account.  The graduated payment mortgage loans will provide for graduated interest payments that, during the early years of the mortgage loans, will be less than the amount of stated interest on the mortgage loans.  The interest not so paid will be added to the principal of the graduated payment mortgage loans and, together with interest on that interest, will be paid in subsequent years.  The obligations of Ginnie Mae and of a Ginnie Mae issuer/servicer will be the same irrespective of whether the Ginnie Mae certificates are backed by graduated payment mortgage loans or “buydown” mortgage loans.  No statistics comparable to the FHA’s prepayment experience on level payment, non-buydown loans are available in inspect of graduated payment or buydown mortgages.  Ginnie Mae certificates related to a series of certificates may be held in book-entry form.

Fannie Mae.  Fannie Mae is a federally chartered and privately owned corporation organized and existing under the Federal National Mortgage Association Charter Act.  Fannie Mae was originally established in 1938 as a United States government agency to provide supplemental liquidity to the mortgage market and was transformed into a stockholder-owned and privately managed corporation by legislation enacted in 1968.

Fannie Mae provides funds to the mortgage market primarily by purchasing mortgage loans from lenders.  Fannie Mae acquires funds to purchase mortgage loans from many capital market investors that may not ordinarily invest in mortgages.  In so doing, it expands the total amount of funds available for housing.  Operating nationwide, Fannie Mae helps to redistribute mortgage funds from capital-surplus to capital-short areas.

Fannie Mae Certificates.  Fannie Mae certificates are either guaranteed mortgage pass-through certificates or stripped mortgage-backed securities.  The following discussion of Fannie Mae certificates applies equally to both types of Fannie Mae certificates, except as otherwise indicated.  Each Fannie Mae certificate included in the trust fund for a series will represent a fractional undivided interest in a pool of mortgage loans formed by Fannie Mae.  Each pool formed by Fannie Mae will consist of mortgage loans of one of the following types:

·

fixed-rate level installment conventional mortgage loans;

·

fixed-rate level installment mortgage loans that are insured by FHA or partially guaranteed by the VA;

·

adjustable rate conventional mortgage loans; or

·

adjustable rate mortgage loans that are insured by the FHA or partially guaranteed by the VA.

Each mortgage loan must meet the applicable standards set forth under the Fannie Mae purchase program.  Each of those mortgage loans will be secured by a first lien on a one-  to four-family residential property.

Each Fannie Mae certificate will be issued pursuant to a trust indenture.  Original maturities of substantially all of the conventional, level payment mortgage loans underlying a Fannie Mae certificate are expected to be between either 8 to 15 years or 20 to 40 years.  The original maturities of substantially all of the fixed rate level payment FHA Loans or VA Loans are expected to be 30 years.

Mortgage loans underlying a Fannie Mae certificate may have annual interest rates that vary by as much as two percentage points from each other.  The rate of interest payable on a Fannie Mae guaranteed mortgage-backed certificate and the series pass-through rate payable with respect to a Fannie Mae stripped mortgage-backed securities is equal to the lowest interest rate of any mortgage loan in the related pool, less a specified minimum annual percentage representing servicing compensation and Fannie Mae’s guaranty fee.  Under a regular servicing option pursuant to which the mortgagee or other servicer assumes the entire risk of foreclosure losses, the annual interest rates on the mortgage loans underlying a Fannie Mae certificate will be between 50 basis points and 250 basis points greater than the annual pass-through rate, in the case of a Fannie Mae guaranteed mortgage-backed certificate, or the series pass-through rate in the case of a Fannie Mae stripped mortgage-backed security.  Under a special servicing option (pursuant to which Fannie Mae assumes the entire risk for foreclosure losses), the annual interest rates on the mortgage loans underlying a Fannie Mae certificate will generally be between 55 basis points and 255 basis points greater than the annual pass-through rate, in the case of a Fannie Mae guaranteed mortgage-backed certificate, or the series pass-through rate in the case of a Fannie Mae stripped mortgage-backed security.

Fannie Mae guarantees to each registered holder of a Fannie Mae certificate that it will distribute on a timely basis amounts representing that holder’s proportionate share of scheduled principal and interest payments at the applicable pass-through rate provided for by the Fannie Mae certificate on the underlying mortgage loans, whether or not received, and the holder’s proportionate share of the full principal amount of any foreclosed or other finally liquidated mortgage loan, whether or not the principal amount is actually recovered.  The obligations of Fannie Mae under its guarantees are obligations solely of Fannie Mae and are not backed by, nor entitled to, the full faith and credit of the United States.  If Fannie Mae were unable to satisfy its obligations, distributions to holders of Fannie Mae certificates would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, monthly distributions to holders of Fannie Mae certificates would be affected by delinquent payments and defaults on those mortgage loans.

Fannie Mae stripped mortgage-backed securities are issued in series of two or more classes, with each class representing a specified undivided fractional interest in principal distributions and interest distributions, adjusted to the series pass-through rate, on the underlying pool of mortgage loans.  The fractional interests of each class in principal and interest distributions are not identical, but the classes in the aggregate represent 100% of the principal distributions and interest distributions, adjusted to the series pass-through rate, on the respective pool.  Because of the difference between the fractional interests in principal and interest of each class, the effective rate of interest on the principal of each class of Fannie Mae stripped mortgage-backed securities may be significantly higher or lower than the series pass-through rate and/or the weighted average interest rate of the underlying mortgage loans.

Unless otherwise specified by Fannie Mae, Fannie Mae certificates evidencing interests in pools of mortgages formed on or after May 1, 1985 will be available in book-entry form only.  Distributions of principal and interest on each Fannie Mae certificate will be made by Fannie Mae on the 25th day of each month to the persons in whose name the Fannie Mae certificate is entered in the books of the Federal Reserve Banks, or registered on the Fannie Mae certificate register in the case of fully registered Fannie Mae certificates as of the close of business on the last day of the preceding month.  With respect to Fannie Mae certificates issued in book-entry form, distributions on the Fannie Mae certificates will be made by wire, and with respect to fully registered Fannie Mae certificates, distributions on the Fannie Mae certificates will be made by check.

Freddie Mac.  Freddie Mac is a publicly held United States government sponsored enterprise created pursuant to the Federal Home Loan Mortgage Corporation Act, Title III of the Emergency Home Finance Act of 1970, as amended.  The common stock of Freddie Mac is owned by the Federal Home Loan Banks.  Freddie Mac was established primarily for the purpose of increasing the availability of mortgage credit for the financing of urgently needed housing.  It seeks to provide an enhanced degree of liquidity for residential mortgage investments primarily by assisting in the development of secondary markets for conventional mortgages.  The principal activity of Freddie Mac currently consists of the purchase of first lien conventional mortgage loans FHA Loans, VA Loans or participation interests in those mortgage loans and the sale of the loans or participations so purchased in the form of mortgage securities, primarily Freddie Mac certificates.  Freddie Mac is confined to purchasing, so far as practicable, mortgage loans that it deems to be of the quality, type and class which meet generally the purchase standards imposed by private institutional mortgage investors.

Freddie Mac Certificates.  Each Freddie Mac certificate included in a trust fund for a series will represent an undivided interest in a pool of mortgage loans that may consist of first lien conventional loans, FHA Loans or VA Loans.  Freddie Mac certificates are sold under the terms of a mortgage participation certificate agreement.  A Freddie Mac certificate may be issued under either Freddie Mac’s Cash Program or Guarantor Program.  Typically, mortgage loans underlying the Freddie Mac certificates held by a trust fund will consist of mortgage loans with original terms to maturity of between 10 and 40 years.  Each of those mortgage loans must meet the applicable standards set forth in the law governing Freddie Mac.  A Freddie Mac certificate group may include whole loans, participation interests in whole loans and undivided interests in whole loans and/or participations comprising another Freddie Mac certificate group.  Under the guarantor program, any Freddie Mac certificate group may include only whole loans or participation interests in whole loans.

Freddie Mac guarantees to each registered holder of a Freddie Mac certificate the timely payment of interest on the underlying mortgage loans to the extent of the applicable certificate rate on the registered holder’s pro rata share of the unpaid principal balance outstanding on the underlying mortgage loans in the Freddie Mac certificate group represented by a Freddie Mac certificate, whether or not received.  Freddie Mac also guarantees to each registered holder of a Freddie Mac certificate ultimate receipt by a holder of all principal on the underlying mortgage loans, without any offset or deduction, to the extent of that holder’s pro rata share, but does not, except if and to the extent specified in the prospectus supplement for a series, guarantee the timely payment of scheduled principal.  Under Freddie Mac’s Gold PC Program, Freddie Mac guarantees the timely payment of principal based on the difference between the pool factor published in the month preceding the month of distribution and the pool factor published in the related month of distribution.  Pursuant to its guarantees, Freddie Mac indemnifies holders of Freddie Mac certificates against any diminution in principal by reason of charges for property repairs, maintenance and foreclosure.  Freddie Mac may remit the amount due on account of its guarantee of collection of principal at any time after default on an underlying mortgage loan, but not later than (1) 30 days following foreclosure sale, (2) 30 days following payment of the claim by any mortgage insurer, or (3) 30 days following the expiration of any right of redemption, whichever occurs later, but in any event no later than one year after demand has been made upon the mortgagor for accelerated payment of principal.  In taking actions regarding the collection of principal after default on the mortgage loans underlying Freddie Mac certificates, including the timing of demand for acceleration, Freddie Mac reserves the right to exercise its judgment with respect to the mortgage loans in the same manner as for mortgage loans which it has purchased but not sold.  The length of time necessary for Freddie Mac to determine that a mortgage loan should be accelerated varies with the particular circumstances of each mortgagor, and Freddie Mac has not adopted standards which require that the demand be made within any specified period.

Freddie Mac certificates are not guaranteed by the United States or by any Federal Home Loan Bank and do not constitute debts or obligations of the United States or any Federal Home Loan Bank.  The obligations of Freddie Mac under its guarantee are obligations solely of Freddie Mac and are not backed by, nor entitled to, the full faith and credit of the United States.  If Freddie Mac were unable to satisfy its obligations, distributions to holders of Freddie Mac certificates would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, monthly distributions to holders of Freddie Mac certificates would be affected by delinquent payments and defaults on those mortgage loans.

Registered holders of Freddie Mac certificates are entitled to receive their monthly pro rata share of all principal payments on the underlying mortgage loans received by Freddie Mac, including any scheduled principal payments, full and partial prepayments of principal and principal received by Freddie Mac by virtue of condemnation, insurance, liquidation or foreclosure, and repurchases of the mortgage loans by Freddie Mac or by the party that sold the related mortgage loans to Freddie Mac.  Freddie Mac is required to remit each registered Freddie Mac certificateholder’s pro rata share of principal payments on the underlying mortgage loans, interest at the Freddie Mac pass-through rate and any other sums like prepayment fees, within 60 days of the date on which those payments are deemed to have been received by Freddie Mac.

Under Freddie Mac’s Cash Program, with respect to pools formed prior to June 1, 1987, there is no limitation on be amount by which interest rates on the mortgage loans underlying a Freddie Mac certificate may exceed the pass-through rate on the Freddie Mac certificate.  With respect to Freddie Mac certificates issued on or after June 1, 1987, the maximum interest rate on the mortgage loans underlying those Freddie Mac certificates may exceed the pass-through rate of the Freddie Mac certificates by 50 to 100 basis points.  Under that program, Freddie Mac purchases groups of whole mortgage loans from sellers at specified percentages of their unpaid principal balances, adjusted for accrued or prepaid interest, which when applied to the interest rate of the mortgage loans and participations purchased, results in the yield expressed as a percentage required by Freddie Mac.  The required yield, which includes a minimum servicing fee retained by the servicer, is calculated using the outstanding principal balance.  The range of interest rates on the mortgage loans and participations in a Freddie Mac certificate group under the Cash Program will vary since mortgage loans and participations are purchased and assigned to a Freddie Mac certificate group based upon their yield to Freddie Mac rather than on the interest rate on the underlying mortgage loans.

Under Freddie Mac’s Guarantor Program, the pass-through rate on a Freddie Mac certificate is established based upon the lowest interest rate on the underlying mortgage loans, minus a minimum servicing fee and the amount of Freddie Mac’s management and guaranty income as agreed upon between the seller and Freddie Mac.  For Freddie Mac certificate groups formed under the Guarantor Program with certificate numbers beginning with 18-012, the range between the lowest and the highest annual interest rates on the mortgage loans in a Freddie Mac certificate group may not exceed two percentage points.

Freddie Mac certificates duly presented for registration of ownership on or before the last business day of a month are registered effective as of the first day of the month.  The first remittance to a registered holder of a Freddie Mac certificate will be distributed so as to be received normally by the 15th day of the second month following the month in which the purchaser became a registered holder of the Freddie Mac certificates.  Subsequent remittances will be distributed monthly to the registered holder so as to be received normally by the 15th day of each month.  The Federal Reserve Bank of New York maintains book-entry accounts with respect to Freddie Mac certificates sold by Freddie Mac on or after January 2, 1985, and makes payments of principal and interest each month to the registered holders of Freddie Mac certificates in accordance with the holders’ instructions.

Stripped Mortgage-Backed Securities.  Agency securities may consist of one or more stripped mortgage-backed securities, each as described in this prospectus and in the related prospectus supplement.  Each Agency security which consists of one or more stripped mortgage-backed securities will represent an undivided interest in all or part of either the principal distributions or the interest distributions, or in some specified portion of the principal and interest distributions, on particular Freddie Mac, Fannie Mae, Ginnie Mae or other government agency or government-sponsored agency certificates.  The underlying securities will be held under a trust agreement by Freddie Mac, Fannie Mae, Ginnie Mae or another government agency or government-sponsored agency, each as trustee, or by another trustee named in the related prospectus supplement.  Freddie Mac, Fannie Mae, Ginnie Mae or another government agency or government-sponsored agency will guarantee each stripped agency security to the same extent as the applicable entity guarantees the underlying securities backing the stripped agency security, unless otherwise specified in the related prospectus supplement.

Other Agency Securities.  If specified in the related prospectus supplement, a trust fund may include other mortgage pass-through certificates issued or guaranteed by Ginnie Mae, Fannie Mae, Freddie Mac or other government agencies or government-sponsored agencies.  The characteristics of any other mortgage pass-through certificates issued or guaranteed by Ginnie Mae, Fannie Mae, Freddie Mac or other government agencies or government-sponsored agencies will be described in that prospectus supplement.  If so specified, a combination of different types of agency securities may be held in a trust fund.

Private Mortgage-Backed Securities

General.  Private mortgage-backed securities may consist of mortgage pass-through certificates evidencing an undivided interest in an asset pool, or collateralized mortgage obligations secured by an asset pool.  Each asset pool will consist either of loans or mortgage-backed securities that would otherwise qualify for inclusion as trust assets under this prospectus.  Private mortgage-backed securities will have been issued pursuant to an agreement that will be described in the related prospectus supplement.  That agreement will have appointed a trustee to act for the benefit of the PMBS holders.  The PMBS trustee or its agent, or a custodian, will possess the loans underlying the private mortgage-backed security.  Loans underlying a private mortgage-backed security will be serviced by the PMBS servicer directly or by one or more sub-servicers under the supervision of the PMBS servicer.

The issuer of the private mortgage-backed security will be a financial institution or other entity engaged generally in the business of mortgage lending or the acquisition of mortgage loans, a public agency or instrumentality of a state, local or federal government, or a limited purpose or other corporation organized for the purpose of, among other things, establishing trusts and acquiring and selling housing loans to those trusts and selling beneficial interests in those trusts.  If so specified in the prospectus supplement, the PMBS issuer may be an affiliate of the depositor.  If the PMBS issuer is not an affiliate of the depositor, the related private mortgage-backed security:

·

will be acquired in the secondary market and not pursuant to an initial offering of the securities,

·

the related PMBS issuer will generally not be involved in the issuance of the securities other than as set forth in the next two succeeding sentences, and

·

will have previously been registered under the Securities Act of 1933 or will be freely transferable pursuant to Rule 144(k) promulgated under the Securities Act of 1933.

The obligations of the PMBS issuer will generally be limited to representations and warranties with respect to the assets conveyed by it to the related trust.  Unless otherwise specified in the related prospectus supplement, the PMBS issuer will not have guaranteed any of the assets conveyed to the related trust or any of the PMBS.  Additionally, although the mortgage loans underlying the private mortgage-backed securities may be guaranteed by an agency or instrumentality of the United States, the private mortgage-backed securities themselves will not be so guaranteed.

Distributions of principal and interest will be made on the private mortgage-backed securities on the dates specified in the related prospectus supplement.  The private mortgage-backed securities may be entitled to receive nominal or no principal distributions or nominal or no interest distributions.  Principal and interest distributions will be made on the private mortgage-backed securities by the PMBS trustee or the PMBS servicer.  The PMBS issuer or the PMBS servicer may have the right to repurchase assets underlying the private mortgage-backed securities after a specified date or under other circumstances specified in the related prospectus supplement.

Underlying Loans.  The mortgage loans underlying the private mortgage-backed securities may consist of, but are not limited to, fixed rate, level payment, fully amortizing or graduated payment mortgage loans, buydown loans, adjustable rate mortgage loans, loans having balloon or other special payment features, home equity loans, including closed-end loans and revolving lines of credit, home improvement contracts, manufactured housing contracts and cooperative loans.  As described in the prospectus supplement,

·

no mortgage loan underlying the private mortgage-backed securities will have had a combined loan-to-value ratio at origination in excess of the percentage set forth in the related prospectus supplement,

·

the underlying mortgage loan may have had an original term to stated maturity of not less than 5 years and not more than 40 years or any other term specified in the related prospectus supplement,

·

the underlying mortgage loan, other than cooperative loans, may be required to be covered by a standard hazard insurance policy, which may be a blanket policy, and

·

the underlying mortgage loan other than cooperative loans or contracts secured by a manufactured home, may be covered by a Title Insurance policy.

Credit Support Relating to Private Mortgage-Backed Securities.  Credit support in the form of subordination of other private mortgage certificates issued under the same issuance agreement, reserve funds, insurance policies, letters of credit, financial guaranty insurance policies, derivative agreements, guarantees or other types of credit support may be provided with respect to the mortgage loans underlying the PMBS or with respect to the PMBS themselves.

Additional Information.  The prospectus supplement for a series for which the related trust fund includes private mortgage-backed securities will specify:

(1)

the aggregate approximate principal amount and type of the private mortgage-backed securities to be included in the trust fund;

(2)

characteristics of the mortgage loans underlying the private mortgage-backed securities including (A) the payment features of the mortgage loans, (B) the approximate aggregate principal balance, if known, of underlying mortgage loans insured or guaranteed by a governmental entity, (C) the servicing fee or range of servicing fees with respect to the underlying mortgage loans, and (D) the minimum and maximum stated maturities of the underlying mortgage loans at origination;

(3)

the maximum original term-to-stated maturity of the private mortgage-backed securities;

(4)

the weighted average term-to-stated maturity of the private mortgage-backed securities;

(5)

the pass-through or certificate rate of the private mortgage-backed securities;

(6)

the weighted average pass-through or certificate rate of the private mortgage-backed securities;

(7)

the PMBS issuer, the PMBS servicer, and the PMBS trustee for the private mortgage-backed securities;

(8)

characteristics of credit support, if any, such as reserve funds, insurance policies, derivative agreements, letters of credit or guarantees relating to the mortgage loans underlying the private mortgage-backed securities or to the private mortgage-backed securities themselves;

(9)

the terms on which the underlying mortgage loans for the private mortgage-backed securities may, or are required to, be purchased prior to their stated maturity or the stated maturity of the private mortgage-backed securities; and

(10)

the terms on which other mortgage loans may be substituted for those originally underlying the private mortgage-backed securities.

Representations by Sellers or Originators; Repurchases

Each seller or originator of loans that are included in a trust fund for a series of securities will have made representations and warranties in respect of the loans sold by that seller or originated by that originator.  Unless otherwise specified in the related prospectus supplement, the representations and warranties typically include the following:

·

The information set forth in the schedule relating to the loans attached to the applicable sale agreement is true and correct in all material respects;

·

Title Insurance, or in the case of properties located in areas where those policies are generally not available, an attorney’s certificate of title, and any required hazard insurance policy were effective at origination of each loan, other than a cooperative loan, and that each policy, or certificate of title as applicable, remained in effect on the date of purchase of the loan from the originator by the seller or the depositor or from the seller by or on behalf of the depositor;

·

The seller or originator had good title to each loan and that loan was subject to no offsets, defenses, counterclaims or rights of rescission except to the extent that any buydown agreement may forgive some indebtedness of a borrower;

·

Each loan constituted a valid lien on, or a perfected security interest with respect to, the related property, subject only to permissible liens disclosed, if applicable, Title Insurance exceptions, if applicable, and other exceptions described in the related agreement, and that the property was free from damage and was in acceptable condition;

·

There were no delinquent tax or assessment liens against the property;

·

No required payment on a loan was delinquent more than the number of days specified in the related prospectus supplement;

·

Each loan was made in compliance with, and is enforceable under, all applicable local, state and federal laws and regulations in all material respects;

·

The terms of the mortgage note and mortgage have not been impaired, waived, altered or modified in any respect, other than by a written instrument which has been recorded;

·

The related mortgaged property is undamaged by water, fire, earthquake or earth movement, windstorm, flood, tornado or other casualty so as to materially affect adversely the value of the mortgaged property;

·

The mortgage or mortgage note contains an enforceable provision, to the extent not prohibited by law, for the acceleration of the payment of the unpaid principal balance of the mortgage loan in the event that the related mortgaged property is sold or transferred without the prior written consent of the mortgagee;

·

All provisions of any primary mortgage insurance policies have been and are being complied with; and

·

The mortgage has not been satisfied, cancelled, subordinated or rescinded, in whole or in part, and the related mortgage property has not been released from the lien of the mortgage, in whole or in part, nor has any instrument been executed that would effect any such satisfaction, release, cancellation, subordination or rescission.

However, the prospectus supplement relating to a series of securities may contain additional or different representations and warranties for the loans in the related trust fund.

If so specified in the related prospectus supplement, the representations and warranties of a seller or originator in respect of a loan will be made not as of the cut-off date but as of the closing date or the date on which the applicable originator sold the loan to the seller or the depositor or the applicable seller sold the loan to the depositor or one of its affiliates.  Under those circumstances, a substantial period of time may have elapsed between the sale date and the date of initial issuance of the series of securities evidencing an interest in the loan.  Since the representations and warranties of a seller or originator do not address events that may occur following the sale of a loan by that seller or originator, its repurchase obligation described in this prospectus will not arise if the relevant event that would otherwise have given rise to a repurchase obligation with respect to a loan occurs after the date of sale of the loan by the applicable originator or seller.  However, the depositor will not include any loan in the trust fund for any series of securities if anything has come to the depositor’s attention that would cause it to believe that the representations and warranties of a seller or originator will not be accurate and complete in all material respects in respect of the loan as of the date of initial issuance of the related series of securities.  If the master servicer is also a seller or originator of loans with respect to a particular series of securities, the representations will be in addition to the representations and warranties made by the master servicer in its capacity as a master servicer.

The master servicer or the trustee, if the master servicer is also the seller or originator, will promptly notify the relevant seller or originator of any breach of any representation or warranty made by it in respect of a loan which materially and adversely affects the interests of the securityholders in the loan.  If the applicable seller or originator cannot cure a breach within the time period specified in the related prospectus supplement following notice from the master servicer or the trustee, as the case may be, then that seller or originator will be obligated either (1) to repurchase the loan from the trust fund at a price equal to 100% of its unpaid principal balance as of the date of the repurchase plus accrued interest on the unpaid principal balance to the first day of the month following the month of repurchase at the loan interest rate, less any advances or amount payable as related servicing compensation if the seller or originator is the master servicer, or (2) substitute for the loan a replacement loan that satisfies the criteria specified in the related prospectus supplement.  If a REMIC election is to be made with respect to a trust fund, the master servicer or a holder of the related residual certificate generally will be obligated to pay any prohibited transaction tax which may arise in connection with any repurchase or substitution and the trustee must have received a satisfactory opinion of counsel that the repurchase or substitution will not cause the trust fund to lose its status as a REMIC or otherwise subject the trust fund to a prohibited transaction tax.  The master servicer may be entitled to reimbursement for any payment from the assets of the related trust fund or from any holder of the related residual certificate.  See “Description of the Securities—General.” Except in those cases in which the master servicer is the seller or originator, the master servicer will be required under the applicable agreement to enforce this obligation for the benefit of the trustee and the holders of the securities, following the practices it would employ in its good faith business judgment were it the owner of the loan.  This repurchase or substitution obligation will constitute the sole remedy available to holders of securities or the trustee for a breach of representation by a seller or originator.

Neither the depositor nor the master servicer, unless the master servicer is the seller or originator, will be obligated to purchase or substitute a loan if a seller or originator defaults on its obligation to do so, and no assurance can be given that sellers or originators will carry out their respective repurchase or substitution obligations with respect to loans.  However, to the extent that a breach of a representation and warranty of a seller or originator may also constitute a breach of a representation made by the master servicer, the master servicer may have a repurchase or substitution obligation as described under “The Agreements—Assignment of Trust Fund Assets.”

Substitution of Trust Fund Assets

Substitution of trust fund assets will be permitted in the event of breaches of representations and warranties with respect to any original trust fund asset or in the event the documentation with respect to any trust fund asset is determined by the trustee to be incomplete.  The period during which the substitution will be permitted will be indicated in the related prospectus supplement.  Substitution of trust fund assets will be permitted if, among other things, the credit criteria relating to the origination of the initial trust fund assets is substantially equivalent to the credit criteria relating to the origination of the substitute trust fund assets.  The related prospectus supplement will describe any other conditions upon which trust fund assets may be substituted for trust fund assets initially included in the trust fund.

Use of Proceeds

The depositor will apply all or substantially all of the net proceeds from the sale of each series of securities for one or more of the following purposes:

·

to purchase the related trust fund assets;

·

to establish any pre-funding account, capitalized interest account or reserve account as described in the related prospectus supplement; and

·

to pay the costs of structuring and issuing the securities, consisting generally of legal, accounting and rating agency fees and the costs of obtaining any credit enhancement as described under “Credit Enhancement”.

The depositor expects to sell securities in series from time to time, but the timing and amount of offerings of securities will depend on a number of factors, including the volume of trust fund assets acquired by the depositor, prevailing interest rates, availability of funds and general market conditions.

The Depositor

J.P. Morgan Acceptance Corporation I, a Delaware corporation incorporated on June 27, 1988, is a direct, wholly-owned subsidiary of JPMorgan Securities Holdings LLC and will act as the depositor for the trust with respect to each series of securities.  The principal executive offices of the depositor are located at 270 Park Avenue, New York, New York 10017.  As depositor it will establish the trust and will be the party that deposits, sells or otherwise conveys the trust fund assets to the trust.  Its telephone number is (212) 270-8863.

The depositor has been engaged in the securitization of loans, contracts and mortgage-backed securities since its incorporation.  The depositor is generally engaged in the business of acting as depositor of one or more trusts that issues series of notes, bonds or other evidence or indebtedness and certificates that are secured by or represent interests in the assets of a trust fund.  The depositor is also generally engaged in acquiring, owning, holding and pledging as collateral and otherwise dealing with loans and mortgaged-backed securities.  The depositor acquires the loans and mortgaged-backed securities for inclusion in a securitization from the sponsor, or if specified in the prospectus supplement, from another seller, in each case in privately negotiated transactions.

The certificate of incorporation of the depositor provides that the depositor may not conduct any activities other than those related to issuing and selling one or more series of securities, acquiring and selling loans and mortgage-backed securities, serving as depositor of the trusts and engaging in activities incidental to the foregoing.

The depositor will have limited obligations with respect to a series of securities.  The depositor will obtain representations and warranties from the originators, sponsor or other sellers regarding the assets included in the related trust fund.  The depositor will also assign to the trustee for the related series the depositor’s rights with respect to those representations and warranties.  See “The Agreements  -Assignment of the Trust Fund Assets.”  In addition, after the issuance of a series of securities, the depositor may have limited obligations with respect to that series which may include making filings necessary to maintain the perfected status of a trustee’s securities interest or lien on the related assets, appointing a successor master servicer, securities administrator, trustee or other transaction participant that resigns or is otherwise removed, preparation of any reports filed under the Exchange Act and providing notices and other information to certain parties under the operative agreements.

The depositor does not have, nor is it expected in the future to have, any significant assets.  Neither the depositor nor any of the depositor’s affiliates will insure or guarantee distributions on the securities of any series.

The Sponsor

General

Unless otherwise specified in the prospectus supplement, J.P. Morgan Mortgage Acquisition Corp. will act as sponsor of the trust fund.  Any other entity that acts as sponsor instead of J.P. Morgan Mortgage Acquisition Corp. will be described in the related prospectus supplement.  A sponsor will organize and initiate a securitization by selling or otherwise transferring assets directly or indirectly, through an affiliate, to the depositor for sale or transfer to a trust.

JPMAC, a Delaware corporation incorporated on July 12, 2002, is a direct, wholly-owned subsidiary of JPMorgan Chase Bank, N.A.  The principal executive offices of the sponsor are located at 270 Park Avenue, New York, New York 10017.  Its telephone number is (212) 270-8863.

Securitization Activities of the Sponsor

JPMAC has been engaged in the securitization of assets since its incorporation.  In connection with these activities, JPMAC uses special purpose entities, such as the depositor, primarily for (but not limited to) the securitization of commercial and residential mortgages and home equity loans.

During fiscal years 2006, 2005 and 2004, JPMAC securitized approximately $40,639,100,533, $24,053,832,713 and $4,510,234,249 of residential mortgages, respectively.  No securitizations sponsored by JPMAC have defaulted or experienced an early amortization or trigger event.

Through its affiliates, JPMAC services and master services loans.  If specified in the prospectus supplement, a trust may include loans serviced and master serviced by one or more of these affiliates.

In the normal course of its securitization program, JPMAC acquires loans from third party originators and through its affiliates.  Employees of JPMAC or its affiliates structure securitization transactions in which the loans are sold to the depositor.  In consideration for the Assets which JPMAC sells to the depositor, the depositor issues the securities supported by the cash flows generated by the Assets.

Pursuant to the agreement conveying Assets from JPMAC to the depositor, JPMAC may make representations and warranties regarding the Assets.  If it is later determined that the Assets fail to conform to the specified representations and warranties, JPMAC may have an obligation to repurchase such Assets from the depositor (or directly from the trustee) or it may have an obligation to indemnify the depositor (or the trustee) against any losses on the Assets.  To the extent Assets being securitized have been originated by third parties, JPMAC will generally obtain appropriate representations and warranties from such third parties upon the acquisition of such Assets and will assign its rights under these representations and warranties for the benefit of the depositor (or the trustee).  See The Trust Fund — Representations by Seller or Originators; Repurchases”.

Description of the Securities

Each series of certificates will be issued pursuant to separate pooling and servicing agreements or trust agreements among the depositor and the entities named in the related prospectus supplement as master servicer and trustee.  A form of each of the pooling and servicing agreement and trust agreement has been filed as an exhibit to the registration statement of which this prospectus forms a part.  Each series of notes will be issued pursuant to an indenture between the related trust fund and the entity named in the related prospectus supplement as indenture trustee, and the related loans will be serviced by the master servicer pursuant to a master servicing agreement or a sale and servicing agreement.  A form of indenture and a form of master servicing agreement have been filed as exhibits to the registration statement of which this prospectus forms a part.  A series of securities may consist of both notes and certificates.  The provisions of each of the above agreements will vary depending upon the nature of the securities to be issued and the nature of the related trust fund.  The following are descriptions of the material provisions which may appear in any of the above agreements.  The prospectus supplement for a series of securities will describe more fully the provisions of the agreements for the related series.  The descriptions are subject to, and are qualified in their entirety by reference to, all of the provisions of the agreements for each series of securities and the applicable prospectus supplement.

General

The securities of each series will be issued in book-entry or fully registered form, in the authorized denominations specified in the related prospectus supplement.  If the securities are certificates, they will evidence specified beneficial ownership interests in the assets of the related trust fund.  If the securities are notes, they will be debt obligations secured by the assets of the related trust fund.  The securities generally will not be entitled to payments in respect of the assets included in any other trust fund established by the depositor.  However, if so specified in the related prospectus supplement, the securities may be entitled to payments in respect of the assets of other trust funds established by the depositor.  In general, the securities will not represent obligations of the depositor or any affiliate of the depositor.  A trust fund may include loans that are guaranteed or insured as set forth in the related prospectus supplement.  Each trust fund will consist of, to the extent provided in the related agreement:

·

the trust fund assets that are included from time to time in the related trust fund, exclusive of any retained interest described in the related prospectus supplement, including all payments of interest and principal received after the cut-off date with respect to the loans included in the trust fund assets to the extent not applied in computing the principal balance of the loans as of the cut-off date;

·

the assets that from time to time have been deposited in the related security account, as described in this prospectus under “The Agreements—Payments on Loans; Deposits to Security Account”;

·

property which secured a loan and which is acquired on behalf of the securityholders by foreclosure or deed in lieu of foreclosure; and

·

any insurance policies or other forms of credit enhancement required to be maintained pursuant to the related agreement.

If so specified in the related prospectus supplement, a trust fund may also include one or more of the following: reinvestment income on payments received on the trust fund assets, a reserve account, a mortgage pool insurance policy, a special hazard insurance policy, a bankruptcy bond, one or more letters of credit, a surety bond, guaranties or similar instruments or other agreements.

Each series of securities will be issued in one or more classes.  Each class of certificates of a series will evidence beneficial ownership of a specified percentage or portion of future interest and principal payments on the related trust fund assets.  A class of certificates may represent different specified percentages or portions of interest and principal payments on the related trust fund assets.  In each case, that percentage or portion may be zero or may represent any other specified interest up to and including 100%, as specified in the related prospectus supplement.  Each class of notes of a series will be secured by the related trust fund assets.  A series of securities may include one or more classes that are senior in right to payment to one or more other classes of securities of the series.  A series or classes of securities may be covered by insurance policies, surety bonds or other forms of credit enhancement, in each case as described under “Credit Enhancement” and in the related prospectus supplement.  One or more classes of securities of a series may be entitled to receive distributions of principal, interest or any combination of principal or interest.  Distributions on one or more classes of a series of securities may be made prior to one or more other classes, after the occurrence of specified events, in accordance with a schedule or formula or on the basis of collections from designated portions of the related trust fund assets, in each case as specified in the related prospectus supplement.  The timing and amounts of distributions may vary among classes or over time as specified in the related prospectus supplement.

Distributions of principal and interest or of principal only or interest only, as applicable, on the related securities will be made by the trustee on each distribution date, which may be monthly, quarterly, semi-annually or at other intervals and on the dates as are specified in the related prospectus supplement.  Distributions of principal and interest or of principal only or interest only, as applicable, will be made in proportion to the percentages specified in the related prospectus supplement.  Distributions will be made to the persons in whose names the securities are registered at the close of business on the related record date specified in the related prospectus supplement.  Distributions will be made in the manner specified in the related prospectus supplement to the persons entitled to distributions at the address appearing in the security register; provided, however, that the final distribution in retirement of the securities will be made only upon presentation and surrender of the securities at the office or agency of the trustee or other person specified in the notice to securityholders of that final distribution.

The securities will be freely transferable and exchangeable at the corporate trust office of the trustee as set forth in the related prospectus supplement.  No service charge will be made for any registration of exchange or transfer of securities of any series, but the trustee may require payment of a sum sufficient to cover any related tax or other governmental charge.

Under current law the purchase and holding of a class of securities by or on behalf of any employee benefit plan or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds in which those plans, accounts or arrangements are invested, subject to provisions of ERISA or the Internal Revenue Code, could result in prohibited transactions, within the meaning of ERISA and the Internal Revenue Code.  See “ERISA Considerations.” Each prospectus supplement may identify one or more classes of securities that are restricted from purchases by plans.  The transfer of securities of a restricted class will not be registered unless the transferee (i) represents that it is not, and is not purchasing on behalf of, any plan, account or arrangement or (ii) provides an opinion of counsel satisfactory to the trustee and the depositor that the purchase of securities of that class by or on behalf of that plan, account or arrangement is permissible under applicable law and will not subject the trustee, the master servicer or the depositor to any obligation or liability in addition to those undertaken in the agreements.  If the restricted class of securities is held in book-entry form, the conditions in the preceding sentence may be deemed satisfied by the transferee’s acceptance of the security.

As to each series, an election may be made to treat the related trust fund or designated portions of the trust fund as a REMIC as defined in the Internal Revenue Code.  The related prospectus supplement will specify whether a REMIC election is to be made.  Alternatively, the agreement for a series may provide that a REMIC election may be made at the discretion of the depositor or the master servicer and may only be made if specified conditions are satisfied.  As to any of those series, the terms and provisions applicable to the making of a REMIC election will be set forth in the related prospectus supplement.  If a REMIC election is made with respect to a series, one of the classes will be designated as evidencing the sole class of “residual interests” in the related REMIC, as defined in the Internal Revenue Code.  All other classes of securities in that series will constitute “regular interests” in the related REMIC, as defined in the Internal Revenue Code.  As to each series with respect to which a REMIC election is to be made, the trustee, the master servicer or a holder of the related residual certificate will be obligated to take all actions required in order to comply with applicable laws and regulations and will be obligated to pay any prohibited transaction taxes.  The trustee or the master servicer may be entitled to reimbursement for any payment in respect of prohibited transaction taxes from the assets of the trust fund or from any holder of the related residual certificate if so specified in the related prospectus supplement.

Distributions on Securities

General.  In general, the method of determining the amount of distributions on a particular series of securities will depend on the type of credit support, if any, that is used with respect to the series.  See “Credit Enhancement.” Set forth below are descriptions of various methods that may be used to determine the amount of distributions on the securities of a particular series.  The prospectus supplement for each series of securities will describe the method to be used in determining the amount of distributions on the securities of that series.

Distributions allocable to principal and interest on the securities will be made by the trustee out of, and only to the extent of, funds in the related security account, including any funds transferred from any reserve account.  As between securities of different classes and as between distributions of principal, and, if applicable, between distributions of principal prepayments and scheduled payments of principal, and interest, distributions made on any distribution date will be applied as specified in the related prospectus supplement.  The prospectus supplement will also describe the method for allocating the distributions among securities of a particular class.

Available Funds.  All distributions on the securities of each series on each distribution date will be made from the available funds, in accordance with the terms described in the related prospectus supplement and specified in the agreement.  Available funds for each distribution date will generally equal the amount on deposit in the related security account allocable to the securities of that series on that distribution date, net of related fees and expenses payable by the related trust fund, other than amounts to be held in that security account for distribution on future distribution dates.  Distributions on any class of securities in a series may also be made from amounts received in respect of any derivative agreement with respect to such class.

Distributions of Interest.  Interest will accrue on each class of securities entitled to interest at the interest rate specified in the related prospectus supplement.  In any case, the rate will be a fixed rate per annum or a variable rate calculated in the method and for the periods described in the related prospectus supplement.  To the extent funds are available, interest accrued during the specified period on each class of securities entitled to interest, other than a class of securities that provides for interest that accrues, but is not currently payable will be distributable on the distribution dates specified in the related prospectus supplement until the aggregate class security balance of the securities of that class has been distributed in full or, in the case of securities entitled only to distributions allocable to interest, until the aggregate notional amount of those securities is reduced to zero or for the period of time designated in the related prospectus supplement.  The original class security balance of each security will equal the aggregate distributions allocable to principal to which that security is entitled.  Distributions allocable to interest on each security that is not entitled to distributions allocable to principal will be calculated based on the notional amount of that security.  The notional amount of a security will not evidence an interest in or entitlement to distributions allocable to principal but will be used solely for convenience in expressing the calculation of interest and for other specified purposes.

Interest payable on the securities of a series on a distribution date will include all interest accrued during the period specified in the related prospectus supplement.  In the event interest accrues over a period ending two or more days prior to a distribution date, the effective yield to securityholders will be reduced from the yield that would otherwise be obtainable if interest payable on the security were to accrue through the day immediately preceding that distribution date, and the effective yield at par to securityholders will be less than the indicated coupon rate.

Distributions of Principal.  The related prospectus supplement will specify the method by which the amount of principal to be distributed on the securities on each distribution date will be calculated and the manner in which that amount will be allocated among the classes of securities entitled to distributions of principal.  The aggregate class security balance of any class of securities entitled to distributions of principal generally will be the aggregate original class security balance of that class of securities specified in the related prospectus supplement, reduced by all distributions reported to the holders of that securities as allocable to principal and, (1) in the case of accrual securities, unless otherwise specified in the related prospectus supplement, increased by all interest accrued but not then distributable on the accrual securities and (2) in the case of adjustable rate securities, reduced by the effect of negative amortization, if applicable.

If so provided in the related prospectus supplement, one or more classes of securities will be entitled to receive all or a disproportionate percentage of the payments of principal which are received from borrowers, including principal prepayments, which are received in advance of their scheduled due dates and are not accompanied by amounts representing scheduled interest due after the month of those payments in the percentages and under the circumstances or for the periods specified in the prospectus supplement.  Any allocation of those principal payments to a class or classes of securities will have the effect of accelerating the amortization of those securities while increasing the interests evidenced by one or more other classes of securities in the trust fund.  Increasing the interests of the some classes of securities relative to that of other securities is intended to preserve the availability of the subordination provided by the other securities.  See “Credit Enhancement—Subordination.”

Unscheduled Distributions.  If specified in the related prospectus supplement, the securities may receive distributions before the next scheduled distribution date under the circumstances and in the manner described in this prospectus and in that prospectus supplement.  If applicable, the trustee will be required to make unscheduled distributions on the day and in the amount specified in the related prospectus supplement if, due to substantial payments of principal, including principal prepayments, on the trust fund assets, the trustee or the master servicer determines that the funds available or anticipated to be available from the security account and, if applicable, any reserve account, may be insufficient to make required distributions on the securities on the related distribution date.  Typically, the amount of any unscheduled distribution that is allocable to principal will not exceed the amount that would otherwise have been required to be distributed as principal on the securities on the next distribution date; however, if so specified in the related prospectus supplement, it may.  The unscheduled distributions may or may not include interest at the applicable pass-through rate, if any, or interest rate, if any, on the amount of the unscheduled distribution allocable to principal for the period and to the date specified in that prospectus supplement.

Advances

If so specified in the related prospectus supplement, the master servicer will be required to advance on or before each distribution date from its own funds, funds advanced by sub-servicers or funds held in the security account for future distributions to the holders of securities of the related series, an amount equal to the aggregate of payments of interest and/or principal that were delinquent on the date specified in the related prospectus supplement and were not advanced by any sub-servicer, net of the servicing fee.  The master servicer will make advances if the master servicer determines that those advances may be recoverable out of late payments by borrowers, liquidation proceeds, insurance proceeds or otherwise.  In the case of cooperative loans, the master servicer also may be required to advance any unpaid maintenance fees and other charges under the related proprietary leases as specified in the related prospectus supplement.  In addition, to the extent provided in the related prospectus supplement, a cash account may be established to provide for advances to be made in the event of payment defaults or collection shortfalls on trust fund assets.

In making advances, the master servicer will endeavor to maintain a regular flow of scheduled interest and principal payments to holders of the securities, rather than to guarantee or insure against losses.  If advances are made by the master servicer from cash being held for future distribution to securityholders, the master servicer will replace those funds on or before any future distribution date to the extent that funds in the applicable security account on that distribution date would be less than the amount required to be available for distributions to securityholders on that date.  Any master servicer funds advanced will be reimbursable to the master servicer out of recoveries on the specific loans with respect to which the advances were made, e.g., late payments made by the related borrower, any related insurance proceeds, liquidation proceeds or proceeds of any loan purchased by the depositor, a sub-servicer or a seller pursuant to the related agreement.  Advances by the master servicer, and any advances by a sub-servicer, also will be reimbursable to the master servicer, or sub-servicer, from cash otherwise distributable to securityholders, including the holders of senior securities, to the extent that the master servicer determines that any advances previously made are not ultimately recoverable as described above.  To the extent provided in the related prospectus supplement, the master servicer also will be obligated to make advances, to the extent recoverable out of insurance proceeds, liquidation proceeds or otherwise, in respect of taxes and insurance premiums not paid by borrowers on a timely basis.  Funds so advanced are reimbursable to the master servicer to the extent permitted by the related agreement.  The obligations of the master servicer to make advances may be supported by a cash advance reserve fund, a surety bond or other arrangement, in each case as described in the related prospectus supplement.

If so specified in the related prospectus supplement, in the event the master servicer or a sub-servicer fails to make a required advance, the trustee will be obligated to make an advance in its capacity as successor servicer.  If the trustee makes an advance, it will be entitled to be reimbursed for that advance to the same extent and degree as the master servicer or a sub-servicer is entitled to be reimbursed for advances.  See “—Distributions on Securities” above.

Reports to Securityholders

Prior to or concurrently with each distribution on a distribution date, the master servicer or the trustee will furnish to each securityholder of record of the related series a statement setting forth, to the extent applicable to that series of securities, among other things:

·

the amount of the distribution allocable to principal, separately identifying the aggregate amount of any principal prepayments and if so specified in the related prospectus supplement, any applicable prepayment penalties included in that distribution;

·

the amount of the distribution allocable to interest and how it was calculated;

·

the amount of any unpaid interest shortfall;

·

the amount of any advance;

·

the aggregate amount (1) otherwise allocable to the subordinated securityholders on that distribution date, or (2) withdrawn from the reserve account, if any, that is included in the amounts distributed to the senior securityholders;

·

the outstanding principal balance or notional amount of each class of the related series after giving effect to the distribution of principal on that distribution date;

·

the outstanding principal balance for any pool and the principal balance of the loans in any pool at the end of the related prepayment period, and the applicable net mortgage rate of the loans in any pool at the beginning of the related due period;

·

the percentage of principal payments on the loans, excluding prepayments, if any, which each class will be entitled to receive on the following distribution date;

·

the percentage of principal prepayments on the loans, if any, which each class will be entitled to receive on the following distribution date;

·

the related amount of the servicing compensation retained or withdrawn from the security account by the master servicer, and the amount of additional servicing compensation received by the master servicer attributable to penalties, fees, excess liquidation proceeds and other similar charges and items;

·

the number and aggregate principal balances of loans that are either delinquent, but not in foreclosure or are in foreclosure, (1) 1 to 30 days, (2) 31 to 60 days, (3) 61 to 90 days and (4) 91 or more days, as of the close of business on the last day of the calendar month preceding that distribution date;

·

with respect to any pool, the cumulative amount of realized losses incurred since the closing date;

·

the book value of any real estate acquired through foreclosure or grant of a deed in lieu of foreclosure;

·

the pass-through rate or interest rate, as applicable, if adjusted from the date of the last statement, of any class expected to be applicable to the next distribution to that class;

·

if applicable, the amount remaining in any reserve account at the close of business on the distribution date;

·

the pass-through rate or interest rate, as applicable, as of the day prior to the immediately preceding distribution date; and

·

any amounts remaining under letters of credit, pool policies or other forms of credit enhancement.

Where applicable, any amount set forth above may be expressed as a dollar amount per single security of the relevant class having the percentage interest specified in the related prospectus supplement.  The report to securityholders for any series of securities may include additional or other information of a similar nature to that specified above.

In addition, within a reasonable period of time after the end of each calendar year, the master servicer or the trustee will mail to each securityholder of record at any time during that calendar year a report (a) as to the aggregate of amounts reported pursuant to (1) and (2) above for that calendar year or, in the event that person was a securityholder of record during a portion of that calendar year, for the applicable portion of that year and (b) any other customary information as may be deemed necessary or desirable for securityholders to prepare their tax returns.

Categories of Classes of Securities

The securities of any series may be comprised of one or more classes.  Classes of securities, in general, fall into different categories.  The following chart identifies and generally describes the more typical categories.  The prospectus supplement for a series of securities may identify the classes which comprise that series by reference to the following categories.

Categories of Classes

Principal Types

Accretion Directed

A class that receives principal payments from the accreted interest from specified accrual classes.  An accretion directed class also may receive principal payments from principal paid on the underlying trust fund assets for the related series.

Component Securities

A class consisting of components.  The components of a class of component securities may have different principal and/or interest payment characteristics but together constitute a single class.  Each component of a class of component securities may be identified as falling into one or more of the categories in this chart.

Lockout/NAS Securities

A class that will not be entitled to payments of principal for a specified number of distribution dates following the related closing date.

Notional Amount Securities

A class having no principal balance and bearing interest on a notional amount.  The notional amount is used for purposes of the determination of interest distributions.

Planned Principal Class or PACs

A class that is designed to receive principal payments using a predetermined principal balance schedule derived by assuming two constant prepayment rates for the underlying trust fund assets.  These two rates are the endpoints for the “structuring range” for the planned principal class.  The planned principal classes in any series of securities may be subdivided into different categories—e.g., primary planned principal classes, secondary planned principal classes and so forth—having different effective structuring ranges and different principal payment priorities.  The structuring range for the secondary planned principal class of a series of securities will be narrower than that for the primary planned principal class of that series.

Scheduled Principal Class

A class that is designed to receive principal payments using a predetermined principal balance schedule but is not designated as a planned principal class or targeted principal class.  In many cases, the schedule is derived by assuming two constant prepayment rates for the underlying trust fund assets.  These two rates are the endpoints for the “structuring range” for the scheduled principal class.

Senior Support Class

A class of senior securities that will be allocated any realized losses that would otherwise be allocated to the related Super Senior Class until the principal balance of such Senior Support Class has been reduced to zero.

Sequential Pay Class

Classes that receive principal payments in a prescribed sequence, that do not have predetermined principal balance schedules and that under all circumstances receive payments of principal continuously from the first distribution date on which they receive principal until they are retired.  A single class that receives principal payments before or after all other classes in the same series of securities may be identified as a sequential pay class.

Strip

A class that receives a constant proportion, or “strip,” of the principal payments on the underlying trust fund assets.

Super Senior Class

A class of senior securities for which any realized losses that would otherwise be allocated to such class will instead be allocated to the related Senior Support Class until the principal balance of such Senior Support Class has been reduced to zero.

Support Class or Companion Class

A class that receives principal payments on any distribution date only if scheduled payments have been made on specified planned principal classes, targeted principal classes and/or scheduled principal classes on that distribution date.

Targeted Principal Class or TACs

A class that is designed to receive principal payments using a predetermined principal balance schedule derived by assuming a single constant prepayment rate for the underlying trust fund assets.

Interest Types

Fixed Rate

A class with an interest rate that is fixed throughout the life of that class.

Floating Rate

A class with an interest rate that resets periodically based upon a designated index and that varies directly with changes in that index as specified in the related prospectus supplement.  Interest payable to a floating rate class on a distribution date may be subject to a cap based on the amount of funds available to pay interest on that distribution date.

Inverse Floating Rate

A class with an interest rate that resets periodically based upon a designated index as specified in the related prospectus supplement and that varies inversely with changes in that index.

Variable Rate

A class with an interest rate that resets periodically and is calculated by reference to the rate or rates of interest applicable to specified assets or instruments—e.g., the loan rates borne by the underlying loans.

Auction Rate

A class with an interest rate that resets periodically to an auction rate that is calculated on the basis of auction procedures described in the related prospectus supplement.

Interest Only

A class that receives some or all of the interest payments made on the underlying trust fund assets or other assets of the trust fund and little or no principal.  Interest only classes have either a nominal principal balance or a notional amount.  A nominal principal balance represents actual principal that will be paid on the class.  It is referred to as nominal since it is extremely small compared to other classes.  A notional amount is the amount used as a reference to calculate the amount of interest due on an interest only class that is not entitled to any distributions in respect of principal.

Principal Only

A class that does not bear interest and is entitled to receive distributions in respect of principal only.

Partial Accrual

A class that accretes a portion of the amount of accrued interest with respect to that class.  The accreted interest will not be distributed but will instead be added to the principal balance of that class on each applicable distribution date, with the remainder of the accrued interest to be distributed currently as interest on that class.  This partial accrual without distribution may continue until a specified event has occurred or until the partial accrual class is retired.

Accrual

A class that accretes the full amount of accrued interest with respect to that class.

The accreted interest will not be distributed but will instead be added as principal to the principal balance of that class on each applicable distribution date.  This accrual without distribution may continue until some specified event has occurred or until the accrual class is retired.

Indices Applicable to Floating Rate and Inverse Floating Rate Classes

The indices applicable to floating rate and inverse floating rate classes will be LIBOR, COFI, the Treasury Index, the Prime Rate, the Federal Funds Rate, the CMT Rate, in each case calculated as described in this prospectus or any other index on debt described in the related prospectus supplement; provided however, that no index will be a commodities or securities index.

LIBOR

On the date specified in the related prospectus supplement for any class of securities the interest rate of which is determined by reference to an index designated as LIBOR, the calculation agent designated in the prospectus supplement will determine LIBOR for the related interest accrual period.  On that determination date, the calculation agent will determine the quotations, as of 11:00 a.m., London time, offered by the principal London office of each of the designated reference banks meeting the criteria set forth below, for making one-month, six-month or one-year, as applicable, United States dollar deposits in the London Interbank market.  The calculation agent will determine those quotations by reference to the Reuters Screen LIBOR Page, as defined in the International Swap Dealers Association, Inc.  Code of Standard Wording, Assumptions and Provisions for Swaps, 1986 Edition, or to the Telerate Screen Page 3750.  In lieu of relying on the quotations for those reference banks that appear at that time on the Reuters Screen LIBOR Page or on the Telerate Screen Page 3750, the calculation agent may request each of the reference banks to provide offered quotations at that time.

LIBOR will be established as follows:

(a)

If on any LIBOR determination date two or more reference banks provide offered quotations, LIBOR for the next interest accrual period shall be the arithmetic mean of the offered quotations (rounded upwards if necessary to the nearest whole multiple of 1/32%).

(b)

If on any LIBOR determination date only one or none of the reference banks provides offered quotations, LIBOR for the next interest accrual period shall be whichever is the higher of (1) LIBOR as determined on the previous LIBOR determination date or (2) the reserve interest rate, which is the rate per annum which the calculation agent determines to be either (a) the arithmetic mean, rounded upwards if necessary to the nearest whole multiple of 1/32%, of the one-month United States dollar lending rates that New York City banks selected by the calculation agent are quoting, on the relevant LIBOR determination date, to the principal London offices of at least two of the reference banks to which quotations are, in the opinion of the calculation agent, being so made, or (b) in the event that the calculation agent can determine no arithmetic mean, the lowest one-month United States dollar lending rate which New York City banks selected by the calculation agent are quoting on the LIBOR determination date to leading European banks.

(c)

If on any LIBOR determination date for a class specified in the related prospectus supplement, the calculation agent is required but is unable to determine the reserve interest rate in the manner provided in paragraph (b) above, LIBOR for the next interest accrual period shall be LIBOR as determined on the preceding LIBOR determination date, or, in the case of the first LIBOR determination date, LIBOR shall be deemed to be the per annum rate specified as such in the related prospectus supplement.

Each reference bank (1) shall be a leading bank engaged in transactions in Eurodollar deposits in the international Eurocurrency market; (2) shall not control, be controlled by, or be under common control with the calculation agent; and (3) shall have an established place of business in London.  If any reference bank should be unwilling or unable to act or if appointment of any reference bank is terminated, another leading bank meeting the criteria specified above will be appointed.

The establishment of LIBOR on each LIBOR determination date by the calculation agent and its calculation of the rate of interest for the applicable classes for the related interest accrual period shall, in the absence of manifest error, be final and binding.

COFI

On the date specified in the related prospectus supplement for any class of securities the interest rate of which is determined by reference to an index designated as COFI, the calculation agent designated in the prospectus supplement will ascertain the Eleventh District Cost of Funds Index for the related interest accrual period.  The Eleventh District Cost of Funds Index is designed to represent the monthly weighted average cost of funds for savings institutions in Arizona, California and Nevada that are member institutions of the Eleventh Federal Home Loan Bank District.  The Eleventh District Cost of Funds Index for a particular month reflects the interest costs paid on all types of funds held by Eleventh District member institutions and is calculated by dividing the cost of funds by the average of the total amount of those funds outstanding at the end of that month and of the prior month and annualizing and adjusting the result to reflect the actual number of days in the particular month.  If necessary, before these calculations are made, the component figures are adjusted by the Federal Home Loan Bank of San Francisco, or FHLBSF, to neutralize the effect of events such as member institutions leaving the Eleventh District or acquiring institutions outside the Eleventh District.  The Eleventh District Cost of Funds Index is weighted to reflect the relative amount of each type of funds held at the end of the relevant month.  The major components of funds of Eleventh District member institutions are:

·

savings deposits,

·

time deposits,

·

FHLBSF advances,

·

repurchase agreements, and

·

all other borrowings.

Because the component funds represent a variety of maturities whose costs may react in different ways to changing conditions, the Eleventh District Cost of Funds Index does not necessarily reflect current market rates.

A number of factors affect the performance of the Eleventh District Cost of Funds Index, which may cause it to move in a manner different from indices tied to specific interest rates, such as United States Treasury bills or LIBOR.  Because the liabilities upon which the Eleventh District Cost of Funds Index is based were issued at various times under various market conditions and with various maturities, the Eleventh District Cost of Funds Index may not necessarily reflect the prevailing market interest rates on new liabilities with similar maturities.  Moreover, as stated above, the Eleventh District Cost of Funds Index is designed to represent the average cost of funds for Eleventh District savings institutions for the month prior to the month in which it is due to be published.  Additionally, the Eleventh District Cost of Funds Index may not necessarily move in the same direction as market interest rates at all times, since, as longer term deposits or borrowings mature and are renewed at prevailing market interest rates, the Eleventh District Cost of Funds Index is influenced by the differential between the prior and the new rates on those deposits or borrowings.  In addition, movements of the Eleventh District Cost of Funds Index, as compared to other indices tied to specific interest rates, may be affected by changes instituted by the FHLBSF in the method used to calculate the Eleventh District Cost of Funds Index.

The FHLBSF publishes the Eleventh District Cost of Funds Index in its monthly Information Bulletin.  Any individual may request regular receipt by mail of Information Bulletins by writing the Federal Home Loan Bank of San Francisco, P.O. Box 7948, 600 California Street, San Francisco, California 94120, or by calling (415) 616-1000.  In addition, the Eleventh District Cost of Funds Index may also be obtained by calling the FHLBSF at (415) 616-2600.

The FHLBSF has stated in its Information Bulletin that the Eleventh District Cost of Funds Index for a month “will be announced on or near the last working day” of the following month and also has stated that it “cannot guarantee the announcement” of the index on an exact date.  On the tenth day, or any other day of the month specified in the related prospectus supplement, COFI for each class of COFI securities for the interest accrual period commencing in that month shall be the most recently published Eleventh District Cost of Funds Index, unless the most recently published index relates to a month prior to the third preceding month.  If the most recently published Eleventh District Cost of Funds Index relates to a month prior to the third preceding month, COFI for the current interest accrual period and for each succeeding interest accrual period will, except as described in the next to last sentence of this paragraph, be based on the National Cost of Funds Index published by the OTS.  Information on the National Cost of Funds Index may be obtained by writing the OTS at 1700 G Street, N.W., Washington, D.C. 20552 or calling (202) 906-6677, and the current National Cost of Funds Index may be obtained by calling (202) 906-6988.  If COFI is based on the National Cost of Funds Index it will be based on the most recently published index, unless the most recently published index, as of the tenth or other designated day of the month in which an interest accrual period commences, relates to a month prior to the fourth preceding month.  In that case, the index applicable to each class of COFI securities, for that interest accrual period and each succeeding interest accrual period will be based on LIBOR, as determined by the calculation agent in accordance with the agreement relating to the related series of securities.  A change of index from the Eleventh District Cost of Funds Index to an alternative index will result in a change in the index level, and, particularly if LIBOR is the alternative index, could increase its volatility.

The establishment of COFI by the calculation agent and its calculation of the rates of interest for the applicable classes for the related interest accrual period shall, in the absence of manifest error, be final and binding.

Treasury Index

On the date specified in the related prospectus supplement for any class of securities the interest rate of which is determined by reference to an index denominated as a Treasury Index, the calculation agent designated in the prospectus supplement will ascertain the Treasury Index for Treasury securities of the maturity and for the period, or, if applicable, date, specified in the prospectus supplement.  As described in the related prospectus supplement, the Treasury Index for any period means the average of the yield for each business day during the period specified in the related prospectus supplement, and for any date means the yield for that date, expressed as a per annum percentage rate, on (1) U.S. Treasury securities adjusted to the “constant maturity” specified in that prospectus supplement or (2) if no “constant maturity” is so specified, U.S. Treasury securities trading on the secondary market having the maturity specified in that prospectus supplement, in each case as published by the Federal Reserve Board in its Statistical Release No. H.15(519).  Statistical Release No. H.15(519) is published on Monday or Tuesday of each week and may be obtained by writing or calling the Publications Department at the Board of Governors of the Federal Reserve System, 21st and C Streets, Washington, D.C. 20551, (202) 452-3244.  If the calculation agent has not yet received Statistical Release No. H.15(519) for that week, then it will use the Statistical Release from the immediately preceding week.

Yields on U.S. Treasury securities at “constant maturity” are derived from the U.S. Treasury’s daily yield curve.  This curve, which relates the yield on a security to its time to maturity, is based on the closing market bid yields on actively traded Treasury securities in the over-the-counter market.  These market yields are calculated from composites of quotations reported by five leading U.S. government securities dealers to the Federal Reserve Bank of New York.  This method provides a yield for a given maturity even if no security with that exact maturity is outstanding.  In the event that the Treasury Index is no longer published, a new index based upon comparable data and methodology will be designated in accordance with the agreement relating to the particular series of securities.  The calculation agent’s determination of the Treasury Index, and its calculation of the rates of interest for the applicable classes for the related interest accrual period, shall, in the absence of manifest error, be final and binding.

Prime Rate

On the date specified in the related prospectus supplement for any class of securities the interest rate of which is determined by reference to an index denominated as the Prime Rate, the calculation agent designated in the prospectus supplement will ascertain the Prime Rate for the related interest accrual period.  As described in the related prospectus supplement, the Prime Rate for an interest accrual period will be the “Prime Rate” as published in the “Money Rates” section of The Wall Street Journal, or if not so published, the “Prime Rate” as published in a newspaper of general circulation selected by the calculation agent in its sole discretion, on the related determination date.  If a prime rate range is given, then the average of the range will be used.  In the event that the Prime Rate is no longer published, a new index based upon comparable data and methodology will be designated in accordance with the agreement relating to the particular series of securities.  The calculation agent’s determination of the Prime Rate and its calculation of the rates of interest for the related interest accrual period shall in the absence of manifest error, be final and binding.

Federal Funds Rate

On the date specified in the related prospectus supplement for any class of securities the interest rate of which is determined by reference to an index denominated as the Federal Funds Rate, the calculation agent designated in the prospectus supplement will ascertain the Federal Funds Rate for the related interest accrual period.  The Federal Funds Rate for an interest accrual period will be the rate for U.S. Dollar Federal funds, as published in H.15(519) for that day opposite the caption “Federal Funds (Effective)” as that rate is displayed on that date on Moneyline Telerate Page 120 under the heading “Federal Funds Rate”. The calculation agent will observe the following procedures if the Federal Funds Rate cannot be determined as described above:

·

If the rate described above does not appear on Moneyline Telerate Page 120 or is not yet published in H.15(519) by 3:00 p.m., New York City time, on the date specified in the related prospectus supplement, unless the calculation is made earlier and the rate was available from that source at that time, then the Federal Funds Rate for the relevant interest accrual period will be the rate described above in H.15 Daily Update, or any other recognized electronic source used for the purpose of displaying such rate, opposite the heading “Federal Funds (Effective)”.

·

If the rate described above does not appear on Moneyline Telerate Page 120 or is not yet published in H.15(519), H.15 Daily Update or another recognized electronic source for displaying such rate by 3:00 p.m., New York City time, on the date specified in the related prospectus supplement, the Federal Funds Rate for that interest accrual period will be the arithmetic mean of the rates for the last transaction in overnight U.S. Dollar Federal funds arranged by three leading brokers of Federal Funds transactions in New York City, selected by the administrator, on that interest determination date.

·

If fewer than three brokers selected by the calculation agent are quoting as described above, the Federal Funds Rate will remain the Federal Funds Rate then in effect on the date specified in the related prospectus supplement.

The calculation agent’s determination of the Federal Funds Rate and its calculation of the rates of interest for the related interest accrual period shall in the absence of manifest error, be final and binding.

U.S. Treasury Constant Maturity Rate

On the date specified in the related prospectus supplement for any class of securities the interest rate of which is determined by reference to an index denominated as the U.S. Treasury constant maturity rate (which is referred to as the “CMT Rate”), the calculation agent designated in the prospectus supplement will ascertain the CMT Rate for the related interest accrual period.  The CMT Rate for an interest accrual period will be the rate displayed on the applicable Designated CMT Moneyline Telerate Page shown below by 3:00 p.m., New York City time, on the date specified in the related prospectus supplement under the caption “. . . Treasury Constant Maturities . . . Federal Reserve Board Release H.15 . . . Mondays Approximately 3:45 p.m.,” under the column for:

·

if the Designated CMT Moneyline Telerate Page is 7051, the rate on the date specified in the related prospectus supplement, or

·

if the Designated CMT Moneyline Telerate Page is 7052, the average for the week, or the month, as specified in the related prospectus supplement, ended immediately before the week or month, as applicable, of the date specified in the related prospectus supplement occurs.

The following procedures will apply if the CMT Rate cannot be determined as described above:

·

If the rate described above is not displayed on the relevant page by 3:00 p.m., New York City time, on the date specified in the related prospectus supplement, unless the calculation is made earlier and the rate is available from that source at that time on that date, then the CMT Rate will be the Treasury constant maturity rate having the designated index maturity, as published in H.15(519) or another recognized electronic source for displaying the rate.

·

If the applicable rate described above is not published in H.15(519) or another recognized electronic source for displaying such rate by 3:00 p.m., New York City time, on the date specified in the related prospectus supplement, unless the calculation is made earlier and the rate is available from one of those sources at that time, then the CMT Rate will be the Treasury constant maturity rate, or other United States Treasury rate, for the index maturity and with reference to the relevant date, that is published by either the Board of Governors of the Federal Reserve System or the United States Department of the Treasury and that the administrator determine to be comparable to the rate formerly displayed on the Designated CMT Moneyline Telerate Page shown above and published in H.15(519).

·

If the rate described in the prior paragraph cannot be determined, then the calculation agent will determine the CMT Rate to be a yield to maturity based on the average of the secondary market closing offered rates as of approximately 3:30 p.m., New York City time, on the date specified in the related prospectus supplement, reported, according to their written records, by leading primary United States government securities dealers in New York City. The calculation agent will select five such securities dealers and will eliminate the highest and lowest quotations or, in the event of equality, one of the highest and lowest quotations, for the most recently issued direct noncallable fixed rate obligations of the United States Treasury (which we refer to as Treasury Notes) with an original maturity of approximately the designated index maturity and a remaining term to maturity of not less than the designated index maturity minus one year in a representative amount.

·

If the calculation agent cannot obtain three Treasury Note quotations of the kind described in the prior paragraph, the calculation agent will determine the CMT Rate to be the yield to maturity based on the average of the secondary market bid rates for Treasury Notes with an original maturity longer than the designated CMT index maturity which have a remaining term to maturity closest to the designated CMT index maturity and in a representative amount, as of approximately 3:30 p.m., New York City time, on the date specified in the related prospectus supplement, of leading primary United States government securities dealers in New York City. In selecting these offered rates, the calculation agent will request quotations from at least five such securities dealers and will disregard the highest quotation (or if there is equality, one of the highest) and the lowest quotation (or if there is equality, one of the lowest). If two Treasury Notes with an original maturity longer than the designated CMT index maturity have remaining terms to maturity that are equally close to the designated CMT index maturity, the calculation agent will obtain quotations for the Treasury Note with the shorter remaining term to maturity.

·

If three or four but not five leading primary United States government securities dealers are quoting as described in the prior paragraph, then the CMT Rate for the date specified in the related prospectus supplement will be based on the average of the bid rates obtained and neither the highest nor the lowest of those quotations will be eliminated.

If fewer than three leading primary United States government securities dealers selected by the calculation agent are quoting as described above, the CMT Rate will remain the CMT Rate then in effect on the date specified in the related prospectus supplement.

The calculation agent’s determination of the CMT Rate and its calculation of the rates of interest for the related interest accrual period shall in the absence of manifest error, be final and binding.

Book-Entry Registration of Securities

As described in the related prospectus supplement, if not issued in fully registered form, each class of securities will be registered as book-entry securities.  Persons acquiring beneficial ownership interests in the securities—the security owners—will hold their securities through The Depository Trust Company in the United States, or Clearstream Banking (formerly Cedelbank) or Euroclear in Europe if they are participants of the systems, or indirectly through organizations that are participants in those systems.  The book-entry securities will be issued in one or more certificates which equal the aggregate principal balance of the securities and will initially be registered in the name of Cede & Co., the nominee of DTC.  Clearstream Banking and Euroclear will hold omnibus positions on behalf of their participants through customers’ securities accounts in Clearstream Banking’s and Euroclear’s names on the books of their respective depositaries which in turn will hold those positions in customers’ securities accounts in the depositaries’ names on the books of DTC.  Citibank, N.A., will act as depositary for Clearstream Banking and The Chase Manhattan Bank will act as depositary for Euroclear.  Except as described in this prospectus, no person acquiring a book-entry security will be entitled to receive a physical certificate representing that security.  Unless and until definitive securities are issued, it is anticipated that the only securityholders of the securities will be Cede & Co., as nominee of DTC.  Security owners are only permitted to exercise their rights indirectly through participants and DTC.

The beneficial owner’s ownership of a book-entry security will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary that maintains the beneficial owner’s account for that purpose.  In turn, the financial intermediary’s ownership of a book-entry security will be recorded on the records of DTC or of a participating firm that acts as agent for the financial intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner’s financial intermediary is not a DTC participant, and on the records of Clearstream Banking or Euroclear, as appropriate.

Security owners will receive all distributions of principal of, and interest on, the securities from the trustee through DTC and DTC participants.  While the securities are outstanding, except under the circumstances described in this prospectus, under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among participants on whose behalf it acts with respect to the securities and is required to receive and transmit distributions of principal of, and interest on, the securities.  Participants and indirect participants with whom security owners have accounts with respect to securities are similarly required to make book-entry transfers and receive and transmit the distributions on behalf of their respective security owners.  Accordingly, although security owners will not possess certificates, the DTC rules provide a mechanism by which security owners will receive distributions and will be able to transfer their interest.

Security owners will not receive or be entitled to receive certificates representing their respective interests in the securities, except under the limited circumstances described in this prospectus.  Unless and until definitive securities are issued, security owners who are not participants may transfer ownership of securities only through participants and indirect participants by instructing the participants and indirect participants to transfer securities, by book-entry transfer, through DTC for the account of the purchasers of those securities, which account is maintained with their respective participants.  Under the DTC rules and in accordance with DTC’s normal procedures, transfers of ownership of securities will be executed through DTC and the accounts of the respective participants at DTC will be debited and credited.  Similarly, the participants and indirect participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing security owners.

Because of time zone differences, credits of securities received in Clearstream Banking or Euroclear as a result of a transaction with a participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date.  Credits or any transactions in securities settled during the processing will be reported to the relevant Euroclear or Clearstream Banking participants on that business day.  Cash received in Clearstream Banking or Euroclear as a result of sales of securities by or through a Clearstream Banking participant or Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream Banking or Euroclear cash account only as of the business day following settlement in DTC.

Transfers between participants will occur in accordance with the DTC rules.  Transfers between Clearstream Banking participants and Euroclear participants will occur in accordance with their respective rules and operating procedures.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream Banking participants or Euroclear participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the relevant depositary; however, cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines.  The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the relevant depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC.  Clearstream Banking participants and Euroclear participants may not deliver instructions directly to the European depositaries.

DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934.  DTC is owned by a number of its direct participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc.

Clearstream Banking is a duly licensed bank organized as a “societe anonyme”, limited company, under the laws of Luxembourg.  Clearstream Banking holds securities for its participants, or participating organizations and facilitates the clearance and settlement of securities transactions between Clearstream Banking participants through electronic book-entry changes in accounts of Clearstream Banking participants, eliminating the need for physical movement of certificates.  Transactions may be settled in Clearstream Banking in any of 37 currencies, including United States dollars.  Clearstream Banking provides to As Clearstream Banking participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing.  Clearstream Banking interfaces with domestic markets in several countries.  As a licensed bank, Clearstream Banking is regulated by the Luxembourg Monetary Institute.  Clearstream Banking participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and other organizations.  Indirect access to Clearstream Banking is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Banking participant, either directly or indirectly.

Euroclear was created in 1968 to hold securities for its participants and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, eliminating the need for physical movement of certificates.  Transactions may be settled in any of 32 currencies, including United States dollars.  Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above.  Euroclear is operated by the Brussels, Belgium office of Euroclear Bank, as Euroclear operator, under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation.  All operations are conducted by Euroclear Bank, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear operator, not the Belgian cooperative.  The Belgian cooperative establishes policy for Euroclear on behalf of Euroclear participants.  Euroclear participants include banks, central banks, securities brokers and dealers and other professional financial intermediaries.  Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

Securities clearance accounts and cash accounts for Euroclear participants with Euroclear Bank are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear system and applicable Belgian law.  The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear.  All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts.  The Euroclear operator acts under the Terms and Conditions only on behalf of Euroclear participants, and has no record of or relationship with persons holding through Euroclear participants.

Under a book-entry format, beneficial owners of the book-entry securities may experience some delay in their receipt of payments, since payments will be forwarded by the trustee to Cede & Co., as nominee of DTC.  Distributions with respect to securities held through Clearstream Banking or Euroclear will be credited to the cash accounts of Clearstream Banking participants or Euroclear participants in accordance with the relevant system’s rules and procedures, to the extent received by the relevant depositary.  Distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations.  See “Material Federal Income Tax Consequences—Tax Treatment of Foreign Investors” and “—Tax Consequences to Holders of the Notes—Backup Withholding.” Because DTC can only act on behalf of financial intermediaries, the ability of a beneficial owner to pledge book-entry securities to persons or entities that do not participate in the depository system, may be limited due to the lack of physical certificates for book-entry securities.

Monthly and annual reports on the trust fund will be provided to Cede & Co., as nominee of DTC, and may be made available by Cede & Co. to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting the depository, and to the financial intermediaries to whose DTC accounts the book-entry securities of those beneficial owners are credited.

DTC has advised the depositor that, unless and until definitive securities are issued, DTC will take any action permitted to be taken by the holders of the book-entry securities under the applicable agreement only at the direction of one or more financial intermediaries to whose DTC accounts the book-entry securities are credited, to the extent that actions are taken on behalf of financial intermediaries whose holdings include those book-entry securities.  Clearstream Banking or the Euroclear operator, as the case may be, will take any other action permitted to be taken by a securityholder under the agreement on behalf of a Clearstream Banking participant or Euroclear participant only in accordance with its and DTC’s relevant rules and procedures.  DTC may take actions, at the direction of the related participants, with respect to some securities which conflict with actions taken with respect to other securities.

Upon the occurrence of any of the events described in the immediately preceding paragraph, the trustee will be required to notify all beneficial owners of the occurrence of that event and the availability through DTC of definitive securities.  Upon surrender by DTC of the global certificate or certificates representing the book-entry securities and instructions for re-registration, the issuer will issue and the trustee will authenticate definitive securities and then will recognize the holders of the definitive securities as securityholders under the applicable agreement.

Although DTC, Clearstream Banking and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of securities among participants of DTC, Clearstream Banking and Euroclear, they are under no obligation to perform or continue to perform those procedures and those procedures may be discontinued at any time.

None of the master servicer, the servicers, the depositor or the trustee will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the book-entry securities held by Cede & Co., as nominee of DTC, or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

Exchangeable Securities

General

If specified in the related prospectus supplement, a series of securities may include one or more classes that are exchangeable securities.  In any of these series, the holders of one or more of the classes of exchangeable securities will be entitled, after notice and payment to the trustee of an administrative fee, to exchange all or a portion of those classes for proportionate interests in one or more of the other classes of exchangeable securities.

If a series includes exchangeable securities as described in the related prospectus supplement, all of these classes of exchangeable securities will be listed in the prospectus supplement.  The classes of securities that are exchangeable for one another will be referred to in the related prospectus supplement as “related” to each other, and each related grouping of exchangeable securities will be referred to as a “combination.”  Each combination of exchangeable securities will be issued by the related trust fund and, in the aggregate, will represent a distinct combination of uncertificated interests in the trust fund. At any time after their initial issuance, any class of exchangeable securities may be exchanged for the related class or classes of exchangeable securities. In some cases, multiple classes of exchangeable securities may be exchanged for one or more classes of related exchangeable securities.

The descriptions in the related prospectus supplement of the securities of a series that includes exchangeable securities, including descriptions of principal and interest distributions, registration and denomination of securities, credit enhancement, yield and prepayment considerations and tax, ERISA and legal investment considerations, also will apply to each class of exchangeable securities. The related prospectus supplement will separately describe the yield and prepayment considerations applicable to, and the risks of investment in, each class of exchangeable securities in a combination. For example, separate decrement tables and yield tables, if applicable, will be included for each class of a combination of exchangeable securities.

Exchanges

If a holder elects to exchange its exchangeable securities for related exchangeable securities, the following three conditions must be satisfied:

·

the aggregate principal balance of the exchangeable securities received in the exchange, immediately after the exchange, must equal the aggregate principal balance, immediately prior to the exchange, of the exchanged securities (for purposes of this condition, an interest-only class will have a principal balance of zero);

·

the aggregate amount of interest payable on any distribution date with respect to the exchangeable securities received in the exchange must equal the aggregate amount of interest payable on such distribution date with respect to the exchanged securities; and

·

the class or classes of exchangeable securities must be exchanged in the applicable proportions, if any, described in the related prospectus supplement.

There are different types of combinations that can exist. Any individual series of securities may have multiple types of combinations. Some examples of combinations of exchangeable securities that differ in their interest characteristics include:

·

A class of exchangeable securities with an interest rate that varies directly with changes in an index and a class of exchangeable securities with an interest rate that varies indirectly with changes in an index may be exchangeable for a class of exchangeable securities with a fixed interest rate. In this case, the classes with interest rates that vary with an index would produce, in the aggregate, an annual interest amount equal to that generated by the class with a fixed interest rate. In addition, the aggregate principal balance of the two classes with interest rates that vary with an index would equal the principal balance of the class with the fixed interest rate.

·

An interest-only class and a principal only class of exchangeable securities may be exchangeable, together, for a class that is entitled to both principal and interest payments. The principal balance of the principal and interest class would be equal to the principal balance of the exchangeable principal only class, and the interest rate on the principal and interest class would be a fixed rate that, when applied to the principal balance of this class, would generate an annual interest amount equal to the annual interest amount of the exchangeable interest-only class in distributions that have identical amounts and identical timing.

·

Two classes of principal and interest classes with different fixed interest rates may be exchangeable, together, for a class that is entitled to both principal and interest payments, with a principal balance equal to the aggregate principal balance of the two exchanged classes, and a fixed interest rate that, when applied to the principal balance of the exchanged for class, would generate an annual interest amount equal to the aggregate amount of annual interest of the two exchanged classes.

In some series, a securityholder may be able to exchange its exchangeable securities for other exchangeable securities that have different principal payment characteristics. Examples of these types of combinations include:

·

A class of exchangeable securities that accretes all of its interest for a specified period, with the accreted amount added to the principal balance of the accreting class, and a class of exchangeable securities that receives principal payments from these accretions may be exchangeable, together, for a single class of exchangeable securities that receives payments of interest continuously from the first distribution date on which it receives interest until it is retired.

·

A class of exchangeable securities that is a Planned Principal Class or Targeted Principal Class, and a class of exchangeable securities that only receives principal payments on a distribution date if scheduled payments have been made on the Planned Principal Class or Targeted Principal Class, as applicable, may be exchangeable, together, for a class of exchangeable securities that receives principal payments without regard to the schedule from the first distribution date on which it receives principal until it is retired.

A number of factors may limit the ability of an exchangeable securityholder to effect an exchange. For example, the securityholder must own, at the time of the proposed exchange, the class or classes necessary to make the exchange in the necessary proportions. If a securityholder does not own the necessary classes or does not own the necessary classes in the proper proportions, the securityholder may not be able to obtain the desired class of exchangeable securities. The securityholder desiring to make the exchange may not be able to purchase the necessary class from the then-current owner at a reasonable price, or the necessary proportion of the needed class may no longer be available due to principal payments or prepayments that have been applied to that class.

Procedures

The related prospectus supplement will describe the procedures that must be followed to make an exchange. A securityholder will be required to provide notice to the trustee in advance of the proposed exchange date. The notice must include the outstanding principal or notional amount of the securities to be exchanged and to be received, and the proposed exchange date. When the trustee receives this notice, it will provide instructions to the securityholder regarding delivery of the securities and payment of the administrative fee. A securityholder’s notice to the trustee will become irrevocable on the second business day prior to the proposed exchange date. Any exchangeable securities in book-entry form will be subject to the rules, regulations and procedures applicable to DTC’s book-entry securities.

If the related prospectus supplement describes exchange proportions for a combination of classes of exchangeable securities, these proportions will be based on the original, rather than the outstanding, principal or notional amounts of these classes.

The first payment on an exchangeable security received in an exchange will be made on the distribution date in the month following the month of the exchange or as otherwise described in the related prospectus supplement. This payment will be made to the securityholder of record as of the applicable record date.

Purchase Obligations

If specified in the related prospectus supplement, some classes of securities of any series may be subject to a purchase obligation that would become applicable on one or more specified dates, or upon the occurrence of one or more specified events, or on demand made by or on behalf of the applicable securityholders.  A purchase obligation may be in the form of a conditional or unconditional purchase commitment, liquidity facility, remarketing agreement, maturity guaranty put option or demand feature.  The terms and conditions of each purchase obligation, including the purchase price, timing and payment procedure, will be described in the accompanying prospectus supplement.  Each purchase obligation may be a secured or unsecured obligation of the provider of that purchase obligation, which may include a bank or other financial institution or an insurance company.  Each purchase obligation will be evidenced by an instrument delivered to the trustee for the benefit of the applicable securityholders of the related series.  As specified in the accompanying prospectus supplement, each purchase obligation will be payable solely to the trust fund.  Each purchase obligation will be payable directly to the holders of the related securities.  The purchase obligations will not be an asset of any trust fund.  or a part of the securities.  Rather, securities subject to a purchase obligation will be offered to the initial investors subject to an overriding purchase arrangement, under which the securities will at the same time be offered to the provider of the purchase obligation on a forward basis.

Mandatory Auctions

If specified in the related prospectus supplement, some classes of securities of any series may be subject to a mandatory auction that would take place on a specified date, or upon the occurrence of one or more specified events, or on demand made by or on behalf of the applicable securityholders.  Such classes would be auctioned by an auction administrator, which may be the trustee or the securities administrator, to third-party investors.  The terms and conditions of any such mandatory auction, including any minimum purchase price, the timing of the auction and the auction procedures, will be described in the accompanying prospectus supplement.  If so specified in the accompanying prospectus supplement, with respect to classes of securities subject to a mandatory auction, the auction administrator may enter into a swap contract with a swap counterparty pursuant to which (i) the swap counterparty will be required to pay to the auction administrator, for the benefit of the holders of the auctioned securities, the excess, if any, of the sum of the outstanding principal balance of those securities on the auction date plus accrued interest over the price at which the securities are sold in the auction and (ii) the auction administrator will be required to pay to the swap counterparty the excess, if any, of the price at which the securities are sold in the auction over the sum of the outstanding principal balance of those securities on the auction date plus accrued interest.  The obligation of the swap counterparty to make the payment described above may be a secured or unsecured obligation of the swap counterparty.

Credit Enhancement

General

Credit enhancement may be provided with respect to one or more classes of a series of securities or with respect to the related trust fund assets.  Credit enhancement may be in the form of a limited financial guaranty policy issued by an entity named in the related prospectus supplement, the subordination of one or more classes of the securities of that series, the establishment of one or more reserve accounts, the use of a cross-collateralization feature, use of a mortgage pool insurance policy, FHA insurance, VA guarantee, bankruptcy bond, special hazard insurance policy, surety bond, letter of credit, guaranteed investment contract, overcollateralization, interest rate swap agreement, interest rate cap agreement or another method of credit enhancement contemplated in this prospectus and described in the related prospectus supplement, or any combination of the foregoing.  Credit enhancement will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance of the securities and interest on those securities.  If losses occur which exceed the amount covered by credit enhancement or which are not covered by the credit enhancement, securityholders will bear their allocable share of any deficiencies.

Subordination

If so specified in the related prospectus supplement, protection afforded to holders of one or more classes of securities of a series by means of the subordination feature may be accomplished by the preferential right of holders of one or more other classes of that series to distributions of scheduled principal, principal prepayments, interest or any combination thereof that otherwise would have been payable to holders of one or more classes of subordinated securities under the circumstances and to the extent specified in the related prospectus supplement.  Protection may also be afforded to the holders of senior securities of a series by:

·

reducing the ownership interest, if applicable, of the related subordinated securities;

·

a combination of the immediately preceding sentence and the above; or

·

another method described in the related prospectus supplement.

If so specified in the related prospectus supplement, delays in receipt of scheduled payments on the loans held in a trust fund and losses on defaulted loans may be borne first by the various classes of subordinated securities and subsequently by the various classes of senior securities, in each case under the circumstances and in accordance with the limitations specified in that prospectus supplement.  The aggregate distributions in respect of delinquent payments on the loans over the lives of the securities or at any time, the aggregate losses in respect of defaulted loans which must be borne by the subordinated securities by virtue of subordination and the amount of the distributions otherwise distributable to the subordinated securityholders that will be distributable to senior securityholders on any distribution date may be limited as specified in the related prospectus supplement.  If aggregate distributions in respect of delinquent payment on the loans or aggregate losses in respect of those loans were to exceed an amount specified in the related prospectus supplement, holders of senior securities would experience losses on the securities.

In addition to or in lieu of the foregoing, if so specified in the related prospectus supplement, all or any portion of distributions otherwise payable to holders of subordinated securities on any distribution date may instead be deposited into one or more reserve accounts established with the trustee or distributed to holders of senior securities.  Deposits may be made on each distribution date, for specified periods, or until the balance in the reserve account has reached a specified amount, in each case as specified in the related prospectus supplement.  Deposits may also be made following payments from the reserve account to holders of securities or otherwise to the extent necessary to restore the balance in the reserve account to required levels, in each case as also specified in the related prospectus supplement.  Amounts on deposit in the reserve account may be released to the holders of classes of securities at the times and under the circumstances specified in that prospectus supplement.

If specified in the related prospectus supplement, various classes of senior securities and subordinated securities may themselves be subordinate in their right to receive specified distributions to other classes of senior and subordinated securities, respectively, through a cross-collateralization mechanism or otherwise.

As between classes of senior securities and as between classes of subordinated securities, distributions may be allocated among those classes:

·

in the order of their scheduled final distribution dates;

·

in accordance with a schedule or formula;

·

in relation to the occurrence of events; or

·

by another method as specified in the related prospectus supplement.

As between classes of subordinated securities, payments to holders of senior securities on account of delinquencies or losses and payments to any reserve account will be allocated as specified in the related prospectus supplement.

Letter of Credit

The letter of credit, if any, with respect to a series of securities will be issued by the bank or financial institution specified in the related prospectus supplement.  Under the letter of credit, the entity providing the L/ C will be obligated to honor drawings under the L/C in an aggregate fixed dollar amount, net of unreimbursed payments, equal to the percentage specified in the related prospectus supplement of the aggregate principal balance of the loans on the related cut-off date or of one or more classes of securities.  If so specified in the related prospectus supplement, the letter of credit may permit drawings in the event of losses not covered by insurance policies or other credit support, such as losses arising from damage not covered by standard hazard insurance policies, losses resulting from the bankruptcy of a borrower and the application of applicable provisions of the federal bankruptcy code, or losses resulting from denial of insurance coverage due to misrepresentations in connection with the origination of a loan.  The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments under the letter of credit.  The obligations of the entity providing the L/C under the letter of credit for each series of securities will expire at the earlier of the date specified in the related prospectus supplement or the termination of the trust fund.  See “The Agreements—Termination; Optional Termination.” A copy of the letter of credit for a series, if any, will be filed with the SEC as an exhibit to a Current Report on Form 8-K to be filed within 15 days of issuance of the securities of the related series.

Insurance Policies, Surety Bonds and Guaranties

If so provided in the prospectus supplement for a series of securities, deficiencies in amounts otherwise payable on the securities or on specified classes will be covered by insurance policies and/or surety bonds provided by one or more insurance companies or sureties.  Those instruments may cover, with respect to one or more classes of securities of the related series, timely distributions of interest and/or full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related prospectus supplement.  In addition, if specified in the related prospectus supplement, a trust fund may also include bankruptcy bonds, special hazard insurance policies, other insurance or guaranties for the purpose of:

·

maintaining timely payments or providing additional protection against losses on the trust fund assets;

·

paying administrative expenses; or

·

establishing a minimum reinvestment rate on the payments made in respect of those assets or principal payment rate on those assets.

Arrangements may include agreements under which securityholders are entitled to receive amounts deposited in various accounts held by the trustee upon the terms specified in the related prospectus supplement.  A copy of any arrangement instrument for a series will be filed with the SEC as an exhibit to a Current Report on Form 8-K to be filed with the SEC within 15 days of issuance of the securities of the related series.

Over-Collateralization

If so provided in the prospectus supplement for a series of securities, a portion of the interest payment on each loan included in the trust fund may be applied as an additional distribution in respect of principal to reduce the principal balance of a class or classes of securities and, thus, accelerate the rate of payment of principal on that class or those classes of securities.

Spread Account

If so specified in the related prospectus supplement, support for a series or one or more classes of a series of securities may be provided by the periodic deposit of a portion of available excess cash flow from the trust fund assets into a spread account intended to assure the subsequent distribution of interest and principal on the securities of that series or class or classes of a series of securities in the manner specified in the related prospectus supplement.

Reserve Accounts

If specified in the related prospectus supplement, credit support with respect to a series of securities will be provided by the establishment and maintenance with the trustee for that series of securities, in trust, of one or more reserve accounts for that series.  The prospectus supplement relating to a series will specify whether or not any reserve accounts will be included in the trust fund for that series.

The reserve account for a series will be funded:

·

by the deposit in the reserve account of cash, United States Treasury securities, instruments evidencing ownership of principal or interest payments on those amounts or instruments, letters of credit, demand notes, certificates of deposit or a combination thereof in the aggregate amount specified in the related prospectus supplement;

·

by the deposit in the reserve account from time to time of amounts, as specified in the related prospectus supplement to which the subordinate securityholders, if any, would otherwise be entitled; or

·

in any other manner as may be specified in the related prospectus supplement.

Any amounts on deposit in the reserve account and the proceeds of any other instrument upon maturity will be held in cash or will be invested in permitted investments which may include:

(1)

obligations of the United States or any of its agencies, provided those obligations are backed by the full faith and credit of the United States;

(2)

general obligations of or obligations guaranteed by any state of the United States or the District of Columbia receiving the highest long-term debt rating of each rating agency rating the related series of securities, or a lower rating as will not result in he downgrading or withdrawal of the ratings then assigned to those securities by each rating agency rating those securities;

(3)

commercial or finance company paper which is then receiving the highest commercial or finance company paper rating of each rating agency rating those securities, or a lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to those securities by each rating agency rating those securities;

(4)

certificates of deposit, demand or time deposits, or bankers’ acceptances issued by any depository institution or trust company incorporated under the laws of the United States or of any state and regulated by federal and/or state banking authorities, provided that the commercial paper and/or long-term unsecured debt obligations of that depository institution or trust company, or in the case of the principal depository institution in a holding company system, the commercial paper or long-term unsecured debt obligations of the holding company, but only if Moody’s is not a rating agency for such series, are then rated in one of the two highest long term and the highest short-term ratings of each rating agency for those securities, or any lower ratings as will not result in the downgrading or withdrawal of the rating then assigned to those securities by any rating agency;

(5)

demand or time deposits or certificates of deposit issued by any bank or trust company or savings institution to the extent that the deposits are fully insured by the FDIC;

(6)

guaranteed reinvestment agreements issued by any bank, insurance company or other corporation containing, at the time of the issuance of those agreements, the terms and conditions as will not result in the downgrading or withdrawal of the rating then assigned to the related securities by any rating agency rating those securities;

(7)

repurchase obligations with respect to any security described in clauses (1) and (2) above, in either case entered into with a depository institution or trust company acting as principal described in clause (4) above;

(8)

securities, other than stripped bonds, stripped coupons or instruments sold at a purchase price in excess of 115% of face amount, bearing interest or sold at a discount and issued by any corporation incorporated under the laws of the United States or any state which, at the time of the investment, have one of the two highest ratings of each rating agency, except that if the rating agency is Moody’s, the rating shall be the highest commercial paper rating of Moody’s for any securities, or a lower rating as will not result in the downgrading or withdrawal of the rating then assigned to the securities by any rating agency rating those securities;

(9)

interests in any money market fund which at the date of acquisition of the interests in that fund and throughout the time those interests are held in the fund has the highest applicable rating by each rating agency rating those securities or any lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the securities by each rating agency rating those securities; and

(10)

short term investment funds sponsored by any trust company or national banking association incorporated under the laws of the United States or any state which on the date of acquisition has been rated by each rating agency rating those securities in their respective highest applicable rating category or any lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to those securities by each rating agency rating those securities;

provided, that no instrument shall be a permitted investment if that instrument evidences the right to receive interest only payments with respect to the obligations underlying that instrument.  If a letter of credit is deposited with the trustee, the letter of credit will be irrevocable.  In general, any instrument deposited in the spread account will name the trustee, in its capacity as trustee for the holders of the securities, as beneficiary and will be issued by an entity acceptable to each rating agency that rates the securities of the related series.  If approved by each rating agency rating a series of securities, the instruments deposited in the spread account may be in the name of another entity.  Additional information with respect to instruments deposited in the reserve accounts will be set forth in the related prospectus supplement.

Any amounts so deposited and payments on instruments so deposited will be available for withdrawal from the reserve account for distribution to the holders of securities of the related series for the purposes, in the manner and at the times specified in the related prospectus supplement.

Pool Insurance Policies

If specified in the related prospectus supplement, a separate pool insurance policy will be obtained for the loans included in the trust fund.  The insurer issuing the pool insurance policy will be named in that prospectus supplement.

Each pool insurance policy will provide limited coverage of losses caused by payment defaults on loans in the related pool.  Coverage will be in an amount equal to a percentage specified in the related prospectus supplement of the aggregate principal balance of the loans on the cut-off date which are not covered as to their entire outstanding principal balances by primary mortgage insurance policies.  As more fully described in this prospectus, the master servicer will present claims to the pool insurer on behalf of itself, the trustee and the holders of the securities of the related series.  The pool insurance policies, however, are not blanket policies against loss, since claims under the policies may only be made respecting particular defaulted loans and only upon satisfaction of the conditions precedent contained in each policy.  Typically, the pool insurance policies will not cover losses due to a failure to pay or denial of a claim under a primary mortgage insurance policy; however, if so specified in the related prospectus supplement, the pool insurance policies may cover those claims.

The pool insurance policy may provide that no claims may be validly presented unless:

·

any required primary mortgage insurance policy is in effect for the defaulted loan and a claim under that policy has been submitted and settled;

·

hazard insurance on the related property has been kept in force and real estate taxes and other protection and preservation expenses have been paid;

·

if there has been physical loss or damage to the property, it has been restored to its physical condition, reasonable wear and tear excepted, at the time of issuance of the policy; and

·

the insured has acquired good and merchantable title to the property free and clear of liens except limited, permitted encumbrances.

Upon satisfaction of these conditions, the pool insurer will have the option either (a) to purchase the property securing the defaulted loan at a price equal to its principal balance plus accrued and unpaid interest at the loan interest rate to the date of the purchase and a portion of expenses incurred by the master servicer on behalf of the trustee and securityholders, or (b) to pay the amount by which the sum of the principal balance of the defaulted loan plus accrued and unpaid interest at the loan interest rate to the date of payment of the claim and the aforementioned expenses exceeds the proceeds received from an approved sale of the property, in either case net of a portion of amounts paid or assumed to have been paid under the related primary mortgage insurance policy.

If any property securing a defaulted loan is damaged and proceeds, if any, from the related hazard insurance policy or the applicable special hazard insurance policy are insufficient to restore the damaged property to a condition sufficient to permit recovery under the pool insurance policy, the master servicer will not be required to expend its own funds to restore the damaged property unless it determines that (1) the restoration will increase the proceeds to securityholders on liquidation of the loan after reimbursement of the master servicer for its expenses and (2) the expenses will be recoverable by it through proceeds of the sale of the property or proceeds of the related pool insurance policy or any related primary mortgage insurance policy.

The pool insurance policy generally will not insure, and many primary mortgage insurance policies do not insure, against loss sustained by reason of a default arising from, among other things, (1) fraud or negligence in the origination or servicing of a loan, including misrepresentation by the borrower, the originator or persons involved in the origination of the loan, or (2) failure to construct a property in accordance with plans and specifications.  A failure of coverage attributable to one of the foregoing events might result in a breach of the related seller’s or originator’s representations described above, and, might give rise to an obligation on the part of the applicable seller or originator to repurchase the defaulted loan if the breach cannot be cured by that seller or originator.  No pool insurance policy will cover, and many primary mortgage insurance policies do not cover, a claim in respect of a defaulted loan occurring when the servicer of that loan was not approved by the applicable insurer.

The original amount of coverage under each pool insurance policy will be reduced over the life of the related securities by the aggregate dollar amount of claims paid less the aggregate of the net amounts realized by the pool insurer upon disposition of all foreclosed properties.  The amount of claims paid will include a portion of expenses incurred by the master servicer as well as, in most cases, accrued interest on delinquent loans to the date of payment of the claim.  Accordingly, if aggregate net claims paid under any pool insurance policy reach the original policy limit, coverage under that pool insurance policy will be exhausted and any further losses will be borne by the related securityholders.

Cross-Collateralization

If specified in the related prospectus supplement, the beneficial ownership of separate groups of assets included in a trust fund may be evidenced by separate classes of the related series of securities.  In that case, credit support may be provided by a cross-collateralization feature which requires that distributions be made with respect to securities evidencing a beneficial ownership interest in, or secured by, one or more asset groups within the same trust fund prior to distributions to subordinated securities evidencing a beneficial ownership interest in, or secured by, one or more other asset groups within that trust fund.  Cross-collateralization may be provided by (1) the allocation of a portion of excess amounts generated by one or more asset groups within the same trust fund to one or more other asset groups within the same trust fund or (2) the allocation of losses with respect to one or more asset groups to one or more other asset groups within the same trust fund.  Excess amounts will be applied and/or losses will be allocated to the class or classes of subordinated securities of the related series then outstanding having the lowest rating assigned by any rating agency or the lowest payment priority, in each case to the extent and in the manner more specifically described in the related prospectus supplement.  The prospectus supplement for a series which includes a cross-collateralization feature will describe the manner and conditions for applying the cross-collateralization feature.

If specified in the related prospectus supplement, the coverage provided by one or more forms of credit support described in this prospectus may apply concurrently to two or more related trust funds.  If applicable, the related prospectus supplement will identify the trust funds to which credit support relates and the manner of determining the amount of coverage the credit support provides to the identified trust funds.

Other Insurance, Surety Bonds, Guaranties, and Letters of Credit

If specified in the related prospectus supplement, a trust fund may also include bankruptcy bonds, special hazard insurance policies, other insurance, guaranties, or similar arrangements for the purpose of:

·

maintaining timely payments or providing additional protection against losses on the assets included in that trust fund;

·

paying administrative expenses; or

·

establishing a minimum reinvestment rate on the payments made in respect of the assets or principal payment rate on the assets.

Those arrangements may include agreements under which securityholders are entitled to receive amounts deposited in various accounts held by the trustee upon the terms specified in the related prospectus supplement.

Derivative Products

If specified in the related prospectus supplement, a trust fund may also include a derivative arrangement with respect to the securities of any series or any class or classes of a series of securities.  A derivative arrangement may include a guaranteed rate agreement, a maturity liquidity facility, a tax protection agreement, an interest rate cap or floor agreement or an interest rate or currency swap agreement, in each case as described in the related prospectus supplement.

Yield and Prepayment Considerations

The yields to maturity and weighted average lives of the securities will be affected substantially by the amount and timing of principal payments received on or in respect of the assets included in the related trust fund.  The original terms to maturity of the loans in a given pool will vary depending upon the type of loans included in that pool.  Each prospectus supplement will contain information with respect to the type and maturities of the loans in the related pool.  The related prospectus supplement will specify the circumstances, if any, under which the related loans will have prepayment penalties.  The prepayment experience on the loans in a pool will affect the weighted average life of the related series of securities.

The rate of prepayment on the loans cannot be predicted.  Home equity loans and home improvement contracts have been originated in significant volume only during the past few years and the depositor is not aware of any publicly available studies or statistics on the rate of prepayment of those loans.  Generally, home equity loans and home improvement contracts are not viewed by borrowers as permanent financing.  Accordingly, the loans may experience a higher rate of prepayment than traditional first mortgage loans.  On the other hand, because home equity loans such as the revolving credit line loans generally are not fully amortizing, the absence of voluntary borrower prepayments could cause rates of principal payments lower than, or similar to, those of traditional fully-amortizing first mortgage loans.  The prepayment experience of the related trust fund may be affected by a wide variety of factors, including general economic conditions, prevailing interest rate levels, the availability of alternative financing, homeowner mobility and the frequency and amount of any future draws on any revolving credit line loans.  Other factors that might be expected to affect the prepayment rate of a pool of home equity mortgage loans or home improvement contracts include the amounts of, and interest rates on, the underlying senior mortgage loans, and the use of first mortgage loans as long-term financing for home purchase and subordinate mortgage loans as shorter-term financing for a variety of purposes, including home improvement, education expenses and purchases of consumer durables such as automobiles.  Accordingly, the loans may experience a higher rate of prepayment than traditional fixed-rate mortgage loans.  In addition, any future limitations on the right of borrowers to deduct interest payments on home equity loans for federal income tax purposes may further increase the rate of prepayments of the loans.  The enforcement of a “due-on-sale” provision will have the same effect as a prepayment of the related loan.  See “Material Legal Aspects of the Loans—Due-on-Sale Clauses.” The yield to an investor who purchases securities in the secondary market at a price other than par will vary from the anticipated yield if the rate of prepayment on the loans is actually different from the rate anticipated by that investor at the time those securities were purchased.

Collections on revolving credit line loans may vary because, among other things, borrowers may (1) make payments during any month as low as the minimum monthly payment for the month or, during the interest-only period for a portion of revolving credit line loans and, in more limited circumstances, closed-end loans, with respect to which an interest-only payment option has been selected, the interest and the fees and charges for the month or (2) make payments as high as the entire outstanding principal balance plus accrued interest and the fees and charges on the revolving credit line loans.  It is possible that borrowers may fail to make the required periodic payments.  In addition, collections on the loans may vary due to seasonal purchasing and the payment habits of borrowers.

As specified in the related prospectus supplement, conventional loans may or may not contain due-on-sale provisions permitting the mortgagee to accelerate the maturity of the loan upon sale or transfers by the borrower of the related property.  FHA Loans and VA Loans are assumable with the consent of the FHA and the VA, respectively.  Thus, the rate of prepayments on the loans may be lower than that of conventional loans bearing comparable interest rates.  As described in the related prospectus supplement, the master servicer generally will enforce any due-on-sale or due-on-encumbrance clause, to the extent it has knowledge of the conveyance or further encumbrance or the proposed conveyance or proposed further encumbrance of the property and reasonably believes that it is entitled to do so under applicable law; provided, however, that the master servicer will not take any enforcement action that would impair or threaten to impair any recovery under any related insurance policy.  See “The Agreements— Collection Procedures” and “Material Legal Aspects of the Loans” for a description of the applicable provisions of each agreement and legal developments that may affect the prepayment experience on the loans.

The rate of prepayments with respect to mortgage loans has fluctuated significantly in recent years.  In general, if prevailing rates fall significantly below the loan rates borne by the loans, those loans are more likely to experience higher prepayment rates than if prevailing interest rates remain at or above those loan rates.  Conversely, if prevailing interest rates rise appreciably above the loan rates borne by the loans, those loans are more likely to experience a lower prepayment rate than if prevailing rates remain at or below those loan rates.  However, there can be no assurance that the preceding sentence will be the case.

When a full prepayment is made on a loan, the borrower is charged interest on the principal amount of the loan prepaid only for the number of days in the month actually elapsed up to the date of the prepayment, rather than for a full month.  In most cases, the effect of prepayments in full will be to reduce the amount of interest passed through or paid in the following month to holders of securities because interest on the principal amount of any loan so prepaid generally will be paid only to the date of prepayment.  If so specified in the related prospectus supplement there may be a provision for the servicer or some other specific entity to cover the shortfall resulting from prepayment in full.  Partial prepayments in a given month may be applied to the outstanding principal balances of the loans so prepaid on the first day of the month of receipt or the month following receipt.  In the latter case, partial prepayments will not reduce the amount of interest passed through or paid in that month.  In most cases, neither full nor partial prepayments will be passed through or paid until the month following receipt.

Even assuming that the properties provide adequate security for the loans, substantial delays could be encountered in connection with the liquidation of defaulted loans and corresponding delays in the receipt of related proceeds by securityholders could occur.  An action to foreclose on a property securing a loan is regulated by state statutes and rules and, like many lawsuits, can be characterized by significant delays and expenses if defenses or counterclaims are interposed.  Foreclosure actions may require several years to complete.  Furthermore, in some states an action to obtain a deficiency judgment is not permitted following a nonjudicial sale of a property.  In the event of a default by a borrower, these restrictions among other things, may impede the ability of the master servicer to foreclose on or sell the property or to obtain liquidation proceeds sufficient to repay all amounts due on the related loan.  In addition, the master servicer will be entitled to deduct from related liquidation proceeds all expenses reasonably incurred in attempting to recover amounts due on defaulted loans and not yet repaid, including payments to senior lienholders, legal fees and costs of legal action, real estate taxes and maintenance and preservation expenses.

Liquidation expenses with respect to defaulted mortgage loans do not vary directly with the outstanding principal balance of the loan at the time of default.  Therefore, assuming that a servicer took the same steps in realizing upon a defaulted mortgage loan having a small remaining principal balance as it would in the case of a defaulted mortgage loan having a large remaining principal balance, the amount realized after expenses of liquidation would be smaller as a percentage of the remaining principal balance of the small mortgage loan than would be the case with the other defaulted mortgage loan having a large remaining principal balance.

Applicable state laws generally regulate interest rates and other charges, require disclosures, and require licensing of some originators and servicers of loans.  In addition, most have other laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and practices which may apply to the origination, servicing and collection of the loans.  Depending on the provisions of the applicable law and the specific facts and circumstances involved, violations of these laws, policies and principles may limit the ability of the master servicer to collect all or part of the principal of or may entitle the borrower to a refund of amounts previously paid and, in addition, could interest on the loans, subject the master servicer to damages and administrative sanctions.

If the rate at which interest is passed through or paid to the holders of securities of a series is calculated on a loan-by-loan basis, disproportionate principal prepayments among loans with different loan rates will affect the yield on those securities.  In most cases, the effective yield to securityholders will be lower than the yield otherwise produced by the applicable pass-through rate or interest rate and purchase price, because while interest will accrue on each loan from the first day of the month, the distribution of that interest will not be made earlier than the month following the month of accrual.

Under some circumstances, the master servicer, the holders of the residual interests in a REMIC or any person specified in the related prospectus supplement may have the option to purchase the assets of a trust fund, and, in so doing, cause earlier retirement of the related series of securities.  See “The Agreements—Termination; Optional Termination.”

The relative contribution of the various factors affecting prepayment may also vary from time to time.  There can be no assurance as to the rate of payment of principal of the trust fund assets at any time or over the lives of the securities.

The prospectus supplement relating to a series of securities will discuss in greater detail the effect of the rate and timing of principal payments, including prepayments, delinquencies and losses on the yield, weighted average lives and maturities of those securities.

The Agreements

Set forth below is a description of the material provisions of the indentures, pooling and servicing agreements and trust agreements which, as applicable, will govern the terms of each series of securities and which are not described elsewhere in this prospectus.  The description of these agreements is subject to, and qualified in its entirety by reference to, the provisions of each agreement.  Where particular provisions or terms used in the agreements are referred to, the provisions or terms are as specified in the agreements.

Servicing

Customary servicing functions with respect to loans constituting the Assets in the trust fund will be provided, as specified in the prospectus  supplement, either by the master servicer directly or through one or more servicers subject to supervision by the master servicer, or by a single servicer that is a party to the applicable agreement for a series and services the loans directly or through one or more subservicers.  In general, descriptions of the rights and obligations of a master servicer in this prospectus will also be applicable to any servicer.

If the master servicer services the loans through servicers, the master servicer may or may not, as specified in the prospectus supplement, be ultimately responsible for the performance of all servicing activities, including those performed by the servicers, notwithstanding its delegation of certain responsibilities to the servicers.

Each seller of a loan to the depositor in connection with a series or any other servicing entity may act as the sub-servicer for a loan in connection with that series pursuant to a sub-servicer agreement, which will not contain any terms inconsistent with the related agreement.  While each sub-servicing agreement will be a contract solely between the master servicer and the sub-servicer, the agreement pursuant to which a series of securities is issued will provide that, if for any reason the master servicer for that series of securities is no longer the master servicer of the related loans, the trustee or any successor master servicer may assume the master servicer’s rights and obligations under the sub-servicing agreement.  Notwithstanding any subservicing arrangement, unless otherwise provided in the related prospectus supplement, the master servicer will remain liable for its servicing duties and obligations under the master servicing agreement as if the master servicer alone were servicing the loans.

Assignment of the Trust Fund Assets

Assignment of the Loans.  At the time of issuance of the securities of a series, and except as otherwise specified in the related prospectus supplement, the depositor will cause the loans comprising the related trust fund to be assigned to the trustee, without recourse, together with all principal and interest received by or on behalf of the depositor on or with respect to those loans after the cut-off date, other than principal and interest due on or before the cut-off date and other than any retained interest specified in the related prospectus supplement.  The trustee will, concurrently with the assignment, deliver the securities to the depositor in exchange for the loans.  Each loan will be identified in a schedule appearing as an exhibit to the related agreement.  The schedule will include information as to the outstanding principal balance of each loan after application of payments due on or before the cut-off date, as well as information regarding the loan interest rate, the maturity of the loan, the loan-to-value ratios or combined loan-to-value ratios, as applicable, at origination and other information.

Unless otherwise specified in the related prospectus supplement, within the time period specified in the related poololing and servicing agreement, the depositor, or the seller of the related loans to the depositor, will be required to deliver or cause to be delivered to the trustee or to the trustee’s custodian as to each mortgage loan or home equity loan, among other things:

(1)

the mortgage note or contract endorsed without recourse in blank or to the order of the trustee;

(2)

the mortgage, deed of trust or similar instrument with evidence of recording indicated on the mortgage, deed of trust or similar instrument, except for any mortgage not returned from the public recording office, in which case the depositor or seller will deliver or cause to be delivered a copy of the mortgage together with a certificate that the original of the mortgage was delivered to the applicable recording office;

(3)

an assignment of the mortgage to the trustee, which assignment will be in recordable form in the case of a mortgage assignment; and

(4)

the other security documents, including those relating to any senior interests in the property, as may be specified in the related prospectus supplement or the related agreement.

Notwithstanding the foregoing, if specified in the prospectus supplement, the depositor or the seller may maintain possession of the documents in clauses (1) through (4) above for the life of the transaction or until the occurrence of events described in that prospectus supplement.

If specified in the related prospectus supplement, the depositor or the seller will promptly cause the assignments of the related loans to be recorded in the appropriate public office for real property records, except in states in which, in the opinion of counsel acceptable to the trustee, the recording is not required to protect the trustee’s interest in the loans against the claim of any subsequent transferee or any successor to or creditor of the depositor or the originators of the loans.  Alternatively, if specified in the related prospectus supplement, the depositor or the seller will not cause the assignments of the loans to be recorded or will cause the recordation only upon the occurrence of events specified in that prospective supplement.

If so specified, in lieu of the delivery requirement set forth above, with respect to any mortgage which has been recorded in the name of the Mortgage Electronic Registration Systems, Inc., or MERS®, or its designee, no mortgage assignment in favor of the trustee will be required to be prepared or delivered.  Instead, the master servicer will be required to take all actions as are necessary to cause the applicable trust fund to be shown as the owner of the related mortgage loan on the records of MERS for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by MERS.

With respect to any loans that are cooperative loans, the depositor or the seller will cause to be delivered to the trustee the related original cooperative note endorsed without recourse in blank or to the order of the trustee, the original security agreement, the proprietary lease or occupancy agreement, the recognition agreement, an executed financing agreement and the relevant stock certificate, related blank stock powers and any other document specified in the related prospectus supplement.  If so specified in the related prospectus supplement, the depositor or the seller will cause to be filed in the appropriate office an assignment and a financing statement evidencing the trustee’s security interest in each cooperative loan.

If specified in the related prospectus supplement, the depositor or the seller will as to each manufactured housing contract or home improvement contract, deliver or cause to be delivered to the trustee the original contract and copies of documents and instruments related to each contract and, other than in the case of unsecured contracts, the security interest in the property securing that contract.  In order to give notice of the right, title and interest of securityholders to the contracts, if specified in the related prospectus supplement, the depositor or the seller will cause a UCC-1 financing statement to be executed by the depositor or the seller identifying the trustee as the secured party and identifying all contracts as collateral.  If so specified in the related prospectus supplement, the contracts will not be stamped or otherwise marked to reflect their assignment to the trustee.  Therefore, if, through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the contracts without notice of the assignment, the interest of securityholders in the contracts could be defeated.  See “Material Legal Aspects of the Loans—The Contracts.”

Unless otherwise specified in the related prospectus supplement, the trustee or its custodian will review the loan documents delivered to it within the time period specified in the related pooling and servicing agreement or custodial agreement, and the trustee will hold those documents in trust for the benefit of the related securityholders.  If any document is found to be missing or defective in any material respect, the trustee or its custodian will notify the master servicer and the depositor, and the master servicer will notify the related seller or originator.

If the applicable seller or originator cannot cure the omission or defect within the time period specified in the related prospectus supplement after receipt of notice, that seller or originator will be obligated to either (1) purchase the related loan from the trust fund at the purchase price or (2) if so specified in the related prospectus supplement, remove that loan from the trust fund and substitute in its place one or more other loans that meets requirements set forth in the prospectus supplement; provided, however, that such substitution is permitted only within two years after the related closing date and may not be made unless an opinion of counsel is provided to the effect that such substitution would not disqualify the REMIC elections or result in a prohibited transaction tax under the Code.  Unless otherwise specified in the related prospectus supplement, any replacement loan generally will, on the date of substitution, (i) have an outstanding principal balance, after deduction of all scheduled payments due in the month of substitution, not in excess of the principal balance of the loan being replaced (the amount of any shortfall to be deposited in the distribution account in the month of substitution), (ii) have a maximum mortgage rate not less than (and not more than two percentage points greater than) the maximum mortgage rate of the loan being replaced, (iii) have a gross margin not less than that of the loan being replaced, (iv) have a loan-to-value ratio equal to or less than that of the loan being replaced, (v) have a remaining term to maturity not greater than (and not more than one year less than) that of the loan being replaced, (vi) have the same adjustment date as that of the related loan being replaced, (vii) have a minimum rate not less than that of the loan being replaced n, (viii) have the same index as that of the loan being replaced and (ix) comply with all of the applicable representations and warranties.

There can be no assurance that a seller or originator will fulfill this purchase or substitution obligation.  Although the master servicer may be obligated to enforce the obligation to the extent described above under “The Trust Fund—Representations by Sellers or Originators; Repurchases,” neither the master servicer nor the depositor will be obligated to purchase or replace the loan if the seller or originator defaults on its obligation, unless the breach also constitutes a breach of the representations or warranties of the master servicer or the depositor, as the case may be.  This obligation to cure, purchase or substitute constitutes the sole remedy available to the securityholders or the trustee for omission of, or a material defect in, a constituent document.

The trustee will be authorized to appoint a custodian pursuant to a custodial agreement to maintain possession of and, if applicable, to review the documents relating to the loans as agent of the trustee.

The master servicer will make representations and warranties regarding its authority to enter into, and its ability to perform its obligations under, the agreement.  Upon a breach of any representation of the master servicer regarding its authority or its ability which materially and adversely affects the interests of the securityholders in a loan, the master servicer will be obligated either to cure the breach in all material respects or to purchase at the purchase price or if so specified in the related prospectus supplement, replace the loan.  This obligation to cure, purchase or substitute constitutes the sole remedy available to the securityholders or the trustee for that breach of representation by the master servicer.

Notwithstanding the foregoing provisions, with respect to a trust fund for which a REMIC election is to be made, no purchase or substitution of a loan will be made if the purchase or substitution would result in a prohibited transaction tax under the Internal Revenue Code.

No Recourse to Sellers, Originators, Depositor or Master Servicer

As described above under “—Assignment of the Trust Fund Assets,” the depositor will cause the loans comprising the related trust fund to be assigned to the trustee, without recourse.  However, each seller of the loans to the depositor or the originator of the loans will be obligated to repurchase or substitute for any loan as to which representations and warranties are breached or for failure to deliver the required documents relating to the loans as described above under “—Assignment of the Trust Fund Assets” and under “The Trust Fund—Representations by Sellers or Originators; Repurchases.” These obligations to purchase or substitute constitute the sole remedy available to the securityholders or the trustee for a breach of any representation or failure to deliver a constituent document.

Payments on Loans; Deposits to Security Account

The master servicer will establish and maintain or cause to be established and maintained with respect to the related trust fund a separate account or accounts for the collection of payments on the related trust fund assets in the trust fund which, unless otherwise specified in the related prospectus supplement, must be either:

·

maintained with a depository institution the debt obligations of which, or in the case of a depository institution that is the principal subsidiary of a holding company, the obligations of which, are rated in one of the two highest rating categories by the rating agency or rating agencies that rated one or more classes of the related series of securities;

·

an account or accounts the deposits in which are fully insured by either the Bank Insurance Fund of the FDIC or the Savings Association Insurance Fund (as successor to the Federal Savings and Loan Insurance Corporation);

·

an account or accounts the deposits in which are insured by the BIF or SAIF to the limits established by the FDIC, and the uninsured deposits in which are otherwise secured so that, as evidenced by an opinion of counsel, the securityholders have a claim with respect to the funds in the security account or a perfected first priority security interest against any collateral securing those funds that is superior to the claims of any other depositors or general creditors of the depository institution with which the security account is maintained; or

·

an account or accounts otherwise acceptable to each rating agency.

The collateral eligible to secure amounts in the security account is limited to permitted investments.  A security account may be maintained as an interest bearing account or the funds held in the security account may be invested pending each succeeding distribution date in permitted investments.  The related prospectus supplement will specify whether the master servicer or its designee will be entitled to receive any interest or other income earned on funds in the security account as additional compensation and the entity that will be obligated to deposit in the security account the amount of any loss immediately as realized.  The security account may be maintained with the master servicer or with a depository institution that is an affiliate of the master servicer, provided it meets the standards set forth above.

The master servicer will deposit or cause to be deposited in the security account for each trust fund, to the extent applicable and unless otherwise provided in the agreement, the following payments and collections received or advances made by or on behalf of it subsequent to the cut-off date, other than payments due on or before the cut-off date and exclusive of any amounts representing retained interest:

·

all payments on account of principal, including principal prepayments and, if specified in the related prospectus supplement, any applicable prepayment penalties, on the loans;

·

all payments on account of interest on the loans, net of applicable servicing compensation;

·

all proceeds, net of unreimbursed payments of property taxes, insurance premiums and similar items incurred, and unreimbursed advances made, by the master servicer, if any, of the hazard insurance policies and any primary mortgage insurance policies, to the extent those proceeds are not applied to the restoration of the property or released to the mortgagor in accordance with the master servicer’s normal servicing procedures and all other cash amounts, net of unreimbursed expenses incurred in connection with liquidation or foreclosure and unreimbursed advances made, by the master servicer, if any, received and retained in connection with the liquidation of defaulted loans, by foreclosure or otherwise, together with any net proceeds received on a monthly basis with respect to any properties acquired on behalf of the securityholders by foreclosure or deed in lieu of foreclosure;

·

all proceeds of any loan or property purchased by the master servicer, the depositor or any seller or originators as described under “The Trust Funds—Representations by Sellers or Originators; Repurchases” or under “—Assignment of Trust Fund Assets” above and all proceeds of any loan repurchased as described under “—Termination; Optional Termination” below;

·

all payments required to be deposited in the security account with respect to any deductible clause in any blanket insurance policy described under “—Hazard Insurance” below;

·

any amount required to be deposited by the master servicer in connection with losses realized on investments for the benefit of the master servicer of funds held in the security account and, to the extent specified in the related prospectus supplement, any payments required to be made by the master servicer in connection with prepayment interest shortfalls; and

·

all other amounts required to be deposited in the security account pursuant to the agreement.

The master servicer or the depositor, as applicable, will from time to time direct the institution that maintains the security account to withdraw funds from the security account for specified purposes which may include the following:

·

to pay to the master servicer the servicing fees described in the related prospectus supplement, the master servicing fees and, as additional servicing compensation, earnings on or investment income with respect to funds in the amounts in the security account credited to the security account;

·

to reimburse the master servicer for advances, the right of reimbursement with respect to any loan being limited to amounts received that represent late recoveries of payments of principal and/or interest on the loan (or insurance proceeds or liquidation proceeds with respect to that loan) with respect to which the advance was made;

·

to reimburse the master servicer for any advances previously made which the master servicer has determined to be nonrecoverable;

·

to reimburse the master servicer from insurance proceeds for expenses incurred by the master servicer and covered by the related insurance policies;

·

to reimburse the master servicer for unpaid master servicing fees and unreimbursed out-of-pocket costs and expenses incurred by the master servicer in the performance of its servicing obligations, the right of reimbursement being limited to amounts received representing late recoveries of the payments for which the advances were made;

·

to pay to the master servicer, with respect to each loan or property that has been purchased by the master servicer under the related agreement, all amounts received on the loan or property and not taken into account in determining the principal balance of the repurchased loan;

·

to reimburse the master servicer or the depositor for expenses incurred and reimbursable pursuant to the agreement;

·

to withdraw any amount deposited in the security account and not required to be deposited in the security account; and

·

to clear and terminate the security account upon termination of the agreement.

In addition, on or prior to the business day immediately preceding each distribution date or any other day specified in the related prospectus supplement, the master servicer shall withdraw from the security account the amount of available funds, to the extent on deposit, for deposit in an account maintained by the trustee for the related series of securities.

Pre-Funding Account

If so provided in the related prospectus supplement, a funding period will be established for the related series of securities and the master servicer will establish and maintain a pre-funding account.  Any pre-funding account for a trust fund will be maintained in the name of the related trustee, and will be the account into which the depositor or the seller will deposit cash from the proceeds of the issuance of the related securities in an amount equal to the pre-funded amount on the related closing date.  The pre-funded amount will not exceed 25% of the initial aggregate principal amount of the certificates and/or notes of the related series.  Any funding period for a trust fund will begin on the related closing date and will end on the earlier of (a) the date specified in the related prospectus supplement, which in no event will be later than the date that is one year after the related closing date and (b) the date on which the amount on deposit in the prefunding account is reduced to $10,000 or less.

The pre-funding account will be designed solely to hold funds to be applied by the related trustee during the funding period to pay to the depositor or the seller the purchase price for loans deposited into the trust fund subsequent to the related closing date.  The purchase of these subsequent loans will be the sole use for which amounts on deposit in the pre-funding account may be used during the funding period.  Monies on deposit in the pre-funding account will not be available to cover losses on or in respect of the related loans.  Each subsequent loan that is purchased by the related trustee will be required to be underwritten in accordance with the eligibility criteria set forth in the related agreement and in the related prospectus supplement.  The eligibility criteria will be determined in consultation with the applicable rating agency or rating agencies prior to the issuance of the related series of securities and are designed to ensure that if subsequent loans were included as part of the initial loans, the credit quality of the assets would be consistent with the initial rating or ratings of the securities of that series.  The depositor or the seller will certify to the trustee that all conditions precedent to the transfer of the subsequent loans to the trust fund, including, among other things, the satisfaction of the related eligibility criteria, have been satisfied.  It is a condition precedent to the transfer of any subsequent loans to the trust fund that the applicable rating agency or rating agencies, after receiving prior notice of the proposed transfer of the subsequent loans to the trust fund, will not have advised the depositor, the seller or the related trustee that the conveyance of the subsequent loans to the trust fund will result in a qualification, modification or withdrawal of their current rating of any securities of that series.  Upon the purchase by the trustee of a subsequent loan, that subsequent loan will be included in the related trust fund assets.  Following the purchase of subsequent loans by the Trust Fund, the loans, including the subsequent loans, will have the characteristics set forth in the related prospectus supplement.  Monies on deposit in the pre-funding account may be invested in permitted investments under the circumstances and in the manner described in the related agreement.  Earnings on investment of funds in the pre-funding account will be deposited into the related security account or any other trust account as is specified in the related prospectus supplement or released to the depositor, the seller or the master servicer or any other party and in the manner specified in the related prospectus supplement.  Losses on the investment of funds in the pre-funding account will be charged against the funds on deposit in the pre-funding account unless otherwise specified in the related prospectus supplement.  Any amounts remaining in the pre-funding account at the end of the funding period will be distributed to the related securityholders in the manner and priority specified in the related prospectus supplement, as a prepayment of principal of the related securities.  The depositor will include information regarding the additional subsequent loans in a Current Report on Form 8-K, to be filed after the end of the funding period, to the extent that the information, individually or in the aggregate, is material.

In addition, if so provided in the related prospectus supplement, the master servicer will establish and maintain, in the name of the trustee on behalf of the related securityholders, a capitalized account into which the depositor will deposit cash from the proceeds of the issuance of the related securities in an amount necessary to cover shortfalls in interest on the related series of securities that may arise as a result of a portion of the assets of the trust fund not being invested in loans and the utilization of the pre-funding account as described above.  The capitalized interest account shall be maintained with the trustee for the related series of securities and is designed solely to cover the above-mentioned interest shortfalls.  Monies on deposit in the capitalized interest account will not be available to cover losses on or in respect of the related loans.  Amounts on deposit in the capitalized interest account will be distributed to securityholders on the distribution dates occurring in the funding period to cover any shortfalls in interest on the related series of securities as described in the related prospectus supplement.  Monies on deposit in the capitalized interest account may be invested in permitted investments under the circumstances and in the manner described in the related agreement.  Earnings on and investment of funds in the capitalized interest account will be deposited into the related security account or any other trust account as specified in the related prospectus supplement or released to the depositor or the master servicer or any other party and in the manner specified in the related prospectus supplement.  Losses on the investment of funds in the capitalized interest account will be charged against the funds on deposit in the capitalized interest account unless otherwise specified in the related prospectus supplement.  To the extent that the entire amount on deposit in the capitalized interest account has not been applied to cover shortfalls in interest on the related series of securities by the end of the funding period, any amounts remaining in the capitalized interest account will be paid to the depositor or the seller as specified in the related prospectus supplement.

Hazard Insurance

Except as otherwise specified in the related prospectus supplement, the master servicer will require the mortgagor or obligor on each loan to maintain a hazard insurance policy providing for no less than the coverage of the standard form of fire insurance policy with extended coverage customary for the type of property in the state in which the property is located.  Coverage will be in an amount that is at least equal to the lesser of (1) the maximum insurable value of the improvements securing the loan or (2) the greater of (y) the outstanding principal balance of the loan and (z) an amount sufficient to prevent the mortgagor and/or the mortgagee from becoming a co-insurer.  All amounts collected by the master servicer under any hazard policy, except for amounts to be applied to the restoration or repair of the property or released to the mortgagor or obligor in accordance with the master servicer’s normal servicing procedures will be deposited in the related security account.  In the event that the master servicer maintains a blanket policy insuring against hazard losses on all the loans comprising part of a trust fund, it will conclusively be deemed to have satisfied its obligation relating to the maintenance of hazard insurance.  A blanket policy may contain a deductible clause, in which case the master servicer will be required to deposit from its own funds into the related security account the amounts which would have been deposited in the security account but for that clause.

In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements securing a loan by fire, lightning, explosion, smoke, windstorm and hail, riot, strike and civil commotion, subject to the conditions and exclusions in each policy.  Although the policies relating to the loans may have been underwritten by different insurers under different state laws in accordance with different applicable forms and therefore may not contain identical terms and conditions, the basic terms of the policies are dictated by respective state laws, and most policies typically do not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement including earthquakes, landslides and mud flows, nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in some cases, vandalism.  The foregoing list is merely indicative of a subset of the kinds of uninsured risks and is not intended to be all inclusive.  If the property securing a loan is located in a federally designated special flood area at the time of origination, the master servicer will require the mortgagor or obligor to obtain and maintain flood insurance.

The hazard insurance policies covering properties securing the loans typically contain a clause which in effect requires the insured at all time to carry insurance of a specified percentage of a specified percentage, generally 80% to 90%, of the full replacement value of the insured property in order to recover the full amount of any partial loss.  If the insured’s coverage falls below this specified percentage, then the insurer’s liability in the event of partial loss will not exceed the larger of (1) the actual cash value, generally defined as replacement cost at the time and place of loss, less physical depreciation, of the improvements damaged or destroyed or (2) the proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of the improvements.  Since the amount of hazard insurance the master servicer may cause to be maintained on the improvements securing the loans declines as the principal balances owing on the loans decrease, and since improved real estate generally has appreciated in value over time in the past, the effect of this requirement in the event of partial loss may be that hazard insurance proceeds will be insufficient to restore fully the damaged property.  If specified in the related prospectus supplement, a special hazard insurance policy will be obtained to insure against a portion of the uninsured risks described above.  See “Credit Enhancement.”

In general, the master servicer will not require that a standard hazard or flood insurance policy be maintained on the cooperative dwelling relating to any cooperative loan.  Generally, the cooperative itself is responsible for maintenance of hazard insurance for the property owned by the cooperative and the tenant-stockholders of that cooperative do not maintain individual hazard insurance policies.  To the extent, however, that a cooperative and the related borrower on a cooperative loan do not maintain insurance or do not maintain adequate coverage or any insurance proceeds are not applied to the restoration of damaged property, any damage to the borrower’s cooperative dwelling or the cooperative’s building could significantly reduce the value of the collateral securing that cooperative loan to the extent not covered by other credit support.

If the property securing a defaulted loan is damaged and proceeds, if any, from the related hazard insurance policy are insufficient to restore the damaged property, the master servicer is not required to expend its own funds to restore the damaged property unless it determines (1) that the restoration will increase the proceeds to securityholders on liquidation of the loan after reimbursement of the master servicer for its expenses and (2) that the related expenses will be recoverable by it from related insurance proceeds or liquidation proceeds.

If recovery on a defaulted loan under any related insurance policy is not available for the reasons set forth in the preceding paragraph, or if the defaulted loan is not covered by an insurance policy, the master servicer will be obligated to follow or cause to be followed the normal practices and procedures it deems necessary or advisable to realize upon the defaulted loan.  If the proceeds of any liquidation of the property securing the defaulted loan are less than the principal balance of that loan plus interest accrued on the loan that is payable to securityholders, the trust fund will realize a loss in the amount of that difference plus the aggregate of expenses incurred by the master servicer in connection with the proceedings and which are reimbursable under the agreement.  In the unlikely event that any of those proceedings result in a total recovery which is, after reimbursement to the master servicer of its expenses, in excess of the principal balance of that loan plus interest accrued on the loan that is payable to securityholders, the master servicer will be entitled to withdraw or retain from the security account amounts representing its normal servicing compensation with respect to that loan and amounts representing the balance of the excess, exclusive of any amount required by law to be forwarded to the related borrower, as additional servicing compensation.

If specified in the related prospectus supplement, if the master servicer or its designee recovers insurance proceeds which, when added to any related liquidation proceeds and after deduction of a portion of expenses reimbursable to the master servicer, exceed the principal balance of the related loan plus interest accrued on the loan that is payable to securityholders, the master servicer will be entitled to withdraw or retain from the security account amounts representing its normal servicing compensation with respect to that loan.  In the event that the master servicer has expended its own funds to restore the damaged property and those funds have not been reimbursed under the related hazard insurance policy, it will be entitled to withdraw from the security account out of related liquidation proceeds or insurance proceeds an amount equal to the expenses incurred by it, in which event the trust fund may realize a loss up to the amount so charged.  Since insurance proceeds cannot exceed deficiency claims and a portion of expenses incurred by the master servicer, no payment or recovery will result in a recovery to the trust fund which exceeds the principal balance of the defaulted loan together with accrued interest on the loan.  See “Credit Enhancement.”

In general, the proceeds from any liquidation of a loan will be applied in the following order of priority:

·

first, to reimburse the master servicer for any unreimbursed expenses incurred by it to restore the related property and any unreimbursed servicing compensation payable to the master servicer with respect to that loan;

·

second, to reimburse the master servicer for any unreimbursed advances with respect to that loan;

·

third, to accrued and unpaid interest, to the extent no advance has been made for the amount, on that loan; and

·

fourth, as a recovery of principal of that loan.

The related prospectus supplement may specify an alternative priority of allocation of proceeds from the liquidation of a loan.

Realization Upon Defaulted Loans

General.  The master servicer will use its reasonable best efforts to foreclose upon, repossess or otherwise comparably convert the ownership of the properties securing the related loans as come into and continue in default and as to which no satisfactory arrangements can be made for the collection of delinquent payments.  In connection with a foreclosure or other conversion, the master servicer will follow the practices and procedures as deems necessary or advisable and as are normal and usual in its servicing activities with respect to comparable loans serviced by it.  However, the master servicer will not be required to expend its own funds in connection with any foreclosure or towards the restoration of the property unless it determines that: (1) the restoration or foreclosure will increase the liquidation proceeds in respect of the related loan available to the securityholders after reimbursement to itself for the expenses and (2) the expenses will be recoverable by it either through liquidation proceeds or the proceeds of insurance.  Notwithstanding anything to the contrary in this prospectus, in the case of a trust fund for which a REMIC election has been made, the master servicer shall liquidate any property acquired through foreclosure within three years after the acquisition of the beneficial ownership of that property.  While the holder of a property acquired through foreclosure can often maximize its recovery by providing financing to a new purchaser, the trust fund, if applicable, will have no ability to do so and neither the master servicer nor the depositor will be required to do so.

The master servicer may arrange with the obligor on a defaulted loan, a modification of that loan to the extent provided in the related prospectus supplement.  Modifications may only be entered into if they meet the underwriting policies and procedures employed by the master servicer in servicing receivables for its own account and meet the other conditions described in the related prospectus supplement.

Primary Mortgage Insurance Policies.  If so specified in the related prospectus supplement, the master servicer will maintain or cause to be maintained, as the case may be, in full force and effect, a primary mortgage insurance policy with regard to each loan for which the coverage is required.  Primary mortgage insurance policies reimburse specified losses sustained by reason of defaults in payments by borrowers.  Although the terms and conditions of primary mortgage insurance policies differ, each primary mortgage insurance policy will generally cover losses up to an amount equal to the excess of the unpaid principal amount of a defaulted loan plus accrued and unpaid interest on that loan and approved expenses over a specified percentage of the value of the related mortgaged property.  The master servicer will not cancel or refuse to renew any primary mortgage insurance policy in effect at the time of the initial issuance of a series of securities that is required to be kept in force under the applicable agreement unless the replacement primary mortgage insurance policy for the cancelled or nonrenewed policy is maintained with an insurer whose claims-paying ability is sufficient to maintain the current rating of the classes of securities of that series that have been rated.

FHA Insurance; VA Guaranties.  Loans designated in the related prospectus supplement as insured by the FHA will be insured by the FHA as authorized under the United States Housing Act of 1937, as amended.  In addition to the Title I Program of the FHA, see “Material Legal Aspects of the loans—The Title I Program,” some loans will be insured under various FHA programs including the standard FHA 203(b) program to finance the acquisition of one-  to four-family housing units and the FHA 245 graduated payment mortgage program.  These programs generally limit the principal amount and interest rates of the mortgage loans insured.  Loans insured by FHA generally require a minimum down payment of approximately 5% of the original principal amount of the loan.  No FHA-insured loans relating to a series may have an interest rate or original principal amount exceeding the applicable FHA limits at the time of origination of the related loan.

Loans designated in the related prospectus supplement as guaranteed by the VA will be partially guaranteed by the VA under the Serviceman’s Readjustment Act of 1944, as amended.  The Serviceman’s Readjustment Act of 1944, as amended, permits a veteran or a spouse, in some instances, to obtain a mortgage loan guaranty by the VA covering mortgage financing of the purchase of a one-  to four-family dwelling unit at interest rates permitted by the VA.  The program has no mortgage loan limits, requires no down payment from the purchaser and permits the guaranty of mortgage loans of up to 30 years’ duration.  However, no loan guaranteed by the VA will have an original principal amount greater than five times the partial VA guaranty for that loan.  The maximum guaranty that may be issued by the VA under a VA guaranteed mortgage loan depends upon the original principal amount of the mortgage loan, as further described in 38 United States Code Section 1803(a), as amended.

Servicing and Other Compensation and Payment of Expenses

The master servicing fee is the principal servicing compensation to be paid to the master servicer in respect of its master servicing activities for each series of securities and will be equal to the amount set forth in the related prospectus supplement.  The master servicing fee may include a percentage per annum, if any, of the outstanding principal balance of each loan retained by it from collections of interest on the related loan in the related trust fund.  In addition, the master servicer or Sub-Servicer may be entitled to retain all prepayment charges, assumption fees and late payment charges, to the extent collected from borrowers, and/or any benefit that may accrue as a result of the investment of funds in the applicable security account to the extent specified in the related prospectus supplement.

The master servicer will pay or cause to be paid specified ongoing expenses associated with each trust fund and incurred by it in connection with its responsibilities under the related agreement, including, without limitation, payment of any fee or other amount payable in respect of any credit enhancement arrangements, payment of the fees and disbursements of the trustee, any custodian appointed by the trustee, the certificate registrar and any paying agent, and payment of expenses incurred in enforcing the obligations of sub-servicers and sellers.  The master servicer will be entitled to reimbursement of expenses incurred in enforcing the obligations of sub-servicers and sellers under limited circumstances as described in the related prospectus supplement or the applicable agreement.

Evidence as to Compliance

The related agreement for each series will require the trustee, any securities administrator, any master servicer and any other party that is participating in the servicing function of the Assets to provide to the depositor and any other party specified in the related agreement, on an annual basis on or before the date specified in the related agreement, a report on assessment of compliance with servicing criteria for asset-backed securities together with a copy of an attestation report from a registered public accounting firm regarding such party’s assessment of compliance.  In addition, the related agreement will require each of the trustee, any securities administrator, any master servicer and any other party that is participating in the servicing function of the assets to provide to the depositor and any other party specified in the related agreement, on an annual basis on or before the date specified in the applicable agreement a statement of compliance, signed by an authorized officer, to the effect that (a) a review of the party’s activities during the reporting period and of its performance under the related agreement has been made under such officer’s supervision and (b) to the best of that officer’s knowledge, based on such review, such party has fulfilled all of its obligations under the related agreement in all material respects throughout the reporting period or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to that officer and the nature and status thereof.

Matters Regarding the Master Servicer and the Depositor

The master servicer under each pooling and servicing agreement or master servicing agreement, as applicable, will be named in the related prospectus supplement.  Each servicing agreement will provide that the master servicer may not resign from its obligations and duties under that agreement except upon a determination that the performance by it of its duties is no longer permissible under applicable law.  The master servicer may, however, be removed from its obligations and duties as set forth in the agreement.  No resignation will become effective until the trustee or a successor servicer has assumed the master servicer’s obligations and duties under the agreement.

Each servicing agreement will further provide that neither the master servicer, the depositor nor any director, officer, employee, or agent of the master servicer or the depositor will be under any liability to the related trust fund or securityholders for any action taken or for refraining from the taking of any action in good faith pursuant to the agreement, or for errors in judgment; provided, however, that neither the master servicer, the depositor nor any director, officer, employee, or agent of the master servicer or the depositor will be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of its duties or by reason of reckless disregard of its obligations and duties.  Each servicing agreement will further provide that the master servicer, the depositor and any director, officer, employee or agent of the master servicer or the depositor will be entitled to indemnification by the related trust fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the agreement or the securities, other than any loss, liability or expense related to any specific loan or loans, except any loss, liability or expense otherwise reimbursable pursuant to the agreement, and any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of its duties or by reason of reckless disregard of its obligations and duties.  In addition, each agreement will provide that neither the master servicer nor the depositor will be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its respective responsibilities under the agreement and which in its opinion may involve it in any expense or liability.  The master servicer or the depositor may, however, in its discretion undertake any action which it may deem necessary or desirable with respect to the agreement and the rights and duties of the parties to the agreement and the interests of the securityholders.  In that event, the legal expenses and costs of the action and any resulting liability will be expenses, costs and liabilities of the trust fund, and the master servicer or the depositor, as the case may be, will be entitled to be reimbursed for those amounts out of funds otherwise distributable to securityholders.

Except as otherwise specified in the related prospectus supplement, any person into which the master servicer may be merged or consolidated, or any person resulting from any merger or consolidation to which the master servicer is a party, or any person succeeding to the business of the master servicer, will be the successor of the master servicer under each agreement and further provided that the merger, consolidation or succession does not adversely affect the then current rating or ratings of the class or classes of securities of that series that have been rated.

Events of Default; Rights Upon Event of Default

Events of default under each pooling and servicing agreement and master servicing agreement generally will consist of:

·

failure by the master servicer to distribute or cause to be distributed to securityholders of any class any required payment, other than an advance, which continues unremedied for five days after the giving of written notice of the failure to the master servicer by the trustee or the depositor, or to the master servicer, the depositor and the trustee by the holders of securities of that class evidencing not less than 25% of the voting interests constituting that class;

·

any failure by the master servicer to make an advance as required under the agreement, unless cured as specified in that agreement;

·

any failure by the master servicer duly to observe or perform in any material respect any of its other covenants or agreements in the agreement which continues unremedied for thirty days after the giving of written notice of the failure to the master servicer by the trustee or the depositor, or to the master servicer, the depositor and the trustee by the holders of securities of any class evidencing not less than 25% of the aggregate voting interests constituting that class; or

·

events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceeding and actions by or on behalf of the master servicer indicating its insolvency, reorganization or inability to pay its obligations.

The prospectus supplement for a series of securities may describe additional or alternative events of default for the pooling and servicing agreement or the master servicing agreement.

If specified in the related prospectus supplement, the agreement will permit the trustee to sell the trust fund assets and the other assets of the trust fund described under “Credit Enhancement” in this prospectus in the event that payments in respect to the trust fund assets are insufficient to make payments required in the agreement.  The assets of the trust fund will be sold only under the circumstances and in the manner specified in the related prospectus supplement.

So long as an event of default under an agreement remains unremedied, the depositor or the trustee may, and at the direction of holders of securities of any class evidencing not less than 25% of the aggregate voting interests constituting a class and under the other circumstances specified in the related agreement, the trustee shall terminate all of the rights and obligations of the master servicer under the agreement relating to that trust fund and in and to the related trust fund assets.  Upon termination, the trustee or another entity in the related prospectus supplement will succeed to all of the responsibilities, duties and liabilities of the master servicer under the agreement, including, if specified in the related prospectus supplement, the obligation to make advances, and will be entitled to similar compensation arrangements.  In the event that the trustee is unwilling or unable so to act, it may appoint, or petition a court of competent jurisdiction for the appointment of, a mortgage loan servicing institution meeting the qualifications set forth in the related agreement to act as successor to the master servicer under the agreement.  Pending the appointment, the trustee is obligated to act in that capacity.  The trustee and any successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation payable to the master servicer under the agreement.

No securityholder, solely by virtue of that holder’s status as a securityholder, will have any right under any agreement to institute any proceeding with respect to the related agreement, unless that holder previously has given to the trustee written notice of default and unless the holders of securities of any class of that series evidencing not less than 25% of the aggregate voting interests constituting that class have made written request upon the trustee to institute a proceeding in its own name as trustee and have offered to the trustee reasonable indemnity, and the trustee for 60 days has neglected or refused to institute any proceeding.

Indenture.  Except as otherwise specified in the related prospectus supplement, events of default under the indenture for each series of notes include:

·

a default in the payment of any principal of or interest on any note of that series which continues unremedied for five days after the giving of written notice of the default is given as specified in the related prospectus supplement;

·

failure to perform in any material respect any other covenant of the depositor or the trust fund in the indenture which continues for a period of thirty (30) days after notice of the failure is given in accordance with the procedures described in the related prospectus supplement;

·

events of bankruptcy, insolvency, receivership or liquidation of the depositor or the trust fund; or

·

any other event of default provided with respect to notes of that series including but not limited to defaults on the part of the issuer, if any, of a credit enhancement instrument supporting the notes.

If an event of default with respect to the notes of any series at the time outstanding occurs and is continuing, either the trustee or the holders of a majority of the then aggregate outstanding amount of the notes of that series may declare the principal amount, of all the notes of the series to be due and payable immediately.  That declaration may, under limited circumstances, be rescinded and annulled by the holders of more than 50% of the voting interests of the notes of that series.

If, following an event of default with respect to any series of notes, the notes of that series have been declared to be due and payable, the trustee may, in its discretion, notwithstanding the acceleration, elect to maintain possession of the collateral securing the notes of that series and to continue to apply distributions on the collateral as if there had been no declaration of acceleration if the collateral continues to provide sufficient funds for the payment of principal of and interest on the notes of that series as they would have become due if there had not been a declaration.  In addition, the trustee may not sell or otherwise liquidate the collateral securing the notes of a series following an event of default, other than a default in the payment of any principal or interest on any note of that series for five days or more, unless:

(a)

the holders of 100% of the voting interests of the notes of that series consent to the sale;

(b)

the proceeds of the sale or liquidation are sufficient to pay in full the principal of and accrued interest, due and unpaid, on the outstanding notes of that series at the date of the sale; or

(c)

the trustee determines that the collateral would not be sufficient on an ongoing basis to make all payments on those notes as the payments would have become due if the notes had not been declared due and payable, and the trustee obtains the consent of the holders of 66  2/3% of the voting interests of the notes of that series.

In the event that the trustee liquidates the collateral in connection with an event of default involving a default for five days or more in the payment of principal of or interest on the notes of a series, the indenture provides that the trustee will have a prior lien on the proceeds of any liquidation for unpaid fees and expenses.  As a result, upon the occurrence of an event of default, the amount available for distribution to the noteholders would be less than would otherwise be the case.  However, the trustee may not institute a proceeding for the enforcement of its lien except in connection with a proceeding for the enforcement of the lien of the indenture for the benefit of the noteholders after the occurrence of an event of default.

Except as otherwise specified in the related prospectus supplement, in the event the principal of the notes of a series is declared due and payable, as described above, the holders of any notes declared due and payable which was issued at a discount from par may be entitled to receive no more than an amount equal to its unpaid principal amount less the amount of the discount which is unamortized.

In case an event of default shall occur and be continuing with respect to a series of notes, the trustee shall be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the holders of notes of that series, unless those holders offered to the trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in complying with that request or direction.  So long as they are acting in accordance with the provisions for indemnification and the limitations contained in the indenture, the holders of a majority of the then aggregate outstanding amount of the notes of that series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the notes of that series.  The holders of a majority of the then aggregate outstanding amount of the notes of that series may, in some cases, waive any default with respect to a series, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the indenture that cannot be modified without the waiver or consent of all the affected noteholders.  Each indenture will provide that, notwithstanding any other provision of the indenture, the right of any noteholder to receive payments of principal and interest on its notes when due, or to institute suit for any payments not made when due, shall not be impaired or affected without the holder’s consent.

Amendment

Except as otherwise specified in the related prospectus supplement, each agreement may be amended by the depositor, the master servicer and the trustee, without the consent of any of the securityholders, and any other party specified in the related prospectus supplement:

·

to cure any ambiguity;

·

to correct or supplement any provision in that agreement which may be defective or inconsistent with any other provision in that agreement; or

·

to make any other revisions with respect to matters or questions arising under the Agreement, provided that the amendment will not adversely affect in any material respect the interests of any securityholder.

An amendment will be deemed not to adversely affect in any material respect the interests of the securityholders if the person requesting that amendment obtains a letter from each rating agency requested to rate the class or classes of securities of that series stating that the amendment will not result in the downgrading or withdrawal of the respective ratings then assigned to the related securities.  In addition, to the extent provided in the related agreement, an agreement may be amended without the consent of any of the securityholders, to change the manner in which the security account is maintained, provided that any change does not adversely affect the then current rating on the class or classes of securities of that series that have been rated.  In addition, if a REMIC election is made with respect to a trust fund, the related agreement may be amended to modify, eliminate or add to any of its provisions to the extent necessary to maintain the qualification of the related trust fund as a REMIC, provided that the trustee has received an opinion of counsel to the effect that the action is necessary or helpful to maintain that qualification.

Except as otherwise specified in the related prospectus supplement, each agreement may also be amended by the depositor, the master servicer and the trustee with consent of holders of securities of the related series evidencing not less than 66 2/3% of the aggregate voting interests of each affected class for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the agreement or of modifying in any manner the rights of the holders of the related securities; provided, however, that no amendment of this type may (1) reduce in any manner the amount of or delay the timing of, payments received on loans which are required to be distributed on any security without the consent of the holder of that security, or (2) reduce the aforesaid percentage of securities of any class the holders of which are required to consent to that amendment without the consent of the holders of all securities of the class covered by the related agreement then outstanding.  If a REMIC election is made with respect to a trust fund, the trustee will not be entitled to consent to an amendment to the related agreement without having first received an opinion of counsel to the effect that the amendment will not cause the related trust fund to fail to qualify as a REMIC.

Termination; Optional Termination

Pooling and Servicing Agreement; Trust Agreement.  In addition, to the circumstances specified in the related agreement, the obligations created by each pooling and servicing agreement and trust agreement for each series of securities will terminate upon the payment to the related securityholders of all amounts held in the security account or by the master servicer and required to be paid to them pursuant to that agreement following the later of (1) the final payment of or other liquidation of the last of the trust fund assets or the disposition of all property acquired upon foreclosure of any trust fund assets remaining in the trust fund and (2) the purchase by the master servicer or, if REMIC treatment has been elected and if specified in the related prospectus supplement, by the holder of the residual interest in the REMIC from the related trust fund of all of the remaining trust fund assets and all property acquired in respect of those trust fund assets.

Any purchase of trust fund assets and property acquired in respect of trust fund assets evidenced by a series of securities will be made at the option of the master servicer, any other person or, if applicable, the holder of the REMIC residual interest, at a price specified in the related prospectus supplement.  The exercise of that option will effect early retirement of the securities of that series, but the right of the master servicer, any other person or, if applicable, the holder of the REMIC residual interest, to so purchase is conditioned on the principal balance of the related trust fund assets being less than the percentage specified in the related prospectus supplement of the aggregate principal balance of the trust fund assets at the cut-off date for the series.  Upon that requirement being satisfied, the parties specified in the related prospectus supplement may purchase all trust fund assets, causing the retirement of the related series of securities.  In that event, the applicable purchase price will be sufficient to pay the aggregate outstanding principal balance of that series of securities and any undistributed shortfall in interest of that series of securities as will be described in the related prospectus supplement.  However, if a REMIC election has been made with respect to a trust fund, the purchase will be made only in connection with a “qualified liquidation” of the REMIC within the meaning of Section 860F(g)(4) of the Internal Revenue Code.

Indenture.  The indenture will be discharged with respect to a series of notes, other than continuing rights specified in the indenture, upon the delivery to the trustee for cancellation of all the notes of that series or, with specified limitations, upon deposit with the trustee of funds sufficient for the payment in full of all of the notes of that series.

In addition to that discharge with limitations, the indenture will provide that, if so specified with respect to the notes of any series, the related trust fund will be discharged from any and all obligations in respect of the notes of that series, except for specified obligations relating to temporary notes and exchange of notes, to register the transfer of or exchange notes of that series, to replace stolen, lost or mutilated notes of that series, to maintain paying agencies and to hold monies for payment in trust, upon the deposit with the Trustee, in trust, of money and/or direct obligations of or obligations guaranteed by the United States of America which through the payment of interest and principal in accordance with their terms will provide money in an amount sufficient to pay the principal of and each installment of interest on the notes of that series on the last scheduled distribution date for the notes and any installment of interest on those notes in accordance with the terms of the Indenture and the notes of that series.  In the event of that defeasance and discharge of notes of a series, holders of notes of that series would be able to look only to money and/or direct obligations for payment of principal and interest, if any, on their notes until maturity.

The Trustee

The trustee under each applicable agreement will be named in the applicable prospectus supplement.  The commercial bank or trust company serving as trustee may have normal banking relationships with the depositor, the master servicer and any of their respective affiliates.

The Securities Administrator

If specified in the related prospectus supplement, a securities administrator may be appointed which will be responsible for performing certain administrative and tax functions typically performed by the trustee.  The securities administrator shall at all times be a commercial bank, savings and loan association or trust company.  The entity serving as securities administrator may have normal banking relationships with the depositor and the master servicer or their affiliates.  The securities administrator may also act as a master servicer or a servicer for a series of securities.

Material Legal Aspects of the Loans

The following discussion contains summaries, which are general in nature, of the material legal matters relating to the loans.  Because legal aspects are governed primarily by applicable state law, which laws may differ substantially, the descriptions do not, except as expressly provided below, reflect the laws of any particular state, nor to encompass the laws of all states in which the security for the loans is situated.

General

The loans for a series may be secured by deeds of trust, mortgages, security deeds or deeds to secure debt, depending upon the prevailing practice in the state in which the property securing the loan is located.  Deeds of trust are used almost exclusively in California instead of mortgages.  A mortgage creates a lien upon the real property encumbered by the mortgage, which lien is generally not prior to the lien for real estate taxes and assessments.  Priority between mortgages depends on their terms and generally on the order of recording with a state or county office.  There are two parties to a mortgage, the mortgagor, who is the borrower and owner of the mortgaged property, and the mortgagee, who is the lender.  Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage.  Although a deed of trust is similar to a mortgage, a deed of trust formally has three parties, the borrower-property owner called the trustor, similar to a mortgagor, a lender, similar to a mortgagee, called the beneficiary, and a third-party grantee called the trustee.  Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the obligation.  A security deed and a deed to secure debt are special types of deeds which indicate on their face that they are granted to secure an underlying debt.  By executing a security deed or deed to secure debt, the grantor conveys title to, as opposed to merely creating a lien upon, the subject property to the grantee until the time at which the underlying debt is repaid.  The trustee’s authority under a deed of trust, the mortgagee’s authority under a mortgage and the grantee’s authority under a security deed or deed to secure debt are governed by law and, with respect to some deeds of trust, the directions of the beneficiary.

Cooperatives.  A portion of the loans may be cooperative loans.  The cooperative owns all the real property that comprises the project, including the land, separate dwelling units and all common areas.  The cooperative is directly responsible for project management and, in most cases, payment of real estate taxes and hazard and liability insurance.  If there is a blanket mortgage on the cooperative and/or underlying land, as is generally the case, the cooperative, as project mortgagor, is also responsible for meeting these mortgage obligations.  A blanket mortgage is ordinarily incurred by the cooperative in connection with the construction or purchase of the cooperative’s apartment building.  The interest of the occupant under proprietary leases or occupancy agreements to which that cooperative is a party are generally subordinate to the interest of the holder of the blanket mortgage in that building.  If the cooperative is unable to meet the payment obligations arising under its blanket mortgage, the mortgagee holding the blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements.  In addition, the blanket mortgage on a cooperative may provide financing in the form of a mortgage that does not fully amortize with a significant portion of principal being due in one lump sum at final maturity.  The inability of the cooperative to refinance this mortgage and its consequent inability to make the final payment could lead to foreclosure by the mortgagee providing the financing.  A foreclosure in either event by the holder of the blanket mortgage could eliminate or significantly diminish the value of any collateral held by the lender who financed the purchase by an individual tenant-stockholder of cooperative shares or, in the case of a trust fund including cooperative loans, the collateral securing the cooperative loans.

The cooperative is owned by tenant-stockholders who, through ownership of stock, shares or membership certificates in the corporation, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units.  Generally, a tenant-stockholder of a cooperative must make a monthly payment to the cooperative representing that tenant-stockholder’s pro rata share of the cooperative’s payments for its blanket mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses.  An ownership interest in a cooperative and accompanying rights is financed through a cooperative share loan evidenced by a promissory note and secured by a security interest in the occupancy agreement or proprietary lease and in the related cooperative shares.  The lender takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement, and a financing statement covering the proprietary lease or occupancy agreement and the cooperative shares is filed in the appropriate state and local offices to perfect the lender’s interest in its collateral.  Subject to the limitations discussed under “—Foreclosure/ Repossession” below, upon default of the tenant-stockholder, the lender may sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of cooperative shares.

Foreclosure/Repossession

Deed of Trust.  Foreclosure of a deed of trust is generally accomplished by a non-judicial sale under a specific provision in the deed of trust which authorizes the trustee to sell the property at public auction upon any default by the borrower under the terms of the note or deed of trust.  In some states, that foreclosure also may be accomplished by judicial action in the manner provided for foreclosure of mortgages.  In addition to any notice requirements contained in a deed of trust, in some states, like California, the trustee must record a notice of default and send a copy to the borrower-trustor, to any person who has recorded a request for a copy of any notice of default and notice of sale, to any successor in interest to the borrower-trustor, to the beneficiary of any junior deed of trust and to other specified persons.  In some states, including California, the borrower-trustor has the right to reinstate the loan at any time following default until shortly before the trustee’s sale.  In general, the borrower, or any other person having a junior encumbrance on the real estate, may, during a statutorily prescribed reinstatement period, cure a monetary default by paying the entire amount in arrears plus other designated costs and expenses incurred in enforcing the obligation.  Generally, state law controls the amount of foreclosure expenses and costs, including attorney’s fees, which may be recovered by a lender.  After the reinstatement period has expired without the default having been cured, the borrower or junior lienholder no longer has the right to reinstate the loan and must pay the loan in full to prevent the scheduled foreclosure sale.  If the deed of trust is not reinstated within any applicable cure period, a notice of sale must be posted in a public place and, in most states, including California, published for a specific period of time in one or more newspapers.  In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest of record in the real property.  In California, the entire process from recording a notice of default to a non-judicial sale usually takes four to five months.

Mortgages.  Foreclosure of a mortgage is generally accomplished by judicial action.  The action is initiated by the service of legal pleadings upon all parties having an interest in the real property.  Delays in completion of the foreclosure may occasionally result from difficulties in locating necessary parties.  Judicial foreclosure proceedings are often not contested by any of the parties.  When the mortgagee’s right to foreclosure is contested, the legal proceedings necessary to resolve the issue can be time consuming.  After the completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other court officer to conduct the sale of the property.  In some states, mortgages may also be foreclosed by advertisement, pursuant to a power of sale provided in the related mortgage.

Although foreclosure sales are typically public sales, frequently no third party purchaser bids in excess of the lender’s lien because of the difficulty of determining the exact status of title to the property, the possible deterioration of the property during the foreclosure proceedings and a requirement that the purchaser pay for the property in cash or by cashier’s check.  Thus, the foreclosing lender often purchases the property from the trustee or referee for an amount equal to the principal amount outstanding under the loan, accrued and unpaid interest and the expenses of foreclosure in which event the mortgagor’s debt will be extinguished or the lender may purchase for a lesser amount in order to preserve its right against a borrower to seek a deficiency judgment in states where that judgment is available.  If it does purchase the property, except as limited by the right of the borrower in some states to remain in possession during the redemption period, the lender will assume the burden of ownership, including obtaining hazard insurance and making those repairs at its own expense as are necessary to render the property suitable for sale.  The lender will commonly obtain the services of a real estate broker and pay the broker’s commission in connection with the sale of the property.  Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender’s investment in the property.  Any loss may be reduced by the receipt of any mortgage guaranty insurance proceeds.

Courts have imposed general equitable principles upon foreclosure.  These equitable principles are generally designed to mitigate the legal consequences to the borrower of the borrower’s defaults under the loan documents.

Some courts have been faced with the issue of whether federal or state constitutional provisions reflecting due process concerns for fair notice require that borrowers under deeds of trust receive notice longer than that prescribed by statute.  For the most part, these cases have upheld the notice provisions as being reasonable, or have found that the sale by a trustee under a deed of trust does not involve sufficient state action to afford constitutional protection to the borrower.

When the beneficiary under a junior mortgage or deed of trust cures the default and reinstates or redeems by paying the full amount of the senior mortgage or deed of trust, the amount paid by the beneficiary to cure or redeem becomes a part of the indebtedness secured by the junior mortgage or deed of trust.  See “—Junior Mortgages; Rights of Senior Mortgagees” below.

Cooperative Loans.  The cooperative shares owned by the tenant-stockholder and pledged to the lender are, in almost all cases, subject to transfer restrictions under the cooperative’s certificate of incorporation and bylaws, as well as the proprietary lease or occupancy agreement, and may be cancelled by the cooperative for failure by the tenant-stockholder to pay rent or other obligations or charges owed by that tenant-stockholder, including mechanics’ liens against the cooperative apartment building incurred by that tenant-stockholder.  The proprietary lease or occupancy agreement generally permits the cooperative to terminate that lease or agreement in the event an obligor fails to make payments or defaults in the performance of covenants under the lease or agreement.  Typically, the lender and the cooperative enter into a recognition agreement which establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder on its obligations under the proprietary lease or occupancy agreement.  A default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

The recognition agreement generally provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the cooperative will take no action to terminate the lease or agreement until the lender has been provided with an opportunity to cure the default.  The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the cooperative will recognize the lender’s lien against proceeds form the sale of the cooperative apartment, subject, however, to the cooperative’s right to sums due under that proprietary lease or occupancy agreement.  The total amount owed to the cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the cooperative loan and accrued and unpaid interest on that loan.

Recognition agreements also provide that in the event of a foreclosure on a cooperative loan, the lender must obtain the approval or consent of the cooperative as required by the proprietary lease before transferring the cooperative shares or assigning the proprietary lease.  Generally, the lender is not limited in any rights it may have to dispossess the tenant-stockholders.

In some states, foreclosure on the cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to those shares.  Article 9 of the UCC requires that a sale be conducted in a “commercially reasonable” manner.  Whether a foreclosure sale has been conducted in a “commercially reasonable” manner will depend on the facts in each case.  In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the foreclosure.  Generally, a sale conducted according to the usual practice of banks selling similar collateral will be considered reasonably conducted.

Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender’s security interest.  The recognition agreement, however, generally provides that the lender’s right to reimbursement is limited by the right of the cooperative to receive sums due under the proprietary lease or occupancy agreement.  If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus.  Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency.  See “—Anti-Deficiency Legislation and Other Limitations on Lenders” below.

In the case of foreclosure on a building which was converted from a rental building to a building owned by a cooperative under a non-eviction plan, some states require that a purchaser at a foreclosure sale take the property subject to rent control and rent stabilization laws which apply to some tenants who elected to remain in the building but who did not purchase shares in the cooperative when the building was so converted.

Environmental Risks

Real property pledged as security to a lender may subject the lender to unforeseen environmental risks.  Under the laws of some states, contamination of a property may give rise to a lien on the property to assure the payment of the costs of clean-up.  In several states a lien to assure the payment of the costs of clean-up has priority over the lien of an existing mortgage against that property.  In addition, under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, or CERCLA, the EPA may impose a lien on property where EPA has incurred clean-up costs.  However, a CERCLA lien is subordinate to pre-existing, perfected security interests.

Under the laws of some states, and under CERCLA, there are circumstances under which a secured lender may be held liable as an “owner” or “operator” for the costs of addressing releases or threatened releases of hazardous substances at a property, even though the environmental damage or threat was caused by a prior or current owner or operator.  CERCLA imposes liability for those costs on any and all “responsible parties,” including owners or operators.  However, CERCLA excludes from the definition of “owner or operator” a secured creditor who holds indicia of ownership primarily to protect its security interest—the “secured creditor exclusion”—but without “participating in the management” of the property.  Thus, if a lender’s activities begin to encroach on the actual management of a contaminated facility or property, the lender may incur liability as an “owner or operator” under CERCLA.  Similarly, if a lender forecloses and takes title to a contaminated facility or property, the lender may incur CERCLA liability in various circumstances, including, but not limited to, when it holds the facility or property as an investment, including leasing the facility or property to a third party, or fails to dispose of the property in a commercially reasonable time frame.

The Asset Conservation, Lender Liability and Deposit Insurance Protection Act of 1996 amended CERCLA to clarify when actions taken by a lender constitute participation in the management of a mortgaged property or the business of a borrower, so as to render the secured creditor exemption unavailable to a lender.  It provides that, in order to be deemed to have participated in the management of a mortgaged property, a lender must actually participate in the operational affairs of the property or the borrower.  The legislation also provides that participation in the management of the property does not include “merely having the capacity to influence, or unexercised right to control” operations.  Rather, a lender will lose the protection of the secured creditor exemption only if it exercises decision-making control over the borrower’s environmental compliance and hazardous substance handling and disposal practices, or assumes day-to-day management of all operational functions of the mortgaged property.

If a lender is or becomes liable, it can bring an action for contribution against any other “responsible parties,” including a previous owner or operator, who created the environmental hazard, but those persons or entities may be bankrupt or otherwise judgment proof.  The costs associated with environmental cleanup may be substantial.  It is conceivable that costs arising from the circumstances set forth above could result in a loss to securityholders.

A secured creditor exclusion does not govern liability for cleanup costs under federal laws other than CERCLA, except with respect to underground petroleum storage tanks regulated under the federal Resource Conservation and Recovery Act, or RCRA.  The Asset Conservation, Lender Liability and Deposit Insurance Protection Act of 1996 amended RCRA so that the protections accorded to lenders under CERCLA are also accorded to the holders of security interests in underground petroleum storage tanks.  It also endorsed EPA’s lender liability rule for underground petroleum storage tanks under Subtitle I of RCRA.  Under this rule, a holder of a security interest in an underground petroleum storage tank or real property containing an underground petroleum storage tank is not considered an operator of the underground petroleum storage tank as long as petroleum is not added to, stored in or dispensed from the tank.  It should be noted, however, that liability for cleanup of petroleum contamination may be governed by state law, which may not provide for any specific protection for secured creditors.

It is anticipated that, at the time the loans to be included in the trust fund are originated, no environmental assessment or a very limited environmental assessment of the mortgaged properties will be conducted.

Rights of Redemption

In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale.  In other states, including California, this right of redemption applies only to sales following judicial foreclosure, and not to sales pursuant to a non-judicial power of sale.  In most states where the right of redemption is available, statutory redemption may occur upon payment of the foreclosure purchase price, accrued interest and taxes.  In other states, redemption may be authorized if the prior borrower pays only a portion of the sums due.  The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property.  The exercise of a right of redemption would defeat the title of any purchaser from the lender subsequent to foreclosure or sale under a deed of trust.  Consequently, the practical effect of the redemption right is to force the lender to retain the property and pay the expenses of ownership until the redemption period has run.  In some states, there is no right to redeem property after a trustee’s sale under a deed of trust.

Anti-deficiency Legislation and Other Limitations on Lenders

Some states have imposed statutory and judicial restrictions that limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage.  In some states, including California, statutes and case law limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against borrowers financing the purchase of their residence or following sale under a deed of trust or other foreclosure proceedings.  A deficiency judgment is a personal judgment against the borrower equal in most cases to the difference between the amount due to the lender and the fair market value of the real property at the time of the foreclosure sale.  As a result of these limitations, it is anticipated that in most instances the master servicer will utilize the non-judicial foreclosure remedy and will not seek deficiency judgments against defaulting borrowers.

Some state statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower.  In other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting the security; however, in some of these states, the lender, following judgment on that personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security.  Consequently, the practical effect of the election requirement, when applicable, is that lenders will usually proceed first against the security rather than bringing a personal action against the borrower.  In some states, exceptions to the anti-deficiency statutes are provided for in specific instances where the value of the lender’s security has been impaired by acts or omissions of the borrower, for example, in the event of waste of the property.  Finally, other statutory provisions limit any deficiency judgment against the prior borrower following a foreclosure sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale.  The purpose of these statutes is generally to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the foreclosure sale.

Generally, Article 9 of the UCC governs foreclosure on cooperative shares and the related proprietary lease or occupancy agreement.  Some courts have interpreted section 9-504 of the UCC to prohibit a deficiency award unless the creditor establishes that the sale of the collateral, which, in the case of a cooperative loan, would be the shares of the cooperative and the related proprietary lease or occupancy agreement, was conducted in a commercially reasonable manner.

In addition to anti-deficiency and related legislation, numerous other federal and state statutory provisions, including the federal bankruptcy laws and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize upon its security.  For example, in a proceeding under the federal bankruptcy code, a lender may not foreclose on a mortgaged property without the permission of the bankruptcy court.  The rehabilitation plan proposed by the debtor may provide, if the mortgaged property is not the debtor’s principal residence and the court determines that the value of the mortgaged property is less than the principal balance of the mortgage loan, for the reduction of the secured indebtedness to the value of the mortgaged property as of the date of the commencement of the bankruptcy, rendering the lender a general unsecured creditor for the difference, and also may reduce the monthly payments due under that mortgage loan, change the rate of interest and alter the mortgage loan repayment schedule.  The effect of any of those proceedings under the federal bankruptcy code, including but not limited to any automatic stay, could result in delays in receiving payments on the loans underlying a series of securities and possible reductions in the aggregate amount of those payments.

The federal tax laws provide priority of some tax liens over the lien of a mortgage or secured party.

Due-on-Sale Clauses

The loans to be included in a trust fund may or may not contain a due-on-sale clause which will generally provide that if the mortgagor or obligor sells, transfers or conveys the property, the loan or contract may be accelerated by the mortgagee or secured party.  Court decisions and legislative actions have placed substantial restriction on the right of lenders to enforce those clauses in many states.  For instance, the California Supreme Court in August 1978 held that due-on-sale clauses were generally unenforceable.  However, the Garn-St Germain Act, subject to exceptions, preempts state constitutional, statutory and case law prohibiting the enforcement of due-on-sale clauses.  As a result, due-on-sale clauses have become generally enforceable except in those states whose legislatures exercised their authority to regulate the enforceability of those clauses with respect to mortgage loans that were (1) originated or assumed during the “window period” under the Garn-St Germain Act which ended in all cases not later than October 15, 1982, and (2) originated by lenders other than national banks, federal savings institutions and federal credit unions.  Freddie Mac has taken the position in its published mortgage servicing standards that, out of a total of eleven “window period states,” five states (Arizona, Michigan, Minnesota, New Mexico and Utah) have enacted statutes extending, on various terms and for varying periods, the prohibition on enforcement of due-on-sale clauses with respect to particular categories of window period loans.  Also, the Garn-St Germain Act does “encourage” lenders to permit assumption of loans at the original rate of interest or at some other rate less than the average of the original rate and the market rate.

As to loans secured by an owner-occupied residence, the Garn-St Germain Act sets forth nine specific instances in which a mortgagee covered by the act may not exercise its rights under a due-on-sale clause, notwithstanding the fact that a transfer of the property may have occurred.  The inability to enforce a due-on-sale clause may result in transfer of the related mortgaged property to an uncreditworthy person, which could increase the likelihood of default or may result in a mortgage bearing an interest rate below the current market rate being assumed by a new home buyer, which may affect the average life of the loans and the number of loans which may extend to maturity.

Further, under federal bankruptcy law, due-on-sale clauses may not be enforceable in bankruptcy proceedings and may, under limited circumstances, be eliminated in any modified mortgage resulting from that bankruptcy proceeding.

Enforceability of Prepayment and Late Payment Fees

Forms of notes, mortgages and deeds of trust used by lenders may contain provisions obligating the borrower to pay a late charge if payments are not timely made, and in some circumstances may provide for prepayment fees or penalties if the obligation is paid prior to maturity.  In some states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments.  Some states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid.  Under some state laws, prepayment charges may not be imposed after a specified period of time following the origination of mortgage loans with respect to prepayments on loans secured by liens encumbering owner-occupied residential properties.  Since, for each series, many of the mortgaged properties will be owner-occupied, it is anticipated that prepayment charges may not be imposed with respect to many of the loans.  The absence of that type of a restraint on prepayment, particularly with respect to fixed rate loans having higher loan interest rates, may increase the likelihood of refinancing or other early retirement of those loans or contracts.  Late charges and prepayment fees are typically retained by servicers as additional servicing compensation.

Applicability of Usury Laws

Title V provides that state usury limitations shall not apply to some types of residential first mortgage loans originated by particular lenders after March 31, 1980.  The OTS, as successor to the Federal Home Loan Bank Board, is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V.  The statute authorized the states to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision which expressly rejects an application of the federal law.  Fifteen states adopted a similar law prior to the April 1, 1983 deadline.  In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V.  Some states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

The Contracts

General.  The manufactured housing contracts and home improvement contracts, other than those that are unsecured or are secured by mortgages on real estate generally, are “chattel paper” or constitute “purchase money security interests” each as defined in the UCC.  Pursuant to the UCC, the sale of chattel paper is treated in a manner similar to perfection of a security interest in chattel paper.  Under the related agreement, the depositor or the seller will transfer physical possession of the contracts to the trustee or a designated custodian or may retain possession of the contracts as custodian for the trustee.  In addition, the depositor will make an appropriate filing of a UCC-1 financing statement in the appropriate states to, among other things, give notice of the trust fund’s ownership of the contracts.  The contracts will not be stamped or otherwise marked to reflect their assignment from the depositor to the trustee unless the related prospectus supplement states that they will be so stamped.  With respect to each transaction, a decision will be made as to whether or not the contracts will be stamped or otherwise marked to reflect their assignment from the depositor to the trustee, based upon, among other things, the practices and procedures of the related originator and master servicer and after consultation with the applicable rating agency or rating agencies.  Therefore, if the contracts are not stamped or otherwise marked to reflect their assignment from the depositor to the trustee and through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the contracts without notice of the assignment, the trust fund’s interest in the contracts could be defeated.

Security Interests in Home Improvements.  The contracts that are secured by home improvements grant to the originator of those contracts a purchase money security interest in the home improvements to secure all or part of the purchase price of the home improvements and related services.  A financing statement generally is not required to be filed to perfect a purchase money security interest in consumer goods.  The purchase money security interests are assignable.  In general, a purchase money security interest grants to the holder a security interest that has priority over a conflicting security interest in the same collateral and the proceeds of that collateral.  However, to the extent that the collateral subject to a purchase money security interest becomes a fixture, in order for the related purchase money security interest to take priority over a conflicting interest in the fixture, the holder’s interest in that home improvement must generally be perfected by a timely fixture filing.  In general, a security interest does not exist under the UCC in ordinary building material incorporated into an improvement on land.  Home improvement contracts that finance lumber, bricks, other types of ordinary building material or other goods that are deemed to lose that characterization upon incorporation of those materials into the related property, will not be secured by a purchase money security interest in the home improvement being financed.

Enforcement of Security Interest in Home Improvements.  So long as the home improvement is not governed by real estate law, a creditor can repossess a home improvement securing a contract by voluntary surrender, by “self-help” repossession that is “peaceful”—i.e., without breach of the peace—or, in the absence of voluntary surrender and the ability to repossess without breach of the peace, by judicial process.  The holder of a contract must give the debtor a number of days’ notice, which varies from 10 to 30 days depending on the state, prior to commencement of any repossession.  The UCC and consumer protection laws in most states place restrictions on repossession sales, including requiring prior notice to the debtor and commercial reasonableness in effecting a repossession sale.  The law in most states also requires that the debtor be given notice of any sale prior to resale of the unit that the debtor may redeem at or before the resale.

Under the laws of most states, a creditor is entitled to obtain a deficiency judgment from a debtor for any deficiency on repossession and resale of the property securing the debtor’s loan.  However, some states impose prohibitions or limitations on deficiency judgments, and in many cases the defaulting borrower would have no assets with which to pay a judgment.

Other statutory provisions, including federal and state bankruptcy and insolvency laws and general equitable principles, may limit or delay the ability of a lender to repossess and resell collateral or enforce a deficiency judgment.

Security Interests in the Manufactured Homes.  The manufactured homes securing the manufactured housing contracts may be located in all 50 states and the District of Columbia.  Security interests in manufactured homes may be perfected either by notation of the secured party’s lien on the certificate of title or by delivery of the required documents and payment of a fee to the state motor vehicle authority, depending on state law.  The security interests of the related trustee in the manufactured homes will not be noted on the certificates of title or by delivery of the required documents and payment of fees to the applicable state motor vehicle authorities unless the related prospectus supplement so states.  With respect to each transaction, a decision will be made as to whether or not the security interests of the related trustee in the manufactured homes will be noted on the certificates of title and the required documents and fees will be delivered to the applicable state motor vehicle authorities based upon, among other things, the practices and procedures of the related originator and master servicer and after consultation with the applicable rating agency or rating agencies.  In some nontitle states, perfection pursuant to the provisions of the UCC is required.  As manufactured homes have become large and often have been attached to their sites without any apparent intention to move them, courts in many states have held that manufactured homes, under particular circumstances, may become governed by real estate title and recording laws.  As a result, a security interest in a manufactured home could be rendered subordinate to the interests of other parties claiming an interest in the manufactured home under applicable state real estate law.  In order to perfect a security interest in a manufactured home under real estate laws, the secured party must file either a “fixture filing” under the provisions of the UCC or a real estate mortgage under the real estate laws of the state where the home is located.  These filings must be made in the real estate records office of the county where the manufactured home is located.  If so specified in the related prospectus supplement, the manufactured housing contracts may contain provisions prohibiting the borrower from permanently attaching the manufactured home to its site.  So long as the borrower does not violate this agreement, a security interest in the manufactured home will be governed by the certificate of title laws or the UCC, and the notation of the security interest on the certificate of title or the filing of a UCC financing statement will be effective to maintain the priority of the security interest in the manufactured home.  If, however, a manufactured home is permanently attached to its site, the related lender may be required to perfect a security interest in the manufactured home under applicable real estate laws.

In the event that the owner of a manufactured home moves it to a state other than the state in which the manufactured home initially is registered, under the laws of most states the perfected security interest in the manufactured home would continue for four months after that relocation and, after expiration of the four months, only if and after the owner re-registers the manufactured home in that state.  If the owner were to relocate a manufactured home to another state and not re-register a security interest in that state, the security interest in the manufactured home would cease to be perfected.  A majority of states generally require surrender of a certificate of title to re-register a manufactured home; accordingly, the secured party must surrender possession if it holds the certificate of title to that manufactured home or, in the case of manufactured homes registered in states which provide for notation of lien on the certificate of title, notice of surrender would be given to the secured party noted on the certificate of title.  In states which do not require a certificate of title for registration of a manufactured home, re-registration could defeat perfection.

Under the laws of most states, liens for repairs performed on a manufactured home and liens for personal property taxes take priority over a perfected security interest in the manufactured home.

Consumer Protection Laws.  The so-called “Holder-in-Due Course” rule of the FTC is intended to defeat the ability of the transferor of a consumer credit contract who is the seller of goods which gave rise to the transaction, and particular, related lenders and assignees, to transfer that contract free of notice of claims by the contract debtor.  The effect of this rule is to subject the assignee of a contract of this type to all claims and defenses that the debtor under the contract could assert against the seller of goods.  Liability under this rule is limited to amounts paid under a contract; however, the obligor also may be able to assert the rule to set off remaining amounts due as a defense against a claim brought by the Trustee against that obligor.  Numerous other federal and state consumer protection laws impose requirements applicable to the origination and lending pursuant to the contracts, including the Truth in Lending Act, the Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Equal Credit Opportunity Act, the Fair Debt Collection Practices Act and the Uniform Consumer Credit Code.  In the case of some of these laws, the failure to comply with their provisions may affect the enforceability of the related contract.

Applicability of Usury Laws.  Title V provides that state usury limitations shall not apply to any contract which is secured by a first lien on particular kinds of consumer goods, unless it is covered by any of the following conditions.  The contracts would be covered if they satisfy conditions governing, among other things, the terms of any prepayments, late charges and deferral fees and requiring a 30-day notice period prior to instituting any action leading to repossession of the related unit.

Title V authorized any state to reimpose limitations on interest rates and finance charges by adopting before April 1, 1983 a law or constitutional provision which expressly rejects application of the federal law.  Fifteen states adopted a similar law prior to the April 1, 1983 deadline.  In addition, even where Title V was not rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on loans covered by Title V.

Installment Contracts

The loans may also consist of installment contracts.  Under an installment contract the property seller, as lender under the contract, retains legal title to the property and enters into an agreement with the purchaser, as borrower under the contract, for the payment of the purchase price, plus interest, over the term of that contract.  Only after full performance by the borrower of the contract is the lender obligated to convey title to the property to the purchaser.  As with mortgage or deed of trust financing, during the effective period of the installment contract, the borrower is generally responsible for maintaining the property in good condition and for paying real estate taxes, assessments and hazard insurance premiums associated with the property.

The method of enforcing the rights of the lender under an installment contract varies on a state-by-state basis depending upon the extent to which state courts are willing, or able pursuant to state statute, to enforce the contract strictly according to its terms.  The terms of installment contracts generally provide that upon a default by the borrower, the borrower loses his or her right to occupy the property, the entire indebtedness is accelerated, and the buyer’s equitable interest in the property is forfeited.  The lender in that type of a situation does not have to foreclose in order to obtain title to the property, although in some cases a quiet title action is in order if the borrower has filed the installment contract in local land records and an ejectment action may be necessary to recover possession.  In a few states, particularly in cases of borrower default during the early years of an installment contract, the courts will permit ejectment of the buyer and a forfeiture of his or her interest in the property.  However, most state legislatures have enacted provisions by analogy to mortgage law protecting borrowers under installment contracts from the harsh consequences of forfeiture.  Under those statutes, a judicial or nonjudicial foreclosure may be required, the lender may be required to give notice of default and the borrower may be granted some grace period during which the installment contract may be reinstated upon full payment of the default amount and the borrower may have a post-foreclosure statutory redemption right.  In other states, courts in equity may permit a borrower with significant investment in the property under an installment contract for the sale of real estate to share in the proceeds of sale of the property after the indebtedness is repaid or may otherwise refuse to enforce the forfeiture clause.  Nevertheless, generally speaking, the lender’s procedures for obtaining possession and clear title under an installment contract in a given state are simpler and less time-consuming and costly than are the procedures for foreclosing and obtaining clear title to a property that is encumbered by one or more liens.

Servicemembers Civil Relief Act

Generally, under the terms of the Servicemembers Civil Relief Act, or the Relief Act, a borrower who enters military service after the origination of that borrower’s loan including a borrower who is a member of the National Guard or is in reserve status at the time of the origination of the loan and is later called to active duty, may not be charged interest above an annual rate of 6% during the period of that borrower’s active duty status, unless a court orders otherwise upon application of the lender that a servicemember's ability to pay a higher rate is not materially affected due to the servicemember's military service.  It is possible that the interest rate limitation could have an effect, for an indeterminate period of time, on the ability of the master servicer to collect full amounts of interest on some of the loans.  Any shortfall in interest collections resulting from the application of the Relief Act could result in losses to securityholders.  The Relief Act also imposes limitations which would impair the ability of the master servicer to foreclose on an affected loan during the borrower’s period of active duty status.  Moreover, the Relief Act permits the extension of a loan’s maturity and the re-adjustment of its payment schedule beyond the completion of military service.  Thus, in the event that a loan of this type goes into default, there may be delays and losses occasioned by the inability to realize upon the property in a timely fashion.

Junior Mortgages; Rights of Senior Mortgagees

To the extent that the loans comprising the trust fund for a series are secured by mortgages which are junior to other mortgages held by other lenders or institutional investors, the rights of the trust fund, and therefore the securityholders, as mortgagee under any junior mortgage, are subordinate to those of any mortgagee under any senior mortgage.  The senior mortgagee has the right to receive hazard insurance and condemnation proceeds and to cause the property securing the loan to be sold upon default of the mortgagor.  This action would in turn cause the junior mortgagee’s lien to be extinguished unless the junior mortgagee asserts its subordinate interest in the property in foreclosure litigation and, possibly, satisfies the defaulted senior mortgage.  A junior mortgagee may satisfy a defaulted senior loan in full and, in some states, may cure a default and bring the senior loan current, in either event adding the amounts expended to the balance due on the junior loan.  In most states, absent a provision in the mortgage or deed of trust, no notice of default is required to be given to a junior mortgagee.

The standard form of the mortgage used by most institutional lenders confers on the mortgagee the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with condemnation proceedings, and to apply the proceeds and awards to any indebtedness secured by the mortgage, in that order as the mortgagee may determine.  Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under senior mortgages will have priority to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgages.  Proceeds in excess of the amount of senior mortgage indebtedness, in most cases, may be applied to the indebtedness of a junior mortgage.

Another provision sometimes found in the form of the mortgage or deed of trust used by institutional lenders obligates the mortgagor to pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property which appear prior to the mortgage or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair and not commit or permit any waste upon the property, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee under the mortgage.  Upon a failure of the mortgagor to perform any of these obligations, the mortgagee is given the right under some mortgages to perform these obligations, at its election, with the mortgagor agreeing to reimburse the mortgagee for any sums expended by the mortgagee on behalf of the mortgagor.  All sums so expended by the mortgagee become part of the indebtedness secured by the mortgage.

The form of credit line trust deed or mortgage generally used by most institutional lenders which make revolving credit line loans typically contains a “future advance” clause, which provides, in essence, that additional amounts advanced to or on behalf of the borrower by the beneficiary or lender are to be secured by the deed of trust or mortgage.  Any amounts so advanced after the cut-off date with respect to any mortgage will not be included in the trust fund.  The priority of the lien securing any advance made under the clause may depend in most states on whether the deed of trust or mortgage is called and recorded as a credit line deed of trust or mortgage.  If the beneficiary or lender advances additional amounts, the advance is entitled to receive the same priority as amounts initially advanced under the trust deed or mortgage, notwithstanding the fact that there may be junior trust deeds or mortgages and other liens which intervene between the date of recording of the trust deed or mortgage and the date of the future advance, and notwithstanding that the beneficiary or lender had actual knowledge of the intervening junior trust deeds or mortgages and other liens at the time of the advance.  In most states, the trust deed or mortgage lien securing mortgage loans of the type which includes home equity credit lines applies retroactively to the date of the original recording of the trust deed or mortgage, provided that the total amount of advances under the home equity credit line does not exceed the maximum specified principal amount of the recorded trust deed or mortgage, except as to advances made after receipt by the lender of a written notice of lien from a judgment lien creditor of the trustor.

Commercial Loans

The market value of any commercial property, including traditional commercial, multifamily and mixed use properties that are predominantly used for commercial purposes, obtained in foreclosure or by deed in lieu of foreclosure will be based substantially on the operating income obtained from renting the units.  Because a default on a commercial loan is likely to have occurred because operating income, net of expenses, is insufficient to make debt service payments on such mortgage loan, it can be anticipated that the market value of such property will be less than was anticipated when such mortgage loan was originated.  To the extent that the equity in the property does not absorb the loss in market value and such loss is not covered by other credit support, a loss may be experienced.  With respect to multifamily property consisting of an apartment building owned by a cooperative, the cooperative’s ability to meet debt service obligations on the mortgage loan, as well as all other operating expenses, will be dependent in large part on the receipt of maintenance payments from the tenant-stockholders.  Unanticipated expenditures may in some cases have to be paid by special assessments of the tenant-stockholders.  The cooperative’s ability to pay the principal amount of the mortgage loan at maturity may depend on its ability to refinance the mortgage loan.  The depositor, the seller and the master servicer will have no obligation to provide refinancing for any such mortgage loan.

Mortgages that encumber income-producing property often contain an assignment of rents and leases, pursuant to which the mortgagor assigns its right, title and interest as landlord under each lease and the income derived therefrom to the lender, while the mortgagor retains a revocable license to collect the rents for so long as there is not default.  Under these assignments, the mortgagor typically assigns its right, title and interest as lessor under each lease and the income derived therefrom to the mortgagee, while retaining a license to collect the rents for so long as there is no default under the mortgage loan documentation.  The manner of perfecting the mortgagee’s interest in rents may depend on whether the mortgagor’s assignment was absolute or one granted as security for the loan.  Failure to properly perfect the mortgagee’s interest in rents may result in the loss of substantial pool of funds, which could otherwise serve as a source of repayment of such loan.  If the mortgagor defaults, the license terminates and the lender is entitled to collect the rents.  Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.  In most states, hotel and motel room rates are considered accounts receivable under the UCC; generally these rates are either assigned by the mortgagor, which remains entitled to collect such rates absent a default, or pledged by the mortgagor, as security for the loan.  In general, the lender must file financing statements in order to perfect its security interest in the rates and must file continuation statements, generally every five years, to maintain perfection of such security interest.  Even if the lender’s security interest in room rates is perfected under the UCC, the lender will generally be required to commence a foreclosure or otherwise take possession of the property in order to collect the room rates after a default.

Even after a foreclosure, the potential rent payments from the property may be less than the periodic payments that had been due under the mortgage.  For instance, the net income that would otherwise be generated from the property may be less than the amount that would have been needed to service the mortgage debt if the leases on the property are at below-market rents, or as the result of excessive maintenance, repair or other obligations which a lender succeeds to as landlord.

Commercial mortgage loans may present additional risk depending upon the type and use of the mortgaged property in question.  For instance, mortgaged properties which are hospitals, nursing homes or convalescent homes may present special risks to lenders in large part due to significant governmental regulation of the operation, maintenance, control and financing of health care institutions.  Mortgages on mortgaged properties which are owned by the borrower under a condominium form of ownership are subject to the declaration, by-laws and other rules and regulations of the condominium association.  Mortgaged properties which are hotels or motels may present additional risk in that: hotels, motels, golf courses, restaurants, movie theaters, car washes, and auto dealerships are typically operated in accordance with franchise, management and operating agreements which may be terminable by the operator.  In addition, the transferability of the hotel’s operating, liquor and other licenses to the entity acquiring the hotel either through purchase or foreclosure is subject to the variability of local law requirements.  Mortgaged properties which are multifamily residential properties may be subject to rent control laws, which could impact the future cash flows of these properties.  Finally, mortgaged properties which are financed in the installment sales contract method may leave the holder of the note exposed to tort and other claims as the true owner of the property which could impact the availability of cash to pass through to investors.

The ability of borrowers under commercial loans to make timely payment on their loans may be dependent upon such factors as location, market demographics, the presence of certain other retail outlets in the same shopping center, competition from catalog and internet retailers and insolvency of tenants.  Furthermore, such factors as the management skill, experience and financial resources of the operator, who may or may not be the borrower, national and regional economic conditions and other factors may affect the ability of borrowers to make payments when due.

The Title I Program

General.  Some of the loans contained in a trust fund may be loans insured under the FHA Title I Credit Insurance Program created pursuant to Sections 1 and 2(a) of the National Housing Act of 1934.  Under the Title I Program, the FHA is authorized and empowered to insure qualified lending institutions against losses on eligible loans.  The Title I Program operates as a coinsurance program in which the FHA insures up to 90% of specified losses incurred on an individual insured loan, including the unpaid principal balance of the loan, but only to the extent of the insurance coverage available in the lender’s FHA insurance coverage reserve account.  The owner of the loan bears the uninsured loss on each loan.

The types of loans which are eligible for FHA insurance under the Title I Program include property improvement loans.  A property improvement loan means a loan made to finance actions or items that substantially protect or improve the basic livability or utility of a property and includes single family improvement loans.

There are two basic methods of lending or originating loans, which include a “direct loan” or a “dealer loan.” With respect to a direct loan, the borrower makes application directly to a lender without any assistance from a dealer, which application may be filled out by the borrower or by a person acting at the direction of the borrower who does not have a financial interest in the loan transaction, and the lender may disburse the loan proceeds solely to the borrower or jointly to the borrower and other parties to the transaction.  With respect to a dealer loan, the dealer, who has a direct or indirect financial interest in the loan transaction, assists the borrower in preparing the loan application or otherwise assists the borrower in obtaining the loan from lender and the lender may distribute proceeds solely to the dealer or the borrower or jointly to the borrower and the dealer or other parties.  With respect to a dealer Title I Loan, a dealer may include a seller, a contractor or supplier of goods or services.

Loans insured under the Title I Program are required to have fixed interest rates and, generally, provide for equal installment payments due weekly, biweekly, semi-monthly or monthly, except that a loan may be payable quarterly or semi-annually in order to correspond with the borrower’s irregular flow of income.  The first or last payments or both may vary in amount but may not exceed 150% of the regular installment payment, and the first payment may be due no later than two months from the date of the loan.  The note must contain a provision permitting full or partial prepayment of the loan.  The interest rate may be established by the lender and must be fixed for the term of the loan and recited in the note.  Interest on an insured loan must accrue from the date of the loan and be calculated according to the actuarial method.  The lender must assure that the note and all other documents evidencing the loan are in compliance with applicable federal, state and local laws.

Each insured lender is required to use prudent lending standards in underwriting individual loans and to satisfy the applicable loan underwriting requirements under the Title I Program prior to its approval of the loan and disbursement of loan proceeds.  Generally, the lender must exercise prudence and diligence to determine whether the borrower and any co-maker is solvent and an acceptable credit risk, with a reasonable ability to make payments on the loan obligation.  The lender’s credit application and review must determine whether the borrower’s income will be adequate to meet the periodic payments required by the loan, as well as the borrower’s other housing and recurring expenses.  This determination must be made in accordance with the expense-to-income ratios published by the Secretary of HUD.

Under the Title I Program, the FHA does not review or approve for qualification for insurance the individual loans insured thereunder at the time of approval by the lending institution, as is typically the case with other federal loan programs.  If, after a loan has been made and reported for insurance under the Title I Program, the lender discovers any material misstatement of fact or that the loan proceeds have been misused by the borrower, dealer or any other party, it shall promptly report this to the FHA.  In that case, provided that the validity of any lien on the property has not been impaired, the insurance of the loan under the Title I Program will not be affected unless the material misstatements of fact or misuse of loan proceeds was caused by, or was knowingly sanctioned by, the lender or its employees.

Requirements for Title I Loans.  The maximum principal amount for Title I Loans must not exceed the actual cost of the project plus any applicable fees and charges allowed under the Title I Program; provided that the maximum amount does not exceed $25,000, or the then current applicable amount, for a single family property improvement loan.  Generally, the term of a Title I Loan may not be less than six months nor greater than 20 years and 32 days.  A borrower may obtain multiple Title I Loans with respect to multiple properties, and a borrower may obtain more than one Title I Loan with respect to a single property, in each case as long as the total outstanding balance of all Title I Loans in the same property does not exceed the maximum loan amount for the type of Title I Loan having the highest permissible loan amount.

Borrower eligibility for a Title I Loan requires that the borrower have at least a one-half interest in either fee simple title to the real property, a lease on the property for a term expiring at least six months after the final maturity of the Title I Loan or a recorded land installment contract for the purchase of the real property, and that the borrower have equity in the property being improved at least equal to the amount of the Title I Loan if the loan amount exceeds $15,000.  Any Title I Loan in excess of $7,500 must be secured by a recorded lien on the improved property which is evidenced by a mortgage or deed of trust executed by the borrower and all other owners in fee simple.

The proceeds from a Title I Loan may be used only to finance property improvements which substantially protect or improve the basic livability or utility of the property as disclosed in the loan application.  The Secretary of HUD has published a list of items and activities which cannot be financed with proceeds from any Title I Loan and from time to time, the Secretary of HUD may amend the list of items and activities.  With respect to any dealer Title I Loan, before the lender may disburse funds, the lender must have in its possession a completion certificate on a HUD approved form, signed by the borrower and the dealer.  With respect to any direct Title I Loan, the lender is required to obtain, promptly upon completion of the improvements but not later than six months after disbursement of the loan proceeds with one six month extension if necessary, a completion certificate, signed by the borrower.  The lender is required to conduct an on-site inspection on any Title I Loan where the principal obligation is $7,500 or more, and on any direct Title I Loan where the borrower fails to submit a completion certificate.

FHA Insurance Coverage.  Under the Title I Program, the FHA establishes an insurance coverage reserve account for each lender which has been granted a Title I insurance contract.  The amount of insurance coverage in this account is 10% of the amount disbursed, advanced or expended by the lender in originating or purchasing eligible loans registered with FHA for Title I insurance, with adjustments.  The balance in the insurance coverage reserve account is the maximum amount of insurance claims the FHA is required to pay.  Loans to be insured under the Title I Program will be registered for insurance by the FHA and the insurance coverage attributable to those loans will be included in the insurance coverage reserve account for the originating or purchasing lender following the receipt and acknowledgment by the FHA of a loan report on the prescribed form pursuant to the Title I regulations.  The FHA charges a fee of 0.50% per annum of the net proceeds (the original balance) of any eligible loan so reported and acknowledged for insurance by the originating lender.  The FHA bills the lender for the insurance premium on each insured loan annually, on approximately the anniversary date of the loan’s origination.  If an insured loan is prepaid during that year, FHA will not refund or abate the insurance premium.

Under the Title I Program the FHA will reduce the insurance coverage available in the lender’s FHA insurance coverage reserve account with respect to loans insured under the lender’s contract of insurance by (1) the amount of the FHA insurance claims approved for payment relating to the insured loans and (2) the amount of insurance coverage attributable to insured loans sold by the lender, and the insurance coverage may be reduced for any FHA insurance claims rejected by the FHA.  The balance of the lender’s FHA insurance coverage reserve account will be further adjusted as required under Title I or by the FHA, and the insurance coverage in that reserve account may be earmarked with respect to each or any eligible insured loans if a determination is made by the Secretary of HUD that it is in its interest to do so.  Origination and acquisitions of new eligible loans will continue to increase a lender’s insurance coverage reserve account balance by 10% of the amount disbursed, advanced or expended in originating or acquiring the eligible loans registered with the FHA for insurance under the Title I Program.  The Secretary of HUD may transfer insurance coverage between insurance coverage reserve accounts with earmarking with respect to a particular insured loan or group of insured loans when a determination is made that it is in the Secretary’s interest to do so.

The lender may transfer, except as collateral in a bona fide transaction, insured loans and loans reported for insurance only to another qualified lender under a valid Title I contract of insurance.  Unless an insured loan is transferred with recourse or with a guaranty or repurchase agreement, the FHA, upon receipt of written notification of the transfer of that loan in accordance with the Title I regulations, will transfer from the transferor’s insurance coverage reserve account to the transferee’s insurance coverage reserve account an amount, if available, equal to the lesser of 10% of the actual purchase price and the net unpaid principal balance of that loan.  However, under the Title I Program not more than $5,000 in insurance coverage shall be transferred to or from a lender’s insurance coverage reserve account during any October 1 to September 30 period without the prior approval of the Secretary of HUD.

Claims Procedures Under Title I.  Under the Title I Program, the lender may accelerate an insured loan following a default on that loan only after the lender or its agent has contacted the borrower in a face-to-face meeting or by telephone to discuss the reasons for the default and to seek its cure.  If the borrower does not cure the default or agree to a modification agreement or repayment plan, the lender will notify the borrower in writing that, unless within 30 days the default is cured or the borrower enters into a modification agreement or repayment plan, the loan will be accelerated and that, if the default persists, the lender will report the default to an appropriate credit agency.  The lender may rescind the acceleration of maturity after full payment is due and reinstate the loan only if the borrower brings the loan current, executes a modification agreement or agrees to an acceptable repayment plan.

Following acceleration of maturity upon a secured Title I Loan, the lender may either (a) proceed against the property under any security instrument, or (b) make a claim under the lender’s contract of insurance.  If the lender chooses to proceed against the property under a security instrument, or if it accepts a voluntary conveyance or surrender of the property, the lender may file an insurance claim only with the prior approval of the Secretary of HUD.

When a lender files an insurance claim with the FHA under the Title I Program, the FHA reviews the claim, the complete loan file and documentation of the lender’s efforts to obtain recourse against any dealer who has agreed to provide recourse, certification of compliance with applicable state and local laws in carrying out any foreclosure or repossession, and evidence that the lender has properly filed proofs of claims where the borrower is bankrupt or deceased.  Generally, a claim for reimbursement for loss on any Title I Loan must be filed with the FHA no later than nine months after the date of default of that loan.  Concurrently with filing the insurance claim, the lender shall assign to the United States of America the lender’s entire interest in the loan note, or a judgment in lieu of the note, in any security held and in any claim filed in any legal proceedings.  If, at the time the note is assigned to the United States, the Secretary has reason to believe that the note is not valid or enforceable against the borrower, the FHA may deny the claim and reassign the note to the lender.  If either defect is discovered after the FHA has paid a claim, the FHA may require the lender to repurchase the paid claim and to accept a reassignment of the loan note.  If the lender subsequently obtains a valid and enforceable judgment against the borrower, the lender may resubmit a new insurance claim with an assignment of the judgment.  The FHA may contest any insurance claim and make a demand for repurchase of the loan at any time up to two years from the date the claim was certified for payment, although that time limit does not apply in the event it is contesting on the grounds of fraud or misrepresentation on the part of the lender.

Under the Title I Program the amount of an FHA insurance claim payment, when made, is equal to the claimable amount, up to the amount of insurance coverage in the lender’s insurance coverage reserve account.  The claimable amount is equal to 90% of the sum of:

(a)

the unpaid loan obligation, net unpaid principal and the uncollected interest earned to the date of default, with adjustments to the unpaid loan obligation if the lender has proceeded against property securing that loan;

(b)

the interest on the unpaid amount of the loan obligation from the date of default to the date of the claim’s initial submission for payment plus 15 calendar days, but not to exceed 9 months from the date of default, calculated at the rate of 7% per annum;

(c)

the uncollected court costs;

(d)

the attorney’s fees not to exceed $500; and

(e)

the expenses for recording the assignment of the security to the United States.

Consumer Protection Laws

Numerous federal and state consumer protection laws impose substantive requirements upon mortgage lenders in connection with the origination, servicing and enforcement of the loans that will be included in a trust fund.  These laws include the federal Truth-in-Lending Act and Regulation Z promulgated thereunder, Real Estate Settlement Procedures Act and Regulation B promulgated thereunder, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes and regulations.  In particular, Regulation Z requires disclosures to the borrowers regarding the terms of the loans; the Equal Credit Opportunity Act and Regulation B promulgated thereunder prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit; and the Fair Credit Reporting Act regulates the use and reporting of information related to the borrower’s credit experience.  Particular provisions of these laws impose specific statutory liabilities upon lenders who fail to comply with them.  In addition, violations of those laws may limit the ability of the originators to collect all or part of the principal of or interest on the loans and could subject the originators and in some case their assignees to damages and administrative enforcement.

Material Federal Income Tax Consequences

General

The following is a summary of the material federal income tax consequences of the purchase, ownership, and disposition of the securities and is based on advice of McKee Nelson LLP, special counsel to the depositor, or any other counsel identified in the prospectus supplement.  The summary is based upon the provisions of the Internal Revenue Code, the regulations promulgated thereunder, including, where applicable, proposed regulations, and the judicial and administrative rulings and decisions now in effect, all of which are subject to change or possible differing interpretations.  The statutory provisions, regulations, and interpretations on which this interpretation is based are subject to change, and that type of a change could apply retroactively.

The summary does not purport to deal with all aspects of federal income taxation that may affect particular investors in light of their individual circumstances, nor with particular types of investors who are the subject of special treatment under the federal income tax laws.  This summary focuses primarily upon investors who will hold securities as “capital assets”, generally, property held for investment, within the meaning of Section 1221 of the Code, but much of the discussion is applicable to other investors as well.  Prospective investors are advised to consult their own tax advisers concerning the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of the securities.

The federal income tax consequences to holders of securities will vary depending on whether:

(1)

the securities of a series are classified as indebtedness;

(2)

an election is made to treat the trust fund relating to a particular series of securities as one or more REMICs under the Internal Revenue Code;

(3)

the securities represent a beneficial ownership interest in some or all of the assets included in the trust fund for a series; or

(4)

the trust fund relating to a particular series of certificates is treated as a partnership.

McKee Nelson LLP, special counsel to the depositor, or any other counsel identified in the prospectus supplement, are of the opinion that, for federal income tax purposes:

·

securities issued as notes will be treated as indebtedness;

·

securities issued as certificates will be treated as one of the following:

--  indebtedness;

--  beneficial ownership interests in the related trust fund or in its assets; or

--  “REMIC regular interests” or “REMIC residual interests”.

The last treatment would occur in the event that a REMIC election is made with respect to the trust fund, as described under “—Taxation of the REMIC and Its Holders”.  Each prospectus supplement will specify which of these treatments applies to the securities being issued.  McKee Nelson LLP, or any other counsel identified in the prospectus supplement, is of the opinion that REMIC “regular interests” will be treated as indebtedness issued by the REMIC.

In all cases, each trust fund will be structured to not be subject to an entity level tax, and McKee Nelson LLP, or any other counsel identified in the prospectus supplement, is of the opinion that each trust fund will not be characterized as an association, publicly traded partnership or taxable mortgage pool, taxable as a corporation.

The prospectus supplement for each series of securities will specify how the securities will be treated for federal income tax purposes and will discuss whether a REMIC election, if any, will be made with respect to that series.  Prior to issuance of each series of securities, the depositor shall file with the SEC a Current Report on Form 8-K on behalf of the related trust fund containing an opinion of counsel to the depositor with respect to the validity of the information set forth under “Material Federal Income Tax Consequences” in this prospectus and in the related prospectus supplement.

Taxation of Debt Securities

General.  If securities of a series being issued as certificates or notes are structured as indebtedness secured by the assets of the trust fund, assuming compliance with all provisions of the related documents and applicable law, McKee Nelson LLP, special counsel to the depositor, or any other counsel identified in the prospectus supplement, are of the opinion that the securities will be treated as debt for United States federal income tax purposes and the trust fund will not be characterized as an association, publicly traded partnership or taxable mortgage pool, taxable as a corporation.  At the time those securities are issued McKee Nelson LLP, or any other counsel identified in the prospectus supplement, will deliver an opinion generally to that effect.

Interest and Acquisition Discount.  Securities representing regular interests in a REMIC are generally taxable to holders in the same manner as evidences of indebtedness issued by the REMIC.  Stated interest on Regular Interest Securities will be taxable as ordinary income and taken into account using the accrual method of accounting, regardless of the holder’s normal accounting method.  Interest, other than original issue discount, on securities, other than Regular Interest Securities, that are characterized as indebtedness for federal income tax purposes will be includible in income by holders in accordance with their usual methods of accounting.

Debt Securities that are Compound Interest Securities—generally, securities all or a portion of the interest on which is not paid currently—will, and some of the other Debt Securities may, be issued with original issue discount.  The following discussion is based in part on the rules governing OID which are set forth in Sections 1271-1275 of the Code and the Treasury (the “OID regulations”) regulations issued thereunder on February 2, 1994.  A holder of Debt Securities should be aware, however, that the OID regulations do not adequately address some issues relevant to prepayable securities, such as the Debt Securities.

In general, OID, if any, will equal the difference between the stated redemption price at maturity of a Debt Security and its issue price.  A holder of a Debt Security must include OID in gross income as ordinary interest income as it accrues under a method taking into account an economic accrual of the discount.  In general, OID must be included in income in advance of the receipt of the cash representing that income.  The amount of OID on a Debt Security will be considered to be zero if it is less than a de minimis amount determined under the Code.

The issue price of a Debt Security is the first price at which a substantial amount of Debt Securities of that class are sold to the public, excluding bond houses, brokers, underwriters or wholesalers.  If less than a substantial amount of a particular class of Debt Securities is sold for cash on or prior to the related closing date, the issue price for that class will be treated as the fair market value of that class on that closing date.  The issue price of a Debt Security also includes the amount paid by an initial Debt Security holder for accrued interest that relates to a period prior to the issue date of the Debt Security.  The stated redemption price at maturity of a Debt Security includes the original principal amount of the Debt Security, but generally will not include distributions of interest if those distributions constitute “qualified stated interest.”

Under the OID regulations, qualified stated interest generally means interest payable at a single fixed rate or qualified variable rate, as described in this prospectus, provided that those interest payments are unconditionally payable at intervals of one year or less during the entire term of the Debt Security.  The OID regulations state that interest payments are unconditionally payable only if a late payment or nonpayment is expected to be penalized or reasonable remedies exist to compel payment.  Some Debt Securities may provide for default remedies in the event of late payment or nonpayment of interest.  The interest on those Debt Securities will be unconditionally payable and constitute qualified stated interest, not OID.  However, absent clarification of the OID regulations, where Debt Securities do not provide for default remedies, the interest payments will be included in the Debt Security’s stated redemption price at maturity and taxed as OID.  Interest is payable at a single fixed rate only if the rate appropriately takes into account the length of the interval between payments.  Distributions of interest on Debt Securities with respect to which deferred interest will accrue, will not constitute qualified stated interest payments, in which case the stated redemption price at maturity of those Debt Securities includes all distributions of interest as well as principal on those Debt Securities.  Where the interval between the issue date and the first distribution date on a Debt Security is either longer or shorter than the interval between subsequent distribution dates, all or part of the interest foregone, in the case of the longer interval, and all of the additional interest, in the case of the shorter interval, will be included in the stated redemption price at maturity and tested under the de minimis rule described in this prospectus.  In the case of a Debt Security with a long first period which has non-de minimis OID, all stated interest in excess of interest payable at the effective interest rate for the long first period will be included in the stated redemption price at maturity and the Debt Security will generally have OID.  Holders of Debt Securities should consult their own tax advisors to determine the issue price and stated redemption price at maturity of a Debt Security.

Under the de minimis rule OID on a Debt Security will be considered to be zero if the OID is less than 0.25% of the stated redemption price at maturity of the Debt Security multiplied by the weighted average maturity of the Debt Security.  For this purpose, the weighted average maturity of the Debt Security is computed as the sum of the amounts determined by multiplying the number of full years—i.e., rounding down partial years—from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Debt Security and the denominator of which is the stated redemption price at maturity of the Debt Security.  Holders generally must report de minimis OID pro rata as principal payments are received, and that income will be capital gain if the Debt Security is held as a capital asset.  However, accrual method holders may elect to accrue all de minimis OID as well as market discount under a constant interest method.

Debt Securities may provide for interest based on a qualified variable rate.  Under the OID regulations, interest is treated as payable at a qualified variable rate and not as contingent interest if, generally:

(1)

the interest is unconditionally payable at least annually at a “current value” of the index;

(2)

the issue price of the debt instrument does not exceed the total noncontingent principal payments;

(3)

interest is based on a “qualified floating rate,” an “objective rate,” or a combination of “qualified floating rates” that do not operate in a manner that significantly accelerates or defers interest payments on that Debt Security; and

(4)

the principal payments are not contingent.

In the case of Compound Interest Securities, some Interest Weighted Securities, and other Debt Securities, none of the payments under the instrument will be considered qualified stated interest, and thus the aggregate amount of all payments will be included in the stated redemption price.

In addition, the IRS has issued regulations the (“Contingent Regulations”) governing the calculation of OID on instruments having contingent interest payments.  The Contingent Regulations specifically do not apply for purposes of calculating OID on debt instruments covered by Code Section 1272(a)(6), such as the Debt Securities.  Additionally, the OID regulations do not contain provisions specifically interpreting Code Section 1272(a)(6).  Until the Treasury issues guidance to the contrary, the Trustee intends to base its computation on Code Section 1272(a)(6) and the OID regulations as described in this prospectus.  However, because no regulatory guidance currently exists under Code Section 1272(a)(6), there can be no assurance that the methodology represents the correct manner of calculating OID.

The holder of a Debt Security issued with OID must include in gross income, for all days during its taxable year on which it holds the Debt Security, the sum of the “daily portions” of that OID.  The daily portion of OID includible in income by a holder will be computed by allocating to each day during a taxable year a pro rata portion of the OID that accrued during the relevant accrual period.  In the case of a Debt Security that is not a Regular Interest Security and the principal payments on which are not subject to acceleration resulting from prepayments on the trust fund assets, the amount of OID for an accrual period, which is generally the period over which interest accrues on the debt instrument, will equal the product of the yield to maturity of the Debt Security and the adjusted issue price of the Debt Security on the first day of that accrual period, reduced by any payments of qualified stated interest allocable to that accrual period.  The adjusted issue price of a Debt Security on the first day of an accrual period is the sum of the issue price of the Debt Security plus prior accruals of OID, reduced by the total payments made with respect to that Debt Security on or before the first day of that accrual period, other than qualified stated interest payments.

The amount of OID to be included in income by a holder of a Pay-Through Security, like some classes of the Debt Securities, that is subject to acceleration due to prepayments on other debt obligations securing those instruments, is computed by taking into account the rate of prepayments assumed in pricing the debt instrument.  The amount of OID that will accrue during an accrual period on a Pay-Through Security is the excess, if any, of the sum of (a) the present value of all payments remaining to be made on the Pay-Through Security as of the close of the accrual period and (b) the payments during the accrual period of amounts included in the stated redemption price at maturity of the Pay-Through Security, over the adjusted issue price of the Pay-Through Security at the beginning of the accrual period.  The present value of the remaining payments is to be determined on the basis of three factors: (1) the original yield to maturity of the Pay-Through Security determined on the basis of compounding at the end of each accrual period and properly adjusted for the length of the accrual period, (2) events which have occurred before the end of the accrual period and (3) the assumption that the remaining payments will be made in accordance with the original Prepayment Assumption.  The effect of this method is to increase the portions of OID required to be included in income by a holder of a Pay-Through Security to take into account prepayments with respect to the loans at a rate that exceeds the Prepayment Assumption, and to decrease, but not below zero for any period, the portions of original issue discount required to be included in income by a holder of a Pay-Through Security to take into account prepayments with respect to the loans at a rate that is slower than the Prepayment Assumption.  Although original issue discount will be reported to holders of Pay-Through Securities based on the Prepayment Assumption, no representation is made to holders of Pay-Through Securities that loans will be prepaid at that rate or at any other rate.

The depositor may adjust the accrual of OID on a class of Regular Interest Securities, or other regular interests in a REMIC, in a manner that it believes to be appropriate, to take account of realized losses on the loans, although the OID regulations do not provide for those adjustments.  If the IRS were to require that OID be accrued without those adjustments, the rate of accrual of OID for a class of Regular Interest Securities could increase.

Some classes of Regular Interest Securities may represent more than one class of REMIC regular interests.  The trustee intends, based on the OID regulations, to calculate OID on those securities as if, solely for the purposes of computing OID, the separate regular interests were a single debt instrument unless the related prospectus supplement specifies that the trustee will treat the separate regular interests separately.

A subsequent holder of a Debt Security will also be required to include OID in gross income, but a subsequent holder who purchases that Debt Security for an amount that exceeds its adjusted issue price will be entitled, as will an initial holder who pays more than a Debt Security’s issue price, to offset the OID by comparable economic accruals of portions of that excess.

Effects of Defaults and Delinquencies.  Holders of securities will be required to report income with respect to the related securities under an accrual method without giving effect to delays and reductions in distributions attributable to a default or delinquency on the trust fund assets, except possibly to the extent that it can be established that the amounts are uncollectible.  As a result, the amount of income, including OID, reported by a holder of a security in any period could significantly exceed the amount of cash distributed to that holder in that period.  The holder will eventually be allowed a loss (or will be allowed to report a lesser amount of income) to the extent that the aggregate amount of distributions on the securities is reduced as a result of a trust fund asset default.  However, the timing and character of losses or reductions in income are uncertain and, accordingly, holders of securities should consult their own tax advisors on this point.

Interest Weighted Securities.  It is not clear how income should be accrued with respect to Regular Interest Securities or Stripped Securities the payments on which consist solely or primarily of a specified portion of the interest payments on qualified mortgages held by the REMIC or on loans underlying Pass-Through Securities.  The depositor intends to take the position that all of the income derived from an Interest Weighted Security should be treated as OID and that the amount and rate of accrual of that OID should be calculated by treating the Interest Weighted Security as a Compound Interest Security.  However, in the case of Interest Weighted Securities that are entitled to some payments of principal and that are Regular Interest Securities, the IRS could assert that income derived from an Interest Weighted Security should be calculated as if the security were a security purchased at a premium equal to the excess of the price paid by the holder for that security over its stated principal amount, if any.  Under this approach, a holder would be entitled to amortize the premium only if it has in effect an election under Section 171 of the Code with respect to all taxable debt instruments held by that holder, as described in this prospectus.  Alternatively, the IRS could assert that an Interest Weighted Security should be taxable under the rules governing bonds issued with contingent payments.  This treatment may be more likely in the case of Interest Weighted Securities that are Stripped Securities as described in this prospectus.  See “—Tax Status as a Grantor Trust—Discount or Premium on Pass-Through Securities.”

Variable Rate Debt Securities.  In the case of Debt Securities bearing interest at a rate that varies directly, according to a fixed formula, with an objective index, it appears that (1) the yield to maturity of those Debt Securities and (2) in the case of Pay-Through Securities, the present value of all payments remaining to be made on those Debt Securities, should be calculated as if the interest index remained at its value as of the issue date of those securities.  Because the proper method of adjusting accruals of OID on a variable rate Debt Security is uncertain, holders of variable rate Debt Securities should consult their own tax advisers regarding the appropriate treatment of those securities for federal income tax purposes.

Market Discount.  A purchaser of a security may be subject to the market discount rules of Sections 1276–1278 of the Code.  A holder of a Debt Security that acquires a Debt Security with more than a prescribed de minimis amount of “market discount”—generally, the excess of the principal amount of the Debt Security over the purchaser’s purchase price—will be required to include accrued market discount in income as ordinary income in each month, but limited to an amount not exceeding the principal payments on the Debt Security received in that month and, if the securities are sold, the gain realized.  The market discount would accrue in a manner to be provided in Treasury regulations but, until those regulations are issued, the market discount would in general accrue either (1) on the basis of a constant yield, in the case of a Pay-Through Security, taking into account a prepayment assumption, or (2) in the ratio of (a) in the case of securities, or in the case of a Pass-Through Security, as set forth below, the loans underlying that security, not originally issued with original issue discount, stated interest payable in the relevant period to total stated interest remaining to be paid at the beginning of the period or (b) in the case of securities, or, in the case of a Pass-Through Security, as described in this prospectus, the loans underlying that security, originally issued at a discount, OID in the relevant period to total OID remaining to be paid.

Section 1277 of the Code provides that, regardless of the origination date of the Debt Security, or, in the case of a Pass-Through Security, the loans, the excess of interest paid or accrued to purchase or carry a security, or, in the case of a Pass-Through Security, as described in this prospectus, the underlying loans, with market discount over interest received on that security is allowed as a current deduction only to the extent the excess is greater than the market discount that accrued during the taxable year in which the interest expense was incurred.  In general, the deferred portion of any interest expense will be deductible when the market discount is included in income, including upon the sale, disposition, or repayment of the security, or in the case of a Pass-Through Security, an underlying loan.  A holder may elect to include market discount in income currently as it accrues, on all market discount obligations acquired by the holder during and after the taxable year the election is made, in which case the interest deferral rule will not apply.

Premium.  A holder who purchases a Debt Security, other than an Interest Weighted Security to the extent described above, at a cost greater than its stated redemption price at maturity, generally will be considered to have purchased the security at a premium, which it may elect to amortize as an offset to interest income on the security, and not as a separate deduction item, on a constant yield method.  Although no regulations addressing the computation of premium accrual on securities similar to the securities have been issued, the legislative history of the Tax Reform Act of 1986, or the 1986 Act, indicates that premium is to be accrued in the same manner as market discount.  Accordingly, it appears that the accrual of premium on a class of Pay-Through Securities will be calculated using the prepayment assumption used in pricing that class.  If a holder of a Debt Security makes an election to amortize premium on a Debt Security, that election will apply to all taxable debt instruments, including all REMIC regular interests and all pass-through certificates representing ownership interests in a trust holding debt obligations, held by the holder at the beginning of the taxable year in which the election is made, and to all taxable debt instruments subsequently acquired by the holder, and will be irrevocable without the consent of the IRS.  Purchasers who pay a premium for the securities should consult their tax advisers regarding the election to amortize premium and the method to be employed.

The IRS has issued Amortizable Bond Premium Regulations dealing with amortizable bond premium.  These regulations specifically do not apply to prepayable debt instruments subject to Code Section 1272(a)(6) like the securities.  Absent further guidance from the IRS, the trustee intends to account for amortizable bond premium in the manner described above.  Prospective purchasers of the securities should consult their tax advisors regarding the possible application of the Amortizable Bond Premium Regulations.

Election to Treat All Interest as Original Issue Discount.  The OID regulations permit a holder of a Debt Security to elect to accrue all interest, discount, including de minimis market or original issue discount, and premium in income as interest, based on a constant yield method for Debt Securities acquired on or after April 4, 1994.  If that election were to be made with respect to a Debt Security with market discount, the holder of the Debt Security would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that the holder of the Debt Security acquires during or after the year of the election.  Similarly, a holder of a Debt Security that makes this election for a Debt Security that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that the holder owns or acquires.  The election to accrue interest, discount and premium on a constant yield method with respect to a Debt Security is irrevocable.

The Internal Revenue Service proposed regulations on August 24, 2004 concerning the accrual of interest income by the holders of REMIC regular interests.  The proposed regulations would create a special rule for accruing OID on REMIC regular interests providing for a delay between record and payment dates, such that the period over which OID accrues coincides with the period over which the holder's right to interest payment accrues under the governing contract provisions rather than over the period between distribution dates.  If the proposed regulations are adopted in the same form as proposed, taxpayers would be required to accrue interest from the issue date to the first record date, but would not be required to accrue interest after the last record date.  The proposed regulations are limited to REMIC regular interests with delayed payment periods of fewer than 32 days.  The proposed regulations are proposed to apply to any REMIC regular interest issued after the date the final regulations are published in the Federal Register.  The proposed regulations provide automatic consent for the holder of a REMIC regular interest to change its method of accounting for OID under the final regulations.  The change is proposed to be made on a cut-off basis and, thus, does not affect REMIC regular interests issued before the date the final regulations are published in the Federal Register.

The IRS issued a notice of proposed rulemaking on the timing of income and deductions attributable to interest-only regular interests in a REMIC on August 24, 2004.  In this notice, the IRS and Treasury requested comments on whether to adopt special rules for taxing regular interests in a REMIC that are entitled only to a specified portion of the interest in respect of one or more mortgage loans held by the REMIC (“REMIC IOs”), high-yield REMIC regular interests, and apparent negative-yield instruments.   The IRS and Treasury also requested comments on different methods for taxing the foregoing instruments, including the possible recognition of negative amounts of OID, the formulation of special guidelines for the application of Code Section 166 to REMIC IOs and similar instruments, and the adoption of a new alternative method applicable to REMIC IOs and similar instruments.  It is uncertain whether IRS actually will propose any regulations as a consequence of the solicitation of comments and when any resulting new rules would be effective.

Taxation of the REMIC and Its Holders

General.  If a REMIC election is made with respect to a series of securities, then upon the issuance of those securities, assuming the election is properly made, the provisions of the applicable agreements are compiled with, and the statutory and regulatory requirements are satisfied, McKee Nelson LLP, special counsel to the depositor, or any other counsel identified in the prospectus supplement, are of the opinion that the arrangement by which the securities of that series are issued will be treated as a REMIC.  At the time the securities are issued McKee Nelson LLP, or any other counsel identified in the prospectus supplement, will deliver an opinion generally to that effect and to the effect that the securities designated as “regular interests” in the REMIC will be regular interests in a REMIC and will be treated as indebtedness issued by the REMIC, and that the securities designated as the sole class of “residual interests” in the REMIC will be treated as the “residual interest” in the REMIC for United States federal income tax purposes for as long as all of the provisions of the applicable agreement are complied with and the statutory and regulatory requirements are satisfied.  As a REMIC, the trust fund is not generally subject to an entity-level tax and will not be characterized as an association, publicly traded partnership or taxable mortgage pool, taxable as a corporation.  Securities will be designated as “Regular Interests” or “Residual Interests” in a REMIC, as specified in the related prospectus supplement.

Except to the extent specified otherwise in a prospectus supplement, if a REMIC election is made with respect to a series of securities, (1) securities held by a domestic building and loan association will constitute “a regular or a residual interest in a REMIC” within the meaning of Code Section 7701(a)(19)(C)(xi), assuming that at least 95% of the REMIC’s assets consist of cash, government securities, “loans secured by an interest in real property,” and other types of assets described in Code Section 7701(a)(19)(C); and (2) securities held by a real estate investment trust will constitute “real estate assets” within the meaning of Code Section 856(c)(5)(B), and income with respect to the securities will be considered “interest on obligations secured by mortgages on real property or on interests in real property” within the meaning of Code Section 856(c)(3)(B), assuming, for both purposes, that at least 95% of the REMIC’s assets are qualifying assets.  If less than 95% of the REMIC’s assets consist of assets described in (1) or (2) above, then a security will qualify for the tax treatment described in (1) or (2) in the proportion that those REMIC assets are qualifying assets.

Status of Manufactured Housing Contracts.  The REMIC Regulations provide that obligations secured by interests in manufactured housing that qualify as “single family residences” within the meaning of Code Section 25(e)(10) may be treated as “qualified mortgages” of the REMIC.

Under Section 25(e)(10), the term “single family residence” includes any manufactured home which has a minimum of 400 square feet of living space, a minimum width in excess of 102 inches and which is a kind customarily used at a fixed location.

REMIC Expenses; Single Class REMICS

As a general rule, all of the expenses of a REMIC will be taken into account by holders of the Residual Interest Securities.  In the case of a “single class REMIC,” however, the expenses will be allocated, under Treasury regulations, among the holders of the Regular Interest Securities and the holders of the Residual Interest Securities on a daily basis in proportion to the relative amounts of income accruing to each holder of a Residual Interest Security or Regular Interest Security on that day.  In the case of a holder of a Regular Interest Security who is an individual or a “pass-through interest holder”, including some pass-through entities but not including real estate investment trusts, the expenses will be deductible only to the extent that those expenses, plus other “miscellaneous itemized deductions” of the holder of a Regular Interest Security, exceed 2% of the holder’s adjusted gross income.  In addition, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount, which amount will be adjusted for inflation for taxable years beginning after 1990, will be reduced by the lesser of (1) 3% of the excess of adjusted gross income over the applicable amount, or (2) 80% of the amount of itemized deductions otherwise allowable for that taxable year.  This reduction is scheduled to be phased out from 2006 through 2009, and reinstated after 2010 under the Economic Growth and Tax Relief Reconciliation Act of 2001 (the “2001 Act”).  The reduction or disallowance of this deduction may have a significant impact on the yield of the Regular Interest Security to a holder.  In general terms, a single class REMIC is one that either (1) would qualify, under existing Treasury regulations, as a grantor trust if it were not a REMIC, treating all interests as ownership interests, even if they would be classified as debt for federal income tax purposes, or (2) is similar to a grantor trust and which is structured with the principal purpose of avoiding the single class REMIC rules.  In general the expenses of the REMIC will be allocated to holders of the related Residual Interest Securities.  The prospectus supplement, however, may specify another entity to whom the expenses of the REMIC may be allocated.

Taxation of the REMIC

General.  Although a REMIC is a separate entity for federal income tax purposes, a REMIC is not generally subject to entity-level tax.  Rather, the taxable income or net loss of a REMIC is taken into account by the holders of residual interests in the REMIC.  As described above, the regular interests are generally taxable as debt of the REMIC.

The American Jobs Creation Act of 2004 (the “Jobs Act”) allows REMICs to hold reverse mortgages, home equity line of credit loans and sufficient assets to fund draws on the foregoing mortgage loans.  Under the legislative history to the Jobs Act, a “reverse mortgage,” is a loan that is secured by an interest in real property, and that (1) provides for advances that are secured by the same property, (2) requires the payment of an amount due at maturity that is no greater than the value of the securing property, (3) provides that all payments are due only on maturity of the loan, and (4) matures after a fixed term or at the time the obligor ceases to use the securing property as a personal residence.  If reverse mortgages or home equity line of credit loans are contributed to a REMIC, any additional tax consequences will be discussed in the prospectus supplement offering interests in that REMIC.

Calculation of REMIC Income.  The taxable income or net loss of a REMIC is determined under an accrual method of accounting and in the same manner as in the case of an individual, with adjustments.  In general, the taxable income or net loss will be the difference between (1) the gross income produced by the REMIC’s assets, including stated interest and any original issue discount or market discount on loans and other assets, and (2) deductions, including stated interest and original issue discount accrued on Regular Interest Securities, amortization of any premium with respect to loans, and servicing fees and other expenses of the REMIC.  A holder of a Residual Interest Security that is an individual or a “pass-through interest holder”, including some pass-through entities, but not including real estate investment trusts, will be unable to deduct servicing fees payable on the loans or other administrative expenses of the REMIC for a given taxable year, to the extent that those expenses, when aggregated with that holder’s other miscellaneous itemized deductions for that year, do not exceed two percent of that holder’s adjusted gross income.

For purposes of computing its taxable income or net loss, the REMIC should have an initial aggregate tax basis in its assets equal to the aggregate fair market value of the regular interests and the residual interests on the startup day, generally, the day that the interests are issued.  That aggregate basis will be allocated among the assets of the REMIC in proportion to their respective fair market values.

The OID provisions of the Code apply to loans of individuals originated on or after March 2, 1984, and the market discount provisions apply to loans originated after July 18, 1984.  Subject to possible application of the de minimis rules, the method of accrual by the REMIC of OID income on those loans will be equivalent to the method under which holders of Pay-Through Securities accrue original issue discount—i.e., under the constant yield method taking into account the Prepayment Assumption.  The REMIC will deduct OID on the Regular Interest Securities in the same manner that the holders of the Regular Interest Securities include the discount in income, but without regard to the de minimis rules.  See “Material Federal Income Tax Consequences—Taxation of Debt Securities” above.  However, a REMIC that acquires loans at a market discount must include the market discount in income currently, as it accrues, on a constant interest basis.

To the extent that the REMIC’s basis allocable to loans that it holds exceeds their principal amounts, the resulting premium, if attributable to mortgages originated after September 27, 1985, will be amortized over the life of the loans, taking into account the Prepayment Assumption, on a constant yield method.  Although the law is somewhat unclear regarding recovery of premium attributable to loans originated on or before that date, it is possible that the premium may be recovered in proportion to payments of loan principal.

Prohibited Transactions and Contributions Tax.  The REMIC will be subject to a 100% tax on any net income derived from a “prohibited transaction.” For this purpose, net income will be calculated without taking into account any losses from prohibited transactions or any deductions attributable to any prohibited transaction that resulted in a loss.  In general, prohibited transactions include:

(1)

subject to limited exceptions, the sale or other disposition of any qualified mortgage transferred to the REMIC;

(2)

subject to a limited exception, the sale or other disposition of a cash flow investment;

(3)

the receipt of any income from assets not permitted to be held by the REMIC pursuant to the Code; or

(4)

the receipt of any fees or other compensation for services rendered by the REMIC.

It is anticipated that a REMIC will not engage in any prohibited transactions in which it would recognize a material amount of net income.  In addition, subject to a number of exceptions, a tax is imposed at the rate of 100% on amounts contributed to a REMIC after the close of the three-month period beginning on the startup day.  The holders of Residual Interest Securities will generally be responsible for the payment of any taxes for prohibited transactions imposed on the REMIC.  To the extent not paid by those holders or otherwise, however, taxes that will be paid out of the trust fund and will be allocated pro rata to all outstanding classes of securities of that REMIC.

Taxation of Holders of Residual Interest Securities

The holder of a Residual Interest Security will take into account the “daily portion” of the taxable income or net loss of the REMIC for each day during the taxable year on which that holder held the Residual Interest Security.  The daily portion is determined by allocating to each day in any calendar quarter its ratable portion of the taxable income or net loss of the REMIC for that quarter, and by allocating that amount among the holders, on that day, of the Residual Interest Securities in proportion to their respective holdings on that day.

The holder of a Residual Interest Security must report its proportionate share of the taxable income of the REMIC whether or not it receives cash distributions from the REMIC attributable to the income or loss.  The reporting of taxable income without corresponding distributions could occur, for example, in some REMIC issues in which the loans held by the REMIC were issued or acquired at a discount, since mortgage prepayments cause recognition of discount income, while the corresponding portion of the prepayment could be used in whole or in part to make principal payments on REMIC Regular Interests issued without any discount or at an insubstantial discount—if this occurs, it is likely that cash distributions will exceed taxable income in later years.  Taxable income may also be greater in earlier years of some REMIC issues as a result of the fact that interest expense deductions, as a percentage of outstanding principal on REMIC Regular Interest Securities, will typically increase over time as lower yielding securities are paid, while interest income with respect to loans will generally remain constant over time as a percentage of loan principal.

In any event, because the holder of a residual interest is taxed on the net income of the REMIC, the taxable income derived from a Residual Interest Security in a given taxable year will not be equal to the taxable income associated with investment in a corporate bond or stripped instrument having similar cash flow characteristics and pretax yield.  Therefore, the after-tax yield on the Residual Interest Security may be less than that of a corporate bond or stripped instrument having similar cash flow characteristics and pretax yield.

Limitation on Losses.  The amount of the REMIC’s net loss that a holder may take into account currently is limited to the holder’s adjusted basis at the end of the calendar quarter in which that loss arises.  A holder’s basis in a Residual Interest Security will initially equal that holder’s purchase price, and will subsequently be increased by the amount of the REMIC’s taxable income allocated to the holder, and decreased, but not below zero, by the amount of distributions made and the amount of the REMIC’s net loss allocated to the holder.  Any disallowed loss may be carried forward indefinitely, but may be used only to offset income of the REMIC generated by the same REMIC.  The ability of holders of Residual Interest Securities to deduct net losses may be subject to additional limitations under the Code, as to which those holders should consult their tax advisers.

Distributions.  Distributions on a Residual Interest Security, whether at their scheduled times or as a result of prepayments, will generally not result in any additional taxable income or loss to a holder of a Residual Interest Security.  If the amount of a payment exceeds a holder’s adjusted basis in the Residual Interest Security, however, the holder will recognize gain, treated as gain from the sale of the Residual Interest Security, to the extent of the excess.

Sale or Exchange.  A holder of a Residual Interest Security will recognize gain or loss on the sale or exchange of a Residual Interest Security equal to the difference, if any, between the amount realized and that holder’s adjusted basis in the Residual Interest Security at the time of the sale or exchange.  Except to the extent provided in regulations which have not yet been issued, any loss upon disposition of a Residual Interest Security will be disallowed if the selling holder acquires any residual interest in a REMIC or similar mortgage pool within six months before or after disposition.

Excess Inclusions.  The portion of the REMIC taxable income of a holder of a Residual Interest Security consisting of “excess inclusion” income may not be offset by other deductions or losses, including net operating losses, on that holder’s federal income tax return.  Further, if the holder of a Residual Interest Security is an organization subject to the tax on unrelated business income imposed by Code Section 511, that holder’s excess inclusion income will be treated as unrelated business taxable income of that holder.  In addition, under Treasury regulations yet to be issued, if a real estate investment trust, a regulated investment company, a common trust fund, or some cooperatives were to own a Residual Interest Security, a portion of dividends, or other distributions, paid by the real estate investment trust, or other entity, would be treated as excess inclusion income.  If a Residual Security is owned by a foreign person, excess inclusion income is subject to tax at a rate of 30% which may not be reduced by treaty, is not eligible for treatment as “portfolio interest” and is subject to additional limitations.  See “—Tax Treatment of Foreign Investors.” The Small Business Job Protection Act of 1996 eliminated the special rule permitting Section 593 institutions to use net operating losses and other allowable deductions to offset their excess inclusion income from REMIC residual certificates that have “significant value” within the meaning of the REMIC Regulations, effective for taxable years beginning after December 31, 1995, except with respect to residual certificates continuously held by a Section 593 institution since November 1, 1995.

In addition, the Small Business Job Protection Act of 1996 provides three rules for determining the effect on excess inclusions on the alternative minimum taxable income of a residual holder.  First, alternative minimum taxable income for a residual holder is determined without regard to the special rule that taxable income cannot be less than excess inclusions.  Second, a residual holder’s alternative minimum taxable income for a tax year cannot be less than excess inclusions for the year.  Third, the amount of any alternative minimum tax net operating loss deductions must be computed without regard to any excess inclusions.  These rules are effective for tax years beginning after December 31, 1995, unless a residual holder elects to have these rules apply only to tax years beginning after August 20, 1996.

The excess inclusion portion of a REMIC’s income is generally equal to the excess, if any, of REMIC taxable income for the quarterly period allocable to a Residual Interest Security, over the daily accruals for a quarterly period of (1) 120% of the long term applicable Federal Rate on the startup day multiplied by (2) the adjusted issue price of the Residual Interest Security at the beginning of that quarterly period.  The adjusted issue price of a Residual Interest Security at the beginning of each calendar quarter will equal its issue price, calculated in a manner analogous to the determination of the issue price of a Regular Interest Security, increased by the aggregate of the daily accruals for prior calendar quarters, and decreased, but not below zero, by the amount of loss allocated to a holder and the amount of distributions made on the Residual Interest Security before the beginning of the quarter.  The long-term Federal Rate, which is announced monthly by the Treasury Department, is an interest rate that is based on the average market yield of outstanding marketable obligations of the United States government having remaining maturities in excess of nine years.

Under the REMIC Regulations, in some circumstances, transfers of Residual Interest Securities may be disregarded.  See “—Restrictions on Ownership and Transfer of Residual Interest Securities” and “—Tax Treatment of Foreign Investors” below.

Restrictions on Ownership and Transfer of Residual Interest Securities.  As a condition to qualification as a REMIC, reasonable arrangements must be made to prevent the ownership of a REMIC residual interest by a “Disqualified Organization.” Disqualified Organizations include the United States, any State or other political subdivision, any foreign government, any international organization, or any agency or instrumentality of any of the foregoing, a rural electric or telephone cooperative described in Section 1381(a)(2)(C) of the Code, or any entity exempt from the tax imposed by Sections 1–1399 of the Code, if that entity is not subject to tax on its unrelated business income.  Accordingly, the applicable agreement will prohibit Disqualified Organizations from owning a Residual Interest Security.  In addition, no transfer of a Residual Interest Security will be permitted unless the proposed transferee shall have furnished to the trustee an affidavit representing and warranting that it is neither a Disqualified Organization nor an agent or nominee acting on behalf of a Disqualified Organization.

If a Residual Interest Security is transferred to a Disqualified Organization after March 31, 1988, in violation of the restrictions set forth above, a substantial tax will be imposed on the transferor of that Residual Interest Security at the time of the transfer.  In addition, if a Disqualified Organization holds an interest in a pass-through entity after March 31, 1988, including, among others, a partnership, trust, real estate investment trust, regulated investment company, or any person holding as nominee, that owns a Residual Interest Security, the pass-through entity will be required to pay an annual tax on its allocable share of the excess inclusion income of the REMIC.

Under the REMIC Regulations, if a Residual Interest Security is a “noneconomic residual interest,” as described in this prospectus, a transfer of a Residual Interest Security to a United States person will be disregarded for all federal tax purposes unless no significant purpose of the transfer was to impede the assessment or collection of tax.  A Residual Interest Security is a “noneconomic residual interest” unless, at the time of the transfer (1) the present value of the expected future distributions on the Residual Interest Security at least equals the product of the present value of the anticipated excess inclusions and the highest rate of tax for the year in which the transfer occurs, and (2) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes.  If a transfer of a Residual Interest Security is disregarded, the transferor would be liable for any federal income tax imposed upon taxable income derived by the transferee from the REMIC.  A similar type of limitation exists with respect to transfers of residual interests by foreign persons to United States persons.  See “—Tax Treatment of Foreign Investors.”

Final Treasury regulations issued on July 18, 2002 (the “New REMIC Regulations”), provide that transfers of noneconomic residual interests must meet two additional requirements to qualify for the safe harbor: (i) the transferee must represent that it will not cause income from the noneconomic residual interest to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty, hereafter a “foreign branch”) of the transferee or another U.S. taxpayer; and (ii) the transfer must satisfy either an “asset test” or a “formula test” provided under the REMIC Regulations.

A transfer to an “eligible corporation”, generally a domestic corporation, will satisfy the asset test if: (i) at the time of the transfer, and at the close of each of the transferee's two fiscal years preceding the transferee's fiscal year of transfer, the transferee's gross and net assets for financial reporting purposes exceed $100 million and $10 million, respectively, in each case, exclusive of any obligations of certain related persons, (ii) the transferee agrees in writing that any subsequent transfer of the interest will be to another eligible corporation in a transaction that satisfies the asset test, and the transferor does not know or have reason to know, that the transferee will not honor these restrictions on subsequent transfers, and (iii) a reasonable person would not conclude, based on the facts and circumstances known to the transferor on or before the date of the transfer (specifically including the amount of consideration paid in connection with the transfer of the noneconomic residual interest) that the taxes associated with the residual interest will not be paid.  In addition, the direct or indirect transfer of the residual interest to a foreign branch of a domestic corporation is not treated as a transfer to an eligible corporation under the asset test.

A transfer of a noneconomic residual interest will not qualify under the “formula test” unless the present value of the anticipated tax liabilities associated with holding the residual interest does not exceed the sum of the present value of the sum of (i) any consideration given to the transferee to acquire the interest, (ii) future distributions on the interest, and (iii) any anticipated tax savings associated withholding the interest as the REMIC generates losses.  For purposes of this calculation, the present value is calculated using a discount rate equal to applicable federal rate for short term debt interest.  If the transferee has been subject to the alternative minimum tax in the preceding two years and will compute its taxable income in the current taxable year using the alternative minimum tax rate, then it may use the alternative minimum tax rate in lieu of the corporate tax rate.  In addition, the direct or indirect transfer of the residual interest to a foreign branch of a domestic corporation is not treated as a transfer to an eligible corporation under the formula test.

The New REMIC Regulations generally apply to transfers of noneconomic residual interests occurring on or after February 4, 2000.  The requirement of a representation that a transfer of a noneconomic residual interest is not made to a foreign branch of a domestic corporation and the requirement of using the short term applicable federal rate for purposes of the formula test, apply to transfers occurring on or after August 19, 2002.

The Treasury Department has issued final regulations, effective May 11, 2004, which address the federal income tax treatment of “inducement fees” received by transferees of noneconomic REMIC residual interests.  The final regulations require inducement fees to be included in income over a period reasonably related to the period in which the related REMIC residual interest is expected to generate taxable income or net loss allocable to the holder.  The final regulations provide two safe harbor methods which permit transferees to include inducement fees in income either (i) in the same amounts and over the same period that the taxpayer uses for financial reporting purposes, provided that such period is not shorter than the period the REMIC is expected to general taxable income or (ii) ratably over the remaining anticipated weighted average life of all the regular and residual interests issued by the REMIC, determined based on actual distributions projected as remaining to be made on such interests under the prepayment assumption.  If the holder of a REMIC residual interest sells or otherwise disposes of the Residual Certificate, any unrecognized portion of the inducement fee must be taken into account at the time of the sale or disposition.  The final regulations also provide that an inducement fee shall be treated as income from sources within the United States.  In addition, the IRS has issued administrative guidance addressing the procedures by which transferees of noneconomic REMIC interests may obtain automatic consent from the IRS to change the method of accounting for REMIC inducement fee income to one of the safe harbor methods provided in these final regulations (including a change from one safe harbor method to the other safe harbor method).  Prospective purchasers of the REMIC residual certificates should consult with their tax advisors regarding the effect of these final regulations and the related guidance regarding the procedures for obtaining automatic consent to change the method of accounting.

Mark to Market Rules.  Under IRS regulations, a REMIC Residual Interest Security acquired after January 3, 1995 cannot be marked-to-market.

Administrative Matters

The REMIC’s books must be maintained on a calendar year basis and the REMIC must file an annual federal income tax return.  The REMIC will also be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination of any adjustments to, among other things, items of REMIC income, gain, loss, deduction, or credit, by the IRS in a unified administrative proceeding.

Tax Status as a Grantor Trust

General.  If the related prospectus supplement does not specify that an election will be made to treat the assets of the trust fund as one or more REMICs or to treat the trust fund as a partnership, then the depositor will have structured the trust fund, or the portion of its assets for which a REMIC election will not be made, to be classified for United States federal income tax purposes as a grantor trust under Subpart E, Part I of Subchapter J of the Code, in which case, McKee Nelson LLP, special counsel to the depositor, or any other counsel identified in the prospectus supplement, are of the opinion that, assuming compliance with the agreements and with applicable law, that arrangement will not be treated as an association taxable as a corporation for United States federal income tax purposes, and the securities will be treated as representing ownership interests in the related trust fund assets and at the time those Pass-Through Securities are issued, special counsel to the depositor will deliver an opinion generally to that effect.  In some series there will be no separation of the principal and interest payments on the loans.  In those circumstances, a holder of a Pass-Through Security will be considered to have purchased a pro rata undivided interest in each of the loans.  With Stripped Securities, the sale of the securities will produce a separation in the ownership of all or a portion of the principal payments from all or a portion of the interest payments on the loans.

Each holder of a Pass-Through Security must report on its federal income tax return its share of the gross income derived from the loans, not reduced by the amount payable as fees to the trustee and the servicer and similar fees, at the same time and in the same manner as those items would have been reported under the holder’s tax accounting method had it held its interest in the loans directly, received directly its share of the amounts received with respect to the loans, and paid directly its share of fees.  In the case of Pass-Through Securities other than Stripped Securities, that income will consist of a pro rata share of all of the income derived from all of the loans and, in the case of Stripped Securities, the income will consist of a pro rata share of the income derived from each stripped bond or stripped coupon in which the holder owns an interest.  The holder of a security will generally be entitled to deduct fees under Section 162 or Section 212 of the Code to the extent that those fees represent “reasonable” compensation for the services rendered by the trustee and the servicer, or third parties that are compensated for the performance of services.  In the case of a noncorporate holder, however, fees payable to the trustee and the servicer to the extent not otherwise disallowed, e.g., because they exceed reasonable compensation, will be deductible in computing the holder’s regular tax liability only to the extent that those fees, when added to other miscellaneous itemized deductions, exceed 2% of adjusted gross income and may not be deductible to any extent in computing that holder’s alternative minimum tax liability.  In addition, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount, which amount will be adjusted for inflation in taxable years beginning after 1990, will be reduced by the lesser of (1) 3% of the excess of adjusted gross income over the applicable amount or (2) 80% of the amount of itemized deductions otherwise allowable for that taxable year.  This reduction is scheduled to be phased out from 2006 through 2009, and reinstated after 2010 under the Economic Growth and Tax Relief Reconciliation Act of 2001 (the “2001 Act”).

Discount or Premium on Pass-Through Securities.  The holder’s purchase price of a Pass-Through Security is to be allocated among the loans in proportion to their fair market values, determined as of the time of purchase of the securities.  In the typical case, the trustee, to the extent necessary to fulfill its reporting obligations, will treat each loan as having a fair market value proportional to the share of the aggregate principal balances of all of the loans that it represents, since the securities, unless otherwise specified in the related prospectus supplement, will have a relatively uniform interest rate and other common characteristics.  To the extent that the portion of the purchase price of a Pass-Through Security allocated to a loan, other than to a right to receive any accrued interest on that Pass-Through Security and any undistributed principal payments, is less than or greater than the portion of the principal balance of the loan allocable to the security, the interest in the loan allocable to the Pass-Through Security will be deemed to have been acquired at a discount or premium, respectively.

The treatment of any discount will depend on whether the discount represents OID or market discount.  In the case of a loan with OID in excess of a prescribed de minimis amount or a Stripped Security, a holder of a security will be required to report as interest income in each taxable year its share of the amount of OID that accrues during that year in the manner described above.  OID with respect to a loan could arise, for example, by virtue of the financing of points by the originator of the loan, or by virtue of the charging of points by the originator of the loan in an amount greater than a statutory de minimis exception, in circumstances under which the points are not currently deductible pursuant to applicable Code provisions.  Any market discount or premium on a loan will be includible in income, generally in the manner described above, except that in the case of Pass-Through Securities, market discount is calculated with respect to the loans underlying the security, rather than with respect to the security.  A holder of a security that acquires an interest in a loan originated after July 18, 1984 with more than a de minimis amount of market discount, generally, the excess of the principal amount of the loan over the purchaser’s allocable purchase price, will be required to include accrued market discount in income in the manner set forth above.  See “—Taxation of Debt Securities; Market Discount” and “—Premium” above.

In the case of market discount on a Pass-Through Security attributable to loans originated on or before July 18, 1984, the holder generally will be required to allocate the portion of that discount that is allocable to a loan among the principal payments on the loan and to include the discount allocable to each principal payment in ordinary income at the time the principal payment is made.  That treatment would generally result in discount being included in income at a slower rate than discount would be required to be included in income using the method described in the preceding paragraph.

Stripped Securities.  A Stripped Security may represent a right to receive only a portion of the interest payments on the loans, a right to receive only principal payments on the loans, or a right to receive payments of both interest and principal.  Ratio Strip Securities may represent a right to receive differing percentages of both the interest and principal on each loan.  Pursuant to Section 1286 of the Code, the separation of ownership of the right to receive some or all of the interest payments on an obligation from ownership of the right to receive some or all of the principal payments results in the creation of “stripped bonds” with respect to principal payments and “stripped coupons” with respect to interest payments.  Section 1286 of the Code applies the OID rules to stripped bonds and stripped coupons.  For purposes of computing original issue discount, a stripped bond or a stripped coupon is treated as a debt instrument issued on the date that the stripped interest is purchased with an issue price equal to its purchase price or, if more than one stripped interest is purchased, the ratable share of the purchase price allocable to that stripped interest.

Servicing fees in excess of reasonable servicing fees, excess servicing, will be treated under the stripped bond rules.  If the excess servicing fee is less than 100 basis points—i.e., 1% interest on the loan principal balance, or the securities are initially sold with a de minimis discount, assuming no prepayment assumption is required, any non-de minimis discount arising from a subsequent transfer of the securities should be treated as market discount.  The IRS appears to require that reasonable servicing fees be calculated on a loan by loan basis, which could result in some loans being treated as having more than 100 basis points of interest stripped off.

The Code, OID regulations and judicial decisions provide no direct guidance as to how the interest and original issue discount rules are to apply to Stripped Securities and other Pass-Through Securities.  Under the cash flow bond method described above for Pay-Through Securities, a prepayment assumption is used and periodic recalculations are made which take into account with respect to each accrual period the effect of prepayments during that period.  However, the 1986 Act does not, absent Treasury regulations, appear specifically to cover instruments such as the Stripped Securities which technically represent ownership interests in the underlying loans, rather than being debt instruments “secured by” those loans.  Nevertheless, it is believed that the cash flow bond method is a reasonable method of reporting income for those securities, and it is expected that OID will be reported on that basis unless otherwise specified in the related prospectus supplement.  In applying the calculation to Pass-Through Securities, the trustee will treat all payments to be received by a holder with respect to the underlying loans as payments on a single installment obligation.  The IRS could, however, assert that original issue discount must be calculated separately for each loan underlying a security.

Under some circumstances, if the loans prepay at a rate faster than the Prepayment Assumption, the use of the cash flow bond method may accelerate a holder’s recognition of income.  If, however, the loans prepay at a rate slower than the Prepayment Assumption, in some circumstances the use of this method may decelerate a holder’s recognition of income.

In the case of a Stripped Security that is an Interest Weighted Security, the trustee intends, absent contrary authority, to report income to holders of securities as OID, in the manner described above for Interest Weighted Securities.

Possible Alternative Characterizations.  The characterizations of the Stripped Securities described above are not the only possible interpretations of the applicable Code provisions.  Among other possibilities, the IRS could contend that (1) in some series, each non-Interest Weighted Security is composed of an unstripped undivided ownership interest in loans and an installment obligation consisting of stripped principal payments; (2) the non-Interest Weighted Securities are subject to the contingent payment provisions of the Contingent Regulations; or (3) each Interest Weighted Stripped Security is composed of an unstripped undivided ownership interest in loans and an installment obligation consisting of stripped interest payments.

Given the variety of alternatives for treatment of the Stripped Securities and the different federal income tax consequences that result from each alternative, potential purchasers are urged to consult their own tax advisers regarding the proper treatment of the securities for federal income tax purposes.

Character as Qualifying Loans.  In the case of Stripped Securities, there is no specific legal authority existing regarding whether the character of the securities, for federal income tax purposes, will be the same as the loans.  The IRS could take the position that the loans’ character is not carried over to the securities in those circumstances.  Pass-Through Securities will be, and, although the matter is not free from doubt, Stripped Securities should be, considered to represent “real estate assets” within the meaning of Section 856(c)(5)(B) of the Code, and “loans secured by an interest in real property” within the meaning of Section 7701(a)(19)(C)(v) of the Code; interest income attributable to the securities should be considered to represent “interest on obligations secured by mortgages on real property or on interests in real property” within the meaning of Section 856(c)(3)(B) of the Code.  Reserves or funds underlying the securities may cause a proportionate reduction in the above-described qualifying status categories of securities.

Sale or Exchange

Subject to the discussion below with respect to trust funds as to which a partnership election is made, a holder’s tax basis in its security is the price a holder pays for a security, plus amounts of original issue or market discount included in income and reduced by any payments received, other than qualified stated interest payments, and any amortized premium.  Gain or loss recognized on a sale, exchange, or redemption of a security, measured by the difference between the amount realized and the security’s basis as so adjusted, will generally be capital gain or loss, assuming that the security is held as a capital asset.  The capital gain or loss will generally be long-term capital gain if a holder held the security for more than one year prior to the disposition of the security.  In the case of a security held by a bank, thrift, or similar institution described in Section 582 of the Code, however, gain or loss realized on the sale or exchange of a Regular Interest Security will be taxable as ordinary income or loss.  In addition, gain from the disposition of a Regular Interest Security that might otherwise be capital gain will be treated as ordinary income to the extent of the excess, if any, of (1) the amount that would have been includible in the holder’s income if the yield on a Regular Interest Security had equaled 110% of the applicable Federal Rate as of the beginning of the holder’s holding period, over (2) the amount of ordinary income actually recognized by the holder with respect to the Regular Interest Security.

Miscellaneous Tax Aspects

Backup Withholding.  Subject to the discussion below with respect to trust funds as to which a partnership election is made, a holder of a security, other than a holder of a REMIC Residual Security, may, under some circumstances, be subject to “backup withholding” with respect to distributions or the proceeds of a sale of certificates to or through brokers that represent interest or original issue discount on the securities.  This withholding generally applies if the holder of a security

(1)

fails to furnish the trustee with its taxpayer identification number;

(2)

furnishes the trustee an incorrect taxpayer identification number;

(3)

fails to report properly interest, dividends or other “reportable payments” as defined in the Code; or

(4)

under some circumstances, fails to provide the trustee or the holder’s securities broker with a certified statement, signed under penalty of perjury, that the taxpayer identification number provided is its correct number and that the holder is not subject to backup withholding.

Backup withholding will not apply, however, with respect to some payments made to holders of securities, including payments to particular exempt recipients, like exempt organizations, and to some nonresident, alien individual, foreign partnership or foreign corporation.  Holders of securities should consult their tax advisers as to their qualification for exemption from backup withholding and the procedure for obtaining the exemption.

The trustee will report to the holders of securities and to the master servicer for each calendar year the amount of any “reportable payments” during that year and the amount of tax withheld, if any, with respect to payments on the securities.

Tax Treatment of Foreign Investors

Subject to the discussion below with respect to trust funds as to which a partnership election is made, under the Code, unless interest, including OID, paid on a security other than a Residual Interest Security, is considered to be “effectively connected” with a trade or business conducted in the United States by a nonresident alien individual, foreign partnership or foreign corporation, the interest will normally qualify as portfolio interest, except where (1) the recipient is a holder, directly or by attribution, of 10% or more of the capital or profits interest in the issuer, or (2) the recipient is a controlled foreign corporation to which the issuer is a related person, and will be exempt from federal income tax.  Upon receipt of appropriate ownership statements, the issuer normally will be relieved of obligations to withhold tax from interest payments.  These provisions supersede the generally applicable provisions of United States law that would otherwise require the issuer to withhold at a 30% rate, unless that rate were reduced or eliminated by an applicable tax treaty, on, among other things, interest and other fixed or determinable, annual or periodic income paid to nonresident alien individuals, foreign partnerships or foreign corporations.  Holders of Pass-Through Securities and Stripped Securities, including Ratio Strip Securities, however, may be subject to withholding to the extent that the loans were originated on or before July 18, 1984.

Interest and OID of holders of securities who are foreign persons are not subject to withholding if they are effectively connected with a United States business conducted by the holder.  They will, however, generally be subject to the regular United States income tax.

Payments to holders of Residual Interest Securities who are foreign persons will generally be treated as interest for purposes of the 30%, or lower treaty rate, United States withholding tax.  Holders of Residual Interest Securities should assume that that income does not qualify for exemption from United States withholding tax as “portfolio interest.” It is clear that, to the extent that a payment represents a portion of REMIC taxable income that constitutes excess inclusion income, a holder of a Residual Interest Security will not be entitled to an exemption from or reduction of the 30%, or lower treaty rate, withholding tax rule.  If the payments are subject to United States withholding tax, they generally will be taken into account for withholding tax purposes only when paid or distributed, or when the Residual Interest Security is disposed of.  The Treasury has statutory authority, however, to promulgate regulations which would require those amounts to be taken into account at an earlier time in order to prevent the avoidance of tax.  Those regulations could, for example, require withholding prior to the distribution of cash in the case of Residual Interest Securities that do not have significant value.  Under the REMIC Regulations, if a Residual Interest Security has tax avoidance potential, a transfer of a Residual Interest Security to a nonresident alien individual, foreign partnership or foreign corporation will be disregarded for all federal tax purposes.  A Residual Interest Security has tax avoidance potential unless, at the time of the transfer the transferor reasonably expects that the REMIC will distribute to the transferee residual interest holder amounts that will equal at least 30% of each excess inclusion, and that those amounts will be distributed at or after the time at which the excess inclusions accrue and not later than the calendar year following the calendar year of accrual.  If a Nonresident transfers a Residual Interest Security to a United States person, and if the transfer has the effect of allowing the transferor to avoid tax on accrued excess inclusions, then the transfer is disregarded and the transferor continues to be treated as the owner of the Residual Interest Security for purposes of the withholding tax provisions of the Code.  See “—Taxation of Holders of Residual Interest Securities—Excess Inclusions.”

Tax Characterization of the Trust Fund as a Partnership

If the related prospectus supplement specifies that an election will be made to treat the trust fund as a partnership, pursuant to agreements upon which counsel shall conclude that (1) the trust fund will not have the characteristics necessary for a business trust to be classified as an association taxable as a corporation and (2) the nature of the income of the trust fund will exempt it from the rule that some publicly traded partnerships are taxable as corporations or the issuance of the securities has been structured as a private placement under an IRS safe harbor, so that the trust fund will not be characterized as a publicly traded partnership taxable as a corporation, then assuming compliance with the related agreement and related documents and applicable law, McKee Nelson LLP, special counsel to the depositor, or any other counsel identified in the prospectus supplement, are of the opinion that the trust fund will not be treated as an association, or as a publicly traded partnership, taxable as a corporation for United States federal income tax purposes, and upon the issuance of those securities, will deliver an opinion generally to that effect.  If the securities are structured as indebtedness issued by the partnership, special counsel to the depositor also will opine that the securities should be treated as debt for United States federal income tax purposes, and, if the securities are structured as equity interests in the partnership, will opine that the securities should be treated as equity interest in the partnership for United States federal income tax purposes, in each case assuming compliance with the related agreements and applicable law.

If the trust fund were taxable as a corporation for federal income tax purposes, the trust fund would be subject to corporate income tax on its taxable income.  The trust fund’s taxable income would include all its income, possibly reduced by its interest expense on the notes.  Any corporate income tax could materially reduce cash available to make payments on the notes and distributions on the certificates, and holders of certificates could be liable for any tax that is unpaid by the trust fund.

Tax Consequences to Holders of the Notes

Treatment of the Notes as Indebtedness.  In the case of a trust fund that issues notes intended to be debt for federal income tax purposes, the trust fund will agree, and the holders of notes will agree by their purchase of notes, to treat the notes as debt for federal income tax purposes.  Special counsel to the depositor will, to the extent provided in the related prospectus supplement, opine that the notes will be classified as debt for federal income tax purposes.  The discussion below assumes this characterization of the notes is correct.

OID, etc.  The discussion below assumes that all payments on the notes are denominated in U.S. dollars, and that the notes are not Stripped Securities.  Moreover, the discussion assumes that the interest formula for the notes meets the requirements for “qualified stated interest” under the OID regulations, and that any OID on the notes—i.e.—any excess of the principal amount of the notes over their issue price—does not exceed a de minimis amount (i.e., 0.25% of their principal amount multiplied by the number of full years included in their term, all within the meaning of the OID regulations.  If these conditions are not satisfied with respect to any given series of notes, additional tax considerations with respect to those notes will be disclosed in the applicable prospectus supplement.

Interest Income on the Notes.  Based on the above assumptions, except as discussed in the following paragraph, the notes will not be considered issued with OID.  The stated interest on a note will be taxable to a holder of a note as ordinary interest income when received or accrued in accordance with that holder’s method of tax accounting.  Under the OID regulations, a holder of a note issued with a de minimis amount of OID must include the OID in income, on a pro rata basis, as principal payments are made on the note.  It is believed that any prepayment premium paid as a result of a mandatory redemption will be taxable as contingent interest when it becomes fixed and unconditionally payable.  A purchaser who buys a note for more or less than its principal amount will generally be subject, respectively, to the premium amortization or market discount rules of the Code.

A holder of a short-term note—with a fixed maturity date of not more than one year from the issue date of that note—may be subject to special rules.  An accrual basis holder of a short-term note, and some cash method holders, including regulated investment companies, as set forth in Section 1281 of the Code, generally would be required to report interest income as interest accrues on a straight-line basis over the term of each interest period.  Other cash basis holders of a short-term note would, in general, be required to report interest income as interest is paid, or, if earlier, upon the taxable disposition of the short-term note).  However, a cash basis holder of a short-term note reporting interest income as it is paid may be required to defer a portion of any interest expense otherwise deductible on indebtedness incurred to purchase or carry the short-term note until the taxable disposition of the short-term note.  A cash basis taxpayer may elect under Section 1281 of the Code to accrue interest income on all nongovernment debt obligations with a term of one year or less, in which case the taxpayer would include interest on the short-term note in income as it accrues, but would not be subject to the interest expense deferral rule referred to in the preceding sentence.  Special rules apply if a short-term note is purchased for more or less than its principal amount.

Sale or Other Disposition.  If a holder of a note sells a note, the holder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the holder’s adjusted tax basis in the note.  The adjusted tax basis of a note to a particular holder of a note will equal the holder’s cost for the note, increased by any market discount, acquisition discount, OID and gain previously included by that holder in income with respect to the note and decreased by the amount of bond premium, if any, previously amortized and by the amount of principal payments previously received by that holder with respect to the note.  Any gain or loss will be capital gain or loss if the note was held as a capital asset, except for gain representing accrued interest and accrued market discount not previously included in income.  Capital losses generally may be used only to offset capital gains.

Foreign Holders.  Interest payments made, or accrued, to a holder of a note who is a nonresident alien, foreign corporation or other non-United States person, or a foreign person, generally will be considered “portfolio interest,” and generally will not be subject to United States federal income tax and withholding tax, if the interest is not effectively connected with the conduct of a trade or business within the United States by the foreign person and the foreign person (1) is not actually or constructively a “10 percent shareholder” of the trust fund or the seller, including a holder of 10% of the outstanding certificates, or a “controlled foreign corporation” with respect to which the trust fund or the seller is a “related person” within the meaning of the Code and (2) provides the depositor or other person who is otherwise required to withhold U.S. tax with respect to the notes with an appropriate statement on Form W-8 BEN or a similar form, signed under penalties of perjury, certifying that the beneficial owner of the note is a foreign person and providing the foreign person’s name and address.  A holder of a note that is not an individual or corporation (or an entity treated as a corporation for federal income tax purposes) holding the note on its own behalf may have substantially increased reporting requirements and should consult its tax advisor.  If a note is held through a securities clearing organization or other financial institutions, the organization or institution may provide the relevant signed statement to the withholding agent; in that case, however, the signed statement must be accompanied by a Form W 8 BEN or substitute form provided by the foreign person that owns the note.  If the interest is not portfolio interest, then it will be subject to United States federal income and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable tax treaty.

Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a note by a foreign person will be exempt from United States federal income and withholding tax, provided that (1) the gain is not effectively connected with the conduct of a trade or business in the United States by the foreign person and (2) in the case of an individual foreign person, the foreign person is not present in the United States for 183 days or more in the taxable year.

Backup Withholding.  Each holder of a note, other than an exempt holder such as a corporation, tax-exempt organization, qualified pension and profit-sharing trust, individual retirement account or nonresident alien who provides certification as to status as a nonresident, will be required to provide, under penalties of perjury, a certificate containing the holder’s name, address, correct federal taxpayer identification number and a statement that the holder is not subject to backup withholding.  Should a nonexempt holder of a note fail to provide the required certification, the trust fund will be required to withhold a portion of the amount otherwise payable to the holder, and remit the withheld amount to the IRS as a credit against the holder’s federal income tax liability.

Possible Alternative Treatments of the Notes.  If, contrary to the opinion of special counsel to the depositor, the IRS successfully asserted that one or more of the notes did not represent debt for federal income tax purposes, the notes might be treated as equity interests in the trust fund.  If so treated, the trust fund might be taxable as a corporation with the adverse consequences described above, and the taxable corporation would not be able to reduce its taxable income by deductions for interest expense on notes recharacterized as equity.  Alternatively, and most likely in the view of special counsel to the depositor, the trust fund might be treated as a publicly traded partnership that would not be taxable as a corporation because it would meet applicable qualifying income tests.  Nonetheless, treatment of the notes as equity interests in that type of publicly traded partnership could have adverse tax consequences to some holders.  For example, income to some tax-exempt entities, including pension funds, would be “unrelated business taxable income,” income to foreign holders generally would be subject to U.S. tax and U.S. tax return filing and withholding requirements, and individual holders might be subject to limitations on their ability to deduct their share of the trust fund’s expenses.

Tax Consequences to Holders of the Certificates

Treatment of the Trust Fund as a Partnership.  In the case of a trust fund that will elect to be treated as a partnership, the trust fund and the master servicer will agree, and the holders of certificates will agree by their purchase of certificates, to treat the trust fund as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the trust fund, the partners of the partnership being the holders of certificates, and the notes being debt of the partnership.  However, the proper characterization of the arrangement involving the trust fund, the certificates, the notes, the trust fund and the master servicer is not clear because there is no authority on transactions closely comparable to that contemplated in this prospectus.

A variety of alternative characterizations are possible.  For example, because the certificates have some features characteristic of debt, the certificates might be considered debt of the trust fund.  This characterization would not result in materially adverse tax consequences to holders of certificates as compared to the consequences from treatment of the certificates as equity in a partnership, described in this prospectus.  The following discussion assumes that the certificates represent equity interests in a partnership.

The following discussion assumes that all payments on the certificates are denominated in U.S. dollars, none of the certificates are Stripped Securities, and that a series of securities includes a single class of certificates.  If these conditions are not satisfied with respect to any given series of certificates, additional tax considerations with respect to those certificates will be disclosed in the applicable prospectus supplement.

Partnership Taxation.  As a partnership, the trust fund will not be subject to federal income tax.  Rather, each holder of a certificate will be required to separately take into account that holder’s allocated share of income, gains, losses, deductions and credits of the trust fund.  The trust fund’s income will consist primarily of interest and finance charges earned on the loans, including appropriate adjustments for market discount, OID and bond premium, and any gain upon collection or disposition of loans.  The trust fund’s deductions will consist primarily of interest accruing with respect to the notes, servicing and other fees, and losses or deductions upon collection or disposition of loans.

The tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the partnership agreement—here, the trust agreement and related documents.  The trust agreement will provide, in general, that the certificateholders will be allocated taxable income of the trust fund for each month equal to the sum of:

(1)

the interest that accrues on the certificates in accordance with their terms for that month, including interest accruing at the pass-through rate for that month and interest on amounts previously due on the certificates but not yet distributed;

(2)

any trust fund income attributable to discount on the loans that corresponds to any excess of the principal amount of the certificates over their initial issue price;

(3)

prepayment premium payable to the holders of certificates for that month; and

(4)

any other amounts of income payable to the holders of certificates for that month.

The allocation will be reduced by any amortization by the trust fund of premium on loans that corresponds to any excess of the issue price of certificates over their principal amount.  All remaining taxable income of the trust fund will be allocated to the depositor.  Based on the economic arrangement of the parties, this approach for allocating trust fund income should be permissible under applicable Treasury regulations, although no assurance can be given that the IRS would not require a greater amount of income to be allocated to holders of certificates.  Moreover, even under the foregoing method of allocation, holders of certificates may be allocated income equal to the entire pass-through rate plus the other items described above even though the trust fund might not have sufficient cash to make current cash distributions of that amount.  Thus, cash basis holders will in effect be required to report income from the certificates on the accrual basis and holders of certificates may become liable for taxes on trust fund income even if they have not received cash from the trust fund to pay those taxes.  In addition, because tax allocations and tax reporting will be done on a uniform basis for all holders of certificates but holders of certificates may be purchasing certificates at different times and at different prices, holders of certificates may be required to report on their tax returns taxable income that is greater or less than the amount reported to them by the trust fund.

All of the taxable income allocated to a holder of a certificate that is a pension, profit sharing or employee benefit plan or other tax-exempt entity, including an individual retirement account, will constitute “unrelated business taxable income” generally taxable to that holder under the Code.

An individual taxpayer’s share of expenses of the trust fund, including fees to the master servicer but not interest expense, would be miscellaneous itemized deductions.  Those deductions might be disallowed to the individual in whole or in part and might result in that holder being taxed on an amount of income that exceeds the amount of cash actually distributed to that holder over the life of the trust fund.

The trust fund intends to make all tax calculations relating to income and allocations to holders of certificates on an aggregate basis.  If the IRS were to require that those calculations be made separately for each loan, the trust fund might be required to incur additional expense but it is believed that there would not be a material adverse effect on holders of certificates.

Discount and Premium.  It is believed that the loans were not issued with OID, and, therefore, the trust fund should not have OID income.  However, the purchase price paid by the trust fund for the loans may be greater or less than the remaining principal balance of the loans at the time of purchase.  If so, the loan will have been acquired at a premium or discount, as the case may be.  As indicated above, the trust fund will make this calculation on an aggregate basis, but might be required to recompute it on a loan by loan basis.

If the trust fund acquires the loans at a market discount or premium, the trust fund will elect to include the discount in income currently as it accrues over the life of the loans or to offset the premium against interest income on the loans.  As indicated above, a portion of the market discount income or premium deduction may be allocated to holders of certificates.

Section 708 Termination.  Under Section 708 of the Code, the trust fund will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in the trust fund are sold or exchanged within a 12-month period.  If a termination occurs, the trust fund will be considered to contribute all of its assets and liabilities to a new partnership and, then to liquidate immediately by distributing interests in the new partnership to the certificateholders, with the trust fund, as the new partnership continuing the business of the partnership deemed liquidated.  The trust fund will not comply with particular technical requirements that might apply when a constructive termination occurs.  As a result, the trust fund may be subject to tax penalties and may incur additional expenses if it is required to comply with those requirements.  Furthermore, the trust fund might not be able to comply due to lack of data.

Disposition of Certificates.  Generally, capital gain or loss will be recognized on a sale of certificates in an amount equal to the difference between the amount realized and the seller’s tax basis in the certificates sold.  A holder’s tax basis in a certificate will generally equal the holder’s cost increased by the holder’s share of trust fund income, includible in income, and decreased by any distributions received with respect to that certificate.  In addition, both the tax basis in the certificates and the amount realized on a sale of a certificate would include the holder’s share of the notes and other liabilities of the trust fund.  A holder acquiring certificates at different prices may be required to maintain a single aggregate adjusted tax basis in those certificates, and, upon sale or other disposition of some of the certificates, allocate a portion of the aggregate tax basis to the certificates sold, rather than maintaining a separate tax basis in each certificate for purposes of computing gain or loss on a sale of that certificate.

Any gain on the sale of a certificate attributable to the holder’s share of unrecognized accrued market discount on the loans would generally be treated as ordinary income to the holder and would give rise to special tax reporting requirements.  The trust fund does not expect to have any other assets that would give rise to special reporting requirements.  Thus, to avoid those special reporting requirements, the trust fund will elect to include market discount in income as it accrues.

If a holder of a certificate is required to recognize an aggregate amount of income, not including income attributable to disallowed itemized deductions described above, over the life of the certificates that exceeds the aggregate cash distributions with respect to those certificates, that excess will generally give rise to a capital loss upon the retirement of the certificates.

Allocations Between Transferors and Transferees.  In general, the trust fund’s taxable income and losses will be determined monthly and the tax items for a particular calendar month will be apportioned among the holders of certificates in proportion to the principal amount of certificates owned by them as of the close of the last day of that month.  As a result, a holder purchasing certificates may be allocated tax items, which will affect its tax liability and tax basis, attributable to periods before the actual transaction.

The use of that monthly convention may not be permitted by existing regulations.  If a monthly convention is not allowed, or only applies to transfers of less than all of the partner’s interest, taxable income or losses of the trust fund might be reallocated among the holders of certificates.  The trust fund’s method of allocation between transferors and transferees may be revised to conform to a method permitted by future regulations.

Section 754 Election.  In the event that a holder of a certificate sells its certificates at a profit, loss, the purchasing holder of a certificate will have a higher, lower, basis in the certificates than the selling holder of a certificate had.  The tax basis of the trust fund’s assets will not be adjusted to reflect that higher, or lower, basis unless the trust fund were to file an election under Section 754 of the Code.  In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the trust fund will not make the election.  As a result, holders of certificates might be allocated a greater or lesser amount of trust fund income than would be appropriate based on their own purchase price for certificates.

The American Jobs Creation Act of 2004 added a provision to the Code that would require a partnership with a “substantial built-in loss” immediately after a transfer of a partner’s interest in such partnership to make the types of basis adjustments that would be required if an election under Section 754 of the Code were in effect.  This new provision does not apply to a “securitization partnership.”  The applicable prospectus supplement will address whether any partnership in which a certificate represents an interest will constitute a securitization partnership for this purpose.

Administrative Matters.  The trustee under a trust agreement is required to keep or have kept complete and accurate books of the trust fund.  The books will be maintained for financial reporting and tax purposes on an accrual basis and the fiscal year of the trust fund will be the calendar year.  The trustee under a trust agreement will file a partnership information return (IRS Form 1065) with the IRS for each taxable year of the trust fund and will report each holder’s allocable share of items of trust fund income and expense to holders and the IRS on Schedule K-1.  The trust fund will provide the Schedule K-l information to nominees that fail to provide the trust fund with the information statement described in this prospectus and those nominees will be required to forward that information to the beneficial owners of the certificates.  Generally, holders must file tax returns that are consistent with the information return filed by the trust fund or be subject to penalties unless the holder notifies the IRS of all those inconsistencies.

Under Section 6031 of the Code, any person that holds certificates as a nominee at any time during a calendar year is required to furnish the trust fund with a statement containing information on the nominee, the beneficial owners and the certificates so held.  That information includes (1) the name, address and taxpayer identification number of the nominee and (2) as to each beneficial owner (x) the name, address and identification number of that person, (y) whether that person is a United States person, a tax-exempt entity or a foreign government, an international organization, or any wholly owned agency or instrumentality of either of the foregoing, and (z) some information on certificates that were held, bought or sold on behalf of that person throughout the year.  In addition, brokers and financial institutions that hold certificates through a nominee are required to furnish directly to the trust fund information as to themselves and their ownership of certificates.  A clearing agency registered under Section 17A of the Securities Exchange Act of 1934 is not required to furnish the information statement to the trust fund.  The information referred to above for any calendar year must be furnished to the trust fund on or before the following January 31.  Nominees, brokers and financial institutions that fail to provide the trust fund with the information described above may be subject to penalties.

The depositor will be designated as the tax matters partner in the related agreement and, in that capacity will be responsible for representing the holders of certificates in any dispute with the IRS.  The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer.  Generally, the statute of limitations for partnership items does not expire before three years after the date on which the partnership information return is filed.  Any adverse determination following an audit of the return of the trust fund by the appropriate taxing authorities could result in an adjustment of the returns of the holders of certificates, and, under some circumstances, a holder of a certificate may be precluded from separately litigating a proposed adjustment to the items of the trust fund.  An adjustment could also result in an audit of a holder’s returns and adjustments of items not related to the income and losses of the trust fund.

Tax Consequences to Foreign Holders of Certificates.  It is not clear whether the trust fund would be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to non-U.S. persons because there is no clear authority dealing with that issue under facts substantially similar to those described in this prospectus.  Although it is not expected that the trust fund would be engaged in a trade or business in the United States for those purposes, the trust fund will withhold as if it were so engaged in order to protect the trust fund from possible adverse consequences of a failure to withhold.  The trust fund expects to withhold on the portion of its taxable income that is allocable to foreign holders of certificates pursuant to Section 1446 of the Code, as if that income were effectively connected to a U.S. trade or business, at the highest rate of tax applicable to their domestic counterparts in the case of foreign holders that are taxable as corporations and all other foreign holders, respectively.  Subsequent adoption of Treasury regulations or the issuance of other administrative pronouncements may require the trust fund to change its withholding procedures.  In determining a holder’s withholding status, the trust fund may rely on IRS Form W-8 BEN, IRS Form W 9 or the holder’s certification of nonforeign status signed under penalties of perjury.

The term U.S. Person means a citizen or resident of the United States, a corporation or partnership, including an entity treated as a corporation or partnership for U.S. federal income tax purposes, created in the United States or organized under the laws of the United States or any state or the District of Columbia, except, in the case of a partnership as otherwise provided by regulations, an estate, the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source or a trust whose administration is subject to the primary supervision of a United States court and has one or more United States persons who have authority to control all substantial decisions of the trust.

Each foreign holder might be required to file a U.S. individual or corporate income tax return, including, in the case of a corporation, the branch profits tax, on its share of the trust fund’s income.  Each foreign holder must obtain a taxpayer identification number from the IRS and submit that number to the trust fund on Form W 8 BEN in order to assure appropriate crediting of the taxes withheld.  A foreign holder generally would be entitled to file with the IRS a claim for refund with respect to taxes withheld by the trust fund taking the position that no taxes were due because the trust fund was not engaged in a U.S. trade or business.  However, interest payments made, or accrued, to a holder of a certificate who is a foreign person generally will be considered guaranteed payments to the extent that those payments are determined without regard to the income of the trust fund.  If these interest payments are properly characterized as guaranteed payments, then the interest will not be considered “portfolio interest.” As a result, holders of certificates will be subject to United States federal income tax and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable treaty.  In that case, a foreign holder would only be entitled to claim a refund for that portion of the taxes in excess of the taxes that should be withheld with respect to the guaranteed payments.

Backup Withholding.  Distributions made on the certificates and proceeds from the sale of the certificates will be subject to “backup” withholding tax if, in general, the certificateholder fails to comply with the identification procedures, unless the holder is an exempt recipient under applicable provisions of the Code.

State Tax Considerations

In addition to the federal income tax consequences described in “Material Federal Income Tax Consequences,” potential investors should consider the state and local income tax consequences of the acquisition, ownership, and disposition of the securities.  State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality.  Therefore, potential investors should consult their own tax advisors with respect to the various state and local tax consequences of an investment in the securities.

ERISA Considerations

General

ERISA and Section 4975 of the Code impose requirements on employee benefit plans and other retirement plans and arrangements, including, but not limited to, individual retirement accounts and annuities, as well as on collective investment funds and separate and general accounts in which the plans or arrangements are invested.  Generally, ERISA applies to investments made by these Plans.  Among other things, ERISA requires that the assets of Plans be held in trust and that the trustee, or other duly authorized fiduciary, have exclusive authority and discretion to manage and control the assets of those Plans.  ERISA also imposes duties on persons who are fiduciaries of Plans.  Under ERISA, any person who exercises any authority or control respecting the management or disposition of the assets of a Plan is considered to be a fiduciary of that Plan, subject to exceptions not here relevant.

Any Plan fiduciary or other person which proposes to cause a Plan to acquire any of the securities should determine whether that investment is permitted under the governing Plan instruments and is prudent and appropriate for the Plan in view of its overall investment policy and the composition and diversification of its portfolio.  More generally, any Plan fiduciary which proposes to cause a Plan to acquire any of the securities or any other person proposing to use the assets of a Plan to acquire any of the securities should consult with its counsel with respect to the potential consequences under ERISA and Section 4975 of the Code, including under the prohibited transaction rules described in this prospectus, of the acquisition and ownership of those securities.

Some employee benefit plans, such as governmental plans and church plans, if no election has been made under Section 410(d) of the Code, are not subject to the restrictions of ERISA, and assets of those plans may be invested in the securities without regard to the ERISA considerations described in this prospectus, within other applicable federal and state law.  However, any governmental or church plan which is qualified under Section 401(a) of the Code and exempt from taxation under Section 501(a) of the Code is subject to the prohibited transaction rules set forth in Section 503 of the Code.

Prohibited Transactions

Sections 406 and 407 of ERISA and Section 4975 of the Code prohibit some transactions involving the assets of a Plan and “disqualified persons”, within the meaning of the Code, and “parties in interest”, within the meaning of ERISA, who have specified relationships to the Plan, unless an exemption applies.  Therefore, a Plan fiduciary or any other person using the assets of a Plan and considering an investment in the securities should also consider whether that investment might constitute or give rise to a prohibited transaction under ERISA or Section 4975 of the Code, or whether there is an applicable exemption.

Depending on the relevant facts and circumstances, certain prohibited transaction exemptions may apply to the purchase or holding of the securities—for example,

·

Prohibited Transaction Class Exemption (“PTCE”) 96-23, which exempts certain transactions effected on behalf of a Plan by an “in-house asset manager”;

·

PTCE 95-60, which exempts certain transactions by insurance company general accounts;

·

PTCE 91-38, which exempts certain transactions by bank collective investment funds;

·

PTCE 90-1, which exempts certain transactions by insurance company pooled separate accounts; or

·

PTCE 84-14, which exempts certain transactions effected on behalf of a Plan by a “qualified professional asset manager”.

There can be no assurance that any of these exemptions will apply with respect to any Plan’s investment in the securities, or that such an exemption, if it did apply, would apply to all prohibited transactions that may occur in connection with such investment.  Furthermore, these exemptions would not apply to transactions involved in operation of a trust if, as described below, the assets of the trust were considered to include plan assets of investing Plans.

Plan Asset Regulation

The DOL has issued Plan Asset Regulations, which are final regulations defining the “assets” of a Plan for purposes of ERISA and the prohibited transaction provisions of the Code.  (29 C.F.R. §2510.3-101.) The Plan Asset Regulations describe the circumstances under which the assets of an entity in which a Plan invests will be considered to be “plan assets” so that any person who exercises control over those assets would be subject to ERISA’s fiduciary standards.  Under the Plan Asset Regulations, generally when a Plan invests in another entity, the Plan’s assets do not include, solely by reason of that investment, any of the underlying assets of the entity.  However, the Plan Asset Regulations provide that, if a Plan acquires an “equity interest” in an entity that is neither a “publicly-offered security”—defined as a security which is widely held, freely transferable and registered under the Securities Exchange Act of 1934—nor a security issued by an investment company registered under the Investment Company Act of 1940, the assets of the entity will be treated as assets of the Plan unless an exception applies.  If the securities were deemed to be equity interests and no statutory, regulatory or administrative exception applies, the trust fund could be considered to hold plan assets by reason of a Plan’s investment in the securities.  Those plan assets would include an undivided interest in any assets held by the trust fund.  In that event, the trustee and other persons, in providing services with respect to the trust fund’s assets, may be Parties in Interest with respect to those Plans, subject to the fiduciary responsibility provisions of ERISA, including the prohibited transaction provisions with respect to transactions involving the trust fund’s assets.

Under the Plan Asset Regulations, the term “equity interest” is defined as any interest in an entity other than an instrument that is treated as indebtedness under “applicable local law” and which has no “substantial equity features.” Although the Plan Asset Regulation is silent with respect to the question of which law constitutes “applicable local law” for this purpose, the DOL has stated that these determinations should be made under the state law governing interpretation of the instrument in question.  In the preamble to the Plan Asset Regulations, the DOL declined to provide a precise definition of what features are equity features or the circumstances under which those features would be considered “substantial,” noting that the question of whether a plan’s interest has substantial equity features is an inherently factual one, but that in making a determination it would be appropriate to take into account whether the equity features are such that a Plan’s investment would be a practical vehicle for the indirect provision of investment management services.  The prospectus supplement issued in connection with a particular series of securities will indicate the anticipated treatment of these securities under the Plan Asset Regulation.

Prohibited Transaction Class Exemption 83-1

In Prohibited Transaction Class Exemption 83-1, the DOL exempted from ERISA’s prohibited transaction rules specified transactions relating to the operation of residential mortgage pool investment trusts and the purchase, sale and holding of “mortgage pool pass-through certificates” in the initial issuance of those certificates.  PTCE 83-1 permits, subject to particular conditions, transactions which might otherwise be prohibited between Plans and Parties in Interest with respect to those Plans related to the origination, maintenance and termination of mortgage pools consisting of mortgage loans secured by first or second mortgages or deeds of trust on single-family residential property, and the acquisition and holding of mortgage pool pass-through certificates representing an interest in those mortgage pools by Plans.  If the general conditions of PTCE 83-1 are satisfied, investments by a Plan in Single Family Securities will be exempt from the prohibitions of ERISA Sections 406(a) and 407, relating generally to transactions with Parties in Interest who are not fiduciaries, if the Plan purchases the Single Family Securities at no more than fair market value, and will be exempt from the prohibitions of ERISA Sections 406(b)(1) and (2), relating generally to transactions with fiduciaries, if, in addition, the purchase is approved by an independent fiduciary, no sales commission is paid to the pool sponsor, the Plan does not purchase more than 25% of all Single Family Securities, and at least 50% of all Single Family Securities are purchased by persons independent of the pool sponsor or pool trustee.  PTCE 83-1 does not provide an exemption for transactions involving subordinate securities.  Accordingly, it is not anticipated that a transfer of a subordinate security or a security which is not a Single Family Security may be made to a Plan pursuant to this exemption.

The discussion in this and the next succeeding paragraph applies only to Single Family Securities.  The depositor believes that, for purposes of PTCE 83-1, the term “mortgage pool pass-through certificate” would include securities issued in a series consisting of only a single class of securities provided that the securities evidence the beneficial ownership of both a specified percentage of future interest payments, greater than 0%, and a specified percentage of future principal payments, greater than 0%, on the loans.  It is not clear whether a class of securities that evidences the beneficial ownership of a specified percentage of interest payments only or principal payments only, or a notional amount of either principal or interest payments, would be a “mortgage pass-through certificate” for purposes of PTCE 83-1.

PTCE 83-1 sets forth three general conditions which must be satisfied for any transaction to be eligible for exemption:

(1)

the maintenance of a system of insurance or other protection for the pooled mortgage loans and property securing those loans, and for indemnifying securityholders against reductions in pass-through payments due to property damage or defaults in loan payments in an amount not less than the greater of one percent of the aggregate principal balance of all covered pooled mortgage loans or the principal balance of the largest covered pooled mortgage loan;

(2)

the existence of a pool trustee who is not an affiliate of the pool sponsor; and

(3)

a limitation on the amount of the payment retained by the pool sponsor, together with other funds inuring to its benefit, to not more than adequate consideration for selling the mortgage loans plus reasonable compensation for services provided by the pool sponsor to the pool.

The depositor believes that the first general condition referred to above will be satisfied with respect to the Single Family Securities in a series if any reserve account, subordination by shifting of interests, pool insurance or other form of credit enhancement described under “Credit Enhancement” in this prospectus with respect to those Single Family Securities is maintained in an amount not less than the greater of one percent of the aggregate principal balance of the loans or the principal balance of the largest loan.  See “Description of the Securities” in this prospectus.  In the absence of a ruling that the system of insurance or other protection with respect to a series of Single Family Securities satisfies the first general condition referred to above, there can be no assurance that these features will be so viewed by the DOL.  The trustee will not be affiliated with the depositor.

Each Plan fiduciary or other person who is responsible for making the investment decisions whether to purchase or commit to purchase and to hold Single Family Securities must make its own determination as to whether the first and third general conditions, and the specific conditions described briefly in the preceding paragraphs, of PTE 83-1 have been satisfied, or as to the availability of any other prohibited transaction exemptions.

The Underwriter’s Exemption

The DOL has granted to J.P. Morgan Securities Inc. an administrative exemption from some of the prohibited transaction rules of ERISA and the related excise tax provisions of Section 4975 of the Code with respect to the initial purchase, the holding and the subsequent resale by Plans of securities, including securities, issued by entities, including trusts, holding investment pools that consist of receivables, loans, and other obligations that meet the conditions and requirements of the Exemption and for which J.P. Morgan Securities Inc. is the sole underwriter, the manager or co-manager of the underwriting syndicate, or a placement agent.

Among the conditions that must be satisfied for the Exemption to apply are the following:

(1)

the acquisition of the securities by a Plan is on terms, including the price for those securities, that are at least as favorable to the Plan as they would be in an arm’s length transaction with an unrelated party;

(2)

unless the investment pool contains only certain types of collateral, such as fully-secured mortgages on real property (a “Designated Transaction”) the rights and interests evidenced by the securities acquired by the Plan are not subordinated to the rights and interests evidenced by other securities of the trust fund;

(3)

the securities acquired by the Plan have received a rating at the time of acquisition that is one of the three highest generic rating categories (four, in a Designated Transaction) from at least one Rating Agency;

(4)

the trustee must not be an affiliate of any other member of the Restricted Group, other than an underwriter;

(5)

the sum of all payments made to and retained by the underwriter in connection with the distribution of the securities represents not more than reasonable compensation for underwriting those securities; the sum of all payments made to and retained by the depositor pursuant to the assignment of the assets investment pool represents not more than the fair market value of those assets; the sum of all payments made to and retained by the master servicer and any other servicer represents not more than reasonable compensation for that person’s services under the related agreement and reimbursements of that person’s reasonable expenses in connection with providing those services; and

(6)

the Plan investing in the securities is an “accredited investor” as defined in Rule 501(a)(1) of Regulation D of the SEC under the Securities Act of 1933.

The trust fund must also meet the following requirements:

(a)

the investment pool must consist solely of assets of the type that have been included in other investment pools;

(b)

securities evidencing interests in other investment pools must have been rated in one of the three highest rating categories (four, in a Designated Transaction) of a Rating Agency for at least one year prior to the Plan’s acquisition of the securities; and

(c)

securities evidencing interests in other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan’s acquisition of the securities.

The Exemption extends exemptive relief to mortgage-backed and asset-backed securities transactions that use pre-funding accounts and meet the conditions of the Exemption.  Generally, mortgage loans or other secured receivables supporting payments to certificateholders, and having a value equal to no more than twenty-five percent (25%) of the total principal amount of the securities being offered by the issuer, may be transferred to the trust within a 90-day or three-month period following the closing date instead of being required to be either identified or transferred on or before the closing date.

The Exemption permits the Trust Fund to hold certain types of interest rate swap agreements, yield supplement agreements or cap agreements, subject to the conditions of the Exemption.  In the event securityholders receive payments under such agreements, these conditions will be described in the related prospectus supplement.

Moreover, the Exemption provides relief from some self-dealing/conflict of interest prohibited transactions that may occur when any person who has discretionary authority or renders investment advice with respect to the investment of plan assets causes a Plan to acquire mortgage-backed or asset-backed securities in a trust containing receivables on which that person, or its affiliate, is obligor, provided that, among other requirements:

(1)

neither that person nor its affiliate is an obligor with respect to more than five percent of the fair market value of the obligations or receivables contained in the investment pool;

(2)

the Plan is not a plan with respect to which any member of the Restricted Group is the “plan sponsor” as defined in Section 3(16)(B) of ERISA;

(3)

in the case of an acquisition in connection with the initial issuance of securities, at least fifty percent of each class of securities in which Plans have invested is acquired by persons independent of the Restricted Group and at least fifty percent of the aggregate interest in the issuer are acquired by persons independent of the Restricted Group;

(4)

a Plan’s investment in securities of any class does not exceed twenty-five percent of all of the securities of that class outstanding at the time of the acquisition; and

(5)

immediately after the acquisition, no more than twenty-five percent of the assets of any Plan with respect to which that person has discretionary authority or renders investment advice are invested in securities representing an interest in one or more issuers containing assets sold or serviced by the same entity.

The Exemption may apply to the acquisition, holding and transfer of the securities by Plans if all of the conditions of the Exemption are met, including those within the control of the investor.

Insurance Company Purchasers

Purchasers that are insurance companies should consult with their legal advisors with respect to the applicability of Prohibited Transaction Class Exemption 95-60, regarding transactions by insurance company general accounts.  In addition to any exemption that may be available under PTCE 95-60 for the purchase and holding of securities by an insurance company general account, the Small Business Job Protection Act of 1996 added a new Section 401(c) to ERISA, which provides exemptive relief from the provisions of Part 4 of Title I of ERISA and Section 4975 of the Code, including the prohibited transaction restrictions imposed by ERISA and the Code, for transactions involving an insurance company general account.  Pursuant to Section 401(c) of ERISA, the DOL published final regulations on January 5, 2000.  The 401(c) Regulations provide guidance for the purpose of determining, in cases where insurance policies supported by an insurer’s general account are issued to or for the benefit of a Plan on or before December 31, 1998, which general account assets constitute plan assets.  Any assets of an insurance company general account which support insurance policies issued to a Plan after December 31, 1998 or issued to Plans on or before December 31, 1998 for which the insurance company does not comply with the 401(c) Regulations may be treated as plan assets.  In addition, because Section 401(c) does not relate to insurance company separate accounts, separate account assets are still treated as plan assets of any Plan invested in that separate account.  Insurance companies contemplating the investment of general account assets in the securities should consult with their legal counsel with respect to the applicability of Section 401(c) of ERISA.

Consultation with Counsel

There can be no assurance that the Exemption or any other DOL exemption will apply with respect to any particular Plan that acquires the securities or, even if all of the conditions specified in the Exemption or such other exemption were satisfied, that the Exemption or such other exemption would apply to all transactions involving a trust fund.  Prospective Plan investors should consult with their legal counsel concerning the impact of ERISA and the Code and the potential consequences to their specific circumstances prior to making an investment in the securities.

Any fiduciary or other investor of plan assets that proposes to acquire or hold securities on behalf of a Plan or with plan assets should consult with its counsel with respect to the potential applicability of the fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and Section 4975 of the Code to the proposed investment and the Exemption and the availability of exemptive relief under any class exemption.

Legal Investment

The prospectus supplement for each series of securities will specify which, if any, of the classes of offered securities constitute “mortgage related securities” (“SMMEA Securities”) for  purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended (“SMMEA”).  Generally, the only classes of offered securities that will qualify as “mortgage related securities” will be those that (1) are rated in one of two highest rating categories by at least one nationally recognized statistical rating organization; and (2) are part of a series evidencing interests in or secured by a trust fund consisting of loans originated by certain types of originators specified in SMMEA and secured by first liens on real estate.  The appropriate characterization of those offered securities not qualifying as “mortgage related securities” for purposes of SMMEA (“Non-SMMEA Securities) under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase those offered securities, may be subject to significant interpretive uncertainties.  Accordingly, all institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Non-SMMEA Securities constitute legal investments for them.

As “mortgage related securities”, the SMMEA Securities will be legal investments for persons, trusts, corporations, partnerships, associations, business trusts, and business entities, including depository institutions, insurance companies, trustees and pension funds, created pursuant to or existing under the laws of the United States or of any state, including the District of Columbia and Puerto Rico, whose authorized investments are subject to state regulations to the same extent as, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any of its agencies or instrumentalities.

Under SMMEA, a number of states enacted legislation, on or prior to the October 3, 1991 cut-off for those enactments, limiting to various extents the ability of certain entities (in particular, insurance companies) to invest in “mortgage related securities” secured by liens on residential, or mixed residential and commercial properties, in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA.  Pursuant to Section 347 of the Riegle Community Development and Regulatory Improvement Act of 1994, which amended the definition of “mortgage related security” to include, in relevant part, offered securities satisfying the rating and qualified originator requirements for “mortgage related securities”, but evidencing interests in or secured by a trust fund consisting, in whole or in part, of first liens on one or more parcels of real estate upon which are located one or more commercial structures, states were authorized to enact legislation, on or before September 23, 2001, specifically referring to Section 347 and prohibiting or restricting the purchase, holding or investment by state-regulated entities in those types of offered securities.  Accordingly, the investors affected by any state legislation overriding the preemptive effect of SMMEA will be authorized to invest in the SMMEA Securities only to the extent provided in that legislation.

SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows:  federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in “mortgage related securities: without limitation as to the percentage of their assets represented by their investment, federal credit unions may invest in those securities, and national banks may purchase those securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. ss. 24 (Seventh), subject in each case to those regulations as the applicable federal authority may prescribe.  In this connection, the Office of the Comptroller of the Currency (the “OCC”) has amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank’s capital and surplus (but subject to compliance with certain general standards in 12 C.F.R. ss 1.5 concerning “safety and soundness” and retention of credit information), certain “Type IV securities,” defined in 12 C.F.R. ss. 1.2(m) to include certain “residential mortgage-related securities” and “commercial mortgage-related securities.”  As so defined, “residential mortgage-related security” and “commercial mortgage-related security” mean, in relevant part, “mortgage related security” within the meaning of SMMEA, provided that, in the case of a “commercial mortgage-related security,” it represents ownership of a promissory note or certificate of interest or participation that is directly secured by a first lien on one or more parcels of real estate upon which one or more commercial structures are located and that is fully secured by interests in a pool of loans to numerous obligors.”  In the absence of any rule or administrative interpretation by the OCC defining the term “numerous obligors,” no representation is made as to whether any of the offered securities will qualify as “commercial mortgage-related securities,” and thus as “Type IV securities,” for investment by national banks.  The National Credit Union Administration (the “NCUA”) has adopted rules, codified at 12 C.F.R. Part 703, which permit federal credit unions to invest in “mortgage related securities,” other than stripped mortgage related securities, residual interests in mortgage related securities, and commercial mortgage related securities, subject to compliance with general rules governing investment policies and practices; however, credit unions approved for the NCUA’s “investment pilot program” under 12 C.F.R. sec. 703.19 may be able to invest in those prohibited forms of securities.  The Office of Thrift Supervision (the “OTS”) has issued Thrift Bulletin 13a (December 1, 1998), “Management of Interest Rate Risk, Investment Securities, and Derivatives Activities,” and Thrift Bulletin 73a (December 18, 2001), “Investing in Complex Securities,” which thrift institutions subject to the jurisdiction of the OTS should consider before investing in any of the offered securities.

All depository institutions considering an investment in the offered securities, whether or not the class of securities under consideration for purchase constitutes a “mortgage related security”, should review the “Supervisory Policy Statement on Investment Securities and End-User Derivatives Activities” (the “1998 Policy Statement”) of the Federal Financial Institutions Examination Council, which has been adopted by the Board of Governors of the Federal Reserve System, the OCC, the Federal Deposit Insurance Corporation and the OTS, effective May 26, 1998, and by the NCUA, effective October 1, 1998.  The 1998 Policy Statement sets forth general guidelines which depository institutions must follow in managing risks (including market, credit, liquidity, operational (transaction), and legal risks) applicable to all securities (including mortgage pass-through securities and mortgage-derivative products) used for investment purposes.

Institutions whose investment activities are subject to regulation by federal or state authorities should review rules, policies, and guidelines adopted from time to time by those authorities before purchasing any offered securities, as certain classes may be deemed unsuitable investments, or may otherwise be restricted, under those rules, policies, or guidelines (in certain instances irrespective of SMMEA).

The foregoing does not take into consideration the applicability of statues, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to “prudent investor” provisions, percentage-of-assets limits, provisions which may restrict or prohibit investment in securities which are not “interest-bearing” or “income-paying,” and, with regard to any offered securities issued in book-entry form, provisions which may restrict or prohibit investments in securities which are issued in book-entry form.

Except as to the status of certain classes of the offered securities as “mortgage related securities,” no representations are made as to the proper characterization of the offered securities for legal investment purposes, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase offered securities under applicable legal investment restrictions.  The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the offered securities) may adversely affect the liquidity of the offered securities.

Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the offered securities constitute legal investments or are subject to investment, capital, or other restrictions, and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to that investor.

Method of Distribution

The securities offered by this prospectus and by the related prospectus supplement will be offered in series.  The distribution of the securities may be effected from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment therefor.  If so specified in the related prospectus supplement, the securities will be distributed in a firm commitment underwriting, under the terms and conditions of the underwriting agreement, by J.P. Morgan Securities Inc., an affiliate of the depositor, acting as underwriter with other underwriters, if any, named in the underwriting agreement.  In that event, the prospectus supplement may also specify that the underwriters will not be obligated to pay for any securities agreed to be purchased by purchasers pursuant to purchase agreements acceptable to the depositor.  In connection with the sale of securities, underwriters may receive compensation from the depositor or from purchasers of securities in the form of discounts, concessions or commissions.  The prospectus supplement will describe any compensation paid by the depositor.

Alternatively, the prospectus supplement may specify that securities will be distributed by J. P. Morgan Securities Inc. acting as agent or in some cases as principal with respect to securities that it has previously purchased or agreed to purchase.  If JPMorgan acts as agent in the sale of securities, JPMorgan will receive a selling commission with respect to those securities, depending on market conditions, expressed as a percentage of the aggregate principal balance or notional amount of those securities as of the cut-off date.  The exact percentage for each series of securities will be disclosed in the related prospectus supplement.  To the extent that JPMorgan elects to purchase securities as principal, JPMorgan may realize losses or profits based upon the difference between its purchase price and the sales price.  The prospectus supplement with respect to any series offered other than through underwriters will contain information regarding the nature of that offering and any agreements to be entered into between the depositor and purchasers of securities of that series.

If an underwriter for a series of securities is or may be viewed as an affiliate of the trust issuing the securities, that underwriter will be so identified in the related prospectus supplement.  In that event, that underwriter may use the related prospectus supplement, as attached to this prospectus, in connection with offers and sales related to market making transactions in the related securities.  That underwriter may act as principal or agent in those transactions.  Those transactions will be at prices related to prevailing market prices at the time of sale.

The depositor will indemnify JPMorgan and any other underwriters against civil liabilities, including liabilities under the Securities Act of 1933, or will contribute to payments JPMorgan and any other underwriters may be required to make in respect of those civil liabilities.

The securities will be sold primarily to institutional investors.  Purchasers of securities, including dealers, may, depending on the facts and circumstances of those purchases, be deemed to be “underwriters” within the meaning of the Securities Act of 1933 in connection with reoffers and sales by them of securities.  Securityholders should consult with their legal advisors in this regard prior to the reoffer or sale.

As to each series of securities, only those classes rated in an investment grade rating category by any rating agency will be offered by this prospectus and the related prospectus supplement.  Any non-investment grade class may be initially retained by the depositor, and may be sold by the depositor at any time in private transactions.

Legal Matters

The validity of the securities of each series, and the material federal income tax consequences with respect to that series will be passed upon for the depositor by McKee Nelson LLP or any other counsel identified in the prospectus supplement.

Financial Information

A new trust fund will be formed with respect to each series of securities and no trust fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of securities.  Accordingly, except in the case where the trust fund is formed as a statutory business trust, no financial statements with respect to any trust fund will be included in this prospectus or in the related prospectus supplement.  In the case where the trust fund is formed as a statutory business trust, the trust’s financial statements will be included in the related prospectus supplement in reliance upon the report of the independent certified public accountants named in the prospectus supplement.

Rating

It is a condition to the issuance of the securities of each series offered by this prospectus that they shall have been rated in one of the four highest rating categories by the nationally recognized statistical rating agency or agencies specified in the related prospectus supplement.

Any rating would be based on, among other things, the adequacy of the value of the trust fund assets and any credit enhancement with respect to that class and will reflect that rating agency’s assessment solely of the likelihood that holders of a class of securities of that class will receive payments to which those securityholders are entitled under the related agreement.  The rating will not constitute an assessment of the likelihood that principal prepayments on the related loans will be made, the degree to which the rate of those prepayments might differ from that originally anticipated or the likelihood of early optional termination of the series of securities.  The rating should not be deemed a recommendation to purchase, hold or sell securities, inasmuch as it does not address market price or suitability for a particular investor.  Each security rating should be evaluated independently of any other security rating.  The rating will not address the possibility that prepayment at higher or lower rates than anticipated by an investor may cause that investor to experience a lower than anticipated yield or that an investor purchasing a security at a significant premium might fail to recoup its initial investment under particular prepayment scenarios.

There is also no assurance that any rating will remain in effect for any given period of time or that it may not be lowered or withdrawn entirely by the rating agency in the future if in its judgment circumstances in the future so warrant.  In addition to being lowered or withdrawn due to any erosion in the adequacy of the value of the trust fund assets or any credit enhancement with respect to a series, that rating might also be lowered or withdrawn among other reasons, because of an adverse change in the financial or other condition of a credit enhancement provider or a change in the rating of the credit enhancement provider’s long term debt.

The amount, type and nature of credit enhancement, if any, established with respect to a series of securities will be determined in accordance with criteria established by each rating agency rating classes of that series.  The criteria are sometimes based upon an actuarial analysis of the behavior of mortgage loans in a larger group.  The analysis is often the basis upon which each rating agency determines the amount of credit enhancement required with respect to each class.  There can be no assurance that the historical data supporting any actuarial analysis will accurately reflect future experience nor any assurance that the data derived from a large pool of mortgage loans accurately predicts the delinquency, foreclosure or loss experience of any particular pool of loans.  No assurance can be given that values of any properties have remained or will remain at their levels on the respective dates of origination of the related loans.  If the residential real estate markets should experience an overall decline in property values the rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry.  This could be particularly the case if loss levels were severe enough for the outstanding principal balances of the loans in a particular trust fund and any secondary financing on the related properties to become equal to or greater than the value of the properties.  In additional, adverse economic conditions, which may or may not affect real property values, may affect the timely payment by mortgagors of scheduled payments of principal and interest on the loans and, accordingly, the rates of delinquencies, foreclosures and losses with respect to any trust fund.  To the extent that losses are not covered by credit enhancement, those losses will be borne, at least in part, by the holders of one or more classes of the securities of the related series.

Where You Can Find More Information

The depositor, as originator of each trust, has filed with the SEC a registration statement under the Securities Act of 1933, with respect to the securities offered by this prospectus.  This prospectus is part of the registration statement, but the registration statement includes additional information.  You may read and copy any reports or other information filed by or on behalf of the depositor or any of the trusts and obtain copies, at prescribed rates, of the registration statement at the SEC’s public reference facility at 100 F Street, N.E., Washington, D.C. 20548.  In addition, the SEC maintains a public access site on the internet through the world wide web at which reports and other information, including all electronic filings, may be viewed.  The internet address of this site is http://www.sec.gov.  You may obtain more information on the operation of the SEC’s public reference facility by calling the SEC at 1-800-SEC-0330.

Each offering of securities by a trust under this prospectus will create an obligation to file with the SEC periodic reports for that trust under the Securities Exchange Act of 1934.  The depositor intends that those reports will be filed only for the duration of the required reporting period prescribed by the SEC.  The depositor expects that for each offering the required reporting period will last only to the end of calendar year in which the related series of securities were issued.  All reports filed with the SEC for each trust may be obtained through the SEC’s public reference facilities, through its web site, or by contacting the depositor at the address and telephone number set forth under “The Depositor” in this prospectus.

Incorporation Of Certain Documents By Reference

With respect to each series of securities offered by this prospectus, there are incorporated in this prospectus and in the related prospectus supplement by reference all documents and reports filed or caused to be filed by the depositor on Form 8-K or Form 10-D pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of the offering of the related series of securities, that relate specifically to the related series of securities.

Static Pool Information

The depositor shall make available any of the sponsor’s material static pool information as required under the SEC’s rules and regulations.  The static pool information for a particular series will be available online at an Internet website specified in the applicable prospectus supplement.

The static pool information is not deemed to be a part of this prospectus or the registration statement of which this prospectus is a part to the extent that the static pool information relates to (a) any trust fund that was established before January 1, 2006 and (b) information relating to assets of any trust fund established on or after January 1, 2006, which information relates to periods prior to January 1, 2006.

Glossary

Whenever used in this prospectus, the following terms have the following meanings:

“401(c) Regulations” means the published proposed regulations published by DOL on December 22, 1997 pursuant to Section 401(c) of ERISA.

“Code” means the Internal Revenue Code of 1986, as amended.

“Compound Interest Securities” means securities all or a portion of the interest on which is not paid currently, and includes any accrual classes or partial accrual classes as described in this prospectus under “Description of the Securities—Categories of Classes of Securities”.

“Contingent Regulations” means the regulations issued by the IRS governing the calculation of OID on instruments having contingent interest payments.

“Debt Securities” means, collectively, those securities of a series that are characterized as debt for federal income tax purposes and those that are Regular Interest Securities.

“DOL” means the Department of Labor.

“Eligible Corporation” means a domestic C corporation that is fully subject to corporate income tax.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exemption” means the administrative exemption that the DOL has granted to J. P. Morgan Securities Inc.

“FHA Loan” means a mortgage loan insured by the FHA under the National Housing Act or Title V of the National Housing Act of 1949.

“Interest Weighted Security” means, for federal income tax purposes and any REMIC, securities the payments on which consist solely or primarily of a specified portion of the interest payments on qualified mortgages held by the REMIC or on loans underlying the Pass-Through Securities.

“JPMAC” means J.P. Morgan Mortgage Acquisition Corp.

“JPMorgan” means J.P. Morgan Securities Inc.

“OID” means with respect to any security, “original issue discount” under the Code with respect to the issuance of that security.

“Parties in Interest” means, collectively, “disqualified persons” within the meaning of the Code and “parties in interest” under ERISA who have specified relationships with a Plan without an applicable exemption under ERISA or the Code.

“Pass-Through Security” means securities of a series that are treated for federal income tax purposes as representing ownership interests in the related trust fund.

“Pay-Through Security” means, for federal income tax purposes, a debt instrument, such as some classes of Debt Securities, that is subject to acceleration due to prepayments on other debt obligations securing that instrument.

“Plan” means employee benefit plans and other retirement plans and arrangements, including, but not limited to, individual retirement accounts and annuities, as well as collective investment funds and separate general accounts in which the plans or arrangements are invested, which have requirements imposed upon them under ERISA and the Code.

“Plan Asset Regulations” means the final regulations issued by DOL that define the “assets” of a Plan for purposes of ERISA and the prohibited transaction provisions of the Code (under 29 C.F.R. Sections 2510.3 101).

“Prepayment Assumption” means, for federal income tax purposes and any security, the rate of prepayments assumed in pricing the security.

“Property Improvement Loans” means types of loans that are eligible for FHA insurance under the Title I Program that are made to finance actions or items that substantially protect or improve the basic livability or utility of a property.

“Ratio Stripped Securities” means a Stripped Security that represents a right to receive differing percentages of both the interest and principal on each underlying loan.

“Regular Interests” or “Regular Interest Securities” means securities that are designated as “regular interests” in a REMIC in accordance with the Code.

“Relief Act” means the Servicemembers Civil Relief Act.

“REMIC” means a “real estate mortgage investment conduit” under the Code.

“Residual Interests” or “Residual Interest Securities” means securities that are designated as “residual interests” in a REMIC in accordance with the Code.

“Restricted Group” means, for any series, the seller, the depositor, J.P. Morgan Securities Inc. and the other underwriters set forth in the related prospectus supplement, the trustee, the master servicer, any sub-servicer, any pool insurer, any obligor with respect to the trust fund asset included in the trust fund constituting more than five percent of the aggregate unamortized principal balance of the assets in the trust fund, each counterparty in an eligible swap agreement or any affiliate of any of those parties.

“Single Family Securities” are certificates that represent interests in a pool consisting of loans of the type that may back the securities to be offered under this prospectus.

“Stripped Security” means a security that represents a right to receive only a portion of the interest payments on the underlying loans, a right to receive only principal payments on the underlying loans, or a right to receive payments of both interest and principal on the underlying loans.

“Title I Loans” means types of loans that are eligible for FHA insurance under the Title I Program that are made to finance actions or items that substantially protect or improve the basic livability or utility of a property.

“Title I Programs” means the FHA Title I Credit Insurance program created pursuant to Sections 1 and 2(a) of the National Housing Act of 1934.

“VA Loan” means a mortgage loan partially guaranteed by the VA under the Servicemen’s Readjustment Act of 1944, as amended, or Chapter 37 of Title 38, United States Code.

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH ANY OTHER INFORMATION OR TO MAKE ANY REPRESENTATIONS NOT CONTAINED IN THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS. THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS DO NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, THE SECURITIES OFFERED HEREBY BY ANYONE IN ANY JURISDICTION IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE ANY SUCH OFFER OR SOLICITATION. WE REPRESENT THE ACCURACY OF THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS ONLY AS OF THE DATES ON THEIR RESPECTIVE COVERS.

$1,403,288,100
(Approximate)

J.P. Morgan Alternative Loan Trust 2007-A2
Issuing Entity

Mortgage Pass-Through Certificates, Series 2007-A2

J.P. Morgan Mortgage Acquisition Corp.
Sponsor and Seller

J.P. Morgan Acceptance Corporation I
Depositor

__________________

PROSPECTUS SUPPLEMENT

__________________

JPMorgan

May 31, 2007

Dealers will be required to deliver a prospectus supplement and prospectus when acting as underwriters of the certificates offered hereby and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the certificates, whether or not participating in this offering, may be required to deliver a prospectus supplement and prospectus until ninety days after the date of this prospectus supplement.